As filed with the United States Securities and Exchange Commission on October 5, 2020

Registration No. 333-245057

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
To

FORM S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TENZING ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

The British Virgin Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

250 West 55th Street, Suite 13D

New York, New York 10019
(212) 710-5220

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Rahul Nayar
Chief Executive Officer
250 W. 55th Street, Suite 13D

New York, New York 10019
(212) 710-5220

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq. Tamar Donikyan, Esq. Wei Wang, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300	Steven M. Skolnick, Esq. Valeska Pederson Hintz, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 (212) 262-6700	Laxminarayan Bhat Reviva Pharmaceuticals, Inc. 19925 Stevens Creek Blvd., Suite 100 Cupertino, CA 95014 (408) 501-8881

Approximate date of commencement of proposed sale to the public: As soon as practicable after (i) this registration statement is declared effective and (ii) upon completion of the applicable transactions described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(8)
Common stock(1)(2)(3)	10,941,934	$10.725	(4)	$117,352,242.15	$15,232.32
Warrants(6)	6,683,813		-	-	-
Common stock underlying the warrants(1)(2)(7)	6,683,813	10.725		71,683,894.43	9,304.57
Total				$189,036,136.58	$24,536.89

____________

(1)	Prior to the completion of the business combination described herein, the registrant, a British Virgin Islands business company (the “Registrant”), intends to discontinue as a company incorporated in the British Virgin Islands with limited liability under the BVI Business Companies Act, 2004 and continue as a corporation under Section 388 of the Delaware General Corporation Law (the “Domestication”), pursuant to which the registrant’s jurisdiction of incorporation will be transferred by way of continuation from the British Virgin Islands to the State of Delaware and the name of the registrant will be changed to “Reviva Pharmaceuticals Holdings, Inc.”

(2)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	The number of shares of common stock represents the sum of (i) the number of ordinary shares issued by the Registrant in private placement transactions in connection with its initial public offering (358,813) (ii) the maximum number of shares of common stock the Registrant estimates will be issued in connection with the business combination (5,807,381) (iii) number of ordinary shares initially purchased by the Registrant’s sponsor in a private placement prior to its initial public offering (1,581,250) and (iv) number of ordinary shares issued by the Registrant in its initial public offering registered on Form S-1, as amended (SEC File No. 333-226263), currently outstanding, which, as a result of the Domestication, will automatically be converted by operation of law into shares of common stock (3,194,490).

(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the ordinary shares on The Nasdaq Capital Market on August 11, 2020 in accordance with Rule 457(f)(1) and Rule 457(f)(3).

(6)	Represents the sum of (i) the number of warrants issued by the Registrant in its initial public offering registered on Form S-1 (SEC File No. 333-226263) (6,325,000), and the number of warrants issued in private placement transactions (358,813), which, as a result of the Domestication, will become warrants to acquire the same number of shares of the Company at the same price and on the same terms.

(7)	Represents the number of shares of common stock issuable upon exercise of warrants subsequent to the completion of the business combination.

(8)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

As used in this Registration Statement, the term “Registrant” refers to the Registrant (a British Virgin Islands business company) prior to the Domestication and to the Company (a Delaware corporation) following the Domestication.

The information in this proxy statement/prospectus is not complete and may be changed. Tenzing Acquisition Corp. may not issue the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This proxy statement/prospectus does not constitute an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION, DATED OCTOBER 5, 2020

To the Shareholders of Tenzing Acquisition Corp.:

On behalf of the board of directors of Tenzing Acquisition Corp. (“Tenzing”), we are pleased to enclose the proxy statement/prospectus relating to the proposed merger (the “Business Combination”) of a wholly owned subsidiary of Tenzing with and into Reviva Pharmaceuticals, Inc. (“Reviva”), pursuant to an Agreement and Plan of Merger dated effective as of July 20, 2020 (as may be further amended or supplemented from time to time, the “Merger Agreement”) among Tenzing, Reviva and certain other parties. It is proposed that prior to the closing of the Business Combination (the “Closing”), Tenzing will domesticate by changing its domicile from the British Virgin Islands to Delaware (the “Domestication”) and will change its name to “Reviva Pharmaceutical Holdings, Inc.” Reviva Pharmaceutical Holdings, Inc. and Tenzing, following the Business Combination, are both referred to herein as the “Company.”

In connection with the Business Combination and the other matters described herein, you are cordially invited to attend the extraordinary general meeting of shareholders (the “Shareholders Meeting”) of Tenzing, to be held at 9:00 a.m. Eastern Time, on [●], 2020 at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105. Only shareholders who held ordinary shares of Tenzing at the close of business on [●], 2020 will be entitled to attend and vote at the Shareholders Meeting and at any adjournments and postponements thereof.

Tenzing is a blank check company incorporated on March 20, 2018 as a British Virgin Islands business company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Tenzing’s units, ordinary shares and warrants are traded on The Nasdaq Stock Market (“Nasdaq”) under the symbols “TZACU”, “TZAC” and “TZACW”, respectively. On October 1, 2020, the closing sale prices of Tenzing’s units, ordinary shares and warrants were $10.44, $10.75 and $0.48, respectively. At the closing of the Business Combination, the units will separate into shares of common stock and warrants and the units will no longer trade on Nasdaq. Tenzing has applied for the listing of the common stock and warrants of the Company on Nasdaq following the completion of the Business Combination under the symbols “RVPH” and “RVPHW,” respectively.

At the Shareholders Meeting, Tenzing’s shareholders will be asked to vote on the following proposals, as more fully described in the accompanying proxy statement/prospectus: (i) the Domestication Proposal, (ii) the Business Combination Proposal, (iii) the 2020 Equity Incentive Plan Proposal, (iv) the Charter Amendment Proposals, (v) the Director Election Proposal, (vi) the Working Capital Loan Conversion Proposal, and (vii) the Adjournment Proposal, if presented (collectively, the “Proposals”).

Tenzing’s board of directors unanimously recommends that Tenzing’s shareholders vote “FOR” each of the Proposals to be presented to them.

The obligations of Tenzing and Reviva to complete the Business Combination are subject to a number of conditions set forth in the Merger Agreement and are summarized in the accompanying proxy statement/prospectus. More information about Tenzing and Reviva, the Shareholders Meeting and the transactions contemplated by the Merger Agreement, is contained in the accompanying proxy statement/prospectus. You are encouraged to read the accompanying proxy statement/prospectus in its entirety, including the section entitled “Risk Factors” beginning on page 37.

Your vote is very important.  As a condition to the completion of the Business Combination, an affirmative vote of holders of a majority of the votes of the ordinary shares of Tenzing entitled to vote on the Proposals, who are present and vote at the Shareholders Meeting is required with respect to the Proposals.

On behalf of the Board, I thank you for your support and we look forward to the successful consummation of the Business Combination.

Very truly yours,

Rahul Nayar Chief Executive Officer Tenzing Acquisition Corp.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement/prospectus or determined that the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated         , 2020 and is first being mailed to the shareholders of Tenzing Acquisition Corp. on or about         , 2020.

TENZING ACQUISITION CORP.

250 W. 55th Street, Suite 13D

New York, New York 10019

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON [●], 2020

TO THE SHAREHOLDERS OF TENZING ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders (the “Shareholders Meeting”) of Tenzing Acquisition Corp., a British Virgin Islands business company (“Tenzing”), will be held at 9:00 a.m. Eastern Time, on [●], 2020 at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th  Floor, New York, New York 10105. You are cordially invited to attend the Shareholders Meeting, which will be held for the following purposes:

(1)	The Domestication Proposal — To consider and vote upon a proposal to (a) change the domicile of Tenzing by way of its continuation out of the British Virgin Islands, as a business company incorporated under the laws of the British Virgin Islands, and into Delaware to become a corporation incorporated under the laws of the State of Delaware (the “Domestication”) pursuant to Section 184(1) of the BVI Business Companies Act of 2004, or the BVI Companies Act and the applicable provisions of the Delaware General Corporation Law, as amended, respectively; (b) in connection therewith to adopt upon the Domestication taking effect, the certificate of incorporation and bylaws appended to this proxy statement as attached hereto as Annex A (the “Interim Charter”), in place of Tenzing’s memorandum and articles of association (the “Current Charter”) currently registered by the Registrar of Corporate Affairs in the British Virgin Islands and which will remove or amend those provisions of Tenzing’s Current Charter that terminate or otherwise cease to be applicable as a result of the domestication and provide for a majority of the stockholders to act by written consent; (c) filing a notice of continuation out of the British Virgin Islands with the British Virgin Islands Registrar of Corporate Affairs under Section 184 of the BVI Companies Act; and (d) file the Interim Charter with the Secretary of State of Delaware, under which we will be domesticated from the British Virgin Islands and continue as a Delaware corporation. We refer to this proposal as the “Domestication Proposal.”

(2)	The Business Combination Proposal — To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated effective as of July 20, 2020 (as amended or supplemented from time to time, the “Merger Agreement”) by and among Tenzing, Tenzing Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Tenzing (“Merger Sub”), Tenzing LLC, solely in the capacity as the purchaser representative thereunder (the “Purchaser Representative”), Reviva Pharmaceuticals, Inc., a Delaware corporation (“Reviva”) and, solely in the capacity as the Seller Representative thereunder, Laxminarayan Bhat, (the “Seller Representative”), and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder (collectively, the “Business Combination”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Reviva, with Reviva continuing as the surviving entity of the Business Combination and becoming a subsidiary of Tenzing as described in more detail in the attached proxy statement/prospectus. Following the Business Combination, Reviva Pharmaceutical Holdings, Inc. and Tenzing may be collectively referred to as the “Company”. We refer to this proposal as the “Business Combination Proposal.”

(3)	The 2020 Equity Incentive Plan Proposal — To consider and vote upon the approval of the 2020 Equity Incentive Plan of the Company. We refer to this as the “2020 Equity Incentive Plan Proposal.”

(4)	The Charter Amendment Proposals — To consider and vote upon seven (7) separate proposals to approve and adopt the Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), a copy of which is attached to this proxy statement/prospectus as Annex B, and the Amended and Restated Bylaws (the “Bylaws”), a copy of which is attached to this proxy statement/prospectus as Annex C, of Tenzing reflecting the following material differences from Tenzing’s Interim Charter:

4(a)	To consider and vote upon an amendment to the Interim Charter to declassify the Tenzing board of directors into one class of directors.

4(b)	To consider and vote upon an amendment to the Interim Charter to provide that, subject to the limitations imposed by applicable law, directors may be removed with or without cause, by the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors.

4(c)	To consider and vote upon an amendment to the Interim Charter to prohibit stockholder actions by written consent.

4(d)	To consider and vote upon an amendment to the Interim Charter to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the Delaware courts will be the exclusive forum for certain stockholder litigation.

4(e)	To consider and vote upon an amendment to the Interim Charter to provide that the Bylaws and the Amended and Restated Certificate of Incorporation may only be amended in accordance with the DGCL.

4(f)	To consider and vote upon an amendment to the Interim Charter to remove the provisions addressing indemnification and advancement of expenses for the Company’s officers and directors, as the Company’s proposed Bylaws will provide for substantially similar rights to indemnification and advancement of expenses.

4(g)	To consider and vote upon the amendment and restatement of the Interim Charter and authorizing all other changes in connection with the replacement of the Interim Charter with the Amended and Restated Certificate of Incorporation and Bylaws as part of the Business Combination, including (i) changing the post-Business Combination corporate name from “Tenzing Acquisition Corp.” to “Reviva Pharmaceuticals Holdings, Inc.”, and (ii) removing various provisions of the Interim Charter applicable only to a blank check company, including provisions requiring special votes with respect to the variation of rights of shares prior to a business combination, that will no longer be applicable upon consummation of the Business Combination.

We refer to these proposals as the “Charter Amendment Proposals.”

(5)	The Director Election Proposal — To consider and vote upon a proposal to elect five directors to serve on the Company’s board of directors effective from the consummation of the Domestication and Business Combination until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified. We refer to this as the “Director Election Proposal.”

(6)

The Working Capital Loan Conversion Proposal — To consider and vote upon a proposal to permit Tenzing LLC, our sponsor, to convert an additional $500,000 of promissory notes that were issued or are issuable to evidence working capital loans made by Tenzing LLC, into additional private placement units of the Company at a price of $10.00 per unit. We refer to this as the “Working Capital Loan Conversion Proposal.”

(7)	The Adjournment Proposal — To consider and vote upon a proposal to require the chairman of the meeting to adjourn the Shareholders Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Tenzing that more time is necessary or appropriate to approve one or more proposals at the Shareholders Meeting. We refer to this proposal as the “Adjournment Proposal” and, together with the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Charter Amendment Proposals, the Director Election Proposal, and the Working Capital Loan Conversion Proposal as the “Proposals.”

These Proposals are described in the accompanying proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of ordinary shares of Tenzing at the close of business on [●], 2020 (the “Record Date”) are entitled to notice of the Shareholders Meeting and to vote and have their votes counted at the Shareholders Meeting and any adjournments or postponements thereof.

After careful consideration, Tenzing’s board of directors unanimously recommends that the shareholders vote “FOR” the Domestication Proposal, “FOR” the Business Combination Proposal, “FOR” the 2020 Equity Incentive Plan Proposal, “FOR” each of the Charter Amendment Proposals, “FOR” the election of each of the director nominees pursuant to the Director Election Proposal, “FOR” the Working Capital Loan Conversion Proposal and “FOR” the Adjournment Proposal.

Each of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals is interdependent upon the others and must be approved in order for Tenzing to complete the Business Combination. All of the Proposals must be approved by the holders of a majority of the ordinary shares of Tenzing entitled to vote that are present and vote at the Shareholders Meeting.

v

All shareholders of Tenzing are cordially invited to attend the Shareholders Meeting in person. To ensure your representation at the Shareholders Meeting, however, you are urged to mark, sign and date the enclosed proxy card and return it as soon as possible in the pre-addressed postage paid envelope provided. If you are a shareholder of record of Tenzing ordinary shares, you may also cast your vote in person at the Shareholders Meeting. If your shares are held in an account at a brokerage firm or bank, or by a nominee, you must instruct your broker, bank or nominee on how to vote your shares or, if you wish to attend the Shareholders Meeting and vote in person, obtain a proxy from your broker, bank or nominee. If any of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, any of the Charter Amendment Proposals or the Director Election Proposal fails to receive the required approval by the shareholders of Tenzing at the Shareholders Meeting, the Business Combination will not be completed.

Whether or not you plan to attend the Shareholders Meeting, we urge you to read the accompanying proxy statement/prospectus (and any documents incorporated into the accompanying proxy statement/prospectus by reference) carefully. Please pay particular attention to the section entitled “Risk Factors” in the accompanying proxy statement/prospectus.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Shareholders Meeting or not, please mark, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Rahul Nayar Chief Executive Officer

, 2020

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. YOU MAY EXERCISE YOUR RIGHTS TO DEMAND THAT TENZING REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT WHETHER YOU VOTE FOR OR AGAINST THE PROPOSALS OR DO NOT VOTE ON THE PROPOSALS AND WHETHER OR NOT YOU ARE HOLDER OF SHARES AS OF THE RECORD DATE OR ACQUIRED YOUR SHARES AFTER THE RECORD DATE. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST TENDER YOUR SHARES TO TENZING’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE SHAREHOLDERS MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE SHAREHOLDER. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE THE SECTION ENTITLED “SHAREHOLDERS MEETING — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

FREQUENTLY USED TERMS

Definitions

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Tenzing” refer to Tenzing Acquisition Corp. (which prior to the Domestication is a business company incorporated under the laws of the British Virgin Islands and thereafter a corporation incorporated under the laws of the State of Delaware).

In this document:

“2020 Equity Incentive Plan Proposal” means the proposal to be considered at the Shareholders Meeting to approve the 2020 Equity Incentive Plan of the Company.

“Adjournment Proposal” means the proposal to be considered at the Shareholders Meeting to require the chairman of the meeting to adjourn the Shareholders Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Tenzing that more time is necessary or appropriate to approve one or more Proposals at the Shareholders Meeting.

“Amended and Restated Certificate of Incorporation” means the proposed certificate of incorporation of the Company to be in effect following the Business Combination, a copy of which is attached to this proxy statement/prospectus as Annex B.

“Assumed Option” means each outstanding option to acquire Reviva Common Stock (whether vested or unvested) that shall be assumed by the Company in the Business Combination and automatically converted into an option to acquire shares of Company common stock, with its price and number of shares equitably adjusted based on the conversion of the shares of Reviva Stock into the Stockholder Merger Consideration.

“Assumed Warrant” means each outstanding warrant to acquire Reviva Common Stock that shall be assumed by the Company in the Business Combination and automatically converted into a warrant to acquire shares of Company common stock, with its price and number of shares equitably adjusted based on the conversion of the shares of Reviva Stock into the Stockholder Merger Consideration.

“Business Combination” means the transactions contemplated by the Merger Agreement.

“Business Combination Proposal” means the proposal to be considered at the Shareholders Meeting to approve the Business Combination.

“Bylaws” mean the proposed bylaws of the Company to be in effect following the Business Combination, a form of which is attached to this proxy statement/prospectus as Annex C.

“Charter Amendment Proposals” means the seven separate proposals to be considered at the Shareholders Meeting to approve and adopt the proposed Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement/prospectus as Annex B, and the proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C.

“Closing” means the closing of the Business Combination.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” refers to the BVI Business Companies Act, 2004, as amended.

“Company” means Tenzing as a Delaware corporation by way of continuation out of the British Virgin Islands following the Business Combination. Following the completion of the Business Combination, Tenzing will change its corporate name to “Reviva Pharmaceutical Holdings, Inc.”

“Company Common Stock” means the shares of common stock, par value $0.0001 per share, of Tenzing upon consummation of the Business Combination.

“Company Board” means the board of directors of the Company subsequent to the completion of the Business Combination.

“Current Charter” means Tenzing’s memorandum and articles of association, as amended, currently registered by the Registrar of Corporate Affairs in the British Virgin Islands.

“DGCL” means the Delaware General Corporation Law, as amended.

“Director Election Proposal” means the proposal to be considered at the Shareholders Meeting to elect five directors to serve on the Company Board until the 2021 annual meeting of shareholders and until their respective successors are duly elected and qualified.

“Domestication” means the domestication of Tenzing by way of its continuation out of the British Virgin Islands into Delaware to become a Delaware corporation pursuant to Section 184(1) of the Companies Act and the applicable provisions of the DGCL, respectively, with the ordinary shares of Tenzing becoming shares of common stock of the Delaware corporation under the applicable provisions of the Companies Act and the DGCL; the term includes all matters and necessary or ancillary changes in order to effect such Domestication, including the adoption of the Interim Charter (as attached hereto at Annex A) consistent with the DGCL and changing the name and registered office of Tenzing.

“Domestication Proposal” means the proposal to be considered at the Shareholders Meeting to approve the Domestication.

“DWAC” means The Depository Trust Company’s deposit/withdrawal at custodian system.

“Earnout Shares” means up to 1,000,000 shares of Tenzing common stock issuable to Reviva stockholders after the Closing based on the stock price performance of Tenzing common stock and the achievement by Reviva of certain clinical trial milestones during the three (3) year period following the Closing.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Founder Shares” means the 1,581,250 currently outstanding ordinary shares of Tenzing owned by the Sponsor.

“GAAP” means U.S. generally accepted accounting principles.

“Insider Letter Agreement” means Tenzing’s letter agreement with the Sponsor, directors and officers, dated August 20, 2018, containing provisions relating to transfer restrictions of the Founder Shares and Private Placement Units, indemnification of the Trust Account, waiver of Redemption Rights and participation in liquidation distributions from the Trust Account.

“Interim Charter” means the certificate of incorporation and by-laws attached to the accompanying proxy statement as Annex A and to be adopted upon the Domestication taking effect.

“IPO” means Tenzing’s initial public offering of its units pursuant to a registration statement on Form S-1 declared effective by the SEC on August 20, 2018 (SEC File No. 333-226263).

“IPO Prospectus” means the final prospectus of Tenzing, dated as of August 20, 2018, and filed with the SEC on August 22, 2018 (File Nos. 333-226263 and 333-226952).

“Material Adverse Effect” as used in the Merger Agreement, means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, liabilities, results of operations, prospects, condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or (b) the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions.

“Maxim” means Maxim Group LLC, the representative of the underwriters in the IPO.

“Memorandum and Articles of Association” means Tenzing’s current amended and restated Memorandum and Articles of Association, as may hereafter be amended.

“Merger” means the statutory merger of Merger Sub with and into Reviva pursuant to the terms of the Merger Agreement and under the applicable provisions of the DGCL, with Reviva continuing as the surviving entity and becoming a subsidiary of the Company.

“Merger Agreement” means the Agreement and Plan of Merger, dated effective as of July 20, 2020 by and among Tenzing, Merger Sub, the Sponsor, in the capacity as the Purchaser Representative, Reviva Pharmaceuticals, Inc. and Laxminarayan Bhat, in the capacity as Seller Representative thereunder, as it may be amended and supplemented from time to time. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex D.

“Merger Sub” means Tenzing Merger Subsidiary Inc., a Delaware corporation and wholly-owned subsidiary of Tenzing.

“Nasdaq” means The Nasdaq Stock Market, LLC.

“Outside Date” means December 25, 2020, as extended from the original date of September 25, 2020 pursuant to the terms of the Merger Agreement.

“Private Placement” means the private placement consummated simultaneously with the IPO in which Tenzing issued to the Sponsor and Maxim the private placement units.

“Private Placement Shares” means the 358,813 ordinary shares underlying the Private Placement Units.

“Private Placement Units” means the 358,813 units sold to the Sponsor and Maxim in the Private Placement.

“Private Placement Warrants” means the 358,813 warrants underlying the Private Placement Units.

“Proposals” means, collectively, (i) the Domestication Proposal, (ii) the Business Combination Proposal, (iii) the 2020 Equity Incentive Plan Proposal, (iv) the Director Election Proposal, (v) the Charter Amendment Proposals, (vi) the Working Capital Loan Conversion Proposal, and (vii) the Adjournment Proposal, if presented.

“Public Shareholders” means the holders of Tenzing ordinary shares that were sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).

“Public Shares” means Tenzing’s ordinary shares sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).

“Public Warrants” means Tenzing’s warrants sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).

“Purchaser Representative” or “Sponsor” means Tenzing LLC, a Delaware limited liability company.

“Record Date” means [●], 2020.

“Redemption” means the redemption of Public Shares for the Redemption Price.

“Redemption Price” means an amount equal to a pro rata portion of the aggregate amount then on deposit in the Trust Account in accordance with the Memorandum and Articles of Association (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing). The Redemption Price will be calculated two days prior to the completion of the Business Combination in accordance with Tenzing’s Memorandum and Articles of Association, as currently in effect.

“Redemption Rights” means the rights of the Tenzing Public Shareholders to demand Redemption of their Public Shares into cash in accordance with the procedures set forth in the Memorandum and Articles of Association and this proxy statement/prospectus.

“Reviva” means Reviva Pharmaceuticals, Inc.

“Reviva Common Stock” means the common stock, par value $0.0001 per share, of Reviva.

“Reviva Options” means an option to purchase Reviva Common Stock that was granted pursuant to the Reviva’s equity incentive plan.

“Reviva Preferred Stock” means the preferred stock, par value $0.0001 per share, of Reviva.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Seller Representative” means Laxminarayan Bhat, acting in the capacity as the Seller Representative of the shareholders of Reviva as set forth in the Merger Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Shareholders Meeting” means the extraordinary general meeting of Tenzing’s shareholders, to be held at 9:00 a.m. Eastern Time on [●], 2020 at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, and any adjournments or postponements thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Tenzing” means Tenzing Acquisition Corp. (which prior to the Domestication is a business company incorporated under the laws of the British Virgin Islands and after the Domestication will be a corporation incorporated under the laws of the State of Delaware).

“Tenzing Board” means the board of directors of Tenzing.

“Tenzing Shares” means, the ordinary shares, no par value, of Tenzing prior to the Domestication.

“Transactions” mean the Merger, Domestications and the other transactions contemplated by the Merger Agreement.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the trust account of Tenzing, which holds the net proceeds from the IPO and the sale of the Private Placement Units, together with interest earned thereon, less amounts released to pay taxes.

“Units” means the units sold in the IPO (including pursuant to the overallotment option) consisting of one ordinary share of Tenzing and one warrant.

“Warrant Agreement” means the Warrant Agreement, dated August 20, 2018, between Tenzing and the Transfer Agent, which governs Tenzing’s outstanding warrants.

“Working Capital Loan Conversion Proposal” means the proposal to be considered at the Shareholders Meeting to permit the Sponsor to convert an additional $500,000of promissory notes that were issued or are issuable to evidence working capital loans made by the Sponsor, into additional Private Placement Units of the Company at a price of $10.00 per unit.

Share Calculations and Ownership Percentages

Unless otherwise specified (including in the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information”), the share calculations and ownership percentages set forth in this proxy statement/prospectus with respect to the Company’s stockholders following the Business Combination are for illustrative purposes only and assume the following (certain capitalized terms below are defined elsewhere in this proxy statement/prospectus):

1.	No Public Shareholders exercise their Redemption Rights in connection with the Closing of the Business Combination, and the balance of the Trust Account as of the Closing is approximately $34.4 million. Please see the section entitled “Shareholders Meeting — Redemption Rights”.

2.	No Tenzing warrant holders exercise any of the Tenzing warrants that will remain outstanding following the Business Combination.

3.	The Escrow Shares are treated as if owned by Reviva shareholders, although they will be held in escrow and subject to return and cancellation by the Company. Please see the section entitled “Proposal 2: The Business Combination Proposal — The Merger Agreement — The Escrow Shares.”

4.	The total number of post-Merger shares of common stock issued to the Reviva shareholders will be approximately 5,771,934.

5.	The per share redemption price will be approximately $10.81 at the closing of the Business Combination.

6.	Reviva obtains the amendments to the 2016 Notes, 2018 Notes, and 2020 Notes from the 2016 Notes Majority Holders, the 2018 Notes Majority Holders and 2020 Notes Majority Holders, as further described in the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination.”

7.	Reviva issues the full amount of the Reviva Interim Period Notes and the Reviva Contingent Interim Period Notes prior to the closing of the Business Combination, as further described in the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination.”

8.	No Earnout Shares are issued and the Assumed Options and Assumed Warrants are excluded.

9.	The Working Capital Loan Proposal is approved such that the Sponsor can convert an additional $275,000 of the working capital loans into Private Placement Units.

10.	The Sponsor’s working capital loans are converted into units of Tenzing.

MARKET AND INDUSTRY DATA

Information contained in this proxy statement/prospectus concerning the market and the industry in which Reviva competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by Reviva based on such sources and Reviva’s knowledge of the markets for its services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. Notwithstanding the foregoing, we are liable for the information provided in this proxy statement/prospectus. The industry in which Reviva operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this proxy statement/prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors — Risks Related to Reviva’s Business” and elsewhere in this proxy statement/prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, and the timing and ability for Tenzing and Reviva to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

•      the benefits of the Business Combination;

•      the future financial performance of the Company following the Business Combination;

•      the risks that Reviva’s products in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities;

•      expansion plans and opportunities; and

•      other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus and Tenzing and Reviva managements’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of Tenzing, Reviva and their respective directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing Tenzing’s views as of any subsequent date. Tenzing does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares or warrants on the Proposals. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•      the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Merger Agreement;

•      the outcome of any legal proceedings that may be instituted against Reviva or Tenzing following announcement of the proposed Business Combination and transactions contemplated thereby;

•      the inability to complete the Business Combination, including due to the failure to obtain approval of the Tenzing shareholders or otherwise retain sufficient cash in the Trust Account or find replacement cash to meet the requirements of the Merger Agreement or the failure to meet other conditions to closing in the Merger Agreement;

•      the inability to consummate the Business Combination due to the uncertainty resulting from the recent COVID-19 pandemic;

•      the inability to maintain the listing of the common stock of the Company on Nasdaq following the Business Combination;

•      the risk that the proposed Business Combination disrupts current plans and operations;

•      the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the Company to grow and manage growth profitably;

•      costs related to the Business Combination;

•      changes in the markets that Reviva targets;

•      the possibility that Tenzing or Reviva may be adversely affected by other economic, business, and/or competitive factors;

•      the risk that the Business Combination disrupts current plans and operations of Reviva as a result of the announcement and consummation of the Business Combination;

•      changes to Reviva’s relationships within the pharmaceutical ecosystem;

•      the inability to launch new Reviva services and products or to profitably expand into new markets;

•      the inability to execute Reviva’s growth strategies, including identifying and executing acquisitions;

•      the inability to develop and maintain effective internal controls;

•      the exposure to any liability, protracted and costly litigation or reputational damage relating to Reviva’s data security;

•      changes in applicable laws or regulations;

•      the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

•      other risks and uncertainties indicated in this proxy statement/prospectus, including those set forth under the section entitled “Risk Factors.”

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus, but does not contain all of the information that may be important to you. To better understand the Proposals to be considered at the Shareholders Meeting, including the Business Combination Proposal, whether or not you plan to attend such meeting, we urge you to read this proxy statement/prospectus (including the annexes) carefully, including the section entitled “Risk Factors” beginning on page 37. See also the section entitled “Where You Can Find More Information.”

Parties to the Business Combination

Tenzing

Tenzing was incorporated as a British Virgin Islands business company on March 20, 2018 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, one or more businesses or entities. In June 2018, Tenzing sold an aggregate of 1,437,500 ordinary shares were sold to the Sponsor at a price of approximately $0.017 per share, for an aggregate price of $25,000. On August 20, 2018, Tenzing effectuated a 1.1-for-1 share dividend resulting in an aggregate of 1,581,250 ordinary shares (the “Founder Shares”) outstanding and held by the Sponsor.

On August 23, 2018, Tenzing completed its initial public offering (the “IPO”) of 5,500,000 units. Each unit consists of one ordinary share of Tenzing and one warrant, with each warrant entitling the holder thereof to purchase one ordinary share for $11.50 per share. The units were sold at a price of $10.00 per Unit, generating gross proceeds to Tenzing of $55,000,000.

Simultaneously with the closing of the IPO, Tenzing consummated the sale of an aggregate of 323,750 units (the “Private Placement Units”) at a price of $10.00 per unit in a private placement to Tenzing’s sponsor, Tenzing LLC, a Delaware limited liability company (the managing members of which are Tenzing’s Chairman and Chief Executive Officer) (the “Sponsor”), and Maxim Group LLC the underwriter of the IPO (“Maxim”), generating total gross proceeds of $3,237,500.

On August 30, 2018, in connection with the underwriters’ election to fully exercise their over-allotment option, Tenzing consummated the sale of an additional 825,000 Units and the sale of an additional 35,063 Private Placement Units, each at $10.00 per unit, generating total gross proceeds of $8,600,630. Following the closing, an additional $8,415,000 of net proceeds ($10.20 per Unit) was deposited in the Trust Account, resulting in $64,515,000 held in the Trust Account, which was established for the benefit of the Public Shareholders. The remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

On February 18, 2020, Tenzing held a special meeting of shareholders in lieu of the 2020 annual general meeting of shareholders, at which the shareholders voted to amend the Memorandum and Articles of Association to extend the date by which Tenzing must consummate a business combination from February 23, 2020 to May 26, 2020 (or June 23, 2020 if Tenzing had executed a definitive agreement for a business combination by May 26, 2020). In connection with such amendment, shareholders elected to redeem 595,886 ordinary shares, which represented approximately 9% of the shares that were part of the units that were sold in the IPO. On May 21, 2020, Tenzing held another special meeting of shareholders at which the shareholders voted to further amend the Memorandum and Articles of Association to extend the date by which Tenzing must consummate a business combination from May 26, 2020 to July 27, 2020 (or September 28, 2020 if Tenzing has executed a definitive agreement for a business combination by July 27, 2020). On September 24, 2020, Tenzing held another special meeting of shareholders at which the shareholders voted to further amend the Memorandum and Articles of Association to extend the date by which Tenzing must consummate a business combination from September 28, 2020 to December 28, 2020. In connection with such amendment, shareholders elected to redeem 10,122 ordinary shares, which represented approximately .32% of the shares that were outstanding as of the record date of such special meeting. On September 29, 2020, Tenzing delivered notice to Reviva that Tenzing had obtained an extension by which it had to complete its initial business combination and was thereby extending the Outside Date under the Merger Agreement to December 25, 2020. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest except those certain amounts withdrawn in order to pay tax obligations. As of September 29, 2020, there were approximately $34.4 million held in the Trust Account and as of September 29, 2020, $244,356.48 of cash was held outside of the Trust Account and is available for working capital purposes.

Tenzing’s principal executive offices are located at 250 West 55th Street, Suite 13D, New York, New York 10019 and its phone number is (212) 710-5220.

Merger Sub

Merger Sub is a Delaware corporation and wholly-owned subsidiary of Tenzing formed on July 20, 2020. In the Merger, Merger Sub will merge with and into Reviva with Reviva being the surviving entity and becoming a wholly-owned subsidiary of the Company.

Merger Sub’s principal executive offices are located at 250 West 55th Street, Suite 13D, New York, New York 10019 and its phone number is (212) 710-5220.

Reviva

Reviva was incorporated in the state of Delaware on May 1, 2006 and its subsidiary, Reviva Pharmaceuticals India Pvt. Ltd., was incorporated on December 23, 2014, and has a limited operating history. Reviva is a clinical-stage biopharmaceutical company that discovers, develops and seeks to commercialize next-generation therapeutics for diseases representing significant unmet medical needs and burden to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system, respiratory, and metabolic diseases. Reviva is using chemical genomics driven technology platform and proprietary chemistry to develop new medicines. Reviva’s pipeline currently has two drug candidates, RP5063 (Brilaroxazine) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both RP5063 and R1208 in the United States (U.S.), Europe, and several other countries.

Following the closing of the Business Combination, Reviva’s primary focus is to complete the clinical development of RP5063 for the treatment of acute and maintenance schizophrenia.

Reviva’s principal executive offices are located at 19925 Stevens Creek Blvd, Suite 100, Cupertino, CA 95014 and its phone number is (408) 501-8881.

The Proposals to be Submitted at the Shareholders Meeting

The Domestication Proposal

Tenzing is proposing to re-domicile by way of its continuation out of the British Virgin Islands, as a company incorporated under the laws of the British Virgin Islands, and into Delaware to become a corporation incorporated under the laws of the State of Delaware, pursuant to Section 184(1) of the Companies Act and the applicable provisions of the DGCL, respectively. In connection with the Domestication, Tenzing will adopt the Interim Charter which will replace or remove certain provisions of the Current Charter which are no longer valid or otherwise applicable as a result of the Domestication (but without substantively changing such ongoing rights) and file the same with the Secretary of State of the State of Delaware. All shareholders are encouraged to read the Interim Charter in its entirety for a more complete description of its terms.

You should note that not only will the Interim Charter preserve the existing rights of Tenzing ordinary shares, but also that the existing provisions of the Current Charter (including Regulation 23 of the Current Charter and those provisions which cannot be amended prior to the Closing or made subject to certain restrictions or amendment) will be replicated or substantively replicated in the Current Charter. Please read the section entitled “Proposal 1: The Domestication Proposal.”

The Business Combination Proposal

Tenzing and Reviva have agreed to the Business Combination under the terms the Merger Agreement. Pursuant to the terms set forth in the Merger Agreement, subject to the satisfaction or waiver of the conditions to the Closing therein, after completion of the Domestication, Merger Sub will merge with and into Reviva, with Reviva continuing as the surviving entity and becoming a subsidiary of the Company.

Merger Agreement

In connection with the completion of the Merger, the Reviva shareholders will collectively receive as consideration for their existing Reviva stock a number of Company securities with an aggregate value equal to (the “Merger Consideration”) (a) Sixty Two Million Four Hundred Thousand ($62,400,000), plus the additional contingent right to receive the Earnout Shares (as defined below) after the Closing, as described below. The Merger Consideration to be paid to Reviva stockholders will be paid solely by the delivery of new shares of Tenzing common stock, each valued at the Redemption Price.

The Merger Consideration will be allocated among holders of Reviva’s common stock (“Reviva Common Stockholders”) and the holders of Reviva’s preferred stock (“Reviva Preferred Stockholders”), such that Reviva Preferred Stockholders will receive $11,000,000 in Merger Consideration (pro rata amongst them based on the number of shares of Reviva preferred stock owned) before Reviva Common Stockholders receive any Merger Consideration, and then the Reviva Common Stockholders and Reviva Preferred Stockholders will receive the remaining $51.4 million of the Merger Consideration pro rata treating the Reviva preferred stock on an as-converted to common stock basis (which is currently on a one-for one basis); provided however that the Merger Consideration otherwise payable to Reviva stockholders is subject to the withholding of the Escrow Shares (as defined below) and is subject to reduction for indemnification obligations. The Merger Consideration is not subject to any purchase price adjustments. Certain convertible promissory notes of Reviva will be required to convert into shares of Reviva common stock prior to the Closing, and will share in the Merger Consideration, as will certain obligations owed by Reviva to a broker that will be paid with Reviva common stock prior to the Closing. However, the Merger Consideration does not include any value attributable to the Assumed Warrants and Assumed Options.

Organizational Structure

The diagrams below depict simplified versions of the current organizational structures of Tenzing and Reviva, respectively.

* The Indian government regulates ownership of Indian companies by non-residents. Foreign investment in Indian securities is generally regulated by the Consolidated Policy on Foreign Direct Investment (the “FDI Policy”) issued by the Government and the Foreign Exchange Management Act, 1999 (the “Foreign Exchange Management Act”), which prevents 100% ownership by a foreign parent company of its Indian subsidiary.

The diagram below depicts a simplified version of our organizational structure immediately following the completion of the Business Combination.

* The Indian government regulates ownership of Indian companies by non-residents. Foreign investment in Indian securities is generally regulated by the Consolidated Policy on Foreign Direct Investment (the “FDI Policy”) issued by the Government and the Foreign Exchange Management Act, 1999 (the “Foreign Exchange Management Act”), which prevents 100% ownership by a foreign parent company of its Indian subsidiary.

The Merger Agreement is subject to standard conditions to the Closing. In addition, the Closing is subject to the following additional conditions:

The obligations of the parties to the Merger Agreement to effect the Closing are subject to a number of closing conditions, including, among others:

With respect to the obligations of all of the parties to the Merger Agreement:

•	the effectiveness of the registration statement (of which this proxy statement/prospectus forms a part);

•	upon the Closing, after giving effect to the Redemption or equity financing, the Company shall have net tangible assets of at least $5,000,001;

•	receipt of Tenzing shareholder approval;

•	receipt of Required Reviva Stockholder Approval;

•	expiration of any applicable waiting period under any antitrust laws;

•	receipt of requisite consents from governmental authorities to consummate the Transactions, and receipt of specified requisite consents from other third parties to consummate the Transactions;

•	the absence of any law or order that would prohibit the consummation of the Merger or other transactions contemplated by the Merger Agreement;

•	the absence of any pending claim, demand, action, litigation complaint, or other proceeding by or before a governmental authority seeking to enjoin the consummation of the Merger and the other Transactions;

•	the Conversion having been consummated; and

•	the members of the Post-Closing Board shall have been elected or appointed as of the Closing.

See the section entitled “The Business Combination Proposal” for a summary of the terms of the Merger Agreement and additional information regarding the terms of the Business Combination Proposal.

The 2020 Equity Incentive Plan Proposal

Tenzing is proposing that its shareholders approve the 2020 Equity Incentive Plan which will become effective upon the Closing and will be used by the Company on a going-forward basis following the Closing. A summary of the 2020 Equity Incentive Plan is set forth in the section entitled “The 2020 Equity Incentive Plan Proposal” of this proxy statement/prospectus and a complete copy of the 2020 Equity Incentive Plan is attached hereto as Annex E.

The Charter Amendment Proposals

Tenzing is proposing that its shareholders approve and adopt the following seven (7) separate proposals to approve and adopt the Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement/prospectus as Annex B, and the Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C:

•	Proposal 4(a): To consider and vote upon an amendment to the Interim Charter to declassify the Tenzing board of directors into one class of directors.

•

Proposal 4(b): To consider and vote upon an amendment to the Interim Charter to provide that, subject to the limitations imposed by applicable law, directors may be removed with or without cause, by the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors.

•	Proposal 4(c): To consider and vote upon an amendment to the Interim Charter to prohibit stockholder actions by written consent.

•	Proposal 4(d): To consider and vote upon an amendment to the Interim Charter to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the Delaware courts will be the exclusive forum for certain stockholder litigation.

•	Proposal 4(e): To consider and vote upon an amendment to the Interim Charter to provide that the Bylaws and the Amended and Restated Certificate of Incorporation may only be amended in accordance with the DGCL.

•

Proposal 4(f): To consider and vote upon an amendment to the Interim Charter to remove the provisions addressing indemnification and advancement of expenses for the Company’s officers and directors, as the Company’s proposed Bylaws will provide for substantially similar rights to indemnification and advancement of expenses.

•

Proposal 4(g): To consider and vote upon the amendment and restatement of the Interim Charter and authorizing all other changes in connection with the replacement of the Interim Charter with the Amended and Restated Certificate of Incorporation and Bylaws as part of the Business Combination, including (i) changing the post-Business Combination corporate name from “Tenzing Acquisition Corp.” to “Reviva Pharmaceuticals Holdings, Inc.”, and (ii) removing various provisions of the Interim Charter applicable only to a blank check company, including provisions requiring special votes with respect to the variation of rights of shares prior to a business combination, that will no longer be applicable upon consummation of the Business Combination.

The Charter Amendment Proposals are set forth in the section entitled “Proposal 4: The Charter Amendment Proposals” of this proxy statement/prospectus.

The Director Election Proposal

Tenzing is proposing that its shareholders approve the election of five directors to serve on the Company Board from the Domestication and Business Combination becoming effective until the 2021 annual meeting of stockholders, respectively, and until their respective successors are duly elected and qualified. It is noted in this regard that the appointments of the five directors under the Director Election Proposal will take effect under the terms of the Amended and Restated Certificate of Incorporation and the Bylaws of the Company as continued into Delaware. A summary of the Director Election Proposal is set forth in the section entitled “Proposal 5: The Director Election Proposal” of this proxy statement/prospectus.

The Working Capital Loan Conversion Proposal

Tenzing is proposing that its shareholders permit our Sponsor to convert an additional $500,000 of promissory notes that were issued or are issuable to evidence working capital loans made by our Sponsor into additional Private Placement Units of the Company at a price of $10.00 per unit. A summary of the Working Capital Loan Conversion. Proposal is set forth in the section entitled “Proposal 6: The Working Capital Loan Conversion Proposal” of this proxy statement/prospectus.

The Adjournment Proposal

The Adjournment Proposal, if adopted, will allow the Tenzing Board to adjourn the Shareholders Meeting to a later date or dates, including, if necessary to permit further solicitation and vote of proxies if it is determined by Tenzing that more time is necessary or appropriate to approve one or more Proposals at the Shareholders Meeting. A summary of the Adjournment Proposal is set forth in the section entitled “Proposal 7: The Adjournment Proposal” of this proxy statement/prospectus.

The Shareholders Meeting

Date, Time and Place of Shareholders Meeting

The Shareholders Meeting will be held at 9:00 a.m. Eastern time, on [●], 2020, at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals.

Record Date; Outstanding Shares; Shareholders Entitled to Vote

Tenzing has fixed the close of business on [●], 2020 as the Record Date for determining the Tenzing shareholders entitled to notice of and to attend and vote at the Shareholders Meeting. As of the close of business on such date, there were 5,124,431 ordinary shares outstanding and entitled to vote. Each share is entitled to one vote per share at the Shareholders Meeting.

Pursuant to the Insider Letter Agreement, 1,581,250 of Founder Shares owned by the Sponsor will be voted in favor of the Business Combination Proposal.

Proxy Solicitation

Proxies with respect to the Shareholders Meeting may be solicited by telephone, by facsimile, by mail, on the Internet or in person. Tenzing has engaged Advantage Proxy to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Shareholders Meeting. A shareholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Shareholders Meeting — Revoking Your Proxy — Changing Your Vote.”

Quorum and Required Vote

A quorum of Tenzing shareholders is necessary to hold the Shareholders Meeting. The presence, in person or by proxy, of Tenzing shareholders representing at least 50% of the ordinary shares issued and outstanding on the Record Date and entitled to vote on the Proposals to be considered at the Shareholders Meeting will constitute a quorum for the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals is interdependent upon the others and must be approved in order for Tenzing to complete the Business Combination as contemplated by the Merger Agreement Each of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal, the Charter Amendment Proposals, and the Working Capital Loan Conversion Proposal will require the affirmative vote of the holders of a majority of the Tenzing Shares that are present and vote at the Shareholders Meeting.

Management of the Company Following the Business Combination

The Company’s directors and executive officers upon completion of the Business Combination will be as follows:

Name	Age	Position
Laxminarayan Bhat	55	President Chief Executive Officer, Director
Marc Cantillon, MD	62	Chief Medical Officer
Parag Saxena	63	Chairman of the Board
Richard Margolin, MD	69	Director
Purav Patel	38	Director
Les Funtleyder	51	Director

For more information on the directors and executive officers upon completion of the Business Combination, see “Management of the Company Following the Business Combination.”

Anticipated Accounting Treatment

The Business Combination will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. Under ASC 805, Reviva has been determined to be the accounting acquirer. Under ASC 805, the acquiring entity (Reviva) in a business combination recognizes 100 percent of the acquired assets and assumed liabilities, regardless of the percentage owned, at their estimated fair values as the date of acquisition. Any excess of the purchase price over the fair value of net assets and other identifiable intangible assets acquired is recorded as goodwill. To the extent the fair value of net assets acquired, including other identifiable assets, exceeds the purchase price, a bargain purchase gain is recognized. Assets acquired and liabilities assumed from contingencies must also be recognized at fair value, if the fair value can be determined during the measurement period. Results of operations of an acquired business are included in the statement of income (loss) from the date of acquisition. Acquisition-related costs, including conversion and restructuring charges, are expensed as incurred.

Regulatory Approvals

The Business Combination and the transactions contemplated by the Merger Agreement are not subject to any additional regulatory requirement or approval, except for (i) filings with British Virgin Islands and Delaware necessary to effectuate the Domestication, and (ii) filings required with the SEC pursuant to the reporting requirements applicable to Tenzing, and the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, including the requirement to file the registration statement of which this proxy statement/prospectus forms a part and to disseminate this proxy statement/prospectus to Tenzing’s shareholders.

Redemption Rights

Public Shareholders may seek to have their shares redeemed by Tenzing, regardless of whether they vote for or against the Business Combination or any other Proposals and whether they held Tenzing ordinary shares as of the Record Date or acquired them after the Record Date. It is anticipated that the per share redemption price will be approximately $10.88 at the closing of the Business Combination assuming the closing occurs on the Outside Date. A Public Shareholder that has properly tendered his or her shares for Redemption will be entitled to receive his or her pro rata portion of the aggregate amount then on deposit in the Trust Account in cash for such shares only if the Business Combination is completed. If the Business Combination is not completed, the Redemptions will be canceled and the tendered shares will be returned to the relevant Public Shareholders as appropriate. Any Public Shareholder who holds ordinary shares of Tenzing on or before [●], 2020 (two (2) business days before the Shareholders Meeting) will have the right to demand that his or her shares be redeemed for a full pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. See the section entitled “Shareholders Meeting – Redemption Rights” for the procedures to be followed if you are to redeem your shares for cash.

Appraisal Rights

If the Business Combination is completed, Reviva stockholders who do not deliver a written consent approving the Business Combination are entitled to appraisal rights under Section 262 of the DGCL (“Section 262”) provided that they comply with the conditions established by Section 262. For more information about such rights, see the provisions of Section 262 of the DGCL, attached hereto as Annex F, and the section entitled “Shareholders Meeting—Appraisal Rights.” Tenzing’s shareholders do not have appraisal rights under the Companies Law or otherwise in connection with the Business Combination Proposal or the other Proposals.

Material U.S. Federal Income Tax Consequences of the Domestication

As discussed more fully under the section entitled “Proposal 1: The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Tenzing Shareholders and Warrant Holders” below, it is intended that the Domestication will constitute a tax-free reorganization within the meaning of Section 368(a)(l)(F) of the Code. However, due to the absence of guidance directly on how the provisions of Section 368(a) of the Code apply in the case of a statutory conversion of a corporation with no active business and only investment type assets such as Tenzing, this result is subject to some uncertainty. Assuming that the Domestication so qualifies, U.S. Holders (as defined in such section) of Tenzing Shares will be subject to Section 367(b) of the Code and, as a result:

•	A U.S. Holder of Tenzing Shares whose Tenzing Shares have a fair market value of less than $50,000 on the date of the Domestication and who does not own actually and constructively 10% or more (by vote or value) of Tenzing will not recognize any gain or loss and will not be required to include any part of Tenzing’s earnings in income;

•	A U.S. Holder of Tenzing Shares whose Tenzing Shares have a fair market value of $50,000 or more, but who on the date of the Domestication owns (actually and constructively) less than 10% of the total combined voting power or value of Tenzing will generally recognize gain (but not loss) on the exchange of Tenzing Shares for shares in the Company (a Delaware corporation) pursuant to the Domestication. As an alternative to recognizing gain, such U.S. Holders may file an election to include in income as a dividend the “all earnings and profits amounts,” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to their Tenzing Shares, provided certain other requirements are satisfied. Tenzing does not expect to have significant cumulative earnings and profits on the date of the Domestication; and

•	A U.S. Holder of Tenzing Shares whose Tenzing Shares have a fair market value of $50,000 or more, and who on the date of the Domestication owns (actually and constructively) 10% or more of the total combined voting power or value of Tenzing will generally be required to include in income as a dividend the “all earnings and profits amount,” (as defined in Treasury Regulation Section 1.367(b)-2(d))) attributable to its Tenzing Shares, provided certain other requirements are satisfied. Tenzing does not expect to have significant cumulative earnings and profits on the date of the Domestication.

Furthermore, even if the Domestication qualifies as a reorganization under Section 368(a) of the Code, a U.S. Holder of Tenzing Shares may still recognize gain (but not loss) upon the exchange of its Tenzing Shares for the common stock of the Delaware corporation pursuant to the Domestication under the “passive foreign investment company,” or PFIC, rules of the Code equal to the excess, if any, of the fair market value of the common stock of the Delaware corporation received in the Domestication and the U.S. Holder’s adjusted tax basis in the corresponding Tenzing Shares surrendered in exchange therefor. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply. In such event, the U.S. Holder’s aggregate tax basis in the common stock of the Delaware corporation received in connection with the Domestication should be the same as the aggregate tax basis of Tenzing Shares surrendered in the Domestication, increased by any amount included in the income of such U.S. Holder under the PFIC rules. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Domestication, see the discussion in the section entitled “The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Tenzing Shareholders and Warrant Holders — U.S. Holders PFIC Considerations.”

For a description of the tax consequences for Public Shareholders exercising Redemption Rights in connection with the Business Combination, see the sections entitled “The Business Combination Proposal — Material U.S. Federal Income Tax Considerations to Shareholders Exercising Redemption Rights” and “The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Tenzing Shareholders and Warrant Holders — Tax Consequences to Non-U.S. Holders That Elect to Have Their Tenzing Shares Converted for Cash.”

Material U.S. Federal Income Tax Consequences of the Business Combination

Each of Tenzing and Reviva intend that the Business Combination qualify as a reorganization within the meaning of Section 368(a) of the Code. In general, and subject to the qualifications and limitations set forth in the section titled “The Business Combination – Material U.S. Federal Income Tax Consequences of the Business Combination,” if the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the material tax consequences to U.S. Holders (as defined below) of Reviva common stock will be as follows:

• a Reviva stockholder should not recognize gain or loss upon the exchange of Reviva common stock for Tenzing common stock pursuant to the Merger, except to the extent of cash received in lieu of a fractional share of Tenzing common stock as described below;

• a Reviva stockholder should recognize gain or loss to the extent any cash received in lieu of a fractional share of Tenzing common stock exceeds or is less than the basis of such fractional share;

• a Reviva stockholder’s aggregate tax basis for the shares of Tenzing common stock received in the Merger should equal the stockholder’s aggregate tax basis in the shares of Reviva common stock surrendered in the Merger, decreased by the amount of any tax basis allocable to a fractional share for which cash is received; and

• the holding period of the shares of Tenzing common stock received by a Reviva stockholder in the Merger should include the holding period of the shares of Reviva common stock surrendered in exchange therefor.

In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, Ellenoff Grossman & Schole LLP will deliver an opinion that the statements under the section titled “The Business Combination—Material U.S. Federal Income Tax Consequences of the Business Combination” constitutes the opinion of Ellenoff Grossman & Schole LLP. In rendering its opinion, counsel assumes that the statements and facts concerning the Business Combination set forth in this proxy statement/prospectus and in the Merger Agreement, are true and accurate in all respects, and that the Business Combination will be completed in accordance with this proxy statement/prospectus and the Merger Agreement. Counsel’s opinion also assumes the truth and accuracy of certain representations and covenants as to factual matters made by Tenzing, Reviva and Merger Sub in tax representation letters provided to counsel. In addition, counsel bases its tax opinion on the law in effect on the date of the opinion and assumes that there will be no change in applicable law between such date and the time of the Business Combination. If any of these assumptions is inaccurate, the tax consequences of the Merger could differ from those described in this proxy statement/prospectus.

Tax matters are very complicated, and the tax consequences of the Business Combination to a particular Reviva stockholder will depend on such stockholder’s circumstances. Accordingly, you are strongly urged to consult your tax advisor for a full understanding of the tax consequences of the Business Combination to you, including the applicability and effect of federal, state, local and non-U.S. income and other tax laws.

Recommendation to Shareholders of Tenzing

The Tenzing Board has unanimously approved the Proposals.

The Board unanimously recommends that shareholders:

•        Vote “FOR” the Domestication Proposal;

•        Vote “FOR” the Business Combination Proposal;

•        Vote “FOR” the 2020 Equity Incentive Plan Proposal;

•        Vote “FOR” each of the Charter Amendment Proposals;

•        Vote “FOR” the election of each of the director nominees pursuant to the Director Election Proposal;

•       Vote “FOR” the Working Capital Loan Conversion Proposal; and

•        Vote “FOR” the Adjournment Proposal, if it is presented at the Shareholders Meeting.

The existence of any financial and personal interests of one or more of Tenzing’s directors may be argued to result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Tenzing and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. See the section entitled “The Business Combination Proposal — Interests of Tenzing’s Directors and Officers and Others in the Business Combination” in this proxy statement/prospectus for a further discussion of such interests and potential conflicts of interest.

Comparison of the Rights of Holders of Reviva Stock and Company Stock after the Business Combination

As a result of the Merger, the holders of shares of Reviva Common Stock and Reviva Preferred Stock will become holders of the Company Common Stock and their rights will be governed by Delaware law (and by the Company’s proposed Amended and Restated Certificate of Incorporation and Bylaws (instead of the Reviva amended and restated certificate of incorporation and the Reviva bylaws)). Following the Merger, former Reviva stockholders may have different rights as Company stockholders than they had as Reviva stockholders.

Please see the section entitled “Description of Reviva’s, Tenzing’s, and the Company’s Securities - Comparison of the Rights of Holders of Reviva Stock and Company Stock after the Business Combination.”

Reviva Solicitation of Written Consents

Following the registration statement on Form S-4, of which this proxy statement/prospectus is a part, being declared effective by the SEC, Reviva will seek an action by written consent from its stockholders authorizing, approving and consenting to, the execution, delivery and performance of the Merger Agreement and each of the ancillary documents to the Merger Agreement to which Reviva is or is required to be a party or bound, and the consummation of the transactions contemplated by the Merger Agreement and such ancillary documents (the “Required Reviva Stockholder Approval”), thereby approving the Merger Agreement, the Business Combination and related transactions. Therefore, no meeting of holders of Reviva will be held to obtain the Required Reviva Stockholder Approval. The Required Reviva Stockholder Approval requires the affirmative vote of the holders of shares of Reviva capital stock representing a majority of the votes represented by all outstanding shares of capital stock of Reviva entitled to vote.

Risk Factors

In evaluating the Proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 37.

QUESTIONS AND ANSWERS

Q.   Why am I receiving this proxy statement/prospectus?

A.   You are receiving this proxy statement/prospectus in connection with the Shareholders Meeting. Tenzing is holding the Shareholders Meeting to consider and vote upon the Proposals described below. Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Tenzing’s shareholders are being asked to consider and vote upon the Domestication Proposal to change the domicile of Tenzing by way of its continuation from the British Virgin Islands, as a business company incorporated under the laws of the British Virgin Islands to Delaware to become a corporation incorporated under the laws of the State of Delaware. The Domestication will be effected by Tenzing filing a Certificate of Corporate Domestication and the Interim Charter with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the British Virgin Islands and all outstanding securities of Tenzing will convert to outstanding securities of the Company, as described in more detail in this proxy statement/prospectus. The form of the proposed Interim Charter of the Company is attached to this proxy statement/prospectus as Annex A. See the section entitled “The Domestication Proposal.”

Tenzing’s shareholders are also being asked to consider and vote upon the Business Combination Proposal to approve the Merger Agreement and the Merger contemplated thereby. The Merger Agreement provides that, among other things, Tenzing’s wholly-owned subsidiary, Merger Sub, will merge with and into Reviva, with Reviva continuing as the surviving entity and becoming a subsidiary of the Company. Shareholder approval of the Merger Agreement and the transactions contemplated thereby is required by the Merger Agreement and the Memorandum and Articles of Association. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex D and Tenzing encourages its shareholders to read it in its entirety. See the section entitled “The Business Combination Proposal.”

Tenzing’s shareholders are also being asked to consider and vote upon the 2020 Equity Incentive Plan Proposal to adopt the 2020 Equity Incentive Plan. Among other things, the 2020 Equity Incentive Plan, which would become effective upon the completion of the Business Combination, is intended to maintain and strengthen the Company’s ability to attract and retain key employees, directors, consultants and certain other individuals providing services to the Company and to motivate them to remain focused on long-term shareholder value. See the section entitled “The 2020 Equity Incentive Plan Proposal.” A copy of the 2020 Equity Incentive Plan is attached to this proxy statement/prospectus as Annex E, and Tenzing encourages its shareholders to read the plan in its entirety.

Tenzing’s shareholders are also being asked to consider and vote upon each of the Charter Amendment Proposals to approve and adopt the Amended and Restated Certificate of Incorporation and the Bylaws. See the section entitled “Proposal 4: The Charter Amendment Proposals” for a summary of the material provisions of and reasons for adoption of the Amended and Restated Certificate of Incorporation and the Bylaws. A copy of the Amended and Restated Certificate of Incorporation is attached to this proxy statement/prospectus as Annex B, and a copy of the Bylaws is attached to this proxy statement/prospectus as Annex C. Tenzing encourages its shareholders to read the Amended and Restated Certificate of Incorporation and the Bylaws in their entirety.

Tenzing’s shareholders are also being asked to consider and vote upon the Director Election Proposal to elect five directors to serve on the Company Board from the consummation of the Domestication and Business Combination becoming effective until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified. It is noted in this regard that the appointments of the five directors under the Director Election Proposal will take effect under the terms of the Amended and Restated Certificate of Incorporation and the Bylaws of the Company as continued into Delaware. See the section entitled “The Director Election Proposal.”

Tenzing’s shareholders are also being asked to consider and vote upon the Working Capital Loan Conversion Proposal to permit the Sponsor to convert an additional $500,000 of promissory notes that were issued or are issuable to evidence working capital loans made by our Sponsor into additional Private Placement Units of the Company at a price of $10.00 per unit. See the section entitled “The Working Capital Loan Conversion Proposal.”

Tenzing’s shareholders are also being asked to consider and vote upon the Adjournment Proposal to adjourn the Shareholders Meeting to a later date or dates, including, if necessary, including to permit further solicitation and vote of proxies if it is determined by Tenzing that more time is necessary or appropriate to approve one or more Proposals at the Shareholders Meeting. See the section entitled “The Adjournment Proposal.”

The presence, in person or by proxy, of Tenzing shareholders representing a majority of the issued and outstanding ordinary shares on the Record Date and entitled to vote on the Proposals to be considered at the Shareholders Meeting will constitute a quorum for the Shareholders Meeting.

YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS.

Q:     What is being voted on at the Shareholders Meeting?

A:     At the Shareholders Meeting, the shareholders of Tenzing are being asked to vote on the following Proposals:

•        The Domestication Proposal;

•        The Business Combination Proposal;

•        The 2020 Equity Incentive Plan Proposal;

•        Each of the Charter Amendment Proposals;

•        Each of the nominees in the Director Election Proposal;

•        The Working Capital Loan Conversion Proposal; and

•        The Adjournment Proposal, if presented.

Q:   Are the Proposals conditioned on one another?

A:   Each of the Domestication Proposal, the Business Combination Proposal, the Director Election Proposal, each of the Charter Amendment Proposals and the 2020 Equity Incentive Plan Proposal is interdependent upon the others and each must be approved in order for Tenzing to complete the Business Combination contemplated by the Merger Agreement. All of the Proposals must be approved by the holders of a majority of the Tenzing Shares that are present and vote at the Shareholders Meeting.

Q.   Why is Tenzing proposing the Domestication?

A.   The Tenzing Board believes that it would be in the best interests of Tenzing to effect the Domestication to enable the Company to avoid certain taxes that would be imposed on the Company if the Company were to conduct an operating business in the United States as a foreign corporation following the Business Combination. In addition, the Tenzing Board believes Delaware provides a recognized body of corporate law that will facilitate corporate governance by the Company’s officers and directors. Delaware maintains a favorable legal and regulatory environment in which to operate. For many years, Delaware has followed a policy of encouraging companies to incorporate there and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are regularly updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware as their domicile or have subsequently reincorporated in Delaware in a manner similar to the procedures Tenzing is proposing. Due to Delaware’s longstanding policy of encouraging incorporation in that state and consequently its popularity as the state of incorporation, the Delaware courts have developed a considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the DGCL and establishing public policies with respect to Delaware corporations. It is anticipated that the DGCL will continue to be interpreted and explained in a number of significant court decisions that may provide greater predictability with respect to the Company’s corporate legal affairs. In connection with the Domestication, Tenzing will be filing the Interim Charter with the Secretary of State of Delaware prior to closing, which amends and removes the provisions of Tenzing’s Current Charter that terminate or otherwise become inapplicable because of the Domestications and provides Tenzing’s shareholders with the same or substantially the same rights in connection with the business combination; provided that the Interim Charter will also permit a majority of the Tenzing shareholders to act by written consent.

The Domestication will not occur unless the Tenzing shareholders have approved the Domestication Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal and the Merger Agreement is in full force and effect prior to the Domestication.

Q.    What is involved with the Domestication?

A.   The Domestication will require Tenzing to file certain documents in both the British Virgin Islands and the State of Delaware. At the effective time of the Domestication, Tenzing will cease to be a company incorporated under the laws of the British Virgin Islands and in connection with the Business Combination, Tenzing will continue as a Delaware. The Current Charter will be replaced by the Interim Charter and your rights as a shareholder will cease to be governed by the laws of the British Virgin Islands and will be governed by Delaware law.

Q.    How will the Domestication affect my securities of Tenzing?

A.    Pursuant to the Domestication and without further action on the part of Tenzing’s shareholders, each outstanding ordinary share of Tenzing will convert to one outstanding share of the Company’s common stock and each outstanding warrant of Tenzing will convert to one outstanding warrant of the Company. Although it will not be necessary for you to exchange your certificates representing ordinary shares and warrants after the Domestication, the Company will, upon request, exchange your Tenzing share or warrant certificates for the applicable number of shares of Company’s common stock or warrants and all certificates for securities issued after the Domestication will be certificates representing securities of the Company.

Q:   What changes are being made to Tenzing’s Current Charter in connection with the business combination?

A:   In connection with the Domestication, Tenzing will be filing the Interim Charter with the Secretary of State of the State of Delaware prior to the Closing, which amends and removes the provisions of Tenzing’s Current Charter that terminate or otherwise become inapplicable because of the Domestication and provides Tenzing’s shareholders with the same or substantially the same rights in connection with the business combination. However, the Interim Charter will provide that Tenzing’s stockholders may act by written consent of the stockholders holding a majority of the issued and outstanding shares of Tenzing common stock, which is not permitted under the Current Charter. The Amended and Restated Charter, which will be effective as of the Closing and will provide for the following: (1) change the name of Tenzing to Reviva Pharmaceuticals Holdings, Inc., (2) remove or amend those provisions of our Interim Charter which terminate or otherwise cease to be applicable following the Closing, and (3) add new provisions to our Interim Charter which will be applicable following the Closing. For a summary of the differences between the Current Charter and Interim Charter and the Interim Charter and the Amended and Restated Charter, see the sections entitled “Proposal 1: The Domestication Proposal” and “Proposal 4: The Charter Amendment Proposals.”

Q.   What are the material U.S. federal income tax consequences of the Domestication to U.S. Holders of Tenzing Shares?

A.   The Domestication should qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, due to the absence of guidance directly on how the provisions of Section 368(a) of the Code apply in the case of a statutory conversion of a corporation with no active business and only investment-type assets such as Tenzing, this result is subject to some uncertainty. If the Domestication qualifies as a reorganization within the meaning of Section 368(a), a U.S. Holder of Tenzing Shares will be subject to Section 367(b) of the Code and as a result:

•      A U.S. Holder of Tenzing Shares whose Tenzing Shares have a fair market value of less than $50,000 and who does not own actually and constructively 10% or more (by vote or value) of Tenzing on the date of the Domestication will not recognize any gain or loss and will not be required to include any part of Tenzing’s earnings in income;

•      A U.S. Holder of Tenzing Shares whose Tenzing Shares have a fair market value of $50,000 or more, but who on the date of the Domestication owns (actually and constructively) less than 10% of the total combined voting power or value of Tenzing will generally recognize gain (but not loss) on the exchange of Tenzing Shares for shares in the Company (a Delaware corporation) pursuant to the Domestication. As an alternative to recognizing gain, such U.S. Holders may file an election to include in income as a dividend the “all earnings and profits amounts,” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to their Tenzing Shares, provided certain other requirements are satisfied. Tenzing does not expect to have significant cumulative earnings and profits on the date of the Domestication; and

•      A U.S. Holder of Tenzing Shares whose Tenzing Shares have a fair market value of $50,000 or more, and who on the date of the Domestication owns (actually and constructively) 10% or more of the total combined voting power or value of Tenzing will generally be required to include in income as a dividend the “all earnings and profits amount,” (as defined in Treasury Regulation Section 1.367(b)-2(d))) attributable to its Tenzing Shares, provided certain other requirements are satisfied. Tenzing does not expect to have significant cumulative earnings and profits on the date of the Domestication.

Furthermore, even if the Domestication qualifies as a reorganization, the Domestication may be a taxable event to U.S. Holders of Tenzing Shares under special rules applicable to U.S. Holders who hold shares of a “passive foreign investment company,” or “PFIC” as described in “Proposal 1: The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Tenzing Shareholders — U.S. Holders — PFIC Considerations.” Tenzing believes it has been treated as a PFIC since its inception. If the Domestication should fail to qualify as a reorganization under Section 368(a), a U.S. Holder of Tenzing Shares generally would recognize gain or loss with respect to its Tenzing Shares in an amount equal to the difference, if any, between the fair market value of the corresponding Company Common Stock received in the Domestication and the U.S. Holder’s adjusted tax basis in its Tenzing Shares surrendered. For a more complete discussion of the material U.S. federal income tax consequences of the Domestication, see the discussion in the section entitled “Proposal 1: The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Tenzing Shareholders and Warrant Holders.”

Q.   What are the material U.S. federal income tax consequences to U.S. Holders that exercise their Redemption Rights?

A.   U.S. Holders that elect to exercise their Redemption Rights generally will recognize capital gain or loss equal to the difference between the amount of cash received on the Redemption of the Tenzing Shares and such U.S. Holder’s adjusted tax basis in such Tenzing Shares, which generally will be equal to the cost of such Tenzing Shares. A U.S. Holder who purchased Tenzing Shares in the IPO generally will have a tax basis in the Tenzing Shares that were part of the units equal to the portion of the purchase price of such units allocated to the Tenzing Shares (such allocation based on the relative fair market value of the Tenzing Shares and the Warrants at the time). However, in certain circumstances, the cash paid to such U.S. Holders will be treated as dividend income for U.S. federal income tax purposes. Moreover, because Tenzing should be considered a PFIC for U.S. federal income tax purposes, such U.S. Holders may be subjected to special rules applicable to PFICs as described in “The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Tenzing Shareholders — U.S. Holders — PFIC Considerations.” For a more complete discussion of the material U.S. federal income tax consequences to U.S. Holders that elect to exercise their Redemption Rights, see the discussion in the section entitled “The Business Combination Proposal — Material U.S. Federal Income Tax Considerations to Shareholders Exercising Redemption Rights.”

Q.   Why is Tenzing proposing the Business Combination?

A.   Tenzing was organized to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. Since Tenzing’s organization, the Tenzing Board has sought to identify suitable candidates in order to effect such a transaction. In its review of Reviva, the Tenzing Board considered a variety of factors weighing positively and negatively in connection with the Business Combination. After careful consideration, the Tenzing Board has determined that the Business Combination presents a highly-attractive business combination opportunity. The Tenzing Board believes that, based on its review and consideration, the Business Combination with Reviva presents an opportunity to increase shareholder value. However, there can be no assurance that the anticipated benefits of the Business Combination will be achieved. Shareholder approval of the Business Combination is required by the Merger Agreement and the Memorandum and Articles of Association as well as to comply with Nasdaq Listing Rule 5635(a) and (d).

Q.   What will happen in the Business Combination?

A.   The Business Combination consists of a series of transactions pursuant to which (i) Tenzing will complete the Domestication and (ii) Merger Sub will following the Domestication, merge with and into Reviva with Reviva continuing as the surviving entity and a subsidiary of the Company. Upon the completion of the Domestication and the Merger, each issued and outstanding ordinary share of Tenzing will become a share of common stock of the Company, and each issued and outstanding warrant to purchase ordinary shares of Tenzing will become a warrant to purchase an equal number of shares of common stock of the Company.

Q.    What is the form of consideration that shareholders of Reviva will receive in return for the acquisition of Reviva by Tenzing?

A.	In connection with the completion of the Merger, shareholders of Reviva will collectively receive as consideration for their existing Reviva Common Stock and Reviva Preferred Stock shares of Company Common Stock pursuant to the Merger Agreement. However, the Merger Consideration does not include any value attributable to the Assumed Warrants or Assumed Options.

Based on the assumptions set forth under the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages,” the total number of post-Merger shares of common stock issuable to the Reviva shareholders will be approximately 5,771,934, entitling such holders collectively to exchange Reviva securities for approximately 52.12% of the Company’s common stock in the aggregate.

Each share of Company Common Stock will provide the holder the rights to vote, receive dividends, and share in distributions in connection with a liquidation and other stockholder rights with respect to the Company.

Q.    How much consideration will the holders of securities of Reviva receive in connection with the acquisition of Reviva by Tenzing?

A.    In connection with the completion of the Merger, the holders of securities of Reviva will collectively receive as consideration for their existing Reviva Common Stock a number of successor securities with an aggregate value equal to (the “Merger Consideration”) (a) Sixty Two Million Four Hundred Thousand ($62,400,000), plus the additional contingent right to receive the Earnout Shares after the Closing; provided however that the Merger Consideration otherwise payable to Reviva stockholders is subject to the withholding of the Escrow Shares (as defined below) and is subject to reduction for indemnification obligations. The Merger Consideration to be paid to Reviva stockholders will be paid solely by the delivery of new shares of Tenzing common stock, each valued at the Redemption Price.

The Merger Consideration will be allocated among Reviva Common Stockholders” and Reviva Preferred Stockholders, such that Reviva Preferred Stockholders will receive $11,000,000 in Merger Consideration (pro rata amongst them based on the number of shares of Reviva preferred stock owned) before Reviva Common Stockholders receive any Merger Consideration, and then the Reviva Common Stockholders and Reviva Preferred Stockholders will receive the remaining $51.4 million of the Merger Consideration pro rata treating the Reviva preferred stock on an as-converted to common stock basis (which is currently on a one-for one basis); provided however that the Merger Consideration otherwise payable to Reviva stockholders is subject to the withholding of the Escrow Shares (as defined below) and is subject to reduction for indemnification obligations. The Merger Consideration is not subject to any purchase price adjustments. Certain convertible promissory notes of Reviva will be required to convert into shares of Reviva common stock prior to the Closing, and will share in the Merger Consideration, as will certain obligations owed by Reviva to a broker that will be paid with Reviva common stock prior to the Closing. However, the Merger Consideration does not include any value attributable to the Assumed Warrants and Assumed Options.

See the section entitled, “The Business Combination Proposal — The Merger Agreement — Merger Consideration.”

Q.    What equity stake will current Tenzing shareholders and Reviva shareholders hold in the Company immediately after the completion of the Business Combination?

A.    Upon the completion of the Business Combination (assuming, among other things, that no Tenzing shareholders exercise Redemption Rights with respect to their ordinary shares upon completion of the Business Combination and the other assumptions described under the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages”), the holders of securities of Reviva are expected to own approximately 52.12% of the Company’s outstanding common stock and the current holders of Tenzing Shares are expected to own approximately 47.88% of the Company’s outstanding common stock.

If any of Tenzing’s shareholders exercise their Redemption Rights, the percentage of the Company’s outstanding common stock held by the current holders of Tenzing Shares will decrease and the percentages of the Company’s outstanding common stock held by the holders of securities of Reviva will increase, in each case relative to the percentage held if none of the Tenzing Shares are redeemed.

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages.”

Should one or more of the assumptions prove incorrect, actual beneficial ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

Q.    Did the Tenzing Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.    No. The Tenzing Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. Tenzing’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of Tenzing’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. Accordingly, investors will be relying solely on the judgment of the Tenzing Board in valuing Reviva’s business and assuming the risk that the Tenzing Board may not have properly valued such business.

Q.    What happens to the funds deposited in the Trust Account after completion of the Business Combination?

A.    After completion of the Business Combination, the funds in the Trust Account will be used to pay holders of the Public Shares who exercise Redemption Rights and, after paying the Redemptions, a portion will be used to pay, as well as to pay transaction expenses incurred in connection with the Business Combination, including deferred IPO underwriting fees to Tenzing’s investment bankers and for working capital of the Company and its subsidiaries and general corporate purposes of the Company and its subsidiaries. Such funds may also be used to reduce the indebtedness and certain other liabilities of the Company and its subsidiaries. As of September 24, 2020, there were cash and marketable securities held in the Trust Account of approximately $34.4 million. These funds will not be released until the earlier of the completion of the Business Combination or the Redemption of the Public Shares if Tenzing is unable to complete a Business Combination by December 28, 2020 (except that interest earned on the amounts held in the Trust Account may be released earlier as necessary to pay for any franchise or income taxes and up to $50,000 in liquidation expenses).

Q.    What happens if a substantial number of Public Shareholders vote in favor of the Merger Proposal and exercise their Redemption Rights?

A.    Public Shareholders may vote in favor of the Business Combination and still exercise their Redemption Rights, provided that Tenzing (without regard to any assets or liabilities of Reviva) after payment of all such Redemptions, has at least $5,000,001 in net tangible assets immediately prior to the Closing. The Business Combination may be completed even though the funds available from the Trust Account and the number of Public Shareholders is substantially reduced as a result of Redemptions by Public Shareholders. If the Business Combination is completed notwithstanding Redemptions, the Company will have fewer Public Shares and Public Shareholders, the trading market for the Company’s securities may be less liquid and the Company may not be able to meet the minimum listing standards for a national securities exchange. Furthermore, the funds available from the Trust Account for working capital purposes of the Company after the Business Combination may not be sufficient for its future operations and may not allow the Company to reduce Reviva’s indebtedness and/or pursue its strategy for growth.

Q.    What conditions must be satisfied to complete the Business Combination?

A.    Unless waived by the parties to the Merger Agreement, and subject to applicable law, the consummation of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, receipt of the requisite shareholder approvals contemplated by this proxy statement/prospectus. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled, “Proposal 2: The Business Combination Proposal—The Merger Agreement—Closing Conditions.”

Q.    When do you expect the Business Combination to be completed?

A.    It is currently expected that the Business Combination will be completed in November 2020. This timing depends, among other things, on the approval of the Proposals to be presented at the Shareholders Meeting. However, such meeting could be adjourned if the Adjournment Proposal is adopted at the Shareholders Meeting and Tenzing elects to adjourn the Shareholders Meeting to a later date or dates to permit further solicitation and vote of proxies if reasonably determined to be necessary or desirable by Tenzing.

Q.    Will Tenzing enter into any financing arrangements in connection with the Business Combination?

A.	Tenzing may enter into certain backstop arrangements and/or private placements of equity securities of Tenzing which Reviva has consented to. As the amount of any such equity issuances is not currently known, Tenzing cannot provide exact figures as to percentage ownership that may result therefrom. If Tenzing enters into a binding commitment in respect of any such additional equity financing, Tenzing will file a Current Report on Form 8-K with the SEC to disclose details of any such equity financing.

Q.    Why is Tenzing proposing the 2020 Equity Incentive Plan Proposal?

A.    The purpose of the 2020 Equity Incentive Plan is to enable the Company to offer eligible employees, directors and consultants cash and stock-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and the Company’s stockholders. For more information, see the section entitled “The 2020 Equity Incentive Plan Proposal.”

Q.    Why is Tenzing proposing the Charter Amendment Proposals?

A.    Tenzing is proposing the Charter Amendment Proposals to (1) change the name of Tenzing to Reviva Pharmaceuticals Holdings, Inc., (2) remove those provisions of the Interim Charter which terminate or otherwise cease to be applicable following the closing of the Business Combination, and (3) adopt the Amended and Restated Certificate of Incorporation and Bylaws which will be applicable following the Domestication and the closing of the Business Combination. For a summary of the material provisions of and reasons for adoption of the Certificate of Incorporation and the Amended and Restated Bylaws, see the section entitled “Proposal 4: The Charter Amendment Proposals.”

Q.    Why is Tenzing proposing the Director Election Proposal?

A.	Pursuant the Merger Agreement, Tenzing and Reviva have agreed that the initial Company Board following the completion of the Business Combination be comprised of five individuals. Purav Patel, Laxminarayan Bhat and Les Funtleyder, designated by Reviva, and Richard Margolin and Parag Saxena, designated by Tenzing, will serve as directors from the Domestication and Business Combination becoming effective for terms expiring at the Company’s annual meeting in 2021. The Director Election Proposal is being presented to implement the requirement of the Merger Agreement to install the Company Board. It is noted in this regard that the appointments of the five directors under the Director Election Proposal will take effect under the terms of the Amended and Restated Certificate of Incorporation and the Bylaws of the Company as continued into Delaware.

Q.   Why is Tenzing proposing the Working Capital Loan Conversion Proposal?

A.	Tenzing is proposing the Working Capital Loan Conversion Proposal to permit our Sponsor to convert an additional $500,000 of promissory notes that were issued or are issuable to evidence working capital loans made by our Sponsor into additional Private Placement Units of the Company at a price of $10.00 per unit. A summary of the Working Capital Loan Conversion. Proposal is set forth in the section entitled “Proposal 6: The Working Capital Loan Conversion Proposal” of this proxy statement/prospectus. Tenzing believes that permitting the Sponsor to convert more than $1,500,000 of promissory notes into additional Private Placement Units incentivizes the Sponsor to provide additional capital to Tenzing. The conversion of the working capital loans would also reduce the balance sheet liabilities of Tenzing.

Q.   Why is Tenzing proposing the Adjournment Proposal?

A.    Tenzing is proposing the Adjournment Proposal to allow the adjournment of the Shareholders Meeting to a later date or dates, including if necessary to permit further solicitation and vote of proxies if it is determined by Tenzing that more time is necessary or appropriate to approve one or more Proposals at the Shareholders Meeting.

Q.    When and where will the Shareholders Meeting be held?

A.    The Shareholders Meeting will be held at 9:00 a.m. Eastern Time on [●], 2020 at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105. Only shareholders who held ordinary shares of Tenzing at the close of business on [●], 2020 will be entitled to attend and vote at the Shareholders Meeting and at any adjournments and postponements thereof.

Q.    Who is entitled to vote at the Shareholders Meeting?

A.    Tenzing has fixed [●], 2020 as the Record Date. If you were a shareholder of Tenzing at the close of business on the Record Date, you are entitled to vote on matters that come before the Shareholders Meeting. However, a shareholder may only vote his, her or its shares if he, she or it is present in person or is represented by proxy at the Shareholders Meeting.

Q.    How do I vote?

A.    If you are a record owner of your shares, there are two ways to vote your Tenzing Shares at the Shareholders Meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Tenzing Board “FOR” the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, each of the Charter Amendment Proposals, the election of each of the director nominees pursuant to the Director Election Proposal, the Working Capital Loan Conversion Proposal, and the Adjournment Proposal (if presented). Votes received after a matter has been voted upon at the Shareholders Meeting will not be counted.

You Can Attend the Shareholders Meeting and Vote in Person. When you arrive, you will receive a ballot that you may use to cast your vote.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the Shareholders Meeting and vote in person and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Tenzing can be sure that the broker, bank or nominee has not already voted your shares.

Q:    What if I do not vote my Tenzing Shares or if I abstain from voting?

A:    The approval of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Working Capital Loan Conversion Proposal, and the Adjournment Proposal, if presented, requires the affirmative vote of a majority of the outstanding Tenzing Shares as of the Record Date that are present and vote at the Shareholders Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast. As a result, if you abstain from voting on the Proposals, your Tenzing Shares will be counted as present for purposes of establishing a quorum (if so present in accordance with the terms of the Memorandum and Articles of Association), but will not be counted as votes cast.

Q:    What Proposals must be passed in order for the Business Combination to be completed?

A:    The Business Combination will not be completed unless the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Charter Amendment Proposals, and the Director Election Proposal, are approved. If Tenzing does not complete a business combination by December 28, 2020, Tenzing will be required to dissolve and liquidate itself and return the monies held within its Trust Account to its Public Shareholders unless Tenzing submits and its shareholders approve an extension.

Q:    How does the Tenzing Board recommend that I vote on the Proposals?

A:    The Tenzing Board unanimously recommends that the shareholders of Tenzing entitled to vote on the Proposals, vote as follows:

“FOR” approval of the Domestication Proposal;

“FOR” approval of the Business Combination Proposal;

“FOR” approval of the 2020 Equity Incentive Plan Proposal;

“FOR” approval of each of the Charter Amendment Proposals;

“FOR” approval of the election of each of the director nominees pursuant to the Director Election Proposal;

“FOR” approval of the Working Capital Loan Conversion Proposal; and

“FOR” approval of the Adjournment Proposal, if presented;

Q:    How many votes do I have?

A:    Tenzing shareholders have one vote per each ordinary share of Tenzing held by them on the Record Date for the Shareholders Meeting.

Q.    How will the Sponsor and Tenzing’s officers and directors vote in connection with the Proposals?

A.	As of the Record Date, the Sponsor owned of record an aggregate of 1,581,250 Founder Shares, representing 30.9% of the issued and outstanding Tenzing Shares. Pursuant to the Insider Letter Agreement, the Sponsor and Tenzing’s directors and officers have agreed to vote the ordinary shares owned by them (including the Founder Shares) in favor of the Proposals. The Sponsor and Tenzing’s officers and directors, as of the Record Date, have not acquired any Tenzing ordinary shares during or after its IPO in the open market. However, any subsequent purchases of Tenzing ordinary shares prior to the Record Date by the Sponsor or Tenzing’s officers and directors in the aftermarket will make it more likely that the Proposals will be approved as such shares would be voted in favor of the Proposals.

Q.    Do I have Redemption Rights with respect to my Tenzing Shares?

A.    Under Section 23.5 of the Memorandum and Articles of Association, prior to the completion of the Business Combination, Tenzing will provide all of the Public Shareholders with the opportunity to have their shares redeemed upon the completion of the Business Combination, subject to certain limitations, for cash equal to the applicable Redemption Price; provided, however, that Tenzing may not redeem such shares to the extent that such Redemption would result in Tenzing having net tangible assets (as determined under the Exchange Act) of less than $5,000,001 upon the completion of the Business Combination.

Public Shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination, whether or not they were holders of Tenzing ordinary shares as of the Record Date or acquired their shares after the Record Date. The Redemptions will be effectuated in accordance with the Memorandum and Articles of Association and British Virgin Islands law. Any Public Shareholder who holds ordinary shares of Tenzing on or before [●], 2020 (two business days before the Shareholders Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the completion of the Business Combination); provided that such Public Shareholders follow the procedures provided for exercising such Redemption as set forth in the Memorandum and Articles of Association, as described below, by such date. However, the proceeds held in the Trust Account could be subject to claims that could take priority over those of Public Shareholders exercising Redemption Rights, regardless of whether such holders vote for or against the Business Combination Proposal and whether such holders are holders of Tenzing ordinary shares as of the Record Date. Therefore, the per-share distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims. A Public Shareholder will be entitled to receive cash for these shares only if the Business Combination is completed.

Q:    May the Sponsor, Tenzing’s directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A:    The Sponsor and Tenzing’s directors, officers, advisors or their affiliates may purchase Tenzing Shares in privately negotiated transactions or in the open market either prior to or after the Closing of the Business Combination, including from Tenzing shareholders who would have otherwise exercised their Redemption Rights. However, the Sponsor, directors and officers have no current commitments or plans to engage in such transactions and have not formulated any terms or conditions for any such transactions at the date of this proxy statement/prospectus. If Tenzing engages in such transactions, any such purchases will be subject to limitations regarding possession of any material nonpublic information not disclosed to the seller of such shares and they will not make any such purchases if such purchases are prohibited by Regulation M under the Exchange Act. Any such purchase after the Record Date would include a contractual acknowledgement that the selling shareholder, although still the record holder of Tenzing Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights. In the event the Sponsor or Tenzing’s directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their Redemption Rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the aggregate amount then on deposit in the Trust Account.

Pursuant to the Insider Letter Agreement, the Sponsor and Tenzing’s directors and officers have agreed to waive their Redemption Rights with respect to the Founder Shares and Private Placement Shares owned by the Sponsor and any Public Shares purchased during or after the IPO in connection with the consummation of the Business Combination. However, if the Sponsor or Tenzing’s directors, officers and their affiliates acquired Public Shares in or after the IPO (or acquire Public Shares following the date of this proxy statement/prospectus), they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if Tenzing fails to complete a Business Combination by September 28, 2020.

Q.    Is there a limit on the number of shares I may redeem?

A.    Each Public Shareholder, together with any affiliate or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking Redemption Rights with respect to 20% or more of the Public Shares. Accordingly, any shares held by a Public Shareholder or “group” in excess of such 20% cap will not be redeemed by Tenzing. Any Public Shareholder who holds less than 20% of the Public Shares may have all of the Public Shares held by him or her redeemed for cash.

Q.    How do I exercise my Redemption Rights?

A.    If you are a Public Shareholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [●], 2020 (two (2) business days before the Shareholders Meeting), that Tenzing redeem your shares into cash; (ii) affirmatively certify in your request to Tenzing’s Transfer Agent for Redemption if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) and (iii) submit your request in writing to Tenzing’s Transfer Agent, at the address listed at the end of this section and deliver your shares to Tenzing’s Transfer Agent physically or electronically using The Depository Trust Company’s DWAC system at least two business days prior to the vote at the Shareholders Meeting.

Any request for Redemption, once made by a Public Shareholder, may be withdrawn at least two (2) business days before the vote is taken with respect to the Business Combination Proposal at the Shareholders Meeting. In addition, if you deliver your shares for Redemption to Tenzing’s Transfer Agent and later decide prior to the Shareholders Meeting not to elect Redemption, you may request that Tenzing’s Transfer Agent return the shares (physically or electronically). You may make such request by contacting Tenzing’s Transfer Agent at the phone number or address listed at the end of this section.

Any corrected or changed written demand of Redemption Rights must be received by Tenzing’s secretary two business days prior to the vote taken on the Business Combination Proposal at the Shareholders Meeting. No demand for Redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the Transfer Agent at least two business days prior to the vote at the Shareholders Meeting.

Public Shareholders seeking to exercise their Redemption Rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is Tenzing’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, Tenzing does not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in street name will have to coordinate with their banks, brokers or other nominees to have the shares certificated or delivered electronically. There is a cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a nominal fee to the tendering broker and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not completed, this may result in an additional cost to shareholders for the return of their shares.

If a Public Shareholder properly demands Redemption as described above, then, if the Business Combination is completed, Tenzing will redeem the shares subject to the Redemptions for cash. Such amount will be paid promptly after completion of the Business Combination. If you exercise your Redemption Rights, then you will be exchanging your Tenzing Shares for cash and will no longer own these shares following the Business Combination.

If you are a Public Shareholder and you exercise your Redemption Rights, it will not result in either the exercise or loss of any Tenzing warrants that you may hold. Your Tenzing warrants will continue to be outstanding following a Redemption of your Tenzing Shares and will become exercisable in connection with the completion of the Business Combination.

If you intend to seek Redemption of your Public Shares, you will need to deliver your shares (either physically or electronically) to Tenzing’s Transfer Agent prior to the Shareholders Meeting, as described in this proxy statement/prospectus. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

E-mail: mzimkind@continentalstock.com

Q.    What happens if the Business Combination is not completed?

A.    If a Public Shareholder has tendered shares to be redeemed but the Business Combination is not completed, the Redemptions will be canceled and the tendered shares will be returned to the relevant Public Shareholders as appropriate. The current deadline set forth in the Memorandum and Articles of Association for Tenzing to complete its initial Business Combination is September 28, 2020.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Tenzing is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma combined balance sheet as of May 31, 2020 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the three months ended May 31, 2020 and for the year ended February 29, 2020 give pro forma effect to the Business Combination as if it had occurred as of the earliest period presented. This information should be read together with Reviva’s and Tenzing’s respective audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Reviva,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tenzing” and other financial information included elsewhere in this proxy statement.

The unaudited pro forma combined balance sheet as of May 31, 2020 has been prepared using the following:

●	Reviva’s unaudited historical condensed consolidated balance sheet as of June 30, 2020, as included elsewhere in this proxy statement; and

●	Tenzing’s unaudited historical condensed balance sheet as of May 31, 2020, as included elsewhere in this proxy statement.

The unaudited pro forma combined statement of operations for the three months ended May 31, 2020 has been prepared using the following:

●	Reviva’s unaudited historical condensed consolidated statement of operations for the six months ended June 30, 2020, as included elsewhere in this proxy statement; and

●	Tenzing’s unaudited historical condensed statement of operations for the three months ended May 31, 2020, as included elsewhere in this proxy statement.

The unaudited pro forma combined statement of operations for the year ended February 29, 2020 has been prepared using the following:

●	Reviva’s audited historical consolidated statement of operations for the year ended December 31, 2019, as included elsewhere in this proxy statement; and

●	Tenzing’s audited historical statement of operations for the year ended February 29, 2020, as included elsewhere in this proxy statement.

Description of the Transactions

On July 20, 2020, Tenzing entered into the Merger Agreement. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing, Tenzing will consummate the Domestication, and (ii) upon the Closing, Merger Sub will merge with and into Reviva, with Reviva continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Tenzing (after itsdomestication to Delaware).

The aggregate merger consideration to be paid pursuant to the Merger Agreement to Reviva shareholders will be an amount equal to the Merger Consideration, plus the additional contingent right to receive the Earnout Shares after the Closing, as described below. The Merger Consideration to be paid to Reviva stockholders will be paid solely by the delivery of new shares of the Company’s common stock, each valued at the Redemption Price.

In addition to the Merger Consideration set forth above, the Reviva Stockholders will also have a contingent right to receive the Earnout Shares after the Closing based on the stock price performance of the Company’s common stock and the achievement by Reviva of certain clinical trial milestones during the Earnout Period.

For more information about the Business Combination, please see the section entitled “Proposal 1: The Business Combination Proposal.” A copy of the Merger Agreement is attached to the accompanying proxy statement as Annex A.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Tenzing will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Reviva expecting to have a majority of the voting power of the post-combination company, Reviva senior management comprising substantially all of the senior management of the post-combination company, the relative size of Reviva compared to Tenzing, and Reviva operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Reviva issuing stock for the net assets of Tenzing, accompanied by a recapitalization. The net assets of Tenzing will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Reviva.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of the post-combination company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. Reviva and Tenzing have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

There is no historical activity with respect to Merger Sub, and accordingly, no adjustments were required with respect to this entity in the pro forma combined financial statements.

The unaudited pro forma combined financial information has been prepared assuming two alternative levels of redemption into cash of Tenzing ordinary shares:

●	Scenario 1 — Assuming no redemptions for cash: This presentation assumes that no Tenzing shareholders exercise redemption rights with respect to their ordinary shares upon consummation of the Business Combination; and

●	Scenario 2 — Assuming redemptions of 2,002,460 ordinary shares for cash: This presentation assumes that Tenzing shareholders exercise their redemption rights with respect to a maximum of 2,002,460 ordinary shares upon consummation of the Business Combination at a redemption price of approximately $10.81 per share. The maximum redemption amount is derived so that there is a minimum net tangible asset value of $5,000,001, after giving effect to the payments to redeeming shareholders. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 5,771,934 shares of common stock to be issued to Reviva stockholders in connection with the Merger Agreement.

As a result of the Business Combination and immediately following the closing of the Business Combination, assuming no Tenzing shareholders elect to redeem their shares for cash, Reviva will own approximately 52.1% of the outstanding Company common stock and the former shareholders of Tenzing will own approximately 47.9% of the outstanding Company common stock, as of May 31, 2020 (in each case, not giving effect to any shares issuable to them upon the exercise of warrants).

If 2,002,460 ordinary shares are redeemed for cash, which assumes the maximum redemption of Tenzing ordinary shares providing for a minimum net tangible asset value of $5,000,001, after giving effect to payments to redeeming shareholders, Reviva will own approximately 63.6% of the outstanding Company common stock and Tenzing former shareholders will own approximately 36.4% of the outstanding Company common stock, as of May 31, 2020 (in each case, not giving effect to any shares issuable to them upon the exercise of warrants).

As the issuance of the additional 1,000,000 shares of common stock is contingent on the future performance of the trading price of the common stock and the achievement by Reviva of certain clinical trial milestones, they have been classified as an equity arrangement and therefore have not been recorded in the unaudited pro forma combined financial statements.

PRO FORMA COMBINED BALANCE SHEET
AS OF MAY 31, 2020
(UNAUDITED)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) Reviva	(B) Tenzing	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash	$194,798	$197,983	$334,080	(1)
			34,535,125	(2)
			(4,900,000	)(4)	$30,361,986	$(21,648,463	)(5)	$8,713,523
Prepaid expenses and other current assets	7,019	41,708	-		48,727	-		48,727
Total Current Assets	201,817	239,691	29,969,205		30,410,713	(21,648,463)		8,762,250
Marketable securities held in Trust Account	-	34,219,205	315,920	(1)
			(34,535,125	)(2)	-	-		-
Property and equipment, net	269	-	-		269	-		269
Non-current assets	1,816	-	-		1,816	-		1,816
Total Assets	$203,902	$34,458,896	$(4,250,000)		$30,412,798	$(21,648,463)		$8,764,335

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$4,192,154	$501,261	$(977,567	)(4)	$3,715,848	$-		$3,715,848
Contingent warrant, net	48,486	-	-		48,486	-		48,486
Convertible promissory notes, net	4,375,087	-	(4,375,087	)(6)	-	-		-
Total Current Liabilities	8,615,727	501,261	(5,352,654)		3,764,334	-		3,764,334
Convertible promissory notes - related party	-	1,125,000	650,000	(1)
			(1,775,000	)(3)	-	-		-
Deferred underwriting fees	-	2,213,750	(2,213,750	)(4)	-	-		-
Total Liabilities	8,615,727	3,840,011	(8,691,404)		3,764,334	-		3,764,334

Commitments and Contingencies

Ordinary shares subject to redemption	-	25,618,883	(25,618,883	)(5)	-	-		-

Stockholders’ Equity
Ordinary shares	-	3,963,734	1,775,000	(3)
			25,618,883	(5)
			53,126,630	(6)
			(84,484,247	)(7)	-			-
Preferred stock	29,069,974	-	(29,069,974	)(6)	-	-		-
Common stock	618	-	(618	)(6)
			1,107	(7)	1,107	(200	)(7)	907
Additional paid-in capital	18,644,683	-	(18,644,683	)(6)		(21,648,463	)(5)
			84,483,140	(7)	84,483,140	200	(7)	62,834,877
Retained earnings (Accumulated deficit)	(56,127,100)	1,036,268	(1,708,683	)(4)
			(1,036,268	)(6)	(57,835,783)	-		(57,835,783)
Total Stockholders' Equity	(8,411,825)	5,000,002	30,060,287		26,648,464	(21,648,463)		5,000,001
Total Liabilities and Stockholders’ Equity	$203,902	$34,458,896	$(4,250,000)		$30,412,798	$(21,648,463)		$8,764,335

Pro Forma Adjustments to the Unaudited Combined Balance Sheet

(A)	Derived from the unaudited condensed consolidated balance sheet of Reviva as of June 30, 2020. See Reviva’s financial statements and the related notes appearing elsewhere in this proxy statement.

(B)	Derived from the unaudited condensed balance sheet of Tenzing as of May 31, 2020. See Tenzing’s financial statements and the related notes appearing elsewhere in this proxy statement.

(1)	Reflects the additional funding of $315,920 received to extend the time by which the Company has to consummate a Business Combination to October 28, 2020 and working capital loans in the amount of $334,080.

(2)	Reflects the release of cash from marketable securities held in the trust account.

(3)	Reflects the conversion of promissory notes in the aggregate amount of $1,775,000 due to the Sponsor into 177,500 Private Placement Units at $10.00 per unit.

(4)	Reflects the payment of fees and expenses related to the Business Combination, including $977,567 of accounts payable and accrued expenses directly attributable to the Business Combination, the deferred underwriting fee of $2,213,750 and legal, financial advisory, accounting and other professional fees of $1,708,683. The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees of approximately $1,708,683 is reflected as an adjustment to accumulated deficit and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the Business Combination.

(5)	In Scenario 1, which assumes no Tenzing shareholders exercise their redemption rights, the ordinary shares subject to redemption for cash amounting to $25,618,883 would be transferred to permanent equity. In Scenario 2, which assumes the same facts as described in Items 1 through 4 above, but also assumes the maximum number of shares are redeemed for cash by the Tenzing shareholders, $21,648,463 would be paid out in cash. The $21,648,463, or 2,002,460 ordinary shares, represents the maximum redemption amount, assuming a minimum net tangible asset value of $5,000,001, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on May 31, 2020.

(6)	Reflects the recapitalization of Tenzing through (a) the contribution of all the share capital in Reviva to Tenzing in the amount of $47,715,275, (b) the conversion of convertible promissory notes into common stock in the amount of $4,375,087, (c) the issuance of 5,771,934 newly issued shares of common stock in connection with the Business Combination and (d) the elimination of the historical retained earnings of Tenzing, the legal acquiree.

(7)	Reflects the conversion of ordinary shares into shares of common stock upon the re-domestication of Tenzing from the British Virgin Islands to the State of Delaware.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MAY 31, 2020
(UNAUDITED)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) Reviva	(B) Tenzing	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
Research and development	$36,471	$-	$-		$36,471	$-		$36,471
General and administrative	740,913	264,941	(884,252	)(1)	121,602	-		121,602
Operating loss	(777,384)	(264,941)	884,252		(158,073)	-		(158,073)

Other income (expense):
Interest income	25,004	109,175	(109,175	)(2)	25,004	-		25,004
Interest expense	(99,053)	-	-		(99,053)	-		(99,053)
Loss before income taxes	(851,433)	(155,766)	775,077		(232,122)	-		(232,122)
Provision for income taxes	-	-	-	(3)	-	-		-
Net loss	$(851,433)	$(155,766)	$775,077		$(232,122)	$-		$(232,122)

Weighted average shares outstanding, basic and diluted		2,704,587	8,369,278	(4)	11,073,865	(2,002,460	)(4)	9,071,405
Basic and diluted net loss per share		$(0.09)			$(0.02)			$(0.03)

PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED FEBRUARY 29, 2020
(UNAUDITED)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(C) Reviva	(D) Tenzing	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
Research and development	$195,744	$-	$-		$195,744	$-		$195,744
General and administrative	181,116	724,740	-		905,856	-		905,856
Operating loss	(376,860)	(724,740)	-		(1,101,600)	-		(1,101,600)

Other income (expense):
Interest income	201	1,323,935	(1,323,935	)(2)	201	-		201
Unrealized gain on marketable securities	-	18,708	(18,708	)(2)	-	-		-
Interest expense	(469,373)	-	-		(469,373)	-		(469,373)
Loss before income taxes	(846,032)	617,903	(1,342,643)		(1,570,772)	-		(1,570,772)
Provision for income taxes	800	-	-	(3)	800	-		800
Net loss	$(846,832)	$617,903	$(1,342,643)		$(1,571,572)	$-		$(1,571,572)

Weighted average shares outstanding, basic and diluted		2,610,315	8,463,550	(4)	11,073,865	(2,002,460	)(4)	9,071,405
Basic and diluted net loss per share		$(0.21)			$(0.14)			$(0.17)

Pro Forma Adjustments to the Unaudited Combined Statements of Operations

(A)	Derived from the unaudited condensed consolidated statement of operations of Reviva for the three months ended June 30, 2020. See Reviva’s financial statements and the related notes appearing elsewhere in this proxy statement.

(B)	Derived from the unaudited condensed statement of operations of Tenzing for the three months ended May 31, 2020. See Tenzing’s financial statements and the related notes appearing elsewhere in this proxy statement.

(C)	Derived from the audited consolidated statement of operations of Reviva for the year ended December 31, 2019. See Reviva’s financial statements and the related notes appearing elsewhere in this proxy statement.

(D)	Derived from the audited statement of operations of Tenzing for the year ended February 29, 2020. See Tenzing’s financial statements and the related notes appearing elsewhere in this proxy statement.

(1)	Represents an adjustment to eliminate direct, incremental costs of the Business Combination which are reflected in the historical financial statements of Reviva and Tenzing in the amount of $696,329 and $187,923, respectively, for the three months ended June 30, 2020 and May 31, 2020, respectively. There were no such amounts recorded for the year ended December 31, 2019 for Reviva and February 29, 2020 for Tenzing.

(2)	Represents an adjustment to eliminate interest income and unrealized gain on marketable securities held in the trust account as of the beginning of the period.

(3)	To record normalized blended statutory income tax benefit rate of 21% for pro forma financial presentation purposes resulting in the recognition of an income tax benefit, which however, has been offset by a full valuation allowance as the combined company expects to incur continuing losses.

(4)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that Tenzing’s initial public offering occurred as of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.

The following presents the calculation of basic and diluted weighted average ordinary shares outstanding. The computation of diluted loss per share excludes the effect of 6,861,313 warrants to purchase 6,861,313 shares of common stock, because the inclusion of these securities would be anti-dilutive.

	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 2 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares calculation, basic and diluted
Tenzing public shares	3,184,368	1,181,908
Tenzing Sponsor shares	2,117,563	2,117,563
Tenzing shares issued in the Business Combination	5,771,934	5,771,934
Weighted average shares outstanding	11,073,865	9,071,405
Percent of shares owned by Reviva	52.1%	63.6%
Percent of shares owned by Tenzing	47.9%	36.4%

COMPARATIVE SHARE INFORMATION

The following table sets forth the historical comparative share information for Reviva and Tenzing on a stand-alone basis and the unaudited pro forma combined per share information after giving effect to the Business Combination, (1) assuming no Tenzing shareholders exercise redemption rights with respect to their ordinary shares upon the consummation of the Business Combination; and (2) assuming that Tenzing shareholders exercise their redemption rights with respect to a maximum of 2,002,460 ordinary shares upon consummation of the Business Combination.

The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial Information of Tenzing” and “Selected Historical Consolidated Financial and Other Data of Reviva” and the historical financial statements of Tenzing and Reviva  incorporated by reference in or included elsewhere in this proxy statement. The unaudited pro forma condensed combined per share information is derived from, and should be read in conjunction with, the information contained in the section of this proxy statement entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would been had the companies been combined during the periods presented, nor to project the Company’s results of operations or earnings per share for any future date or period. The unaudited pro forma combined shareholders’ equity per share information below does not purport to represent what the value of Tenzing and Reviva would have been had the companies been combined during the periods presented.

	Reviva	Tenzing	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Three Months Ended June 30, 2020 (Reviva) and Three Months Ended May 31, 2020 (Tenzing)
Net loss	$(851,433)	$(155,766)	$(232,122)	$(232,122)
Stockholders’ (deficit) equity	(8,411,825)	5,000,002	26,648,464	5,000,001
Weighted average shares outstanding — basic and diluted		2,704,587	11,073,865	9,071,405
Basic and diluted net loss per share		(0.09)	(0.02)	(0.03)
Shareholders’ equity per share — basic and diluted		1.85	2.41	0.55

	Reviva	Tenzing	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Year Ended December 31, 2019 (Reviva) and Year Ended February 29, 2020 (Tenzing)
Net (loss) income	$(846,832)	$617,903	$(1,571,572)	$(1,571,572)
Weighted average shares outstanding — basic and diluted		$2,610,315	$11,073,865	9,071,405
Basic and diluted net (loss) income per share		$(0.21)	$(0.14)	$(0.17)

RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information in this proxy statement/prospectus, including the financial information, before deciding how to vote or instruct your vote to be cast to approve the Proposals described in this proxy statement/prospectus.

The value of your investment following the completion of the Business Combination will be subject to significant risks affecting, among other things, the Company’s business, financial condition and results of operations. If any of the events described below occur, the Company’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of the Company’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of Tenzing and Reviva.

Throughout this section, references to the “Company” refer to the Company and its consolidated subsidiaries as the context so requires.

Risks Related to the Domestication and the Business Combination

Tenzing’s shareholders will experience dilution due to the issuance of Company Common Stock to the Reviva shareholders as consideration in the Merger entitling them to a significant voting stake in the Company.

Based on Reviva’s and Tenzing’s current capitalization (and the assumptions regarding the Merger Consideration paid at Closing described under the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages”), we anticipate issuing to the Reviva shareholders approximately an aggregate of 5,771,934 shares of Company Common Stock pursuant to the Merger Agreement, and it is currently expected that Tenzing’s current shareholders would hold in the aggregate approximately 47.88% of the outstanding common stock of the Company. If any of the Public Shares are redeemed in connection with the Merger, the percentage of the outstanding ordinary shares held by the Public Shareholders will decrease and the percentages of the outstanding common stock held immediately following the Business Combination by the Sponsor and outstanding common stock issuable to Reviva shareholders will increase. To the extent that any of the outstanding warrants and Assumed Options are exercised for Company Common Stock, or additional awards are issued under the proposed 2020 Equity Incentive Plan, Tenzing’s existing shareholders may experience substantial dilution. Such dilution could, among other things, limit the ability of Tenzing’s current shareholders to influence the Company’s management through the election of directors following the Business Combination.

The ability of Tenzing’s shareholders to exercise Redemption Rights with respect to the Public Shares may prevent Tenzing from completing the Business Combination or optimizing its capital structure.

Tenzing does not know how many shareholders will ultimately exercise their Redemption Rights in connection with the Business Combination. As such, the Business Combination is structured based on Tenzing’s expectations (and those of the other parties to the Merger Agreement) as to the number of shares that will be submitted for Redemption. In addition, if a larger number of shares are submitted for Redemption than Tenzing initially expected, Tenzing may need to seek to arrange for additional third party financing to be able to have the minimum amount of cash required pursuant to the Merger Agreement.

Furthermore, raising such additional financing may involve dilutive equity issuances at higher than desirable levels. For information on the consequences if the Business Combination is not completed or must be restructured, please see the section of this proxy statement/prospectus entitled “Risk Factors — Risks Related to Tenzing.”

Subsequent to the completion of the Business Combination, the Company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.

Tenzing cannot assure you that the due diligence Tenzing has conducted on Reviva will reveal all material issues that may be present with regard to Reviva, or that factors outside of Tenzing’s or Reviva’s control will not later arise. As a result of unidentified issues or factors outside of Tenzing’s or Reviva’s control, the Company may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if Tenzing’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with the preliminary risk analysis conducted by Tenzing. Even though these charges may be non-cash items that would not have an immediate impact on the Company’s liquidity, the fact that the Company reports charges of this nature could contribute to negative market perceptions about the Company or its securities. In addition, charges of this nature may cause the Company to violate leverage or other covenants to which it may be subject. Accordingly, any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their shares from any such write-down or write-downs.

The Company’s ability to be successful following the Business Combination will depend upon the efforts of the Company Board and Reviva’s key personnel and the loss of such persons could negatively impact the operations and profitability of the Company’s business following the Business Combination.

The Company’s ability to be successful following the Business Combination will be dependent upon the efforts of the Company Board and key personnel. Tenzing cannot assure you that, following the Business Combination, the Company Board and the Company’s key personnel will be effective or successful or remain with the Company. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause the Company’s management to expend time and resources becoming familiar with such requirements.

The COVID-19 pandemic triggered an economic crisis which may delay or prevent the consummation of the Business Combination.

In December 2019, a coronavirus (COVID-19) outbreak was reported in China, and, in March 2020, the World Health Organization declared it a pandemic. Since being initially reported in China, the coronavirus has spread throughout the world and has resulted in unprecedented restrictions and limitations on operations of many businesses, educational institutions and governmental entities, including in the United States and Canada. Given the ongoing and dynamic nature of the COVID-19 crisis, it is difficult to predict the impact on the business of Reviva, Tenzing and Reviva Pharmaceutical Holdings, Inc., and there is no guarantee that efforts by Reviva, Tenzing and Reviva Pharmaceutical Holdings, Inc. to address the adverse impact of COVID-19 will be effective. If Reviva or Tenzing is unable to recover from a business disruption on a timely basis, the Business Combination and Reviva Pharmaceutical Holdings, Inc.’s business and financial conditions and results of operations following the completion of the Business Combination would be adversely affected. The Business Combination may also be delayed and adversely affected by the coronavirus outbreak and become more costly. Each of Reviva and Tenzing may also incur additional costs to remedy damages caused by such disruptions, which could adversely affect its financial condition and results of operations.

The Company will be a holding company and its only material asset after completion of the Business Combination will be its interest in Reviva, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes and pay dividends.

Upon completion of the Business Combination, the Company will be a holding company with no material assets other than cash in the approximate amount of approximately $8.6 million assuming maximum redemption or approximately $29.9 million if no redemption and its ownership of all of the issued and outstanding Reviva Common Stock. As a result, the Company will have no independent means of generating revenue or cash flow. The Company’s ability to pay taxes and pay dividends will depend on the financial results and cash flows of Reviva and its subsidiaries and the distributions it receives from Reviva. Deterioration in the financial condition, earnings or cash flow of Reviva and its subsidiary for any reason could limit or impair Reviva’s ability to pay such distributions. Additionally, to the extent that the Company needs funds and Reviva and/or its subsidiary are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or Reviva is otherwise unable to provide such funds, it could materially adversely affect the Company’s liquidity and financial condition.

Dividends on the Company’s common stock, if any, will be paid at the discretion of the Company Board, which will consider, among other things, the Company’s business, operating results, financial condition, current and expected cash needs, plans for expansion and any legal or contractual limitations on its ability to pay such dividends. Financing arrangements may include restrictive covenants that restrict the Company’s ability to pay dividends or make other distributions to its stockholders. In addition, Reviva is generally prohibited under Delaware law from making a distribution to a shareholder to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of Reviva (with certain exceptions) exceed the fair value of its assets. Reviva’s subsidiaries are generally subject to similar legal limitations on their ability to make distributions to Reviva. If Reviva does not have sufficient funds to make distributions, the Company’s ability to declare and pay cash dividends may also be restricted or impaired.

Some of Tenzing’s officers and directors may be argued to have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to your interests or in determining whether Reviva is appropriate for Tenzing’s initial business combination.

The personal and financial interests of Tenzing’s Sponsor, officers and directors may influence or have influenced their motivation in identifying and selecting a target for the Business Combination, their support for completing the Business Combination and the operation of the Company following the Business Combination.

Tenzing’s Sponsor owns 1,581,250 ordinary shares, which were initially acquired prior to Tenzing’s IPO and for an aggregate purchase price of $25,000 and Tenzing’s directors and officers have pecuniary interests in such ordinary shares through their ownership interest in the Sponsor. In addition, the Sponsor purchased an aggregate of 323,750 Private Placement Units at a price of $10 per unit. Such shares had an aggregate market value of approximately $20.6 million based on the last sale price of $10.75 per share on Nasdaq on October 1, 2020. Tenzing’s Memorandum and Articles of Association require Tenzing to complete an initial business combination prior December 28, 2020 (unless Tenzing submits and its shareholders approve an extension of such date). If the Business Combination is not consummated and Tenzing is forced to wind up, dissolve and liquidate in accordance with Tenzing’s Memorandum and Articles of Association, the securities of Tenzing currently held by the Sponsor will be worthless as the holders have waived liquidation rights with respect to such securities.

Certain officers and directors of Tenzing also participate in arrangements that may be argued to provide them with other interests in the Business Combination that are different from yours, including, among others, arrangements for the continued service as directors of the Company. Tenzing’s officers and directors collectively (including entities controlled by and families of officers and directors)  have made an aggregate average investment per share of $1.78 (including the Founder Shares and Private Placement Shares allotted as part of Private Placement Units; excluding the Private Placement Warrants) as of the consummation of Tenzing’s initial public offering, exclusive of their aggregate working capital contributions of ($1,775,000) as of September 25, 2020.  If such working capital contributions are included, Tenzing’s officers and directors collectively have made an aggregate average investment per share of $2.47 (including Founder Shares and Private Placement Shares allotted as part of Private Placement Units; excluding Private Placement Warrants allotted as part of Private Placement Units) as of September 25, 2020 (assuming $1,775,000 of working capital units convert to units at $10.00 per share). The officers’ and directors’ significantly lower investment per share in their ordinary shares of Tenzing results in a difference between a transaction that increases the value of the officers' and directors' investment and a transaction that increases the value of the public shareholders' investment.  As such, Tenzing's officers’ and directors’ risk to lose their entire investment if the Business Combination is not approved may be argued to create a conflict of interest that may cause them to support or approve the Business Combination.

Further, Tenzing’s Sponsor, officers and directors have, pursuant to the Insider Letter Agreement, each agreed (A) to vote any Tenzing shares owned by them in favor of the Business Combination and (B) not to redeem any shares in connection with a shareholder vote to approve the Business Combination.

These interests, among others, may influence or have influenced the Sponsor and the officers and directors of Tenzing and Reviva to support or approve the Business Combination. For more information concerning the interests of Tenzing’s officers and directors, see the section entitled “The Business Combination Proposal — Interests of Tenzing’s Directors and Officers and Others in the Business Combination” and the risk factor entitled “ — Risks Related to Tenzing — The Sponsor controls a substantial interest in Tenzing and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support” in this proxy statement/prospectus.

Tenzing has not obtained an opinion from an independent investment banking firm or another independent firm, and consequently, you may have no assurance from an independent source that the terms of the Business Combination are fair to Tenzing from a financial point of view.

The Tenzing Board did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Business Combination. Tenzing is not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from another independent firm that the price it is paying is fair to Tenzing from a financial point of view. In analyzing the Business Combination, the Tenzing Board and Tenzing’s management conducted due diligence on Reviva and researched the industry in which Reviva operates and concluded that the Business Combination was in the best interest of its shareholders. Accordingly, Tenzing’s shareholders will be relying solely on the judgment of the Tenzing Board in determining the value of the Business Combination, and the Tenzing Board may not have properly valued such business. The lack of third-party valuation or fairness opinion may also lead an increased number of shareholders to vote against the Business Combination or demand Redemption of their shares, which could potentially impact our ability to consummate the Business Combination. For more information about our decision-making process, see the section entitled “The Business Combination Proposal — Tenzing Board’s Reasons for the Approval of the Business Combination.”

Tenzing does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible to complete a Business Combination in which a substantial majority of Tenzing’s shareholders do not intend to retain their investment in which case the Reviva shareholders may receive a greater number of post-Business Combination Company Common Stock as a result of redemptions.

The Memorandum and Articles of Association of Tenzing does not provide a specified maximum Redemption threshold, except that in no event will Tenzing redeem its Public Shares in an amount that would cause its net tangible assets, without regard to any assets or liabilities of Reviva, to be less than $5,000,001 immediately prior to the completion of the Business Combination (such that Tenzing is not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement contained in the Merger Agreement. As a result, Tenzing may be able to consummate the Business Combination even if a substantial majority of the Public Shareholders do not agree with the transaction and have redeemed their shares or if we have entered into privately negotiated agreements for investors to sell their shares to the Sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all Public Shares that are validly submitted for Redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to Tenzing, Tenzing will not consummate the Business Combination or redeem any shares, all Public Shares submitted for redemption will be returned to the holders thereof and Tenzing will be required to liquidate.

Nasdaq may delist the Company’s securities from trading on its exchange, which could limit investors’ ability to make transactions in the Company’s securities and subject the Company to additional trading restrictions.

Tenzing’s securities are currently listed on Nasdaq and it is anticipated that, following the Business Combination, the Company’s securities will continue to be listed on Nasdaq. However, there can be no assurance that the Company’s securities will continue to be listed on Nasdaq in the future. In order to continue to maintain the listing of the Company’s securities on Nasdaq, the Company must maintain certain financial, distribution, liquidity and stock price levels. For instance, the Company’s stock price would generally be required to be at least $4 per share and its stockholders’ equity would generally be required to be at least $5 million and the Company would be required to have a minimum of 300 public holders of “round lots” of 100 shares (with at least 50% of such round lot holders holding securities with a market value of at least $2,500). In addition to the listing requirements for the Company’s common stock, Nasdaq imposes listing standards on warrants. There can be no assurance that the Company will be able to meet those initial listing requirements.

If Nasdaq delists the Company’s securities from trading on its exchange and the Company is not able to list its securities on another national securities exchange, Tenzing expects the Company’s securities could be quoted on an over-the-counter market. If this were to occur, the Company could face significant material adverse consequences, including:

•        a limited availability of market quotations for its securities;

•        reduced liquidity for its securities;

•        a determination that the Company common stock is a “penny stock” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Company’s securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

With respect to Tenzing ordinary shares before the Business Combination, if these shares are delisted from trading by Nasdaq, then such an event may be considered a Material Adverse Event under the Merger Agreement, and Reviva is not obligated to close the Business Combination for as long as such Material Adverse Event is continuing and uncured.

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” may not be representative of the Company’s results if the Business Combination is completed.

Tenzing and Reviva currently operate as separate companies and have had no prior history as a combined entity, and their operations have not previously been managed on a combined basis. The pro forma financial information included in this proxy statement/prospectus is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the Company. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from Tenzing’s and Reviva’s historical financial statements and certain adjustments and assumptions have been made regarding the Company after giving effect to the Business Combination. There may be differences between preliminary estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in this proxy statement/prospectus in respect of the estimated financial position and results of operations of the Company.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect the Company’s financial condition or results of operations following the Closing. Any potential decline in the Company’s financial condition or results of operations may cause significant variations in the stock price of the Company.

During the pendency of the Business Combination, Tenzing will not be able to enter into a business combination with another party because of restrictions in the Merger Agreement. Furthermore, certain provisions of the Merger Agreement will discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

Covenants in the Merger Agreement impede the ability of Tenzing to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, Tenzing may be at a disadvantage to its competitors during that period. In addition, while the Merger Agreement is in effect, neither Tenzing nor Reviva may solicit, assist, facilitate the making, submission or announcement of, or intentionally encourage any alternative acquisition proposal, such as a merger, material sale of assets or equity interests or other business combination, with any third party, even though any such alternative acquisition could be favorable to Tenzing’s shareholders than the Business Combination. In addition, if the Business Combination is not completed, these provisions will make it more difficult to complete an alternative business combination following the termination of the Merger Agreement due to the passage of time during which these provisions have remained in effect.

If the conditions to the Merger Agreement are not met, the Business Combination may not occur.

Even if the Merger Agreement is approved by the shareholders of Tenzing and Reviva, specified conditions must be satisfied or waived before the parties to the Merger Agreement are obligated to complete the Business Combination. For a list of the material closing conditions contained in the Merger Agreement, see the section entitled “The Business Combination Proposal — The Merger Agreement — Closing Conditions.” Tenzing and Reviva may not satisfy all of the closing conditions in the Merger Agreement. If the closing conditions are not satisfied or waived, the Business Combination will not occur, or will be delayed pending later satisfaction or waiver, and such delay may cause Tenzing and Reviva to each lose some or all of the intended benefits of the Business Combination.

Each of Tenzing and Reviva may waive one or more of the conditions to the Business Combination.

Each of Tenzing and Reviva may agree to waive, in whole or in part, some of the conditions to their respective obligations to complete the Business Combination, to the extent permitted by their respective existing charters and applicable laws. For example, it is a condition to Tenzing’s obligations to close the Business Combination that the representations and warranties of Reviva and its subsidiaries are true and correct in all respects as of the date of the Merger Agreement and as of the date of the Closing Date (as defined in the Merger Agreement) (or an earlier date to the extent that an earlier date is referenced in the representation and warranty), except, for certain of the representations and warranties, for such inaccuracies that, individually or in the aggregate, would not result in a Material Adverse Effect (as defined in the Merger Agreement) on Reviva and its subsidiaries. Tenzing is not able to waive the condition that its stockholders approve the Business Combination. Reviva is not able to waive the condition that its stockholders approve the Business Combination. The following closing conditions also may not be waived: expiration of any applicable waiting period under any antitrust laws; receipt of requisite consents from governmental authorities to consummate the Transactions; the absence of any law or order that would prohibit the consummation of the Merger or other transactions contemplated by the Merger Agreement; upon the Closing, after giving effect to the completion of the Redemption, the Company having net tangible assets of at least $5,000,001; and the effectiveness of this registration statement. If either Tenzing or Reviva elects to waive any conditions to their respective obligations to complete the Business Combination, the parties may close the Business Combination without the satisfaction of any such conditions.

Because Tenzing is incorporated under the laws of the British Virgin Islands, in the event the Business Combination is not completed, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

Because Tenzing is currently incorporated under the laws of the British Virgin Islands, you may face difficulties in protecting your interests and your ability to protect your rights through the U.S. Federal courts may be limited prior to the Domestication. Tenzing is currently a business company under the laws of the British Virgin Islands. As a result, it may be difficult for investors to effect service of process within the United States upon Tenzing’s directors or officers, or enforce judgments obtained in the United States courts against Tenzing’s directors or officers.

Until the Domestication is effected, Tenzing’s corporate affairs are governed by the Memorandum and Articles of Association, the Companies Act and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of its directors to Tenzing under the laws of the British Virgin Islands in part governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the British Virgin Islands. The rights of Tenzing’s shareholders and the fiduciary responsibilities of its directors under British Virgin Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, British Virgin Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

Tenzing has been advised by its British Virgin Islands legal counsel that the courts of the British Virgin Islands are unlikely (i) to recognize or enforce against Tenzing judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the British Virgin Islands, to impose liabilities against Tenzing predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, the courts of the British Virgin Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the British Virgin Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a British Virgin Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the British Virgin Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A British Virgin Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

The Public Shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Tenzing Board or controlling shareholders than they would as public shareholders of a United States company.

There is a risk that a U.S. Holder may recognize taxable gain with respect to its Tenzing Shares at the effective time of the Domestication.

The Tenzing Board believes the Domestication should qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, due to the absence of guidance directly on how the provisions of Section 368(a) of the Code apply in the case of a statutory conversion of a corporation with no active business and only investment-type assets such as Tenzing, this result is subject to some uncertainty. Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position. If the Domestication should fail to qualify as a reorganization under Section 368(a) of the Code, a U.S. Holder (as that term is defined in the section entitled “Proposal 1: The Domestication Proposal — Federal Income Tax Consequences of the Domestication to Tenzing Shareholders and Warrant Holders”) of Tenzing Shares generally would recognize a gain or loss with respect to its Tenzing Shares in an amount equal to the difference, if any, between the fair market value of the corresponding common stock of the Delaware corporation received in the Domestication and the U.S. Holder’s adjusted tax basis in its Tenzing Shares surrendered.

As discussed more fully under the section entitled “Proposal 1: The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Tenzing Shareholders and Warrant Holders” below, it is intended that the Domestication will constitute a tax-free reorganization within the meaning of Section 368(a)(l)(F) of the Code.

Upon effectiveness of the Domestication, the rights of holders of the Company’s common stock arising under the DGCL will differ from and may be less favorable to the rights of holders of Tenzing’s ordinary shares arising under the British Virgin Islands Companies Act.

Upon the effectiveness of the Domestication, the rights of holders of the Company’s common stock will arise under the DGCL. The DGCL contains provisions that differ in some respects from those in the Companies Act, and, therefore, some rights of holders of the Company’s common stock could differ from the rights that holders of Tenzing ordinary shares currently possess. For instance, while class actions are generally not available to shareholders under British Virgin Islands law, such actions are generally available under Delaware law. This change could increase the likelihood that the Company becomes involved in costly litigation, which could have a material adverse effect on the Company.

The application of Delaware law to Tenzing as a result of the Domestication may have the effect of deterring hostile takeover attempts or a change in control. Section 203 of the Delaware General Corporation Law, or the DGCL, restricts certain “business combinations” with “interested stockholders” for three years following the date that a person becomes an interested stockholder unless: (1) the “business combination” or the transaction which caused the person or entity to become an interested stockholder is approved by the Board of Directors prior to such business combination or transactions; (2) upon the completion of the transaction in which the person or entity becomes an “interested stockholder” such interested stockholder holds at least 85% of the voting stock of the combined company not including (x) shares held by officers and directors and (y) shares held by employee benefit plans under certain circumstances; or (3) at or after the person or entity becomes an “interested stockholder,” the “business combination” is approved by the Board of Directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by such interested stockholder. A Delaware corporation may elect not to be governed by Section 203. We do not anticipate making such an election.

For a more detailed description of the rights of holders of the Company’s common stock under the DGCL and how they may differ from the rights of holders of Tenzing ordinary shares under the Companies Act, please see the section entitled “The Domestication Proposal — Comparison of Shareholder Rights under the Applicable Corporate Law Before and After the Domestication.”

Delaware law and the Amended and Restated Certificate of Incorporation and Bylaws will contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Amended and Restated Certificate of Incorporation and Bylaws that will be in effect upon completion of the Business Combination differ from the Memorandum and Articles of Association. Among other differences, the Amended and Restated Certificate of Incorporation, and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Company Board and therefore depress the trading price of the Company Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Company Board or taking other corporate actions, including effecting changes in management. Among other things, the Amended and Restated Certificate of Incorporation and Bylaws include provisions regarding:

•	the ability of the Company Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the limitation of the liability of, and the indemnification of, the Company’s directors and officers;

•	the right of the Company Board to elect a director to fill a vacancy created by the expansion of the Company Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Company Board;

•	a prohibition on stockholder action by written consent (except as required for holders of future series of preferred stock), which forces stockholder action to be taken at an annual or special meeting of stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;

•	the requirement that a special meeting of stockholders may be called only by the Company Board, the chairman of the Company Board, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	controlling the procedures for the conduct and scheduling of the Company Board and stockholder meetings;

•	the requirement for the affirmative vote of holders of at least a majority of the voting power of all of the voting power of the then outstanding shares of the voting stock, voting as a single class, to amend, alter, change or repeal any provision of the Company’s Bylaws and certain provisions in the Amended and Restated Certificate of Incorporation, respectively, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•	the ability of the Company Board to amend the Bylaws by an affirmative vote of a majority of the Board, which may allow the Company Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and

•	advance notice procedures with which stockholders must comply to nominate candidates to the Company Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Company.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Company Board or management.

In addition, as a Delaware corporation, the Company will generally be subject to provisions of Delaware law, including Section 203 of the DGCL. See the section entitled “Description of Reviva’s, Tenzing’s and the Company’s Securities — Capital Stock of the Company after the Business Combination — Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law — Business Combinations.”

Any provision of the Amended and Restated Certificate of Incorporation, Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of the Company’s capital stock and could also affect the price that some investors are willing to pay for the Company’s common stock.

The form of the Amended and Restated Certificate of Incorporation is attached as Annex B to this proxy statement/prospectus and we urge you to read it.

The Certificate of Incorporation will designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between the Company and its stockholders, which could limit the Company’s stockholders’ ability to choose the judicial forum for disputes with the Company or its directors, officers, or employees.

The Amended and Restated Certificate of Incorporation will provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or its officers or directors arising pursuant to any provision of the Delaware General Corporate Law or the Amended and Restated Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine of the law of the State of Delaware; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. Additionally, the Amended and Restated Certificate of Incorporation will provide that, unless the Company consents to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended; provided, however, that such provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

Any person or entity purchasing or otherwise acquiring any interest in any of the securities of the Company will be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Company or its directors, officers, or other employees, which may discourage lawsuits against the Company and its directors, officers, and other employees. If a court were to find these exclusive-forum provisions to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

Tenzing’s officers and directors and/or their affiliates may enter into agreements concerning Tenzing’s securities prior to the Shareholders Meeting, which may have the effect of increasing the likelihood of completion of the Business Combination or decreasing the value of the Tenzing Shares.

At any time prior to the Shareholders Meeting, during a period when they are not then aware of any material nonpublic information regarding Tenzing or its securities, Tenzing’s officers and directors and/or their affiliates may enter into a written plan to purchase Tenzing’s securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities. In addition, at any time prior to the Shareholders Meeting, during a period when they are not then aware of any material nonpublic information regarding Tenzing or its securities, Tenzing’s officers and directors and/or their respective affiliates may (i) purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal or the other Proposals, (ii) execute agreements to purchase such shares from institutional and other investors in the future, and/or (iii) enter into transactions with institutional and other investors to provide such persons with incentives to acquire Public Shares or vote their Public Shares in favor of the Business Combination Proposal or the other Proposals. Such an agreement may include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights. In the event that Tenzing’s officers and directors or their affiliates purchase shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their Redemption Rights, such selling Public Shareholders would be required to revoke their prior elections to redeem their shares. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer of shares or Warrants owned by the Sponsor for nominal value to such investors or holders.

The purpose of such share purchases and other transactions by Tenzing’s officers and directors and/or their respective affiliates would be to increase the likelihood of satisfaction of the requirements that (x) the holders of the requisite number of Tenzing Shares present and voting at the Shareholders Meeting vote in favor of the Business Combination Proposal and the other Proposals and/or (y) that Tenzing will (without regard to any assets or liabilities of Reviva) have at least $5,000,001 in net tangible assets immediately prior to the Closing or satisfy the Cash Consideration Condition after taking into account holders of Public Shares that properly demanded Redemption of their shares into cash, when, in each case, it appears that such requirements would otherwise not be met.

Entering into any such arrangements may have a depressive effect on the Tenzing Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Shareholders Meeting.

As of the date of this proxy statement/prospectus, except as noted above, Tenzing’s directors and officers and their affiliates have not entered into any such agreements. Tenzing will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the Redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause the Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Company’s common stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and board of directors’ attention and resources from the Company’s business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to the Company’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, the Company may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

Risks Related to Tenzing

You have limited rights or interests in funds in the Trust Account. To liquidate your investment, therefore, you may be forced to sell your Public Shares or warrants, potentially at a loss.

Public Shareholders will be entitled to receive funds from the Trust Account only upon (i) such shareholder’s exercise of Redemption Rights in connection with Tenzing’s initial business combination (which will be the Business Combination should it occur) and then only in connection with those ordinary shares of Tenzing that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the Redemption of any Public Shares properly tendered in connection with a shareholder vote to amend the Memorandum and Articles of Association to (A) modify the substance or timing of Tenzing’s obligation to redeem 100% of the Public Shares if Tenzing does not complete an initial business combination by December 28, 2020 or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the Redemption of Public Shares if Tenzing is unable to complete an initial business combination by December 28, 2020, subject to applicable law and as further described herein. In that case, Public Shareholders may be forced to wait beyond December 28, 2020 before they receive funds from the Trust Account. In no other circumstances will a Public Shareholder have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your Public Shares or warrants, potentially at a loss.

If you or a “group” of shareholders are deemed to hold in excess of 20% of Tenzing’s Public Shares, you will lose the ability to redeem all such shares in excess of 20% of Tenzing’s Public Shares.

The Memorandum and Articles of Association provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking Redemption Rights with respect to more than an aggregate of 15% of the shares sold in Tenzing’s IPO, which is referred to as the “Excess Shares.” However, such shareholders may vote all their shares (including Excess Shares) for or against the Business Combination. Your inability to redeem the Excess Shares will reduce your influence over Tenzing’s ability to complete the Business Combination and you could suffer a material loss on your investment in Tenzing if you sell Excess Shares in open market transactions. Additionally, you will not receive Redemption distributions with respect to the Excess Shares if Tenzing completes the Business Combination. As a result, you will continue to hold that number of Public Shares exceeding 20% and, in order to dispose of such shares, would be required to sell such shares in open market transactions, potentially at a loss.

Tenzing’s shareholders may be held liable for claims by third parties against Tenzing to the extent of distributions received by them upon Redemption of their shares.

If Tenzing is forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Tenzing was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by Tenzing’s shareholders. Furthermore, Tenzing’s directors may be viewed as having breached their fiduciary duties to Tenzing or Tenzing’s creditors and/or having acted in bad faith, and thereby exposing themselves and Tenzing to claims, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. There is no assurance that claims will not be brought against Tenzing for these reasons.

Although Tenzing seeks to have all vendors, service providers, prospective target businesses or other entities with which it does business execute agreements with Tenzing waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Tenzing’s Public Shareholders, as well as distributions to Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Public Shareholders or claims challenging the enforceability of the waiver.

If third parties bring claims against Tenzing, the proceeds held in the Trust Account could be reduced and the Redemption Price received by Public Shareholders may be less than $10.20 per share.

Tenzing’s placing of funds in the Trust Account may not protect those funds from third-party claims against Tenzing. Although Tenzing seeks to have all vendors, service providers, prospective target businesses or other entities with which it does business execute agreements with Tenzing waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Tenzing’s Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against Tenzing’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, Tenzing’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to Tenzing than any alternative.

Examples of possible instances where Tenzing may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Tenzing and will not seek recourse against the Trust Account for any reason. Upon Redemption of Tenzing’s Public Shares, if Tenzing is unable to complete its initial business combination within the prescribed time frame, or upon the exercise of a Redemption Right in connection with the Business Combination, Tenzing will be required to provide for payment of claims of creditors that were not waived that may be brought against Tenzing within the ten years following Redemption. Accordingly, the Redemption Price received by Public Shareholders could be less than the $10.20 per share initially held in the Trust Account, due to claims of such creditors.

Pursuant to the Insider Letter Agreement, the Sponsor has agreed that it will be liable to Tenzing if and to the extent any claims by a vendor (other than the independent auditors) for services rendered or products sold to Tenzing, or a prospective target business with which Tenzing has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.20 per public share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Tenzing’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. Tenzing believes that the Sponsor’s only assets are securities of Tenzing, and Tenzing has neither undertaken any efforts to independently verify whether the Sponsor has sufficient funds available to satisfy its indemnification obligations, nor asked the Sponsor to reserve for such obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for an initial business combination and Redemptions could be reduced to less than $10.20 per Public Share without any meaningful recourse against the Sponsor. In such event, Tenzing may not be able to complete an initial business combination, and you would receive such lesser amount per share in connection with any Redemption of your Public Shares.

None of Tenzing’s officers or directors will indemnify Tenzing for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Tenzing’s directors may decide not to enforce the indemnification obligations of the Sponsor under the Insider Letter Agreement, resulting in a reduction in the amount of funds in the Trust Account available for distribution to Tenzing’s Public Shareholders.

In the event that the proceeds in the Trust Account are reduced below $10.20 per Public Share due to reductions in the value of the trust assets, net of the interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, Tenzing’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While Tenzing currently expects that its independent directors would take legal action on behalf of Tenzing against the Sponsor to enforce their indemnification obligations to Tenzing, it is possible that Tenzing’s independent directors in exercising their business judgment may choose not to do so in any particular instance. If Tenzing’s independent directors choose not to enforce these indemnification obligations, there may be less funds in the Trust Account available for distribution to Tenzing’s Public Shareholders.

If, after Tenzing distributes the proceeds in the Trust Account to its Public Shareholders, Tenzing files for insolvent liquidation or a petition for the insolvent liquidation of Tenzing is filed that is not dismissed, a British Virgin Islands court may seek to recover such proceeds and the members of the Tenzing Board may be viewed as having breached their fiduciary duties to Tenzing’s creditors, thereby exposing the members of the Tenzing Board and Tenzing to claims of punitive damages.

If, after Tenzing distributes the proceeds in the Trust Account to its Public Shareholders, Tenzing files a petition for insolvent liquidation or a petition for the insolvent liquidation of Tenzing is filed that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as an unlawful distribution. As a result, a British Virgin Islands court could seek to recover all amounts received by Tenzing’s shareholders. In addition, the Tenzing Board may be viewed as having breached its fiduciary duty to Tenzing’s creditors and/or having acted in bad faith, thereby exposing itself and Tenzing to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect the business, investments and results of operations of Tenzing.

Tenzing is subject to laws and regulations enacted by national, regional and local governments. In particular, Tenzing is required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on the business, investments and results of operations of Tenzing. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on Tenzing’s business and results of operations.

The Insider Letter Agreement may be amended without shareholder approval.

The Insider Letter Agreement with Tenzing’s Sponsor, directors and officers contains provisions relating to transfer restrictions of Tenzing’s Founder Shares and Private Placement Units (including the underlying securities), indemnification of the Trust Account, waiver of Redemption Rights and participation in liquidation distributions from the Trust Account. The Insider Letter Agreement may be amended without shareholder approval. While Tenzing does not expect the Tenzing Board to approve any amendment to this agreement prior to the Business Combination, it may be possible that the Tenzing Board, in exercising its business judgment and subject to its fiduciary duties and any restrictions under the Merger Agreement, chooses to approve one or more amendments to such agreement. Any such amendment may have an adverse effect on the value of an investment in Tenzing’s securities.

The Sponsor controls a substantial interest in Tenzing and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

The Sponsor owns 30.9% of Tenzing’s issued and outstanding ordinary shares. Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, including the matters to be considered at the Shareholders Meeting, potentially in a manner that you do not support. If the Sponsor purchases any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase its control. Neither the Sponsor nor, to Tenzing’s knowledge, any of Tenzing’s officers or directors, have any current intention to purchase additional securities, other than as may be disclosed in this proxy statement/prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of Tenzing’s ordinary shares. Tenzing will not hold an annual meeting of shareholders to elect new directors prior to the consummation of the Business Combination, in which case all of the current directors will continue in office until at least the completion of the Business Combination. Accordingly, the Sponsor will continue to exert control at least until the consummation of the Business Combination.

Your unexpired Warrants may be redeemed prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

Outstanding Warrants may be redeemed at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last reported sales price of Tenzing’s ordinary shares equals or exceeds $21.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date Tenzing sends the notice of redemption to the warrant holders. If and when the warrants become redeemable by Tenzing, Tenzing may not exercise its redemption rights if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or Tenzing is unable to effect such registration or qualification, subject to its obligation in such case to use its best efforts to register or qualify the ordinary shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were initially offered by Tenzing in its IPO. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the Private Placement Warrants will be redeemable by Tenzing so long as they are held by their initial purchasers — the Sponsor and Maxim — or their permitted transferees.

Tenzing is an emerging growth company within the meaning of the Securities Act and Tenzing has taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

Tenzing (and the Company following the Business Combination) is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act and has taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in Tenzing’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on certain executive compensation matters. As a result, Tenzing’s shareholders may not have access to certain information they may deem important. Tenzing and the Company may be an emerging growth company for up to five years from the IPO, although circumstances could cause the loss of that status earlier, including if the market value of the common stock of the Company held by non-affiliates exceeds $700 million as of the last business day in any August before that time, in which case the Company would no longer be an emerging growth company as of the following February 28. Tenzing cannot predict whether investors will find its (or the Company’s) securities less attractive because Tenzing (or the Company) rely on these exemptions. If some investors find the securities less attractive as a result of reliance on these exemptions, the trading prices of the Company’s securities may be lower than they otherwise would be, there may be a less active trading market for the Company’s securities and the trading prices of the securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Tenzing has elected not to opt out of such extended transition period. Accordingly, when a standard is issued or revised and it has different application dates for public or private companies, Tenzing (or the Company following the Business Combination), as an emerging growth company, will adopt the new or revised standard at the time private companies adopt the new or revised standard, unless early adoption is permitted by the standard. This may make comparison of Tenzing’s and the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for Tenzing to effectuate the Business Combination, require substantial financial and management resources and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that Tenzing evaluate and report on its system of internal controls. Following the initial Business Combination, if the Company is deemed to be a large accelerated filer or an accelerated filer, it will be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. Further, for as long as the Company remains an emerging growth company, it will not be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. Following the Business Combination, the Company will be required to assure that it is in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The need to develop the internal control system to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete the Business Combination as well as impose obligations of the Company following the Business Combination.

Risks Related to Reviva’s Business and Industry

Following the Business Combination, the Company will be a holding company with no direct operations that relies on dividends, distributions, loans and other payments, advances and transfers of funds from Reviva and its subsidiary to pay dividends, pay expenses and meet its other obligations. Accordingly, the Company’s stockholders will be subject to all of the risks of Reviva’s business following the Business Combination. Throughout this section, unless otherwise noted, “Reviva” refers to Reviva Pharmaceuticals, Inc. and its consolidated subsidiary.

Risks Related to Reviva’s Business, Financial Position and Capital Requirements

Reviva has never generated any product revenues.

Reviva is a clinical-stage biopharmaceutical company. Although Reviva was formed in May 2006, to date, Reviva has not generated any product revenues from its product candidates currently in development. Reviva has not yet demonstrated an ability to successfully complete a large-scale, pivotal clinical trial, obtain marketing approval, manufacture a commercial scale product, or arrange for a third-party to do so on its behalf, or conduct sales and marketing activities necessary for successful product commercialization.

Consequently, Reviva has no meaningful operations upon which to evaluate its business and predictions about Reviva’s future success or viability may not be as accurate as they could be if Reviva had a history of successfully developing and commercializing pharmaceutical products.

Reviva’s ability to generate revenue and become profitable depends upon its ability to successfully complete the development of Reviva’s product candidates, RP5063 for the treatment of schizophrenia, respiratory/pulmonary diseases such as Pulmonary Arterial Hypertension, or PAH, and Idiopathic Pulmonary Fibrosis, or IPF, and for other neuropsychiatric diseases, such as bipolar disorder, or BD, major depressive disorder, or MDD, Alzheimer’s psychosis/agitation, or AD, Parkinson’s psychosis, or PD, and attention deficit hyperactivity disorder, or ADHD/ADD, and RP1208 for the treatment of depression and obesity, and obtain the necessary regulatory approvals for their commercialization. Reviva has never been profitable, has no products approved for commercial sale and to date has not generated any revenue from product sales.

Even if Reviva receives regulatory approval for the commercialization of RP5063, Reviva does not know when this product candidate will generate revenue, if at all. RP1208 is in pre-clinical development. Reviva’s ability to generate product revenue depends on a number of factors, including its ability to:

•	successfully complete clinical trials and obtain regulatory approval for the marketing of its product candidates;

•	set an acceptable price for its product candidates and obtain coverage and adequate reimbursement from third-party payors;

•	establish sales, marketing and distribution systems for its product candidates;

•	add operational, financial and management information systems and personnel, including personnel to support its clinical, manufacturing and planned future commercialization efforts and operations;

•	initiate and continue relationships with third-party manufacturers and have commercial quantities of its product candidates manufactured at acceptable cost levels;

•	attract and retain an experienced management and advisory team;

•	achieve broad market acceptance of Reviva’s products in the medical community and with third party payors and consumers;

•	launch commercial sales of its products, whether alone or in collaboration with others; and

•	maintain, expand and protect Reviva’s intellectual property portfolio.

Because of the numerous risks and uncertainties associated with product development, Reviva is unable to predict the timing or amount of increased expenses, or when, or if, Reviva will be able to achieve or maintain profitability. Reviva’s expenses could increase beyond expectations if Reviva is required by the U.S. Food and Drug Administration, or the FDA, and comparable non-U.S. regulatory authorities, to perform studies or clinical trials in addition to those that it currently anticipates. Even if Reviva’s product candidates are approved for commercial sale, Reviva anticipates incurring significant costs associated with the commercial launch of these products. If Reviva cannot successfully execute any one of the foregoing, its business, prospects and results of operations may be adversely affected.

Reviva expects to incur significant losses for the foreseeable future and may never achieve or maintain profitability.

Investment in pharmaceutical product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that a product candidate will fail to gain regulatory approval or become commercially viable. Reviva has never generated any revenues and cannot estimate with precision the extent of its future losses. Reviva does not currently have any products that are available for commercial sale and Reviva may never generate revenue from selling products or achieve profitability. Reviva expects to continue to incur substantial and increasing losses through the projected commercialization of RP5063 and RP1208. For the six months ended June 30, 2020, Reviva reported a loss of $1,600,395, and a negative cash flow from operations of $415,395. Reviva had an accumulated deficit of $56,127,100 and had cash and cash equivalents of $194,798 as of June 30, 2020.

RP5063 has not been approved for marketing in the United States and may never receive such approval. Although RP1208 may be in IND enabling studies for depression and may be in animal efficacy studies for obesity within a short time frame following the receipt of adequate additional financing, it is not currently in an IND-enabling study or animal efficacy study, respectively, and may never meet the requirements for filing an IND. As a result, Reviva is uncertain when or if it will achieve profitability and, if so, whether Reviva will be able to sustain it. Reviva’s ability to produce revenue and achieve profitability is dependent on its ability to complete the development of its product candidates, obtain necessary regulatory approvals, and have its product candidates manufactured and successfully marketed. Reviva cannot assure you that it will be profitable even if it successfully commercializes its product candidates. If it does successfully obtain regulatory approval to market its product candidates, its revenues will be dependent, in part, upon, among other things, the size of the markets in the territories for which Reviva gains regulatory approval, the number of competitors in such markets, the accepted price for its product candidates and whether Reviva owns the commercial rights for that territory. If the indication approved by regulatory authorities is narrower than Reviva expects, or the treatment population is narrowed by competition, physician choice or treatment guidelines, Reviva may not generate significant revenue from sales of its product candidates, even if approved. Even if Reviva does achieve profitability, Reviva may not be able to sustain or increase profitability on a quarterly or annual basis. Failure to become and remain profitable may adversely affect the timing of Reviva’s clinical results and its ability to raise capital and continue operations.

Reviva expects its research and development expenses to be significant in connection with the following planned research:

•	phase 3 studies for RP5063 for the treatment of schizophrenia;

•	phase 2 studies for the treatment of PAH, IPF, BD, MDD, AD, PD, ADHD/ADD;

•	pre-clinical studies and clinical studies for RP1208 for the treatment of depression and obesity.

Further, Reviva will require additional capital to proceed with the planned research described above. See “Risks Related to Reviva’s Business and Industry - Risks Related to Reviva’s Business, Financial Position and Capital Requirements - Reviva will require additional capital to fund its operations, and if Reviva fails to obtain necessary financing, Reviva may not be able to complete the development and commercialization of RP5063.”

In addition, if Reviva obtains regulatory approval for RP5063, Reviva expects to incur increased sales and marketing expenses. As a result, Reviva expects to continue to incur significant and increasing operating losses and negative cash flows for the foreseeable future. These losses have had and will continue to have an adverse effect on Reviva’s financial position and working capital.

Reviva is heavily dependent on the success of RP5063, its only advanced product candidate, which is still under clinical development, and if RP5063 does not receive regulatory approval or is not successfully commercialized, Reviva’s business will be harmed.

Reviva currently has no products that are approved for commercial sale and may never be able to develop marketable drug products. Reviva expects that a substantial portion of its efforts and expenditures in the foreseeable future will be devoted to RP5063. Reviva’s only other product candidate is RP1208, which is in the pre-clinical phase. Reviva does not expect to allocate a significant portion of its efforts or resources to the clinical trials or development of this product candidate in the foreseeable future. Accordingly, Reviva’s business currently depends heavily on the successful development, regulatory approval and commercialization of RP5063. Reviva cannot be certain that RP5063 will receive regulatory approval or be successfully commercialized even if Reviva receives regulatory approval. The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of drug products are and will remain subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries that each have differing regulations. Reviva is not permitted to market RP5063 in the United States until it receives approval of a new drug application, or NDA, from the FDA, or in any foreign countries until it receives the requisite approval from such countries. Reviva has not submitted an NDA to the FDA or comparable applications to other regulatory authorities and does not expect to be in a position to do so for the foreseeable future. Obtaining approval of an NDA is an extensive, lengthy, expensive and inherently uncertain process, and the FDA may delay, limit or deny approval of RP5063 for many reasons, including:

•	Reviva may not be able to demonstrate that RP5063 is safe and effective as a treatment for its targeted indications to the FDA’s satisfaction;

•	the FDA may require additional phase 3 trials of RP5063 in schizophrenia, which would increase Reviva’s costs and prolong its development;

•	the results of Reviva’s clinical trials may not meet the level of statistical or clinical significance required by the FDA for marketing approval;

•	the FDA may disagree with the number, design, size, conduct or implementation of Reviva’s clinical trials;

•	the contract research organizations, or CROs, that Reviva retains to conduct clinical trials may take actions outside of Reviva’s control that materially adversely impact its clinical trials;

•	the FDA may not find the data from preclinical studies and clinical trials sufficient to demonstrate that the clinical and other benefits of RP5063 outweigh its safety risks;

•	the FDA may disagree with Reviva’s interpretation of data from its preclinical studies and clinical trials or may require that Reviva conduct additional studies;

•	the FDA may not accept data generated at Reviva’s clinical trial sites;

•	if Reviva’s NDA is reviewed by an advisory committee, the FDA may have difficulties scheduling an advisory committee meeting in a timely manner or the advisory committee may recommend against approval of Reviva’s application or may recommend that the FDA require, as a condition of approval, additional preclinical studies or clinical trials, limitations on approved labeling or distribution and use restrictions;

•	the FDA may require development of a risk evaluation and mitigation strategy, or REMS, as a condition of approval;

•	the FDA may identify deficiencies in the manufacturing processes or facilities of Reviva’s third-party manufacturers; or

•	the FDA may change its approval policies or adopt new regulations.

The COVID-19 outbreak and global pandemic could adversely impact Reviva’s business, including its clinical trials.

Public health crises such as pandemics or similar outbreaks could adversely impact Reviva’s business. In December 2019, a novel strain of coronavirus, or COVID-19, surfaced in Wuhan, China. Since then, COVID-19 has spread globally. As a result of the COVID-19 outbreak, or similar pandemics, and government response to pandemics, Reviva has and may in the future experience disruptions that could severely impact its business and clinical trials, including:

•	delays or difficulties in enrolling patients in Reviva’s clinical trials;

•	interruption of key clinical trial activities, such as clinical trial site data monitoring and efficacy, safety and translational data collection, processing and analyses, due to limitations on travel imposed or recommended by federal, state or local governments, employers and others or interruption of clinical trial subject visits, which may impact the collection and integrity of subject data and clinical study endpoints;

•	delays or difficulties in initiating or expanding clinical trials, including delays or difficulties with clinical site initiation and recruiting clinical site investigators and clinical site staff;

•	increased rates of patients withdrawing from Reviva’s clinical trials following enrollment as a result of contracting COVID-19 or being forced to quarantine;

•	diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as Reviva’s clinical trial sites and hospital staff supporting the conduct of Reviva’s clinical trials;

•	delays or disruptions in preclinical experiments and investigational new drug application-enabling studies due to restrictions of on-site staff and unforeseen circumstances at contract research organizations and vendors;

•	interruption or delays in the operations of the FDA and comparable foreign regulatory agencies; and

•	interruption of, or delays in receiving, supplies of Reviva’s product candidates from its contract manufacturing organizations due to staffing shortages, production slowdowns or stoppages and disruptions in delivery systems.

The COVID-19 outbreak continues to rapidly evolve. The extent to which the outbreak may impact Reviva’s business and clinical trials will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and actions to contain the outbreak or treat its impact, such as social distancing and quarantines or lock-downs in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

Reviva will require additional capital to fund its operations, and if Reviva fails to obtain necessary financing, Reviva may not be able to complete the development and commercialization of RP5063 or RP1208.

Reviva expects to spend substantial amounts to complete the development of, seek regulatory approvals for, and commercialize RP5063 and RP 1208. With the expected proceeds from the Business Combination and potential proceeds from a PIPE Investment, Reviva intends to proceed with the development and potential commercialization of RP5063 for the treatment of schizophrenia. However, Reviva will require additional capital to complete the development and potential commercialization of RP5063 for the treatment of schizophrenia and to continue the development of RP5063 for PAH, IPF, BD, MDD, AD, PD, ADHD/ADD and other potential indications, and to continue the development of RP1208 for the treatment of depression and obesity. No assurance can be given that such additional capital will be available on terms acceptable to Reviva, if at all. If Reviva is unable to raise capital when needed or on acceptable terms, Reviva could be forced to delay, reduce or eliminate its planned development programs or any future commercialization efforts. In addition, attempting to secure additional financing may divert the time and attention of Reviva’s management from day-to-day activities and harm Reviva’s product candidate development efforts. Because the length of time and activities associated with successful development of RP5063 and RP1208 is highly uncertain, Reviva is unable to estimate the actual funds it will require for development and any approved marketing and commercialization activities. Reviva’s future funding requirements, both near and long-term, will depend on many factors, including, but not limited to:

•	the initiation, progress, timing, costs and results of Reviva’s planned clinical trials for RP5063 and pre-clinical research for RP1208;

•	the outcome, timing and cost of meeting regulatory requirements established by the FDA, the European Medicines Agency, or EMA, and other comparable foreign regulatory authorities;

•	the cost of filing, prosecuting, defending and enforcing Reviva’s patent claims and other intellectual property rights;

•	the cost of defending potential intellectual property disputes, including patent infringement actions brought by third parties against Reviva with respect to RP5063, RP1208 or any future product candidates;

•	the effect of competing technological and market developments;

•	the cost and timing of completion of commercial-scale manufacturing activities;

•	the cost of establishing sales, marketing and distribution capabilities for RP5063, RP1208 or any future product candidates, in regions where Reviva chooses to commercialize Reviva’s products on its own; and

•	the initiation, progress, timing and results of Reviva’s commercialization of RP5063, RP1208 or any future product candidates, if approved for commercial sale.

Reviva cannot be certain that such funding will be available on acceptable terms, or at all. If Reviva is unable to raise additional capital in sufficient amounts or on terms acceptable to Reviva, Reviva may have to significantly delay, scale back or discontinue the development or commercialization of RP5063 or RP1208 or potentially discontinue operations.

Raising additional funds by issuing securities may cause dilution to existing shareholders, and raising funds through lending and licensing arrangements may restrict Reviva’s operations or require it to relinquish proprietary rights.

Reviva expects that significant additional capital will be needed in the future to continue its planned operations. Until such time, if ever, as Reviva can generate substantial product revenues, Reviva expects to finance its cash needs through a combination of equity offerings, debt financings, strategic alliances and license and development agreements in connection with any collaborations. Reviva does not have any committed external source of funds. To the extent that Reviva raises additional capital by issuing equity securities, Reviva’s existing shareholders’ ownership may experience substantial dilution, and the terms of these securities may include liquidation or other preferences that adversely affect then-existing stockholders’ interests. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting Reviva’s ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If Reviva raises additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, Reviva may have to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to Reviva. Any debt financing Reviva enters into may involve covenants that restrict its operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of Reviva’s assets as well as prohibitions on its ability to create liens, pay dividends, redeem Reviva’s shares or make investments. If Reviva is unable to raise additional funds through equity or debt financings when needed, Reviva may be required to delay, limit, reduce or terminate its product development or future commercialization efforts or grant rights to develop and market product candidates that Reviva would otherwise develop and market itself.

Reviva will need to expand its organization, and Reviva may experience difficulties in managing this growth, which could disrupt its operations.

As of September 30, 2020, Reviva had 4 employees, and Reviva is highly dependent on its management personnel, especially its Chief Executive Officer, Laxminarayan Bhat. Following the completion of the Business Combination, Reviva expects to hire a significant number of additional employees for its managerial, clinical, scientific, operational, sales and marketing teams. Reviva may have operational difficulties in connection with identifying, hiring and integrating new personnel. Future growth would impose significant additional responsibilities on Reviva’s management, including the need to identify, recruit, maintain, motivate and integrate additional employees, consultants and contractors. Also, Reviva’s management has no prior experience in managing these growth activities, and may need to divert a disproportionate amount of its attention away from Reviva’s day-to-day activities and devote a substantial amount of time to such activities. Reviva may not be able to effectively manage the expansion of its operations, which may result in weaknesses in Reviva’s infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Reviva’s expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of product candidates. If Reviva’s management is unable to effectively manage its growth, Reviva’s expenses may increase more than expected, its ability to generate and/or grow revenues could be reduced, and Reviva may not be able to implement its business strategy. Reviva’s future financial performance and Reviva’s ability to commercialize RP5063 and RP1208 and compete effectively will depend, in part, on Reviva’s ability to effectively manage any future growth.

Many of the other pharmaceutical companies that Reviva competes against for qualified personnel and consultants have greater financial and other resources, different risk profiles and a longer history in the industry than Reviva. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates and consultants than what Reviva has to offer. If Reviva is unable to continue to attract and retain high-quality personnel and consultants, the rate and success at which Reviva can discover and develop product candidates and Reviva’s business will be limited.

Reviva’s employees, independent contractors, principal investigators, consultants, commercial collaborators, service providers and other vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could have an adverse effect on Reviva’s results of operations.

Reviva is exposed to the risk that its employees and contractors, including principal investigators, consultants, commercial collaborators, service providers and other vendors may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or other unauthorized activities that violate the laws and regulations of the FDA and other similar regulatory bodies, including those laws that require the reporting of true, complete and accurate information to such regulatory bodies; manufacturing standards; federal and state healthcare fraud and abuse and health regulatory laws and other similar foreign fraudulent misconduct laws; or laws that require the true, complete and accurate reporting of financial information or data. Activities subject to these laws also involve the improper use or misrepresentation of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to Reviva’s reputation. It is not always possible to identify and deter third-party misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting Reviva from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against Reviva, and Reviva is not successful in defending itself or asserting its rights, those actions could have a significant impact on Reviva’s business and financial results, including the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, reputational harm, diminished profits and future earnings, and curtailment of Reviva’s operations, any of which could adversely affect Reviva’s ability to operate its business and its results of operations.

If Reviva seeks to enter into strategic alliances for the development of RP5063 or RP1208 but fails to enter into and maintain successful strategic alliances, Reviva’s development costs may increase and its ability to develop RP5063 or RP1208 may be significantly delayed.

Reviva may seek to enter into strategic alliances or collaborative arrangements with pharmaceutical companies or other industry participants in order to advance its development of RP5063 or, in the future, RP1208 or other product candidates, and to reduce Reviva’s costs of development. If Reviva seeks such alliances or collaborative arrangements, Reviva may not be able to negotiate such alliances or collaborative arrangements on acceptable terms, if at all. Reviva faces significant competition from other biopharmaceutical companies for appropriate partners in such alliances or arrangements. Furthermore, if Reviva is successful in entering strategic alliances or collaborative arrangements, Reviva may not be able to maintain such alliances or arrangements for a sufficient amount of time to commercialize RP5063, RP1208 or other product candidates, or such alliances or arrangements may not result in successful development of Reviva’s products. If Reviva seeks suitable alliances or arrangements but then fail to create or to maintain these, Reviva may have to limit the size or scope of, or delay, its development of RP5063, RP1208 or other future product candidates. If Reviva elects to fund its development or research programs on its own, Reviva will have to increase its expenditures and will need to obtain additional funding, which may be unavailable or available only on unfavorable terms. See “Risks Related to Reviva’s Business and Industry - Risks Related to Reviva’s Business, Financial Position and Capital Requirements - Reviva will require additional capital to fund its operations, and if Reviva fails to obtain necessary financing, Reviva may not be able to complete the development and commercialization of RP5063.”

To the extent Reviva is able to enter into collaborative arrangements or strategic alliances, Reviva will be exposed to risks related to those collaborations and alliances.

Biotechnology companies at Reviva’s stage of development may become dependent upon collaborative arrangements or strategic alliances to complete the development and commercialization of drug candidates, particularly after the phase 2 stage of clinical testing. If Reviva elects to enter into collaborative arrangements or strategic alliances, these arrangements may place the development of RP5063, RP1208 or other future product candidates outside Reviva’s control, may require Reviva to relinquish important rights or may otherwise be entered on terms unfavorable to Reviva.

Dependence on collaborative arrangements or strategic alliances will subject Reviva to a number of risks, including the risk that:

•	Reviva may not be able to control the amount and timing of resources that its collaborators may devote to RP5063 and RP1208;

•	Reviva’s collaborators may experience financial difficulties;

•	Reviva may be required to relinquish important rights, such as marketing and distribution rights;

•	business combinations or significant changes in a collaborator’s business strategy may also adversely affect a collaborator’s willingness or ability to complete its obligations under any arrangement;

•	a collaborator could independently move forward with a competing drug candidate developed either independently or in collaboration with others, including Reviva’s competitors; and

•	collaborative arrangements are often terminated or allowed to expire, which would delay the development and may increase the cost of developing Reviva’s drug candidates.

Reviva’s business and operations would suffer in the event its computer systems and networks fail.

Reviva’s business depends on the proper functioning and availability of its computer systems and networks. Reviva’s computer systems, as well as those of its CROs and other contractors and consultants, are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. If such an event were to occur and cause interruptions in Reviva’s operations, it could result in a material disruption of Reviva’s drug development programs. For example, the loss of preclinical or clinical trial data from completed, ongoing or planned trials could result in delays in Reviva’s regulatory approval efforts and significantly increase its costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of or damage to Reviva’s data or applications, or inappropriate disclosure of personal, confidential or proprietary information, Reviva could incur liability and the further development of RP5063, RP1208 or any future product candidate could be delayed.  Any successful cyber security attack or other unauthorized attempt to access Reviva’s systems also could result in negative publicity which could damage its reputation or brand with its patients, referral sources, payors or other third parties and could subject Reviva to substantial penalties under HIPAA and other federal and state privacy laws, in addition to private litigation with those affected.

Potential product liability lawsuits against Reviva could cause Reviva to incur substantial liabilities and limit commercialization of any products that Reviva may develop.

The use of RP5063 and RP1208 in clinical trials and the sale of any products for which Reviva obtains marketing approval exposes Reviva to the risk of product liability claims. Product liability claims might be brought against Reviva by consumers, health care providers, pharmaceutical companies or others selling or otherwise coming into contact with its products. On occasion, large judgments have been awarded in class action lawsuits based on drugs that had unanticipated adverse effects. If Reviva cannot successfully defend against product liability claims, Reviva could incur substantial liability and costs. In addition, regardless of merit or eventual outcome, product liability claims may result in:

•	impairment of Reviva’s business reputation and significant negative media attention;

•	withdrawal of participants from Reviva’s clinical trials;

•	significant costs to defend the related litigation;

•	distraction of management’s attention from Reviva’s primary business;

•	substantial monetary awards to patients or other claimants;

•	inability to commercialize RP5063, RP1208 or any future product candidate;

•	product recalls, withdrawals or labeling, marketing or promotional restrictions;

•	decreased demand for RP5063, RP1208 or any future product candidate, if approved for commercial sale; and

•	loss of revenue.

Any product liability insurance coverage Reviva acquires in the future may not be sufficient to reimburse Reviva for any expenses or losses it may suffer. Moreover, insurance coverage is becoming increasingly expensive and in the future Reviva may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect it against losses due to liability. If Reviva obtains marketing approval for RP5063 or RP1208, Reviva intends to acquire insurance coverage to include the sale of commercial products; however, Reviva may be unable to obtain product liability insurance on commercially reasonable terms or in adequate amounts. A successful product liability claim or series of claims brought against Reviva could cause its share price to decline and, if judgments exceed Reviva’s insurance coverage, could adversely affect Reviva’s results of operations and business, including preventing or limiting the commercialization of any product candidates it develops.

Risks Related to Clinical Development, Regulatory Approval and Commercialization

Clinical trials are very expensive, time-consuming, difficult to design and implement and involve an uncertain outcome.

Reviva’s only advanced product candidate, RP5063, is still in development and will require extensive clinical testing before Reviva is prepared to submit an NDA for regulatory approval. Reviva cannot predict with any certainty if or when it might submit an NDA for regulatory approval for RP5063 or whether any such NDA will be approved by the FDA. Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time-consuming. Reviva estimates that the phase 3 clinical trials of RP5063 for schizophrenia indication will take at least four years to complete. Furthermore, failure can occur at any stage of the trials, and Reviva could encounter problems that cause it to abandon or repeat clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials, and the results of early clinical trials of RP5063 therefore may not be predictive of the results of Reviva’s planned phase 3 clinical study.

The commencement and completion of clinical trials may be delayed by one or more factors, including:

•	failure to obtain regulatory approval to commence a trial, including in other countries in the global portion of Reviva’s planned phase 3 clinical study;

•	unforeseen safety issues;

•	determination of dosing issues;

•	lack of effectiveness during clinical trials;

•	inability to reach agreement on acceptable terms with prospective CROs and clinical trial sites;

•	slower than expected rates of patient recruitment or failure to recruit suitable patients to participate in a trial;

•	failure to manufacture sufficient quantities of a drug candidate for use in clinical trials;

•	inability to monitor patients adequately during or after treatment; and

•	inability or unwillingness of medical investigators to follow Reviva’s clinical protocols.

In addition, Reviva’s management has limited prior experience in managing and completing late-stage clinical trials, and may not be able to successfully design and implement these trials or respond to adverse factors that may arise in the course of conducting these trials.

Further, Reviva, the FDA or an institutional review board, or IRB, at a clinical trial site may suspend Reviva’s clinical trials at any time if it appears that Reviva or its collaborators are failing to conduct a trial in accordance with regulatory requirements, including the FDA’s current Good Clinical Practice, or GCP, regulations, that Reviva is exposing participants to unacceptable health risks, or if the FDA finds deficiencies in Reviva’s investigational new drug, or IND, submissions or the conduct of these trials.

Therefore, Reviva cannot predict with any certainty the schedule for commencement and completion of future clinical trials. If Reviva experiences delays in the commencement or completion of its clinical trials, or if Reviva terminates a clinical trial prior to completion, the commercial prospects of RP5063 could be harmed, and Reviva’s ability to generate revenues from RP5063 may be delayed. In addition, any delays in Reviva’s clinical trials could increase Reviva’s costs, slow down the approval process and jeopardize its ability to commence product sales and generate revenues. Any of these occurrences may harm Reviva’s business, financial condition and results of operations.

Moreover, while Reviva is not currently intending to engage any principal investigators as advisors or consultants, it is conceivable that principal investigators for Reviva’s clinical trials may serve as scientific advisors or consultants from time to time and receive compensation in connection with such services. Under certain circumstances, Reviva may be required to report some of these relationships to the FDA. The FDA may conclude that a financial relationship between Reviva and a principal investigator has created a conflict of interest or otherwise affected interpretation of the study. FDA may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of Reviva’s marketing applications by the FDA and may ultimately lead to the denial of marketing approval of one or more of Reviva’s product candidates.

The results of Reviva’s clinical trials may not support its RP5063, RP1208 and any future product candidate claims.

Even if Reviva’s clinical trials are completed as planned, Reviva cannot be certain that its results will support the safety and effectiveness of RP5063 for the treatment of schizophrenia or any other potential indication, including but not limited to PAH, IPF, BD, MDD, AD, PD, ADHD/ADD, or any of other product candidates, including RP1208. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and Reviva cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and preclinical testing. A failure of a clinical trial to meet its predetermined endpoints would likely cause Reviva to abandon a product candidate and may delay development of any other product candidates. Any delay in, or termination of, Reviva’s clinical trials will delay the submission of Reviva’s NDAs with the FDA and, ultimately, Reviva’s ability to commercialize RP5063, RP1208 or any future product candidate, and generate product revenues.

Enrollment and retention of patients in clinical trials is an expensive and time-consuming process and could be made more difficult or rendered impossible by multiple factors outside Reviva’s control.

Reviva may encounter delays in enrolling, or be unable to enroll, a sufficient number of patients to complete any of its clinical trials, and even once enrolled Reviva may be unable to retain a sufficient number of patients to complete any of its trials. Patient enrollment and retention in clinical trials depends on many factors, including the size of the patient population, the nature of the trial protocol, the existing body of safety and efficacy data with respect to the study drug, the number and nature of competing treatments and ongoing clinical trials of competing drugs for the same indication, the proximity of patients to clinical sites and the eligibility criteria for the study. Furthermore, any negative results Reviva may report in clinical trials of its product candidate may make it difficult or impossible to recruit and retain patients in other clinical trials of that same product candidate. Delays or failures in planned patient enrollment or retention may result in increased costs, program delays or both, which could have a harmful effect on Reviva’s ability to develop RP5063, RP1208 or any future product candidate, or could render further development impossible. In addition, Reviva expects to rely on CROs and clinical trial sites to ensure proper and timely conduct of Reviva’s future clinical trials and, while Reviva intends to enter into agreements governing their services, Reviva will be limited in its ability to compel their actual performance.

The continued spread of COVID-19 globally could adversely impact Reviva’s clinical trial operations, including its ability to recruit and retain patients and principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19 if an outbreak occurs in their geography. Disruptions or restrictions on the ability of patients enrolled in Reviva’s clinical studies to travel, or the ability of staff at study sites to travel, as well as temporary closures of Reviva’s facilities or the facilities of Reviva’s clinical trials partners and their contract manufacturers, would negatively impact Reviva’s clinical trial activities.

Reviva faces significant competition from other biotechnology and pharmaceutical companies, and Reviva’s operating results will suffer if it fails to compete effectively.

Drug development is highly competitive and subject to rapid and significant technological advancements. As a significant unmet medical need exists for the treatment of schizophrenia, there are several large and small pharmaceutical companies focused on delivering therapeutics for the treatment of schizophrenia. Further, it is likely that additional drugs will become available in the future for the treatment of schizophrenia.

Reviva is aware of other companies that are working to develop drugs that would compete against RP5063 for schizophrenia treatment. Many of Reviva’s existing or potential competitors have substantially greater financial, technical and human resources than Reviva does and significantly greater experience in the discovery and development of product candidates, as well as in obtaining regulatory approvals of those product candidates in the United States and in foreign countries. Reviva’s current and potential future competitors also have significantly more experience commercializing drugs that have been approved for marketing.

Mergers and acquisitions in the pharmaceutical and biotechnology industries could result in even more resources being concentrated among a small number of Reviva’s competitors.

Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Reviva’s competitors may succeed in developing, acquiring or licensing, on an exclusive basis, drugs that are more effective or less costly than any product candidate that Reviva may develop.

Reviva will face competition from other drugs currently approved or that will be approved in the future for the treatment of schizophrenia. Therefore, Reviva’s ability to compete successfully will depend largely on its ability to:

•	develop and commercialize medicines that are superior to other products in the market;

•	demonstrate through its clinical trials that RP5063 is differentiated from existing and future therapies;

•	attract qualified scientific, product development and commercial personnel;

•	obtain patent or other proprietary protection for Reviva’s medicines;

•	obtain required regulatory approvals;

•	obtain coverage and adequate reimbursement from, and negotiate competitive pricing with, third- party payors; and

•	successfully collaborate with pharmaceutical companies in the discovery, development and commercialization of new medicines.

The availability of Reviva’s competitors’ products could limit the demand, and the price Reviva is able to charge, for any product candidate it develops. The inability to compete with existing or subsequently introduced drugs would have an adverse impact on Reviva’s business, financial condition and prospects.

Established pharmaceutical companies may invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make RP5063 less competitive. In addition, any new product that competes with an approved product must demonstrate compelling advantages in efficacy, convenience, tolerability and safety in order to overcome price competition and to be commercially successful. Accordingly, Reviva’s competitors may succeed in obtaining patent protection, receiving FDA approval for or commercializing medicines before Reviva does, which would have an adverse impact on Reviva’s business and results of operations.

If Reviva is not able to obtain required regulatory approvals, Reviva will not be able to commercialize RP5063, RP1208 or any other product candidates, and its ability to generate revenue will be materially impaired.

RP5063 and the activities associated with its development and commercialization, including its design, research, testing, manufacture, safety, efficacy, recordkeeping, labeling, packaging, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by the EMA and similar regulatory authorities outside the United States. Failure to obtain marketing approval for RP5063 will prevent Reviva from commercializing it.

Reviva has not received approval from regulatory authorities to market any product candidate in any jurisdiction, and it is possible that none of RP5063, RP1208 nor any other product candidates Reviva may seek to develop in the future will ever obtain the appropriate regulatory approvals necessary for Reviva to commence product sales.

Prior to submitting an NDA to the FDA, a marketing authorization application, or MAA, to the EMA, or an equivalent application to other foreign regulatory authorities for approval of RP5063, Reviva will need to complete its phase 3 clinical study.

Reviva expects to rely on third-party CROs and consultants to assist it in filing and supporting the applications necessary to gain marketing approvals. Securing marketing approval requires the submission of extensive preclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish RP5063’s safety and efficacy for that indication. Securing marketing approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the regulatory authorities.

Reviva may not be able to obtain or maintain orphan drug designation or exclusivity for its product candidate.

Reviva has been granted orphan drug designation in the United States for RP5063 for the treatment of IPF and PAH. Upon receipt of regulatory approval, orphan drug status will provide Reviva with seven years of market exclusivity in the United States under the Orphan Drug Act. However, there is no guarantee that the FDA will grant orphan drug designation for any of its drug candidates for any future indication, which would make Reviva ineligible for the additional exclusivity and other benefits of orphan drug designation. Moreover, there can be no assurance that another company also holding orphan drug designation for the same indication or which may receive orphan drug designation in the future will not receive approval prior to Reviva, in which case Reviva’s competitor would have the benefit of the seven years of market exclusivity, and Reviva would be unable to commercialize its product candidate for the same indication until the expiration of such seven-year period. Even if Reviva is the first to obtain approval for the orphan drug indication, there are circumstances under which a competing product may be approved for the same indication during Reviva’s seven-year period of exclusivity.

Under the Orphan Drug Act, the FDA may grant orphan drug designation to a drug intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making a drug available in the Unites States for this type of disease or condition will be recovered from sales of the product. Orphan drug designation must be requested before submitting an NDA. After the FDA grants orphan drug designation, the identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Orphan designation does not convey any advantage in or shorten the duration of regulatory review and approval process. In addition to the potential period of exclusivity, orphan designation makes a company eligible for grant funding of up to $400,000 per year for four years to defray costs of clinical trial expenses, tax credits for clinical research expenses and potential exemption from the FDA application user fee.

If a product that has orphan designation subsequently receives the first FDA approval for the disease or condition for which it has such designation, the product is entitled to orphan drug exclusivity, which means the FDA may not approve any other applications to market the same drug for the same indication for seven years, except in limited circumstances, such as (i) the drug’s orphan designation is revoked; (ii) its marketing approval is withdrawn; (iii) the orphan exclusivity holder consents to the approval of another applicant’s product; (iv) the orphan exclusivity holder is unable to assure the availability of a sufficient quantity of drug; or (v) a showing of clinical superiority to the product with orphan exclusivity by a competitor product. If a drug designated as an orphan product receives marketing approval for an indication broader than what is designated, it may not be entitled to orphan drug exclusivity. There can be no assurance that Reviva will receive orphan drug designation for RP5063 for any additional indications or for RP1208, if Reviva elects to seek such designation.

RP5063, RP1208 and any future product candidate may cause adverse effects or have other properties that could delay or prevent its regulatory approval or limit the scope of any approved label or market acceptance.

Adverse events caused by RP5063, RP1208 and any future product candidate could cause Reviva, other reviewing entities, clinical trial sites or regulatory authorities to interrupt, delay or halt clinical trials and could result in the denial of regulatory approval. If an unacceptable frequency or severity of adverse events are reported in Reviva’s clinical trials for RP5063, RP1208 or any future product candidates, Reviva’s ability to obtain regulatory approval for such product candidates may be negatively impacted.

Furthermore, if any of Reviva’s product candidates are approved and then cause serious or unexpected side effects, a number of potentially significant negative consequences could result, including:

•	regulatory authorities may withdraw their approval of the product or require a REMS to impose restrictions on its distribution or other risk management measures;

•	regulatory authorities may require the addition of labeling statements, such as warnings or contraindications;

•	Reviva may be required to change the way the product is administered or to conduct additional clinical trials;

•	Reviva could be sued and held liable for harm caused to patients;

•	Reviva could elect to discontinue the sale of its products; and

•	Reviva’s reputation may suffer.

Any of these events could prevent Reviva from achieving or maintaining market acceptance of the affected product candidate and could substantially increase the costs of commercializing RP5063, RP1208 and any future product candidate.

Because the results of pre-clinical testing are not necessarily predictive of future results, RP1208 may not have favorable results in Reviva’s planned clinical trials.

Any positive results from Reviva’s pre-clinical testing of RP1208 may not necessarily be predictive of the results from Reviva’s planned clinical trials. Many companies in the pharmaceutical industry have suffered significant setbacks in clinical trials after achieving positive results in pre-clinical development, and Reviva cannot be certain that it will not face similar setbacks. The pre-clinical data Reviva has obtained for RP1208 may not predict results from studies in larger numbers of subjects drawn from more diverse populations or in a commercial setting, and also may not predict the ability of RP1208 to achieve its intended goals, or to do so safely.

Moreover, pre-clinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in pre-clinical studies and clinical trials nonetheless failed to obtain FDA or EMA approval. If Reviva fails to produce positive results in its clinical trials, the development timeline and regulatory approval and commercialization prospects for its products and, correspondingly, Reviva’s business and financial prospects, would be materially adversely affected.

Even if Reviva obtains FDA approval for RP5063, RP1208 or any future product candidate in the United States, Reviva may never obtain approval for or commercialize it in any other jurisdiction, which would limit Reviva’s ability to realize its full market potential.

In order to market any products in any particular jurisdiction, Reviva must establish and comply with numerous and varying regulatory requirements on a country-by-country basis regarding safety and efficacy. Approval by FDA in the United States does not ensure approval by regulatory authorities in other countries or jurisdictions. In addition, clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not guarantee regulatory approval in any other country. Approval processes vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking foreign regulatory approval could result in difficulties and costs for us and require additional preclinical studies or clinical trials which could be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of Reviva’s products in those countries. Reviva does not have any product candidates approved for sale in any jurisdiction, including in international markets, and Reviva does not have experience in obtaining regulatory approval in international markets. If Reviva fails to comply with regulatory requirements in international markets or to obtain and maintain required approvals, or if regulatory approvals in international markets are delayed, Reviva’s target market will be reduced and Reviva’s ability to realize the full market potential of any product it develops will be unrealized.

Even if Reviva obtains regulatory approval for RP5063, RP1208 or any future product candidate, Reviva will still face extensive regulatory requirements and its products may face future development and regulatory difficulties.

Any product candidate for which Reviva obtains marketing approval, along with the manufacturing processes, post-approval clinical data, labeling, packaging, distribution, adverse event reporting, storage, recordkeeping, export, import, advertising and promotional activities for such product, among other things, will be subject to extensive and ongoing requirements of and review by the FDA and other regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, establishment registration and drug listing requirements, continued compliance with current Good Manufacturing Practice, or cGMP, requirements relating to manufacturing, quality control, quality assurance and corresponding maintenance of records and documents, requirements regarding the distribution of samples to physicians and recordkeeping and current GCP requirements for any clinical trials that Reviva conducts post-approval. Even if marketing approval of a product candidate is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or to the conditions of approval, including any requirement to implement a REMS. If RP5063, RP1208 or any future product candidate receives marketing approval, the accompanying label may limit the approved use of Reviva’s drug candidate, which could limit sales of the product.

The FDA may also impose requirements for costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the product. The FDA closely regulates the post-approval marketing and promotion of drugs to ensure drugs are marketed only for the approved indications and in accordance with the provisions of the approved labeling. The FDA imposes stringent restrictions on manufacturers’ communications regarding off-label use and if Reviva does not market its products for their approved indications, Reviva may be subject to enforcement action for off-label marketing. Violations of the Federal Food, Drug, and Cosmetic Act relating to the promotion of prescription drugs may lead to FDA enforcement actions and investigations alleging violations of federal and state health care fraud and abuse laws, as well as state consumer protection laws.

In addition, later discovery of previously unknown adverse events or other problems with Reviva’s products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may yield various results, including:

•	restrictions on manufacturing such products;

•	restrictions on the labeling or marketing of a product;

•	restrictions on product distribution or use;

•	requirements to conduct post-marketing studies or clinical trials;

•	warning letters;

•	withdrawal of the products from the market;

•	refusal to approve pending applications or supplements to approved applications that Reviva submits;

•	recall of products;

•	fines, restitution or disgorgement of profits or revenues;

•	suspension or withdrawal of marketing approvals;

•	refusal to permit the import or export of Reviva’s products;

•	product seizure; or

•	injunctions or the imposition of civil or criminal penalties.

The FDA’s policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of RP5063, RP1208 or any future product candidate. If Reviva is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if Reviva is not able to maintain regulatory compliance, Reviva may lose any marketing approval that it may have obtained.

Even if RP5063, RP1208 or any future product candidate receives marketing approval, it may fail to achieve market acceptance by physicians, patients, third-party payors or others in the medical community necessary for commercial success.

If RP5063, RP1208 or any future product candidate receives marketing approval, it may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors and others in the medical community. If it does not achieve an adequate level of acceptance, Reviva may not generate significant product revenues and become profitable. The degree of market acceptance of RP5063, RP1208 or any future product candidate, if approved for commercial sale, will depend on a number of factors, including, but not limited to:

•	the efficacy and potential advantages compared to alternative treatments;

•	effectiveness of sales and marketing efforts;

•	the cost of treatment in relation to alternative treatments, including any similar generic treatments;

•	Reviva’s ability to offer its products for sale at competitive prices;

•	the convenience and ease of administration compared to alternative treatments;

•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

•	the strength of marketing and distribution support;

•	the availability of third-party coverage and adequate reimbursement;

•	the prevalence and severity of any side effects; and

•	any restrictions on the use of Reviva’s product together with other medications.

Because Reviva expects sales of RP5063, RP1208 or any future product candidate, if approved, to generate substantially all of its product revenues for the foreseeable future, the failure of this product to find market acceptance would harm Reviva’s business and require it to seek additional financing.

If Reviva is unable to establish sales, marketing and distribution capabilities either on its own or in collaboration with third-parties, Reviva may not be successful in commercializing RP5063, RP1208 or any future product candidate, if approved.

Reviva does not have any infrastructure for the sales, marketing or distribution of its products, and the cost of establishing and maintaining such an organization may exceed the cost-effectiveness of doing so. In order to market any product that may be approved, Reviva must build its sales, distribution, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. To achieve commercial success for any product for which Reviva has obtained marketing approval, Reviva will need a sales and marketing organization.

Reviva expects to build a focused sales, distribution and marketing infrastructure to market RP5063, RP1208 or any future product candidate in the United States, if approved. There are significant expenses and risks involved with establishing Reviva’s own sales, marketing and distribution capabilities, including its ability to hire, retain and appropriately incentivize qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel, and effectively manage a geographically dispersed sales and marketing team. Any failure or delay in the development of Reviva’s internal sales, marketing and distribution capabilities could delay any product launch, which would adversely impact the commercialization of RP5063, RP1208 or any future product candidate. For example, if the commercial launch of RP5063, RP1208 or any future product candidate for which Reviva recruits a sales force and establish marketing capabilities is delayed or does not occur for any reason, Reviva would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and Reviva’s investment would be lost if Reviva cannot retain or reposition its sales and marketing personnel.

Factors that may inhibit Reviva’s efforts to commercialize Reviva’s products on its own include:

•	Reviva’s inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

•	the inability of sales personnel to obtain access to physicians or attain adequate numbers of physicians to prescribe any drugs; and

•	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

Reviva does not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of RP5063 in markets outside of the United States. Therefore, Reviva’s future success will depend, in part, on its ability to enter into and maintain collaborative relationships for such capabilities, the collaborator’s strategic interest in the product and such collaborator’s ability to successfully market and sell the product. Reviva intends to pursue collaborative arrangements regarding the sale and marketing of RP5063, RP1208 or any future product candidate, if approved, for markets outside of the United States; however, Reviva cannot assure you that it will be able to establish or maintain such collaborative arrangements, or if able to do so, that they will have effective sales forces. To the extent that Reviva depends on third parties for marketing and distribution, any revenues Reviva receives will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful.

If Reviva is unable to build its own sales force or negotiate a collaborative relationship for the commercialization of RP5063, RP1208 or any future product candidate Reviva may be forced to delay the potential commercialization of RP5063, RP1208 or any future product candidate or reduce the scope of its sales or marketing activities for RP5063, RP1208 or any future product candidate. If Reviva elects to increase its expenditures to fund commercialization activities itself, Reviva will need to obtain additional capital, which may not be available to Reviva on acceptable terms, or at all. If Reviva does not have sufficient funds, Reviva will not be able to bring RP5063, RP1208 or any future product candidate to market or generate product revenue. Reviva could enter into arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be ideal and Reviva may be required to relinquish rights to RP5063, RP1208 or any future product candidate or otherwise agree to terms unfavorable to it, any of which may have an adverse effect on Reviva’s business, operating results and prospects.

If Reviva is unable to establish adequate sales, marketing and distribution capabilities, either on its own or in collaboration with third parties, Reviva will not be successful in commercializing RP5063, RP1208 or any future product candidate and may not become profitable. Reviva will be competing with many companies that currently have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third party to perform marketing and sales functions, Reviva may be unable to compete successfully against these more established companies.

If Reviva obtains approval to commercialize any products outside of the United States, a variety of risks associated with international operations could materially adversely affect its business.

If RP5063, RP1208 or any future product candidate is approved for commercialization, Reviva intends to enter into agreements with third parties to market it in certain jurisdictions outside the United States. Reviva expects that it will be subject to additional risks related to international operations or entering into international business relationships, including:

•	different regulatory requirements for drug approvals and rules governing drug commercialization in foreign countries;

•	reduced protection for intellectual property rights;

•	unexpected changes in tariffs, trade barriers and regulatory requirements;

•	economic weakness, including inflation, or political instability in particular foreign economies and markets;

•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•	foreign reimbursement, pricing and insurance regimes;

•	foreign taxes;

•	foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;

•	workforce uncertainty in countries where labor unrest is more common than in the United States;

•	potential noncompliance with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010 and similar anti-bribery and anticorruption laws in other jurisdictions;

•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

•	business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires.

Reviva has no prior experience in these areas. In addition, there are complex regulatory, tax, labor and other legal requirements imposed by both the European Union and many of the individual countries in Europe with which Reviva will need to comply.

Reviva’s subsidiary may not be in compliance with the laws of foreign countries, and it may face penalties and fines imposed by the Indian government.

Reviva has not retained local counsel to assess whether its subsidiary, Reviva Pharmaceuticals India Private Limited, is in compliance with applicable local law. There can be no assurance that Reviva will be able to initially meet such requirements or maintain compliance with the laws and regulations of each foreign country in which its subsidiary operates. As a result, Reviva and its subsidiary, Reviva Pharmaceuticals India Private Limited, may be subject to adverse legal consequences, including but not limited to penalties and fines, which could adversely affect the business, financial condition or results of operations of Reviva.

Reviva is subject to U.S. foreign investment regulations, which may impose additional burdens on or may limit certain investors’ ability to purchase Reviva common stock in amounts deemed by the U.S. government to confer control, potentially making Reviva’s common stock less attractive to investors, and may also impact Reviva’s ability to generate revenues outside of the U.S.

In 2018, Congress passed the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), which expanded the jurisdiction of the Committee on Foreign Investment in the United States (“CFIUS”) to review direct or indirect foreign investments in U.S. companies.  Among other things, FIRRMA empowers CFIUS to require certain foreign investors to make mandatory filings, permits CFIUS, to charge filing fees related to such filings, and empowers CFIUS to self-initiate national security reviews of foreign direct and indirect investments in U.S. companies. In the case that CFIUS determines an investment to be a threat to national security, CFIUS has the power to unwind or place restrictions on the investment.  Any such restrictions on the ability to purchase shares of Reviva’s common stock may have the effect of delaying or deterring any particular investment and could also affect the price that some investors are willing to pay for Reviva’s common stock. In addition, such restrictions could also limit the opportunity for Reviva’s stockholders to receive a premium for their shares of Reviva common stock in relation to any potential change in control.

Reviva’s current and future relationships with foreign actors such as, health care and administrative professionals at foreign state owned hospitals or foreign government healthcare regulators will be subject to applicable anti-corruption laws regulatory laws, which could expose Reviva to penalties.

Reviva’s business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors and customers, may expose Reviva to broadly applicable anti-corruption and anti-bribery laws and regulations.  These laws may constrain the business or financial arrangements and relationships through which Reviva conducts its operations, including how Reviva markets, sells and distributes its products.  Such laws include the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) prohibits any offer, payment, promise to pay or authorization to pay any money, gift or thing of value to any Foreign Official, political party, or candidate for office for the purpose of influencing any act or failure to act by the recipient, in his or her official capacity, in order to obtain or retain business, or inducing the recipient to use influence to affect a decision of a foreign government or agency in order to obtain or retain business for anyone.  The FCPA also imposes recordkeeping requirements and internal controls provisions, which, among other things, require the issuer to keep accurate books, records, and accounts.

Reviva’s current and future relationships with investigators, health care professionals, consultants, third-party payors, and customers will be subject to applicable healthcare regulatory laws, which could expose Reviva to penalties.

Reviva’s business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors and customers, may expose Reviva to broadly applicable fraud and abuse and other healthcare laws and regulations. These laws may constrain the business or financial arrangements and relationships through which Reviva conducts its operations, including how Reviva researches, markets, sells and distributes its products for which Reviva obtains marketing approval. Such laws include:

•	the federal Anti-Kickback Statute prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a federal healthcare program, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it to have committed a violation; in addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the civil False Claims Act;

•	the federal false claims laws, including the civil False Claims Act, impose criminal and civil penalties, including civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

•	the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for, among other things, executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

•	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act and its implementing regulations, also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

•	the federal Physician Payment Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the government information related to payments or other “transfers of value” made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, and requires applicable manufacturers and group purchasing organizations to report annually to the government ownership and investment interests held by the physicians described above and their immediate family members and payments or other “transfers of value” to such physician owners (covered manufacturers are required to submit reports to the government by the 90th day of each calendar year); and

•	analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third party payors, including private insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state and foreign laws governing the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Efforts to ensure that Reviva’s current and future business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that Reviva’s business practices do not comply with current or future statutes, regulations, agency guidance or case law involving applicable healthcare laws. If Reviva’s operations are found to be in violation of any of these or any other health regulatory laws that may apply to it, Reviva may be subject to significant penalties, including the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgement, individual imprisonment, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of Reviva’s operations, any of which could adversely affect Reviva’s ability to operate its business and Reviva’s results of operations. Defending against any such actions can be costly, time-consuming and may require significant financial and personnel resources. Therefore, even if Reviva is successful in defending against any such actions that may be brought against it, Reviva’s business may be impaired.

Current and future legislation may increase the difficulty and cost for Reviva to obtain marketing approval of and commercialize RP5063, RP1208 or any future product candidate and affect the prices Reviva may obtain.

In the United States and some foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system and efforts to control health care costs, including drug prices, that could have a significant negative impact on Reviva’s business, including preventing, limiting or delaying regulatory approval of its drug candidates and reducing the sales and profits derived from Reviva’s products once they are approved.

For example, in the United States, the Patient Protection and Affordable Care Act of 2010 (“ACA”) substantially changed the way health care is financed by both governmental and private insurers and significantly affects the pharmaceutical industry. Many provisions of ACA impact the biopharmaceutical industry, including that in order for a biopharmaceutical product to receive federal reimbursement under the Medicare Part B and Medicaid programs or to be sold directly to U.S. government agencies, the manufacturer must extend discounts to entities eligible to participate in the drug pricing program under the Public Health Services Act, or PHS. Since its enactment, there have been judicial and Congressional challenges and amendments to certain aspects of ACA. There is continued uncertainty about the implementation of ACA, including the potential for further amendments to the ACA and legal challenges to or efforts to repeal the ACA.

Reviva cannot be sure whether additional legislative changes will be enacted, or whether government regulations, guidance or interpretations will be changed, or what the impact of such changes would be on the marketing approvals, sales, pricing, or reimbursement of its drug candidates or products, if any, may be.

Coverage and adequate reimbursement may not be available for RP5063, RP1208 or any future product candidate, which could make it difficult for Reviva to sell its products profitably.

Market acceptance and sales of any product candidates that Reviva develops, will depend in part on the extent to which reimbursement for these products and related treatments will be available from third-party payors, including government health administration authorities and private health insurers. Third-party payors decide which drugs they will pay for and establish reimbursement levels. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own coverage and reimbursement policies. However, decisions regarding the extent of coverage and amount of reimbursement to be provided for any product candidates that Reviva develops will be made on a plan-by-plan basis. One payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage, and adequate reimbursement, for the product. Additionally, a third-party payor’s decision to provide coverage for a drug does not imply that an adequate reimbursement rate will be approved. Each plan determines whether or not it will provide coverage for a drug, what amount it will pay the manufacturer for the drug, and on what tier of its formulary the drug will be placed. The position of a drug on a formulary generally determines the co-payment that a patient will need to make to obtain the drug and can strongly influence the adoption of a drug by patients and physicians. Patients who are prescribed treatments for their conditions and providers prescribing such services generally rely on third-party payors to reimburse all or part of the associated healthcare costs. Patients are unlikely to use Reviva’s products unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of its products.

A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. Reviva cannot be sure that coverage and reimbursement will be available for any product that it commercializes and, if reimbursement is available, what the level of reimbursement will be. Inadequate coverage and reimbursement may impact the demand for, or the price of, any product for which Reviva obtains marketing approval. If coverage and adequate reimbursement are not available, or are available only to limited levels, Reviva may not be able to successfully commercialize any product candidates that it develops.

Additionally, there have been a number of legislative and regulatory proposals to change the healthcare system in the United States and in some foreign jurisdictions that could affect Reviva’s ability to sell any future drugs profitably. These legislative and regulatory changes may negatively impact the reimbursement for any future drugs, following approval.

Risks Related to Reviva’s Dependence on Third Parties

Reviva does not have its own manufacturing capabilities and will rely on third parties to produce clinical and commercial supplies of RP5063, RP1208 and any future product candidate.

Reviva does not have experience in drug formulation or manufacturing and does not own or operate, and does not expect to own or operate, facilities for product manufacturing, storage and distribution, or testing. Reviva also will rely on third-party manufacturers to supply it with sufficient quantities of RP5063 to be used, if approved, for the commercialization of RP5063. If Reviva is unable to initiate or continue its relationship with one or more of these third-party contractors, Reviva could experience delays in its development efforts as Reviva locates and qualifies new manufacturers.

Further, Reviva’s reliance on third-party manufacturers entails risks to which it would not be subject if Reviva manufactured product candidates itself, including:

•	inability to meet Reviva’s product specifications and quality requirements consistently;

•	delay or inability to procure or expand sufficient manufacturing capacity;

•	manufacturing and product quality issues related to scale-up of manufacturing;

•	costs and validation of new equipment and facilities required for scale-up;

•	failure to comply with cGMP and similar foreign standards;

•	inability to negotiate manufacturing agreements with third parties under commercially reasonable terms;

•	termination or nonrenewal of manufacturing agreements with third parties in a manner or at a time that is costly or damaging to Reviva;

•	reliance on a limited number of sources, and in some cases, single sources for product components, such that if Reviva is unable to secure a sufficient supply of these product components, Reviva will be unable to manufacture and sell RP5063, RP1208 or any future product candidate in a timely fashion, in sufficient quantities or under acceptable terms;

•	lack of qualified backup suppliers for those components that are currently purchased from a sole or single source supplier;

•	operations of Reviva’s third-party manufacturers or suppliers could be disrupted by conditions unrelated to Reviva’s business or operations, including the bankruptcy of the manufacturer or supplier;

•	carrier disruptions or increased costs that are beyond Reviva’s control; and

•	failure to deliver Reviva’s products under specified storage conditions and in a timely manner.

Any of these events could lead to clinical trial delays, failure to obtain regulatory approval or impact Reviva’s ability to successfully commercialize its products. Some of these events could be the basis for FDA action, including injunction, recall, seizure, or total or partial suspension of production.

Reviva intends to rely on third parties to conduct, supervise and monitor its clinical trials, and if those third parties perform in an unsatisfactory manner, it may harm Reviva’s business.

Reviva intends to rely on CROs and clinical trial sites to ensure the proper and timely conduct of its clinical trials, and Reviva expects to have limited influence over their actual performance.

Reviva intends to rely upon CROs to monitor and manage data for its clinical programs, as well as the execution of future nonclinical studies. Reviva expects to control only certain aspects of its CROs’ activities. Nevertheless, Reviva will be responsible for ensuring that each of its studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards and its reliance on the CROs does not relieve Reviva of its regulatory responsibilities.

Reviva and its CROs will be required to comply with the Good Laboratory Practices and GCPs, which are regulations and guidelines enforced by the FDA and are also required by the Competent Authorities of the Member States of the European Economic Area and comparable foreign regulatory authorities in the form of International Conference on Harmonization guidelines for any of its product candidates that are in preclinical and clinical development. The Regulatory authorities enforce GCPs through periodic inspections of trial sponsors, principal investigators and clinical trial sites. If Reviva or its CROs fail to comply with GCPs, the clinical data generated in Reviva’s clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require Reviva to perform additional clinical trials before approving Reviva’s marketing applications. Accordingly, if Reviva’s CROs fail to comply with these regulations or fail to recruit a sufficient number of subjects, Reviva may be required to repeat clinical trials, which would delay the regulatory approval process.

Reviva’s CROs will be independent contractors and not its employees, and Reviva will not control whether or not they devote sufficient time and resources to Reviva’s future clinical and nonclinical programs. These CROs may also have relationships with other commercial entities, including Reviva’s competitors, for whom they may also be conducting clinical trials, or other drug development activities which could harm Reviva’s competitive position. Reviva faces the risk of potential unauthorized disclosure or misappropriation of its intellectual property by CROs, which may reduce Reviva’s trade secret protection and allow its potential competitors to access and exploit Reviva’s proprietary technology. If Reviva’s CROs do not successfully carry out their contractual duties or obligations, fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to Reviva’s clinical protocols or regulatory requirements or for any other reasons, Reviva’s clinical trials may be extended, delayed or terminated, and Reviva may not be able to obtain regulatory approval for, or successfully commercialize any product candidate that it develops. As a result, Reviva’s financial results and the commercial prospects for any product candidate that it develops would be harmed, Reviva’s costs could increase, and Reviva’s ability to generate revenues could be delayed.

If Reviva’s relationship with these CROs terminate, Reviva may not be able to enter into arrangements with alternative CROs or do so on commercially reasonable terms. Switching or adding additional CROs involves substantial cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays occur, which can materially impact Reviva’s ability to meet its desired clinical development timelines. Though Reviva intends to carefully manage its relationships with its CROs, there can be no assurance that Reviva will not encounter challenges or delays in the future or that these delays or challenges will not have an adverse impact on Reviva’s business, financial condition and prospects.

Risks Related to Reviva’s Intellectual Property

If Reviva is unable to obtain and maintain patent protection for its technology and products or if the scope of the patent protection obtained is not sufficiently broad, Reviva may not be able to compete effectively in its markets.

Reviva relies upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to its drug development programs and product candidates. Reviva’s success depends in large part on its ability to obtain and maintain patent protection in the United States and other countries with respect to RP5063, RP1208 and any future product candidates. Reviva seeks to protect its proprietary position by filing patent applications in the United States and abroad related to Reviva’s development programs and product candidates. The patent prosecution process is expensive and time-consuming, and Reviva may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner.

It is also possible that Reviva will fail to identify patentable aspects of its research and development output before it is too late to obtain patent protection. The patent applications that Reviva owns may fail to result in issued patents with claims that cover RP5063, RP1208 or any future product candidate in the United States or in other foreign countries. There is no assurance that all of the potentially relevant prior art relating to Reviva’s patents and patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue and even if such patents cover RP5063, RP1208 or any future product candidate, third parties may challenge their validity, enforceability or scope, which may result in such patents being narrowed, invalidated, or held unenforceable. Any successful opposition to these patents or any other patents owned by Reviva could deprive Reviva of rights necessary for the successful commercialization of any product candidates that it may develop. Further, if Reviva encounters delays in regulatory approvals, the period of time during which Reviva could market a product candidate under patent protection could be reduced.

If the patent applications Reviva holds with respect to its development programs and product candidates fail to issue, if their breadth or strength of protection is threatened, or if they fail to provide meaningful exclusivity for RP5063, RP1208 or any future product candidate, it could dissuade companies from collaborating with Reviva to develop product candidates, and threaten Reviva’s ability to commercialize future drugs. Any such outcome could have a material adverse effect on Reviva’s business.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. In addition, the laws of foreign countries may not protect Reviva’s rights to the same extent as the laws of the United States. For example, European patent law restricts the patentability of methods of treatment of the human body more than United States law does. Publications of discoveries in scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, Reviva cannot know with certainty whether it was the first to make the inventions claimed in Reviva’s owned patents or pending patent applications, or that Reviva was the first to file for patent protection of such inventions. As a result, the issuance, scope, validity, enforceability and commercial value of Reviva’s patent rights are highly uncertain. Reviva’s pending and future patent applications may not result in patents being issued which protect its technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of Reviva’s patents or narrow the scope of Reviva’s patent protection. Moreover, Reviva may be subject to a third party pre-issuance submission of prior art to the U.S. Patent and Trademark Office, or USPTO, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging Reviva’s patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, Reviva’s patent rights, allow third parties to commercialize its technology or products and compete directly with Reviva, without payment to Reviva, or result in Reviva’s inability to manufacture or commercialize products without infringing third party patent rights. In addition, if the breadth or strength of protection provided by Reviva’s patents and patent applications is threatened, it could dissuade companies from collaborating with Reviva to license, develop or commercialize current or future product candidates.

Various extensions may be available; however the life of a patent, and the protection it affords, is limited. Without patent protection for Reviva’s current or future product candidates, Reviva may be open to competition from generic versions of such products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, Reviva’s owned patent portfolio may not provide it with sufficient rights to exclude others from commercializing products similar or identical to Reviva’s.

Obtaining and maintaining Reviva’s patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and Reviva’s patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and other foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign national or international patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse may in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of patent rights include, but are not limited to, failure to timely file national and regional stage patent applications based on Reviva’s international patent application, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If Reviva fails to maintain the patents and patent applications covering RP5063, RP1208 or any future product candidate, Reviva’s competitors might be able to enter the market, which would have an adverse effect on Reviva’s business.

Third party claims or litigation alleging infringement of patents or other proprietary rights or seeking to invalidate patents or other proprietary rights, may delay or prevent the development and commercialization of RP5063, RP1208 and any future product candidate.

Reviva’s commercial success depends in part on Reviva avoiding infringement and other violations of the patents and proprietary rights of third parties. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits, interferences, derivation and administrative law proceedings, inter party review, and post-grant review before the USPTO, as well as oppositions and similar processes in foreign jurisdictions. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which Reviva and its collaborators are developing product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, and as Reviva gains greater visibility and market exposure, the risk increases that Reviva’s product candidates or other business activities may be subject to claims of infringement of the patent and other proprietary rights of third parties. Third parties may assert that Reviva is infringing their patents or employing their proprietary technology without authorization. Based on Reviva’s general knowledge in this field of technology and based on the patent prosecution of RP5063 conducted in the United States and in foreign countries, Reviva does not believe that there are valid patents which contain granted claims that could be asserted with respect to RP5063, however, Reviva may be incorrect.

There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of Reviva’s product candidates.

Because patent applications can take many years to issue, there may be currently pending patent applications which may later result in issued patents that Reviva’s product candidates may infringe. In addition, third parties may obtain patents in the future and claim that use of Reviva’s technologies infringes upon these patents. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of any of Reviva’s product candidates, any molecules formed during the manufacturing process or any final product itself, the holders of any such patents may be able to block Reviva’s ability to commercialize such product candidate unless it obtained a license under the applicable patents, or until such patents expire. Similarly, if any third-party patent were held by a court of competent jurisdiction to cover aspects of Reviva’s formulations, processes for manufacture or methods of use, including combination therapy, the holders of any such patent may be able to block Reviva’s ability to develop and commercialize the applicable product candidate unless Reviva obtained a license or until such patent expires. In either case, such a license may not be available on commercially reasonable terms or at all. In addition, Reviva may be subject to claims that it is infringing other intellectual property rights, such as trademarks or copyrights, or misappropriating the trade secrets of others, and to the extent that Reviva’s employees, consultants or contractors use intellectual property or proprietary information owned by others in their work for Reviva, disputes may arise as to the rights in related or resulting know-how and inventions.

Parties making claims against Reviva may obtain injunctive or other equitable relief, which could effectively block Reviva’s ability to further develop and commercialize one or more of its product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from Reviva’s business. In the event of a successful infringement or other intellectual property claim against Reviva, Reviva may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties or redesign Reviva’s affected products, which may be impossible or require substantial time and monetary expenditure. Reviva cannot predict whether any such license would be available at all or whether it would be available on commercially reasonable terms. Furthermore, even in the absence of litigation, Reviva may need to obtain licenses from third parties to advance its research or allow commercialization of its product candidates, and Reviva has done so from time to time. Reviva may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, Reviva would be unable to further develop and commercialize one or more of its product candidates, which could harm Reviva’s business significantly. Reviva cannot provide any assurances that third-party patents do not exist which might be enforced against Reviva’s future drugs or product candidates, resulting in either an injunction prohibiting its sales, or, with respect to Reviva’s sales, an obligation on Reviva’s part to pay royalties and/or other forms of compensation to third parties.

Reviva may be involved in lawsuits to protect or enforce its patents, the patents of its licensors or Reviva’s other intellectual property rights, which could be expensive, time consuming and unsuccessful.

Competitors may infringe or otherwise violate Reviva’s patents or Reviva’s other intellectual property rights. To counter infringement or unauthorized use, Reviva may be required to file legal claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that one of Reviva’s patents is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that Reviva’s patents do not cover the technology in question. An adverse result in any litigation or defense proceedings could put one or more of Reviva’s patents at risk of being invalidated or interpreted narrowly and could put Reviva’s patent applications at risk of not issuing. The initiation of a claim against a third party may also cause the third party to bring counter claims against Reviva, such as claims asserting that Reviva’s patents are invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace.

Grounds for a patent invalidity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, non-enablement or lack of statutory subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant material information from the USPTO, or made a materially misleading statement, during prosecution. Third parties may also raise similar validity claims before the USPTO in post-grant proceedings such as ex parte reexaminations, inter partes review, or post-grant review, or oppositions or similar proceedings outside the United States, in parallel with litigation or even outside the context of litigation. The outcome following legal assertions of invalidity and unenforceability is unpredictable. Reviva cannot be certain that there is no invalidating prior art, of which Reviva and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, Reviva would lose at least part, and perhaps all, of any future patent protection on its current or future product candidates. Such a loss of patent protection could harm Reviva’s business.

Reviva may not be able to prevent misappropriation of its intellectual property rights, particularly in countries where the laws may not protect those rights as fully as in the United States. Reviva’s business could be harmed if in litigation the prevailing party does not offer Reviva a license on commercially reasonable terms. Any litigation or other proceedings to enforce Reviva’s intellectual property rights may fail, and even if successful, may result in substantial costs and distract Reviva’s management and other employees.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Reviva’s confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have an adverse effect on the price of securities that may be issued by Reviva.

Reviva may not be able to protect its intellectual property rights throughout the world, which could impair Reviva’s business.

Filing, prosecuting and defending patents covering RP5063, RP1208 and any future product candidate throughout the world would be prohibitively expensive. Competitors may use Reviva’s technologies in jurisdictions where Reviva has not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where Reviva may obtain patent protection, but where patent enforcement is not as strong as that in the United States. These products may compete with Reviva’s products in jurisdictions where Revive does not have any issued patents and any future patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Reviva’s reliance on third parties requires Reviva to share its trade secrets, which increases the possibility that a competitor will discover them or that Reviva’s trade secrets will be misappropriated or disclosed.

Because Reviva expects to rely on third parties to manufacture RP5063, RP1208 and any future product candidates, and Reviva expects to collaborate with third parties on the development of RP5063, RP1208 and any future product candidates, Reviva must, at times, share trade secrets with them. Reviva also conducts joint research and development programs that may require Reviva to share trade secrets under the terms of its research and development partnerships or similar agreements. Reviva seeks to protect its proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, consulting agreements or other similar agreements with its advisors, employees, third-party contractors and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose Reviva’s confidential information, including Reviva’s trade secrets. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by Reviva’s competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that Reviva’s proprietary position is based, in part, on Reviva’s know-how and trade secrets, a competitor’s discovery of Reviva’s trade secrets or other unauthorized use or disclosure would impair Reviva’s competitive position and may have an adverse effect on Reviva’s business and results of operations.

In addition, these agreements typically restrict the ability of Reviva’s advisors, employees, third-party contractors and consultants to publish data potentially relating to Reviva’s trade secrets, although Reviva’s agreements may contain certain limited publication rights. Despite Reviva’s efforts to protect its trade secrets, Reviva’s competitors may discover its trade secrets, either through breach of Reviva’s agreements with third parties, independent development or publication of information by any of Reviva’s third-party collaborators. A competitor’s discovery of Reviva’s trade secrets would impair Reviva’s competitive position and have an adverse impact on its business.

SHAREHOLDERS MEETING

Date, Time and Place of Shareholders Meeting

The Shareholders Meeting will be held at 9:00 a.m. Eastern time, on [●], 2020, at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals.

Purpose of the Shareholders Meeting

At the Shareholders Meeting, Tenzing is asking holders of its ordinary shares:

•	To consider and vote upon the Domestication Proposal. The form of the Interim Charter of the Company to become effective upon the Domestication, is attached to this proxy statement/prospectus as Annex A;

•	To consider and vote upon the Business Combination Proposal. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex D;

•	To consider and vote upon the 2020 Equity Incentive Plan Proposal. A copy of the 2020 Equity Incentive Plan is attached to this proxy statement/prospectus as Annex E;

•	To consider and vote upon each of the Charter Amendment Proposals;

• •	To consider and vote upon the Director Election Proposal; To consider and vote upon the Working Capital Loan Conversion Proposal; and

•	To consider and vote upon the Adjournment Proposal, if it is presented at the Shareholders Meeting.

Recommendation of the Tenzing Board with Respect to the Proposals

The Tenzing Board has unanimously approved each of the Proposals.

The Tenzing Board unanimously recommends that shareholders:

•	Vote “FOR” the Domestication Proposal;

•	Vote “FOR” the Business Combination Proposal;

•	Vote “FOR” the 2020 Equity Incentive Plan Proposal;

•	Vote “FOR” each of the Charter Amendment Proposals;

• •	Vote “FOR” the election of each of the director nominees pursuant to the Director Election Proposal; Vote “FOR” the Working Capital Loan Conversion Proposal; and

•	Vote “FOR” the Adjournment Proposal, if it is presented at the Shareholders Meeting.

Record Date; Outstanding Shares; Shareholders Entitled to Vote

Tenzing has fixed the close of business on [●], 2020, as the Record Date for determining the Tenzing shareholders entitled to notice of and to attend and vote at the Shareholders Meeting. As of the close of business on such date, there were 5,124,431 ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote per share at the Shareholders Meeting.

Pursuant to the Insider Letter Agreement, (i) the 1,581,250 Founder Shares owned by Sponsor (ii) the 343,000 Private Placement Shares owned by the Sponsor and (iii) nay other ordinary shares of Tenzing owned by the Sponsor or Tenzing’s officers and directors will be voted in favor of all of the Proposals.

If your shares or warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the Public Warrants you beneficially own are properly counted. If you wish to attend the Shareholders Meeting and vote in person and your shares or warrants are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Tenzing can be sure that the broker, bank or nominee has not already voted your shares or warrants.

Quorum and Required Vote

A quorum of Tenzing shareholders is necessary to hold the Shareholders Meeting. The presence, in person or by proxy, of Tenzing shareholders representing a majority of the ordinary shares issued and outstanding on the Record Date and entitled to vote on the Proposals to be considered at the Shareholders Meeting will constitute a quorum for the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals is interdependent upon the others and must be approved in order for Tenzing to complete the Business Combination as contemplated by the Merger Agreement. All Proposals will require the affirmative vote of the holders of a majority of the Tenzing Shares that are present and vote at the Shareholders Meeting. If any of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal, or any of the Charter Amendment Proposals fail to receive the required approval, none of the Proposals will be approved and the Business Combination will not be completed.

Voting Your Shares

Each Tenzing Share that you own in your name entitles you to one vote. If you are a record owner of your shares, there are two ways to vote your Tenzing Shares at the Shareholders Meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Tenzing Board “FOR” the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, each of the Charter Amendment Proposals, the Director Election Proposal, the Working Capital Loan Conversion Proposal, and the Adjournment Proposal (if presented). Votes received after a matter has been voted upon at the Shareholders Meeting will not be counted.

You Can Attend the Shareholders Meeting and Vote in Person. When you arrive, you will receive a ballot that you may use to cast your vote.

If your shares or warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the Shareholders Meeting and vote in person and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Tenzing can be sure that the broker, bank or nominee has not already voted your shares or warrants.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast.

Ownership of and Voting by Tenzing’s Sponsor, Directors and Officers

The Sponsor, current directors and officers of Tenzing own an aggregate of 1,924,250 ordinary shares of Tenzing, and they have agreed to vote those shares in favor of each of the Proposals at the Shareholders Meeting.

Revoking Your Proxy; Changing Your Vote

If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Tenzing’s secretary in writing before the Shareholders Meeting that you have revoked your proxy; or

•	You may attend the Shareholders Meeting, revoke your proxy and vote in person as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Redemption Rights

Public Shareholders may seek to have their shares redeemed by Tenzing, regardless of whether they vote for or against the Business Combination or any other Proposals and whether they held Tenzing ordinary shares as of the Record Date or acquired them after the Record Date. Any Public Shareholder who holds ordinary shares of Tenzing on or before [●], 2020 (two (2) business days before the Shareholders Meeting) will have the right to demand that his or her shares be redeemed for a full pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. For illustrative purposes, based on funds in the Trust Account of approximately $34.4 million on September 29, 2020 and including anticipated additional interest through the closing of the Business Combination (assuming interest accrues at recent rates and no additional tax payments are made out of the Trust Account), the estimated per share redemption price is expected to be approximately $10.81 A Public Shareholder that has properly tendered his or her shares for Redemption will be entitled to receive his or her pro rata portion of the aggregate amount then on deposit in the Trust Account in cash for such shares only if the Business Combination is completed. If the Business Combination is not completed, the Redemptions will be canceled and the tendered shares will be returned to the relevant Public Shareholders as appropriate.

Tenzing shareholders who seek to redeem their Public Shares must demand Redemption no later than 5:00 p.m., Eastern time on [●], 2020 (two (2) business days before the Shareholders Meeting) by (A) submitting a written request to the Transfer Agent that Tenzing redeem such holder’s Public Shares for cash; (B) affirmatively certifying in such request to the Transfer Agent for Redemption if such holder is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other shareholder with respect to ordinary shares of Tenzing and (C) delivering their ordinary shares, either physically or electronically using The Depository Trust Company’s DWAC System, at the holder’s option, to the Transfer Agent prior to the Shareholders Meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered to the Transfer Agent (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not completed, this may result in an additional cost to shareholders for the return of their shares.

Any demand to redeem such shares once made may be withdrawn at any time up to the vote on the Business Combination. Furthermore, if a Public Shareholder demands Redemption of such shares and subsequently decides prior to the applicable date not to elect to exercise such rights, he or she may simply request that the Transfer Agent return the shares (physically or electronically).

A Public Shareholder will be entitled to receive cash for these shares only if the shareholder properly demands Redemption as described above and the Business Combination is completed. If a Public Shareholder properly seeks Redemption and the Business Combination is completed, Tenzing will redeem these shares for cash and the holder will no longer own these shares following the Business Combination. If the Business Combination is not completed for any reason, then the Public Shareholders who exercised their Redemption Rights will not be entitled to receive cash for their shares. In such case, Tenzing will promptly return any shares delivered by the Public Shareholders. Tenzing and Reviva will not complete the Business Combination if, immediately prior to the Closing and after payment of all transaction and other expenses payable by Tenzing and payments for Redemptions (but without regard to any assets or liabilities of Reviva), Tenzing does not have net tangible assets of at least $5,000,001. For more information, see the section entitled “The Business Combination Proposal — The Merger Agreement — Closing Conditions.”

The closing price of Tenzing ordinary shares on September 24, 2020 was $10.80. The cash held in the Trust Account as of September 24, 2020 was approximately $10.81 per Public Share. Prior to exercising Redemption Rights, shareholders should verify the market price of Tenzing Shares as they may receive higher proceeds from the sale of their shares in the public market than from exercising their Redemption Rights if the market price per share is higher than the Redemption price. Tenzing cannot assure its shareholders that they will be able to sell their Tenzing Shares in the open market, even if the market price per share is higher than the Redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares. A Public Shareholder who properly exercises its Redemption Rights pursuant to the procedures set forth herein will be entitled to receive a full pro rata portion of the aggregate amount then on deposit in the Trust Account, less any amounts necessary to pay Tenzing’s taxes.

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of his, her, its or any other person with whom he, she or it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking Redemption Rights with respect to 20% or more of Tenzing’s Public Shares. Accordingly, any shares held by a Public Shareholder or “group” in excess of such 20% cap will not be redeemed by Tenzing.

Pursuant to the Insider Letter Agreement, the Sponsor, officers or directors have waived all of their Redemption Rights and will not have Redemption Rights with respect to any Tenzing Shares owned by them, directly or indirectly.

Appraisal Rights

Tenzing’s shareholders do not have appraisal rights under the Companies Act or otherwise in connection with the Business Combination Proposal or the other Proposals.

If the Business Combination is completed, Reviva stockholders who do not deliver a written consent approving the Business Combination are entitled to appraisal rights under Section 262 of the DGCL (“Section 262”) provided that they comply with the conditions established by Section 262.

This statement does not constitute the formal notice to the Reviva stockholders of the availability of appraisal rights in connection with the Business Combination. Rather, such formal notice will be given after the Merger Agreement has been adopted by the requisite vote of the Reviva stockholders.

The following is intended as a brief summary of the material provisions of the statutory procedures required to be followed properly and in a timely manner by a Reviva stockholder in order to exercise and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, the full text of which is attached hereto as Annex F. All references in Section 262 and in this summary to a “stockholder” or “holders of shares” are to the record holder of shares of Reviva capital stock immediately prior to the effective time of the Business Combination as to which appraisal rights are asserted, unless otherwise indicated.

Under Section 262, where a merger agreement relating to a proposed merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, either the constituent corporation before the effective date of the merger or the surviving corporation, within 10 days after the effective date of the merger, must notify each of its stockholders entitled to appraisal rights that the merger has been approved and that appraisal rights are available, and must include in each such notice a copy of Section 262. As noted above, this statement does not constitute the formal notice to the Reviva stockholders of the availability of appraisal rights in connection with the Business Combination. Rather, such formal notice will be given after the Merger Agreement has been adopted by the requisite vote of the Reviva stockholders.

If the Business Combination is completed, within 10 days after the Closing of the Business Combination, the Company will notify its stockholders that the Business Combination has been approved, the Closing Date of the Business Combination and that appraisal rights are available to any stockholder who has not approved the Business Combination by written consent. Holders of shares of Reviva capital stock who desire to exercise their appraisal rights must deliver a written demand for appraisal to the Company within 20 days after the date of mailing of that notice, and that stockholder must not have delivered a written consent approving the Business Combination.

Pursuant to Section 262, Reviva stockholders who (a) are holders of record of shares of capital stock of Reviva on the date of making a demand for appraisal of their shares, (b) continuously hold the shares through the effective time of the Business Combination, (c) do not vote in favor of the Business Combination nor consent thereto in writing, (d) comply with the other requirements of Section 262 and (e) have not waived their appraisal rights, will be entitled to have their shares of Reviva capital stock appraised by the Delaware Court of Chancery and to receive payment of the “fair value” of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Business Combination, together with interest, if any, as determined by the court.

Holders of shares of Reviva capital stock who desire to exercise their appraisal rights must deliver a written demand for appraisal of their shares of Reviva within 20 days after the date of mailing of the formal notice of appraisal rights in connection with the Business Combination. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares. All written demands for appraisal should be addressed to the Company at 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014. Failure to deliver a written consent approving the Business Combination will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262.

If a Reviva stockholder fails to deliver a written demand for appraisal within the time period specified above, such stockholder will be entitled to receive the Merger Consideration for his, her or its shares of Reviva capital stock as provided for in the Merger Agreement, but such stockholder will have no appraisal rights with respect to his, her or its shares of Reviva capital stock.

To be effective, a demand for appraisal by a Reviva stockholder must be made by, or in the name of, such Reviva stockholder and must reasonably inform the Company of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of his, her or its shares. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder’s name appears in Reviva’s records. Beneficial owners who do not also hold the shares of Reviva capital stock of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a brokerage firm, bank, trust or other nominee, submit the required demand in respect of those shares. If shares of Reviva capital stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of Reviva capital stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record, provided that the agent must identify the record owner or owners, and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of Reviva capital stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Reviva capital stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Reviva capital stock as to which appraisal is sought. Where no number of shares is expressly stated, the demand will be presumed to cover all shares held in the name of the record owner.

Within 120 days after the effective time of the Business Combination, any Reviva stockholder who has complied with the requirements for exercising appraisal rights will, upon written request to the Company, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which demands for appraisal have been received, and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Reviva capital stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the Company the statement described in the previous sentence. Such written statement will be mailed to the requesting Reviva stockholder within 10 days after such written request is received by the Company or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

Within 120 days after the effective time of the Business Combination, but not thereafter, either the Company or any Reviva stockholder who has complied with the requirements of Section 262, and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Reviva capital stock held by all such stockholders. A person who is the beneficial owner of shares of Reviva capital stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a Reviva stockholder, service of a copy of such petition must be made upon the Company, as the surviving corporation. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. The Company has no obligation to file such a petition if a Reviva stockholder demands appraisal. Accordingly, the failure of a Reviva stockholder to file such a petition within the period specified could nullify the Reviva stockholder’s previously written demand for appraisal. There is no present intent on the part of Reviva to file an appraisal petition, and Reviva stockholders seeking to exercise appraisal rights should not assume that Reviva will file such a petition or that Reviva will initiate any negotiations with respect to the fair value of such shares. Accordingly, Reviva stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is timely filed by a Reviva stockholder and a copy of the petition is delivered to the Company, the Company will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all Reviva stockholders who have demanded an appraisal of their shares, and with whom agreements as to the value of their shares have not been reached by the Company. After notice is made to such Reviva stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition to determine those Reviva stockholders who have complied with Section 262 and who have become entitled to the appraisal rights thereunder. Under Delaware law, the Delaware Court of Chancery may require stockholders who have demanded appraisal of their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any such stockholder who holds stock represented by certificates fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Upon application by the Company or by any Reviva stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the Reviva stockholders entitled to an appraisal. Any stockholder whose name appears on the verified list filed by the Company and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262. After the Delaware Court of Chancery determines which Reviva stockholders are entitled to appraisal of their shares of Reviva capital stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the shares of Reviva capital stock, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Business Combination, together with interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their shares of Reviva capital stock as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration such stockholders would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Reviva capital stock.

In Weinberger v. UOP, Inc., the Delaware Supreme Court stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in appraisal proceedings and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Business Combination through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period between the effective date of the Business Combination and the date of payment of the judgment; provided, however that at any time before the entry of judgment in the proceedings, the Company may pay to each Reviva stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Company is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be imposed upon the Company and Reviva stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a Reviva stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any Reviva stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Any Reviva stockholder who had demanded appraisal rights will not, after the effective time of the Business Combination, be entitled to vote shares subject to that demand for any purpose, or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the Business Combination. If any stockholder who demands appraisal of shares of Reviva capital stock under Section 262 fails to perfect, effectively withdraws or otherwise loses such holder’s right to appraisal with respect to such shares, such shares will be deemed to have been converted at the effective time of the Business Combination into the right to receive the consideration provided pursuant to the Merger Agreement, without interest, upon the terms and conditions set forth therein.

If no petition for appraisal is filed within 120 days after the effective time of the Business Combination, or if a Reviva stockholder consents in writing to the adoption of the Merger Agreement or effectively withdraws his, her or its demand for appraisal, then the right of that Reviva stockholder to appraisal will cease and that Reviva stockholder will be entitled to receive the consideration for shares of his, her or its shares of Reviva capital stock pursuant to the Merger Agreement. A holder, who has not commenced and appraisal proceeding or joined that proceeding as a named party, may withdraw his or her demand for appraisal by delivering to the Company a written withdrawal of his or her demand for appraisal and acceptance of the Business Combination, except that any such attempt to withdraw made more than 60 days after the effective date of the Business Combination will require the written approval of the Company. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, provided, however, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Business Combination within 60 days after the effective date of the Business Combination.

The preceding discussion is not a complete statement of the law pertaining to appraisal rights under Section 262 and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which is attached hereto as Annex D.

ALL REVIVA STOCKHOLDERS THAT DO NOT WISH TO CONSENT TO THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE BUSINESS COMBINATION, AND WISH TO EXERCISE APPRAISAL RIGHTS PURSUANT TO THE DGCL OR THAT WISH TO PRESERVE THEIR RIGHT TO DO SO SHOULD CAREFULLY REVIEW ANNEX F, SINCE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

REVIVA STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE MERGER AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES. REVIVA STOCKHOLDERS WHO PERFECT THEIR APPRAISAL RIGHTS AND WHO DO NOT SUBSEQUENTLY EFFECTIVELY WITHDRAW OR OTHERWISE LOSE THEIR APPRAISAL RIGHTS WILL BE ENTITLED TO NO CONSIDERATION UNDER THE MERGER AGREEMENT.

FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 WILL RESULT IN THE LOSS OF A REVIVA STOCKHOLDER’S STATUTORY APPRAISAL RIGHTS THEREUNDER. CONSEQUENTLY, ANY REVIVA STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL.

Proxy Solicitation

Tenzing is soliciting proxies on behalf of the Tenzing Board. This solicitation is being made by mail but also may be made by telephone or in person. Tenzing and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Tenzing will bear all of the costs of the solicitation, which Tenzing estimates will be approximately $8,250 in the aggregate. Tenzing has engaged Advantage Proxy, Inc. as proxy solicitor to assist in the solicitation of proxies.

Tenzing will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Tenzing will reimburse them for their reasonable expenses.

If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Shareholders Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “— Revoking Your Proxy.”

Householding

The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits Tenzing, with your permission, to send a single notice of meeting and, to the extent requested, a single copy of this proxy statement/prospectus to any household at which two or more Tenzing shareholders reside if they appear to be members of the same family. This rule is called “householding,” and its purpose is to help reduce printing and mailing costs of proxy materials.

A number of brokerage firms have instituted householding for shares held in “street name.” If you and members of your household have multiple accounts holding ordinary shares of Tenzing, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement/prospectus or wish to revoke your decision to household. These options are available to you at any time.

Who Can Answer Your Questions About Voting Your Shares and Public Warrants?

If you are a holder of Tenzing’s ordinary shares and have any questions about how to vote or direct a vote in respect of your securities, you may call Advantage Proxy, Inc., Tenzing’s proxy solicitor, at (877) 870-8565 (toll free); or email at ksmith@advantageproxy.com.

PROPOSAL 1: THE DOMESTICATION PROPOSAL

Summary of the Proposal

General

Tenzing is proposing to change its domicile by continuing out of the British Virgin Islands, as a business company incorporated under the laws of the British Virgin Islands into the State of Delaware to become a corporation incorporated under the laws of the State of Delaware. This change will be implemented as a legal continuation of Tenzing under the applicable laws of British Virgin Islands and the State of Delaware as described under “— Manner of Effecting the Domestication and the Legal Effect of the Domestication.”

The Domestication will be effected by the filing of a notice of continuation out of the British Virgin Islands with the British Virgin Islands Registrar of Corporate Affairs and the filing of a Certificate of Corporate Domestication and the Certificate of Incorporation with the Delaware Secretary of State. In connection with the Domestication, all outstanding securities of Tenzing will convert to outstanding securities of the continuing Delaware corporation. In connection with the Domestication, Tenzing will adopt the Interim Charter which will replace or remove certain provisions of Tenzing’s Current Charter which are no longer valid or otherwise applicable as a result of the Domestication (but without substantively changing such ongoing rights) and file the same with the Secretary of State of the State of Delaware. The following table sets forth a summary of the principal changes proposed to be made between Tenzing’s Current Charter and the Interim Charter. The summary is qualified by reference to the complete text of the Interim Charter, a copy of which is attached to this proxy statement/prospectus as Annex A. All shareholders are encouraged to read the Interim Charter in its entirety for a more complete description of its terms.

	Current Charter	Interim Charter

Provisions Specific to a British Virgin Islands Company

Section 8.2: Upon the written request of the Members entitled to exercise 30 percent or more of the voting rights in respect of the matter for which the meeting is requested the Directors shall convene a meeting of Members.   Section 8.3: The Director convening a meeting of Members shall give not less than 10 nor more than 60 days’ written notice of such meeting to:   (a) those Members whose names on the date the notice is given appear as Members in the share register of Tenzing and are entitled to vote at the meeting; and   (b) the other Directors   Section 10.6 Subject to Regulation 23.7, the Directors may by Resolution of Directors exercise all the powers of Tenzing to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of Tenzing or of any third party, provided always that if the same occurs prior to the consummation of a Business Combination, Tenzing must first obtain from the lender a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account.

Not applicable.

Capitalization

Section 5.1: There is one class of ordinary shares with no par value and then there are five classes of preferred stock with no par value.

Section 8: Rights not varied by the issue of pari passu: The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

•  There is common stock with a par value of $0.0001 per share and preferred stock with a par value of $0.0001 per share.

•  Rights and options: Tenzing has the authority to create and issue rights, warrants and options or convertible securities entitling the holders thereof to subscribe for, purchase or receive shares of any class or series of Tenzing’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is hereby expressly authorized to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Provisions Specific to a Delaware Corporation	Not applicable	Section 7.01 Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of shareholders of the Corporation may be called only by the chairman of the Board, chief executive officer or president of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the shareholders shall have no right to call a special meeting.

 •  Section 7.02 Advance Notice. Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws.

•  Section 7.03 Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected by written consent of the stockholders holding the requisite number of shares required to approve such action.

You should note that not only will the Interim Charter preserve the existing rights of Tenzing ordinary shares, but also that the existing provisions of the Current Charter (including Regulation 23 of the Current Charter and those other provisions which cannot be amended prior to the Closing or made subject to certain restrictions or amendment) will be replicated or substantively replicated in the Interim Charter. At the effective time of the Domestication under the applicable laws, Tenzing will cease to be a business company incorporated under the laws of the British Virgin Islands and will become and continue as a Delaware corporation. On such continuation, the Current Charter will be replaced by the Interim Charter and your rights as a shareholder will cease to be governed by the laws of the British Virgin Islands and you will become a stockholder of Tenzing with all rights as such governed by Delaware law.

Reasons for the Domestication

The Tenzing Board believes that it would be in the best interests of Tenzing, immediately prior to the completion of the Business Combination, to effect the Domestication. The primary reason for the Domestication is to enable Tenzing to avoid certain taxes that would be imposed on Tenzing if Tenzing were to conduct an operating business in the United States as a foreign corporation following the Business Combination.

In addition, because Tenzing will operate within the United States following the Business Combination, it was the view of the Tenzing Board that Tenzing should also be structured as a corporation organized in the United States. In addition, the Tenzing Board believes Delaware provides a recognized body of corporate law that will facilitate corporate governance by Tenzing’s officers and directors. Delaware maintains a favorable legal and regulatory environment in which to operate. For many years, Delaware has followed a policy of encouraging companies to incorporate there and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are regularly updated and revised to meet changing business needs. As a result, many corporations have initially chosen Delaware as their domicile or have subsequently reincorporated in Delaware in a manner similar to the procedures Tenzing is proposing. Due to Delaware’s longstanding policy of encouraging incorporation in that state and consequently its popularity as the state of incorporation, the Delaware courts have developed a considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the DGCL and establishing public policies with respect to Delaware corporations. It is anticipated that the DGCL will continue to be interpreted and explained in a number of significant court decisions that may provide greater predictability with respect to Tenzing’s corporate legal affairs.

Regulatory Approvals; Third Party Consents

Tenzing is not required to make any filings or to obtain any approvals or clearances from any antitrust regulatory authorities in the United States or other countries in order to complete the Domestication; however, because the Domestication must occur simultaneously with the Merger, it will not occur unless the Merger can be completed, which will require the approvals as described below under the section entitled “Proposal 2: The Business Combination Proposal.” Tenzing must comply with applicable United States federal and state securities laws in connection with the Domestication, including the filing with Nasdaq of a press release disclosing the Domestication, among other things.

The Domestication will not breach any covenants or agreements binding upon Tenzing and will not be subject to any additional federal or state regulatory requirements, except compliance with the laws of the British Virgin Islands and Delaware necessary to effect the Domestication.

Certificate of Incorporation

Commencing with the effective time of the Domestication under the applicable law, the Interim Charter will govern the rights of stockholders in Tenzing.

Material U.S. Federal Income Tax Consequences of the Domestication to Tenzing Shareholders

The following discussion sets forth the material U.S. federal income tax consequences of the Domestication to the U.S. Holders (as defined below) of Tenzing Shares. The following discussion also summarizes (i) the tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of Tenzing Shares that elect to have their Tenzing Shares redeemed for cash if the Business Combination is completed and (ii) the tax consequences for Non-U.S. Holders of owning and disposing of the Domestication. The following discussion is the opinion of Ellenoff Grossman & Schole LLP. The information set forth in this section is based on the Code, its legislative history, final, temporary and proposed treasury regulations promulgated thereunder (“Treasury Regulations”), published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of Tenzing Shares that is for U.S. federal income tax purposes:

•      an individual citizen or resident of the United States;

•      a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•      an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•      a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” means a beneficial owner of Tenzing Shares that, for U.S. federal income tax purposes, is not a U.S. Holder or a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that hold Tenzing Shares as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the alternative minimum tax, the Medicare tax on net investment income, or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•      financial institutions or financial services entities;

•      broker-dealers;

•      persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•      tax-exempt entities;

•      governments or agencies or instrumentalities thereof;

•      insurance companies;

•      regulated investment companies;

•      real estate investment trusts;

•      certain expatriates or former long-term residents of the United States;

•      persons that acquired Tenzing Shares pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•      persons that hold Tenzing Shares as part of a straddle, constructive sale, hedging, redemption or other integrated transaction;

•      persons whose functional currency is not the U.S. dollar;

•      controlled foreign corporations;

•      passive foreign investment companies;

•       partnerships (or other entities classified as partnership for U.S. federal income tax purposes) or partners in such partnerships;

•      persons required to accelerate the recognition of any item of gross income with respect to Tenzing Shares as a result of such income being recognized on an applicable financial statement;

•      persons who actually or constructively own 5 percent or more of Tenzing Shares by vote or value (except as specifically provided below); or

•      the Sponsor or its affiliates.

This discussion does not address any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of Tenzing Shares. Additionally, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold Tenzing Shares through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Tenzing Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) on Tenzing Shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of Tenzing Shares is made in U.S. dollars. Additionally, this discussion does not address the tax treatment of the Public Warrants in the Domestication. Holders of Public Warrants should consult with their own tax advisors regarding the particular tax consequences to them of holding, exercising or disposing of the Public Warrants.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF TENZING SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. WE URGE BENEFICIAL OWNERS OF TENZING SHARES WHO CHOOSE TO EXERCISE THEIR CONVERSION RIGHTS OR WHO CHOOSE TO PARTICIPATE IN THE DOMESTICATION TO CONSULT THEIR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE DOMESTICATION AND OWNING AND DISPOSING OF COMPANY COMMON STOCK AS A RESULT OF ITS PARTICULAR CIRCUMSTANCES, INCLUDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Holders

Tax Consequences of the Domestication to U.S. Holders of Tenzing Shares

The Domestication should qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, due to the absence of guidance bearing directly on how the provisions of Section 368(a) of the Code apply in the case of a statutory conversion of a corporation with no active business and only investment-type assets such as Tenzing, this result is not entirely free from doubt. Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position.

If the Domestication qualifies as a reorganization within the meaning of Section 368(a), except as otherwise provided below in the section entitled “— PFIC Considerations,” and “—Effects of Section 367 to U.S. Holders of Tenzing Shares,” a U.S. Holder of Tenzing Shares would not recognize gain or loss upon the exchange of its Tenzing Shares solely for Company Common Stock pursuant to the Domestication. A U.S. Holder’s aggregate tax basis in the common stock of Tenzing received in connection with the Domestication will generally be the same as its aggregate tax basis in the Tenzing Shares surrendered in the transaction. In addition, the holding period of Tenzing Common Stock received in the Domestication generally should include the holding period of Tenzing Shares surrendered in the Domestication.

If the Domestication should fail to qualify as a reorganization under Section 368(a), a U.S. Holder of Tenzing Shares generally would recognize gain or loss with respect to its Tenzing Shares in an amount equal to the difference, if any, between the fair market value of the corresponding Company Common Stock received in the Domestication and the U.S. Holder’s adjusted tax basis in its Tenzing Shares surrendered. The U.S. Holder’s basis in Tenzing Common Stock would be equal to the fair market value of that stock on the date of the Domestication and such U.S. Holder’s holding period for Tenzing Common Stock would begin on the day following the date of the Domestication.

PFIC Considerations

Even if the Domestication qualifies as a reorganization within the meaning of Section 368(a) of the Code, the Domestication may still be a taxable event to U.S. Holders of Tenzing Shares under the PFIC provisions of the Code, to the extent that Section 1291(f) of the Code applies, as described below.

Effect of PFIC Rules on the Domestication

Even if the Domestication qualifies as a reorganization for U.S. federal income tax purposes under Section 368(a) of the Code, Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC must recognize gain notwithstanding any other provision of the Code. No final Treasury regulations are in effect under Section 1291(f). Proposed Treasury Regulations under Section 1291(f) were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their present form, those regulations would require taxable gain recognition by a U.S. Holder with respect to its exchange of Tenzing Shares for Company Common Stock in the Domestication if Tenzing were classified as a PFIC at any time during such U.S. Holder’s holding period in the Tenzing Shares. Any such gain would be treated as an “excess distribution” made in the year of the Domestication and subject to the special tax and interest charge rules discussed below under “Definition and General Taxation of a PFIC.” The proposed Treasury Regulations under Section 1291(f) should not apply to an Electing Shareholder (as defined below) with respect to its Tenzing Shares for which a timely QEF election, QEF election with a purging election, or MTM election is made, as each such election is described below.

Definition and General Taxation of a PFIC

A non-U.S. corporation will be a PFIC if either (a) at least seventy-five percent (75%) of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it owns or is considered to own at least twenty-five percent (25%) of the shares by value, is passive income (the “gross income test”) or (b) at least fifty percent (50%) of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it owns or is considered to own at least twenty-five percent (25%) of the shares by value, are held for the production of, or produce, passive income (the “asset test”). Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. The determination of whether a foreign corporation is a PFIC is made annually.

Pursuant to a “start-up exception”, a corporation will not be a PFIC for the first taxable year the corporation has gross income if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. Taking into account all relevant facts and circumstances, however, there is a material risk that Tenzing will not be eligible for the “start-up exception.”

If Tenzing is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Tenzing Shares and the U.S. Holder did not make either (a) a timely “qualified election fund” (QEF) election for Tenzing’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Tenzing Shares, (b) a QEF election along with a “purging election,” or (c) a “mark-to-market” (MTM) election, all of which are discussed further below, such U.S. Holder generally will be subject to special rules with respect to any gain recognized by the U.S. Holder on the sale or other disposition of its Tenzing Shares and any “excess distribution” made to the U.S. Holder. Excess distributions are generally any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Tenzing Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Tenzing Shares.

Under these rules, the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Tenzing Shares. The amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Tenzing’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income. The amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder. The interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if Tenzing is determined to be a PFIC, a U.S. Holder may avoid the tax consequences described above with respect to its Tenzing Shares by making a timely QEF election (or a QEF election along with a purging election), or an MTM election, all as described below.

Impact of PFIC Rules on Certain U.S. Holders

The impact of the PFIC rules on a U.S. Holder of Tenzing Shares will depend on whether the U.S. Holder has made a timely and effective election to treat Tenzing as a QEF, under Section 1295 of the Code, for Tenzing’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Tenzing Shares, the U.S. Holder made a QEF election along with a “purging election,” or if the U.S. Holder made an MTM election, all as discussed below. A U.S. Holder of a PFIC that made either a timely and effective QEF election, a QEF election along with a purging election, or an MTM election is hereinafter referred to as an “Electing Shareholder.”

A U.S. Holder’s ability to make a QEF election with respect to its Tenzing Shares is contingent upon, among other things, the provision by Tenzing of certain information that would enable the U.S. Holder to make and maintain a QEF election. Tenzing will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there can be no assurance that Tenzing will timely provide such information that is required to make and maintain the QEF election.

As indicated above, if a U.S. Holder of Tenzing Shares has not made a timely and effective QEF election with respect to Tenzing’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Tenzing Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its Tenzing Shares for their fair market value on the “qualification date.” The qualification date is the first day of Tenzing’s tax year in which Tenzing qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held Tenzing Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its Tenzing Shares by the amount of the gain recognized and will also have a new holding period in the Tenzing Shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable shares, the U.S. Holder may make an MTM election with respect to such shares for such taxable year. If the U.S. Holder makes a valid MTM election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Tenzing Shares and for which Tenzing is determined to be a PFIC, such holder will not be subject to the PFIC rules described above in respect to its Tenzing Shares. Instead, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Tenzing Shares at the end of its taxable year over the adjusted basis in its Tenzing Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Tenzing Shares over the fair market value of its Tenzing Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Tenzing Shares will be adjusted to reflect any such income or loss amounts and any further gain recognized on a sale or other taxable disposition of the Tenzing Shares will be treated as ordinary income. The MTM election is available only for shares that are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisers regarding the availability and tax consequences of an MTM election in respect to Tenzing Shares under their particular circumstances.

The rules dealing with PFICs and with the timely QEF election, the QEF election with a purging election, and the MTM election are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of Tenzing Shares should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

Effects of Section 367 to U.S. Holders of Tenzing Shares

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a domestication of a foreign corporation in a reorganization within the meaning of Section 368(a) of the Code. Section 367 of the Code imposes income tax on certain United States persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code will generally apply to U.S. Holders of Tenzing Shares on the date of the Domestication.

A.    U.S. Holders Whose Tenzing Shares Have a Fair Market Value of $50,000 or More and Who Own More Than 10 Percent of the Voting Power or Value of Tenzing

A U.S. Holder who, on the date of the Domestication beneficially owns (directly, indirectly or constructively) 10% or more of the total combined voting power or value of Tenzing (a “10% U.S. Shareholder”) must include in income as a dividend the “all earnings and profits amount” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to the Tenzing Shares it directly owns. A U.S. Holder’s ownership of Public Warrants will be taken into account in determining whether such U.S. Holder owns 10% or more of the total combined voting power or value of Tenzing. Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power or value of Tenzing and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A 10% U.S. Shareholder’s “all earnings and profits amount” with respect to its Tenzing Shares is the net positive earnings and profits of Tenzing attributable to its shares (as determined under Treasury Regulation Section 1.367(b)-2) but without regard to any gain that would be realized on a sale or exchange of such shares.

B.    U.S. Holders Whose Tenzing Shares Have a Fair Market Value of $50,000 or More But Who Own Less Than 10 Percent of the Voting Power or Value of Tenzing

A U.S. Holder who, on the date of the Domestication, beneficially owns (directly, indirectly or constructively) Tenzing Shares with a fair market value of $50,000 or more but owns less than 10% of the total combined voting power or value of Tenzing will recognize gain (but not loss) with respect to the Domestication unless such U.S. Holder elects to recognize the “all earnings and profits” amount attributable to such holder as described below.

Unless such a U.S. Holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to Company Common Stock received in the Domestication in an amount equal to the excess of the fair market value of Tenzing Common Stock received over the U.S. Holder’s adjusted tax basis in the Tenzing Shares deemed surrendered in the Domestication.

As an alternative to recognizing any gain as described in the preceding paragraph, such a U.S. Holder may elect to include in income as a deemed dividend the “all earnings and profits amount” attributable to its Tenzing Shares under Section 367(b) of the Code. There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)    a statement that the Domestication is a Section 367(b) exchange;

(ii)   a complete description of the Domestication;

(iii)  a description of any stock, securities or other consideration transferred or received in the Domestication;

(iv)  a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)   a statement that the U.S. Holder is making the election and that includes (A) a copy of the information that the U.S. Holder received from Tenzing establishing and substantiating the “all earnings and profits amount” with respect to the U.S. Holder’s Tenzing Shares, and (B) a representation that the U.S. Holder has notified Tenzing that the U.S. Holder is making the election; and

(vi) certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations thereunder.

In addition, the election must be attached by an electing U.S. Holder to such holder’s timely filed U.S. federal income tax return for the taxable year in which the Domestication occurs, and the U.S. Holder must send notice of making the election to Tenzing no later than the date such tax return is filed. In connection with this election, Tenzing may in its discretion provide each U.S. Holder eligible to make such an election with information regarding Tenzing’s earnings and profits upon request.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT A TAX ADVISOR REGARDING THE CONSEQUENCES OF MAKING AN ELECTION AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO AN ELECTION.

C.   U.S. Holders that Own Tenzing Shares with a Fair Market Value of Less Than $50,000

A U.S. Holder who, on the date of the Domestication, beneficially owns (directly, indirectly, or constructively) Tenzing Shares with a fair market value less than $50,000 should not be required to recognize any gain or loss under Section 367 of the Code in connection with the Domestication and generally should not be required to include any part of the “all earnings and profits amount” in income.

All U.S. Holders of Tenzing Shares are urged to consult their tax advisors with respect to the effect of Section 367 of the Code to their particular circumstances.

Tax Consequences to U.S. Holders That Elect to Have Their Tenzing Shares Converted for Cash

This section is addressed to U.S. Holders of Tenzing Shares that elect to have their Tenzing Shares converted for cash as described in the section entitled “Shareholders Meeting — Redemption Rights” and is subject in its entirety to the discussion of the “passive foreign investment company” or “PFIC” rules as discussed above under the section entitled “— Tax Consequences of the Domestication to U.S. Holders of Tenzing Shares — U.S. Holders — PFIC Considerations.” For purposes of this discussion, a “Converting U.S. Holder” is a U.S. Holder that so converts its Tenzing Shares into cash.

Except as discussed in the following paragraph and as discussed in the PFIC rules above, a Converting U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount of cash received on the conversion and such shareholder’s adjusted basis in the Tenzing Shares exchanged if the conversion completely terminates the Converting U.S. Holder’s interest in Tenzing (taking into account certain constructive ownership rules). A U.S. Holder’s adjusted tax basis in its Tenzing Shares will generally be equal to the cost of such Tenzing Shares. A U.S. Holder who purchased Tenzing Shares in the IPO generally will have a tax basis in the Tenzing Shares that were part of the units equal to the portion of the purchase price of such units allocated to the Tenzing Shares (such allocation based on the relative fair market value of the Tenzing Shares and the Public Warrants at the time). This gain or loss will be long-term capital gain or loss if the holding period of such stock is more than one year at the time of the exchange. It is possible that because of the conversion rights associated with the Tenzing Shares, the holding period of such shares may not be considered to begin until the date of such conversion (and thus it is possible that long-term capital gain or loss treatment may not apply). The deductibility of capital losses is subject to limitations. Shareholders who hold different blocks of Tenzing Shares (generally, shares of Tenzing purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Cash received upon conversion that does not completely terminate the Converting U.S. Holder’s interest will still give rise to capital gain or loss, if the conversion is either (i) “substantially disproportionate” or (ii) “not essentially equivalent to a dividend.” In determining whether the conversion is substantially disproportionate or not essentially equivalent to a dividend with respect to a Converting U.S. Holder, that Converting U.S. Holder is deemed to own not only shares actually owned, but also, in some cases, shares such holder may acquire pursuant to options (including shares that may be acquired pursuant to the Public Warrants) and shares owned by certain family members, certain estates and trusts of which the Converting U.S. Holder is a beneficiary and certain corporations and partnerships.

Generally, the conversion will be “substantially disproportionate” with respect to the Converting U.S. Holder if (i) the Converting U.S. Holder’s percentage ownership of the outstanding voting shares (including all classes that carry voting rights) of Tenzing is reduced immediately after the conversion to less than 80% of the Converting U.S. Holder’s percentage interest (including constructive ownership) in such shares immediately before the conversion; (ii) the Converting U.S. Holder’s percentage ownership of the outstanding Tenzing Shares (both voting and nonvoting) immediately after the conversion is reduced to less than 80% of such percentage ownership (including constructive ownership) immediately before the conversion; and (iii) the Converting U.S. Holder owns (including constructive ownership), immediately after the conversion, less than 50% of the total combined voting power of all classes of shares of Tenzing entitled to vote. Whether the conversion will be considered “not essentially equivalent to a dividend” with respect to a Converting U.S. Shareholder will depend upon the particular circumstances of that U.S. Holder. At a minimum, however, the conversion must result in a meaningful reduction in the Converting U.S. Holder’s actual or constructive percentage ownership of Tenzing. If the shareholder’s relative interest in the corporation is minimal and the shareholder does not have meaningful control over the corporation, and taking into account the effect of Redemptions by other shareholder’s, its percentage ownership (including constructive ownership) is reduced as a result of the Redemption, such U.S. Holder should generally be regarded as having a meaningful reduction in its interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences to it of any Redemption of its Tenzing Shares.

If none of the tests described above applies and subject to the PFIC rules discussed above, the consideration paid to the Converting U.S. Holder will be treated as dividend income for U.S. federal income tax purposes to the extent of Tenzing’s current or accumulated earnings and profits. Any distribution in excess of earnings and profits will reduce the Converting U.S. Holder’s basis in the Tenzing Shares (but not below zero) and any remaining excess will be treated as gain realized on the sale or other disposition of the Tenzing Shares. U.S. Holders of Tenzing Shares considering exercising their conversion rights should consult their own tax advisors as to whether the conversion will be treated as a sale or as a distribution under the Code.

Non-U.S. Holders

Tax Consequences for Non-U.S. Holders of Owning and Disposing of Company Common Stock

Distributions on Company Common Stock

Distributions of cash or property to a Non-U.S. Holder in respect of Company Common Stock received in the Domestication will constitute dividends for U.S. federal income tax purposes to the extent paid from Tenzing’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds Tenzing’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in Tenzing Common Stock. Any remaining excess will be treated as capital gain and will be treated as described below under “— Gain on Disposition of Company Common Stock.”

Dividends paid to a Non-U.S. Holder of Company Common Stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Company Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if Tenzing Common Stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder of Company Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim or refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.

Gain on Disposition of Company Common Stock

Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the taxable disposition of Company Common Stock generally will not be subject to U.S. federal income tax unless:

•      the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. Holder);

•      the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•      Tenzing is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such securities disposed of, and, generally, in the case where shares of Company Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or indirectly, more than 5% of such Shares, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the Shares disposed of. There can be no assurance that shares of Company Common Stock will be treated as regularly traded on an established securities market for this purpose.

An individual Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

Tenzing does not believe it is and does not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes. However, the determination as to whether Tenzing is or will become a “United States real property holding corporation” will not be made until a future tax year, and there can be no assurance that Tenzing will not become such a corporation in the future.

Tax Consequences to Non-U.S. Holders That Elect to Have Their Tenzing Shares Converted for Cash

This section is addressed to Non-U.S. Holders of Tenzing Shares that elect to have their Tenzing Shares converted for cash as described in the section entitled “Shareholders Meeting — Redemption Rights.” For purposes of this discussion, a “Converting Non-U.S. Holder” is a Non-U.S. Holder that so converts its Tenzing Shares.

Except as otherwise discussed in this section, a Converting Non-U.S. Holder who elects to have its Tenzing Shares converted for cash will generally be treated in the same manner as a Converting U.S. Holder for U.S. federal income tax purposes. See the discussion above under “— U.S. Holders — Tax Consequences to U.S. Holders That Elect to Have Their Tenzing Shares Converted for Cash.”

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A Converting Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized as a result of the exchange unless:

•      such Converting Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which the Redemption takes place and certain other conditions are met; or

•      such Converting Non-U.S. Holder is engaged in a trade or business within the United States and any gain recognized in the exchange is treated as effectively connected with such trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a United States permanent establishment of such Non-U.S. Holder), in which case the Converting Non-U.S. Holder will generally be subject to the same treatment as a Converting U.S. Holder with respect to the exchange, and a Converting Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty).

With respect to any Redemption of Tenzing Shares for cash that is treated as a distribution rather than a sale, any amount treated as dividend income to a Converting Non-U.S. Holder will generally be subject to U.S. withholding tax at a rate of 30%, unless the Converting Non-U.S. Holder is entitled to a reduced rate of withholding under an applicable income tax treaty. However, dividends received by a Converting Non-U.S. Holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, such dividends are attributable to a United States permanent establishment of the Converting Non-U.S. Holder), will be taxed as discussed above under “— U.S. Holders — Tax Consequences to U.S. Holders That Elect to Have Their Tenzing Shares Converted for Cash.” In addition, dividends received by a Converting Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes that are effectively connected with the holder’s conduct of a U.S. trade or business may also be subject to an additional branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Converting Non-U.S. Holders of Tenzing Shares considering exercising their Redemption Rights should consult their own tax advisors as to whether the Redemption of their shares will be treated as a sale or as a distribution under the Code.

Information Reporting and Backup Withholding

Tenzing must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of Company Common Stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including Company’s Common Stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which shares of Company Common Stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Company Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners”, which will in turn be provided to the U.S. Department of Treasury. All holders should consult their tax advisors regarding the possible implications of FATCA on their ownership of Company Common Stock.

Manner of Effecting the Domestication and the Legal Effect of the Domestication

Delaware Law

Pursuant to Section 388 of the DGCL, a non-United States entity may become domesticated as a Delaware corporation by filing with the Delaware Secretary of State a Certificate of Corporate Domestication and a Certificate of Incorporation, certifying to the matters set forth in Section 388 of the Code. The Domestication must be approved in the manner provided for by the instrument or other writing governing the internal affairs of the non-United States entity and the conduct of its business or by applicable non-Delaware law, as appropriate and the Certificate of Incorporation must be approved by the same authorization required to approve the Domestication.

When a non-United States entity has become domesticated as a Delaware corporation, for all purposes of Delaware law, the corporation will be deemed to be the same entity as the domesticating non-United States entity and the domestication will constitute a continuation of the existence of the domesticating non-United States entity in the form of a Delaware corporation. When any domestication will have become effective, for all purposes of Delaware laws, all of the rights, privileges and powers of the non-United States entity that has been domesticated and all property, real, personal and mixed and all debts due to such non-United States entity, as well as all other things and causes of action belonging to such non-United States entity, will remain vested in the corporation to which such non-United States entity has been domesticated (and also in the non-United States entity, if and for so long as the non-United States entity continues its existence in the foreign jurisdiction in which it was existing immediately prior to the domestication) and will be the property of such corporation (and also of the non-United States entity, if and for so long as the non-United States entity continues its existence in the foreign jurisdiction in which it was existing immediately prior to the domestication); but all rights of creditors and all liens upon any property of such non-United States entity will be preserved unimpaired and all debts, liabilities and duties of the non-United States entity that has been domesticated will remain attached to the corporation to which such non-United States entity has been domesticated (and also to the non-United States entity, if and for so long as the non-United States entity continues its existence in the foreign jurisdiction in which it was existing immediately prior to the domestication) and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as such corporation. The rights, privileges, powers and interests in property of the non-United States entity, as well as the debts, liabilities and duties of the non-United States entity, will not be deemed, as a consequence of the domestication, to have been transferred to the corporation to which such non-United States entity has domesticated for any purpose of the laws of the State of Delaware.

British Virgin Islands Law

If the Domestication Proposal is approved, Tenzing will apply to continue out of the British Virgin Islands and deregister as a British Virgin Islands business company pursuant to Section 184 of the Companies Act. Upon the deregistration, Tenzing will no longer be subject to the provisions of the Companies Law. Except as provided in the Companies Act, the deregistration will not affect the rights, powers, authorities, functions and liabilities or obligations of Tenzing or any other person.

Accounting Treatment of the Domestication

The Domestication is being proposed solely for the purpose of changing the legal domicile of Tenzing. There will be no accounting effect or change in the carrying amount of the assets and liabilities of Tenzing as a result of the Domestication. The business, capitalization, assets and liabilities and financial statements of Tenzing immediately following the Domestication will be the same as those immediately prior to the Domestication.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that Tenzing Acquisition Corp. continue out of the British Virgin Islands pursuant to Regulation 18 of the Articles of Association of Tenzing Acquisition Corp. and section 184 of the BVI Business Companies Act, 2004 (as amended) and be registered by way of continuation as a corporation in the State of Delaware and conditional upon, and with effect from, the registration of Tenzing Acquisition Corp. in the State of Delaware as a corporation, governed by the certificate of incorporation attached as Annex A to this proxy statement/prospectus, with the laws of the State of Delaware and the Memorandum and Articles of Association will be replaced by that certificate of incorporation of the continued company as referenced in this proxy statement/prospectus.”

Required Vote with Respect to the Domestication Proposal

The approval of the Domestication Proposal will require the affirmative vote of the holders of a majority of the Tenzing Shares as of the Record Date that are present and vote at the Shareholders Meeting.

The Domestication Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Domestication Proposal will have no effect, even if approved by Tenzing’s shareholders.

Recommendation of the Tenzing Board with Respect to the Domestication Proposal

THE TENZING BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE DOMESTICATION PROPOSAL.

PROPOSAL 2: THE BUSINESS COMBINATION PROPOSAL

Tenzing is asking its shareholders to approve the Merger Agreement and the transactions contemplated thereby, including the Business Combination. Shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex D to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. Please see the subsection entitled “The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read the Merger Agreement in its entirety before voting on this proposal.

We may complete the Business Combination only if it is approved by holders of a majority of the Tenzing Shares that are present and vote at the Shareholders Meeting. If any of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal, or any of the Charter Amendment Proposals fail to receive the required Tenzing shareholder approval, the Business Combination will not be completed.

The Merger Agreement

This section describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement and the related agreements. Tenzing’s shareholders and other interested parties are urged to read such agreement in its entirety because it is the primary legal document that governs the Business Combination. Unless otherwise defined herein, the capitalized terms used in this section “Proposal 2: The Business Combination Proposal — The Merger Agreement” are defined in the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates, including, in some cases, as of the Closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision.

General Description of the Merger Agreement and Post-Closing Organizational Structure

On July 20, 2020, Tenzing entered into the Merger Agreement with Merger Sub, the Sponsor, Reviva and the Seller Representative. In connection with the completion of the Merger, the Reviva shareholders will collectively receive as consideration for their existing Reviva Common Stock a number of Company securities with an aggregate value equal to (the “Merger Consideration”) (a) Sixty-Two Million Four Hundred Thousand ($62,400,000), plus (b) the additional contingent right to receive the Earnout Shares (as defined below) after the Closing.

The Merger Consideration will be allocated among Reviva Common Stockholders and Reviva Preferred Stockholders, such that Reviva Preferred Stockholders will receive $11,000,000 in Merger Consideration (pro rata amongst them based on the number of shares of Reviva preferred stock owned) before Reviva Common Stockholders receive any Merger Consideration, and then the Reviva Common Stockholders and Reviva Preferred Stockholders will receive the remaining $51.4 million of the Merger Consideration pro rata treating the Reviva preferred stock on an as-converted to common stock basis (which is currently on a one-for one basis); provided however, that the Merger Consideration otherwise payable to Reviva Stockholders is subject to the withholding of the Escrow Shares (as defined below) and is subject to reduction for indemnification obligations. The Merger Consideration is not subject to any purchase price adjustments. Certain convertible promissory notes of Reviva will be required to convert into shares of Reviva common stock prior to the Closing, and will share in the Merger Consideration, as will certain obligations owed by Reviva to a broker that will be paid with Reviva common stock prior to the Closing. However, the Merger Consideration does not include any value attributable to the Assumed Warrants or Assumed Options.

Each share of common stock will provide the holder with the rights to vote, receive dividends, share in distributions in connection with a liquidation and other stockholder rights with respect to the Company. See the section entitled “Description of Reviva’s, Tenzing’s and the Company’s Securities.”

Existing Organizational Structure

The diagrams below depict simplified versions of the current organizational structures of Tenzing and Reviva, respectively.

* The Indian government regulates ownership of Indian companies by non-residents. Foreign investment in Indian securities is generally regulated by the Consolidated Policy on Foreign Direct Investment (the “FDI Policy”) issued by the Government and the Foreign Exchange Management Act, 1999 (the “Foreign Exchange Management Act”), which prevents 100% ownership by a foreign parent company of its Indian subsidiary.

Organizational Structure Following the Business Combination

The diagram below depicts a simplified version of our organizational structure immediately following the completion of the Business Combination.

* The Indian government regulates ownership of Indian companies by non-residents. Foreign investment in Indian securities is generally regulated by the Consolidated Policy on Foreign Direct Investment (the “FDI Policy”) issued by the Government and the Foreign Exchange Management Act, 1999 (the “Foreign Exchange Management Act”), which prevents 100% ownership by a foreign parent company of its Indian subsidiary.

Merger Consideration

The Merger Consideration to be paid by Tenzing pursuant to the Merger Agreement will be an amount equal to $62,400,000, paid in post-merger Company securities. The Merger Consideration is not subject to any purchase price adjustments

The Escrow Shares

At the Closing, ten percent (10%) of the Merger Consideration (the “Escrow Shares”) otherwise issuable to the Reviva Stockholders (allocated pro rata among the Reviva Stockholders based on the Merger Consideration otherwise issuable to them at the Closing (“Pro Rata Consideration”)) will be deposited into a segregated escrow account with Continental Stock Transfer & Trust Company (or such other escrow agent reasonably acceptable to Tenzing and Reviva), as escrow agent, and held in escrow together with any dividends, distributions or other income on the Escrow Shares (the “Escrow Property”) in accordance with an escrow agreement to be entered into in connection with the Transactions (the “Escrow Agreement”). The Escrow Property will be held in the escrow account for a period of twelve (12) months after the Closing as the sole and exclusive source of payment for any post-Closing indemnification claims (other than fraud claims and Consent Claims (as described below)). The Reviva Stockholders will have the right to vote the Escrow Shares while they are held in escrow.

Earnout

In addition to the Merger Consideration set forth above, the Reviva Stockholders will also have a contingent right to receive up to an additional 1,000,000 shares of Tenzing common stock (the “Earnout Shares”) after the Closing based on the stock price performance of Tenzing common stock and the achievement by Reviva of certain clinical trial milestones during the three (3) year period following the Closing (the “Earnout Period”). In order to receive the Earnout Shares, during the Earnout Period, both:

•	the closing price of Tenzing’s common stock has to be equal to or greater than $15.00 per share for any 20 trading days within any 30 trading day period; and

•	Reviva must receive positive data from (i) its first phase 3 trial in Acute Schizophrenia and (ii) either a phase 2 clinical trial in pulmonary arterial hypertension or idiopathic pulmonary fibrosis.

If there is a final determination that the Reviva Stockholders are entitled to receive Earnout Shares, then such Earnout Shares will be allocated such that (i) one-half (1/2) of the Earnout Shares will be allocated to Reviva Preferred Stockholders (pro rata amongst them based on the number of shares of Reviva preferred stock owned) and (ii) the remaining one-half (1/2) of the Earnout Shares will allocated to all of the Reviva Stockholders pro rata, treating the Reviva preferred stock on an as-converted to common stock basis (which is currently on a one-for-one basis).

Representations and Warranties

 Under the Merger Agreement, each of Tenzing, Merger Sub and Reviva make customary representations and warranties.

The representations and warranties of Reviva relate to, among other things, with respect to Reviva:

•	due organization, good standing, and that it has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

•	authorization and validity of the Merger Agreement and power and authority to enter into the Merger Agreement and to complete the transactions contemplated thereby;

•

capitalization, and in pertinent part, (i) the authorized amount of its capital stock and the amount issued and outstanding, (ii) the record owners of its common stock and other equity interests own such equity free and clear of any liens other than imposed by its charter, (iii) all outstanding common stock and other equity interests have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, any other applicable law, its charter or any contract to which the Company is a party or by which it or its securities are bound, (iv) no shares or other equity interests are in its treasury, (v) the amount of common stock reserved for issuance to its officers, directors, employees and consultants pursuant to its equity plan, (vi) except as set forth in its charter, there are no outstanding contractual obligations to repurchase, redeem or otherwise acquire any equity interests or securities, nor has it granted any registration rights to any person with respect to its equity securities, (vii) all of its securities have been granted, offered, sold and issued in compliance with all applicable securities laws, (viii) as a result of the Merger, none of its equity interests are issuable and no rights in connection with any interests, warrants, rights, options or other securities accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise); (ix) each of its options are intended to qualify as an “incentive stock option” under the Internal Revenue Code of 1986, as amended so qualifies, and (x) except as disclosed in its financials, since January 1, 2019, it has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any of its equity interests, and its board of directors has not authorized any of the foregoing;

•	subsidiaries, and more specifically, each subsidiary’s jurisdiction of organization and capitalization;

•	no conflict and no additional governmental approvals or filings or third-party consents required;

•	financial statements, indebtedness and the absence of undisclosed liabilities, and in pertinent part, (i) its financials (A) accurately reflect the books and records of Reviva and its subsidiaries as of the times and for the periods referred to therein, (B) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved, (C) comply with applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder, and (D) fairly present the consolidated financial position of Reviva and its subsidiaries as of the respective dates thereof and the consolidated results of the operations and cash flows of Reviva and its subsidiaries for the periods indicated; (ii) all of the financial books and records of Reviva and its subsidiaries are complete and accurate and have been maintained in the ordinary course consistent with past practice and in accordance with applicable laws; (iii) Reviva and its subsidiaries do not have any indebtedness; (iv) neither Reviva nor any of its subsidiaries is subject to any liabilities or obligations required to be reflected on a balance sheet prepared in accordance with GAAP; and (v) financial projections with respect to it and its subsidiaries that were delivered by it or on its behalf to Tenzing or certain representatives of Tenzing were prepared in good faith using assumptions that Reviva believes to be reasonable;

•	the absence of a certain changes or events since December 31, 2019, and in pertinent part, each of Reviva and its subsidiaries, since December 31, 2019, has (i) conducted its business only in the ordinary course of business consistent with past practice, (ii) not been subject to a material adverse effect, and (iii) not taken any action or committed or agreed to take any action that would be prohibited by the Merger Agreement if such action were taken on or after the date of the Merger Agreement without the consent of Tenzing;

•	compliance with laws;

•	permits, and in pertinent part, each of Reviva and its subsidiaries (and its employees who are legally required to be licensed by a governmental authority in order to perform his or her duties with respect to his or her employment with any of Reviva and its subsidiaries), holds all permits necessary to lawfully conduct its business as presently conducted and as currently contemplated to be conducted, and to own, lease and operate its assets and properties and all such permits are in full force and effect, and no suspension or cancellation of any of such permits is pending or, to Reviva’s knowledge, threatened, and none of Reviva and its subsidiaries is in violation of the terms of any such permit, and none of Reviva and its subsidiaries has received any written or, to Reviva’s knowledge, oral notice of any actions relating to the revocation or modification of any such permit;

•	litigation, and in pertinent part, except as described in certain disclosure schedules to the Merger Agreement, (i) there is no (a) action of any nature currently pending or, to Reviva’s knowledge, threatened (and no such action has been brought or, to Reviva’s knowledge, threatened in the past five (5) years), or (b) order now pending or outstanding or that was rendered by a governmental authority in the past five (5) years, in either case of (a) or (b) by or against any of Reviva or its subsidiaries, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of Reviva or its subsidiaries must be related to Reviva or its subsidiaries business, equity securities or assets), its business, equity securities or assets, (ii) the items listed on such disclosure schedules, if finally determined adversely to Reviva or its subsidiaries, will not have, either individually or in the aggregate, a material adverse effect upon any of Reviva or its subsidiaries, and (iii) in the past five (5) years, to Reviva’s knowledge, none of the current or former officers, senior management or directors of any of Reviva or its subsidiaries have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud;

•

material contracts, and in pertinent part, (i) any contracts that (a) contain covenants that limit the ability of any of Reviva or its subsidiaries (I) to compete in any line of business or with any person or in any geographic area or to sell, or provide any service or product or solicit any person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (II) to purchase or acquire an interest in any other person, (b) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture, (c) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices, (d) evidences indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any of Reviva or its subsidiaries having an outstanding principal amount in excess of $250,000, (e) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $250,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any of Reviva or its subsidiaries or another person, (f) relates to any merger, consolidation or other business combination with any other person or the acquisition or disposition of any other entity or its business or material assets or the sale of any of Reviva or its subsidiaries, its business or material assets, (g) by its terms, individually or with all related contracts, calls for aggregate payments or receipts by of Reviva and its subsidiaries under such contract or contracts of at least $250,000 per year or $500,000 in the aggregate, (h) is with any top vendor, (i) obligates any of Reviva or its subsidiaries to provide continuing indemnification or a guarantee of obligations of a third party after the date of the Merger Agreement in excess of $100,000, (j) is between any of Reviva or its subsidiaries and any directors, officers or employees of Reviva or its subsidiaries (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any related person, (k) obligates Reviva or its subsidiaries to make any capital commitment or expenditure in excess of $100,000 (including pursuant to any joint venture), (l) relates to a settlement entered into within three (3) years prior to the date of Merger Agreement under which any of Reviva or its subsidiaries has outstanding obligations that are either in excess of $100,000 or otherwise material to Reviva or its subsidiaries, (m) provides another person (other than another of Reviva or its subsidiaries or any manager, director or officer of any of Reviva or its subsidiaries) with a power of attorney, (n) relates to the development, ownership, licensing or use of any intellectual property by, to or from any of Reviva or its subsidiaries, other than off-the-shelf software, and (o) that will be required to be filed with this proxy statement/prospectus under applicable SEC requirements or would otherwise be required to be filed by Reviva as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if Reviva was the registrant, and (ii) all of the foregoing material contracts are valid, binding, and enforceable in all respects, the consummation of the Merger Agreement will not effect such material contracts, and none of Reviva or its subsidiaries is in breach or default of any such material contracts;

•	intellectual property, and in pertinent part, (i) each of Reviva and its subsidiaries owns, free and clear of all liens (other than permitted liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all intellectual property currently used, licensed or held for use by such target company, and previously used or licensed by such target company; (ii) each of Reviva and its subsidiaries has a valid and enforceable license to use all intellectual property that is the subject of intellectual property licenses held by Reviva and its subsidiaries applicable to Reviva and its subsidiaries; (iii) intellectual property licenses held by Reviva and its subsidiaries include all of the licenses, sublicenses and other agreements or permissions necessary to operate Reviva and its subsidiaries as presently conducted; (iv) none of Reviva and its subsidiaries is party to any contract that requires Reviva or its subsidiaries to assign to any person all of its rights in any intellectual property developed by Reviva or its subsidiaries under such contract; and (v) no action is pending or, to Reviva’s knowledge, threatened against Reviva or its subsidiaries that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any registered patents, trademarks, copyrights or internet assets currently owned, licensed, used or held for use by Reviva or its subsidiaries, nor, to the knowledge of Reviva, is there any reasonable basis for any such action;

•	taxes and tax returns;

101

•	real property;

•	personal property;

•	title to and condition of the assets;

•	employee matters, and in pertinent part, (i) none of Reviva or its subsidiaries is a party to any collective bargaining agreement or other contract covering any group of employees, labor organization or other representative of any of the employees of any of Reviva or its subsidiaries, and Reviva has no knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees; (ii) there has not occurred within the past three (3) years or, to the knowledge of Reviva, been threatened within the past three (3) years any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees; (iii) no current officer or employee of Reviva or its subsidiaries has provided any of Reviva or its subsidiaries written or, to the knowledge of Reviva, oral notice of his or her plan to terminate his or her employment with any of Reviva or its subsidiaries; (iv) each of Reviva or its subsidiaries (A) is and has been for the past three (3) years in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the knowledge of Reviva, oral notice that there is any pending action involving unfair labor practices against any of Reviva or its subsidiaries, (B) is not liable for past due arrears of wages or penalty for failure to comply with any of the foregoing, and (C) is not liable for payments to any governmental authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants; and (v) there are no actions pending or, to the knowledge of Reviva, threatened against Reviva or its subsidiaries brought by or on behalf of any applicant for employment, any current or former employee, any person alleging to be a current or former employee, or any governmental authority, relating to any such law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship;

•	benefits plans, and in pertinent part, (i) with respect to each Reviva benefit plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the company financials; (ii) each company benefit plan is and has been operated at all times in compliance with all applicable laws, including ERISA and the Code; (iii) with respect to each Reviva benefit plan: (A) such Reviva benefit plan has been administered and enforced in in accordance with its terms, the Code and ERISA; (B) to Reviva’s knowledge no breach of fiduciary duty has occurred; (C) no action is pending, or to Reviva’s knowledge, threatened; (D) to Reviva’s knowledge no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred; and (E) all contributions and premiums due through the closing date under the Merger Agreement have been made as required under ERISA or have been fully accrued on the company financials; (iv) no company benefit plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and none of Reviva or its subsidiaries has any outstanding liability under Title IV of ERISA and no condition presently exists that is expected to cause such liability to be incurred. No Reviva benefit plan will become a multiple employer plan with respect to any of Reviva or its subsidiaries immediately after the closing date under the Merger Agreement; (v) there is no arrangement under any Reviva benefit plan with respect to any employee that would result in the payment of any amount that by operation of Sections 280G or 162(m) of the Code would not be deductible by Reviva or its subsidiaries and no arrangement exists pursuant to which Reviva or its subsidiaries will be required to “gross up” or otherwise compensate any person because of the imposition of any excise tax on a payment to such person; and (vi) the consummation of the transactions contemplated by the Merger Agreement and the ancillary documents will not: (A) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; (B) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; or (C) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code;

•	environmental matters;

•	transactions with related parties;

•	insurance;

•	books and records;

•	top customers and vendors;

•	certain business practices;

•	none of Reviva or its subsidiaries is an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended;

•	except as described in certain disclosure schedules to the Merger Agreement, none of Reviva or its subsidiaries has incurred or will incur any liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Merger Agreement;

•	independent investigation, and in pertinent part, Reviva conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of Tenzing; and

•	none of the information supplied or to be supplied by Reviva expressly for inclusion in any filing made with any governmental authority or stock exchange with respect to the transactions contemplated by the Merger Agreement, this proxy statement/prospectus or in the mailings or other distributions to Tenzing’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by the Merger Agreement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

102

The representations of Tenzing relate to the following:

•	due organization, good standing, and that it has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

•	authorization and validity of the Merger Agreement, and power and authority of Tenzing and Merger Sub to enter into the Merger Agreement and to complete the transactions contemplated thereby;

•	no conflict and no additional governmental approvals or filings or third-party consents required;

•	capitalization, and in pertinent part, (i) it is authorized to issue an unlimited number of ordinary shares and preferred shares, (ii) there are no issued or outstanding preferred shares, (iii) all outstanding ordinary shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the BVI Business Companies Act as amended, its organizational documents or any contract to which it is a party, (iv) the amount of the authorized common stock of Merger Sub, the amount of issued and outstanding common stock of Merger Sub, all of which are duly authorized, validly issued to Tenzing, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Merger Sub’s organizational documents or any contract to which Tenzing or Merger Sub is a party, (v) except as set forth in certain disclosure schedules, there are no (a) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (b) bonds, debentures, notes or other indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (c) subscriptions or other rights, agreements, arrangements, contracts or commitments of any character (other than the Merger Agreement and the ancillary documents), (I) relating to the issued or unissued shares of Tenzing or (II) obligating Tenzing to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (III) obligating Tenzing to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares, (vi) other than the Redemption (as defined in the Merger Agreement) or as expressly set forth in the Merger Agreement, there are no outstanding obligations of Tenzing to repurchase, redeem or otherwise acquire any shares of Tenzing or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any person, (vii) except as set forth in certain disclosure schedules, there are no shareholders agreements, voting trusts or other agreements or understandings to which Tenzing is a party with respect to the voting of any shares of Tenzing, (viii) all Indebtedness (as defined in the Merger Agreement) of Tenzing is disclosed on certain disclosure schedules, (ix) no Indebtedness (as defined in the Merger Agreement) of Tenzing contains any restriction upon (a) the prepayment of any of such indebtedness, (b) the incurrence of Indebtedness (as defined in the Merger Agreement) by Tenzing or (c) the ability of Tenzing to grant any lien on its properties or assets, and (x) since the date of Tenzing’s formation, and except as contemplated by the Merger Agreement, Tenzing has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Tenzing’s board of directors has not authorized any of the foregoing;

•	SEC filings and Tenzing financials, and in pertinent part, (i) since Tenzing’s initial public offering, it has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Tenzing with the SEC under the Securities Act of 1933, as amended, and/or the Exchange Act of 1934, as amended, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of the Merger Agreement, (ii) Tenzing’s financials fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Tenzing at the respective dates of and for the periods referred to in such financial statements, all in accordance with (a) GAAP methodologies applied on a consistent basis throughout the periods involved and (b) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable), (iii) except as and to the extent reflected or reserved against in Tenzing’s financials, Tenzing has not incurred any liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in Tenzing’s financials, other than liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since Tenzing’s formation in the ordinary course of business, (iv) Tenzing has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act of 1934, as amended), (v) Tenzing has established and maintained a system of internal controls sufficient to provide reasonable assurance regarding the reliability of Tenzing’s financial reporting and the preparation of Tenzing’s financial statements for external purposes in accordance with GAAP, (vi) Tenzing has furnished to Reviva complete and correct copies of all material amendments and modifications that have not been filed by Tenzing with the SEC to all agreements, documents and other instruments that previously had been filed by Tenzing with the SEC and are currently in effect, and (vii) to Tenzing’s knowledge, each director and executive officer of Tenzing filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act of 1934, as amended, and the rules and regulations thereunder;

•	absence of certain changes, and in pertinent part, (i) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the Tenzing’s initial public offering prospectus (including the investigation of Reviva and its subsidiaries and the negotiation and execution of the Merger Agreement) and related activities, (ii) since February 29, 2020, not been subject to a material adverse effect on Tenzing, and (iii) since February 29, 2020, not taken any action or committed or agreed to take any action that would be prohibited by the Merger Agreement if such action were taken on or after the date of the Merger Agreement without the consent of Reviva;

•	compliance with laws;

•	actions; orders and permits, and in pertinent part, (i) there is no pending or, to the knowledge of Tenzing, threatened material action to which Tenzing is subject which would reasonably be expected to have a material adverse effect on Tenzing, (ii) there is no material action that Tenzing has pending against any other person, (iii) Tenzing is not subject to any material orders of any governmental authority, nor are any such orders pending, (iv) Tenzing holds all material permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such consent or for such consent to be in full force and effect would not reasonably be expected to have a material adverse effect on Tenzing;

•	taxes and tax returns;

•	Tenzing does not have any paid employees or maintain, sponsor, contribute to or otherwise have any liability under any benefit plans;

•	Tenzing does not own, license or otherwise have any right, title or interest in any material intellectual property and does not own or lease any material real or personal property;

•	material contracts, and in pertinent part, (i) except as set forth on certain disclosure schedules, other than the Merger Agreement and the ancillary documents, there are no contracts to which Tenzing is a party or by which any of its properties or assets may be bound, subject or affected, which (a) creates or imposes a liability greater than $100,000, (b) may not be cancelled by Tenzing on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (c) prohibits, prevents, restricts or impairs in any material respect any business practice of Tenzing as its business is currently conducted, any acquisition of material property by the Purchaser, or restricts in any material respect the ability of Tenzing to engage in business as currently conducted by it or compete with any other person (each, a “Tenzing Material Contract”), (ii) all Tenzing Material Contracts have been made available to Reviva other than those that are exhibits to Tenzing’s SEC reports, (iii) with respect to each Tenzing Material Contract (a) the Tenzing Material Contract was entered into at arms’ length and in the ordinary course of business, (b) the Tenzing Material Contract is legal, valid, binding and enforceable in all material respects against the Purchaser and, to the Knowledge of the Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by certain exceptions to enforceability), (c) Tenzing is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by the Tenzing, or permit termination or acceleration by the other party, under such Tenzing Material Contract, and (d) to the knowledge of Tenzing, no other party to Tenzing Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Tenzing under any Tenzing Material Contract;

•	transactions with affiliates;

•	Merger Sub activities, and in pertinent part, Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than as contemplated by the Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any person and has no assets or liabilities except those incurred in connection with the Merger Agreement and the ancillary documents to which it is a party;

•	Tenzing is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended;

•	No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchaser, Reviva or any of their respective affiliates in connection with the transactions contemplated by the Merger Agreement except as set forth on the disclosure schedules;

•	All shares of Tenzing common stock issues and delivered as Merger Consideration shall be full paid and non-assessable, free and clear of all liens, other than restrictions arising from applicable laws, applicable lock-up agreement, escrow agreement, any liens incurred by any Company Stockholder and the sale of such stock will not be subject to or give rise to any preemptive rights or rights of first refusal;

•	certain business practices;

•	insurance;

•	Tenzing Trust Account, and in pertinent part the business day immediately preceding the date of the Merger Agreement, the Tenzing Trust Account has a specified balance and such monies are invested solely in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company pursuant to the Trust Agreement, which is valid and in full force and effect and enforceable in accordance with its terms (subject to certain exceptions to enforceability) and has not been amended or modified;

•	independent investigation, and in pertinent part, Tenzing conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of Reviva and its subsidiaries; and

•	none of the information supplied or to be supplied by Tenzing expressly for inclusion in any filing made with any governmental authority or stock exchange with respect to the transactions contemplated by the Merger Agreement, this Registration Statement or in the mailings or other distributions to Tenzing’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by the Merger Agreement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

The representations and warranties set forth in the Merger Agreement are made by and to Reviva and Tenzing as of specific dates. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement between the parties and certain of the representations are subject to important and specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement agreed to by the parties in connection with negotiating the terms of the Merger Agreement, may or may not be accurate as of the date they were made, and do not purport to be accurate as of the date of this proxy statement/prospectus. In particular, in your review of the representations and warranties contained in the Merger Agreement, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement and were negotiated for the purpose of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts. The representations and warranties may also be subject to a standard of materiality or material adverse effect different from those generally applicable to investors and reports and documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in or incorporated by reference into this proxy statement/prospectus. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Tenzing and Reviva or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this proxy statement/prospectus.

Material Adverse Effect

Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Merger Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement. The representations and warranties made by Tenzing and Reviva are customary for transactions similar to the Transactions.

Indemnification and Survival

The representations and warranties of Reviva survive the Closing for twelve (12) months; provided, however, that fraud claims relating to Reviva shall survive indefinitely. The representations and warranties made by Tenzing do not survive the Closing and Tenzing does not have any post-Closing indemnification obligations.

Reviva Stockholders, severally and not jointly, will provide indemnification after the Closing for any breach of any representations and warranties or covenants of Reviva, with such indemnification based on the Pro Rata Consideration received by each Reviva Stockholder. Reviva Stockholders will also provide indemnification after the Closing for (a) any actions resulting from Reviva’s failure to receive the approval of Reviva Stockholders, including those holding a majority of the Reviva preferred stock, for the Reviva Charter Amendment (as defined below) or the approval of the holders (“Reviva Noteholders”) of Reviva’s issued and outstanding convertible promissory notes (the “Convertible Promissory Notes”) for the Convertible Note Amendment (as defined below) (any such indemnification claim, a “Consent Claim”), and (b) any actions by persons or entities who were (i) holders of equity securities of Reviva or its subsidiary (including options, warrants, convertible debt or other convertible securities) prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities or (ii) a director, officer, employee or consultant of Reviva or its subsidiary arising out of or relating to the failure to grant promised equity securities of Reviva (including options, warrants, convertible debt or other convertible securities) (excluding a specified known exception).

Indemnification claims by Tenzing for breaches of Reviva representations and warranties, other than certain fundamental representations, are subject to an aggregate deductible of $600,000, and there will be no indemnification for the first $600,000 of losses. Indemnification claims can only be made against the Escrow Property, which is the sole source of remedy after the Closing, except for fraud claims and Consent Claims. Any Escrow Shares that are received by Tenzing for indemnification claims will be cancelled by Tenzing. The maximum aggregate amount of indemnification payments shall not exceed the amount of Escrow Property, except (i) in the case of fraud claims, it will not exceed the Merger Consideration actually paid (based on the Redemption Price) and (ii) in the case of Consent Claims, it will not exceed the amount of Escrow Property plus an additional $1 million (for which the Reviva Stockholders would need to come out-of-pocket).

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing.  The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements by Reviva; (4) Tenzing’s public filings; (5) no insider trading; (6) notifications of certain breaches, consent requirements or other matters; (7) efforts to consummate the Closing and obtain third party and regulatory approvals; (8) tax matters; (9) CFIUS compliance (if applicable); (10) further assurances; (11) public announcements; and (12) confidentiality. Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transactions, to notify the others as promptly as practicable in writing of the receipt of any inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the others informed of the status of any such inquiries, proposals, offers or requests for information. There are also certain customary post-Closing covenants regarding (1) tax matters; (2) maintenance of books and records; (3) indemnification of directors and officers; and (4) use of trust account proceeds.

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of Tenzing (the “Post-Closing Board”) will consist of five individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Two of the members of the Post-Closing Board will be individuals (at least one of whom shall be an independent director) designated by Tenzing prior to the Closing and three of the members of the Post-Closing Board (at least two of whom shall be independent directors) will be designated by Reviva prior to the Closing. At or prior to Closing, Tenzing will provide each of its director designees with a customary director indemnification agreement, in form and substance reasonably acceptable to such director. The parties also agreed to take all action necessary, so that the individuals serving as chief executive officer and chief financial officer, respectively, of Tenzing immediately after Closing will be the same individuals as that of Reviva immediately prior to the Closing.

If during the Interim Period, Tenzing, at its sole election, seeks to enter into and consummate subscription agreements with investors relating to a private equity investment in connection with the Transactions (the “PIPE Investment”), Reviva agreed to cooperate in connection with such PIPE Investment and use its commercially reasonable efforts to cause such PIPE Investment to occur, including having Reviva’s senior management participate in any investor meetings and roadshows as reasonably requested by Tenzing. Reviva may, during the Interim Period, secure equity financing through the issuance of equity (and not debt or convertible debt) securities of Reviva or Tenzing, subject to the prior approval of Tenzing.

Reviva agreed to use its best efforts to, as promptly as practicable (but in any event within twenty (20) business days) after the effective date of the Registration Statement to, obtain: (a) the written consent (the “Reviva Charter Amendment Consent”) of Reviva Stockholders, including holders of a majority of the Reviva preferred stock, (i) to amend the certificate of incorporation of Reviva (the “Reviva Charter Amendment”) to provide that (A) the distribution of amounts to Reviva Stockholders (after taking into account the Escrow Shares) will be made in accordance with the Merger Agreement and Escrow Agreement and (B) the calculation by Reviva of amounts to be distributed to the Reviva Stockholders in connection with the Merger and the Escrow Agreement will be binding on all Reviva Stockholders, and (ii) file the Reviva Charter Amendment with the Secretary of State of the State of Delaware; and (b) amendments to each of the Convertible Promissory Notes duly executed by Reviva and the holders of a majority of the aggregate principal balances of each of the series of Convertible Promissory Notes then outstanding pursuant to which, immediately prior to the Closing, all of the issued and outstanding Convertible Promissory Notes will convert into Reviva Common Stock (the “Convertible Note Amendment”).

In General

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, including covenants relating to the conduct of the parties’ respective businesses, provision of information, notification of certain matters, and obligations with respect to governmental consents. The Merger Agreement also contains covenants that will continue after the Closing, including obligations to maintain books and records, obligations with respect to tax matters, publicity, and employee matters.

Registration Statement on Form S-4; Shareholders Meeting; Approval of the Tenzing Shareholders

The Merger Agreement and the consummation of the transactions contemplated thereby requires the approval of both Tenzing’s shareholders and Reviva’s Stockholders. Tenzing agreed, as promptly as practicable after the date of the Merger Agreement, to prepare, with reasonable assistance from Reviva, and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as such filing is amended or supplemented, and including the proxy statement/prospectus contained therein, the “Registration Statement”) and to solicit Tenzing’s shareholders to approve the Proposals set forth in the proxy statement/prospectus to be presented to them.

Tenzing has agreed, with the assistance of Reviva, to use its commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective as promptly as reasonably practicable following the date of the Merger Agreement. The proxy statement/prospectus will also be used as an information statement by Reviva in connection with the consideration and vote by its members on the Merger Agreement and transactions contemplated thereby.

Directors and Officers of the Company

The Parties also agreed to take all necessary action so that the Company Board following the Closing will consist of the five individuals (a majority of whom will be independent directors in accordance with Nasdaq requirements) listed below:

Parag Saxena

Laxminarayan Bhat

Richard Margolin

Purav Patel

Les Funtleyder

The parties also agreed to take all necessary actions so that the individuals serving as certain executive officers of the Company immediately after the Closing will be the same individuals (in the same offices) as those of Reviva immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

For more information about the Company Board and officers following the completion of the Business Combination, please refer to the section entitled “Management of the Company Following the Business Combination.”

Financing

Tenzing may, but is not required to, enter into agreements with investors relating to a private investment in Tenzing.

Reviva may secure equity financing resulting through issuance of equity (and not debt or convertible debt) securities of Reviva or Tenzing, subject to the approval of Tenzing (such approval not to be unreasonably withheld, conditioned or delayed). See the section entitled “Questions and Answers — Q. Will Tenzing enter into any financing arrangements in connection with the Business Combination?”

No Solicitation of Acquisition Proposals

During the Interim Period, each of the parties to the Merger Agreement agree that they will not, without prior written consent of Reviva and Tenzing, take any of the following actions:

•	solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal;

•	furnish any non-public information regarding such party or its affiliates or their respective businesses, operations, to any person or group (other than a party to the Merger Agreement) in connection with or in response to an Acquisition Proposal;

•	engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal;

•	approve, endorse or recommend in writing, or publicly propose to approve, endorse or recommend, any Acquisition Proposal;

•	negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal; or

•	release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

Under the Merger Agreement, an “Acquisition Proposal” means any inquiry, proposal or offer, or indication of interest in making an offer or proposal, from any person or group at any time relating to an alternative business transaction, meaning, with respect to Reviva, a transaction (other than the Business Combination) involving a sale of all or any material part of the Reviva’s business or assets, or a material portion of the equity interest or profits of Reviva, or with respect to Tenzing and its Affiliates, a transaction concerning any business combination other than the Business Combination.

Each of Reviva and Tenzing further agreed to notify the other parties as promptly as practical (and in any event within 48 hours), and keep the other parties updated as to the status of, of any bona fide inquiries, proposals or offers or requests for information or discussions regarding an Acquisition Proposal or that could be expected to result in an acquisition proposal or any request for confidential information of such party. Each of Reviva and Tenzing also agreed to immediately terminate any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and to, and direct its representatives to, cease and terminate any such solicitations, discussions or negotiations.

Conduct of Reviva and Tenzing Pending Closing

Under the Merger Agreement, during the Interim Period, Reviva has agreed, except as expressly contemplated by other provisions of the Merger Agreement, required by applicable law, or unless Tenzing otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), to, and to cause each of its subsidiaries to, conduct its business in the ordinary course and in material compliance with law and to in all material respects use commercially reasonable efforts to maintain its business and organization and existing relationships intact, including refraining from doing any of the following (subject to certain exceptions contained in the Merger Agreement and the disclosure schedules thereto), unless consented to by Tenzing (which consent will not be unreasonably withheld, conditioned or delayed):

•	change or amend the organizational documents of Reviva or any of its subsidiaries, except as required by law or as required in connection with the Company Chart Amendment;

•	split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

•	issue any securities or enter any agreements for the disposition of securities or any rights therein;

•	incur, create, assume, guaranty or otherwise become liable for any indebtedness in excess of $100,000 individually or $250,000 in the aggregate; provided, that this shall not prevent the Company from borrowing funds necessary to (A) finance its ordinary course administrative costs and expenses and expenses incurred in connection with the consummation of the Merger and the other Transactions contemplated by this Agreement, or (B) payoff and satisfy certain obligations of Reviva and its subsidiaries;

•	make or agree to any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate (other than software development costs incurred in the ordinary course and consistent with past practice);

•	increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Reviva benefit plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable law, pursuant to the terms of any Reviva benefit plan or in the ordinary course of business consistent with past practice;

•	issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third person with respect to such securities;

•	acquire (whether by merger, consolidation, acquisition or other business combination) any business entity or otherwise acquire any securities or material assets;

•	establish any Subsidiary or enter into any new line of business;

•	transfer or license to or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material registered, licensed or other intellectual property of Reviva or disclose to any person who has not entered into a confidentiality agreement any trade secrets;

•	voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate other than pursuant to the terms of a material contract or benefit plan;

•	merge or consolidate, or agree to merge or consolidate with or into any other person;

•	enter into any material contract or amend, modify, terminate, assign or waive any material right under any material contract or any material permit (other than in the ordinary course of business);

•	enter into, amend or terminate any contract or transaction with any related party (other than compensation and benefits and advancement of expenses, in each case, in the ordinary course consistent with past practice), or waive any material right in connection therewith;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP;

•	make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy with a governmental authority relating to a material amount of taxes, file any materially amended tax return or claim for refund of a material amount of taxes, or make any material change to a method of accounting for tax purposes, in each case except as required by applicable law or in compliance with GAAP

•	waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to the Merger Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, a Target Company or its affiliates) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any actions, liabilities or obligations, unless such amount has been reserved in the Reviva’s financial statements;

•	fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

•	effect any layoff or other personnel reduction or change at any of its facilities;

•	sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

•	enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company;

•	take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any governmental authority to be obtained in connection with the Merger Agreement;

•	enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any related parties (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice);

•	fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage (in the aggregate) with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

•	accelerate the collection of any trade receivables or delay the payment of trade payables or any other liability other than in the ordinary course of business consistent with past practice; or

•	authorize or agree to take any of the actions described above.

Additionally, under the Merger Agreement, during the Interim Period, Tenzing has agreed, except as expressly contemplated by other provisions of the Merger Agreement, required by applicable law, or unless Reviva otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), to, and to cause each of its subsidiaries to, conduct its business in the ordinary course and in material compliance with law and to use commercially reasonable efforts to maintain its business and organization and existing relationships intact, including refraining from doing any of the following (subject to certain exceptions contained in the Merger Agreement and the disclosure schedules thereto), unless consented to by Reviva (which consent will not be unreasonably withheld, conditioned or delayed):

•	change or amend any of the organizational documents of Tenzing and its subsidiaries, except pursuant to the Domestication;

•	other than pursuant to any additional financing permitted under the Merger Agreement issue any securities or enter any agreements for the disposition of securities or any rights therein;

•	declare or pay any distribution in respect of the equity interests of Tenzing or its subsidiaries or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any such securities or purchase, redeem or otherwise acquire for value any such securities, other than in connection with the Redemption;

•	incur, create, assume, guarantee or otherwise become liable for any indebtedness in excess of $100,000 individually or $250,000 in the aggregate (other than borrowing funds necessary to finance Tenzing’s ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Merger and the other transactions contemplated by this Agreement (including any PIPE Investment, Company Equity Financing and the costs and expenses necessary for an Extension (such expenses, “Extension Expenses”), up to aggregate additional Indebtedness during the Interim Period of $1,000,000);

•	make or agree to make any capital expenditures in excess of $100,000 individually for any project (or set of related projects) or $250,000 in the aggregate;

•	sell, assign, lease, sublease, license, sublicense, pledge or otherwise transfer or dispose of or grant any option or exclusive rights in, to or under, any material assets (other than in the ordinary course of business);

•	acquire (whether by merger, consolidation, acquisition or other business combination) any business entity or initiate the start-up of any new business, non-wholly-owned subsidiary or joint venture or otherwise acquire any securities or material assets;

•	merge or consolidate, or agree to merge or consolidate with or into any other person;

•	assign, terminate or waive any material right under any existing material contract;

•	fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

•	fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

•	waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any actions, liabilities or obligations, unless such amount has been reserved in Tenzing’s financial statements;

•	enter into any agreement, understanding or arrangement with respect to the voting of Tenzing’s securities;

•	take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any governmental authority to be obtained in connection with the Merger Agreement;

•	establish any subsidiary or enter into any new line of business;

•	commence a lawsuit or settle, compromise, release or waive its rights under any claim or litigation;

•	enter into, amend, or terminate any contract with any related party, or waive any material right in connection therewith (other than working capital loans made by the Sponsor);

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	revalue any of its assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP;

•	make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy with a governmental authority relating to a material amount of taxes, file any materially amended tax return or claim for refund of a material amount of taxes, or make any material change to a method of accounting for tax purposes, in each case except as required by applicable law or in compliance with GAAP;

•	amend, waive or otherwise change the Trust Account agreement in any manner adverse to Tenzing; or

•	authorize or agree to take any of the actions described above.

Additional Covenants and Agreements

Reviva, Tenzing and Merger Sub have agreed to additional covenants under the Merger Agreement and in connection with the Business Combination, including, among others:

•	Each of Reviva and Tenzing will allow the other party reasonable access to their own assets, employees, books and records, and other reasonably requested information and books, subject to certain confidentiality restrictions;

•	During the Interim Period, notification of any event that would reasonably be expected to cause the closing conditions to be unfulfilled or materially delayed;

•	Reviva and Tenzing will use commercially reasonable efforts to cause all of the Closing conditions to be satisfied;

•	Reviva and Tenzing will make all necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and make any other filings required under other antitrust or competition laws and cooperate in good faith with any governmental authority;

•	Reviva, Tenzing and the Seller Representative will enter into the Escrow Agreement;

•	Tenzing will cause the Trust Account to be disbursed concurrently with the Closing;

•	Reviva will not trade in any securities of Tenzing in violation of applicable law;

•	Tenzing will take the necessary steps to and will accomplish the Domestication;

•	The Company will preserve the historical information and books and records of Reviva and its subsidiaries for a period of seven years following the Closing; and

•	The parties to the Merger Agreement agree to cooperate on certain tax matters, including using reasonable best efforts to cause the Business Combination to qualify as a reorganization under United States tax laws, and to prepare and cooperate on the filing of tax returns and in certain tax proceedings.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including the following mutual conditions of the parties unless waived:

•	receipt of the Tenzing shareholder Approval;

•	receipt of the Required Reviva Stockholder Approval;

•	expiration of any applicable waiting period under any antitrust laws;

•	receipt of requisite consents from governmental authorities to consummate the Transactions, and receipt of specified requisite consents from other third parties to consummate the Transactions;

•	the absence of any law or order that would prohibit the consummation of the Merger or other transactions contemplated by the Merger Agreement;

•	upon the Closing, after giving effect to the completion of the Redemption, the Company having net tangible assets of at least $5,000,001;

•	the absence of any pending claim, demand, action, litigation complaint, or other proceeding by or before a governmental authority seeking to enjoin the consummation of the Merger and the other Transactions;

•	the Domestication having been consummated;

•	the members of the Post-Closing Board shall have been elected or appointed as of the Closing; and

•	the effectiveness of this registration statement.

Notwithstanding the foregoing, certain closing conditions may not be waived due to the parties’ charter or organizational documents, applicable law, or otherwise. The following closing conditions may not be waived: receipt of the Tenzing shareholder Approval; receipt of the Reviva Stockholder Approval; expiration of any applicable waiting period under any antitrust laws; and receipt of requisite consents from governmental authorities to consummate the Transactions; the absence of any law or order that would prohibit the consummation of the Merger or other transactions contemplated by the Merger Agreement; upon the Closing, after giving effect to the completion of the Redemption, the Company having net tangible assets of at least $5,000,001; the effectiveness of this registration statement; and receipt of a copy of the Reviva Charter Amendment certified by the Secretary of State of the State of Delaware.

Unless waived by Tenzing, the obligations of Tenzing and Merger Sub to consummate the Merger are subject to the satisfaction of the following additional conditions, in addition to customary certificates and other closing deliverables:

•	the representations and warranties of Reviva being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

•	Reviva having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

•	absence of any Material Adverse Effect with respect to Reviva and its subsidiaries, taken as a whole, since the date of the Merger Agreement which is continuing and uncured;

•	Tenzing having received a copy of the Reviva Charter Amendment Consent and a copy of the Reviva Charter Amendment certified by the Secretary of State of the State of Delaware;

•	Tenzing having received a copy of the Convertible Note Amendment Consent and all of the outstanding Convertible Promissory Notes (and certain other convertible promissory notes to be issued during the Interim Period) shall have been converted into Reviva common stock;

•	The Non-Competition Agreement with Dr. Bhat shall be in full force and effect in accordance with its terms as of the Closing;

•	Tenzing having received a copy of the Bhat Employment Agreement (as defined below), duly executed by Dr. Bhat;

•	Tenzing having received a copy of the Escrow Agreement, duly executed by the Seller Representative and escrow agent;

•	Tenzing having received a Lock-Up Agreement for each Significant Stockholder, duly executed by such Significant Stockholder, and each Lock-Up shall be in full force and effect as of the Closing;

•	Tenzing having received evidence reasonably acceptable to Tenzing that Reviva has extinguished and satisfied approximately a specified judgement against Reviva.

Unless waived by Reviva, the obligations of Reviva to consummate the Merger are subject to the satisfaction of the following additional conditions, in addition to customary certificates and other closing deliverables:

•	the representations and warranties of Tenzing being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

•	Tenzing having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

•	absence of any Material Adverse Effect with respect to Tenzing and its subsidiaries, taken as a whole, since the date of the Merger Agreement which is continuing and uncured;

•	Reviva having received a copy of the Escrow Agreement, duly executed by Tenzing and the escrow agent;

•	Reviva having received a copy of the Bhat Employment Agreement, duly executed by Tenzing;

•	Reviva having received a Lock-Up Agreement for each Significant Stockholder, duly executed by the Purchaser and the Purchaser Representative, and each Lock-Up shall be in full force and effect as of the Closing.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

•	By mutual written consent of Tenzing and Reviva;

•	by either Tenzing or Reviva if any of the conditions to Closing have not been satisfied or waived by December 25, 2020 (the “Outside Date”), provided that Tenzing shall have the right to extend the Outside Date if it obtains an extension of the deadline by which it must complete its business combination for an additional period the shortest of (i) three months, (ii) the period ending on the last day for Tenzing to consummate a business combination after such extension and (iii) such period as determined by Tenzing;

•	by either Tenzing or Reviva if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order or other action has become final and non-appealable;

•	by either Tenzing or Reviva of the other party’s uncured breach (subject to certain materiality qualifiers);

•	by Tenzing if there has been an event after the signing of the Merger Agreement that has had a Material Adverse Effect on Reviva and its subsidiaries taken as a whole that is continuing and uncured;

•	by either Tenzing or Reviva if the Tenzing Special Meeting is held and the Tenzing Shareholder Approval is not received;

•	by either Tenzing or Reviva if a special meeting of Reviva stockholders is held and the Required Reviva Stockholder Approval is not received; and

•	by Tenzing if Reviva has not received and delivered to Tenzing (i) the Reviva Charter Amendment Consent (and filed the Reviva Charter Amendment in Delaware) and (ii) the Convertible Note Amendment within 20 business days after the effectiveness of the Registration Statement (with the Tenzing termination right continuing until the approvals are obtained).

If the Merger Agreement is terminated by Tenzing as a result of a willful uncured material breach by Reviva or for the failure to timely obtain the required approvals for the Reviva Charter Amendment and the Convertible Note Amendment, Reviva must pay Tenzing a termination fee of $1,000,000 within five (5) business days after termination. If the Merger Agreement is terminated by Reviva as a result of a willful uncured material breach by Tenzing, Tenzing will pay Reviva a termination fee equal to Reviva’s expenses incurred in connection the Transactions, up to a maximum of $250,000, with such termination fee payable only upon Tenzing consummating a business combination with another company or Tenzing’s liquidation (in either case, subject to the waiver against trust).  Other than the cases where a termination fee is payable, if the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, fees and expenses, termination, termination fees, waiver of claims against the trust, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful and intentional breach of the Merger Agreement prior to such termination.

Trust Account Waiver

Reviva has agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Tenzing’s Trust Account held for its Public Shareholders, and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom) except, in each case with respect to claims that Reviva or its affiliates may have in the future against Tenzing’s assets or funds that are not held in the Trust Account (other than distributions to Public Shareholders) and claims against any other Person (or any affiliate thereof) that is party to an alternative business combination consummated by Tenzing.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Merger Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof or include all of the additional agreements entered into or to be entered into pursuant to the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Tenzing’s shareholders and other interested parties are urged to read such Related Agreements in their entirety.

Voting Agreement

Simultaneously with the execution of the Merger Agreement, Dr. Bhat entered into a voting agreement (the “Voting Agreement”) with Tenzing and Reviva. Under the Voting Agreement, Dr. Bhat agreed to vote all of his shares of Reviva Stock in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and the other matters submitted to Reviva Stockholders for their approval, and provide a proxy to Tenzing to vote such Reviva Stock accordingly. The Voting Agreement prevents transfers of the Reviva Stock held by Dr. Bhat between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

Lock-Up Agreement

Simultaneously with the execution and delivery of the Merger Agreement, Dr. Bhat and certain other Reviva Stockholders who (i) are executive officers or directors of Reviva or (ii) own more than 5% of the issued and outstanding shares of Reviva Stock immediately prior to the Effective Time (each, a “Significant Stockholder”) each entered into a Lock-Up Agreement with Tenzing and the Purchaser Representative (each, a “Lock-Up Agreement”). It is a condition to the Closing that any new Significant Stockholders between signing and Closing enter into a Lock-Up Agreement.

Pursuant to Dr. Bhat’s Lock-Up Agreement, Dr. Bhat agreed not to, during the period commencing from the Closing and ending on the three (3) year anniversary of the Closing, with 1/3rd of his securities being released after the end of each anniversary of the Closing (subject to early release if Tenzing consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Tenzing shareholders having the right to exchange their equity holdings in Tenzing for cash, securities or other property): (x) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (z) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (x), (y) or (z) above is to be settled by delivery of restricted securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). Pursuant to the other Lock-Up Agreements, the other Significant Stockholders agreed not to consummate a Prohibited Transfer during the period commencing from Closing and ending on the one (1) year anniversary of the Closing (subject to early release if the closing price of Tenzing’s common stock equals or exceeds $12.00 per share for any 20 out of 30 trading days commencing 150 days after the Closing and also subject to early release if Tenzing consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Tenzing shareholders having the right to exchange their equity holdings in Tenzing for cash, securities or other property).

Non-Competition Agreement

Simultaneously with the execution of the Merger Agreement, Dr. Bhat entered into non-competition and non-solicitation agreement (the “Non-Competition Agreement”), to become effective at the Closing, pursuant to which Dr. Bhat agreed not to compete with Tenzing, Reviva and their respective affiliates during the three (3) year period following the Closing in North America, Europe or India or in any other markets in which Tenzing and Reviva are engaged. Dr. Bhat also agreed that during such three (3) year restricted period to not solicit employees or customers of such entities. The Non-Competition Agreement also contains customary confidential and mutual non-disparagement provisions.

Employment Agreement

At the Closing, Dr. Bhat and Tenzing will enter into an employment agreement (the “Bhat Employment Agreement”), in substantially the form attached to the Merger Agreement, which sets forth the terms and conditions upon which, following the Closing, he will serve as the Chief Executive Officer of the Tenzing. Under the terms of the Bhat Employment Agreement, Dr. Bhat will be eligible to receive an annual base salary of at least $400,000, an annual cash performance-based bonus with a target of 50% of base salary based on the achievement of certain performance based objectives determined by Tenzing’s board of directors, and a discretionary award of options to purchase an as yet-to-be-determined number shares of Tenzing. Dr. Bhat will be eligible for employee benefits and reimbursement of business expenses. In the event Tenzing terminates Dr. Bhat’s employment without “Cause” (as defined in the Bhat Employment Agreement) or Dr. Bhat resigns for “Good Reason,” (as defined in the Bhat Employment Agreement), he will be eligible to receive eighteen months’ base salary (payable over eighteen months), one and one-half times his target bonus amount (payable over eighteen months), twelve months’ service credit towards outstanding unvested equity or cash grants, and up to eighteen months’ of COBRA reimbursements. If termination without Cause or resignation for Good Reason takes place more than three years after the effective date of the Bhat Employment Agreement, Dr. Bhat will be eligible to receive six months’ base salary, one-half his target bonus, and six months’ service credit towards outstanding unvested cash and equity awards. In the event Tenzing terminates Dr. Bhat’s employment without “Cause” (as defined in the Bhat Employment Agreement) or Dr. Bhat resigns for “Good Reason,” (as defined in the Bhat Employment Agreement) within twelve months of a Change in Control (as defined in the Bhat Employment Agreement), he will be eligible to receive eighteen months’ base salary (payable in one lump sum), his target bonus for year in which termination occurs (payable in one lump sum), full vesting of any outstanding unvested equity or cash grants, and up to eighteen months’ of COBRA reimbursements. In the event Tenzing terminates Dr. Bhat’s employment with “Cause” (as defined in the Bhat Employment Agreement) or Dr. Bhat resigns without “Good Reason,” (as defined in the Bhat Employment Agreement), he will be eligible to receive any accrued but unpaid base salary and accrued but unused vacation. All foregoing severance benefits are contingent upon Dr. Bhat executing a general release in favor of Tenzing.

Interests of Tenzing’s Directors and Officers and Others in the Business Combination

When you consider the recommendation of the Tenzing Board in favor of approval of the Business Combination Proposal, you should keep in mind that an argument could be made that Tenzing’s directors and officers, have interests in such proposal that are different from, or in addition to, those of Tenzing shareholders generally. These interests include, among other things, the interests listed below:

•	If Tenzing does not complete a business combination transaction by December 28, 2020. unless Tenzing submits and its shareholders approve an extension of such date), Tenzing will cease all operations except for the purpose of winding up, redeeming all of the outstanding Public Shares for cash and, subject to the approval of the Tenzing Board and Tenzing’s remaining shareholders, dissolving and liquidating, subject in each case to its obligations under the Companies Act to provide for claims of creditors and the requirements of other applicable law. In such event, the 1,581,250 Founder Shares and 323,750 Private Placement Units owned by the Sponsor would be worthless because, following the Redemption of the Public Shares, Tenzing would likely have few, if any, net assets and because the Sponsor and Tenzing’s directors and officers have agreed, in the Insider Letter Agreement, to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Placement Shares underlying the Private Placement Units if Tenzing fails to complete a Business Combination within the required period. The Sponsor purchased the Founder Shares prior to Tenzing’s IPO for an aggregate purchase price of $25,000, or approximately $0.017 per share. Such Founder Shares had an aggregate market value of approximately $16.9 million based upon the closing price of $10.75 per share on Nasdaq on October 1, 2020, the most recent closing price. If Tenzing does not complete a business combination, Tenzing may use a portion of proceeds held outside the Trust Account to repay the working capital loans but no proceeds held in the Trust Account would be used to repay the working capital loans and as a result the working capital loans may not be paid back or may not be fully repaid. As of September 30, 2020, there was an aggregate of $1,775,000 outstanding under the convertible promissory notes issued to the Sponsor. See also “Risk Factors – Risks Related to the Domestication and the Business Combination – Some of Tenzing’s officers and directors may be argued to have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to your interests or in determining whether Reviva is appropriate for Tenzing’s initial business combination.”

•	Parag Saxena will be a director of the Company after the completion of the Business Combination. As such, in the future he may receive any cash fees, stock options, stock awards or other remuneration that the Company Board determines to pay to such director.

•	In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to Tenzing if and to the extent any claims by a vendor for services rendered or products sold to Tenzing, or a prospective target business with which Tenzing has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account below (i) $10.20 per public share (or such higher amount then held in trust) or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Tenzing’s indemnity of the underwriters of Tenzing’s IPO against certain liabilities, including liabilities under the Securities Act.

•	Following completion of the Business Combination, the Sponsor, Tenzing’s officers and directors and their respective affiliates would be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and completing an initial Business Combination, and repayment of any other loans, if any, and on such terms as to be determined by Tenzing from time to time, made by the Sponsor or certain of Tenzing’s officers and directors to finance transaction costs in connection with an intended initial business combination. If Tenzing fails to complete a Business Combination within the required period, the Sponsor and Tenzing’s officers and directors and their respective affiliates will not have any claim against the Trust Account for reimbursement.

Exchange Listing

Tenzing’s units (each consisting of one ordinary share and one warrant), ordinary shares and warrants (each to purchase one ordinary share) are currently traded on Nasdaq under the symbols “TZACU”,” “TZAC” and “TZACW,” respectively. At the closing of the Business Combination, Tenzing’s units will separate into their component shares of the Company’s common stock and warrants so that the units will no longer trade separately under “TZACU.” Tenzing has applied for the continued listing of the Company’s common stock and warrants on Nasdaq under the ticker symbols “RVPH” and “RVPHW,” respectively.

Background of the Business Combination

Tenzing is a blank check company incorporated on March 20, 2018, as a British Virgin Islands business company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Prior to the consummation of the IPO, neither Tenzing, nor anyone on its behalf, had contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with Tenzing.

After the IPO, Tenzing’s officers and directors commenced an active search for prospective businesses and assets to acquire. During this search process, Tenzing reviewed and entered into preliminary discussions with respect to a number of acquisition opportunities other than Reviva. The following is not intended to be a complete list of all opportunities initially evaluated or explored or discussions held be Tenzing, but sets forth the significant discussions and steps that Tenzing took to reach a definitive agreement with Reviva.

Description of negotiation process with candidates other than Reviva

Post the closing of the IPO in August 2018, Tenzing reached out to many companies via private equity firms and other intermediaries primarily through the network of Tenzing principals and management, and began discussions with several target companies.

In October 2018, Mr. Agarrwal was introduced by an India -based intermediary to Company A, an India -based data analytics company. Mr. Agarrwal met the founder and chief executive officer of Company A on November 1, 2018 and a non-disclosure agreement was signed on November 2, 2018. Following further calls and meetings, Company A informed Tenzing that due to certain tactical reasons, its board of directors had decided to delay public listing at that time.

In October 2018, Mr. Rahul Nayar, the Chief Executive Officer of Tenzing, reached out to Company B, an Asia -based private equity firm. A non-disclosure agreement was entered on October 25, 2018 with regard to an India/Asia quick service restaurant portfolio business. A non-binding letter of intent was shared by Tenzing on March 11, 2019. On April 5, 2019, Company B informed Tenzing that it would be pursuing a different transaction.

In December 2018, Mr. Agarrwal was introduced by an India -based intermediary to Company C, an India -based renewable energy provider to the telecom industry. A non-disclosure agreement was signed on December 20, 2019. Following further calls, meetings and diligence, a draft non-binding letter of intent was sent to Company C for review and consideration on April 21, 2020, which valued Company C at an enterprise value of $130mm. Post follow-up calls and discussions with Company C management with regard to their financial projections, an updated draft non-binding letter of intent was sent to Company C on May 21, 2020 that valued Company C at an enterprise value of $215mm. Company C’s management and its principal shareholders informed Tenzing that it decided not to proceed on June 3, 2020.

In January 2019, Mr. Atanuu Agarrwal, Tenzing’s Vice President, was introduced by an India -based intermediary to Company D, an Asia -based ad-tech company. A non-disclosure agreement was signed on March 14, 2019. On March 27, 2019, a non-binding letter of intent was send to Company D which valued Company D at an enterprise value of $300mm. Following further calls, meetings and diligence, a non-binding letter of intent was entered in to by both Tenzing and Company D on April 23, 2019 that valued Company D at an enterprise value of $400mm. On June 5, 2019, the letter of intent was terminated as further terms could not be mutually agreed to.

In March 2019, Company E, a UK -headquartered European listed cybersecurity products reseller with primary operations in Europe and Asia, was introduced to Tenzing by Tenzing’s investment bankers. Mr. Parag Saxena, Chairman of Tenzing, and Mr. Agarrwal met with Company E’s founder on March 25, 2019 at Tenzing’s office in New York, NY. A non-disclosure agreement was signed on March 25, 2019 in advance of the meeting. After multiple calls among Tenzing’s investment bankers, Company E’s advisor, Company E and Tenzing, a non-binding indication of interest letter was entered by Tenzing and Company E on April 2, 2019, which valued Company E at an enterprise value of $120-$140mm. Afterwards, Tenzing conducted due diligence of Company E, including visiting Company E’s headquarters in London, worked with advisors on transaction structuring and, along with Company E, met with potential institutional investors to gauge investor interest. On September 20, 2019, Tenzing shared a draft non-binding LOI with Company E that valued Company at an enterprise value of $100mm. On November 11, 2019, Company E informed Tenzing that it was going to pursue an alternative transaction.

In November 2018, Mr. Nayar was introduced to Company F, an Indian fintech Company by an intermediary in India and met the chief executive officer of Company F. A non-disclosure agreement was signed on December 12, 2018 followed by a conference call between Company F and Tenzing. A non-binding indication of interest letter was shared with Company F on February 14, 2019 which valued Company F at an enterprise value of $360mm. Mr. Nayar and Mr. Agarrwal met with Company F’s management and principal shareholders in India on February 28 and March 1, 2019. Tenzing then engaged Indian legal counsel and accounting advisors, completed due diligence, discussed transaction structure with Company F’s legal advisors for compliance with local laws and regulations. Company F’s chief executive officer visited New York, NY from June 10 to June 14, 2019 and met with Tenzing’s team, its investment bankers, other potential bankers and a few potential investors to gauge investor and market interest. After extensive structuring and negotiations with Company F and its principal shareholders, a non-binding letter of intent was signed on September 9, 2019 which valued Company F at an enterprise value of $340mm. Tenzing and its U.S. and Indian advisors along with Company F and its principal shareholders and advisors negotiated a definitive agreement which was near completion on March 16, 2020, when COVID-19 adversely affected the U.S. and its financial market. After multiples calls during the week of March 16, 2020 and following financial market turmoil and uncertainties, Company F and Tenzing agreed to wait till COVID-19 related turmoil had abated in the U.S. and India. The parities had concerns from a U.S. capital markets standpoint and from an Indian COVID-19 outbreak standpoint which could affect Company F’s operational performance. As the impact of COVID-19 began to spread during the second week of March, Tenzing determined that impact on Company F’s business would lead to considerable uncertainty both on Company F’s operational performance and in turn on market’s appetite for a small cap fintech business based in an emerging market like India where severe lockdown measures and hence economic uncertainty were just to begin. On the other hand, it appeared that Reviva would be more resilient to COVID-19’s impact due to the nature of its business. Since, Tenzing had not committed to exclusivity with either Company F or Reviva at that time, Tenzing decided to pause the transaction process with Company F and move ahead with Reviva. As of the date of this proxy statement/prospectus, India continues to see increasing cases of COVID-19.

In September 2019, Mr. Saxena was introduced by an intermediary to Company G, a U.S. biotech company. A non-disclosure agreement was signed on September 25, 2019 and a non-binding letter of intent was signed on October 15, 2019 valuing Company G at an enterprise value of $65mm. Tenzing and its advisors and bankers completed due diligence, including an on-site visit in Texas on November 8, 2019 for a live view of a trial, and were working on negotiating a merger agreement and related documents. On November 26, 2019, further work was halted as deal terms regarding the minimum cash condition could not be agreed to.

On October 3, 2018, an intermediary in India introduced Mr. Nayar to Company H, a fintech Company in India, with a meeting with Company H’s founder and chief executive officer at Company H’s offices in India. A non-disclosure agreement was signed on November 6, 2018, followed by calls and meetings between Tenzing and Company H and diligence on Company H. A non-binding indication of interest letter was signed on January 31, 2019. After numerous meetings and discussions, Company H and Tenzing could not reach an agreement.

In October 2018, an Indian investment banker introduced Mr. Nayar to Company I, an Indian ecommerce marketplace company, which resulted in Mr. Nayar meeting Company I’s founders at their offices in India on October 18, 2018. A non-disclosure agreement was signed on October 22, 2018. The parties had extensive calls and meetings and due diligence was conducted. A non-binding indication of interest was signed on February 6, 2019 which valued Company I at an enterprise value of $225mm. Further agreement on deal terms for a non-binding letter of intent could not be reached in April 2019 since the controlling shareholders of Company I wanted a valuation in the range of $400mm, and the transaction was then abandoned.

In April 2019, a banker contacted Mr. Nayar on behalf of its client, Company J, an Italian social ecommerce company based in Italy. A non-disclosure agreement was signed on May 9, 2019, followed by a call on May 29, 2019, a meeting between Company J’s founder and chief executive officer and Mr. Saxena on July 16, 2019 in New York, and a meeting between Mr. Nayar and Company J’s management team at Company J’s office in Italy on August 1, 2019 for further analysis and diligence. Tenzing and Company J negotiated a letter of intent but Tenzing was informed by Company J on September 16, 2019 that Company J was going to pursue a transaction with another special purpose acquisition corporation.

Description of negotiation process with Reviva

On December 19, 2019, Mr. Prakash Mandgi and Mr. Brant Siegmund sell-side advisor to Reviva, called Mr. Parag Saxena to discuss the possibility of a transaction between Tenzing and Reviva.

On December 23, 2019, Tenzing and Reviva entered into a mutual non-disclosure agreement.

On January 14, 2020. Laxminarayan Bhat, chief executive officer and founder of Reviva, Mr. Parag Saxena, Ms. Daphne Karydas, an advisor to Mr. Parag Saxena and now a proposed member of the board of advisors for Reviva, and Vangelis Vargetis, an advisor to Mr. Parag Saxena, met for the first time in San Francisco, California. They discussed technical, strategic, commercial and capital-raising plans and the prospects for a business combination between Reviva and Tenzing.

Between January 15, 2020, and February 14, 2020, a series of emails were exchanged and conference calls took place between Mr. Saxena and Dr. Bhat to discuss prospects for a business combination with Tenzing.

On February 14, 2020, Mr. Parag Saxena and Dr. Richard Margolin met at Tenzing’s offices in New York, New York to discuss a mandate from Tenzing to Dr. Margolin to conduct a technical and commercial due diligence on Reviva’s clinical program. On February 19, 2020 and February 21, 2020, Mr. Parag Saxena and Dr. Richard Margolin conducted calls to continue discussions regarding the due diligence on Reviva’s clinical program.

Between January 15, 2020 and March 10, 2020, representatives of Tenzing conducted preliminary business and financial due diligence with respect to historical clinical trials, competition, development of clinical trial program, and researched Reviva’s markets and outlook. None of the Tenzing representatives that were part of the diligence or negotiations with Reviva are owed or entitled to deferred IPO underwriting fees. Mr. Parag Saxena discussed and considered internally the findings from their preliminary due diligence review, equity valuation of Reviva, and key terms of a possible business combination transaction and determined that Reviva could be a suitable business combination target for Tenzing.

On February 21, 2020, Mr. Parag Saxena provided Dr. Bhat with a draft non-binding letter of intent (the “Draft LOI”) with respect to a potential business combination transaction. The Draft LOI which provided for, among other things, an exclusivity period by Reviva ending ninety (90) days after the date of execution of the Draft LOI (subject to certain exceptions) during which period Reviva would not solicit or initiate or enter into discussions, negotiations or transactions with, or encourage, or provide any information to any other individual or entity (other than Tenzing and its affiliates) concerning any transaction with respect to the sale, transfer, license or other disposition of Reviva or its subsidiaries or its respective equity interests, business or material assets outside the ordinary course of business. The Draft LOI included an equity valuation of Reviva of $60,000,000, which was determined based on discussions and agreement between Reviva and representatives of Tenzing. The Draft LOI included earnouts. The earnouts provided that Reviva’s stockholders would receive 500,000 Tenzing Shares if the closing price of Tenzing Shares equals or exceeds $12.50 per share for any 20-day trading period within a 30-day period during the period from the closing of a potential business combination transaction through December 31, 2020 and an additional 500,000 Tenzing Shares if the closing price of Tenzing Shares reached $15.00 for any 20-day trading period within a 30-day period during the period from the closing of a potential business combination transaction through December 31, 2021.

Between March 4, 2020 and March 11, 2020, representatives of Tenzing and Ellenoff Grossman & Schole LLP (“EGS”), counsel to Tenzing, on the one hand, and representatives of Reviva and Lowenstein Sandler LLP (“Lowenstein”), counsel to Reviva, on the other hand, held multiple calls to negotiate the terms of the proposed transaction and exchanged revised drafts of the term sheet. The negotiations during such time led to the following material deviations from the Draft LOI: The material deviations from the Draft LOI was that the LOI (as defined below) also provided that Tenzing would pay Reviva $25,000 to be used to pre-fund Reviva’s preparation of financial statements and which would only be repaid upon the consummation of the Business Combination.

On March 12, 2020, Tenzing and Reviva agreed on, and executed, a non-binding letter of intent (the “LOI”), which provided for, among other things, an exclusivity period by Reviva through June 10, 2020 (subject to certain exceptions) during which period Reviva would not solicit or initiate or enter into discussions, negotiations or transactions with, or encourage, or provide any information to any other individual or entity (other than Tenzing and its affiliates) concerning any transaction with respect to the sale or dispositions of Reviva or its subsidiaries. The LOI included an equity valuation of Reviva of $60,000,000, which was determined based on discussions and agreement between Reviva and representatives of Tenzing. The exclusivity period did not apply to Tenzing. The LOI included earnouts. The earnouts provided that Reviva’s shareholders would receive 500,000 Tenzing Shares if the share price equals or exceeds $12.50 per share for any 20-day trading period within a 30-day period during the period from the closing of a potential business combination transaction through December 31, 2020 and an additional 500,000 Tenzing Shares if the share price reached $15.00 for any 20-day trading period within a 30-day period during the period from the closing of a potential business combination transaction through December 31, 2021. The LOI also provided that Tenzing would pay Reviva $25,000 to be used to pre-fund Reviva’s preparation of financial statements and which would only be repaid upon the consummation of the Business Combination.

Due to the outbreak of COVID-19 pandemic in the U.S. in mid-March, 2020, the parties temporarily put discussions on hold as they waited for financial markets to settle, and Tenzing had confidential discussions with certain of its existing and potential investors to gauge their interest in the transaction based on the LOI. In late May, 2020, the parties decided to actively resume discussions.

On June 4, 2020, Reviva provided various representatives of Tenzing with access to an online data room for purposes of conducting of conducting legal, tax and other due diligence with respect to Reviva.

Between June 4, 2020 and July 20, 2020, representatives of Tenzing conducted further business and financial due diligence with respect to Reviva and, over the same period of time, Tenzing’s legal, tax and other advisors conducted due diligence with respect to Reviva, in each case, based on information available in the data room (including through written responses from the management team of Reviva) and customary due diligence calls with the management team of Reviva.

On June 14, 2020, Tenzing and Reviva mutually agreed to extend the exclusivity period through August 12, 2020 (subject to certain exceptions) pursuant to an amendment to the LOI. Pursuant to the amendment to the LOI, Reviva and its representatives also agreed to a non-circumvention provision pursuant to which Reviva and its representatives would not consummate any transaction with certain investors in Tenzing named therein, without Tenzing’s prior written consent for the term of the LOI and for six months following its termination.

From June 2020 through end the end of July 2020, Tenzing and its representatives conducted extensive due diligence with respect to Reviva. Tenzing engaged the following third-party advisors in connection with its due diligence investigation of Reviva: EGS and CNS Research Solutions LLC.

On June 15, 2020, EGS distributed the first draft of the Merger Agreement to Lowenstein. As part of the continuing negotiations between Tenzing and Reviva, on June 22, 2020, Lowenstein sent an issues list to EGS with respect to initial draft of the Merger Agreement providing Reviva’s initial feedback to the draft of the Merger Agreement, including certain details regarding merger consideration adjustments, earnout provisions, termination fees, indemnification provisions, among other issues. On June 23, 2020, Lowenstein held a conference call with EGS to discuss EGS’ initial draft of the Merger Agreement and the issues list sent by Lowenstein to EGS. On July 3, 2020, Lowenstein sent a revised draft of the Merger Agreement to EGS with reflected modifications to the initial draft of the Merger Agreement. Numerous discussions among the parties and their legal counsel followed, with EGS and Lowenstein exchanging numerous drafts and issues lists during the period from June 15, 2020 through July 20, 2020.

EGS sent an initial draft of the form of voting agreement and lock-up agreement to Lowenstein on June 29, 2020. During the period from June 29, 2020 through July 20, 2020, EGS and Lowenstein negotiated the terms of those agreements and the various other Related Agreements, with the exception of the Bhat Employment Agreement and the Non-Competition Agreement. During the period from June 29, 2020 through July 20, 2020 EGS and VLP Law Group LLP (Dr. Bhat’s employment counsel) negotiated the terms of the Bhat Employment Agreement and the Non-Competition Agreement. Additionally, Mr. Parag Saxena and Dr. Bhat had telephonic conversations on July 2, 2020, July 5, 2020, July 7, 2020, July 8, 2020, July 9, 2020, July 11, 2020, July 12, 2020, and July 20, 2020, with respect to the Bhat Employment Agreement.

On July 19, 2020, the Tenzing Board met telephonically to approve the Business Combination with Reviva including the approval of the Merger Agreement and all of the transactions contemplated by it, subject to completion of definitive documents. Also in attendance were representatives of EGS. At the meeting, representatives of EGS provided the Tenzing Board with a final draft of the Merger Agreement and a summary of the terms of the Merger Agreement and the Related Agreements. After considering the proposed terms of the Merger Agreement and the Related Agreements and asking questions to Tenzing’s management and EGS, and taking into account the other factors described below under the caption “—Tenzing’s Board’s Reasons for the Approval of the Business Combination,” the Tenzing Board unanimously approved the Merger Agreement and Related Agreements. The Tenzing Board directed that the Merger Agreement and the other proposals described in this proxy statement/prospectus be submitted to Tenzing’s shareholders for approval, adoption, and recommended that Tenzing’s stockholders approve and adopt the Merger Agreement and such other proposals.

On the evening of July 20, 2020, the Merger Agreement was executed by the parties.

On the morning of July 21, 2020, Tenzing issued a press release and filed a Current Report on Form 8-K with the SEC announcing the execution of the Merger Agreement. On July 24, 2020, Tenzing filed a Current Report on Form 8-K with the SEC describing the material provisions of the Merger Agreement.

The parties have continued and expect to continue regular discussions regarding the execution and timing of the Business Combination and to take actions and exercise their respective rights under the Merger Agreement to facilitate the completion of the Business Combination.

Tenzing’s Board’s Reasons for the Approval of the Business Combination:

On July 20, 2020, the Merger Agreement was executed by the parties. The Tenzing Board, in evaluating the Business Combination, consulted with its legal counsel, independent technical and commercial advisors. In reaching its decision with respect to the Business Combination, the Board reviewed various industry and financial data and the evaluation materials provided by Reviva. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Tenzing Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Tenzing Board viewed its decision as being based on all of the information available and the factors presented to and considered by it.

The Tenzing Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

•	Reviva is focused on development of next generation platform therapies. Reviva is focused on using chemical genomics driven discovery approach and proprietary drug molecules, with a focus on central nervous system, cardiovascular, metabolic, and inflammatory diseases. Reviva has two new chemical entities (NCEs) in development – RP5063 (Brilaroxazine) and RP1208, both discovered and developed in-house. Its lead product candidate, RP5063, is a serotonin, dopamine, and nicotinic receptor active compound in clinical development. Safety data from Reviva’s Phase 2 study for RP5063 in acute schizophrenia and schizoaffective patients did not reveal any serious and unexpected adverse events. The most common adverse events were insomnia and agitation. RP5063 showed a lower discontinuation rate than placebo. RP5063 also compared favorably to approved drugs in proven translational models for pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF) (as further described below), and gained “Orphan Drug Designation” from FDA for treatment of PAH and IPF, and has completed phase 1 clinical trials. In a head to head comparison study as a monotherapy in the PAH model in rats, RP5063 (RP) efficacy as measured by decrease in pulmonary arterial hypertension was either comparable to or better than standard of care bosentan (B), sildenafil (S) and treprostinil (T). Whereas as add-on therapy with these individual approved treatments demonstrated a treatment effect of 22%-26% greater reduction in pulmonary arterial hypertension compared to corresponding monotherapies. Adjunctive treatment also resulted in significantly improved blood oxygen saturation and decreased right ventricular systolic pressure. Similarly, in the bleomycin induced IPF model in rats, RP5063 as a monotherapy attenuated pulmonary fibrosis, collagen deposits, and inflammation, and improved pulmonary functions and cardiac functions. The combination therapy of RP5063 with current standard of care drugs, nintedanib and pirfenidone, showed that RP5063 significantly improved the effect of both nintedanib and pirfenidone by mitigating pulmonary fibrosis as measured by decrease in lung hydroxyproline level, a biomarker for pulmonary fibrosis. Reviva’s RP1208 product candidate, a triple reuptake inhibitor, may be in IND enabling studies for depression and may be in animal efficacy studies for obesity within a short time frame following the receipt of adequate additional financing. Reviva has been granted Composition of Matter Patents for RP5063 and RP1208 in the United States, Europe and other countries.

•	Reviva targets neuropsychiatric diseases with sizeable patient populations. As presented in 2020, the Schizophrenia and Related Disorders Alliance of America (“SARDAA”) estimates schizophrenia can be found in approximately 1.1% of the world’s population, regardless of racial, ethnic or economic background, with approximately 3.5 million people diagnosed in the U.S. An article published in 2018 in the journal Therapeutic Advances in Psychopharmacology estimates that the global prevalence of bipolar spectrum disorders is approximately 2.4%, with approximately 0.6% for bipolar I and approximately 0.4% for bipolar II. The same journal article indicates prevalence of bipolar I in the U.S. has been found to be 1%, slightly higher than in other countries. According to the National Institute of Mental Health (NIMH), the prevalence of MDD among U.S. adults aged 18 or older was estimated at 17.3 million in 2017.

•	A novel mechanism-of-action (MOA), potentially disease modifying therapy for PAH and IPF. According to an article published in 2016 in the journal The Lancet Respiratory Medicine, the global prevalence of PAH is estimated at 6.6 – 26.0 cases per million with 1.1 – 7.6 incidences per million adults per year. In 2019, Medscape reported the worldwide prevalence of IPF is estimated at 20 cases per 100,000 persons for males and 13 cases per 100,000 persons for females. Medscape also reported that in the U.S., the prevalence among individuals aged 50 years or older ranges from 27.9 to 63 cases per 100,000. For patients suffering from IPF, the estimated mean survival is 2-5 years from the time of diagnosis and that mortality rates are estimated at 64.3 deaths per million in men and 58.4 deaths per million in women. Currently, there is no cure or therapy to significantly delay the progression of PAH or IPF. FDA has granted orphan drug designation to RP5063 for the treatment of PAH and IPF. FDA reviewed preclinical pharmacology, toxicology, CMC, and clinical phase 1 safety data for initiating a phase 2 study for IPF and PAH. They also reviewed and provided guidance on phase 2/3 clinical development plan and a potential “Disease Modifying Agent” label claim of PAH and IPF.

•	Experienced management team. Reviva has been able to attract several proven and experienced professionals to join the Board of Directors and Board of Advisors to help lead the company following the Business Combination.

The Tenzing Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•	Benefits Not Achieved. The risk that the Business Combination may not be completely in a timely manner or at all and the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•	Regulatory Approval. The risks that Reviva’s products in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities

•	Liquidation of Tenzing. The risks and costs to Tenzing if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in Tenzing being unable to effect a business combination by December 28, 2020 and force Tenzing to liquidate and the warrants to expire worthless.

•	Exclusivity. The fact that the Merger Agreement includes an exclusivity provision that prohibits Tenzing from soliciting other business combination proposals, which restricts Tenzing’s ability, so until the earlier of the termination of the Merger Agreement and consummation of the Business Combination, to consider other potential business combinations prior to December 28, 2020.

•	Shareholder Vote. The risk that Tenzing’s shareholders may fail to provide the respective votes necessary to effect the Business Combination.

•	Limitations of Review. The Tenzing Board considered that they were not obtaining an opinion from any independent investment banking or accounting firm that the consideration to be received by Reviva is fair to Tenzing or its shareholders from a financial point of view. In addition, Tenzing’s management reviewed only certain materials in connection with its due diligence review of Reviva.

•	Keyman Risk. Reviva’s progress is highly dependent on the experience and expertise of its founder and CEO, Dr. Laxminarayan Bhat, for the smooth functioning of the business. The absence of such key employee could harm the Company’s ability to execute its development strategy and the strategic objectives for the Company.

•	Required Additional Capital. Reviva will require additional capital to complete the development and potential commercialization of RP5063 for the treatment of schizophrenia and to continue the development of RP5063 for PAH, IPF, BD, MDD, AD, PD, ADHD/ADD and other potential indications, and to continue the development of RP1208 for the treatment of depression and obesity. No assurance can be given that such additional capital will be available on terms acceptable to Reviva, if at all. If Reviva is unable to raise capital when needed or on acceptable terms, Reviva could be forced to delay, reduce or eliminate its planned development programs or any future commercialization efforts.

•	Other Risks. Various other risks associated with the Business Combination, the business of Tenzing and the business of Reviva described under the section entitled “Risk Factors.”

In addition to considering the factors described above, the Board also considered that some officers and directors of the Tenzing may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Tenzing’s shareholders (see “The Business Combination Proposal — Interests of Tenzing’s Directors and Officers and Others in the Business Combination”). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

The Board concluded that the potential benefits that it expected Tenzing and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Tenzing Board determined that the Merger Agreement, the Business Combination and the Plans of Merger, were advisable, fair to, and in the best interests of, Tenzing and its shareholders.

Reviva’s Reasons for the Approval of the Business Combination

In the course of reaching its decision to approve the Business Combination, the Reviva board of directors consulted with its senior management, financial advisors and legal counsel, reviewed a significant amount of information, and considered a number of factors, including, among others:

•	Other Alternatives. It is the belief of Reviva, after review of alternative strategic opportunities from time to time, that the proposed Business Combination represents the best potential transaction for Reviva to create greater value for Reviva’s stockholders, while providing Reviva’s stockholders with greater liquidity by owning stock in a public company.

•	Advantages Over a Traditional IPO. Prior to executing the Merger Agreement, the Reviva board of directors considered the alternative of a traditional IPO. The Reviva board of directors considered that the Business Combination provided certain advantages over a traditional IPO. In particular, the Reviva board of directors considered that, based on available information at the time, including with respect to the conditions of the IPO market for companies of a similar size and industry as Reviva, the Business Combination with Tenzing was likely to provide for a more time- and cost- effective means to capital with less dilution to Reviva’s existing stockholders.

•	Terms of the Merger Agreement. Reviva considered the terms and conditions of the Merger Agreement, including but not limited to the nature and scope of the closing conditions and the likelihood of obtaining any necessary approvals, in addition to the transactions contemplated thereby, including the Business Combination.

•	Termination Fee. The conclusion of the Reviva board of directors that the potential termination fee of $250,000 payable by Tenzing to Reviva and the circumstances when such fee may be payable, were reasonable;

•	Size of Post-Combination Company. Reviva considered the Business Combination implied enterprise value of $62.4 million for Reviva, providing Reviva’s stockholders with the opportunity to go-forward with ownership in a public company with a larger market capitalization.

•	Access to Capital. Reviva expects that the Business Combination will provide the potential for increased access to sources of capital at a lower cost and from a broader range of investors to support Reviva’s development program than it could otherwise obtain if it continued to operate as a stand-alone, privately-held company

•	Benefit from Being a Public Company. Reviva believes that as a publicly traded company it will increase stockholder value and may benefit from utilizing the broader access to capital and public profile that are associated with being a publicly traded company.

The Reviva board of directors also considered the following negative factors:

•	Risk that Business Combination may not be completed. The Reviva board of directors considered the risk that the Business Combination might not be consummated in a timely manner or at all, due to a lack of stockholder approval or failure to satisfy various conditions to closing.

•	Uncertainty as to Amount of Redemptions and cash in Trust following the Business Combination. The Reviva board of directors noted that the Tenzing stockholders have the right to redeem their shares for cash. Any such redemptions shall serve to reduce the amount of cash in the Trust Account following the Business Combination and reduce the amount of capital available to operate and grow Reviva’s operations. The amount of redemptions and the amount of cash that will remain in Trust Account following the Business Combination cannot be determined.

•	Impact on reputation and business if Business Combination is not completed. The Reviva board of directors considered the possibility that the Business Combination might not be completed and that there may be an adverse effect of the public announcement of the Business Combination on Reviva’s reputation and business in the event the merger is not completed.

•	Expenses and challenges. The Reviva board of directors considered the expenses to be incurred in connection with the Business Combination and related administrative challenges associated with combining the companies.

•	Costs of being a public company. The Reviva board of directors considered the additional public company expenses and obligations that Reviva’s business will be subject to following the merger that it has not previously been subject to.

•	Termination Fee. The Reviva board of directors considered the reasonableness of the termination fee of $1,000,000, which could become payable by Reviva if the Merger Agreement is terminated in certain circumstances and certain events occur.

•	Other risks. The Reviva board of directors considered various other risks associated with the combined organization and the Business Combination, including the risks described in the section titled “Risk Factors”

Satisfaction of 80% Test

Pursuant to Nasdaq listing rules, the target business or businesses that Tenzing acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the execution of a definitive agreement for Tenzing’s initial business combination (such requirement, the “80% test”). As of the date of the execution of the Merger Agreement, the balance of the funds in the trust account was approximately 34.2 million and 80% thereof represents approximately 27.4 million. The Tenzing Board determined that Reviva’s enterprise value was $62.4 million (comprised of an equity value of $62.4 million and net debt of $0), thus satisfying the 80% test.

Although the Tenzing Board did not seek a third party valuation, and did not receive any report, valuation or opinion from any third party in connection with the Business Combination, the Tenzing Board has significant experience in biotech companies and valuing the securities of such companies. In reaching its conclusion that the implied enterprise value of Reviva exceeded the 80% threshold, the Board evaluated the following sources of information: (i) Tenzing’s due diligence of Reviva’s business operations, (ii) the collective experience of the members of the Tenzing Board in Reviva’s sectors and in public market transactions (iii) discussions between the Tenzing Board and its financial advisors regarding the opportunity of Reviva.

The Tenzing Board also evaluated Reviva’s enterprise value of $62.4 million based on comparable company analysis.

The Tenzing Board also considered a range of qualitative and quantitative factors such as previous offers received by Reviva and other compelling aspects of the Business Combination. For a discussion of such qualitative factors, see “—Tenzing’s Board’s Reasons for the Approval of the Business Combination” on page 118. With respect to such quantitative factors, the Tenzing Board evaluated the equity value component of the enterprise value based on a negotiated figure to balance two key factors: (i) at least a 70% discount to comparable companies (analysis below), in order to provide a margin of safety and a reasonable possibility for upside for the Public Shareholders; and (ii) Reviva’s desired valuation for its current shareholders vis-à-vis the capital infused by them in Reviva and the progress achieved by Reviva in its clinical trial programs. The estimated pre-money valuation is more than 70% discount to market capitalization of comparable companies (as determined by such comparable companies being at a similar or earlier stage of clinical trials for the leading drug candidate) in the neuroscience space during their respective NASDAQ listings.

The Tenzing Board also considered that Karuna Therapeutics at the time of the Tenzing Board’s evaluation had a market capitalization of $1.57 billion. The Tenzing Board also considered that Intracellular Therapies at the time of the Tenzing Board’s evaluation had a market capitalization of $950 million.

Based on the analyses described above, the Tenzing Board determined that Reviva’s enterprise value was $62.4 million and that the Business Combination satisfied the 80% test.

Tax Treatment of the Business Combination

Reviva and Tenzing intend for the Business Combination to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Reviva and Tenzing each will use its reasonable best efforts to cause the Business Combination to qualify, and agree not to, and not to permit or cause any affiliate or any subsidiary of Reviva or Tenzing to, take any action that could reasonably be expected to prevent or impede the Business Combination from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code.

Material U.S. Federal Income Tax Consequences of the Business Combination

The following is a description of the material U.S. federal income tax consequences of the Business Combination that are applicable to U.S. Holders (as defined below) of Reviva common stock who exchange shares of Reviva common stock for shares of Tenzing common stock in the Business Combination and hold their shares as capital assets. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular U.S. Holders in light of their particular circumstances. This discussion does not address special tax rules applicable to particular U.S. Holders, such as: dealers in securities or foreign currencies; banks; insurance companies; financial institutions; mutual funds; real estate investment trusts; regulated investment companies; tax-exempt organizations; pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein); persons who are not U.S. Holders; stockholders who are subject to the alternative minimum tax provisions of the Code; persons who hold their shares as part of a hedge, wash sale, synthetic security, conversion transaction, or other integrated transaction; persons that have a functional currency other than the U.S. dollar; traders in securities who elect to apply a mark-to-market method of accounting; persons who hold shares of Reviva common stock that may constitute “qualified small business stock” under Section 1202 of the Code or as “Section 1244 stock” for purposes of Section 1244 of the Code; persons who acquired their shares of stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code; persons who acquired their shares of stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or through the exercise of a warrant or conversion rights under convertible instruments; and certain expatriates or former citizens or long-term residents of the United States. Reviva stockholders subject to special tax rules that are described in this paragraph are urged to consult their own tax advisors regarding the consequences to them of the Business Combination.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds Reviva common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners of partnerships or other pass-through entities holding shares of Reviva common stock should consult their tax advisors regarding the tax consequences of the Business Combination.

This discussion does not address the tax consequences to Reviva stockholders under any state, local or foreign tax laws or the U.S. federal estate or gift, Medicare net investment income, or alternative minimum tax provisions of the Code. It also does not discuss the tax consequences of transaction occurring prior to, concurrently with or after the Business Combination (whether or not such transactions are undertaken in connection with the Business Combination), including, without limitation, the Domestication, or the exercise of stock options or warrants in anticipation of the Business Combination. No ruling from the Internal Revenue Service, or the IRS, has been or will be requested in connection with the Business Combination and Reviva stockholders should be aware that the IRS could adopt a position which could be sustained by a court contrary to that set forth in this discussion.

This discussion is based upon current provisions of the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, and current administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to differing interpretations or change. Any change, which may be retroactive, could alter the tax consequences to Reviva stockholders as described in this summary.

In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, Ellenoff Grossman & Schole LLP will deliver an opinion that the statements under the section titled “The Business Combination—Material U.S. Federal Income Tax Consequences of the Business Combination” constitutes the opinion of Ellenoff Grossman & Schole LLP. In rendering its opinion, counsel assumes that the statements and facts concerning the Business Combination set forth in this proxy statement/prospectus and in the Merger Agreement, are true and accurate in all respects, and that the Business Combination will be completed in accordance with this proxy statement/prospectus and the Merger Agreement. Counsel’s opinion also assumes the truth and accuracy of certain representations and covenants as to factual matters made by Tenzing, Reviva and Merger Sub in tax representation letters provided to counsel. In addition, counsel bases its tax opinion on the law in effect on the date of the opinion and assumes that there will be no change in applicable law between such date and the time of the Business Combination. If any of these assumptions is inaccurate, the tax consequences of the Merger could differ from those described in this proxy statement/prospectus.

Definition of “U.S. Holder”

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Reviva common stock that is, for United States federal income tax purposes:

• an individual who is a citizen or resident of the United States;

• a corporation, or any other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

• a trust if either (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of such trust, or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person under applicable U.S. Treasury Regulations; or an estate, the income of which is subject to U.S. federal income tax regardless of its source.

Treatment of Reviva Stockholders Who Are U.S. Holders in the Business Combination

Subject to the qualifications and assumptions described in this proxy statement/prospectus, the Business Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, Reviva stockholders generally will not recognize gain or loss upon the exchange of their Reviva stock for Company Common Stock, except to the extent of cash received in lieu of a fractional share of Company Common Stock as described below. A U.S. Holder who receives cash in lieu of a fractional share of Company Common Stock in the Merger will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received instead of a fractional share and the U.S. Holder’s tax basis allocable to such fractional share. Reviva stockholders generally will obtain a tax basis in the Company Common Stock they receive in the Business Combination equal to their tax basis in the Reviva stock exchanged therefor, decreased by the amount of any tax basis allocable to a fractional share for which cash is received. The holding period of the shares of Company Common Stock received by a Reviva stockholder in the Business Combination will include the holding period of the shares of Reviva stock surrendered in exchange therefor.

We have not sought a ruling from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject a U.S. Holder to adverse U.S. federal income tax consequences that would be different than those described herein. If the Business Combination is not treated as a “reorganization” within the meaning of Section 368(a) of the Code, then each U.S. Holder of Reviva stock generally will be treated as exchanging its Reviva stock in a fully taxable transaction in exchange for Company Common Stock. Reviva stockholders will generally recognize capital gain or loss in such exchange equal to the difference between a Reviva stockholder’s adjusted tax basis in the Reviva stock surrendered in the Business Combination and the fair market value of the Company Common Stock. Any recognized capital gain or capital loss will be long-term capital gain or capital loss if the U.S. Holder has held the shares of Reviva stock for more than one year. The deductibility of capital losses is subject to limitations.

For purposes of the above discussion, Reviva stockholders who acquired their Reviva stock at different times or for different prices should consult their tax advisors regarding the manner in which gain or loss should be determined in their specific circumstances.

Holders of Reviva stock are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the Business Combination in light of their personal circumstances and the consequences to them under state, local and non-U.S. tax laws and other federal tax laws.

Information Reporting

Because the Business Combination is intended to be a “reorganization” within the meaning of Section 368(a) of the Code, each U.S. Holder who receives shares of Company Common Stock in the Business Combination is required to retain permanent records pertaining to the Business Combination, and make such records available to any authorized IRS officers and employees. Such records should specifically include information regarding the amount, basis, and fair market value of all transferred property, and relevant facts regarding any liabilities assumed or extinguished as part of such “reorganization.” Additionally, U.S. Holders who owned immediately before the Business Combination at least one percent (by vote or value) of the total outstanding stock of Reviva are required to attach a statement to their tax returns for the year in which the Business Combination is consummated that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the U.S. Holder’s tax basis in such holder’s Reviva stock surrendered in the Business Combination, the fair market value of such stock, the date of the Business Combination and the name and employer identification number of each of Reviva and Tenzing. U.S. Holders are urged to consult with their tax advisors to comply with these rules.

The foregoing summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular Reviva stockholder. This summary does not take into account your particular circumstances and does not address consequences that may be particular to you. Therefore, you should consult your tax advisor regarding the particular consequences of the Business Combination to you.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. Under ASC 805, Reviva has been determined to be the accounting acquirer. Under ASC 805, the acquiring entity (Reviva) in a business combination recognizes 100 percent of the acquired assets and assumed liabilities, regardless of the percentage owned, at their estimated fair values as the date of acquisition. Any excess of the purchase price over the fair value of net assets and other identifiable intangible assets acquired is recorded as goodwill. To the extent the fair value of net assets acquired, including other identifiable assets, exceeds the purchase price, a bargain purchase gain is recognized. Assets acquired and liabilities assumed from contingencies must also be recognized at fair value, if the fair value can be determined during the measurement period. Results of operations of an acquired business are included in the statement of income (loss) from the date of acquisition. Acquisition-related costs, including conversion and restructuring charges, are expensed as incurred.

Regulatory Matters

The Business Combination and the transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirement or approval, (i) except for filings with the British Virgin Islands and Delaware necessary to effectuate the Domestication, (ii) the Business Combination and filings required of solicitation materials pursuant to Rule 14a-12 of the Exchange Act and (iii) filings required under the HSR Act.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that Tenzing’s entry into the Agreement and Plan of Merger dated effective as of July 20, 2020 (as amended or supplemented from time to time, the “Merger Agreement”) by and among Tenzing, Merger Sub, Sponsor, Reviva and, solely in its capacity as the Seller Representative thereunder, Laxminarayan Bhat, the consummation of the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder, and the performance by Tenzing of its obligations thereunder thereby be ratified, approved, adopted and confirmed in all respects.”

Required Vote with Respect to the Business Combination Proposal

The approval of the Business Combination Proposal will require the affirmative vote of the holders of a majority of the Tenzing Shares that are present and vote at the Shareholders Meeting. If any of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal and any of the Charter Amendment Proposals fails to receive the required shareholder approval, the Business Combination will not be completed.

The Sponsor, directors and officers have agreed to vote any ordinary shares owned by them in favor of the Business Combination pursuant to the Insider Letter Agreement. As of the Record Date, such shareholders beneficially owned 1,924,250 ordinary shares, excluding shares issuable upon the exercise of warrants. As of the date hereof, the Sponsor and Tenzing’s directors and officers have not purchased any additional ordinary shares.

Recommendation of Tenzing Board with Respect to the Business Combination Proposal

THE TENZING BOARD UNANIMOUSLY RECOMMENDS THAT THE TENZING SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL 3: THE 2020 EQUITY INCENTIVE PLAN PROPOSAL

General

The holders of Tenzing Shares are being asked to approve the Reviva Pharmaceutical Holdings, Inc. 2020 Equity Incentive Plan, referred to as the 2020 Equity Incentive Plan. The Tenzing Board intends to adopt the 2020 Equity Incentive Plan, subject to approval from the holders of Tenzing Shares. If approved, the 2020 Equity Incentive Plan will become effective upon the Closing and will be used by the Company following the Closing. Where the interests of Reviva (before the Closing) and the interests of the Company (following the Closing) are the same with respect to the 2020 Equity Incentive Plan, the term “Company” will be used.

The Tenzing Board believes that the Company must offer a competitive equity incentive program if it is to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company. The Tenzing Board expects that the 2020 Equity Incentive Plan will be an important factor in attracting, retaining and rewarding high caliber employees who are essential to the Company’s success and in providing incentive to these individuals to promote the success of the Company.

Approval of the 2020 Equity Incentive Plan by Tenzing’s shareholders is required, among other things, in order to: (i) comply with NASDAQ rules requiring stockholder approval of equity compensation plans and (ii) allow the grant to eligible employees of options that qualify as “incentive stock options” (or ISOs) under Section 422 of the Code.

If the 2020 Equity Incentive Plan is approved by the holders of Tenzing Shares, the 2020 Equity Incentive Plan will become effective as of the date of the closing of the Business Combination. In the event that the holders of Tenzing Shares do not approve this proposal, the 2020 Equity Incentive Plan will not become effective. Approval of the 2020 Equity Incentive Plan by the holders of Tenzing Shares will allow the Company to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by its board of directors and/or compensation committee following the closing of the Business Combination. The 2020 Equity Incentive Plan will also allow the Company to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of its employees, directors and consultants, and to provide long-term incentives that align the interests of its employees, directors and consultants with the interests of its stockholders following the closing of the Business Combination.

Summary of the 2020 Equity Incentive Plan

The following is a summary of the principal features of the 2020 Equity Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the 2020 Equity Incentive Plan and it is qualified in its entirety by reference to the full text of the 2020 Equity Incentive Plan, a copy of which is attached to this proxy statement/prospectus as Annex E.

Available Shares. An number of shares equal to five percent (5%) of the aggregate number of shares of Company common stock issued and outstanding immediately after the Closing of the Business Combination Transaction may be issued under the 2020 Equity Incentive Plan, subject to equitable adjustment in the event of stock splits and other capital changes (the “Share Reserve”).  In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the year in which the effective date of the 2020 Equity Incentive Plan occurs, and ending on (and including) January 1, 2030, in an amount equal to the lesser of (i) ten percent (10%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year or (ii) such number of shares of common stock determined by the Company’s board of directors (the “Annual Increase”). Notwithstanding the foregoing and, subject to adjustment as provided in the 2020 Equity Incentive Plan, the maximum number of shares which may be issued in respect of Incentive Stock Options shall be equal to the initial Share Reserve.

In applying the aggregate share limitation under the 2020 Equity Incentive Plan, shares of common stock (i) subject to awards that are forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or otherwise forfeited, or terminated without payment being made thereunder and (ii) that are surrendered in payment or partial payment of taxes required to be withheld with respect to the exercise of stock options or in payment with respect to any other form of award are not counted and, therefore, may be made subject to new awards under the 2020 Equity Incentive Plan.

Non-Employee Director Compensation Limit

Under the 2020 Equity Incentive Plan, the maximum number of shares of common stock subject to stock awards granted under the 2020 Equity Incentive Plan during any one calendar year to any non-employee director may not exceed a number equal to twenty-five percent (25%) of all shares of common stock available for awards under the 2020 Equity Incentive Plan shares of common stock.

Eligibility. Any employee, officer, director, consultant, advisor or other individual service provider of the Company or any of its subsidiaries, or any person who is determined by the compensation committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any of its subsidiaries is eligible to participate in the 2020 Equity Incentive Plan. As of August 11, 2020, Tenzing had no full-time employees, four executive officers, and three non-employee directors.

Administration. The 2020 Equity Incentive Plan will be administered by the Compensation Committee of the Company’s board of directors (the “Compensation Committee”). The Compensation Committee will have discretion to determine the individuals to whom awards may be granted under the 2020 Equity Incentive Plan, the number of shares of common stock, units or other rights subject to each award, the type of award, the manner in which such awards will vest, and the other conditions applicable to awards. The Compensation Committee will be authorized to interpret the 2020 Equity Incentive Plan, to prescribe, amend and rescind any rules and regulations relating to the 2020 Equity Incentive Plan and to make any other determinations necessary or desirable for the administration of the 2020 Equity Incentive Plan. All interpretations, determinations and actions by the Compensation Committee will be final, conclusive and binding on all parties.

Types of Awards. Under the 2020 Equity Incentive Plan, the Compensation Committee may grant nonqualified stock options (or NSOs), ISOs, stock appreciation rights (or SARs), restricted stock, stock units, performance shares, performance units, other cash-based awards and other stock-based awards. The terms of each award will be set forth in a written agreement with the recipient.

Stock Options. The Compensation Committee will determine the exercise price and other terms for each option and whether the options will be NSOs or ISOs. The exercise price per share of each option will not be less than 100% of the fair market value of the Company’s common stock on the date of grant or, if there are no trades on such date, then the closing price of a share of the Company’s common stock on the most recent date preceding the date of grant on which shares of common stock were publicly traded (or 110% of the fair market value per share in the case of ISOs granted to a ten-percent or more shareholder). However, if permissible under law and the rules of the exchange on which the Company is listed, options to participants who are not residents of the U.S. may be granted at a price below fair market value on the date of grant. On August 11, 2020, the closing sale price of a share of Tenzing’s ordinary share on the Nasdaq Stock Market was $10.75.

ISOs may be granted only to employees and are subject to certain other restrictions. To the extent an option intended to be an ISO does not qualify as an ISO, it will be treated as a nonqualified option. A participant may exercise an option by written notice and payment of the exercise price in cash, or, as determined by the Compensation Committee, through delivery of previously owned shares, the withholding of shares deliverable upon exercise, a cashless exercise program implemented by the Compensation Committee in connection with the 2020 Equity Incentive Plan, and/or such other method as approved by the Compensation Committee and set forth in an award agreement. The maximum term of any option granted under the 2020 Equity Incentive Plan is ten years from the date of grant. The Compensation Committee may, in its discretion, permit a holder of an NSO to exercise the option before it has otherwise become exercisable, in which case the shares of the Company’s common stock issued to the recipient will be restricted stock having analogous vesting restrictions to the unvested NSO before exercise.

No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent or more shareholder) from the date of grant. Options granted under the 2020 Equity Incentive Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000.

Unless an award agreement provides otherwise, if a participant’s Service (as defined in the 2020 Equity Incentive Plan) terminates (i) by reason of his or her death or Disability (as defined in the 2020 Equity Incentive Plan), any option held by such participant may be exercised, to the extent otherwise exercisable, by the participant or his or her estate or personal representative, as applicable, at any time in accordance with its terms for up to one year after the date of such participant’s death or termination of Service, as applicable, (ii) for Cause (as defined in the 2020 Equity Incentive Plan), any option held by such participant will be forfeited and cancelled as of the date of termination of Service and (iii) for any reason other than death, Disability or Cause, any option held by such participant may be exercised, to the extent otherwise exercisable, up until ninety (90) days following termination of Service.

Stock Appreciation Rights. The Compensation Committee may grant SARs independent of or in connection with an option. The Compensation Committee will determine the other terms applicable to SARs. The base price per share of each SAR will not be less than 100% of the closing price of a share of the Company’s common stock on the date of grant or, if there are no trades on such date, then the closing price of a share of the Company’s common stock on the most recent date preceding the date of grant on which shares of common stock were publicly traded. The maximum term of any SAR granted under the 2020 Equity Incentive Plan will be ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:

•	the excess of the fair market value on the exercise date of one share of our common stock over the base price, multiplied by

•	the number of shares of common stock as to which the SAR is exercised.

Payment may be made in shares of Company common stock, in cash, or partly in shares of Company common stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Stock Units. The Compensation Committee may award restricted common stock and/or stock units under the 2020 Equity Incentive Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Stock units confer the right to receive shares of the Company’s common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee, subject to applicable tax withholding requirements. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or stock units, which may include performance-based conditions. Unless the Compensation Committee determines otherwise at the time of grant, holders of restricted stock will have the right to vote the shares and receive all dividends and other distributions.

Performance Shares and Performance Units. The Compensation Committee may award performance shares and/or performance units under the 2020 Equity Incentive Plan. Performance shares and performance units are awards, payable in shares of the Company’s common stock, cash or a combination thereof, which are earned during a specified time period subject to the attainment of performance goals, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Incentive Bonus Awards. The Compensation Committee may award incentive bonus awards payable in cash or shares of common stock, as set forth in an award agreement. Incentive bonus awards may be based upon the attainment of specified levels of Company or subsidiary performance. The amount of an incentive bonus award to be paid upon the attainment of each targeted level of performance will equal a percentage of a participant’s base salary for the fiscal year, a fixed dollar amount or such other formula, as determined by the Compensation Committee. The Compensation Committee will determine the terms and conditions applicable to each incentive bonus award.

Other Stock-Based and Cash-Based Awards. The Compensation Committee may award other types of stock-based or cash-based awards under the 2020 Equity Incentive Plan, including the grant or offer for sale of unrestricted shares of the Company’s common stock, in such amounts and subject to such terms and conditions as the Compensation Committee determines.

Transferability. Awards granted under the 2020 Equity Incentive Plan will not be transferable other than by will or by the laws of descent and distribution, except that the Compensation Committee may permit NSOs, share-settled SARs, restricted stock, performance share or share-settled other stock-based awards to be transferred to family members and/or for estate planning or charitable purposes.

Change in Control. The Compensation Committee may, at the time of the grant of an award, provide for the effect of a change in control (as defined in the 2020 Equity Incentive Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control. Unless otherwise provided by an award agreement, the Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option and/or SAR; (d) cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of the Company’s common stock on the date of the change in control; or (f) terminate any award in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the Change in Control (the “Change in Control Consideration”); provided, however that if the Change in Control Consideration with respect to any option or SAR does not exceed the exercise price of such option or SAR, the Compensation Committee may cancel the option or SAR without payment of any consideration therefor. Any such Change in Control Consideration may be subject to any escrow, indemnification and similar obligations, contingencies and encumbrances applicable in connection with the change in control to holders of the Company’s common stock. Without limitation of the foregoing, if as of the date of the occurrence of the change in control the Compensation Committee determines that no amount would have been attained upon the realization of the participant’s rights, then such award may be terminated by the Company without payment. The Compensation Committee may cause the Change in Control Consideration to be subject to vesting conditions (whether or not the same as the vesting conditions applicable to the award prior to the change in control) and/or make such other modifications, adjustments or amendments to outstanding Awards or the 2020 Equity Incentive Plan as the Compensation Committee deems necessary or appropriate.

Term; Amendment and Termination. No award may be granted under the 2020 Equity Incentive Plan on or after the 10th anniversary of the date of the adoption of the 2020 Equity Incentive Plan by the Tenzing Board. The board of directors may suspend, terminate, or amend the 2020 Equity Incentive Plan in any respect at any time, provided, however, that (i) no amendment, suspension or termination may materially and adversely affect the rights of a participant under any awards previously granted, without his or her consent, (ii) the Company shall obtain stockholder approval of any 2020 Equity Incentive Plan amendment as required to comply with any applicable law, regulation or stock exchange rule and (iii) stockholder approval is required for any amendment to the 2020 Equity Incentive Plan that (x) increases the number of shares of common stock available for issuance thereunder or (y) changes the persons or class of persons eligible to receive awards.

Summary of Material United States Federal Income Tax Consequences of the 2020 Equity Incentive Plan

The following is a summary of the principal federal income tax consequences of option grants and other awards under the 2020 Equity Incentive Plan. Optionees and recipients of other rights and awards granted under the 2020 Equity Incentive Plan are advised to consult their personal tax advisors before exercising an option or stock appreciation right or disposing of any stock received pursuant to the exercise of an option or stock appreciation right or following vesting of a restricted stock award or restricted stock unit or upon grant of an unrestricted stock award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Nonqualified Stock Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

Incentive Stock Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of an ISO. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). Any amount received by the participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and the Company will receive no corresponding deduction. While the exercise of an ISO does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax in the year of exercise.

Stock Appreciation Rights. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a SAR is granted. When a participant exercises a SAR, the cash or fair market value of any common stock received will be taxable to the participant as ordinary income, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m).

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time restricted stock is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Stock Units, Performance Awards, and Incentive Bonus Awards. A participant will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time a stock unit, performance award or incentive bonus award is granted. When a participant receives payment under a stock unit, performance award or incentive bonus award, the amount of cash received and the fair market value of any shares of stock received will be ordinary income to the participant, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Section 409A.    If an award is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

Potential Limitation on Company Deductions. Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. The Company’s board of directors and the Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the 2020 Equity Incentive Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m).

Tax Withholding. As and when appropriate, each optionee purchasing shares of the Company’s common stock and each grantee receiving an award of shares of the Company’s common stock under the 2020 Equity Incentive Plan will be required to pay any federal, state or local taxes required by law to be withheld.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE 2020 EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Certain 2020 Equity Incentive Plan Information

New Grants under the 2020 Equity Incentive Plan (subject to Shareholder Approval of the 2020 Equity Incentive Plan). The following table sets forth awards intended to be granted to each of the following under the 2020 Equity Incentive Plan that will be effective if the stockholders approve the 2020 Equity Incentive Plan:

Group	Number of Options Granted Under Plan
All Executive Officers as a Group	-
All Non-Employee Directors, as a Group	15,374 (1)
All employees other than executive officers as a Group	-

(1)	On November 5, 2018, in connection with his appointment to, and service on, the board of directors of Reviva, the board of directors of Reviva proposed approving the grant of options to purchase up to 100,000 shares of common stock of Reviva to Purav Patel (the “Promised Options”). Contingent upon the completion of the Business Combination, and subject to the approval of the 2020 Equity Incentive Plan Proposal, the compensation committee of the Company will determine the number of shares of Company common stock for which Mr. Patel will be granted an option to purchase shares, which number is anticipated to be approximately 15,374, and the terms of such option grant under the 2020 Equity Incentive Plan, in satisfaction of the obligation to issue the Promised Options. If the 2020 Equity Incentive Plan Proposal is not approved by the shareholders of Tenzing, the parties will negotiate in good faith to provide alternative benefits to Mr. Patel.

Because future awards under the 2020 Equity Incentive Plan (including the grant described in the table above) will be granted in the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved as an ordinary resolution that the 2020 Equity Incentive Plan be approved and adopted in all respects.”

Required Vote With Respect to the 2020 Equity Incentive Plan Proposal

The approval of the 2020 Equity Incentive Plan will require an ordinary resolution as a matter of British Virgin Islands law, being the affirmative vote of the holders of a majority of the Tenzing Shares that are present and vote on such proposal at the Shareholders Meeting. If the Business Combination is not approved, the 2020 Equity Incentive Plan Proposal will not be presented at the Shareholders Meeting. The 2020 Equity Incentive Plan will only become effective if the Business Combination is completed.

Recommendation of the Tenzing Board with Respect to the 2020 Equity Incentive Plan Proposal

THE TENZING BOARD UNANIMOUSLY RECOMMENDS THAT THE TENZING SHAREHOLDERS
VOTE “FOR” THE 2020 EQUITY INCENTIVE PLAN PROPOSAL.

PROPOSAL 4: THE CHARTER AMENDMENT PROPOSALS

Overview

Proposed Amended and Restated Certificate of Incorporation of the Company

Tenzings’s Memorandum and Articles of Association, which will be in large part replicated in the Interim Charter, includes certain provisions applicable to the rights of shareholders (such as the right to have their shares redeemed if Tenzing fails to consummate a business combination by a particular date or if Tenzing seeks to amend its memorandum and articles to extend that date) and the conduct of management and affairs prior to a business combination. Upon the closing of the Business Combination, such provisions will terminate or cease to be applicable.

Tenzing's shareholders are asked to consider and vote upon and to approve seven separate proposals (collectively, the "Charter Amendment Proposals") in connection with the replacement of the Interim Charter with the Amended and Restated Certificate of Incorporation. Each Charter Amendment Proposal is conditioned on the approval of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal and each of the other Charter Amendment Proposals. Therefore, if any of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal or the Charter Amendment Proposals are not approved, then the Charter Amendment Proposals will have no effect, even if approved by Tenzing’s shareholders.

The following table sets forth a summary of the principal changes proposed to be made between Tenzing’s Interim Charter and the proposed Amended and Restated Certificate of Incorporation. This summary is qualified by reference to the complete text of the proposed Interim Charter, a copy of which is attached to this proxy statement/prospectus as Annex A, the complete text of the proposed Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement/prospectus as Annex B, and the complete text of the proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C. All stockholders are encouraged to read each of the proposed Interim Charter, Amended and Restated Certificate of Incorporation, and Bylaws in their entirety for a more complete description of their terms.

	Interim Charter	Proposed Amended and Restated Certificate of Incorporation
Directors; Classes (Proposal 4(a))

The directors of Tenzing shall be divided into two classes designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board. The Board may assign members of the Board already in office at the time of effectiveness of the Interim Charter (the “Effective Time”) to such classes. The Class I directors shall stand elected for a term expiring at Tenzing’s first annual stockholder meeting following the Effective Time and the Class II directors shall stand elected for a term expiring at Tenzing’s second annual stockholder meeting following the Effective Time. At each annual meeting of the stockholders of Tenzing following the Effective Time, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the second annual stockholder meeting following their election, subject to their earlier death, resignation or removal.

See Article V, Section 5.02 of the Interim Charter.

The proposed Amended and Restated Certificate of Incorporation will have one class of directors who will be elected at each annual meeting of stockholders for a term of one year, other than those directors who may be elected by the holders of any series of preferred stock. The number of directors will be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors, subject to the rights, if any, of the holders of any series of preferred stock.

See Article VI, Section 3 of the Amended and Restated Certificate of Incorporation.

Removal of Directors (Proposal 4(b))

The Interim Charter provides that, any or all of the directors may be removed from office following the consummation of the initial business combination, but not at any time before, but only for cause and only by the affirmative vote of holders of a majority of the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

See Article V, Section 5.04 of the Interim Charter.

The proposed Amended and Restated Certificate of Incorporation will provide that, subject to the rights, if any, of any series of preferred stock to elect and remove directors, directors may be removed with or without cause by the affirmative vote of the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors.

See Article VI, Section 5 of the Amended and Restated Certificate of Incorporation.

Stockholder Actions (Proposal 4(c))

Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of Tenzing may be called only by the chairman of the Board, chief executive officer or president of Tenzing, or the Board pursuant to a resolution adopted by a majority of the Board, and the stockholders shall have no right to call a special meeting.

Any action required or permitted to be taken by the stockholders of Tenzing may be effected by written consent of the stockholders holding the requisite number of shares required to approve such action.

See Article VII, Section 7.03 of the Interim Charter.

The proposed Amended and Restated Certificate of Incorporation will provide that, subject to the rights, if any, of the holders of any series of preferred stock, any action required or permitted to be taken by the holders of stock of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by written consent of stockholders in lieu of a meeting of stockholders.

The proposed Amended and Restated Certificate of Incorporation will provide that, subject to the rights of holders of any series of preferred stock, special meetings of the stockholders of the Company may be called only by the Board acting pursuant to a resolution approved by the affirmative vote of a majority of the Board.

See Article V, Section 1 of the Amended and Restated Certificate of Incorporation.

Exclusive Forum (Proposal 4(d))	None. No corresponding provisions in the Interim Charter.

The proposed Amended and Restated Certificate of Incorporation will provide that, unless the Company consents in writing to the selection of an alternative forum, the (i) federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act and (ii)  the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for derivative actions, actions asserting a breach of fiduciary duties, any action arising under Delaware law, or any action regarding the internal affairs doctrine.

See Article X of the Amended and Restated Certificate of Incorporation.

Amendments to the Governing Documents (Proposal 4(e))

Tenzing may amend its Certificate of Incorporation or Bylaws by a resolution of stockholders or by a resolution adopted by a majority of the Board, provided that no amendment may be made by the Board:

     (a) to restrict the rights or powers of the stockholders to amend the Certificate of Incorporation or Bylaws;

     (b) to change the percentage of stockholders required to pass a resolution of stockholders to amend the certificate of incorporation or bylaws;

     (c) in circumstances where the certificate of incorporation or bylaws cannot be amended by the stockholders; or

     (d) to change Sections 4.02, 4.03, Article IX and Section 10.01 of the Interim Charter.

Notwithstanding Section 10.01, no amendment may be made to the certificate of incorporation or bylaws by a resolution of stockholders to amend (a) Article IX prior to the initial Business Combination that would affect the substance or timing of Tenzing’s obligations as described in Article IX to pay or to offer to pay the per-share redemption price to any holder of the public shares unless the holders of the public shares are provided with the opportunity to redeem their public shares upon the approval of any such amendment in the manner and for the price as set forth in Article IX; or (b) Section 10.02 during the target business acquisition period.

See Article XI of the Interim Charter.

The proposed Amended and Restated Certificate of Incorporation will provide that, except as otherwise provided by law, the Company’s Bylaws will only be permitted to be amended or repealed by the Company Board by the affirmative vote of a majority of the directors or by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

Under the DGCL, an amendment to the certificate of incorporation generally requires (1) the approval of the board of directors, (2) the approval of the holders of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (3) the approval of the holders of a majority of the outstanding stock of any class entitled to vote thereon as a class, if any. Generally, the DGCL standard for amendment to the Company’s Certificate of Incorporation described above will apply. However, Articles V, VI, VII, VIII and IX of the proposed Amended and Restated Certificate of Incorporation will only be permitted to be amended by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment.

See Article VIII and Article IX of the Amended and Restated Certificate of Incorporation.

Indemnification (Proposal 4(f))

Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Tenzing or, while a director or officer of Tenzing, is or was serving at the request of Tenzing as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by Tenzing, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding, provided, however, that, except with respect to proceedings to enforce rights to indemnification or an advancement of expenses or as otherwise required by law, Tenzing shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of Tenzing. An indemnitee shall also have the right to be paid by the Company the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition.

See Article VIII, Section 8.02 of the Interim Charter.

In lieu of a corresponding provision in the Company’s proposed Amended and Restated Certificate of Incorporation addressing indemnification and advancement of expenses, the Company’s proposed Bylaws will provide for substantially similar rights to indemnification and advancement of expenses as described under the heading “Proposed Bylaws of the Combined Company” below.

No corresponding provisions in the Amended and Restated Certificate of Incorporation.

Name of the Company (Proposal 4(g))	Tenzing Acquisition Corp. See Article I, Section 1.01 of the Interim Charter.	Reviva Pharmaceuticals Holdings, Inc. See Article I of the Amended and Restated Certificate of Incorporation.
Provisions Specific to a Blank Check Company and Variation of Rights of Shares Prior to a Business Combination (Proposal 4(g))

Article IX. Business Combination of the Interim Charter.

Tenzing’s Interim Charter also contains provisions in Article IV, Section 4.05, designed to provide certain rights and protections to Tenzing’s common stock holders prior to the consummation of Tenzing’s initial Business Combination. These provisions cannot be amended without the approval of 65% (or 50% if approved in connection with Tenzing’s initial Business Combination) of Tenzing’s outstanding shares of common stock attending and voting on such amendment.

See Article IX. and Article IV, Section 4.05 of the Interim Charter.

The proposed Amended and Restated Certificate of Incorporation does not include blank check company provisions or other provisions applicable prior to a Business Combination, because, upon consummation of the Business Combination, Tenzing will cease to be a blank check company.

No corresponding provisions in the Amended and Restated Certificate of Incorporation.

Proposed Bylaws of the Combined Company

In addition, below is a summary of the proposed Bylaws. This summary is qualified by reference to the complete text of the proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C. All shareholders are encouraged to read the proposed Bylaws in its entirety for a more complete description of its terms.

Pursuant to the proposed Bylaws, the combined company shall maintain a registered office inside the State of Delaware. All meetings of stockholders for the election of directors and other proper business brought before the meeting shall be held at such place, if any, as may be designated from time to time by the Company Board.

Except as otherwise provided by law or by the proposed Bylaws, a majority in voting power of the shares entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. Except as may be otherwise provided in the proposed Amended and Restated Charter or the proposed Bylaws, each stockholder shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Company as of the record date. Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.

Except as otherwise provided by the proposed Amended and Restated Charter, the proposed Bylaws, the rules or regulations of any stock exchange applicable to the combined company, or applicable law or pursuant to any regulation applicable to the combined company or its securities, when a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast on such matter. A majority of votes cast shall mean that the number of votes cast “for” a matter exceeds the number of votes cast “against” the matter (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” the matter).

The authorized number of directors shall be fixed solely and exclusively by resolution duly adopted from time to time by the Company Board. The Bylaws establish that no director need be a stockholder of the Company.

The board of directors may hold meetings, both regular and special, at such date, time and place, if any, as the Company Board may set by resolution. At any meeting of the Company Board, a majority of the directors then in office shall constitute a quorum for the transaction of business. At any meeting of the Company Board at which a quorum is present, the vote of a majority of the directors present shall constitute action by the Company Board, unless otherwise required by law, by the proposed Amended and Restated Certificate or by the proposed Bylaws. If a quorum is not present at any meeting of the board of directors, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

The Company Board may designate one or more committees, including, without limitation, a Compensation Committee, a Nominating & Corporate Governance Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the proposed Amended and Restated Certificate or by the proposed Bylaws may not be delegated. The officers of the combined company shall be a Chief Executive Officer, a Secretary, a Treasurer and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Financial Officer, and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents and Assistant Secretaries, as the Company Board may determine.

The proposed Bylaws provide that nominations for persons to the Company Board and the proposal of other business to be considered by the stockholders may be made by any stockholder of the Company who was a stockholder of record at the time the required notice is delivered by such stockholder to the secretary of the Company, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the proposed Bylaws.

For any nominations or other business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice in writing to the secretary of the Company and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely, the notice shall be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the one-year anniversary of the preceding year’s annual meeting (provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Company not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made).

Notwithstanding the foregoing, in the event that the number of directors to be elected to the Company Board at the annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Company Board made by the Company at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the proposed Bylaws, a stockholder’s notice required by proposed Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Company Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice is delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Company Board to be elected at such meeting.

The proposed Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, provided, however, that, except with respect to proceedings to enforce rights to indemnification or an advancement of expenses or as otherwise required by law, the Company shall not be required to indemnify or advance expenses to any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee unless such proceeding (or part thereof) was authorized by the Company Board. An indemnitee shall also have the right to be paid by the Company the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition.

PROPOSAL 4(a): THE CHARTER AMENDMENT PROPOSALS

Approval of amendment to the Interim Charter to declassify the Tenzing board of directors into one class of directors.

Reasons for Proposal 4(a)

Directors; Classes

The Tenzing shareholders are also being asked to approve Proposal 4(a). The Tenzing Board believes that declassifying the board of directors from two classes to one class and providing that each member of the Company’s board of directors will be elected annually at each annual meeting of stockholders is appropriate because such changes (i) will allow stockholders to participate more frequently in the election of directors, (ii) increase director accountability to stockholders since this structure enables stockholders to express a view on each director’s performance by means of an annual vote, and (iii) allow stockholders the ability to influence corporate governance policies and to hold the board of directors and management accountable for implementing these policies.

137

The Tenzing Board also recognizes that a classified board structure can be viewed as diminishing a board’s accountability to stockholders, because such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Annual voting allows stockholders to express their views on the individual performance of each director and on the entire board of directors more frequently than with a classified board structure, which provides stockholders a more active role in shaping and implementing corporate governance policies.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that an amendment to the Interim Charter to declassify the Tenzing board of directors into one class of directors be ratified, approved, adopted and confirmed in all respects.”

Required Vote With Respect to Proposal 4(a)

The approval of Proposal 4(a) will require the affirmative vote of the holders of a majority of the Tenzing Shares as of the Record Date that are present and vote at the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals, including this Proposal 4(a) , is interdependent upon the others and must be approved in order for Tenzing to complete the Business Combination. All of the Proposals must be approved by the holders of a majority of the ordinary shares of Tenzing entitled to vote that are present and vote at the Shareholders Meeting. Therefore, if any of the other Proposals are not approved, Proposal 4(a) will have no effect, even if approved by Tenzing’s shareholders.

Recommendation of the Tenzing Board with Respect to Proposal 4(a)

THE TENZING BOARD UNANIMOUSLY RECOMMENDS THAT THE TENZING SHAREHOLDERS
VOTE “FOR” Proposal 4(a).

PROPOSAL 4(b): THE CHARTER AMENDMENT PROPOSALS

Approval of amendment to the Interim Charter to provide that, subject to the limitations imposed by applicable law, directors may be removed with or without cause, by the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors.

Reasons for Proposal 4(b)

Director Removal

The Tenzing shareholders are also being asked to approve Proposal 4(b). The proposed Amended and Restated Certificate of Incorporation provides that directors can be removed by stockholders with or without cause, which is consistent with stockholder rights under Section 141(k) of the DGCL where there is a declassified board of directors and there are no cumulative voting rights for director elections. Additionally, the Tenzing Board believes that this provision will enhance the rights of stockholders by allowing stockholders to remove directors for any reason. The Tenzing Board believes that this provision will make directors more accountable to the stockholders by granting stockholders the right to remove directors that they believe should be removed or replaced, without having to satisfy the more stringent "cause" standard, as included in the Interim Charter. The proposed stockholder voting requirements would enhance the Company Board’s accountability to stockholders and stockholder participation in the Company’s corporate governance.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that an amendment to the Interim Charter to provide that, subject to the limitations imposed by applicable law, directors may be removed with or without cause, by the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors be ratified, approved, adopted and confirmed in all respects.”

Required Vote With Respect to Proposal 4(b)

The approval of Proposal 4(b) will require the affirmative vote of the holders of a majority of the Tenzing Shares as of the Record Date that are present and vote at the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals, including this Proposal 4(b), is interdependent upon the others and must be approved in order for Tenzing to complete the Business Combination. All of the Proposals must be approved by the holders of a majority of the ordinary shares of Tenzing entitled to vote that are present and vote at the Shareholders Meeting. Therefore, if any of the other Proposals are not approved, Proposal 4(b) will have no effect, even if approved by Tenzing’s shareholders.

Recommendation of the Tenzing Board with Respect to Proposal 4(b)

THE TENZING BOARD UNANIMOUSLY RECOMMENDS THAT THE TENZING SHAREHOLDERS
VOTE “FOR” Proposal 4(b).

PROPOSAL 4(C): THE CHARTER AMENDMENT PROPOSALS

Approval of amendment to the Interim Charter to prohibit stockholder actions by written consent.

Reasons for Proposal 4(c)

Stockholder Actions

The Tenzing shareholders are also being asked to approve Proposal 4(c). The proposed Amended and Restated Certificate of Incorporation provides that any action to be taken by its stockholders may not be taken by written consent. The Tenzing Board believes that each decision of the stockholders should be made by all stockholders and only after thoughtful consideration of complete information. Information will be provided to stockholders through a proxy statement, and the period between delivery of the proxy statement and the stockholder meeting provides time for consideration of stockholder proposals. The Tenzing Board believes that all stockholders, not just stockholders executing a written consent, should have the opportunity to participate in the decision-making process. This allows minority stockholders to take whatever action they deem appropriate to protect their interests, including seeking to persuade majority stockholders to follow a different course, or selling their shares.

The proposed Amended and Restated Certificate of Incorporation will have the effect of preventing Company stockholders from taking action at any time other than an annual meeting or a special meeting to replace directors or take any other action authorized to be taken by stockholders under the DGCL. The Amended and Restated Certificate of Incorporation may also make more difficult, or delay, actions by a person or a group seeking to acquire a substantial percentage of the Company’s common stock, to replace directors or to take other action to influence or control its management or policies, even though the holders of a majority of the outstanding shares of the Company’s common stock might desire those actions.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that an amendment to the Interim Charter to prohibit stockholder actions by written consent be ratified, approved, adopted and confirmed in all respects.”

Required Vote With Respect to Proposal 4(c)

The approval of Proposal 4(c) will require the affirmative vote of the holders of a majority of the Tenzing Shares as of the Record Date that are present and vote at the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals, including this Proposal 4(c), is interdependent upon the others and must be approved in order for Tenzing to complete the Business Combination. All of the Proposals must be approved by the holders of a majority of the ordinary shares of Tenzing entitled to vote that are present and vote at the Shareholders Meeting. Therefore, if any of the other Proposals are not approved, Proposal 4(c) will have no effect, even if approved by Tenzing’s shareholders.

Recommendation of the Tenzing Board with Respect to Proposal 4(c)

THE TENZING BOARD UNANIMOUSLY RECOMMENDS THAT THE TENZING SHAREHOLDERS
VOTE “FOR” Proposal 4(c).

PROPOSAL 4(d): THE CHARTER AMENDMENT PROPOSALS

Approval of amendment to the Interim Charter to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the Delaware courts will be the exclusive forum for certain stockholder litigation.

Reasons for Proposal 4(d)

Exclusive Forum

The Tenzing shareholders are also being asked to approve Proposal 4(d). Adopting the federal district courts of the United States as the exclusive forum for certain stockholder litigation under the Securities Act is intended to assist the Company in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims.

Adopting Delaware as the exclusive forum for certain stockholder litigation is intended to assist the Company in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The Tenzing Board believes that the Delaware courts are best suited to address disputes involving such matters given that after the Domestication, the Company will be incorporated in Delaware. Delaware offers a specialized Court of Chancery to address corporate law matters, with streamlined procedures and processes which help provide relatively quick decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders and the Company with more predictability regarding the outcome of intra-corporate disputes.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that an amendment to the Interim Charter to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the Delaware courts will be the exclusive forum for certain stockholder litigation be ratified, approved, adopted and confirmed in all respects.”

Required Vote With Respect to Proposal 4(d)

The approval of Proposal 4(d) will require the affirmative vote of the holders of a majority of the Tenzing Shares as of the Record Date that are present and vote at the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals, including this Proposal 4(d), is interdependent upon the others and must be approved in order for Tenzing to complete the Business Combination. All of the Proposals must be approved by the holders of a majority of the ordinary shares of Tenzing entitled to vote that are present and vote at the Shareholders Meeting. Therefore, if any of the other Proposals are not approved, Proposal 4(d) will have no effect, even if approved by Tenzing’s shareholders.

Recommendation of the Tenzing Board with Respect to Proposal 4(d)

THE TENZING BOARD UNANIMOUSLY RECOMMENDS THAT THE TENZING SHAREHOLDERS
VOTE “FOR” Proposal 4(d).

PROPOSAL 4(e): THE CHARTER AMENDMENT PROPOSALS

Approval of amendment to the Interim Charter to provide that the Bylaws and the Amended and Restated Certificate of Incorporation may only be amended in accordance with the DGCL.

Reasons for Proposal 4(e)

Amendments to the Governing Documents

The Tenzing shareholders are also being asked to approve Proposal 4(e). Requiring (1) the affirmative vote of a majority of the directors, or (2) the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, to make any amendment to the Company’s Bylaws is intended to protect key provisions of the Bylaws from arbitrary amendment and to prevent action by a group of stockholders who may be able to represent a majority of votes properly cast on such matter so long as a quorum is present, which threshold may be less than a majority in voting power of outstanding shares entitled to vote, from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Requiring (1) the approval of the board of directors, (2) the approval of the holders of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (3) the approval of the holders of a majority of the outstanding stock of any class entitled to vote thereon as a class, if any, to make any amendment to the Company’s Amended and Restated Certificate of Incorporation is intended to protect key provisions of the Amended and Restated Certificate of Incorporation from arbitrary amendment and to prevent action by a group of stockholders who may be able to represent a majority of votes properly cast on such matter so long as a quorum is present, which threshold may be less than a majority in voting power of outstanding shares entitled to vote, from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that an amendment to the Interim Charter to provide that the Bylaws and the Amended and Restated Certificate of Incorporation may only be amended in accordance with the DGCL be ratified, approved, adopted and confirmed in all respects.”

Required Vote With Respect to Proposal 4(e)

The approval of Proposal 4(e) will require the affirmative vote of the holders of a majority of the Tenzing Shares as of the Record Date that are present and vote at the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals, including this Proposal 4(e), is interdependent upon the others and must be approved in order for Tenzing to complete the Business Combination. All of the Proposals must be approved by the holders of a majority of the ordinary shares of Tenzing entitled to vote that are present and vote at the Shareholders Meeting. Therefore, if any of the other Proposals are not approved, Proposal 4(e) will have no effect, even if approved by Tenzing’s shareholders.

Recommendation of the Tenzing Board with Respect to Proposal 4(e)

THE TENZING BOARD UNANIMOUSLY RECOMMENDS THAT THE TENZING SHAREHOLDERS
VOTE “FOR” Proposal 4(e).

PROPOSAL 4(f): THE CHARTER AMENDMENT PROPOSALS

Approval of amendment to the Interim Charter to remove the provisions addressing indemnification and advancement of expenses for the Company’s officers and directors, as the Company’s proposed Bylaws will provide for substantially similar rights to indemnification and advancement of expenses.

Reasons for Proposal 4(f)

Indemnification and Advancement of Expenses for Officers and Directors

The Tenzing shareholders are also being asked to approve Proposal 4(f). In lieu of retaining a provision in the Company’s proposed Amended and Restated Certificate of Incorporation addressing indemnification and advancement of expenses for the Company’s officers and directors, the Company’s proposed Bylaws will provide for substantially similar rights to indemnification and advancement of expenses as described in the section entitled “Proposal 4: The Charter Amendment Proposals - Proposed Bylaws of the Combined Company”.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that an amendment to the Interim Charter to remove the provisions addressing indemnification and advancement of expenses for the Company’s officers and directors, as the Company’s proposed Bylaws will provide for substantially similar rights to indemnification and advancement of expenses, be ratified, approved, adopted and confirmed in all respects.”

Required Vote With Respect to Proposal 4(f)

The approval of Proposal 4(f) will require the affirmative vote of the holders of a majority of the Tenzing Shares as of the Record Date that are present and vote at the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals, including this Proposal 4(f), is interdependent upon the others and must be approved in order for Tenzing to complete the Business Combination. All of the Proposals must be approved by the holders of a majority of the ordinary shares of Tenzing entitled to vote that are present and vote at the Shareholders Meeting. Therefore, if any of the other Proposals are not approved, Proposal 4(f) will have no effect, even if approved by Tenzing’s shareholders.

Recommendation of the Tenzing Board with Respect to Proposal 4(f)

THE TENZING BOARD UNANIMOUSLY RECOMMENDS THAT THE TENZING SHAREHOLDERS
VOTE “FOR” Proposal 4(f).

PROPOSAL 4(g): THE CHARTER AMENDMENT PROPOSALS

Approval of other changes in connection with adoption of the Amended and Restated Certificate of Incorporation and Bylaws.

Reasons for Proposal 4(g)

Other changes in connection with adoption of the Amended and Restated Certificate of Incorporation and Bylaws

The Tenzing shareholders are also being asked to approve Proposal 4(g). The Tenzing Board believes that amending and restating the Interim Charter and authorizing all other changes in connection with the replacement of the Interim Charter with the Amended and Restated Certificate of Incorporation and Bylaws (copies of which are attached to this proxy statement/prospectus as Annex B and Annex C, respectively) as part of the Business Combination, including (i) changing the post-Business Combination corporate name from “Tenzing Acquisition Corp.” to “Reviva Pharmaceuticals Holdings, Inc.”, and (ii) removing various provisions of the Interim Charter applicable only to a blank check company, including provisions requiring special votes with respect to the variation of rights of shares prior to a business combination, that will no longer be applicable upon consummation of the Business Combination, is necessary to adequately address the needs of the Company after the Business Combination.

Approval of each of the Charter Amendment Proposals, assuming approval of each of the other Proposals, will result, upon the consummation of the Business Combination, in the wholesale amendment and restatement of Tenzing’s Interim Charter with the Amended and Restated Certificate of Incorporation and Bylaws. While certain material changes between the Interim Charter and the Amended and Restated Certificate of Incorporation and Bylaws have been unbundled into distinct Charter Amendment Proposals or otherwise identified in this Proposal 4(g), there are other differences between the Interim Charter and the Amended and Restated Certificate of Incorporation and Bylaws that will be approved (subject to the approval aforementioned related proposals and consummation of the Business Combination) if our shareholders approve this Proposal 4(g). Accordingly, we encourage shareholders to carefully review the terms of the Amended and Restated Certificate of Incorporation and Bylaws, attached hereto as Annex B and Annex C, as well as the information included in the table which sets forth a summary of the principal changes proposed to be made between Tenzing’s Interim Charter and the proposed Amended and Restated Certificate of Incorporation under the section entitled “Proposal 4: The Charter Amendment Proposals”.

Name Change

The Tenzing Board believes that changing the post-Business Combination corporate name from “Tenzing Acquisition Corp.” to “Reviva Pharmaceuticals Holdings, Inc.” is desirable to reflect the Business Combination with Reviva and to clearly identify the Company as the publicly traded entity.

Provisions Specific to a Blank Check Company and Variation of Rights of Shares Prior to a Business Combination

The elimination of certain provisions related to Tenzing’s status as a blank check company and certain provisions providing rights and protections (which under the Interim Charter cannot be amended without the approval of 65% (or 50% if approved in connection with Tenzing’s initial business combination)) to Tenzing’s common stock holders prior to the consummation of Tenzing’s initial Business Combination of Tenzing’s outstanding shares of common stock attending and voting on such amendment is desirable, because these provisions will serve no purpose following the Business Combination. For example, the proposed Amended and Restated Certificate of Incorporation does not include the requirement to dissolve the Company and allows it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. In addition, certain other provisions in the Interim Charter require that proceeds from Tenzing’s initial public offering be held in the trust account until a business combination or liquidation of Tenzing has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the proposed Amended and Restated Certificate of Incorporation.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that the amendment and restatement of the Interim Charter be ratified, approved, adopted and confirmed in all respects and that all other changes in connection with the replacement of the Interim Charter with the Amended and Restated Certificate of Incorporation and Bylaws as part of the Business Combination, including (i) changing the post-Business Combination corporate name from “Tenzing Acquisition Corp.” to “Reviva Pharmaceuticals Holdings, Inc.”, and (ii) removing various provisions of the Interim Charter applicable only to a blank check company, including provisions requiring special votes with respect to the variation of rights of shares prior to a business combination, that will no longer be applicable upon consummation of the Business Combination, be ratified, approved, adopted and confirmed in all respects.”

Required Vote With Respect to Proposal 4(g)

The approval of Proposal 4(g) will require the affirmative vote of the holders of a majority of the Tenzing Shares as of the Record Date that are present and vote at the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals, including this Proposal 4(g), is interdependent upon the others and must be approved in order for Tenzing to complete the Business Combination. All of the Proposals must be approved by the holders of a majority of the ordinary shares of Tenzing entitled to vote that are present and vote at the Shareholders Meeting. Therefore, if any of the other Proposals are not approved, Proposal 4(g) will have no effect, even if approved by Tenzing’s shareholders.

Recommendation of the Tenzing Board with Respect to Proposal 4(g)

THE TENZING BOARD UNANIMOUSLY RECOMMENDS THAT THE TENZING SHAREHOLDERS
VOTE “FOR” Proposal 4(g).

PROPOSAL 5: THE DIRECTOR ELECTION PROPOSAL

Election of Directors

Pursuant to the Merger Agreement, Tenzing has agreed to take all necessary action, including causing the directors of Tenzing to resign, so that effective at the Closing, the entire board of directors of the Company will consist of five individuals, a majority of whom will be independent directors in accordance with the requirements of Nasdaq.

Tenzing is proposing the election by shareholders of the following five individuals, who will take office immediately following the Closing and who will constitute all the members of the Company Board: Laxminarayan Bhat, Parag Saxena, Richard Margolin, Purav Patel and Les Funtleyeder. It is noted in this regard that the appointments of the five directors under the Director Election Proposal will take effect under the terms of the Amended and Restated Certificate of Incorporation and the Bylaws of the Company as continued into Delaware.

There are no family relationships among any of the Company’s directors and executive officers.

Subject to other provisions in the Amended and Restated Certificate of Incorporation, the number of directors that constitutes the entire board of directors of the Company will be fixed solely by resolution of its board of directors. Each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Company Board will shorten the term of any incumbent director.

Subject to the rights, if any, of the holders of preferred stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Company Board) may be removed from office (i) with cause or without cause and (ii) only by the affirmative vote of the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors. Any vacancy on the Company Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the death, resignation, disqualification or removal of a director, may be filled only by a majority of the directors then in office, even if less than a quorum, subject to the rights, if any, of the holders of preferred stock.

If the Business Combination Proposal is not approved, the Director Election Proposal will not be presented at the Shareholders Meeting. The appointments of directors resulting from the election will only become effective if the Business Combination is completed.

The Tenzing Board knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the Record Date and is based in part on information furnished by the nominees and in part from the Company’s and Reviva’s records.

Information about Officers, Directors and Nominees

At the effective time of the Business Combination, in accordance with the terms of the Merger Agreement and assuming the election of the nominees set forth in this section, the board of directors and officers of the Company will be as follows:

Name	Age	Position
Laxminarayan Bhat	55	President Chief Executive Officer, Director
Marc Cantillon, MD	62	Chief Medical Officer
Parag Saxena	63	Chairman of the Board
Richard Margolin, MD	69	Director
Purav Patel	38	Director
Les Funtleyder	51	Director

There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

For more information about Parag Saxena, see the section entitled “Directors, Officers, Executive Compensation and Corporate Governance of Tenzing.”

For more information about Laxminarayan Bhat, Purav Patel, and Marc Cantillon, see the section entitled “Executive Officers and Directors of Reviva.”

For more information about Richard Margolin and Les Funtleyder, see the section entitled “Management of the Company Following the Business Combination.”

Committee Appointments

Upon the completion of the Business Combination, the Company Board will have an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the members of such committees will meet the requirements for independence under the under the applicable rules and regulations of the SEC and rules of Nasdaq. The Company will also determine that a member of the audit committee will qualify as an “audit committee financial expert” as defined in the SEC rules and will satisfy the financial sophistication requirements of Nasdaq.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that Laxminarayan Bhat, Parag Saxena, Richard Margolin, Purav Patel and Les Funtleyder be appointed as directors of the Company to serve until the 2021 annual meeting of stockholders.”

Required Vote With Respect to the Director Election Proposal

The election of directors pursuant to the Director Election Proposal will require the affirmative vote of the holders of a majority of the ordinary shares that are present and vote at the Shareholders Meeting. It is noted however that the appointments of the five directors under the Director Election Proposal will take effect under the terms of the Bylaws of the Company as continued into Delaware.

If the Business Combination Proposal is not approved, the Director Election Proposal will not be presented at the Shareholders Meeting. The Director Election Proposal will only become effective if the Business Combination is completed. Approval of the Director Election Proposal is a condition to Closing under the Merger Agreement. If the Director Election Proposal is not approved, Reviva is not required to close the Business Combination.

Recommendation of the Tenzing Board with Respect to the Director Election Proposal

THE TENZING BOARD UNANIMOUSLY RECOMMENDS THAT THE
TENZING SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES IN
THE DIRECTOR ELECTION PROPOSAL.

PROPOSAL 6: the Working Capital Loan Conversion Proposal

Overview

Pursuant to the Inside Letter Agreement and the IPO Prospectus, in order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor, or Tenzing’s officers and directors may, but are not obligated to, loan Tenzing funds as may be required (“Working Capital Loans”). Such Working Capital Loans may be evidenced by promissory notes and such notes either can be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into additional Private Placement Units at a price of $10.00 per unit. In the event that a Business Combination does not close, Tenzing may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

To date, the Sponsor has made Working Capital Loans of approximately $1.775 million. The Sponsor has indicated an interest of providing additional Working Capital Loans. The Sponsor desires the option to convert an additional $500,000 into Private Placement Units. If this proposal is approved, the Inside Letter Agreement will be amended to permit such conversions.

The Tenzing Board believes that permitting Tenzing LLC, our sponsor, to convert an additional $500,000 of promissory notes that were issued or are issuable to evidence Working Capital Loans made by Tenzing LLC into additional Private Placement Units is desirable as the Board believes that it incentivizes Tenzing LLC to provide additional capital to Tenzing in order to financing transaction costs in connection with a Business Combination. The conversion of the Working Capital Loans into Private Placement Units would also reduce the balance sheet liabilities of Tenzing.

Conflict of Interests

When you consider the board recommendation of this proposal, you should keep in mind that directors and officers of Tenzing have interests in this proposal that may conflict with your interests as a shareholder. See the sections titled “Proposal 2: The Business Combination Proposal — Interests of Tenzing’s Directors and Officers and Others in the Business Combination” and “Risk Factors – Risks Related to the Domestication and the Business Combination – Some of Tenzing’s officers and directors may be argued to have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to your interests or in determining whether Reviva is appropriate for Tenzing’s initial business combination” in the accompanying proxy statement/prospectus.

Effect of Proposal on Current Shareholders

If the Working Capital Loan Conversion Proposal is approved, the potential issuance of 200,000 Private Placement Units upon the conversion of the working capital loans would result in further dilution to our current shareholders in connection with the consummation of the Business Combination, and would afford our shareholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Required Vote with Respect to the Working Capital Loan Conversion Proposal

The approval of the Working Capital Loan Conversion Proposal, will require the affirmative vote of the holders of a majority of the Tenzing Shares that are present and vote on such proposal at the Shareholders Meeting.

 Recommendation of the Tenzing Board with respect to the Working Capital Loan Conversion Proposal

THE TENZING BOARD UNANIMOUSLY RECOMMENDS THAT TENZING SHAREHOLDERS VOTE
“FOR” THE APPROVAL OF THE Working Capital Loan Conversion PROPOSAL.

PROPOSAL 7: THE ADJOURNMENT PROPOSAL

Overview

At the Shareholders Meeting, Tenzing will ask its shareholders to consider and vote upon a proposal to require the chairman of the meeting to adjourn the Shareholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if Tenzing determines an adjournment to be reasonably necessary or appropriate to approve one or more Proposals at the Shareholders Meeting. In no event will Tenzing solicit proxies to adjourn the Shareholders Meeting or complete the Business Combination beyond the date by which it may properly do so.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Tenzing’s shareholders, the Tenzing Board may not be able to adjourn the Shareholders Meeting to a later date if necessary, to permit further solicitation and vote of proxies if it is determined by Tenzing that more time is necessary or appropriate to approve one or more of the Proposals at the Shareholders Meeting. It is important for you to note that in the event that the any of the Domestication Proposal, the Business Combination Proposal, the 2020 Equity Incentive Plan Proposal, the Director Election Proposal or the Charter Amendment Proposals do not receive the requisite vote for approval, then we may not be able to complete the Business Combination. If we do not complete the Business Combination and fail to complete an initial business combination by December 28, 2020, unless Tenzing submits and its shareholders approve an extension of such date, we will be required to dissolve and liquidate the Trust Account by returning the then remaining funds in such account to the Public Shareholders.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that the proposal to require the chairman to approve the adjournment of the Shareholders Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Tenzing that more time is necessary or appropriate to approve one or more Proposals at the Shareholders Meeting be approved and adopted in all respects.”

Required Vote with Respect to the Adjournment Proposal

The Adjournment Proposal, if presented, will require the affirmative vote of the holders of a majority of the Tenzing Shares that are present and vote on such proposal at the Shareholders Meeting.

The Adjournment Proposal will not be submitted if the Business Combination Proposal is approved.

Recommendation of the Tenzing Board with respect to the Adjournment Proposal

THE TENZING BOARD UNANIMOUSLY RECOMMENDS THAT TENZING SHAREHOLDERS VOTE
“FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT TENZING

General

We are a blank check company formed pursuant to the laws of the British Virgin Islands on March 20, 2018 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization, exchangeable share transaction or other similar business transaction with one or more operating businesses or assets that we have not yet identified. We are focusing our efforts on seeking and completing an initial business combination with a company that has an enterprise value of between $150 million and $500 million, although a target entity with a smaller or larger enterprise value may be considered. Although we are not limited to a particular industry or geographic region, we intend to focus on businesses that operate in India.

We completed our IPO on August 23, 2018, and the proceeds of our IPO (in the amount of $34.4 million as of September 29, 2020) are held in a trust account for the benefit of our public shareholders. We may use such amounts to help fund our initial business combination, subject to the right of our public shareholders to have their ordinary shares redeemed in connection with our initial business combination.

Our officers and directors have experience in public company governance, executive leadership, operations oversight, private equity investment management and capital markets, both in India and the U.S. Our management team has served as directors, and in executive and advisory capacities for publicly-listed and privately-owned companies. Our directors have experience with acquisitions, divestitures, corporate strategy and implementation, and both cross border (India-U.S.) and U.S. initial public offerings. We believe our management team’s background provides us with the ability to source transactions and identify companies that can thrive in a public-listing environment. We believe this experience is a significant benefit to us as we evaluate potential acquisition or merger candidates and assist us in completing an initial business combination. Additionally, over the course of their careers, our management team, board and advisors have developed an extensive network of contacts and corporate relationships, which we believe provides us with an important source of transaction opportunities, although there can be no assurance of this.

Parag Saxena, our Chairman, has been part of direct investments in companies that have created hundreds of thousands of jobs and that have an aggregate market value exceeding $500 billion as of April 2019 in a career spanning over 30 years. Mr. Saxena is a multi-year member of Forbes’ Midas list, which ranks the world’s best technology investors. He has a strong track record in raising capital and successful investments in both public and private markets around the world. In addition, he has served on committees advising the Prime Minister of India on foreign direct investments and the Planning Commission of India on venture capital.

Our Chief Executive Officer, Rahul Nayar, has worked in capital markets for over 20 years, including with global financial institutions such as GE Capital and UBS, and independently since 2007. He has significant experience and relationships within the private equity industry in India. For over 10 years, he has provided consulting services to one of the largest independent global managers of secondary private equity and co-investment funds with total capital of approximately $38 billion and to Indian companies interested in accessing the U.S. capital markets. He previously advised on an Indian initial public offering in the U.S. and worked the management teams of various U.S. special purpose acquisition companies on sourcing Indian transactions. We expect these relationships and experiences to be valuable for deal sourcing.

Our Chief Financial Officer, Gonzalo Cordova, has been Senior and Lead Portfolio Manager of over $900 million in structured finance vehicles, including a collateralized financial obligations of private equity holdings and collateralized bond obligations of emerging market collateral. In a career spanning over 30 years, he has also served as director of a hedge fund, managed global balanced and fixed income funds and portfolios, served as Investment Counselor specializing in emerging markets and derivatives transactions, and has been a member of various investment policy and asset allocation committees, including committees having responsibility for evaluation and selection of private equity funds as well as private companies.

Our Vice President, Atanuu Agarrwal, has worked at funds that have deployed over $700 million in assets across the U.S. and the Indian subcontinent, including in the early stage, growth capital and buyout asset classes and diverse sectors like financial services, education, telecom, pharmaceutical, healthcare, SAAS and media.

William I. Campbell, one of our directors, has held global leadership positions at companies such as Citigroup, JP Morgan Chase, and Philip Morris leading multi-functional teams in marketing, sales and general management across the US, Canada, and Asia.

Nina Shapiro, one of our directors, has held several senior management and operating roles at the World Bank and led numerous investments in emerging markets. She was a member of the Management Group and was Vice President, Finance, and Treasurer of the International Finance Corporation.

Vikas Thapar, one of our directors, has over 25 years of experience in direct private equity investing, managing funds, privatization advisory and syndications in global emerging markets and India. He has held several senior positions with the International Finance Corporation, the investment arm of World Bank, over a period of 20 years.

In an effort to consummate a business combination, we are leveraging the experience and expertise of our executive officers and directors, including their extensive contacts, relationships and access to acquisition opportunities, by focusing our efforts on identifying a prospective target business or businesses located in India and negotiating the terms of such transaction. Subsequent to the consummation of a business combination, we believe that the strengths of our management team, particularly their extensive experience in public company corporate governance, financial reporting, operations oversight, corporate development and risk management, will be valuable with respect to contributing to the ongoing operations of any business we may acquire.

Effecting a Business Combination

General

Tenzing is not presently engaged in and will not engage in, any substantive commercial business until it completes the Business Combination with Reviva or another target business.

Fair Market Value of Reviva Business

Pursuant to Nasdaq listing rules, the target business or businesses that Tenzing acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the execution of a definitive agreement for Tenzing’s initial business combination. The fair market value of the target or targets will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. Our shareholders will be relying on the business judgment of our Board of Directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. As discussed in the Section entitled “Proposal 2: The Business Combination Proposal — Satisfaction of 80% Test,” Tenzing Board determined that this test was met in connection with the Business Combination.

Shareholder Approval of the Business Combination

Tenzing is seeking shareholder approval of the Business Combination at the Shareholders Meeting to which this proxy statement/prospectus relates and, in connection with such meeting, holders of Public Shares may redeem their shares for cash in accordance with the procedures described in this proxy statement/prospectus. Such Redemption Rights will be effected under the Memorandum and Articles of Association and the laws of the British Virgin Islands. Unlike other blank check companies in which the initial shareholders agree to vote their Founder Shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, Tenzing’s Sponsor and its directors and officers have agreed in the Insider Letter Agreement (i) to vote (A) the Founder Shares (all of which are held by the Sponsor) and (B) any other ordinary shares owned by the Sponsor or Tenzing’s directors and officers, in favor of the Business Combination; and (ii) to not redeem any Tenzing Shares in connection with a shareholder vote to approve a proposed initial business combination, including the Business Combination, or a vote to amend the provisions of the Memorandum and Articles of Association relating to shareholders’ rights or pre-business combination activity. If the Business Combination is not completed, then Public Shareholders electing to exercise their Redemption Rights will not receive such payments and their shares will not be redeemed.

Tenzing will complete the Business Combination (or any other proposed business combination, if the Business Combination is not completed) only if Tenzing has net tangible assets of at least $5,000,001 upon the completion of the Business Combination after giving effect to payments to Public Shareholders who exercise their Redemption Rights and a majority of the outstanding Tenzing Shares voted are voted in favor of the Business Combination. Tenzing chose the net tangible asset threshold of $5,000,001 to ensure that it would avoid being subject to Rule 419 promulgated under the Securities Act.

To ensure that it can meet the net tangible asset condition at Closing, Tenzing may enter into and consummate subscription agreement with investors relating to a private equity investment in Tenzing to purchase shares of Tenzing in connection with a private placement and/or enter into backstop arrangements with potential investors, in either case on terms mutually aggregable to Tenzing and Reviva, acting reasonably (a “PIPE Investment”), and, if Tenzing elects to seek a PIPE Investment, Reviva agreed to cooperate in cooperate in connection with such PIPE Investment and use its commercially reasonably efforts to cause such PIP Investment to occur, including having Reviva’s senior management participate in any investor meetings and roadshows as reasonably requested by Purchaser. Reviva may, during the Interim Period, secure equity financing through the issuance of equity (and not debt or convertible debt) securities of Reviva or Tenzing, subject to the prior approval of Tenzing.

Despite the net tangible asset condition and the Cash Consideration Condition, Tenzing may be able to complete the Business Combination even if a majority of Tenzing’s Public Shareholders do not agree with the Business Combination and have redeemed their shares or if Tenzing has entered into privately negotiated agreements for investors to sell their shares to Tenzing’s Sponsor, directors and officers, advisors or their affiliates.

Please refer to the section entitled “Risk Factors — Risks Related to Tenzing” for more information.

Liquidation if No Business Combination

If the Business Combination (or combination with another target business) is not completed by September 28, 2020, such condition will trigger Tenzing’s automatic winding up, dissolution and liquidation pursuant to the terms of the Memorandum and Articles of Association. As a result, this has the same effect as if Tenzing had formally gone through a voluntary liquidation procedure under the Companies Act. Accordingly, no vote would be required from Tenzing’s shareholders to commence such a voluntary winding up, dissolution and liquidation.

The amount in the Trust Account will be distributable under the Companies Act provided that immediately following the date on which the proposed distribution is proposed to be made, Tenzing’s assets exceed its liabilities and it is able to pay its debts as they fall due. If Tenzing is forced to liquidate the Trust Account, Tenzing anticipates that it would distribute to its Public Shareholders the amount in the Trust Account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, Tenzing would be required to assess all claims that may be potentially brought against it by its creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over the Public Shareholders with respect to amounts that are owed to them. Tenzing cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event Tenzing enters an insolvent liquidation. Furthermore, while Tenzing has obtained and it will continue to seek to have all vendors, service providers, prospective target businesses or other entities with which it does business and prospective target businesses execute agreements with Tenzing waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with Tenzing, they will not seek recourse against the Trust Account or that a court would conclude that such agreements are legally enforceable.

The Sponsor and Tenzing’s directors and officers have agreed to waive their rights to participate in any liquidation of the Trust Account or other assets with respect to the Founder Shares held by them and to vote their Founder Shares in favor of any dissolution and plan of distribution which Tenzing submits to a vote of shareholders. There will be no distribution from the Trust Account with respect to Tenzing’s warrants, which will expire worthless.

Pursuant to the Merger Agreement, Reviva has agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Tenzing’s Trust Account held for its Public Shareholders, and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom) except, in each case with respect to claims that Reviva or its affiliates may have in the future against Tenzing’s assets or funds that are not held in the Trust Account (other than distributions to Public Shareholders) and claims against any other Person (or any affiliate thereof) that is party to an alternative business combination consummated by Tenzing.

If Tenzing is unable to complete the Business Combination and expends all of the net proceeds of Tenzing’s IPO, other than the proceeds deposited in the Trust Account and without taking into account interest, if any, earned on the Trust Account, the per-share distribution from the Trust Account would be approximately $10.88 based on the value of the Trust Account as of September 24, 2020 and assuming additional deposits are made into the Trust Account by the Sponsor in November 2020 and December 2020.

The proceeds deposited in the Trust Account could, however, become subject to the claims of Tenzing’s creditors which would be prior to the claims of the Public Shareholders. Although Tenzing has obtained and will continue to seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities Tenzing engages execute agreements with Tenzing waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against Tenzing’s assets, including the funds held in the Trust Account.

The Sponsor has agreed that it will be liable to Tenzing if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which Tenzing has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.20 per public share, except as to any claims by a thirdparty who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Tenzing’s indemnity of the underwriters of Tenzing’s IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. Additionally, if Tenzing is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law and may be included in Tenzing’s bankruptcy estate and subject to the claims of third parties with priority over the claims of the shareholders. To the extent any bankruptcy claims deplete the Trust Account, Tenzing cannot assure you it will be able to return to the Public Shareholders at least $10.20 per public share.

Employees

We currently have three officers. These individuals are not obligated to devote any specific number of hours to our matters but they devote as much of their time as they deem necessary and intend to continue doing so to our affairs until we have completed our initial business combination. The amount of time they devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the consummation of our initial business combination.

Facilities

We currently maintain our executive offices at 250 W. 55th Street, Suite 13D, New York, New York 10019. Such space, utilities and secretarial and administrative services are provided to us free of charge. We consider our current office space adequate for our current operations.

Legal Proceedings

There are no legal proceedings pending against Tenzing.

In December 2016 and July 2018, New Silk Route Advisors LP (or NSR Advisors), a registered investment advisor of which Parag Saxena (our Chairman of the Board) is Chief Executive Officer and founding general partner, consented (without admitting or denying any findings) to two U.S. Securities and Exchange Commission (or SEC) orders settling separate civil investigations by the SEC related to certain of its practices that the SEC found violated the Investment Advisers Act of 1940, as amended. In the first matter, NSR Advisors failed to secure required advisory board consents for certain co-investments and was fined $275,000 and censured. In the second matter, NSR Advisors failed to timely distribute required annual audited financial statements to investors and was fined $75,000 and censured. Mr. Saxena was not named individually in either of these matters.

DIRECTORS, OFFICERS, EXECUTIVE
COMPENSATION AND CORPORATE GOVERNANCE OF TENZING

Management and Board of Directors

Tenzing’s current directors and officers are as follows:

Name	Age	Position
Parag Saxena	63	Chairman of the Board
Rahul Nayar	50	Chief Executive Officer and Director
Gonzalo Cordova	63	Chief Financial Officer
Atanuu Agarrwal	29	Vice President
William Campbell	74	Director
Nina Shapiro	70	Director
Vikas Thapar	69	Director

Parag Saxena, our Chairman, has extensive investment experience in the U.S. and in the Indian subcontinent. Mr. Saxena co-founded Vedanta Management LP (or Vedanta) and NSR Advisors in 2006, private equity investment management firms, which currently collectively manage over $1 billion in assets. He is the Managing Partner and Chief Executive Officer of both firms. Previously, he was Chief Executive Officer of INVESCO Private Capital (and its predecessor firms), a venture capital firm in the U.S. During his 23-year tenure, over 300 investments were made, including Amgen, Costco, PictureTel, Polycom, Staples and Starbucks. Mr. Saxena led more than 90 investments for INVESCO Private Capital (and its predecessor firms), a third of which went on to become public companies. These investments include Alkermes, Celgene, Genomic Health, Indigo, Masimo, Transgenomic, Xenon Pharmaceuticals, Amber Networks, ARM Holdings, MetroPCS, and Volterra. Mr. Saxena has served on committees advising the Prime Minister of India on foreign direct investments, and the Planning Commission of India on venture capital. He was also a Director of the Indian Institute of Technology, Bombay’s Heritage Fund as well as a Trustee of the Bharatiya Vidya Bhavan. He is on the Advisory Board of the Center for Advanced Studies on India at the University of Pennsylvania and is on the Indian Advisory Council of Brown University. Mr. Saxena was the President of TiE Tri-State (NY, CT, NJ) from 2003 to 2010. He was also on Mayor Bloomberg’s Applied Sciences NYC Advisory Committee. Mr. Saxena received an M.B.A. from the Wharton School of the University of Pennsylvania. He earned a B.Tech. from the Indian Institute of Technology, Bombay and an M.S. in Chemical Engineering from the West Virginia College of Graduate Studies.

We believe Mr. Saxena’s deep financial, entrepreneurial and business expertise and extensive experience as a member of the boards and board committees of other public companies qualifies him to serve on our board of directors.

Rahul Nayar has served as our Chief Executive Officer and has been a member of our board of directors since inception. Mr. Nayar has significant experience and relationships with the PE industry in India and with Indian companies interested in accessing the US capital markets. Mr. Nayar founded Shree Capital Advisors, an India focused cross border consulting firm in 2007, where he provides consulting services to large global PE investors focused on the secondary PE market in India. Since 2007, he has provided India consulting services to one of the largest global secondary private investors managing approximately $38 billion. In 2012, he advised on the NYSE IPO of an Indian rice packaged foods company, which raised $90 million, and was the first every non-technology direct listing of an Indian company in the U.S. He worked with various SPAC management teams, to assist them with sourcing Indian transactions, including ROI Acquisition Corp II, in 2015. From 2005 to 2007, Mr. Nayar was Executive Director in the Strategic Solutions Group at UBS Investment Bank in New York, where he led corporate finance solutions for UBS’s corporate clients across industries such as insurance, media, finance, industrial and technology. From 1994 to 2005, Mr. Nayar worked at GE Capital Market Services and was the Managing Director for equity monetization and corporate finance, advising on over $20 billion of large structured transactions, including the execution of the largest REIT equity monetization at the time ($1.1 billion, Regency Centers). He was also involved in managing $200 million of high yield investments and was the risk manager for the $3 billion off-balance sheet asset-backed portfolio of a subsidiary of GE Capital Market Services.

We believe Mr. Nayar extensive executive experience and leadership in India related secondary PE transactions in particular and his experience with the US IPO market previously qualifies him to serve on our board of directors.

Gonzalo Cordova has served as our Chief Financial Officer since inception. Mr. Cordova has been a Partner at Vedanta since 2006 and manages the firm’s Collateralized Financial Obligation, a $275 million structured Private Equity fund of funds. He is a member of the firm’s investment committee, including having responsibilities for monitoring and selecting fund investments. Before joining Vedanta, Gonzalo was a Senior Portfolio Manager at Citigroup Asset Management in New York where he was a Director and managed all collateral bond obligation funds (CBO’s) with emerging markets collateral. He joined Citigroup in 1986 in Switzerland in the Private Bank Investment Services area and was a Portfolio Manager of Global Fixed Income and Balanced funds. A member of various investment policy committees, he was also an Investment Counselor, specializing in emerging markets and derivatives transactions, and lead a $50 million private placement note issue. At Citigroup Asset Management, he helped launch and manage various local, regional and global fixed income funds for over 10 years, in addition to taking on overall responsibility for $650 million in CBO’s. Prior to joining Citibank, Gonzalo worked at Business International S.A. in Geneva, where he was Associate Director of the Human Resources Division, with responsibility for compiling and marketing cost-of-living and executive compensation studies. He has also been an Adjunct Professor at Webster University in Geneva and John Jay College in New York. Gonzalo earned his B.A. and M.A. degrees in economics from the University of Florida and a Diplôme d’Etudes Approfondies in economic policy from Institut d’Etudes Politiques in Paris. He received his PhD in economics from the City University of New York, where he concentrated in environmental and financial economics. He holds a Chartered Financial Analyst designation.

Atanuu Agarrwal has served as our Vice President since inception. Mr. Agarrwal has been an investment professional, currently as a senior associate, at NSR Advisors and Vedanta since 2012. He works closely on investments worth over $500 million across financial services, education, telecom, pharmaceutical and media sectors. These include: (i) a financial services platform to invest in PNB Housing Finance, which platform subsequently sold to Carlyle in 2015 resulting in a highly profitable exit for NSR Advisors; PNB Housing Finance later went public in India; (ii) NSR’s investments in Beaconhouse, a large network of K-12 schools present in 7 countries, and Varsity Education Management, a leading service provider to K-12 schools and colleges in India; (iii) early stage investments in the SAAS and medical devices sectors for Vedanta. From 2011 to 2012, Mr. Agarrwal was part of the investment banking team at Credit Suisse where he was part of the successful $3 billion acquisition of a stake in a Portuguese utility, EDP, by China Three Gorges, which at that time was the largest ever China-into-Portugal cross-border investment. Mr. Agarrwal holds a B.tech and M.tech in Materials Science from the Indian Institute of Technology, Bombay where he completed a dissertation on the applications of Graphene in drug delivery systems and co-authored a paper in the prestigious Journal of Magnetism and Magnetic Materials.

William I. Campbell has served independent director since August 20, 2018. Mr. Campbell is the Founder, and has been the President, of Sanoch Management, a consulting and seed investment firm that invests in financial companies, start-up companies, and venture capital firms, since January 2000. He also serves as Senior Operating Advisor for NSR Advisors. Mr. Campbell is the former Chairman of the Card Services Unit of JPMorgan Chase, where he was most recently a senior advisor to the Chairman and CEO. From 2005 to 2007 he served as Chairman of Visa International, leading the organization to its IPO in 2008, the largest in U.S. history at such time. Prior to his executive roles at JPMorgan Chase and its predecessors, Mr. Campbell oversaw Citigroup’s Global Consumer Business, including global branch banking and credit cards. He became Chief Executive Officer of Global Citibank in 1996 and Chief Executive Officer of Citigroup’s Global Consumer Business in 1997. Before joining Citicorp in 1995, Mr. Campbell spent 28 years at Philip Morris, where he served in several prominent positions, including Chief Executive Officer of Philip Morris USA and President of Philip Morris Asia Pacific. Mr. Campbell earned a Bachelor’s Degree in Economics from the University of Alberta and a Master’s Degree in Business Administration from the University of Western Ontario. He is Vice Chairman of the Brooklyn Academy of Music and is also a member of the executive committee of The Byrd Hoffman Water Mill Foundation.

We believe Mr. Campbell’s extensive experience in general management and corporate finance across marquee multinational corporations qualifies him to serve on our board of directors.

Nina Shapiro has served as independent director since August 20, 2018. Ms. Shapiro is a Senior Operating Advisor for NSR Advisors. Ms. Shapiro is the former Vice President Finance and Treasurer of the World Bank Group’s International Finance Corporation (IFC). She was appointed Treasurer in 2000 and Vice President Finance in 2003, and held those titles until she retired in 2011. In those roles Ms. Shapiro managed IFC’s funding, liquid asset investments, asset liability management and the Corporation’s initiatives in structured finance and in local currency and risk hedging instruments. She has also held several prominent positions at the World Bank including Senior Financial Analyst for Asia Infrastructure and Director of Project Finance and Guarantees, where she developed the Bank’s partial risk guarantee instrument in project finance and the partial credit guarantee in capital market transactions. Ms. Shapiro currently serves on the boards of Man Group, RusRail Leasing, African Minerals and is a member the World Bank Group Pension Board. She holds an MBA from Harvard Business School, where she received a Sheldon Fellowship, and a Masters in Planning from Harvard Graduate School of Design. In 2010, she received the Euroweek Lifetime Achievement Award for her contributions to the capital markets.

We believe Ms. Shapiro’s strong expertise in finance and international and domestic business transactions, in particular those with Indian exposure, qualifies hereto serve on our board of directors.

Vikas Thapar has served as independent director since August 20, 2018. Mr. Thapar has over 25 years of experience in direct private equity investing, managing funds, privatization advisory and syndications in global emerging markets and India. He is currently one of the founding board members of Kitara Capital (and its holding company Halcyon Capital Holding Co. SAOC), an Oman & Dubai based private equity holding company founded in 2009, with investments in private and public equity across India and the Middle East. Mr. Thapar co-founded the Leverage India Fund LLC in 2005, a $150 million private equity fund, which has exited most of its investments across a variety of sectors including media, pharmaceuticals and healthcare, consumer goods and infrastructure. Prior to that, Mr. Thapar held several senior positions with the International Finance Corporation, the investment arm of World Bank, over a period of 20 years. Mr. Thapar was head of IFC’s European office in Paris, France (1996 – 2001), Head of IFC’s Central European office based in Prague (1990 – 1996) as well as Principal Investment Officer for East Asia and Pacific, Middle East & N. Africa (1981 – 1990) based in Washington, DC. During that time, he was also a member of the Board of several PE funds and financial institutions and advised governments on privatization advisory and capital markets reforms. He has completed the Advanced Executive Management Program at Harvard University, has an M.B.A. from McGill University in Canada and a B.Tech. in Electrical Engineering from the Indian Institute of Technology (IIT), New Delhi. Mr. Thapar has been a member of the Board of Directors of the Salzburg Global Seminar, a non-profit organization based in Salzburg, Austria and Washington, DC since 2010.

We believe Mr. Thapar’s expertise in investment, management and mergers and acquisitions over various industries as well as experience with SPACs qualify him to serve on our board of directors.

Corporate Governance

Number and Terms of Office of Officers and Directors

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the class I directors, consisting of Messrs. Campbell and Thapar and Ms. Shapiro, will expire at our annual meeting after the next annual meeting. The term of office of the class II directors, consisting of Messrs. Nayar and Saxena, will expire at our next annual meeting. In accordance with Nasdaq corporate governance requirements, we may not hold an annual meeting of stockholders until after we consummate our initial business combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our Memorandum and Articles of Association as it deems appropriate. Our Memorandum and Articles of Association provide that our officers may consist of a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Campbell and Thapar and Ms. Shapiro are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our audit committee is entirely composed of independent directors meeting Nasdaq’s additional requirements applicable to members of the audit committee. Our independent directors have scheduled meetings at which only independent directors are present.

Officer and Director Compensation

No compensation will be paid to the Sponsor, officers and directors, or any of their respective affiliates, prior to or in connection with the consummation of our initial business combination. Additionally, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or our or their affiliates.

After the completion of our initial business combination, members of our management team who remain with us, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our officers will be determined, or recommended, to the board of directors for determination, either by a committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and certain limited exceptions, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. Messrs. Campbell and Thapar and Ms. Shapiro are serving as members of our audit committee. Mr. Thapar serves as chairman of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Messrs. Campbell and Thapar and Ms. Shapiro meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Thapar qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. Mr. Campbell and Ms. Shapiro serve as members of our compensation committee. Mr. Campbell serves as chairman of the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Mr. Campbell and Ms. Shapiro meet the independent director standard under Nasdaq listing standards applicable to members of the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation in executive session at which the Chief Executive Officer is not present;

•	reviewing and approving the compensation of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs. Campbell and Thapar and Ms. Shapiro. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our Memorandum and Articles of Association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year have not served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the registration statement filed in connection with our IPO. You can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF TENZING

References to the “Company,” “us” or “we” refer to Tenzing. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus.

Cautionary Note Regarding Forward-Looking Statements

All statements other than statements of historical fact included in this section regarding Tenzing’s financial position, business strategy and the plans and objectives of management for future operations, are forward- looking statements. When used in this section, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or Tenzing’s management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, Tenzing’s management. Actual results could differ materially from those contemplated by the forward- looking statements as a result of certain factors detailed in our filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on Tenzing’s behalf are qualified in their entirety by this paragraph.

Overview

We are a blank check company incorporated on March 20, 2018 in the British Virgin Islands with limited liability (meaning our shareholders have no liability, as members of the Company, for the liabilities of the Company over and above the amount already paid for their shares) formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, or engaging in any other similar Business Combination with one or more businesses or entities. We intend to effectuate our business combination using cash from the proceeds of our IPO and the sale of the Private Placement Units that occurred simultaneously with the completion of our IPO, our shares, debt or a combination of cash, shares and debt.

The issuance of additional shares in a business combination:

•	may significantly dilute the equity interest of investors who would not have pre-emption rights in respect of any such issue;

•	may subordinate the rights of holders of ordinary shares if the rights, preferences, designations and limitations attaching to the preferred shares are created by amendment of our Memorandum and Articles of Association by resolution of the board of directors and preferred shares are issued with rights senior to those afforded our ordinary shares;

•	could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if any document governing such debt contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a business combination will be successful.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with the Sponsor, officers or directors (such affiliates including New Silk Route Partners Ltd).  In the event we seek to complete our initial business combination with a company that is affiliated with the Sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority or a qualified independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Recent Events

On May 21, 2020, we held a virtual special meeting of shareholders where the Company’s shareholders approved an amendment to the Memorandum and Articles of Association to extend the date by which we must consummate a business combination from May 26, 2020 to July 27, 2020 (or September 28, 2020 if we have executed a definitive agreement for a business combination by July 27, 2020). On September 24, 2020, Tenzing held another special meeting of shareholders at which the shareholders voted to further amend the Memorandum and Articles of Associate to extend the date by which Tenzing must consummate a business combination from September 28, 2020 to December 28, 2020 (the “Extension”). In connection with the Extension, the Public Shareholders elected to redeem 10,122 Public Shares, which represented approximately .32% of the Public Shares that were outstanding as of August 28, 2020, the record date of the special meeting. Following such redemptions, approximately $34,332,152.60 will remain in the Trust Account, without taking into account the additional $0.033 for each Public Share that is not redeemed to be deposited into the trust account, and 3,184,368 Public Shares remained issued and outstanding.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through May 31, 2020 were organizational activities, those necessary to prepare for and consummate the IPO as described below, and seeking to identify a target company for a business combination. Following the IPO, we do not expect to generate any operating revenues until after the completion of our business combination. We expect to generate non-operating income in the form of interest income on marketable securities held after the IPO. We expect that we will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a business combination.

For the three months ended May 31, 2020, we had a net loss of $155,766, consisting of operating costs of $264,941, offset by interest income on marketable securities held in our Trust Account of $109,175.

For the three months ended May 31, 2019, we had net income of $338,426, consisting of interest income on marketable securities held in our Trust Account of $398,746 and an unrealized gain on marketable securities held in our Trust Account of $10,815, offset by operating costs of $71,135.

For the year ended February 29, 2020, we had net income of $617,903, consisting of interest income on marketable securities held in our Trust Account of $1,323,935 and an unrealized gain on marketable securities held in our Trust Account of $18,708, offset by operating costs of $724,740.

For the period from March 20, 2018 (inception) through February 28, 2019, we had net income of $574,131, consisting of interest income on marketable securities held in our Trust Account of $729,499, offset by operating costs of $152,789 and an unrealized loss on marketable securities held in our Trust Account of $2,579.

Liquidity and Capital Resources

On August 23, 2018, we consummated the IPO of 5,500,000 Units at a price of $10.00 per Unit, generating gross proceeds of $55,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 323,750 Private Placement Units to the Sponsor and the underwriter of our IPO at a price of $10.00 per unit, generating gross proceeds of $3,237,500.

On August 30, 2018, in connection with the underwriters’ election to fully exercise their over-allotment option, we consummated the sale of an additional 825,000 Units and the sale of an additional 35,063 Private Placement Units, generating total gross proceeds of $8,600,630.

For the three months ended May 31, 2020, cash used in operating activities amounted to $35,457. Net loss of $155,766 was offset by interest earned on marketable securities held in the Trust Account of $109,175. Changes in our operating assets and liabilities provided cash of $229,484.

For the three months ended May 31, 2019, cash used in operating activities amounted to $39,363. Net income of $338,426 was offset by interest earned on marketable securities held in the Trust Account of $398,746 and an unrealized gain on securities held in the Trust Account of $10,815. Changes in our operating assets and liabilities provided cash of $31,772.

Following the IPO and the sale of the Private Placement Units, a total of $64,515,000 was placed in the Trust Account. We incurred $4,027,962 in transaction costs, including $1,423,125 of underwriting fees, $2,213,750 of deferred underwriting fees and $391,087 of other costs.

For the year ended February 29, 2020, cash used in operating activities amounted to $426,591. Net income of $617,903 was offset by interest earned on marketable securities held in the Trust Account of $1,323,935 and an unrealized gain on securities held in the Trust Account of $18,708. Changes in our operating assets and liabilities provided cash of $298,149.

For the period from March 20, 2018 (inception) through February 28, 2019, cash used in operating activities amounted to $220,869. Net income of $574,131 was affected by interest earned on marketable securities held in the Trust Account of $729,499 and an unrealized loss on securities held in the Trust Account of $2,579. Changes in our operating assets and liabilities used cash of $68,080.

At May 31, 2020, we had marketable securities held in the Trust Account of $34,219,205 (including approximately $1,108,000 of interest income), substantially all of which is invested in U.S. treasury bills with a maturity of 180 days or less. Interest income earned on the balance in the Trust Account may be available to us to pay taxes. Since inception, we have not withdrawn interest income from the Trust Account. We intend to use substantially all of the funds held in the Trust Account (excluding deferred underwriting fees and interest to pay taxes) to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect our Business Combination, the remaining proceeds held in the Trust Account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business or businesses.

On February 10, 2020 and May 21, 2020, we entered into a convertible promissory note with the Sponsor, pursuant to which we borrowed an aggregate amount of $750,000 and 375,000, respectively. Of such amounts, $567,182 and $210,836, respectively, were used to fund the extension loans into the Trust Account and the balance will be used to finance transaction costs in connection with a Business Combination. The loans are non-interest bearing and due to be paid upon the earlier of (i) the consummation of a Business Combination and (ii) the date of our winding up. The loans are convertible into units at a purchase price of $10.00 per unit. The units would be identical to the Private Units. As of May 31, 2020, there was $1,125,000 outstanding under the convertible promissory notes.

In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete a business combination, we would repay such loaned amounts. In the event that a business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into Private Placement Units, at a price of $10.00 per unit at the option of the lender.

As of May 31, 2020, we had $197,983 in cash and working capital deficit of $261,570. We have not generated operating revenues, nor do we expect to generate operating revenues until the consummation of a Business Combination. Until the consummation of a Business Combination, we will be using the funds not held in the Trust Account primarily to identify and evaluate prospective acquisition candidates, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses, review corporate documents and material agreements of prospective target businesses, select the target business to acquire and structure, negotiate and complete a Business Combination. Our Sponsor or an affiliate of our Sponsor or certain of our officers and directors are not under any obligation to advance us funds, or to invest in us. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a potential transaction. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of May 31, 2020. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Ordinary shares subject to redemption

We account for our ordinary shares subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our balance sheet.

Net loss per ordinary share

We apply the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. Our net income is adjusted for the portion of income that is attributable to ordinary shares subject to redemption, as these shares only participate in the earnings of the Trust Account and not our income or losses.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Quantitative and Qualitative Disclosures About Market Risk

As of May 31, 2020, we were not subject to any market or interest rate risk. Following the consummation of our IPO, the net proceeds of our IPO, including amounts in the Trust Account, have been invested in U.S. government treasury bills, notes or bonds with a maturity of 180 days or less or in certain money market funds that invest solely in US treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

DESCRIPTION OF REVIVA’S, TENZING’S, AND THE COMPANY’S SECURITIES

Description of Reviva’s Securities Prior to the Business Combination

References in this section to “Reviva” refer to “Reviva Pharmaceuticals, Inc.” and its consolidated subsidiary.

The following section summarizes the terms of Reviva’s material principal indebtedness.

The 2016 Convertible Promissory Notes

From June 2016 through April 2017, Reviva issued a net aggregate principal amount of $4,690,088 in unsecured convertible promissory notes to certain investors, pursuant to a subscription agreement dated as of July 11, 2016 (collectively, the "2016 Notes"). Each of the 2016 Notes rank equally without preference or priority of any kind over one another, and all other series of outstanding notes of Reviva. The 2016 Notes contain customary representations and warranties and events of default. Each of the 2016 Notes were scheduled to mature twelve months from the dates of issue. Interest initially accrued under the 2016 Notes at 8% per annum and was scheduled to be paid in cash at maturity. The 2016 Notes were neither converted nor paid back prior to maturity, and therefore have been in default since 2017 and are accruing interest at a default rate of 12% per annum. Further, the 2016 Notes are no longer convertible into equity of Reviva pursuant to their terms, and represent only the right to receive a cash payment equal to the outstanding principal and accrued but unpaid interest.

The 2016 Notes provide that any term of the 2016 Notes may be amended and the observance of any term of the 2016 Notes may be waived (either retroactively or prospectively), with the written consent of Reviva and the holders of 2016 Notes representing at least a majority of the aggregate principal balances of the 2016 Notes then outstanding (the “2016 Notes Majority Holders”). Pursuant to the 2016 Notes, any amendment or waiver effected by written consent of Reviva and the 2016 Notes Majority Holders shall be binding upon each holder of 2016 Notes outstanding.

On January 2, 2020, there was a judgement issued by the District Court of Harris County, Texas, pursuant to an agreement reached between Reviva and a holder of one of the 2016 Notes. Under the terms of the judgement, Reviva is obligated to repay the holder of the convertible promissory note (the “Judgment Note”) the principal investment of $1,200,000, accrued interest of $242,000, and legal fees of $5,000. See, “Information About Reviva Pharmaceuticals, Inc. – Legal Matters.” Accordingly, for purposes of seeking an amendment to the terms of the 2016 Notes, the $1,200,000 principal amount of the Judgement Note is no longer deemed issued and outstanding as part of the 2016 Notes series for determining the 2016 Notes Majority Holders.

Reviva has agreed to use its best efforts to, as promptly as practicable (but in any event within twenty (20) business days) after the effective date of this Registration Statement, seek and execute an amendment to the 2016 Notes with the 2016 Notes Majority Holders pursuant to which, immediately prior to the Closing, all of the issued and outstanding 2016 Notes will convert into Reviva Common Stock, and accordingly will share in the Merger Consideration. See, “The Business Combination Proposal – The Merger Agreement - Covenants of the Parties.” Reviva intends such amendment will provide that the 2016 Notes will automatically convert, immediately prior to the consummation of the Merger, into a number of shares of Reviva Common Stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest under the 2016 Notes on a date that is no more than five (5) days prior to Closing by (B) a conversion price equal to $1.329698. As of September 30, 2020, the sum of all then outstanding principal and accrued but unpaid interest under the 2016 Notes was approximately $4,956,078.

The 2018 Convertible Promissory Notes

From November 2018 through January 2019, Reviva issued an aggregate principal amount of $275,000 in unsecured convertible promissory notes to certain investors, pursuant to a subscription agreement dated as of November 7, 2018 (collectively, the "2018 Notes"). Each of the 2018 Notes rank equally without preference or priority of any kind over one another, and all other series of outstanding notes of Reviva. The 2018 Notes contain customary representations and warranties and events of default. Each of the 2018 Notes were scheduled to mature six months from the dates of issuance, with an option to extend the maturity by an additional six months. Pursuant to the option, the maturity dates of all 2018 Notes were extended an additional six months. The extension triggered the potential for an added conversion privilege for any holder of 2018 Notes who purchased at least $50,000 in aggregate principal amount of 2018 Notes, wherein such holders are eligible to receive a number of shares of Reviva Common Stock equal to the product of (A) the principal sum of their 2018 Note and (B) ten percent (10%), upon the occurrence of a Next Equity Financing (as defined below) (the “2018 Notes Extension Shares”). The 2018 Notes were neither converted nor paid back at the extended maturity date and continue to accrue interest at a rate of 8% per annum.

Upon the next sale (or series of related sales) by Reviva of its equity securities from which Reviva receives gross proceeds of not less than US $5,000,000.00 (a “Next Equity Financing”), the 2018 Notes would convert into that number of equity securities issued in a Next Equity Financing at a price equal to a 20% discount to the price paid by investors for such equity securities in the Next Equity Financing. Additionally, upon the occurrence of a Next Equity Financing, holders of 2018 Notes who purchased at least $50,000 in aggregate principal amount of 2018 Notes would receive warrants to purchase a number of shares of Reviva Common Stock equal to the quotient of (A) the principal sum of their 2018 Note and (B) the price paid by investors for such equity securities in the Next Equity Financing (the “2018 Notes Contingent Warrants”), with an exercise price equal to the price paid by investors for such equity securities in the Next Equity Financing, and a term of 5 years from the date of such conversion event. Further, upon the occurrence of a Next Equity Financing holders of 2018 Notes who purchased at least $50,000 in aggregate principal amount of 2018 Notes would receive a number of shares of Reviva Common Stock equal to the product of (A) the principal sum of their 2018 Note and (B) twenty percent (20%) (the “2018 Notes Commitment Shares”). As of the date hereof a Next Equity Financing has not occurred, and accordingly Reviva has no obligation to issue 2018 Notes Contingent Warrants, 2018 Notes Commitment Shares and/or 2018 Notes Extension Shares.

The 2018 Notes provide that any term of the 2018 Notes may be amended and the observance of any term of the 2018 Notes may be waived (either retroactively or prospectively), with the written consent of Reviva and the holders of 2018 Notes representing at least a majority of the aggregate principal balances of the 2018 Notes then outstanding (the “2018 Notes Majority Holders”). Pursuant to the 2018 Notes, any amendment or waiver effected by written consent of Reviva and the 2018 Notes Majority Holders shall be binding upon each holder of 2018 Notes outstanding.

Reviva has agreed to use its best efforts to, as promptly as practicable (but in any event within twenty (20) business days) after the effective date of this Registration Statement, seek and execute an amendment to the 2018 Notes with the 2018 Notes Majority Holders pursuant to which, immediately prior to the Closing, all of the issued and outstanding 2018 Notes will convert into Reviva Common Stock and accordingly will share in the Merger Consideration. See, “The Business Combination Proposal – The Merger Agreement - Covenants of the Parties.” Reviva intends such amendment will provide that the 2018 Notes will automatically convert, immediately prior to the consummation of the Merger, into a number of shares of Reviva Common Stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest under the 2018 Notes on a date that is no more than five (5) days prior to Closing by (B) a conversion price equal to (i) $0.831018 for each holder of 2018 Notes who purchased at least $50,000 in aggregate principal amount of 2018 Notes or (ii) $1.330045 for each holder of 2018 Notes who purchased less than $50,000 in aggregate principal amount of 2018 Notes. As of September 30, 2020, the sum of all then outstanding principal and accrued but unpaid interest under the 2018 Notes was approximately $314,748.

The 2020 Convertible Promissory Notes

From March 2020 through April 2020, Reviva issued an aggregate principal amount of $610,000 in unsecured convertible promissory notes to certain investors, pursuant to a subscription agreement dated as of March 17, 2020 (collectively, the "2020 Notes"). Each of the 2020 Notes rank equally without preference or priority of any kind over one another, and all other series of outstanding notes of Reviva. The 2020 Notes contain customary representations and warranties and events of default. Each of the 2020 Notes are scheduled to mature six months from the dates of issuance, with an option to extend the maturity by an additional six months. The maturity dates of the 2020 Notes have been extended for an additional six months pursuant to such option. The extension triggered the potential for an added conversion privilege for any holder of 2020 Notes who purchased at least $50,000 in aggregate principal amount of 2020 Notes, wherein such holders would be eligible to receive a number of shares of Reviva Common Stock equal to the product of (A) the principal sum of their 2020 Note and (B) ten percent (10%), upon the occurrence of a Next Equity Financing (as defined below) (the “2020 Notes Extension Shares”). The 2020 Notes have not yet converted nor been paid back and continue to accrue interest at a rate of 8% per annum.

Upon the occurrence of a Next Equity Financing, the 2020 Notes would convert into that number of equity securities issued in a Next Equity Financing at a price equal to a 20% discount to the price paid by investors for such equity securities in the Next Equity Financing. Additionally, upon the occurrence of a Next Equity Financing, holders of 2020 Notes who purchased at least $50,000 in aggregate principal amount of 2020 Notes would receive warrants to purchase a number of shares of Reviva Common Stock equal to the quotient of (A) the principal sum of their 2020 Note and (B) the price paid by investors for such equity securities in the Next Equity Financing (the “2020 Notes Contingent Warrants”) with an exercise price equal to the price paid by investors for such equity securities in the Next Equity Financing, and a term of 5 years from the date of such conversion event. Further, upon the occurrence of a Next Equity Financing holders of 2020 Notes who purchased at least $50,000 in aggregate principal amount of 2020 Notes would receive a number of shares of Reviva Common Stock equal to the product of (A) the principal sum of their 2020 Note and (B) twenty percent (20%) (the “2020 Notes Commitment Shares”). As of the date hereof a Next Equity Financing has not occurred, and accordingly Reviva has no obligation to issue 2020 Notes Contingent Warrants, 2020 Notes Commitment Shares and/or 2020 Notes Extension Shares.

The 2020 Notes provide that any term of the 2020 Notes may be amended and the observance of any term of the 2020 Notes may be waived (either retroactively or prospectively), with the written consent of Reviva and the holders of 2020 Notes representing at least a majority of the aggregate principal balances of the 2020 Notes then outstanding (the “2020 Notes Majority Holders”). Pursuant to the 2020 Notes, any amendment or waiver effected by written consent of Reviva and the 2020 Notes Majority Holders shall be binding upon each holder of 2020 Notes outstanding.

Reviva has agreed to use its best efforts to, as promptly as practicable (but in any event within twenty (20) business days) after the effective date of this Registration Statement, seek and execute an amendment to the 2020 Notes with the 2020 Notes Majority Holders pursuant to which, immediately prior to the Closing, all of the issued and outstanding 2020 Notes will convert into Reviva Common Stock, and accordingly will share in the Merger Consideration. See, “The Business Combination Proposal – The Merger Agreement - Covenants of the Parties.” Reviva intends such amendment will provide that the 2020 Notes will automatically convert, immediately prior to the consummation of the Merger, into a number of shares of Reviva Common Stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest under the 2020 Notes on a date that is no more than five (5) days prior to Closing by (B) a conversion price equal to (i) $0.831009 for each holder of 2020 Notes who purchased at least $50,000 in aggregate principal amount of 2020 Notes or (ii) $1.329770 for each holder of 2020 Notes who purchased less than $50,000 in aggregate principal amount of 2020 Notes. As of September 30, 2020, the sum of all then outstanding principal and accrued but unpaid interest under the 2020 Notes was approximately $633,279.

The Reviva Interim Period Notes

Prior to the Closing, Reviva intends to issue an aggregate principal amount of up to $500,000 in unsecured convertible promissory notes to certain investors who agree to purchase at least $50,000 principal amount of such notes, pursuant to a subscription agreement (the “Reviva Interim Period Notes”) to finance its ordinary course administrative costs and expenses and other expenses incurred in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement. See, “The Business Combination Proposal – The Merger Agreement - Financing” & “The Business Combination Proposal – The Merger Agreement - Conduct of Reviva and Tenzing Pending Closing.” Each of the Reviva Interim Period Notes will rank equally without preference or priority of any kind over one another, and all other series of outstanding notes of Reviva. The Reviva Interim Period Notes will contain customary representations and warranties and events of default. Each of the Reviva Interim Period Notes will be scheduled to mature six months from the dates of issuance, with an option to extend the maturity by an additional six months. The Reviva Interim Period Notes will be interest free.

The Reviva Interim Period Notes will provide that the notes will automatically convert, immediately prior to consummation of the Merger, and accordingly will share in the Merger Consideration, into a number of shares of Reviva Common Stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal under the Reviva Interim Period Notes on a date that is no more than five (5) days prior to Closing by (B) a conversion price equal to $0.831063. As of the date hereof, Reviva has issued an aggregate of $350,000 in Reviva Interim Period Notes.

The Reviva Contingent Interim Period Notes

Prior to the Closing, Reviva intends to issue an aggregate principal amount of up to $2,000,000 in unsecured convertible promissory notes to certain investors who agree to purchase at least $50,000 principal amount of such notes, pursuant to a subscription agreement (the “Reviva Contingent Interim Period Notes”) to payoff and satisfy the Judgment Note and to finance its ordinary course administrative costs and expenses and other expenses incurred in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement. See, “The Business Combination Proposal – The Merger Agreement - Financing” & “The Business Combination Proposal – The Merger Agreement - Conduct of Reviva and Tenzing Pending Closing.” Each of the Reviva Contingent Interim Period Notes will rank equally without preference or priority of any kind over one another, and all other series of outstanding notes of Reviva. The Reviva Contingent Interim Period Notes will contain customary representations and warranties and events of default. Each of the Reviva Contingent Interim Period Notes will be scheduled to mature six months from the dates of issuance, with an option to extend the maturity by an additional six months. The Reviva Contingent Interim Period Notes will be interest free. The closing of, and release from escrow of funds for, the Reviva Contingent Interim Period Notes is contingent upon the substantially concurrent consummation of the Merger.

The Reviva Contingent Interim Period Notes will provide that the notes will automatically convert, immediately prior to consummation of the Merger, and accordingly will share in the Merger Consideration, into a number of shares of Reviva Common Stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal under the Reviva Contingent Interim Period Notes on a date that is no more than five (5) days prior to Closing by (B) a conversion price equal to $1.163953.As of the date hereof Reviva has not received commitments for any Reviva Contingent Interim Period Notes.

The following section summarizes the terms of Reviva’s warrants.

The Reviva Placement Agent Warrants

Prior to the Closing, Reviva intends to issue warrants to certain former service providers to purchase an aggregate 38,199 shares of Reviva Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable for shares of Reviva Common Stock at an exercise price equal to $6.44 per share. The Placement Agent Warrants are exercisable immediately upon issuance and have a five-year term. The Placement Agent Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Placement Agent Warrants. No fractional shares will be issued upon the exercise of the Placement Agent Warrants.

The Reviva Former Service Provider Warrants

Reviva issued warrants to certain former service providers to purchase an aggregate 791,080 shares of Reviva Common Stock (the “Former Service Provider Warrants”). The Former Service Provider Warrants are exercisable for shares of Reviva Common Stock at an exercise price equal to $3.50 per share. The Former Service Provider Warrants are exercisable immediately upon issuance and have a five-year term. The Former Service Provider Warrants are exercisable at any time in whole or in part at the applicable exercise price until expiration of the Former Service Provider Warrants. No fractional shares will be issued upon the exercise of the Former Service Provider Warrants.

Comparison of the Rights of Holders of Reviva Stock and Company Stock after the Business Combination

The rights of the stockholders of Reviva are currently governed by the Delaware General Corporation Law, or the DGCL, and the restated certificate of incorporation and bylaws of Reviva. If the Business Combination is completed, Reviva stockholders will become stockholders of the Company, and their rights will be governed by the DGCL, the Company’s proposed Amended and Restated Certificate of Incorporation and the Company’s proposed Bylaws.

The table below summarizes the material differences between the current rights of Reviva stockholders under the Reviva restated certificate of incorporation and bylaws and the rights of Company stockholders, under the the Company’s proposed Amended and Restated Certificate of Incorporation and the Company’s proposed Bylaws, as applicable, and intended to be in effect immediately following the Business Combination.

While Reviva believes that the summary tables covers the material differences between the rights of its stockholders prior to the Business Combination and the rights of the Company stockholders following the Business Combination, these summary tables may not contain all of the information that is important to such Reviva stockholders. Reviva stockholders should carefully read this entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of Reviva before the Business Combination and being a stockholder of the Company after the Business Combination. A copy of the Company’s proposed Amended and Restated Certificate of Incorporation is attached as Annex B to this proxy statement/prospectus. Reviva will send copies of its organizational documents referred to in this proxy statement/prospectus to its stockholders upon request.

Provision	Reviva	Company
Authorized Capital Stock

Reviva’s restated certificate of incorporation authorizes the issuance of up to 35,000,000 shares of common stock, par value $0.0001 per share, and 13,625,237 shares of preferred stock, par value $0.0001 per share.

The board of directors is authorized to provide, out of the authorized, unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to establish the number of shares to be included in each such series and to fix the designation, vesting powers, preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of the class) or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

The Company’s proposed Amended and Restated Certificate of Incorporation will authorize the issuance of up to 115,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

The board of directors will be authorized to provide, out of the authorized, unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, and the powers (including voting powers, if any), preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series of preferred stock.

Number of Directors

Reviva’s bylaws provide that the number of directors shall be fixed by resolution duly adopted from time to time by the board of directors or the stockholders.

There are currently three directors serving on the Reviva board of directors.

The Company’s proposed Bylaws will provide that the number of directors shall be fixed solely and exclusively by resolution duly adopted from time to time by the board of directors.

Upon consummation of the Business Combination, there will be five directors serving on the Company’s board of directors.

Stockholder Nominations and Proposals	Reviva’s bylaws do not provide for stockholder director nominations or proposals.

The Company’s proposed Bylaws will provide that a stockholder must provide timely written notice of any nominations of persons for election to the board of directors or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder’s notice shall be timely if received by the Company at its principal executive office not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting.

Directors’ Terms of Office; Removal

Reviva’s bylaws provide that directors are elected at each annual meeting of stockholders, to hold office until the next annual meeting, and shall hold office until their respective successors are elected and qualified, or until such director’s earlier death, resignation or removal. The entire board of directors or any individual director may be removed from office (i) with cause or without cause and (ii) only by the affirmative vote of the holders of at least a majority of the shares then entitled to vote at an election of directors.

The Company’s proposed Amended and Restated Certificate of Incorporation will provide that directors, other than those who may be elected by the holders of any series of preferred stock, shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Any director may be removed from office (i) with or without cause and (ii) only by the affirmative vote of the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors.

Special Meetings of the Stockholders

Reviva’s bylaws provide that a special meeting of stockholders may be called by the Reviva board of directors, the chair of the board of directors, the chief executive officer, the president, stockholders who together own at least ten percent (10%) of the total number of shares entitled to vote at such meeting or by a majority of the members of the board of directors.

The Company’s proposed Amended and Restated Certificate of Incorporation and Bylaws will provide, subject to the rights, if any, of the holders of any series of preferred stock, that a special meeting of stockholders may be called only by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the board of directors.
Cumulative Voting

Reviva’s certificate of incorporation and bylaws do not provide for cumulative voting rights in the election of its directors. Under the DGCL, cumulative voting is permitted only when authorized in the certificate of incorporation.

The Company’s proposed Amended and Restated Certificate of Incorporation and Bylaws will not provide for cumulative voting rights in the election of its directors. Under the DGCL, cumulative voting is permitted only when authorized in the certificate of incorporation.

Voting

Pursuant to Reviva’s certificate of incorporation and bylaws, holders of shares of Reviva common stock are entitled to one vote for each such share on all matters voted on by the stockholder and, on any matter presented to the stockholders of Reviva, the holders of shares of preferred stock are entitled to the number of votes equal to the number of whole shares of Reviva common stock into which such shares of preferred stock are convertible into as of the record date for determining stockholders entitled to vote on such matter. The holders of shares of preferred stock are entitled to vote together with the holders of common stock as a single class on an as converted basis with full voting rights and powers equal to the voting rights and powers of the holders of common stock.

Pursuant to the Company’s proposed Amended and Restated Certificate of Incorporation, holders of shares of the Company’s common stock will be entitled to one vote for each such share on all matters voted on by the stockholders, and the voting rights, if any, of any holders of preferred stock shall be established and designated by the board of directors at the time of issuance.
Vacancies	Reviva’s bylaws provide that vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by the stockholders, a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

The Company’s proposed Amended and Restated Certificate of Incorporation will provide that vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors.

Election of Directors

Any election of directors by stockholders shall be determined by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.

Stockholder Action by Written Consent

Reviva’s bylaws provide that any action required by law to be taken at any annual or special meeting of stockholders, or any action permitted to be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such consent in writing signed by a sufficient number of stockholders to take the action set forth therein shall be delivered to Reviva.

The Company’s proposed Amended and Restated Certificate of Incorporation will provide that no action that is required or permitted to be taken by the stockholders at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.
Notice of Stockholder Meetings

Reviva’s bylaws provide that notice of the date, time and place, if any, of all meetings of stockholders, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing or electronic transmission not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

The Company’s proposed Bylaws will provide that a notice stating the hour, date and place, if any, of such meeting, the means of remote communication, if any, by which stockholders and may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the meeting, to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting.

Conversion Rights and Protective Provisions

The holders of Reviva common stock do not have preemptive, conversion or other protective rights.

The holders of Reviva preferred stock shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding-up of the affairs of the Company, rank senior and prior to the holders of Reviva common stock. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Reviva preferred stock shall be entitled to receive, out of the assets of the Company available for distribution, an amount per share equal to the greater of (a) the original issue price for such series of preferred stock plus accrued and unpaid dividends or (b) such amount per share as would have been payable had all shares of preferred stock been converted into common stock immediately prior to such liquidation, dissolution or winding up, in preference to any distribution to the holders of Reviva common stock.

The holders of the Company’s common stock will not have preemptive, conversion or other protective rights.

The preemptive, conversion or other protective rights, if any, of any holders of preferred stock shall be established and designated by the board of directors at the time of issuance.

Forum Selection	Neither the certificate of incorporation nor bylaws of Reviva include a forum selection provision.

The Company’s proposed Amended and Restated Certificate of Incorporation will provide that, unless the Company consents in writing to the selection of an alternative forum, the (i) federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act and (ii)  the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for derivative actions, actions asserting a breach of fiduciary duties, any action arising under Delaware law, or any action regarding the internal affairs doctrine.

Indemnification of Officers and Directors

Reviva’s bylaws provide that, Reviva shall, to the fullest extent permitted by the DGCL, indemnify and hold harmless each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Reviva or is or was serving at the request of Reviva as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amount paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, provided such person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of Reviva and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Reviva shall also indemnify any person in connection with a proceeding initiated by such person if such proceeding was authorized by the board of directors.

The indemnification provided for in the bylaws shall not be deemed exclusive of any other rights to which such person may have under any statute, bylaws, agreement, vote or consent of stockholders or disinterested directors or otherwise.

The Company’s proposed Bylaws will provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith.

The indemnification provided for in the Company’s proposed Bylaws shall not be deemed exclusive of any other rights to which such person may have under any statute, bylaws, agreement, vote or consent of stockholders or disinterested directors or otherwise.

Declaration and Payment of Dividends

The board of directors has the right to declare dividends as provided under the DGCL. Reviva’s certificate of incorporation provides that in the event the Company shall make or issue, or fix a record date for the determination of holders of common stock entitled to receive a dividend or other distribution, then the holders of preferred stock shall receive, simultaneously with the distribution to the holders of common stock, a dividend or other distribution of securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of preferred stock had been converted into common stock on such date.

The Company’s proposed Amended and Restated Certificate of Incorporation will provide that subject to the rights of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with the common stock with respect to the payment of dividends, dividends may be declared and paid or set apart for payment upon the common stock out of any assets or funds of the Company legally available for the payment of dividends, but only when and as declared by the Company’s board of directors or any authorized committee thereof.

Amendments; General Provisions

Reviva’s certificate of incorporation may be amended, altered, changed or repealed in accordance with the DGCL.

Except as otherwise provided by law, Reviva’s bylaws may be amended or repealed by the board of directors (except insofar as bylaws adopted by the stockholders shall otherwise provide) or by the stockholders holding a majority of Reviva’s outstanding voting stock.

Under the DGCL, an amendment to the certificate of incorporation generally requires (1) the approval of the board of directors, (2) the approval of the holders of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (3) the approval of the holders of a majority of the outstanding stock of any class entitled to vote thereon as a class, if any.

Generally, the DGCL standard for amendment to the Company’s proposed Amended and Restated Certificate of Incorporation described above will apply. However, Articles V, VI, VII, VIII and IX of the Company’s proposed Amended and Restated Certificate of Incorporation will only be permitted to be amended by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment.

Except as otherwise provided by law, the Company’s proposed Bylaws will only be permitted to be amended or repealed by the board of directors by the affirmative vote of a majority of the directors or by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

Description of Tenzing’s Shares Prior to the Domestication and Business Combination

Tenzing is a company incorporated in the British Virgin Islands as a BVI business company (company number 1884971) and Tenzing’s affairs are governed by its Memorandum and Articles of Association, the Companies Act and the common law of the British Virgin Islands. Tenzing is authorized to issue an unlimited number of both ordinary shares of no par value and preferred shares of no par value. As of the Record Date, there is a total of 5,124,431 ordinary shares outstanding (including 3,184,368 Public Shares) and no shares of preferred shares outstanding.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share exercisable at $11.50 per share, subject to adjustment as described in this proxy statement/prospectus.

Ordinary Shares

Tenzing’s shareholders of record are entitled to one vote for each ordinary share held on all matters to be voted on by shareholders. In connection with any vote held to approve an initial business combination, Tenzing’s initial shareholders have agreed to vote their Founder Shares, Private Placement Shares and any public shares purchased in favor of Tenzing’s initial business combination and Tenzing’s officers and directors have also agreed to vote any public shares purchased during or after its IPO in favor of Tenzing’s initial business combination.

Under the Companies Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in Tenzing’s register of members. Tenzing’s register of members is maintained by Tenzing’s transfer agent Continental Stock Transfer & Trust Company, and the name of Cede & Co. is registered in Tenzing’s register of members as nominee for each of the respective public shareholders.

At any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. Prior to the consummation of Tenzing’s initial business combination, the rights attaching to ordinary shares (including those provisions designed to provide certain rights and protections to Tenzing’s ordinary shareholders) may only be amended by a resolution of persons holding 65% (or 50% if approved in connection with Tenzing’s initial business combination) of Tenzing’s outstanding ordinary shares attending and voting on such amendment. Other provisions of Tenzing’s Memorandum and Articles of Association may be amended prior to the consummation of Tenzing’s initial business combination if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Following the consummation of, or in connection with, Tenzing’s initial business combination, the rights and obligations attaching to Tenzing’s ordinary shares and other provisions of Tenzing’s Memorandum and Articles of Association may be amended if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Tenzing’s board of directors is divided into two classes, each of which generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Tenzing’s Memorandum and Articles of Association requires Tenzing to provide Tenzing’s Public Shareholders with the opportunity to redeem their shares upon the consummation of Tenzing’s initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of taxes payable), divided by the number of then outstanding Public Shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. The per-share amount Tenzing will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions Tenzing will pay to the underwriters. Tenzing’s initial shareholders have agreed to waive their redemption rights with respect to their Founder Shares, Private Placement Shares and Public Shares in connection with the consummation of Tenzing’s initial business combination. Tenzing will consummate Tenzing’s initial business combination only if a majority of the votes of ordinary shareholders who being so entitled attend and vote at the general meeting are voted in favor of the business combination. However, the participation of the Sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of Tenzing’s initial business combination even if a majority of Tenzing’s public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of Tenzing’s outstanding ordinary shares, non-votes will have no effect on the approval of Tenzing’s initial business combination once a quorum is obtained.

Each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if a shareholder vote is not required for business or other legal reasons, or if Tenzing is deemed to be a foreign private issuer at such time, Tenzing will, pursuant to Tenzing’s Memorandum and Articles of Association, offer to redeem Tenzing’s Public Shares pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to consummating Tenzing’s initial business combination. Tenzing’s Memorandum and Articles of Association requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules.

Pursuant to Tenzing’s Memorandum and Articles of Association, if Tenzing is unable to consummate Tenzing’s initial business combination by September 28, 2020, Tenzing will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (net of taxes payable, and less up to $50,000 of interest to pay dissolution expenses), pro rata to Tenzing’s public shareholders by way of redemption and cease all operations except for the purposes of winding up of Tenzing’s affairs. This redemption of public shareholders from the Trust Account will be effected as required by and by function of Tenzing’s Memorandum and Articles of Association and prior to any formal voluntary liquidation of Tenzing. The initial shareholders of Tenzing have agreed to waive their right to receive liquidating distributions with respect to their Founder Shares and Private Placement Shares if Tenzing fails to consummate its initial business combination by September 28, 2020. However, if Tenzing’s initial shareholders or any of Tenzing’s officers, directors or affiliates acquire Public Shares, they will be entitled to receive liquidating distributions with respect to such Public Shares if Tenzing fails to consummate its initial business combination within the required time period.

Tenzing’s shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors. In the event of a liquidation or winding up of Tenzing after Tenzing’s initial business combination, Tenzing’s shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Tenzing’s shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that Tenzing will provide its public shareholders with the redemption rights set forth above.

Founder Shares

The Founder Shares are identical to the other ordinary shares, and holders of Founder Shares have the same shareholder rights as public shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (ii) Tenzing’s initial shareholders agreed (A) to waive their rights to liquidating distribution with respect to their Founder Shares, Private Placement Shares and Public Shares in connection with the consummation of Tenzing’s initial business combination and (B) to waive their redemption rights with respect to their Founder Shares and Private Placement Shares if Tenzing fails to consummate its initial business combination by December 28, 2020, although Tenzing will be entitled to redemption rights with respect to any Public Shares they hold if it fails to consummate its initial business combination within such time period. Tenzing’s initial shareholders have agreed to vote their Founder Shares, Private Placement Shares and any Public Shares purchased during or after its IPO in favor of Tenzing’s initial business combination and Tenzing’s officers and directors have also agreed to vote any Public Shares purchased during or after its IPO in favor of Tenzing’s initial business combination.

Subject to certain limited exceptions, Tenzing’s initial shareholders have agreed not to transfer, assign or sell their Founder Shares until the earlier of  (i) one year after the date of the consummation of Tenzing’s initial business combination or (ii) the date on which the closing price of Tenzing’s ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days after Tenzing’s initial business combination, or earlier, in either case, if, subsequent to Tenzing’s initial business combination, Tenzing consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of Tenzing’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Preferred shares

Tenzing’s Memorandum and Articles of Association authorizes the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of Tenzing’s board of directors to amend the Memorandum and Articles of Association to create such designations, rights and preferences. Tenzing has five classes of preferred shares to give it flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow Tenzing to issue shares at different times on different terms. No preferred shares are currently issued or outstanding. Accordingly, Tenzing’s board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits Tenzing, prior to Tenzing’s initial business combination, from issuing preferred shares which participate in any manner in the proceeds of the Trust Account, or which vote as a class with the ordinary shares on Tenzing’s initial business combination. Tenzing may issue some or all of the preferred shares to effect Tenzing’s initial business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of Tenzing. Although Tenzing does not currently intend to issue any preferred shares, Tenzing may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend Tenzing’s Memorandum and Articles of Association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If Tenzing’s preferred shareholders want Tenzing to hold a meeting of preferred shareholders (or of a class of preferred shareholders), Tenzing may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, Tenzing may not increase the required percentage to call a meeting above 30 percent.

Under the Companies Act there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Tenzing’s Memorandum and Articles of Association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors, without the approval of the holders of ordinary shares, may issue preferred shares that have characteristics that may be deemed anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the Companies Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the company.

Warrants

As of the Record Date, there are 6,325,000 warrants currently outstanding. Each warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described in this proxy statement/prospectus, at any time commencing on the completion of an initial business. However, no Public Warrants will be exercisable for cash unless Tenzing has an effective and current registration statement covering the issuance of the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the issuance of the ordinary shares issuable upon exercise of the Public Warrants is not effective within 90 days from the closing of Tenzing’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when Tenzing shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the closing of Tenzing’s initial business combination at 5:00 p.m., New York City time or earlier redemption.

The Private Placement Warrants are identical to the Public Warrants underlying the units except that such Private Placement Warrants will be exercisable for cash (even if a registration statement covering the issuance of the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by Tenzing, in each case so long as they are still held by the initial purchasers or their affiliates. In addition, for as long as the Private Placement Warrants are held by Maxim (or its designees or affiliates), they may not be exercised after five years from the effective date of the registration statement relating to the IPO.

Tenzing may call the warrants for redemption (excluding the Private Placement Warrants), in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $21.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third trading business day prior to the notice of redemption to warrant holders, and

•	if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for Tenzing’s warrants has been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of Tenzing’s redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If Tenzing calls the warrants for redemption as described above, Tenzing’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. For example, if a holder held 150 warrants to purchase 150 shares and the fair market value on the trading date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. Whether Tenzing will exercise its option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of Tenzing’s ordinary shares at the time the warrants are called for redemption, Tenzing’s cash needs at such time and concerns regarding dilutive share issuances.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Tenzing. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or Tenzing’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Tenzing, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no Public Warrants will be exercisable and Tenzing will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, Tenzing has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, Tenzing cannot assure you that it will be able to do so and, if Tenzing does not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and Tenzing will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, Tenzing will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Tenzing will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Dividends

Tenzing has not paid any cash dividends on its shares of ordinary share to date and do not intend to pay cash dividends prior to the completion of Tenzing’s initial business combination. The payment of cash dividends in the future will be dependent upon Tenzing’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of Tenzing’s initial business combination. The payment of any dividends subsequent to Tenzing’s initial business combination will be within the discretion of Tenzing’s then board of directors. It is the present intention of Tenzing’s board of directors to retain all earnings, if any, for use in Tenzing’s business operations and, accordingly, Tenzing board does not anticipate declaring any dividends in the foreseeable future.

Private Placement Units

The Private Placement Units (including the warrants or ordinary shares issuable upon exercise of the warrants) will not be transferable, assignable or salable until after the completion of Tenzing’s initial business combination (except, among other limited exceptions, to Tenzing’s officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by Tenzing so long as they are held by members of the Sponsor or Maxim or their permitted transferees. Otherwise, the Private Placement Units have terms and provisions that are identical the units sold in Tenzing’s IPO except the warrants included in the Private Placement Units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. If the warrants included in the Private Placement Units are held by holders other than the holders who purchased such units or their permitted transferees, the warrants will be redeemable by Tenzing and exercisable by the holders on the same basis as the warrants included in the units being sold in Tenzing’s IPO. In addition, for as long as the Private Placement Warrants are held by Maxim (or its designees or affiliates), they may not be exercised after five years from the effective date of the registration statement relating to the IPO. The price of the Private Placement Units was determined in negotiations between the Sponsor and the underwriter for Tenzing’s IPO, with reference to the prices paid by initial shareholders for such warrants in special purpose acquisition companies, which have recently consummated their initial public offerings.

Tenzing’s Transfer Agent and Warrant Agent

The transfer agent for Tenzing’s ordinary shares and warrant agent for Tenzing’s warrants is Continental Stock Transfer & Trust Company.

Memorandum and Articles of Association

As set forth in the memorandum of association, the objects for which Tenzing is established are unrestricted and Tenzing shall have full power and authority to carry out any object not prohibited by the Companies Act or as the same may be revised from time to time, or any other law of the British Virgin Islands.

Tenzing’s Memorandum and Articles of Association contains provisions designed to provide certain rights and protections to Tenzing’s ordinary shareholders prior to the consummation of Tenzing’s initial business combination. These provisions cannot be amended without the approval of 65% (or 50% if approved in connection with Tenzing’s initial business combination) of Tenzing’s outstanding ordinary shares attending and voting on such amendment. Tenzing’s initial shareholders, who as of the Record Date beneficially own approximately 37.5% of Tenzing’s ordinary shares, will participate in any vote to amend Tenzing’s Memorandum and Articles of Association and will have the discretion to vote in any manner they choose. Tenzing and its directors and officers have agreed not to propose any amendment to Tenzing’s Memorandum and Articles of Association that would affect the substance and timing of Tenzing’s obligation to redeem Tenzing’s Public Shares if Tenzing is unable to consummate its initial business combination by December 28, 2020. Tenzing’s initial shareholders have agreed to waive any redemption rights with respect to any Founder Shares, Private Placement Shares and any Public Shares they may hold in connection with any vote to amend Tenzing’s Memorandum and Articles of Association prior to Tenzing’s initial business combination.

Specifically, Tenzing’s Memorandum and Articles of Association provide, among other things, that:

•	If Tenzing is unable to consummate its initial business combination by December 28, 2020, Tenzing will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses), pro rata to Tenzing’s public shareholders by way of redemption and cease all operations except for the purposes of winding up of Tenzing’s affairs. This redemption of public shareholders from the Trust Account shall be effected as required by function of Tenzing’s Memorandum and Articles of Association and prior to commencing any voluntary liquidation;

•	except in connection with the consummation of Tenzing’s initial business combination, prior to Tenzing’s initial business combination, Tenzing may not issue additional shares that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on any initial business combination;

•	although Tenzing does not intend to enter into Tenzing’s initial business combination with a target business that is affiliated with the Sponsor, Tenzing’s directors or officers, Tenzing is not prohibited from doing so. In the event Tenzing seeks to complete an initial business combination with a target that is affiliated with the Sponsor, officers or directors, Tenzing, or a committee of independent directors, would obtain an opinion from an independent accounting firm, or independent investment banking firm that Tenzing’s initial business combination is fair to Tenzing from a financial point of view; and

•	Tenzing will not effectuate an initial business combination with another blank check company or a similar company with nominal operations.

In addition, Tenzing’s Memorandum and Articles of Association provide that under no circumstances will Tenzing redeem its Public Shares in an amount that would cause Tenzing’s net tangible assets to be less than $5,000,001 upon the consummation of its initial business combination.

Changes in Authorized Shares

Tenzing is authorized to issue an unlimited number of shares, which will have rights, privileges, restrictions and conditions attaching to them as the shares in issue. Tenzing may by resolution of directors or shareholders:

•	consolidate and divide all or any of its unissued authorized shares into shares of larger or smaller amount than Tenzing’s existing shares;

•	cancel any ordinary shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or

•	create new classes of shares with preferences to be determined by resolution of the board of directors to amend the memorandum and articles of association to create new classes of shares with such preferences at the time of authorization, although any such new classes of shares, with the exception of the preferred shares, may only be created with prior shareholder approval.

Pre-emption Rights

There are no pre-emption rights applicable to the issuance of new shares under Tenzing’s Memorandum and Articles of Association.

Variation of Rights of Shares

As permitted by the Companies Act and Tenzing’s memorandum of association, Tenzing may vary the rights attached to any class of shares only with: (i) in the case of the ordinary shares prior to Tenzing’s initial business combination, the consent of not less than 65% (or 50% if for the purposes of approving, or in connection with, the consummation of Tenzing’s initial business combination) of the votes who are in attendance and vote at a meeting, or (ii) in the case of the preferred shares, 50% of the votes of shareholders who being so entitled attend and vote at a meeting of such shares, except, in each case where a greater majority is required under Tenzing’s Memorandum and Articles of Association or the Companies Act, provided that that for these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with Tenzing’s Memorandum and Articles of Association be effected by resolution of directors without shareholder approval.

Capital Stock of the Company after the Business Combination

The following summary sets forth the material terms of the Company’s securities following the completion of the Business Combination. The following summary is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the proposed Amended and Restated Certificate of Incorporation, a form of which is attached as Annex B to this proxy statement/prospectus, and the proposed Bylaws. We urge you to read the proposed Amended and Restated Certificate of Incorporation and Bylaws in their entirety for a complete description of the rights and preferences of the Company’s securities following the Business Combination.

Authorized and Outstanding Stock

The Company’s authorized capital stock will consist of:

●	115,000,000 shares of common stock, par value $0.0001 per share; and

●	10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting. The holders of common stock will be entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Dividends. The holders of common stock will be entitled to receive, ratably, dividends only if, when and as declared by the Company Board out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock.

Liquidation Rights. In the event of the Company’s liquidation, dissolution or winding-up, the holders of common stock will be entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Conversion Right. The holders of common stock will have no conversion rights.

Preemptive and Similar Rights. The holders of common stock will have no preemptive or similar rights.

Redemption/Put Rights. There will be no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of common stock will be fully-paid and nonassessable.

Preferred Stock

The Company Board will have the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL.

Warrants

Upon completion of the Business Combination, all of the warrants to purchase Tenzing common stock will pursuant to their terms be automatically adjusted to represent the right to purchase an equal number of shares of Company common stock on the same terms and conditions as the original warrants. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities–Description of Tenzing’s Shares Prior to the Domestication and Business Combination—Warrants” for terms and conditions of the Tenzing warrants.

Upon completion of the Business Combination, the Placement Agent Warrants and Former Service Provider Warrants will pursuant to their terms be automatically converted into warrants for shares of Company Common Stock and shall: (i) have the right to acquire a number of shares of Company Common Stock equal to (as rounded down to the nearest whole number) the product of (A) the number of shares of Reviva Common Stock which the warrant had the right to acquire immediately prior to the effective time of the Merger, multiplied by (B) the conversion ratio for shares of Reviva Stock into the Stockholder Merger Consideration; (ii) have an exercise price equal to (as rounded up to the nearest whole cent) the quotient of (A) the exercise price of the warrant (in U.S. Dollars), divided by (B) the conversion ratio for shares of Reviva Stock into the Stockholder Merger Consideration; and (iii) otherwise be on the same terms and conditions as the original Placement Agent Warrants and Former Service Provider Warrants. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The Reviva Placement Agent Warrants” and “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The Reviva Former Service Provider Warrants” for terms and conditions of the warrants.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Amended and Restated Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Company Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Company Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of common stock. The Amended and Restated Certificate of Incorporation will provide that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended by all directors of the Company Board then in office, except that holders of one or more series of Preferred Stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. See also “Risk Factors — Risks Related to the Domestication and the Business Combination — Delaware law and the Amended and Restated Certificate of Incorporation and Bylaws will contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable”

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Company Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Amended and Restated Certificate of Incorporation will provide that the Company Board will determine the number of directors who will serve on the board, subject to the rights of the holders of any series of preferred stock to elect additional directors. The exact number of directors will be fixed solely and exclusively by resolution duly adopted from time to time by the Company Board.

In addition, the Amended and Restated Certificate of Incorporation will provide that any vacancy on the Company Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the death, resignation, disqualification or removal of a director, may be filled only by a majority of the directors then in office, even if less than a quorum, subject to the rights, if any, of the holders of preferred stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Company Board will shorten the term of any incumbent director.

Business Combinations

The Company is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

•	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•	on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Such provisions may encourage companies interested in acquiring the Company to negotiate in advance with the Company Board because the stockholder approval requirement would be avoided if the Company Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Quorum

The Bylaws will provide that at any meeting of the Company Board, a majority of the directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Amended and Restated Certificate of Incorporation does not authorize cumulative voting.

General Stockholder Meetings

The Amended and Restated Certificate of Incorporation will provide that special meetings of stockholders may be called only by the Company Board acting pursuant to a resolution approved by the affirmative vote of a majority of the Company Board, subject to the rights, if any, of the holders of any series of preferred stock.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Company Board. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received by the Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the date of the preceding annual meeting of stockholders (for the purposes of the first annual meeting of the stockholders of the Company following the adoption of the Bylaws, a stockholder’s notice must be received by the Secretary at the Company’s principal executive offices not later than (i) 90 days prior to the date of the first annual meeting or (ii) less than 10 days following the date the first annual meeting is publicly announced). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the Company Board or a committee of the Company Board to determine whether a nomination or any business proposed to be brought before a special meeting of the stockholders was made in accordance with the Bylaws. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Amendment Provisions

The Amended and Restated Certificate of Incorporation and the Bylaws will provide that the Company Board, by the affirmative vote of a majority of the Company Board, is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware. Any amendment, alteration, rescission or repeal of the Bylaws by the Company’s stockholders requires the affirmative vote of the holders of at least a majority in voting power of all the then outstanding shares of stock entitled to vote thereon, voting together as a single class.

The Amended and Restated Certificate of Incorporation will provide that it may be amended, altered, changed or repealed in accordance with the DGCL.

Exclusive Forum

The Amended and Restated Certificate of Incorporation will provide that, unless the Company consents to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any director or officer of the Company arising pursuant to, or a claim against the Corporation or any Director or officer of the Corporation with respect to the interpretation or application of any provision of, the DGCL, the Amended and Restated Certificate of Incorporation or the Bylaws or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine will, to the fullest extent permitted by law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Amended and Restated Certificate of Incorporation. However, it is possible that a court could find the Company’s forum selection provisions to be inapplicable or unenforceable. Although the Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

The Amended and Restated Certificate of Incorporation will provide that, unless the Company consents to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended; provided, however, that this provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Amended and Restated Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of the Tenzing’s or Reviva’s respective directors, officers or employees for which indemnification is sought.

Registration Rights. The Company intends to issue the Reviva Interim Period Notes and the Reviva Contingent Interim Period Notes (see “Description of Reviva’s, Tenzing’s, and the Company’s Securities – Description of Reviva’s Securities Prior to the Business Combination – The Reviva Interim Period Notes” and “Description of Reviva’s, Tenzing’s, and the Company’s Securities – Description of Reviva’s Securities Prior to the Business Combination – The Reviva Contingent Interim Period Notes”) to certain investors, pursuant to which such investors will be entitled to registration rights. The Company intends that as soon as practicable, but in no event later than ninety (90) calendar days after the closing of the Business Combination, the Company will file with the SEC a registration statement for the registration, under the Securities Act, of all of the shares of Company Common Stock issued in exchange, as Merger Consideration, for the shares of Reviva Common Stock issued upon the automatic conversion, immediately prior to consummation of the Merger, of the Reviva Interim Period Notes and the Reviva Contingent Interim Period Notes , and use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after filing. The Company will cause such registration statement to remain effective until the earlier of (i) two years from the issuance of the shares of Company Common Stock, (ii) the date on which the investor ceases to hold the shares of Company Common Stock covered by such registration statement, and (iii) the first date on which the investor call sell all of its shares of Company Common Stock under Rule 144 of the Securities Act without limitation. The Company’s obligation to register such shares of Company Common Stock will be contingent upon the investors furnishing certain information to the Company and executing such documents that are customary of a selling stockholder.

Pursuant to a registration rights agreement entered into on August 20, 2018, the holders of the Founder Shares, Private Placement Units (and their underlying securities) and any Units that may be issued upon conversion of the Working Capital Loans (as defined below) (and underlying securities) are entitled to registration rights. The holders of 25% of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Transfer Agent and Registrar

The Transfer Agent and registrar for the shares of Company Common Stock will be Continental Stock Transfer & Trust Company.

Listing

The Company has applied to list its common stock and warrants on Nasdaq under the symbol “RVPH” and RVPHW”, respectively.

MARKET PRICE AND DIVIDENDS OF SECURITIES

Market Price of Tenzing Units, Ordinary Shares and Warrants

Tenzing’s units, ordinary shares and warrants are traded on Nasdaq under the symbols TZACU, TZAC and TZACW, respectively. Tenzing’s units commenced public trading on August 21, 2018, and its ordinary shares and warrants commenced public trading on October 18, 2018.

The closing price of Tenzing’s units, ordinary shares and warrants on July 20, 2020, the last trading day before announcement of the execution of the Merger Agreement, was $10.44, $10.80 and $0.416, respectively. As of October 1, 2020, the closing price for each unit, ordinary share and warrant of Tenzing was $10.44, $10.75 and $0.48, respectively.

Holders of Tenzing’s units, ordinary shares and warrants should obtain current market quotations for their securities. The market price of Tenzing’s securities could vary at any time before the Business Combination.

Holders of Tenzing Securities

As of October 1, 2020, there were 3 holders of record of Tenzing’s units, 2 holders of record of Tenzing’s ordinary shares, and 1 holder of record of Tenzing’s warrants.

Dividends of Tenzing Securities

Please refer to the section of this proxy statement/prospectus entitled “Description of Reviva’s, Tenzing’s and the Company’s Securities — Description of Tenzing’s Capital Stock of prior to the Business Combination — Dividends.”

Reviva

Market Price of Reviva Securities

Market price information regarding Reviva is not provided because there is no public market for Reviva’s securities.

Holders of Reviva Securities

As of September 30, 2020, there were approximately 36 holders of record of Reviva Common Stock and approximately 170 holders of Reviva Preferred Stock.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to our compensation plans under which equity compensation was authorized as of December 31, 2019.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan category	(a)		(b)	(c)(3)
Equity compensation plans approved by security holders(1)	741,666	(2)	$2.34	-
Equity compensation plans not approved by security holders	-		$-	-
Total	741,666		$2.34	-

(1)	The amounts shown in this row include securities under the 2006 Plan. See the section titled “Executive Compensation of Reviva - 2006 Equity Incentive Plan” for a description of the 2006 Plan, including the current number of securities to be issued upon exercise of outstanding options that will be assumed by the Company in the Business Combination and automatically converted into an option to acquire shares of Company common stock, with its price and number of shares equitably adjusted based on the conversion of the shares of common stock of Reviva into the Stockholder Merger Consideration.

(2)	Reflects shares of Reviva Common Stock issuable upon exercise of outstanding options as of December 31, 2019.

(3)	As of 2016, no new grants of awards are permitted under the 2006 Plan.

Dividend Policy of the Company Following the Business Combination

Please refer to the section of this proxy statement/prospectus entitled “Description of Reviva’s, Tenzing’s and the Company’s Securities — Capital Stock of the Company after the Business Combination — Dividends.”

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of (i) Tenzing as of September 30, 2020 (pre-Business Combination) and (ii) the Company immediately following the completion of the Business Combination (post-Business Combination), assuming that no ordinary shares of Tenzing are redeemed, and alternatively that 2,002,460 ordinary shares of Tenzing are redeemed, by:

•	each person known by Tenzing to be, or expected to be, the beneficial owner of more than 5% of the shares of Tenzing Shares (pre-Business Combination);

•	each of Tenzing’s officers and directors;

•	each person who will become an officer or is nominated to become a director of the Company upon completion of the Business Combination; and

•	all officers and directors of the Company as a group after completion of the Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of the ordinary shares of Tenzing pre-Business Combination is based on 5,124,431 ordinary shares issued and outstanding as of the date of this proxy statement.

The expected beneficial ownership of shares of the Company’s common stock immediately following completion of the Business Combination has been determined based on the following assumptions: (i) an aggregate of 5,124,431 ordinary shares of Tenzing issued and outstanding as of the Record Date and (ii) each of the other assumptions set forth under the section entitled “Frequently Used Terms – Share Calculations and Ownership Percentages.”

The beneficial ownership information below excludes the shares underlying the Public Warrants and the Private Placement Warrants, the shares expected to be issued or reserved under the 2020 Equity Incentive Plan. The information in the table below for Pre-Business Combination Tenzing Shares does not include shares underlying the Private Placement Warrants held or to be held by Tenzing’s officers or the Sponsor because these securities are not exercisable within 60 days of this proxy statement/prospectus and are contingent upon the occurrence of the Closing.

	Tenzing Before the Business Combination		Reviva Pharmaceuticals Holdings, Inc. After the Business Combination
			Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owner	Number of shares	%	Number of shares	%	Number of shares	%
Tenzing LLC (1)(2)(3)	1,924,250	37.5%	1,924,250	17.7%	1,924,250	21.6%
Rahul Nayar (1)(2)(3)(6)	1,924,250	37.5%	1,924,250	17.7%	1,924,250	21.6%
Parag Saxena (1)(2)(3)(6)(7)	1,924,250	37.5%	1,924,250	17.7%	1,924,250	21.6%
Gonzalo Cordova (1)(4)(6)	-	-	-	-	-	-
Atanuu Agarrwal (1)(4)(6)	-	-	-	-	-	-
William I. Campbell (1)(4)(6)	-	-	-	-	-	-
Nina Shapiro (1)(4)	-	-	-	-	-	-
Vika Thapar (1)(4)	-	-	-	-	-	-
All directors and officers as a group (Pre-Business Combination (seven persons))	1,924,250	37.5%	1,924,250	17.7%	1,924,250	21.6%
Marc Cantillon (7)	-	-	*	*	*	*
Purav Patel (7)	-	-	*	*	*	*
Laxminarayan Bhat (7)(8)	-	-	2,514,555	23.1%	2,514,555	28.3%
Richard Margolin (7)	-	-	-	-	-	-

Expected directors and named executive officers as a group (Post-Business Combination (five persons)) (9)	-	-	4,438,805	40.7%	4,438,805	49.9%
Greater than Five Percent Holders:
Mizuho Financial Group, Inc.(5)	638,044	7.77%	638,044	5.9%	638,044	7.2%

*	Less than one percent.

(1)	The business address of each of the persons and entitiy is c/o Tenzing Acquisition Corp., 250 West 55th Street, New York, New York 10019.

(2)	Interests consist of 1,581,250 founder shares and 343,000 ordinary shares underlying private placement units.

(3)	Represents shares held by the Tenzing LLC. The shares held by Tenzing LLC are beneficially owned by Rahul Nayar, the Company’s Chief Executive Officer and Parag Saxena, the Company’s Chairman, and the managing members of Tenzing LLC, who jointly have sole voting and dispositive power over the sares held thereby. Each of Messrs. Nayar and Saxena disclaims beneficial ownership over any securities owned by Tenzing LLC in which he does not have any pecuniary interest.

(4)	Does not include any shares held by Tenzing LLC. This individual is a member of Tenzing LLC, as described in Footnote 3.

(5)	According to a Schedule 13D filed with the SEC on February 12, 2020, Mizuho Financial Group, Inc. (“Mizuho Financial”) reported beneficial ownership of these shares. Mizuho Financial Group, Inc., Mizuho Bank, Ltd. (“Mizuho Bank”) and Mizuho Americas LLC (“Mizuho America”) may be deemed to be indirect beneficial owners of such shares directly held by Mizuho Securities USA LLC which is their wholly-owned subsidiary. Mizuho Americas and Mizuho Securities list their address as 1271 Avenue of the Americas, NY NY 10022. Mizuho Bank lists its address as 1-5-5, Oternachi, Chiyoda-ku, Tokyo 100-8176, Japan. The Schedule 13D may not reflect current holdings of Tenzing’s ordinary shares.

(6)	Pre-Business Combination directors and officers.

(7)	Post-Business Combination directors and officers.

(8)

Consists of (i) 2,459,984 shares of common stock anticipated to be held individually by Dr. Bhat; (ii) 20,372 shares of common stock anticipated to be held individually by Dr. Bhat pursuant to the satisfaction of the deferred salary balance owed as described in the section titled “Executive Compensation of Reviva - Offer Letters with Reviva’s Named Executive Officers – Laxminarayan Bhat”; (iii) 22,610 shares of common stock anticipated to be held jointly by Dr. Bhat and Seema Rani Bhat, Dr. Bhat’s spouse; (iv) 5,440 shares of common stock anticipated to be held individually by Seema Rani Bhat, Dr. Bhat’s spouse, pursuant to the satisfaction of the deferred salary balance owed as described in the section titled “Certain Relationships and Related Person Transactions – Reviva Related Person Transactions – Employment”; and (v) 6,149 shares of common stock anticipated to be issuable upon the exercise of Assumed Options held by Seema Rani Bhat, Dr. Bhat’s spouse, that are anticipated to be exercisable or will be exercisable within 60 days immediately following completion of the Business Combination.

(9)	Unless otherwise noted, the principal business address of all the individuals listed as expected directors and named executive officers of the Company Post-Business Combination is 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Tenzing Related Person Transactions

Founder Shares

In June 2018, Tenzing issued an aggregate of 1,437,500 Founder Shares to the Sponsor for an aggregate purchase price of $25,000 in cash. On August 20, 2018, Tenzing effectuated a 1.1-for-1 share dividend resulting in an aggregate of 1,581,250 Founder Shares outstanding. The Founder Shares included an aggregate of up to 206,250 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own 20% of Tenzing’s issued and outstanding shares after the IPO. On August 30, 2018, as a result of the underwriters’ election to fully exercise their over-allotment option, 206,250 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until the earlier of  (i) one year after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of Tenzing’s ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days after a Business Combination.

Related Party Advances

Through August 23, 2018, Tenzing’s Chief Executive Officer advanced an aggregate of $363,436 to be used for the payment of costs related to the IPO. The advances were non-interest bearing, unsecured and due on demand. The advances were repaid upon the consummation of the IPO on August 23, 2018.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or Tenzing’s officers and directors may, but are not obligated to, making Working Capital Loans. Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into additional Private Placement Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, Tenzing may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

On February 10, 2020, Tenzing entered into a convertible promissory note with the Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $750,000. Of such amount, $567,182 was used to fund an extension loan into the Trust Account and the balance will be used to finance transaction costs in connection with a business combination. The loan is non-interest bearing and due to be paid upon the earlier of (i) the consummation of a business combination and (ii) the date of Tenzing’s winding up. The loan is convertible into units at a purchase price of $10.00 per unit. The units would be identical to the Private Placement Units.

On May 21, 2020, Tenzing entered into a convertible promissory note with the Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $375,000. Of such amount, $210,836 was used to fund the extension loan into the Trust Account and the balance will be used to finance transaction costs in connection with a business combination. The loan is non-interest bearing and due to be paid upon the earlier of (i) the consummation of a Business Combination and (ii) the date of Tenzing’s winding up. The loan is convertible into units at a purchase price of $10.00 per unit. The units would be identical to the Private Placement Units.

On July 24, 2020, Tenzing entered into a convertible promissory note with the Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $175,000. Of such amount, $105,418.17 was used to fund the extension loan into the Trust Account. The loan is non-interest bearing and due to be paid upon the earlier of (i) the consummation of a Business Combination and (ii) the date of Tenzing’s winding up. The loan is convertible into units at a purchase price of $10.00 per unit. The units would be identical to the Private Placement Units.

On August 18, 2020, Tenzing entered into a convertible promissory note with the Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $125,000. Of such amount, $105,418.17 was used to fund the extension loan into the Trust Account and the balance was used to finance transaction costs in connection with a business combination. The loan is non-interest bearing and due to be paid upon the earlier of (i) the consummation of a Business Combination and (ii) the date of Tenzing’s winding up. The loan is convertible into units at a purchase price of $10.00 per unit. The units would be identical to the Private Placement Units.

On September 24, 2020, Tenzing entered into a convertible promissory note with the Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $350,000. Of such amount, $105,084.14 was used to fund the extension loan into the Trust Account and the balance will be used to finance transaction costs in connection with a business combination and to fund additional contributions in connection with the extension. The loan is non-interest bearing and due to be paid upon the earlier of (i) the consummation of a Business Combination and (ii) the date of Tenzing’s winding up. The loan is convertible into units at a purchase price of $10.00 per unit, provided that conversion greater than $75,000 of the unpaid balance of the note is subject to the approval of Tenzing shareholders. The units would be identical to the Private Placement Units. As of September 30, 2020, there was an aggregate of $1,775,000 outstanding under the convertible promissory notes.

Reviva Related Person Transactions

Other than compensation arrangements with the named executive officers and directors of Reviva, the disclosures below describe each transaction or series of similar transactions, since January 1, 2018, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average total assets of the Company at year end for the last two completed fiscal years; and

•	any of our directors, executive officers, promoters or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation of Reviva.”

Promissory Notes:

On July 11, 2016, Reviva issued a 2016 Note to Purav Patel, one of Reviva’s directors, in the name of PENSCO Trust Company, Custodian, FBO Purav Patel IRA, pursuant to which Reviva borrowed an aggregate principal amount of $50,000.00. The entire balance of the 2016 Note was used to help finance Reviva’s operations. The 2016 Note initially accrued interest at a rate of 8% per annum with a maturity date of July 11, 2017. The convertible promissory note has been in default since the maturity date, and is accruing interest at a default rate of 12% per annum. As of September 30, 2020 the convertible promissory note had an accrued interest balance of approximately $23,332 and no portion of the note principal and accrued interest balance have been repaid. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The 2016 Convertible Promissory Notes” for a description of the terms of the 2016 Notes and a summary of Reviva’s intention to seek an amendment to the terms of the 2016 Notes prior to the Closing.

On July 11, 2016, Reviva issued a 2016 Note to Purav Patel, one of Reviva’s directors, pursuant to which Reviva borrowed an aggregate principal amount of $50,000. The entire balance of the 2016 Note was used to help finance Reviva’s operations. The 2016 Note initially accrued interest at a rate of 8% per annum with a maturity date of July 11, 2017. The convertible promissory note has been in default since the maturity date, and is accruing interest at a default rate of 12% per annum. As of September 30, 2020, the convertible promissory note had an accrued interest balance of approximately $23,332 and no portion of the note principal and accrued interest balance have been repaid. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The 2016 Convertible Promissory Notes” for a description of the terms of the 2016 Notes and a summary of Reviva’s intention to seek an amendment to the terms of the 2016 Notes prior to the Closing.

On November 13, 2018, Reviva issued a 2018 Note to Purav Patel, one of Reviva’s directors, pursuant to which Reviva borrowed an aggregate principal amount of $50,000. The entire balance of the 2018 Note was used to help finance Reviva’s operations. The 2018 accrues interest at a rate of 8% per annum with a maturity date of May 13, 2019. As of September 30, 2020, the 2018 Note had an accrued interest balance of approximately $7,518 and no portion of the note principal and accrued interest balance have been repaid. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The 2018 Convertible Promissory Notes” for a description of the terms of the 2018 Notes and a summary of Reviva’s intention to seek an amendment to the terms of the 2018 Notes prior to the Closing.

On December 13, 2018, Reviva issued a 2018 Note to Buena Vista Fund II, LLC of which Purav Patel, one of Reviva’s directors, is Managing Member, in the principal amount of $25,000. The entire balance of the 2018 Note was used to help finance Reviva’s operations. The 2018 Note accrues interest at a rate of 8% per annum with a maturity date of June 13, 2019. As of September 30, 2020, the 2018 Note had an accrued interest balance of approximately $3,595 and no portion of the note principal and accrued interest balance have been repaid. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The 2018 Convertible Promissory Notes” for a description of the terms of the 2018 Notes and a summary of Reviva’s intention to seek an amendment to the terms of the 2018 Notes prior to the Closing.

On October 14, 2016, Reviva issued a 2016 Note to The Firdos Sheikh Family Trust of which Firdos Sheikh, a holder of greater than 5% of Reviva’s preferred stock, is Trustee, in the principal amount of $100,000. The entire balance of the 2016 Note was used to help finance Reviva’s operations. The 2016 Note initially accrued interest at a rate of 8% per annum with a maturity date of October 14, 2017. The 2016 Note has been in default since the maturity date, and is accruing interest at a default rate of 12% per annum. As of September 30, 2020, the 2016 Note had an accrued interest balance of approximately $43,540 and no portion of the note principal and accrued interest balance have been repaid. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The 2016 Convertible Promissory Notes” for a description of the terms of the 2016 Notes and a summary of Reviva’s intention to seek an amendment to the terms of the 2016 Notes prior to the Closing.

On April 2, 2020, Reviva issued a 2020 Note to The Firdos Sheikh Family Trust of which Firdos Sheikh, a holder of greater than 5% of Reviva’s preferred stock, is Trustee, in the principal amount of $100,000. The entire balance of the 2020 Note was used to help finance Reviva’s operations. The 2020 Note accrues interest at a rate of 8% per annum with a maturity date of October 2, 2020. As of September 30, 2020, the 2020 Note had an accrued interest balance of approximately $3,967 and no portion of the note principal and accrued interest balance have been repaid. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The 2020 Convertible Promissory Notes” for a description of the terms of the 2016 Notes and a summary of Reviva’s intention to seek an amendment to the terms of the 2020 Notes prior to the Closing.

On September 9, 2016, Reviva issued a 2016 Note to the Thaker Family Limited Partnership, of which Pankaj Thaker, a holder of greater than 5% of Reviva’s preferred stock, is the General Partner, in the principal amount of $25,000. The entire balance of the 2016 Note was used to help finance Reviva’s operations. The 2016 Note initially accrued interest at a rate of 8% per annum with a maturity date of September 9, 2017. The 2016 Note has been in default since the maturity date, and is accruing interest at a default rate of 12% per annum. As of September 30, 2020, the 2016 Note had an accrued interest balance of approximately $11,173 and no portion of the note principal and accrued interest balance have been repaid. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The 2016 Convertible Promissory Notes” for a description of the terms of the 2016 Notes and a summary of Reviva’s intention to seek an amendment to the terms of the 2016 Notes prior to the Closing.

On September 9, 2016, Reviva issued a 2016 Note to the 2012 Satyen P. Thaker Revocable Trust, of which Satyen Thaker, a holder of greater than 5% of Reviva’s preferred stock, is the Trustee, in the principal amount of $25,000. The entire balance of the 2016 Note was used to help finance Reviva’s operations. The 2016 Note initially accrued interest at a rate of 8% per annum with a maturity date of September 9, 2017. The 2016 Note has been in default since the maturity date, and is accruing interest at a default rate of 12% per annum. As of September 30, 2020, the 2016 Note had an accrued interest balance of approximately $11,173 and no portion of the note principal and accrued interest balance have been repaid. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The 2016 Convertible Promissory Notes” for a description of the terms of the 2016 Notes and a summary of Reviva’s intention to seek an amendment to the terms of the 2016 Notes prior to the Closing.

Related Party Payable

Reviva has related party payables to Laxminarayan Bhat, Reviva’s Chief Executive Officer for expenses that were incurred on the Company’s behalf by Dr. Bhat totaling $17,390 for the year ended December 31, 2019. As of June 30, 2020, there is a related party payable balance of $64,722 owing to Dr. Bhat.

Indian Subsidiary

Mr. Krishnamurthy Bhat, an Indian resident and the brother of Dr. Bhat, Reviva’s Chief Executive Officer’s, holds a 1% ownership stake and is a director of the Company’s subsidiary, Reviva Pharmaceuticals India Private Limited. The Indian government regulates ownership of Indian companies by non-residents. Foreign investment in Indian securities is generally regulated by the Consolidated Policy on Foreign Direct Investment issued by the Government and the Foreign Exchange Management Act, 1999, which prevents 100% ownership by a foreign parent company of its Indian subsidiary.

Employment

Reviva employs Seema R. Bhat, the spouse of Laxminarayan Bhat, Reviva’s Chief Executive Officer, as its Vice President Program & Portfolio Management, pursuant to an Offer Letter dated March 1, 2011. In October 2015, Ms. Bhat entered into a letter agreement with Reviva pursuant to which Ms. Bhat agreed to a reduction in her base annual salary to $30,000.00 for an indefinite period of time. Effective since October 2018, Ms. Bhat has agreed to defer her entire salary, without interest. As of July 20, 2020, there is a deferred salary balance of $58,750.00 owing to Ms. Bhat. While there is no formal agreement for the repayment of the deferred salary balance, it is intended that Reviva will issue a number of shares of Reviva Common Stock, with a value approximately equal to the deferred salary balance, to Ms. Bhat prior to the Closing of the Business Combination transaction in full satisfaction of the deferred salary obligation. Reviva employs Marc Cantillon as its Chief Medical Officer, pursuant to an Offer Letter dated December 12, 2012. In October 2015, Dr. Cantillon entered into a letter agreement with Reviva pursuant to which Dr. Cantillon agreed to a reduction in his base annual salary to $100,000.00 for an indefinite period of time. In March 2016, Dr. Cantillon entered into a letter agreement with Reviva pursuant to which Dr. Cantillon agreed to a reduction in his base annual salary to $30,000.00 for an indefinite period of time. Effective since October 2018, Dr. Cantillon has agreed to defer his entire salary, without interest. As of July 20, 2020, there is a deferred salary balance of $58,750.00 owing to Dr. Cantillon. While there is no formal agreement for the repayment of the deferred salary balance, it is intended that Reviva will issue a number of shares of Reviva Common Stock, with a value approximately equal to the deferred salary balance, to Dr. Cantillon prior to the Closing of the Business Combination transaction in full satisfaction of the deferred salary obligation.

Post-Business Combination Arrangements

In connection with the Business Combination, certain agreements were entered into or will be entered into pursuant to the Merger Agreement. The agreements described in this section, or forms of such agreements as they will be in effect substantially concurrently with the completion of the Business Combination, are filed as exhibits to the registration statement of which this prospectus forms a part, and the following descriptions are qualified by reference thereto. These agreements include:

Statement of Policy Regarding Transactions with Related Persons

The Company will adopt a formal written policy that will be effective upon the completion of the Business Combination providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Company’s audit committee. For more information, see the section entitled “Management of the Company Following the Business Combination — Related Person Policy of the Company.”

Indemnification of Directors and Officers

The Bylaws will provide that the Company will indemnify its directors and officers to the fullest extent authorized by the DGCL. In addition, the Amended and Restated Certificate of Incorporation of the Company will provide that the directors will not be personally liable for monetary damages for breach of fiduciary duty except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. There is no pending litigation or proceeding naming any of Tenzing’s or Reviva’s respective directors or officers to which indemnification is being sought, and neither Tenzing nor Reviva is aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

INFORMATION ABOUT REVIVA PHARMACEUTICALS, INC.

References in this section to “Reviva” refer to “Reviva Pharmaceuticals, Inc.” and its consolidated subsidiary.

Company Overview

Reviva was incorporated in the state of Delaware on May 1, 2006 and its subsidiary, Reviva Pharmaceuticals India Pvt. Ltd., was incorporated on December 23, 2014, and has a limited operating history. Reviva is a clinical-stage biopharmaceutical company that discovers, develops and seeks to commercialize next-generation therapeutics for diseases representing significant unmet medical needs and burden to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system, respiratory, and metabolic diseases. Reviva is using chemical genomics driven technology platform and proprietary chemistry to develop new medicines. Reviva’s pipeline currently has two drug candidates, RP5063 (Brilaroxazine) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both RP5063 and R1208 in the United States (U.S.), Europe, and several other countries.

Reviva’s lead drug candidate, RP5063, is ready for continued clinical development for multiple neuropsychiatric indications. These include schizophrenia, bipolar disorder (BD), major depressive disorder (MDD), behavioral and psychotic symptoms, dementia or Alzheimer’s disease (BPSD), Parkinson’s disease psychosis (PDP), and attention deficit hyperactivity disorder (ADHD). Furthermore, RP5063 is also ready for clinical development for two respiratory indications− pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF). The U.S. Food and Drug Administration (FDA) has granted Orphan Drug designation to RP5063 for the treatment of PAH in November 2016 and IPF in April 2018.

Following the closing of the Business Combination, Reviva’s primary focus is to complete the clinical development of RP5063 for the treatment of acute and maintenance schizophrenia.

Additionally, following the closing of the Business Combination, and subject to the receipt of additional financing, Reviva may also continue the clinical development of RP5063 for the treatment of BD, MDD, BPSD, PDP, ADHD, PAH and IPF. Moreover, following the closing of the Business Combination, and subject to the receipt of additional financing, Reviva may also advance the development of its second drug candidate, RP1208, for the treatment of depression and obesity.

The development status of the Reviva product pipeline is presented below:

About RP5063

Our RP5063 drug candidate is a novel, multimodal serotonin (5HT), dopamine (DA), and nicotinic receptors modulator. This compound displays a high affinity for 5HT2A/2B//7 and DA2/3/4 receptors and a moderate affinity for nicotinic (nACh-α4β2) receptors (Rajagopal et al., 2017). The binding affinity RP5063 to dopamine and serotonin sub-receptors in radioligand binding assays is the following (Ki, nM): dopamine D2S (0.28), D2L (0.45), D3 (3.7), and D4.4 (6.0); Serotonin 5HT1A (1.5), 5-HT2A (2.5), 5-HT2B (0.19), 5-HT2C (39), 5-HT6 (51), and 5-HT7 (2.7). RP5063 displayed moderate binding affinity to nicotine- nAChR, α4β2 (Ki = 36.3 nM).

Radioactive and non-radioactive studies in rat and dog show that the gastrointestinal tract completely absorbs orally administered RP5063-related material, with acceptable bioavailability in rat (22%) and dog (85%) animal models. Exposure to RP5063 increased in a dose-dependent manner. Once absorbed, RP5063 rapidly and extensively distributes into various tissues. Noteworthy is the brain with a brain:plasma ratio of ~3.5, despite high plasma protein binding (>99%) characteristics. Rat and dog hepatocytes rapidly metabolize RP5063; however, human hepatocytes metabolize this compound slower. This finding suggests that this compound will show a low clearance in humans. Reviva believes the risk of RP5063 inducing or inhibiting cytochrome P450 (CYP) at anticipated pharmacologically relevant concentrations in humans is low. Hepatic metabolism via the cytochrome P450s is the primary route of elimination with CYP3A4/5, undertaking most of the metabolism (69%), a small contribution from CYP2D6 (17%) and minor contributions by other cytochromes including extra-hepatic CYP2J2. Two metabolites in human plasma and urine display no pharmacological activity. Reviva believes there is a low risk of inhibition and induction of human cytochromes by RP5063 at expected plasma concentrations clinically.

A full battery of regulatory compliant toxicology and safety pharmacology studies are complete. Reviva believes the results from these tests support the chronic administration of RP5063 in clinical trials. Reviva believes the completed safety pharmacology and toxicology studies report several significant safety findings. These include (1) RP5063 is neither genotoxic nor clastogenic, (2) does not affect the function of cardiovascular (Q.T. or blood pressure) or respiratory systems, and (3) is not phototoxic in the 3T3 in vitro assay.

DEVELOPMENT OF RP5063 FOR NEUROPSYCHIATRIC DISEASES

RP5063 Development for Schizophrenia

Schizophrenia is a complex, chronic, and debilitating psychiatric syndrome. As presented in 2020, the Schizophrenia and Related Disorders Alliance of America (“SARDAA”) estimates schizophrenia can be found in approximately 1.1% of the world’s population, regardless of racial, ethnic or economic background, with approximately 3.5 million people diagnosed in the U.S. It is a complex disease involving a mix of positive and negative symptoms, along with mood disorder and cognitive impairment. While the pathology of schizophrenia is not yet fully understood, scientists implicate the dysregulation or disruption of both dopaminergic and serotonergic functions in the development of this condition. The dysregulation of serotonergic function in the brain also contributes to schizoaffective disorders, such as bipolar, major depression, and mania. Thus, the optimal treatment for schizophrenia may not rely solely on dopamine blockade. Hypothetically, it may also include the stabilization of both the dopaminergic and serotonergic systems in the brain.

Current pharmacologic treatment involves antipsychotic therapy. There are two types of antipsychotics, typical and atypical agents. Tolerability issues (e.g., neuroleptic side effects with typical agents; metabolic and cardiovascular problems with atypical medications) limit compliance and the effectiveness of both classes of medications. Hence, compliance is poor, with Reviva estimating, pursuant to a review of multiple peer reviewed articles published between 1998 and 2015, discontinuation rates of 30-50% in the short-term management of acute patients and 42-74% in the long-term treatment. Also, both classes of antipsychotics fail to provide a broad spectrum of efficacy across the various symptom classes. Thus, Reviva believes the optimal treatment of schizophrenia requires new compounds with broader efficacy and better safety profiles.

All approved antipsychotics in the last two decades block dopamine (D) and serotonin (5HT) receptors, particularly D2 and 5HT2A receptors. RP5063 possesses a potent binding and functional activity for both D2 and 5HT2A receptors. Reviva believes these targets are critical for treating schizophrenia besides having potent activities for D4, 5HT1A, 5HT2B and 5HT7 receptors implicated as targets for comorbid conditions associated with schizophrenia such as negative symptoms, mood symptoms (e.g., depression, anxiety) and cognitive impairment. RP5063 also exerts a moderate activity for nicotinic (nAChR, α4β2) receptor, implicated as a target for comorbid conditions in schizophrenia depression and cognitive impairment.

Preclinical studies define the activity, pharmacokinetic, and safety profiles of RP5063 in animals. Rodent models of pharmacologic-induced behaviors associated with schizophrenia have demonstrated that RP5063 limits both psychosis and cognitive symptoms.

Reviva has completed a clinical Phase 1a study in healthy subjects, a Phase 1b study in stable schizophrenia patients, and a Phase 2 study in acute schizophrenia and schizoaffective patients. Reviva anticipates initiating the pivotal Phase 3 study in acute schizophrenia as promptly as practical after completion of the Business Combination transaction.

RP5063 Phase 1 Clinical Study in Stable Schizophrenia

Phase 1a and 1b studies have defined the initial clinical experience with RP5063. The first-in-human study phase 1a involved a single-dose ascending study of 24 individuals. Initially, it examined patient cohorts receiving individual doses of 10 and 15 mg fasting, followed by a food-effect cohort (food versus fasting, crossover), with a 15 mg dose (Figure 1a). The multiple-dose study Phase 1b study examined multiple doses of 10, 20, 50, and 100 mg given with food over ten days in 32 randomized patients (Figure 1b). Both studies characterized the initial safety and pharmacokinetic profiles in normal healthy volunteers (Caucasian or Japanese men, 20–45 years) and stable patients with schizophrenia (18–65 years, chronic, all types with Total Positive and Negative Syndrome Scale (PANSS) score < 90 points). RP5063 displayed a dose-dependent Cmax at 4 to 6 h, a linear dose proportionality for both Cmax and AUC, and a half-life between 40 and 71 h. In the single-dose study, food slightly increased the extent of drug absorption. In the multiple-dose study, drug concentrations approached steady-state after 120 h (5 days) of daily dosing. Pooled data in the single-dose study indicate that the pharmacokinetic profile appeared to be comparable between Caucasians and Japanese. Study data have suggested a straightforward pharmacokinetic profile for RP5063 that Reviva believes supports once-daily dosing as an orally administered agent for Phase 2 and Phase 3 evaluation.

Figure 1. RP5063 Phase 1 Clinical Studies, Pharmacokinetics in Healthy Subjects and Stable Schizophrenia Patients

(A) Single-dose pharmacokinetics profile of RP5063 (15 mg) in healthy subjects	(B) Multiple-dose pharmacokinetics profile of RP5063 (10, 20, 50 or 100 mg/day) in stable schizophrenia patients for 10 days

As the multiple-dose study used patients with stable schizophrenia, the data from this study provided an early assessment of the pharmacodynamics behavior and activity of RP5063 in this population. Notable were the secondary analysis to explore the Positive and Negative Syndrome Scale (PANSS) observations to evaluate the effect of RP5063 on positive symptoms and Trails A and B tests to assess the effect on cognition. Pooled analysis of patients’ PANSS scores ≥50 at baseline showed a statistically significant reduction in positive symptoms subscale scores (Figure 2a). Furthermore, study analysis identified favorable trends in reducing PANSS total scores from baseline and in the General Psychopathology Score from baseline vs. placebo. Similarly, a pooled analysis of Trails A and B scores from baseline to day 16 showed favorable trends in the improvement of cognition in the RP5063 treatment groups vs. placebo.

Figure 2. RP5063 Efficacy in the Phase 1B Clinical Study in Stable Schizophrenia Patients

(A) Decrease in positive symptoms in stable schizophrenia patients (PANSS positive data)	(B) Improvement in cognition in stable schizophrenia patients (Trails A and B data)

• PANSS Baseline scores for sub-analysis: ≥50	• PANSS Baseline scores: 39-69
• Pooled data of RP5063 (10-100mg/day), N=19	• Pooled data of RP5063 (10 - 100mg/day), N=32

The phase 1b study in stable schizophrenia patients found that RP5063 appears to be generally well-tolerated at doses ranging from 10-100 mg administered over ten days. Most adverse events were mild and occurred at the higher doses 50mg and 100 mg. Notable was the lack of clinically significant changes in glucose or prolactin levels, lipid profiles, and weight or ECG findings. A pharmacodynamic analysis of the multiple-dose phase 1b study data provided early insight regarding the clinical activity of RP5063 relevant to psychosis, along with mood and cognitive comorbidities, in patients with stable schizophrenia. Although Reviva believes the phase 1b study safety and efficacy findings are encouraging, it is important to recognize its power limitations due to the relatively small sample size.

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RP5063 Phase 2 Clinical Study in Acute Schizophrenia

The Phase 2 clinical study involved patients with acute exacerbations of schizophrenia or schizoaffective disorder in evaluating the efficacy, safety, tolerability, and pharmacokinetics of RP5063 versus placebo. This evaluation utilized a double-blind, randomized, placebo-controlled 4-week study. Aripiprazole inclusion in the study was purely for the assay sensitivity analysis, and not as a comparator. Investigators randomized 234 eligible subjects into one of five treatment groups (15, 30, 50mg RP5063, aripiprazole 15mg, or placebo; 3:3:3:1:2, respectively). Recruitment of male and female subjects included 22 sites in the US, India, Philippines, Malaysia, and Moldova.

Statistical plans calculated sample sizes based on expected differences between the target dose of RP5063 and placebo 8.3 points (standard deviation of 11.3 points, effect size = 0.735) in the primary efficacy analysis (mean change from baseline in PANSS Total Score). This plan projected a sample size of 180 completing subjects (i.e., 45 subjects in each RP5063 dose group, this cohort included 15 subjects in the aripiprazole group and 30 subjects in the placebo group) to achieve at least an 85% power at an alpha level of 0.05% (two-sided). This level employed a t-test statistic for unequal group sizes, without controlling the alpha error in the pair-wise comparisons of the treatment groups with placebo. The statistical plan did not power the aripiprazole arm for statistical comparisons with other arms, as evaluation of this compound only assessed the study sensitivity; the study randomized 234 subjects to ensure that 180 would complete.

Reviva conducted this study in compliance with the International Conference on Harmonization (ICH) Good Clinical Practice (GCP) Consolidated Guidelines. The FDA approved the protocol, investigational review boards/independent ethics committees, and all participating subjects provided informed consent.

The primary efficacy endpoint was the change from baseline to Day 28 or End of Treatment (EOT) on PANSS Total Score. The secondary efficacy endpoints were the change from baseline to Day 4, Day 8, Day 15, Day 22 and Day 28 on the following items: PANSS Total, PANSS Positive, and Negative subscales; 20% improvement in PANSS Total Score; Improvement by at least 1 point on the Clinical Global Impression (CGI-S); cognition by trail-making Tests A and B and the Digit Symbol Substitution Test (DSST). Safety variables included adverse events (A.E.), physical examinations, vital signs, body weight, laboratory measurements (hematology, serum chemistry including prolactin, urinalysis, and pregnancy tests), and electrocardiograms (ECGs). The measurement of extrapyramidal symptoms (EPS) utilized the Simpson Angus Scale (SAS), Abnormal Involuntary Movement Scale (AIMS), and the Barnes Akathisia Rating Scale (BARS). The Columbia-Suicide Severity Rating Scale (C-SSRS) assessed and classified reported suicidal behavior and depression by the Calgary Depression Scale for Schizophrenia (CDSS). Investigators collected blood samples throughout the dosing period and for 220 h beyond using a sparse sampling routine. Analysis of these samples defined the population pharmacokinetics (PK) and correlated pharmacokinetic and pharmacodynamic (PK/PD) effects.

RP5063 demonstrated a sustained decrease in the total PANSS scores from Day 1 to 28 with statistically significant improvement within the group for all doses of RP5063 (p=<0.001) and aripiprazole (p=0.013), as compared with placebo (Figure 3).

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Figure 3. RP5063 Efficacy in the Phase 2 Clinical Study in Acute Schizophrenia patients, Total PANSS Scores, ITT Population (4 weeks, N = 234)

P = statistical significance within the group

For the primary efficacy endpoint, the change in PANSS Total Score from baseline to Day 28/EOT demonstrated a statistically significant treatment difference from placebo for the RP5063 15-mg and 50-mg arms (p = 0.0212 and p = 0.0167), with a statistically significant difference versus placebo seen as early as the Day 15 assessment (mixed-effect model with repeated measures (MMRM) analyses). The 30-mg arm did not reach statistical significance (p=0.2733), although it was numerically superior. Investigators attributed the lack of significance of the RP5063 30 mg dose to a larger than normal early discontinuations (within 2-7 days) for reasons that were not related to the medication. Aripiprazole only showed efficacy in PANSS negative scores. PANSS subscales scores showed greater RP5063 improvement versus placebo in the PANSS Negative and Prosocial symptoms than the Positive symptoms (Figure 4). Both the RP5063 15-mg and 50-mg treatment groups displayed statistical significance from placebo as early as Day 15 for the PANSS Negative and Prosocial scales. The 50-mg treatment group showed statistical significance at Day 28 for PANSS Positive. All RP5063 groups were numerically superior to placebo.

Figure 4. RP5063 Phase 2 Clinical Efficacy Data for Acute Schizophrenia and Major Comorbid Symptoms

(A) Efficacy Data for Acute Schizophrenia	(B) Efficacy Data for Negative Symptoms

(C) Efficacy Data for Positive Symptoms	(D) Efficacy Data for Social Functioning

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At Day 28/EOT, the frequency of a 30% improvement in total PANSS from baseline to EOT was 41%, 26%, and 39% for the respective RP5063 groups, versus 22% for the placebo cohort. RP5063 subjects improved ≥2 points on the CGI-S by Day 28/EOT at twice the frequency of those on placebo. RP5063 15-mg, 30-mg, and 50-mg groups resulted in 46%, 37%, and 40% improvements, respectively, versus placebo showing a 19% change. Further, relative to >1 point changes, the 15-mg, 30-mg, and 50-mg RP5063 groups produced 73%, 58%, and 72% improvements, respectively, in the CGI-S, as compared to placebo showing 57% change. The CGI-S changes from baseline to Day 28/EOT were statistically superior to placebo for RP5063 15 mg and 50 mg, while the change for 30 mg was numerically superior. Overall, RP5063 (15, 30, and 50mg) treated patients showed between 30-46% remission of acute schizophrenia symptoms, as compared with 22% in the placebo group (Figure 5a). As expected in a short study in patients with acute schizophrenia, there were no statistically significant differences in change from baseline for cognition scores. However, there were numerical improvements in RP5063 groups in the DSST, Trails A and Trails B scores.

Figure 5. RP5063 Phase 2 Study, Remission of Acute Schizophrenia and Discontinuation due to Side Effects

(A) Remission of Schizophrenia Symptoms	(B) Discontinuation due to Side Effects

Patients tolerated doses of RP5063 up to 50 mg with no side effect related discontinuation in the 15 mg and 30 mg dose groups. Only <2% of patients discontinued the treatment in the 50 mg dose group compared to 10% of patients in the aripiprazole 15 mg group (Figure 5b). Treatment discontinuation for any reason with 15 mg, 30 mg, and 50 mg doses of RP5063; the 15 mg dose of aripiprazole; and placebo were 14%, 25%, 12%, 35%, and 26%, respectively. Investigators attribute the higher discontinuation in the 30 mg group of RP5063 to a larger than the normal number of early discontinued patients (~10%) due to non-treatment reasons. Such early discontinuation is not uncommon in acute schizophrenia. The discontinuation rates with aripiprazole (35% for any reason, and 10% due to side effects) are consistent with findings in published clinical studies. Common treatment-emergent adverse events (TEAEs) were EPS (3%, 5%, and 9%) and akathisia (2%, 5%, and 10%), and as expected there seemed to be a dose-related increase in TEAEs in the 15, 30, and 50 mg RP5063 treatment groups, respectively (Figure 6).

There were no clinically relevant changes from baseline in weight or body mass index (BMI); no subject had weight gain reported as a TEAE. This observation offered a clinically relevant finding because weight gain has been a common side effect of second-generation antipsychotics and identified as a key risk factor associated with increased morbidity and mortality in patients with schizophrenia with a major impact on compliance.

There were no clinically meaningful trends in laboratory parameters (including glucose, cholesterol, triglycerides or thyroid hormone T4), ECG, or vital signs. The study observed small mean decreases from baseline in prolactin levels in all treatment groups at Day 28. There were no reports of sexual side effects (Figure 6).

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Figure 6. RP5063 Side Effect Profile in the Phase 2 Clinical Study in Acute Schizophrenia (4 weeks, N=234)

(A) CNS or Neuroleptic Side Effects

Extrapyramidal Side Effect (%)	Akathisia (%)

(B) Endocrine Side Effects

Change in Prolactin (mIU/L)	Change in Thyroid-T4 (pmol/L)

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(C) Metabolic Side Effects

Body Weight Increase (%)	Diabetes/Blood Sugar (mmol/L)

Cholesterol (mmol/L)	Lipids/Triglycerides (mmol/L)

The analysis of RP5063 pharmacokinetic-pharmacodynamics relationship (PK-PD) reflected a linear, dose-proportional increase in exposure with dose and with no evidence of time dependency. Noteworthy was that of RP5063 drug exposure, reflected by Cmax and AUC. These parameters increased in direct proportion to dose irrespective of the population studied (e.g., healthy volunteers, patients with stable schizophrenia, patients with acute exacerbations of schizophrenia or schizoaffective disorder). In Phase 1 multi-dose study, drug levels approached steady-state after 120 h (5 days) of daily dosing, with doses between 10 and 100 mg with maximum steady-state concentrations of 70.1 and 696 ng/mL and AUCss of 1361 and 12526 ng*h/mL at the 10 and 100 mg dose, respectively.

Reviva believes these findings offer important clinical benefits. Reviva believes the lack of excessive drug accumulation should translate to a potential clinical benefit of not needing for the titration of therapy. Such might be the case with other atypical antipsychotics (e.g., aripiprazole). Reviva believes the long half-life (~40-50 h) should translate easily to a once-daily dosing schedule. Reviva believes this schedule is of clinical importance for the schizophrenic patient population since medication adherence, and missing doses with shorter half-life drugs can be a clinical issue leading to destabilization of clinical control. Such can lead to poor long-term functional outcomes in the treatment of schizophrenia. With RP5063, if a patient misses a single dose or two, Reviva believes sufficient plasma concentrations remain for clinical control. Furthermore, the pharmacokinetic profile of RP5063 is independent of gender, age, ethnicity, glomerular filtration rate, smoking, concomitant medications, geographic location of the clinical site, and type of schizophrenia (acute or stable) patients treated. These observations mean that clinicians may not need dose adjustments based on the patient population (Figure 7b).

Investigators performed the PK-PD modeling correlation with actual data using the observed and predicted PANSS demonstrating high predictability with relatively low variability. As shown in the graph below, both the regression line and line of identity are very close to each other. Reviva believes this relationship indicates that the model is providing a very good fit (Figure 7a). The regression line is the line when one plots and regresses the observed data against the data predicted from the population model. The line of identity is when there is a perfect fit of the observed and predicted data (i.e., when each of the observed data is exactly equal to those of the corresponding predicted data, so the slope of the line is in exact unity). The dose-response curve showed that the total PANSS decrease was approaching its maximum response after a dose of approximately 15 mg. Thus, Reviva believes RP5063 doses of 15 to 50 mg daily appear to be an effective clinical range of dosing (Figure 7b).

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Figure 7. RP5063 Phase 2 Clinical Study Pharmacokinetics and Pharmacodynamics Correlation

(A) PANSS Treatment vs. Predicted Scores

(B) Predicted Dose-Response Relationship

RP5063 Phase 3 Studies in Schizophrenia

The phase 1 and phase 2 clinical experience in multiple populations (healthy volunteers, stable schizophrenia, and acute schizophrenia and schizoaffective disorder patients) reflect the promise of RP5063 as an addition to the treatment armamentarium of this disease. Both healthy volunteers and patients tolerated RP5063 well in both Phase 1 and 2 studies. It did not produce any cardiometabolic, cardiovascular, prolactin, or neurologic effects, which would complicate current treatments. Investigators observed the early activity in Phase 1 after 10-days of dosing in stable patients and Reviva believes that results from the Phase 2 trial may support the NDA for RP5063, as RP5063 demonstrated significance versus placebo in Total PANSS Score at Day 28 as compared to baseline. The pharmacokinetics proved to be highly predictable and consistent between Phase 1 and 2 studies, participant type (healthy volunteer, patient), and racial characteristics (Caucasian, Black, Indian, and Japanese). Analyses showed substantive and relatively rapid oral absorption, linear, dose-proportional increases in Cmax and AUC, lack of undue accumulation, and a relatively long terminal half-life over 40 hours. Reviva believes these findings translate to a straightforward once-daily dosing regimen with no need for titration or adjustments for the type of patient. These characteristics set the stage for further evaluation in Phase 3.

As part of the Phase 3 development plan, Reviva had a successful end of Phase 2 (EOP2) meeting with the FDA in 2013. In the EOP2 meeting, Reviva presented the Phase 2 schizophrenia study results, discussed the Phase 3 development plans, and sought guidance from the FDA concerning a “Superior Safety Label Claim” to RP5063 for the treatment of schizophrenia. Reviva received a favorable response from the FDA, as the agency agreed to consider granting RP5063 a “Superior Safety Label Claim” for the treatment of schizophrenia if there is a positive outcome of a pivotal Phase 3 study in schizophrenia. Further to support the “Superior Safety Label Claim” for RP5063, the FDA agreed to waive the requirement to conduct a drug interaction clinical study with CYP2D6 inhibitors in Phase 3 development. Reviva has accordingly planned Phase 3 development of RP5063 for acute and maintenance schizophrenia. Reviva has completed the required regulatory compliant non-clinical studies. These include safety pharmacology studies, toxicology studies, and chemistry, manufacturing, and controls (CMC) development for initiating pivotal Phase 3 studies. Furthermore, the FDA has reviewed the results of these non-clinical studies and the phase 3 protocols. Following the completion of the Business Combination, Reviva anticipates the initiation of a pivotal Phase 3 clinical trial in acute schizophrenia.

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RP5063 Clinical Development for Bipolar Disorder (BD) and Major Depressive Disorder (MDD)

Like schizophrenia, BD and MDD are major neuropsychiatric diseases. These neuropsychiatric diseases exhibit distinct symptoms yet share varying degrees of overlapping conditions that include psychosis, depression, and cognitive impairments. BD, a medical illness with substantial morbidity and mortality, involves episodic, recurrent mania or hypomania, and major depression. An article published in 2018 in the journal Therapeutic Advances in Psychopharmacology estimated that the global prevalence of bipolar spectrum disorders is approximately 2.4%, with approximately 0.6% for bipolar I and approximately 0.4% for bipolar II. The same journal article indicates prevalence of bipolar I in the U.S. has been found to be 1%, slightly higher than in other countries. Similarly, MDD is a common, chronic, recurrent, and debilitating psychiatric condition, leading to significant impairments in personal functional capacities. The National Institute of Mental Health (NIMH) estimated the prevalence of MDD among U.S. adults aged 18 or older at 17.3 million in 2017. NIMH also indicated the prevalence was higher among females (8.7%) compared to males (5.3%).

The clinical community also uses the antipsychotic drugs (e.g., olanzapine, risperidone, quetiapine, and aripiprazole) for the treatment of BD and/or MDD. All these antipsychotics display pharmacological activities for dopamine (D) and serotonin (5HT) receptors. The majority are selective for D2 and 5HT2A receptors, and may also be active for one or more of D4, 5HT1A, 5HT2B, and 5HT7 receptors. RP5063 exhibits potent activity for D2 and 5HT2A receptors, and each of D4, 5HT1A, 5HT2B, and 5HT7 receptors are implicated as pharmacological targets for depression and cognitive impairment conditions.

Following the closing of the Business Combination, and subject to the receipt of additional financing, Reviva may proceed with phase 2 studies for RP5063 in BD and MDD.

RP5063 Clinical Development for Psychosis and Behavioral Symptoms in Alzheimer’s Disease (BPSD), Parkinson’s Disease Psychosis (PDP) and Attention Deficit Hyperactivity Disorder (ADHD)

Patients with Alzheimer’s disease (AD) manifest not only progressive memory impairment, cognitive deficits, and functional alterations but also a variety of neuropsychiatric symptoms (agitation, aggression, hallucinations, delusions). An article published in 2000 in the journal Archives of General Psychiatry (now JAMA Psychiatry) states these symptoms ultimately affect up to 75% of individuals with dementia and, once present, sustain, or recur. Similarly, patients with Parkinson’s disease also suffer from neuropsychiatric symptoms. There are very limited pharmacological treatment options for managing psychotic and behavioral symptoms in Alzheimer’s and Parkinson’s diseases. Without an approved drug, clinicians often manage the psychosis and behavioral symptoms in Alzheimer’s disease with antipsychotics (e.g., quetiapine and olanzapine). Primavanserin (Nuplazid), a serotonin 5HT2A inverse agonist, is the only FDA approved treatment for the treatment of Parkinson’s disease psychosis. However, clinicians do use some antipsychotics (e.g., quetiapine, and olanzapine) as an off-label treatment.

ADHD is a common developmental disorder in children and often continues into adulthood. The prevalence of ADHD in children is 5-12% worldwide, according to an article published in 2016 in the Journal of Advanced Pharmaceutical Technology & Research. ADHD has a high rate of comorbid psychiatric disorders.

Following the closing of the Business Combination, and subject to the receipt of additional financing, Reviva may also continue the clinical development of RP5063 for the treatment of BPSD, PDP, and ADHD.

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DEVELOPMENT OF RP5063 FOR RESPIRATORY DISEASES

Development of RP5063 for Pulmonary Arterial Hypertension (PAH)

PAH is a progressive, debilitating condition characterized by pulmonary vascular resistance leading to right ventricular failure and death. According to an article published in 2016 in the journal The Lancet Respiratory Medicine, the global prevalence of PAH is estimated at 6.6 – 26.0 cases per million with 1.1 – 7.6 incidences per million adults per year. The same article indicates PAH is frequently diagnosed in older patients, particularly those 65 years and older. As presented in 2020, the National Organization for Rare Disorders (“NORD”) estimates PAH occurs 3-5 times more frequently in females than in males, and it tends to affect females between the ages of 30 and 60. Pursuant to a study published in 2012, as reported by the journal Circulation: Cardiovascular Quality and Outcomes, post-diagnosis of PAH, survival rates are approximately 1 year in 87%, 3 years in 75%, and 5 years in 65% of patients, respectively.

PAH occurs when the pulmonary arteries have narrowed, thickened, or become blocked due to the constricting and remodeling of the pulmonary vasculature. Endothelial dysfunction occurs early in the disease pathogenesis. Such pathology leads to the proliferation of the endothelium and smooth muscle tissue, the remodeling of pulmonary arteriole walls, the impaired production of vasodilators, and the overexpression of vasoconstrictors. Remodeling can involve a variety of smooth muscle (e.g., hyperplasia, medial hypertrophy, perivascular fibrosis) and other extrinsic pathologic changes (e.g., microthrombosis, inflammatory cell infiltration, angioproliferative plexiform lesions).

Current treatment involves influencing smooth muscle tone: 1— decreasing the increased expression of phosphodiesterase 5 (PDE-5) inhibition (e.g., sildenafil) and increasing nitric oxide; 2— antagonizing endothelin (e.g., bosentan); and 3— providing exogenous prostacyclins (e.g., epoprostenol, iloprost, treprostinil) to address the reduced production of prostaglandin I2. Such treatments can reduce symptoms, improve the performance of activities of daily living, delay disease progression, and improve survival somewhat (e.g., epoprostenol). However, they fail to stem the ongoing cytoproliferative processes that significantly modify the pulmonary vascular structure and lead to progressive disease and/or the need for lung transplantation.

Serotonin (5-hydroxytryptamine; 5HT) plays a role in both the proliferative and functional components of the pathogenesis of PAH, which involve a variety of contributing factors, including inflammatory cytokines and chemokines. Pulmonary arteries express several 5HT receptors, including the 5HT2A, 5HT2B, and 5HT7. The presence of 5HT in the pulmonary circulation activates vascular smooth muscle (VSM), 5HT2A and 5HT2B receptors, and SERT to cause constriction, the proliferation of pulmonary vascular smooth muscle cells, and fibroblast proliferation. Coupled with stimulating of the transforming growth factor b pathway, the 5HT pathway facilitates cell proliferation and vascular remodeling. These changes lead to the thickening of the medial layer. These accompany the narrowing and the remodeling of the pulmonary artery. Together these define the characteristics of PAH.

RP5063 is a novel candidate for the management of PAH. As a potent antagonist of the 5-HT receptor, it possesses a high binding affinity for several relevant targets associated with PAH. These include 5HT2A (2.5 nM), 5HT2B (0.19 nM), and 5HT7 (2.7 nM), as well as a moderate affinity for SERT (107 nM) in preclinical models.

RP5063 Preclinical Development for PAH

In November 2016, the U.S. Food and Drug Administration granted RP5063 Orphan Designation Status for clinical investigation in PAH. The agency based its decision on encouraging preclinical results with RP5063 in PAH, including disease-modifying antiproliferative effects. Two studies using the monocrotaline (MCT) and Sugen hypoxia (Su-Hx) models evaluated the effectiveness of RP5063 as monotherapy. Further, an additional study with the MCT model assessed this compound’s effectiveness as an adjunct with several other standard treatments for PAH.

The monotherapy MCT-induced model involved a 28-day treatment on single-agent RP5063. On Day 0, adult male Wistar–Kyoto rats, randomized into five groups of 10 animals, received a single intravenous 60-mg/kg MCT dose. Subsequently, on Days 0 to 27, the rats were gavaged twice daily (BID) with vehicle (MCT+Veh; 5% glucose solution), RP5063 (1, 3, or 10 mg/kg), or sildenafil (50 mg/kg). On Day 28, during terminal surgery, investigators obtained blood samples, hemodynamic readings, and harvested tissues.

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In this study, RP5063 produced significant functional and structural changes, as compared with those in the MCT+Veh group. Functionally, RP5063 displayed healthier pulmonary hemodynamic parameters, translating to reduced right ventricle (R.V.) hypertrophy and suggesting greater pulmonary vascular elasticity. This activity led to improved respiratory resistance and hemoglobin oxygen saturation, as compared with PAH animals without treatment. Structurally, RP5063 appeared to prevent the remodeling of the smooth muscle cells in the pulmonary vasculature. The 10 mg dose prevented vascular intimal thickening (endothelial and smooth muscle hyperplasia, and the multiplication of vascular smooth muscle cells) in the smaller vessels, mostly non-muscular in healthy animals. In exploring the cytokine response, the study found that all doses of RP5063 produced lower levels of tumor necrosis factor (TNF) a and interleukin (IL) b, and facilitated a significant reduction of IL-6 (p<0.05). These observations suggest an antiproliferative capacity.

In the SuHx-induced PAH study, investigators gave RP5063 treatment for 21 days. On Day 0, 4 groups of adult male Wistar–Kyoto rats received a subcutaneous injection of Sugen 5416 (20 mg/kg). Investigators kept them at FiO2 of 10% (Days 0–21) and 21% (Days 22–35). During the treatment period starting at Day 14, rats were gavaged twice daily (BID) with vehicle (SuHx+Veh; 5% glucose solution), RP5063 (10 or 20 mg/kg; RP-10 and RP-20, respectively), or sildenafil 50 mg) on Days 14 to 35. On Day 35, during terminal surgery, investigators obtained blood samples, hemodynamic readings, and harvested tissues.

Both doses of RP5063 and sildenafil produced a significant effect on functional and structural parameters, as compared with the induced group treated with vehicle (SuHx+Veh). Functionally, RP5063 improved pulmonary hemodynamics and respiratory function, resulting in higher oxygen saturation, as compared to non-treated, Sugen-induced animals. Structurally, RP5063 decreased small-vessel wall thickness and the percentage of muscular vessels. Most significantly, RP5063 limited arterial obliteration and prevented the formation of plexiform lesions. These observations suggest that the compound might exert antiproliferative effects and, potentially, a disease-modifying capacity. Concerning the cytokine effect, both RP5063 dose groups reflect lower levels of leukotriene-B4 at Days 21, 28, and 35.

Considering the initial observations with RP5063 as a single-agent treatment in both the MCT and SuHx models in rats, Reviva undertook an additional MCT study with this compound to evaluate its role as adjunctive therapy to standard PAH treatments (Bhat et al., 2018). In the same MCT model as previously described, investigators examined RP5063 as monotherapy and as an adjunct to current standards of PAH care (bosentan, sildenafil, treprostinil).

As a single agent, RP5063 produced functional and structural effects seen in the MCT+Veh group and was consistent with those seen in the initial monotherapy MCT study. Furthermore, these effects were like (and in some cases, better than) the standard treatments. As an adjunct to all treatments, RP5063 significantly (p<0.05) lowered mean and systolic pulmonary artery pressures and R.V. systolic pressure, and improved oxygen saturation, as compared with the untreated, induced animals. The combination of RP5063 and sildenafil displayed the most consistent and robust effects. The most notable was on pulmonary hemodynamics, respiratory parameters, and histopathologic changes.

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Figure 8. Effect of RP5063 Treatment in MCT (8A) and Sugen-Hypoxia (8B) Induced PAH in Rats

(A) Treatment Effects on PAH

(B) Treatment Effects on Lung Vascular Structure

RP5063 Clinical Development for PAH

In November 2016, the FDA granted Orphan Drug Designation to RP5063 for the treatment of PAH. Reviva has had a successful pre-IND meeting with the FDA. In the pre-IND meeting, Reviva presented RP5063 preclinical development data including efficacy results for PAH in rodent models, the data of regulatory compliant non-clinical studies (e.g., safety pharmacology studies, toxicology studies, and Chemistry, Manufacturing, and Controls (CMC) development), and the data of clinical phase 1 studies. Reviva has discussed the phase 2 clinical development plan with FDA and sought the agency’s guidance for the company’s clinical development plan for a “Disease Modifying Label Claim” based on the positive specific clinical outcome. Reviva has received a favorable response from the FDA regarding the “Disease Modifying Label Claim,” and the company intends to accordingly develop the clinical protocols.

Following the closing of the Business Combination, and subject to the receipt of additional financing, Reviva may also proceed with a Phase 2 clinical trial for RP5063 in PAH.

Development of RP5063 for Idiopathic Pulmonary Fibrosis (IPF)

IPF is a chronic, progressive, and debilitating lung disease. In 2019, Medscape reported the worldwide prevalence of IPF is estimated at 20 cases per 100,000 persons for males and 13 cases per 100,000 persons for females. Medscape also reported that in the U.S., the prevalence among individuals aged 50 years or older ranges from 27.9 to 63 cases per 100,000. Medscape also reported, for patients suffering from IPF, the estimated mean survival is 2-5 years from the time of diagnosis and that mortality rates are estimated at 64.3 deaths per million in men and 58.4 deaths per million in women.

IPF involves chronic inflammation and progressive fibrosis of the alveoli. This pathology leads to destroyed lung architecture, reduced lung capacity, impaired oxygenation, and a decline in lung function.

Treatment involves early referral for lung transplantation, palliative care, and clinical trials. Limitations exist with various interventions, including commonly used agents (e.g., corticosteroids and immunosuppressants), and current guidelines do not support them. Two Food and Drug Administration approved treatments − Nintedanib (Ofev), and Pirfenidone (Esbriet) − are inadequate in improving functional decline and disease progression (Esbriet product Insert, 2018; Ofev Product Insert, 2018). Hence, Reviva believes survival continues as an unmet need.

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Various studies have implicated 5HT in the pathophysiology of IPF. It exerts a vasoactive effect on pulmonary arteries and stimulates lung myofibroblast actions. Pulmonary 5HT appears to mediate effects through 5-HT2A/2B/7 receptors.

RP5063 may be a new candidate for the management of IPF. As a potent antagonist of the 5HT receptor, it possesses a high binding affinity for several relevant targets associated with IPF. These include 5HT2A (2.5 nM), 5HT2B (0.19 nM), and 5HT7 (2.7 nM), as well as a moderate affinity for SERT (107 nM) in preclinical models.

RP5063 Preclinical Development for IPF

A bleomycin (BLM)-induced model involved a 21-day protocol using 34 Sprague Dawley rats divided into four groups- Group 1 (no induction, vehicle control), Group 2 (induction, vehicle control), Group 3 (induction, RP5063, 15 mg/kg, intervention at Day 1), and Group 4 (induction, RP5063, 15 mg/kg, intervention at Day 10). On Day 21, during terminal surgery, investigators obtained blood samples, hemodynamic readings, harvested tissues, and bronchoalveolar lavage fluid (BALF) samples. The histological analysis to evaluate effects on fibrosis involved several tests. Tissue stained with Masson’s Trichrome and visualized using a scanner to determine the percentage of the fibrotic tissue, reflective of excessive collagen disposition in the lung. A colorimetric assay assessed the content of hydroxyproline, an amino acid for fibrillar collagens, from the right lung tissue sample. Finally, cytokine analysis of the BALF samples evaluated the effects on Macrophage inflammatory protein 1 (MIP1), Monocyte chemoattractant protein 1 (MCP1), Interleukin (IL)-6, Interferon gamma-induced protein 10 (IP10) and RANTES levels.

Compared with the bleomycin-induced vehicle group, the use of RP5063 at Day 0 and Day 10 sustained animal survival at 90.5% and 89.5%, respectively (P<0.05). Furthermore, animals maintained their weight with both RP5063 interventions, as compared with the vehicle group (P<0.01). Animals in both RP5063 groups restored cardiac output, with the Day 0 group displaying a significant effect as compared to those treated with vehicle (P<0.01). The Day 0 RP5063 also normalized pulse pressure.

RP5063 treatment influenced multiple functional, histological, and cytokine parameters reflective of pulmonary fibrosis. Animals in the RP5063 Day 0 group displayed a significant reduction in respiratory resistance (P<0.05). Those in Day 10 group showed improvement (P=0.10). Both RP5063 interventions produced a significant diminution in the concentration of hydroxyproline (P<0.05, Day 0; P<0.01, Day 10). Lung weights, which increased in the vehicle group suggesting the presence of edema, were significantly lower in the RP5063 Day 0 group (P<0.05). From the BALF samples, total cell count (inflammation) was lower in both RP5063 groups (P<0.05), as well as total protein content (edema) in the RP5063 Day 0 group (P<0.05). Ashcroft Score from stained lung tissue reflected a significant reduction in the lung parenchymal fibrotic changes in the Day 0 group (P<0.001). Concerning the percent of fibrosis areas measured with Masson’s trichrome staining, the Day 0 RP5063 group significantly reduced these changes (P<0.001), as compared with the vehicle group (Figure 9B). Furthermore, the Day 0 group showed significantly improved blood oxygen levels (P<0.05). Both groups induced a diminution of blood lactate levels (P<0.01, Day 0; P<0.05, Day 5). Finally, both RP5063 groups reduced proinflammatory and fibrotic cytokines, with significant effects on MCP-1 (P<0.05, Day 0), IP10 (P<0.01, both RP5063 interventions), and RANTES (P<0.01, both RP5063 interventions).

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Figure 9. Effect of RP5063 as a Monotherapy and Co-administered with Standard of Care Nintedanib and Pirfenidone in Bleomycin (BLM) Induced IPF in Rats

(A) Treatment Effects on Lung Hydroxyproline

(B) Treatment Effects on Lung Alveoli Fibrosis

 RP5063, PO: 15mg/kg, BID

A follow-up preclinical study utilized the same BLM-induced model and methods. This study evaluated the effect of RP5063 (15 mg/kg twice daily) in combination with either nintedanib or pirfenidone (both dosed at 100 mg/kg once daily). Both nintedanib and pirfenidone are the current standard of care for patients with IPF. Single-agent treatment with nintedanib and pirfenidone (both dosed at 100 mg/kg once daily) served as controls. Treatment started on Day 7 following BLM-induction and continued until Day 20. Terminal surgery occurred on Day 21, in which harvesting of lung tissue and collecting of BALF occurred. Similar histological investigations evaluated the effects of treatment on mitigating the development of fibrosis via BLM-induction.

Figure 10. Effect of RP5063 Treatment in Bleomycin (BLM) Induced IPF in Rats

RP5063, as an adjunct to nintedanib and pirfenidone, significantly augmented the functional and histological effects of nintedanib and pirfenidone, two standard treatments for IPF, as evidenced by reduction in hydroxyproline level (Fig 9A) and fibrosis (Fig 9B) in the lungs. The RP5063 treatment demonstrated a reduction in respiratory resistance (P<0.05), an increase in blood oxygenation P<0.05), and an improvement in survival rate (95%), as compared with vehicle control (62%) (Figure 10). Furthermore, RP5063, as an adjunct, mitigated lung fibrosis, and collagen disposition, the hallmarks of pulmonary fibrosis, as evidenced by the significantly (P<0.001) reduced concentration of hydroxyproline in the lungs produced by the treatment combinations (Figure 9A), as compared with vehicle control.

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RP5063 Clinical Development for IPF

In April 2018, the FDA has granted Orphan Drug Designation to RP5063 for the treatment of IPF. Reviva has had a successful pre-IND meeting with the FDA. In the pre-IND meeting, Reviva presented RP5063 preclinical development data including efficacy results for IPF in rodent models, the data of regulatory compliant non-clinical studies (e.g., safety pharmacology studies, toxicology studies, and Chemistry, Manufacturing, and Controls (CMC) development), and the data of clinical phase 1 studies. Reviva has discussed the phase 2 clinical development plan with FDA and sought the agency’s guidance for the company’s clinical development plan for a “Disease Modifying Label Claim” based on the positive specific clinical outcome. Reviva has received a favorable response from the FDA regarding the “Disease Modifying Label Claim,” and the company intends to accordingly develop the clinical protocols.

Following the closing of the Business Combination, and subject to the receipt of additional financing, Reviva may also proceed with a Phase 2 clinical trial for RP5063 in IPF.

DEVELOPMENT OF RP1208 FOR DEPRESSION AND OBESITY

About RP1208

Our RP1208 drug candidate, a new chemical entity (NCE), is a novel triple reuptake inhibitor (TRI) which may be in IND enabling studies for depression and may be in animal efficacy studies for obesity within a short time frame following the receipt of adequate additional financing. Reviva possesses a granted composition of matter patent for RP1208 in the USA, Europe, and several other countries.

Depression is a debilitating illness characterized by symptoms like anhedonia, depressed mood leading to suicidal thoughts, impaired cognitive functions, slowing of speech, and other actions. The NIMH estimated the prevalence of MDD among U.S. adults aged 18 or older at 17.3 million in 2017. NIMH also indicated the prevalence was higher among females (8.7%) compared to males (5.3%). Although a plethora of antidepressants exists in the market, an article published in 2015 in the journal Future Medicinal Chemistry indicates clinicians believe that approximately 30–40% of patients do not respond to the therapy, thus reflecting an unmet need to develop novel therapeutics to combat depression. The persistence of anhedonia originating from a depressed dopaminergic activity is one of the most treatment-resistant symptoms of depression. Currently, six major classes of antidepressant drugs, which target mainly monoamine transporters serotonin (SERT) and norepinephrine transporters (NET), are available. Therefore, though leaders have hypothesized that triple reuptake inhibitors (TRIs), with their potency to block dopamine reuptake by blocking dopamine transporter (DAT), in addition to serotonin transporter (SERT) and norepinephrine transporter (NET) should produce higher efficacy.

Triple reuptake inhibitor active compounds stimulate satiety and act as an appetite suppressant. Pharmacological studies have demonstrated that stimulated monoaminergic activity induces profound effects on feeding behaviors and, thus, energy intake. Furthermore, they have shown that agents that enhance synaptic levels of norepinephrine (NE), serotonin (5HT), or dopamine (DA) by stimulating release or reducing reuptake can decrease feeding and weight gain.

Reviva has conducted several in vitro and in vivo studies on RP1208. In the radioligand binding assays, it has shown potent binding affinities for monoamine transporters DAT (Ki = 1.2 nM), SERT (0.8 nM), and NET (11 nM). Studies using in vitro functional assays assessed the functional activity of RP1208 for monoamine transporters. RP1208 showed potent functional inhibitory activities for monoamine transporters with IC50 values <1 nM for DAT, 6.6 nM for SERT, and 2 nM for NET. In the in vivo studies, RP1208 has shown acceptable bioavailability of 9% (t½=2.3 h) in rat and 50% (t½=13.1 h) in dog models. RP1208 rapidly and extensively distributes into tissues, including the brain with a brain:plasma ratio of ~1:1 9 (rat), despite high plasma protein binding (>99%).

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RP1208 Preclinical Studies for Depression and Obesity.

Reviva evaluated the antidepressant activity of RP1208 in the tail-suspension test in the mouse model. The tail-suspension test is a mouse behavioral test useful in the screening of potential antidepressant drugs, and assessing other manipulations that investigators expect to affect depression-related behaviors. Mice are suspended by their tails with tape, in such a position that it cannot escape or hold on to nearby surfaces. During this test, typically six minutes in duration, the resulting escape oriented behaviors are quantified. A tail-suspension test is a valuable tool in drug discovery for high-throughput screening of prospective antidepressant compounds.

The tail-suspension test in male BALB/c mice with 1, 3, 10, and 30mg/kg doses evaluated the antidepressant activity of RP1208. Venlafaxine, an approved antipsychotic drug, 60 mg/kg, was the positive control in the study. RP1208 has shown statistically robust significant reduction in immobility time at 3 mg/kg (p = <0.05), 10 mg/kg (p = <0.01), and 30 mg/kg (p = <0.001) doses. The antidepressant activity of RP1208, as measured by reduction in immobility time at different dose levels, was dose-dependent with no adverse effects (Figure 11).

Following the closing of the Business Combination, and subject to the receipt of additional financing, Reviva may also advance the development of RP1208 for depression and obesity.

Figure 11. Effect of RP1208 in Immobility Time in Male BALB/c Mice in Tail Suspension Test

*P = <0.05, **P = <0.01, ***P = <0.001

MARKET

Neuropsychiatric Diseases Schizophrenia, Bipolar Disorder (BD) and Major Depressive Disorder (MDD)

Schizophrenia, BD, and MDD are major neuropsychiatric diseases often chronic in nature. These neuropsychiatric diseases exhibit distinct symptoms yet share varying degrees of overlapping conditions that include psychosis, depression, and cognitive impairments. Schizophrenia is a complex debilitating psychiatric disease involving a mix of positive and negative symptoms, along with mood disorder (e.g. depression and anxiety) and cognitive impairment. As presented in 2020, SARDAA estimates schizophrenia can be found in approximately 1.1% of the world’s population, regardless of racial, ethnic or economic background, with approximately 3.5 million people diagnosed in the U.S. Schizophrenia imposes substantial burden on patients, their families and overall society. Treatment and other economic costs due to schizophrenia are enormous, estimated by SARDAA to be between $32.5 and $65 billion annually. Antipsychotic drugs are the first-line treatment for patients with schizophrenia. Increasing awareness among patients and physicians in the field of mental health, particularly schizophrenia is likely to increase the penetration of antipsychotic drugs in the market. Currently, second and third-generation antipsychotics capture significant market share. Pipeline drugs undergoing clinical trials intend to block specific subtypes of serotonin and dopamine receptors which would help to mitigate the symptoms, and address unmet medical needs. According to a 2017 report from Grand View Research, Inc., the total estimated drugs market size for schizophrenia is anticipated to reach approximately $7.9 billion by 2022 (Figure 12).

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Figure 12. Global Antipsychotics Market Insights for Schizophrenia, Bipolar Disorder (BD) and Major Depressive Disorder (MDD)

BD, a medical illness with substantial morbidity and mortality, involves episodic, recurrent mania or hypomania, and major depression. An article published in 2018 in the journal Therapeutic Advances in Psychopharmacology estimates that the global prevalence of bipolar spectrum disorders is approximately 2.4%, with approximately 0.6% for bipolar I and approximately 0.4% for bipolar II. The same journal article indicates prevalence of bipolar I in the U.S. has been found to be 1%, slightly higher than in other countries. In recent years, the general public awareness of the symptoms and treatment of BD is on the rise. Typically, the treatment for BD is for a lifetime. Antipsychotic drugs are the standard of care for patients with BD. According to a 2020 article from Market Data Forecast, the total estimated drugs market size for BD treatment is estimated to reach approximately $5.4 billion by the year 2024 (Figure 12).

MDD is a common, chronic, recurrent, and debilitating psychiatric condition, leading to significant impairments in personal functional capacities. MDD is one of the most common mental disorders in the United States. NIMH has estimated the prevalence of MDD among U.S. adults aged 18 or older at 17.3 million in 2017. NIMH also indicated the prevalence was higher among females (8.7%) compared to males (5.3%). Antipsychotic drugs are standard of care either as a monotherapy or as an adjuvant treatment for patients with MDD. According to a 2018 report from Allied Market Research, the total estimated drugs market size for the treatment of depression is estimated to reach approximately $15.9 billion by the year 2023.

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Respiratory Diseases Pulmonary Arterial Hypertension (PAH) and Idiopathic pulmonary Fibrosis (IPF)

PAH and IPF are serious fatal lung diseases. Currently, there is no cure for PAH and IPF diseases. PAH is a progressive, debilitating condition characterized by pulmonary vascular resistance leading to right ventricular failure and death. According to an article published in 2016 in the journal The Lancet Respiratory Medicine, the global prevalence of PAH is estimated at 6.6 – 26.0 cases per million with 1.1 – 7.6 incidences per million adults per year. The same article indicates PAH is frequently diagnosed in older patients, particularly those 65 years and older. As presented in 2020, NORD estimates PAH occurs 3-5 times more frequently in females than in males, and it tends to affect females between the ages of 30 and 60. Pursuant to a study published in 2012, as reported by the journal Circulation: Cardiovascular Quality and Outcomes, post-diagnosis of PAH, survival rates are approximately 1 year in 87%, 3 years in 75%, and 5 years in 65% of patients, respectively. PAH treatment market is expected to exhibit remarkable growth as drivers accountable for the market growth are globally growing older population coupled with causative diseases including interstitial lung diseases (ILD), human immunodeficiency virus (HIV) infection, connective tissue disorders, chronic liver diseases, sedentary lifestyle and other idiopathic conditions. The presence of favorable government support in the U.S. such as Orphan Drug Act (ODA) 1983 and the Rare Disease Act (RDA) of 2002 to facilitate the development of orphan drugs with benefits including tax incentives (reduced taxes/tax credits equal to half of the development costs), clinical research subsidies, and improved patent protection and marketing rights. According to a 2018 report from Credence Research, the global PAH treatment market is projected to reach USD 14.64 billion by 2026 (Figure 13).

Figure 13. Global Market Insights for Pulmonary Arterial Hypertension (PAH) and Idiopathic Pulmonary Fibrosis (IPF)

IPF is a chronic, progressive, and fatal lung disease. In 2019, Medscape reported the worldwide prevalence of IPF is estimated at 20 cases per 100,000 persons for males and 13 cases per 100,000 persons for females. Medscape also reported that in the U.S., the prevalence among individuals aged 50 years or older ranges from 27.9 to 63 cases per 100,000. For patients suffering from IPF, the estimated mean survival is 2-5 years from the time of diagnosis and that mortality rates are estimated at 64.3 deaths per million in men and 58.4 deaths per million in women. IPF involves chronic inflammation and progressive fibrosis of the alveoli. This pathology leads to destroyed lung architecture, reduced lung capacity, impaired oxygenation, and a decline in lung function.

Treatment involves the FDA approved drugs Nintedanib (Ofev), and Pirfenidone (Esbriet), lung transplantation or palliative care. According to a 2018 report from iHealthcare Analyst, the total estimated drugs market size for IPF is anticipated to reach approximately $5.9 billion by 2023 (Figure 13).

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Competition

The pharmaceutical industry is highly competitive and characterized by rapidly evolving technology and intense research and development efforts. Reviva expects to compete with companies, including major international pharmaceutical companies, that have substantially greater financial, research and development, and marketing and sales capabilities, and have substantially greater experience in undertaking preclinical and clinical testing of products, obtaining regulatory approvals, and marketing and selling pharmaceutical products. Reviva will face competition based on, among other things, product efficacy and safety, the timing and scope of regulatory approvals, product ease of use, and price.

At the highest level, Reviva’s potential competitors are any company developing treatments for schizophrenia, PAH, IPF, BD, MDD, BPSD, PDP, and ADHD.

There are numerous therapies currently used to treat schizophrenia patients, including olanzapine, risperidone, quetiapine, and aripiprazole. Such products are also often used for the treatment of comorbid neuropsychiatric disorders, including BD, MDD, BPSD, PDP, and ADHD. While these offer some clinical benefit, they are associated with adverse side effects, which include neuroleptic side effects (e.g. EPS, akathisia), metabolic side effects (e.g. weight gain, obesity, type 2 diabetes, dyslipidemia) and endocrine side effects (e.g. hypothyroidism, prolactin increase leading to sexual dysfunction). Thus, Reviva believes there is an unmet medical need for safe and effective drugs for the treatment of schizophrenia, and related comorbid neuropsychiatric disorders, that could potentially address the totality of the disorders and help patients function and feel better, with minimal side effects.

Additionally, there are numerous therapies currently used to treat PAH and IPF patients, including sildenafil, bosentan and treprostinil for PAH and nintedanib and pirfenidone for IPF. While these offer some clinical benefit, they are associated with treating the symptoms of such diseases, and not the underlying structural modification that causes the disease. Thus, Reviva believes there is an unmet medical need for safe and effective drugs for the treatment of PAH and IPF that could potentially address the underlying cause for the disease while also treating known comorbid mental illness to potentially improve quality of life.

Sales and Marketing

Reviva currently has no sales and marketing personnel. As a clinical stage pharmaceutical company, Reviva currently has no customers. Reviva intends to develop domestic and international marketing, commercial operation, distribution, market access and reimbursement capabilities, or collaborate with third parties that have such infrastructure in connection with the potential for FDA approval for RP5063 and RP1208.

Manufacturing and Supply

Reviva has developed and validated a good manufacturing practice (“GMP”), process to manufacture the active pharmaceutical ingredient (“API”) for its RP5063 drug candidate through contract manufacturers. Reviva has an API contract manufacturer to produce bulk batches under GMP for its anticipated clinical studies and anticipates entering into agreements to produce sufficient API required prior to submitting a New Drug Application (“NDA”) filing with the FDA. Reviva does not own or operate manufacturing facilities for the production of RP5063. Reviva expects to depend on third-party suppliers and manufacturing organizations for all of its clinical trial quantities of raw materials and drug substance. Reviva believes there are readily available supplies of all raw materials necessary for the manufacture of RP5063 and RP1208.

Employees

Reviva has four full-time employees, and utilizes consultants, clinical research organizations and third parties to perform its pre-clinical studies, clinical studies, manufacturing, regulatory, administrative, and financial functions. Reviva believes its relations with its employees are good. Reviva anticipates that the number of employees may grow significantly as it continues to develop its current products or if it develops new product candidates in the future.

Intellectual Property

Reviva strives to protect its intellectual property through a combination of patent, copyright, trademark and trade secrets laws, as well as through confidentiality provisions in its contracts.

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Reviva strives to protect its intellectual property that it believes is important to its business, including its proprietary technology platform, its product candidates, and its processes. Reviva seeks patent protection in the U.S. and internationally for its products, their methods of use and processes of manufacture, and any other technology to which Reviva has rights, where available and when appropriate. Reviva also relies on trade secrets that may be important to the development of its business.

Reviva also plans to seek trademark protection in the U.S. and outside of the U.S. where available and when appropriate. Reviva intends to use these registered marks in connection with its pharmaceutical research and development as well as its product candidates.

Reviva is the sole owner of a patent portfolio that includes issued patents and pending patent applications covering compositions of matter and methods of use of its product candidates RP5063 and RP1208, as well as related compounds. As of June 22, 2020, Reviva’s portfolio of intellectual property consists of 58 granted patents and 19 pending patent applications in the United States and in 18 foreign countries.

RP5063 is Reviva’s first intended commercial product. The original RP5063 patents include composition of matter, and methods of use in treating acute mania, autism, BD, depression, psychosis, and schizophrenia. One RP5063 (brilaroxazine) original patent (U.S. Patent No. 8,188,076) and its 7 divisional/continuation patents have been granted in US. The original RP5063 patents have also been granted in the following foreign countries: Australia, Brazil, Canada, Germany, Spain, France, Great Britain, Hong Kong, Israel, India, Italy, Japan, S. Korea, Liechtenstein, Mexico, Russia, and Slovakia; and pending in China, Columbia, Hong Kong, and Thailand. Reviva believes that its patent portfolio provides a good protection of RP5063. All of the US and foreign original RP5063 granted patents and pending patent applications will expire or are expected to expire in 2030, if a patent term extension is not obtained. If and when RP5063 receives regulatory approval, Reviva intends to apply for patent term extensions on patents covering RP5063 in any jurisdiction where patent term extension is available. For example, the expiration date of the first US original RP5063 may be extendable up to 2035.

Reviva also owns additional RP5063 granted patents and pending patent applications for additional indications such as attention hyperactivity disorder (U.S. Patent No. 9,907,803, which will expire in 2036), pulmonary arterial hypertension (U.S. Patent No. 10,441,590, and pending applications in China, Hong Kong, Europe, and Japan; all of which will expire or are expected to expire in 2036), Alzheimer’s Disease (pending applications in China, Hong Kong, and Europe, which are expected to expire in 2036), Parkinson’s Disease (pending application in China and Hong Kong, which are expected to expire in 2036) and pulmonary fibrosis (pending applications in US and PCT, which are expected to expire in 2038).

Reviva further owns three US patents (U.S. Patent Nos. 8,207,163; 8,247,420; 8,575,185; all of which will expire in 2030) directed to composition and use of compounds related to RP5063.

Reviva intends to continue to file patent applications to cover additional patentable aspects of RP5063 including new indications and to endeavor to exclude competitors from entering the field.

RP1208 may be Reviva’s second intended commercial product. The RP1208 patents include composition of matter, and methods of use in treating depression and obesity. Three RP1208 patents have been granted in the US. RP1208 patents have also been granted in the following foreign countries: Australia, China, Columbia, Germany, Spain, France, Great Britain, Hong Kong, Italy, Mexico, Malaysia, Russia, Singapore, South Africa, and Ukraine; and are pending in Canada, Egypt, India, Philippine, and Thailand. Reviva believes that its patent portfolio provides a good protection of RP1208. The first RP1208 US patents will expire in 2033, and may be extendable up to 2038. The other two RP1208 continuation US patents will expire in 2032. All foreign RP1208 granted patents and pending patent applications will expire or are expected to expire in 2032. If and when RP1208 receives regulatory approval, Reviva intends to apply for patent term extensions on patents covering RP1208 in any jurisdiction where patent term extension is available.

Reviva further owns two families of US patents directed to related compounds of RP1208 covering composition and use. The first family consists of US Patent No. 7,989,500 and its 5 granted continuation patents, which will expire in 2027 or 2028. The second family consists of US Patent No. 8,604,244 and its 2 granted continuation patents, which will expire in 2031.

In addition to patents, Reviva also relies upon proprietary know-how (including trade secrets) to protect its technology and maintain and develop its competitive position. In some situations, maintaining information as a trade secret may be more appropriate to protect the type of technology than filing a patent application. Reviva seeks to protect its confidential and proprietary information in part by confidentiality agreements and it is Reviva’s policy generally to have its employees, consultants, scientific advisors, outside scientific collaborators, sponsored researchers, investors, prospective investors and contractors execute such agreements upon the commencement of a relationship with Reviva.

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Reviva’s success will depend on 1) the ability to obtain and maintain patent and other proprietary rights in commercially important technology, inventions and know-how related to its business, 2) the validity and enforceability of its patents, 3) the continued confidentiality of its trade secrets, and 4) its ability to operate without infringing the valid and enforceable patents and proprietary rights of third parties. Reviva also relies on continuing technological innovation and potential in-licensing opportunities to develop and maintain its proprietary position.

Reviva cannot be certain that patents will be granted with respect to any of its pending patent applications, nor can Reviva be certain that any of its existing patents will be successful in protecting its technology. For this and more comprehensive risks related to Reviva’s intellectual property, please see “Risk Factors — Risks Related to Reviva’s Intellectual Property.”

Regulatory Matters

The FDA and other federal, state, local and foreign regulatory agencies impose substantial requirements upon the clinical development, approval, labeling, manufacture, marketing and distribution of drug products. These agencies regulate, among other things, research and development activities and the testing, approval, manufacture, quality control, safety, effectiveness, labeling, storage, record keeping, advertising and promotion of Reviva’s product candidates. The regulatory approval process is generally lengthy and expensive, with no guarantee of a positive result. Moreover, failure to comply with applicable requirements by the FDA or other requirements may result in civil or criminal penalties, recall or seizure of products, injunctive relief including partial or total suspension of production, or withdrawal of a product from the market.

The FDA regulates, among other things, the research, manufacture, promotion and distribution of drugs in the U.S. under the Federal Food, Drug and Cosmetic Act (“FDCA”) and other statutes and implementing regulations. The process required by the FDA before prescription drug product candidates may be marketed in the U.S. generally involves the following:

●	completion of extensive nonclinical laboratory tests, animal studies and formulation studies, all performed in accordance with the FDA’s Good Laboratory Practice regulations;

●	submission to the FDA of an Investigational New Drug application (“IND”), which must become effective before human clinical trials may begin;

●	performance of adequate and well-controlled human clinical trials in accordance with the FDA’s regulations, including Good Clinical Practices, to establish the safety and efficacy of the product candidate for each proposed indication;

●	submission to the FDA of an NDA for drug products, or a Biologics License Application (“BLA”), for biologic products;

●	satisfactory completion of a preapproval inspection by the FDA of the manufacturing facilities at which the product is produced to assess compliance with current GMP (“cGMP”) regulations; and

●	the FDA’s review and approval of the NDA or BLA prior to any commercial marketing, sale or shipment of the drug.

The testing and approval process requires substantial time, effort and financial resources, and Reviva cannot be certain that any approvals for its product candidates will be granted on a timely basis, if at all.

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Nonclinical tests include laboratory evaluations of product chemistry, formulation and stability, as well as studies to evaluate toxicity in animals and other animal studies. The results of nonclinical tests, together with manufacturing information and analytical data, are submitted as part of an IND to the FDA. Some nonclinical testing may continue even after an IND is submitted. The IND also includes one or more protocols for the initial clinical trial or trials and an investigator’s brochure. An IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions relating to the proposed clinical trials as outlined in the IND and places the clinical trial on a clinical hold. In such cases, the IND sponsor and the FDA must resolve any outstanding concerns or questions before any clinical trials can begin. Clinical trial holds also may be imposed at any time before or during studies due to safety concerns or non-compliance with regulatory requirements. An independent Institutional Review Board (“IRB”), at each of the clinical centers proposing to conduct the clinical trial must review and approve the plan for any clinical trial before it commences at that center. An IRB considers, among other things, whether the risks to individuals participating in the trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the consent form signed by the trial participants and must monitor the study until completed.

Clinical Trials

Clinical trials involve the administration of the product candidate to human subjects under the supervision of qualified medical investigators according to approved protocols that detail the objectives of the study, dosing procedures, subject selection and exclusion criteria, and the parameters to be used to monitor participant safety. Each protocol for a U.S. study is submitted to the FDA as part of the IND.

Human clinical trials are typically conducted in three sequential phases, but the phases may overlap, or be combined.

●	Phase 1 clinical trials typically involve the initial introduction of the product candidate into healthy human volunteers. In Phase 1 clinical trials, the product candidate is typically tested for safety, dosage tolerance, absorption, metabolism, distribution, excretion and pharmacodynamics.

●	Phase 2 clinical trials are generally conducted in a limited patient population to gather evidence about the efficacy of the product candidate for specific, targeted indications; to determine dosage tolerance and optimal dosage; and to identify possible adverse effects and safety risks. Phase 2 clinical trials, in particular Phase 2b trials, can be undertaken to evaluate clinical efficacy and to test for safety in an expanded patient population at geographically dispersed clinical trial sites.

●	Phase 3 clinical trials are undertaken to evaluate clinical efficacy and to test for safety in an expanded patient population at geographically dispersed clinical trial sites. The size of Phase 3 clinical trials depends upon clinical and statistical considerations for the product candidate and disease. Phase 3 clinical trials are intended to establish the overall risk-benefit ratio of the product candidate and provide an adequate basis for product labeling.

Post-approval clinical trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial approval. These clinical trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication, particularly for long-term safety follow-up.

Clinical testing must satisfy the extensive regulations of the FDA. Reports detailing the results of the clinical trials must be submitted at least annually to the FDA and safety reports must be submitted for serious and unexpected adverse events. Success in early-stage clinical trials does not assure success in later-stage clinical trials. The FDA, an IRB or Reviva may suspend a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk.

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New Drug Applications

Assuming successful completion of the required clinical trials, the results of product development, nonclinical studies and clinical trials are submitted to the FDA as part of an NDA (or BLA, in the case of a biologic product). An NDA or BLA also must contain extensive manufacturing information, as well as proposed labeling for the finished product. An NDA or BLA applicant must develop information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the product in accordance with cGMP. The manufacturing process must be capable of consistently producing quality product within specifications approved by the FDA. The manufacturer must develop methods for testing the quality, purity and potency of the final product. In addition, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the product does not undergo unacceptable deterioration over its shelf life. Prior to approval, the FDA will conduct an inspection of the manufacturing facilities to assess compliance with cGMP.

The FDA reviews all NDAs and BLAs submitted before it accepts them for filing. The FDA may request additional information rather than accept an NDA for filing. In this event, the NDA or BLA must be resubmitted with the additional information and is subject to review before the FDA accepts it for filing. After an application is filed, the FDA may refer the NDA or BLA to an advisory committee for review, evaluation and recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers them carefully when making decisions. The FDA may deny approval of an NDA or BLA if the applicable regulatory criteria are not satisfied. Data obtained from clinical trials are not always conclusive and the FDA may interpret data differently than Reviva interprets the same data. The FDA may issue a complete response letter, which may require additional clinical or other data or impose other conditions that must be met in order to secure final approval of the NDA or BLA. If a product receives regulatory approval, the approval may be significantly limited to specific diseases and dosages or the indications for use may otherwise be limited, which could restrict the commercial value of the product. In addition, the FDA may require Reviva to conduct Phase 4 testing which involves clinical trials designed to further assess a drug’s safety and effectiveness after NDA or BLA approval, and may require surveillance programs to monitor the safety of approved products which have been commercialized. Once issued, the FDA may withdraw product approval if ongoing regulatory requirements are not met or if safety or efficacy questions are raised after the product reaches the market.

Section 505(b) NDAs

There are two types of NDAs: the Section 505(b)(1) NDA, or full NDA, and the Section 505(b)(2) NDA. A full NDA is submitted under Section 505(b)(1) of the FDCA, and must contain full reports of investigations conducted by the applicant to demonstrate the safety and effectiveness of the drug. A Section 505(b)(2) NDA may be submitted for a drug for which one or more of the investigations relied upon by the applicant was not conducted by or for the applicant and for which the applicant has no right of reference from the person by or for whom the investigations were conducted. A Section 505(b)(2) NDA may be submitted based in whole or in part on published literature or on the FDA’s finding of safety and efficacy of one or more previously approved drugs, which are known as reference drugs. Thus, the filing of a Section 505(b)(2) NDA may result in approval of a drug based on fewer clinical or nonclinical studies than would be required under a full NDA. The number and size of studies that need to be conducted by the sponsor depends on the amount and quality of data pertaining to the reference drug that are publicly available, and on the similarity of and differences between the applicant’s drug and the reference drug. In some cases, extensive, time-consuming, and costly clinical and nonclinical studies may still be required for approval of a Section 505(b)(2) NDA.

Patent Protections

An applicant submitting a Section 505(b)(2) NDA must certify to the FDA with respect to the patent status of the reference drug upon which the applicant relies in support of approval of its drug. With respect to every patent listed in the FDA’s Orange Book, which is the FDA’s list of approved drug products, as claiming the reference drug or an approved method of use of the reference drug, the Section 505(b)(2) applicant must certify that: (1) there is no patent information listed in the orange book for the reference drug; (2) the listed patent has expired; (3) the listed patent has not expired, but will expire on a particular date; (4) the listed patent is invalid or will not be infringed by the manufacture, use, or sale of the product in the Section 505(b)(2) NDA; or (5) if the patent is a use patent, that the applicant does not seek approval for a use claimed by the patent. If the applicant files a certification to the effect of clause (1), (2) or (5), FDA approval of the Section 505(b)(2) NDA may be made effective immediately upon successful FDA review of the application, in the absence of marketing exclusivity delays, which are discussed below. If the applicant files a certification to the effect of clause (3), the Section 505(b)(2) NDA approval may not be made effective until the expiration of the relevant patent and the expiration of any marketing exclusivity delays.

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If the Section 505(b)(2) NDA applicant provides a certification to the effect of clause (4), referred to as a paragraph IV certification, the applicant also must send notice of the certification to the patent owner and the holder of the NDA for the reference drug. The filing of a patent infringement lawsuit within 45 days of the receipt of the notification may prevent the FDA from approving the Section 505(b)(2) NDA for 30 months from the date of the receipt of the notification unless the court determines that a longer or shorter period is appropriate because either party to the action failed to reasonably cooperate in expediting the action. However, the FDA may approve the Section 505(b)(2) NDA before the 30 months have expired if a court decides that the patent is invalid or not infringed, or if a court enters a settlement order or consent decree stating the patent is invalid or not infringed.

Notwithstanding the approval of many products by the FDA pursuant to Section 505(b)(2), over the last few years certain brand-name pharmaceutical companies and others have objected to the FDA’s interpretation of Section 505(b)(2). If the FDA’s interpretation of Section 505(b)(2) is successfully challenged in court, the FDA may be required to change its interpretation of Section 505(b)(2) which could delay or even prevent the FDA from approving any Section 505(b)(2) NDA that Reviva submits. The pharmaceutical industry is highly competitive, and it is not uncommon for a manufacturer of an approved product to file a citizen petition with the FDA seeking to delay approval of, or impose additional approval requirements for, pending competing products. If successful, such petitions can significantly delay, or even prevent, the approval of the new product. Moreover, even if the FDA ultimately denies such a petition, the FDA may substantially delay approval while it considers and responds to the petition.

Marketing Exclusivity

Market exclusivity provisions under the FDCA can delay the submission or the approval of Section 505(b)(2) NDAs, thereby delaying a Section 505(b)(2) product from entering the market. The FDCA provides five-year marketing exclusivity to the first applicant to gain approval of an NDA for a new chemical entity (“NCE”), meaning that the FDA has not previously approved any other drug containing the same active moiety. This exclusivity prohibits the submission of a Section 505(b)(2) NDA for any drug product containing the active ingredient during the five-year exclusivity period. However, submission of a Section 505(b)(2) NDA that certifies that a listed patent is invalid, unenforceable, or will not be infringed, as discussed above, is permitted after four years, but if a patent infringement lawsuit is brought within 45 days after such certification, FDA approval of the Section 505(b)(2) NDA may automatically be stayed until 7½ years after the NCE approval date. The FDCA also provides three years of marketing exclusivity for the approval of new and supplemental NDAs for product changes, including, among other things, new indications, dosage forms, routes of administration or strengths of an existing drug, or for a new use, if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by FDA to be essential to the approval of the application. Five-year and three-year exclusivity will not delay the submission or approval of another full NDA; however, as discussed above, an applicant submitting a full NDA under Section 505(b)(1) would be required to conduct or obtain a right of reference to all of the nonclinical and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Other types of exclusivity in the United States include orphan drug exclusivity and pediatric exclusivity. The FDA may grant orphan drug designation to a drug intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making available in the United States a drug for this type of disease or condition will be recovered from sales in the United States for that drug. Seven-year orphan drug exclusivity is available to a product that has orphan drug designation and that receives the first FDA approval for the indication for which the drug has such designation. Orphan drug exclusivity prevents approval of another application for the same drug for the same orphan indication, for a period of seven years, regardless of whether the application is a full NDA or a Section 505(b)(2) NDA, except in limited circumstances, such as a showing of clinical superiority to the product with orphan exclusivity. Pediatric exclusivity, if granted, provides an additional six months to an existing exclusivity or statutory delay in approval resulting from a patent certification. This six-month exclusivity, which runs from the end of other exclusivity protection or patent delay, may be granted based on the voluntary completion of a pediatric study in accordance with an FDA-issued “Written Request” for such a study.

Section 505(b)(2) NDAs are similar to full NDAs filed under Section 505(b)(1) in that they are entitled to any of these forms of exclusivity if they meet the qualifying criteria. They also are entitled to the patent protections described above, based on patents that are listed in the FDA’s Orange Book in the same manner as patents claiming drugs and uses approved for NDAs submitted as full NDAs.

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Breakthrough Therapy Designation

On July 9, 2012, the Food and Drug Administration Safety and Innovation Act (“FDASIA”), was signed. FDASIA Section 902 provides for a new drug designation, Breakthrough Therapy. A Breakthrough Therapy is a drug:

●	intended alone or in combination with one or more other drugs to treat a serious or life-threatening disease or condition; and

●	preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development.

Fast Track Designation

A Fast Track is a designation by the FDA of an investigational drug which:

●	intended alone or in combination with one or more other drugs to treat a serious or life-threatening disease or condition; and

●	non-clinical or clinical data demonstrate the potential to address an unmet medical need

Fast track is a process designed to facilitate the development and expedite the review of drugs to treat serious conditions and fill an unmet medical need. The benefits of a Fast Track designation include rolling submission of portions of the NDA for the drug candidate and eligibility for priority review of the NDA. Additionally, more frequent meetings and written communication with the FDA regarding the development plan and trial design for the drug candidate are encouraged throughout the entire drug development and review process, with the goal of having earlier drug approval and access for patients.

Other Regulatory Requirements

Maintaining substantial compliance with appropriate federal, state and local statutes and regulations requires the expenditure of substantial time and financial resources. Drug manufacturers are required to register their establishments with the FDA and certain state agencies, and after approval, the FDA and these state agencies conduct periodic unannounced inspections to ensure continued compliance with ongoing regulatory requirements, including cGMPs. In addition, after approval, some types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further FDA review and approval. The FDA may require post-approval testing and surveillance programs to monitor safety and the effectiveness of approved products that have been commercialized. Any drug products manufactured or distributed by Reviva pursuant to FDA approvals are subject to continuing regulation by the FDA, including:

●	record-keeping requirements;

●	reporting of adverse experiences with the drug;

●	providing the FDA with updated safety and efficacy information;

●	reporting on advertisements and promotional labeling;

●	drug sampling and distribution requirements; and

●	complying with electronic record and signature requirements.

In addition, the FDA strictly regulates labeling, advertising, promotion and other types of information on products that are placed on the market. There are numerous regulations and policies that govern various means for disseminating information to health-care professionals as well as consumers, including to industry sponsored scientific and educational activities, information provided to the media and information provided over the Internet. Drugs may be promoted only for the approved indications and in accordance with the provisions of the approved label.

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The FDA has very broad enforcement authority and the failure to comply with applicable regulatory requirements can result in administrative or judicial sanctions being imposed on Reviva or on the manufacturers and distributors of Reviva’s approved products, including warning letters, refusals of government contracts, clinical holds, civil penalties, injunctions, restitution and disgorgement of profits, recall or seizure of products, total or partial suspension of production or distribution, withdrawal of approvals, refusal to approve pending applications, and criminal prosecution resulting in fines and incarceration. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability. In addition, even after regulatory approval is obtained, later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market.

Coverage and Reimbursement

Sales of Reviva product candidates, if approved, will depend, in part, on the extent to which such products will be covered by third-party payors, such as government health care programs, commercial insurance and managed healthcare organizations. These third-party payors are increasingly limiting coverage or reducing reimbursements for medical products and services. In addition, the U.S. government, state legislatures and foreign governments have continued implementing cost-containment programs, including price controls, restrictions on reimbursement and requirements for substitution of generic products. Third-party payors decide which therapies they will pay for and establish reimbursement levels. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own coverage and reimbursement policies. However, decisions regarding the extent of coverage and amount of reimbursement to be provided for any drug candidates that Reviva develops will be made on a payor-by-payor basis. Each payor determines whether or not it will provide coverage for a therapy, what amount it will pay the manufacturer for the therapy, and on what tier of its formulary it will be placed. The position on a payor’s list of covered drugs, or formulary, generally determines the co-payment that a patient will need to make to obtain the therapy and can strongly influence the adoption of such therapy by patients and physicians. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit Reviva’s net revenue and results. Decreases in third-party reimbursement for Reviva’s product candidates or a decision by a third-party payor to not cover Reviva’s product candidates could reduce physician usage of Reviva’s product candidates, once approved, and have a material adverse effect on Reviva’s sales, results of operations and financial condition.

Other Healthcare Laws

Because of Reviva’s current and future arrangements with healthcare professionals, principal investigators, consultants, customers and third-party payors, Reviva will also be subject to healthcare regulation and enforcement by the federal government and the states and foreign governments in which Reviva will conduct its business, including its clinical research, proposed sales, marketing and educational programs. Failure to comply with these laws, where applicable, can result in the imposition of significant civil penalties, criminal penalties, or both. The U.S. laws that may affect Reviva’s ability to operate, among others, include: the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information; certain state laws governing the privacy and security of health information in certain circumstances, some of which are more stringent than HIPAA and many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts; the federal healthcare programs’ Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs; federal false claims laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent; federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters; the Physician Payments Sunshine Act, which requires manufacturers of drugs, devices, biologics, and medical supplies to report annually to the U.S. Department of Health and Human Services information related to payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, and ownership and investment interests held by physicians and their immediate family members; and state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

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In addition, many states have similar laws and regulations, such as anti-kickback and false claims laws that may be broader in scope and may apply regardless of payor, in addition to items and services reimbursed under Medicaid and other state programs. Additionally, to the extent that Reviva’s products are sold in a foreign country, Reviva may be subject to similar foreign laws.

The Impact of New Legislation and Amendments to Existing Laws

The FDCA is subject to routine legislative amendments with a broad range of downstream effects. In addition to new legislation, such as the FDA Reauthorization Act of 2017 or the FDASIA in 2012, Congress introduces amendments to reauthorize drug user fees and address emerging concerns every five years. Reviva cannot predict the impact of these new legislative acts and their implementing regulations on its business. The programs established or to be established under the legislation may have adverse effects upon Reviva, including increased regulation of Reviva’s industry. Compliance with such regulation may increase Reviva’s costs and limit its ability to pursue business opportunities. In addition, the FDA’s regulations, policies and guidance are often revised or reinterpreted by the agency or the courts in ways that may significantly affect Reviva’s business and products.

Reviva expects that additional federal and state, as well as foreign, healthcare reform measures will be adopted in the future, any of which could result in reduced demand for Reviva’s products or additional pricing pressure.

Facilities

Reviva’s principal offices are 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014. Reviva is subject to a one year lease, commencing February 2020. Basic rent is $1,196 per month. The facility is used for office space only, and Reviva believes the facility is adequate for its foreseeable needs. Reviva operates primarily as a virtual company.

Legal Matters

On January 2, 2020, there was a judgement issued by the District Court of Harris County, Texas, pursuant to an agreement reached between Reviva and the holder of the Judgment Note, issued by Reviva in April 2017. Under the terms of the judgement, Reviva is obligated to repay the holder of the Judgement Note the principal investment of $1,200,000, accrued interest of $242,000, and legal fees of $5,000. The obligatory payment is currently accruing interest at 5.5% per annum. Reviva intends to extinguish and satisfy its obligations with respect to this judgement at or prior to Closing through issuing the Reviva Contingent Interim Period Notes. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The Reviva Contingent Interim Period Notes” for a description of the terms of the proposed Reviva Contingent Interim Period Notes.

Reviva may also, from time to time, become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm Reviva’s business. Except as described above, Reviva is currently not aware of any such legal proceedings or claims that may be, individually or in the aggregate, material to Reviva.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF REVIVA

Cautionary Note Regarding Forward-Looking Statements

All statements other than statements of historical fact included in this section regarding Reviva’s financial position, business strategy and the plans and objectives of management for future operations, are forward- looking statements. When used in this section, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Reviva’s management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, Reviva’s management. Actual results could differ materially from those contemplated by the forward- looking statements as a result of certain factors detailed herein. All subsequent written or oral forward-looking statements attributable to Reviva or persons acting on Reviva’s behalf are qualified in their entirety by this paragraph.

You should read the following discussion and analysis of Reviva’s financial condition and results of operations together with its consolidated financial statements and the related notes. Some of the information contained in this discussion and analysis or set forth elsewhere, including information with respect to its plans and strategy for its business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors - Risks Related to Reviva’s Business and Industry” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Company Overview

Reviva was incorporated in the state of Delaware on May 1, 2006 and its subsidiary, Reviva Pharmaceuticals India Pvt. Ltd., was incorporated on December 23, 2014, and has a limited operating history. Reviva is a clinical-stage biopharmaceutical company that discovers, develops and seeks to commercialize next-generation therapeutics for diseases representing significant unmet medical needs and burden to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system, respiratory, and metabolic diseases. Reviva is using chemical genomics driven technology platform and proprietary chemistry to develop new medicines. Reviva’s pipeline currently has two drug candidates, RP5063 (Brilaroxazine) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both RP5063 and R1208 in the United States (U.S.), Europe, and several other countries.

Reviva’s lead drug candidate, RP5063, is ready for continued clinical development for multiple neuropsychiatric indications. These include schizophrenia, bipolar disorder (BD), major depressive disorder (MDD), behavioral and psychotic symptoms, dementia or Alzheimer’s disease (BPSD), Parkinson’s disease psychosis (PDP), and attention deficit hyperactivity disorder (ADHD). Furthermore, RP5063 is also ready for clinical development for two respiratory indications− pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF). The U.S. Food and Drug Administration (FDA) has granted Orphan Drug designation to RP5063 for the treatment of PAH in November 2016 and IPF in April 2018. RP1208 is also in preclinical development for depression and obesity.

Following the closing of the Business Combination, Reviva’s primary focus is to complete the clinical development of RP5063 for the treatment of acute and maintenance schizophrenia.

Additionally, following the closing of the Business Combination, and subject to the receipt of additional financing, Reviva may also continue the clinical development of RP5063 for the treatment of BD, MDD, BPSD, PDP, ADHD, PAH and IPF. Moreover, following the closing of the Business Combination, and subject to the receipt of additional financing, Reviva may also advance the development of its second drug candidate, RP1208, for the treatment of depression and obesity.

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Financial Overview

Reviva is a clinical-stage biopharmaceutical company and has not generated any revenues from the sale of products. Reviva has never been profitable, and Reviva’s accumulated deficit as of June 30, 2020 was $56.13 million. Reviva’s net loss for the six months ended June 30, 2020 was $1.6 million. Reviva expects to incur significant expenses and increasing operating losses for the next several years. Reviva expects its expenses to increase in connection with its ongoing activities to research, develop and commercialize its product candidates. Furthermore, Reviva expects to incur additional costs associated with operating as a public company. Reviva will need to generate significant revenues to achieve profitability, and Reviva may never do so.

Reviva expects its expenses will increase substantially in connection with its ongoing activities, as Reviva:

•	invests significantly to further research and develop, through clinical trials for RP5063 and pre-clinical research for RP1208, and seeks regulatory approval for, its product candidates, RP5063 and RP1208;

•	identifies and develops additional product candidates;

•	hires additional clinical, scientific and management personnel;

•	seeks regulatory and marketing approvals for any product candidates that Reviva may develop;

•	ultimately establishes a sales, marketing and distribution infrastructure to commercialize any drugs for which Reviva may obtain marketing approval;

•	maintains, expands and protects its intellectual property portfolio;

•	acquires or in-licenses other drugs and technologies; and

•	adds operational, financial and management information systems and personnel, including personnel to support Reviva’s product candidate development, any future commercialization efforts and Reviva’s transition to a public company.

Reviva has funded its operations to date primarily from the issuance and sale of its equity and convertible equity securities. As of June 30, 2020, Reviva had cash and cash equivalents of $194,798. To fund Reviva’s current operating plans, Reviva will need to raise additional capital. The expected capital available upon completion of the Business Combination, together with Reviva’s existing cash and cash equivalents, will not be sufficient for Reviva to complete development of its product candidates and, if applicable, to prepare for commercializing any product candidate that may receive approval. Accordingly, Reviva will continue to require substantial additional capital beyond the expected capital available upon the completion of the Business Combination to continue its clinical development and potential commercialization activities; however, Reviva believes that the capital available upon completion of the Business Combination, together with its existing cash and cash equivalents, will be sufficient to fund its current operating plans through at least the first 12 months following the completion of the Business Combination. The amount and timing of Reviva’s future funding requirements will depend on many factors, including the pace and results of its clinical development efforts. Reviva will seek to fund its operations through public or private equity or debt financings or other sources, which may include collaborations with third parties. Adequate additional financing may not be available to Reviva on acceptable terms, or at all. Reviva’s failure to raise capital as and when needed would have a negative impact on its financial condition and its ability to pursue its business strategy. Reviva cannot assure you that it will ever be profitable or generate positive cash flow from operating activities.

Research and Development Expenses

Reviva focuses its resources on research and development activities, including the conduct of preclinical and clinical studies and product development and expenses such costs as they are incurred. Reviva has not historically tracked or recorded research and development expenses on a project-by-project basis, primarily because Reviva uses its employee and infrastructure resources across multiple research and development projects, and it is not practical for Reviva to allocate such costs on a project-by-project basis. Reviva’s research and development expenses primarily consist of employee-related expenses, including deferred salaries, salaries, benefits and taxes for personnel in research and development functions.

The largest recurring component of Reviva’s total operating expenses has historically been research and development activities. Reviva expects its research and development expenses will increase for the next several years as it advances its development programs, pursues regulatory approval of its product candidates in the U.S. and other jurisdictions and prepares for potential commercialization, which would require a significant investment in costs related to contract manufacturing, inventory buildup and sales and marketing activities.

Reviva’s primary product candidates and their current status is as follows:

Drug Candidate	Indication	Status
RP5063	Schizophrenia	Phase 2 complete. Intending to initiate a pivotal Phase 3 study following the completion of the Business Combination.
RP5063	Bipolar Disorder	Phase 1 complete**
RP5063	Depression-MDD	Phase 1 complete**
RP5063	Alzheimer’s (AD-Psychosis/Behavior)	Phase 1 complete**
RP5063	Parkinson’s	Phase 1 complete**
RP5063	ADHD/ADD	Phase 1 complete**
RP5063	PAH	Phase 1 complete**
RP5063	IPF	Phase 1 complete**
RP1208	Depression	Completed pre-clinical development studies, including in vitro receptor binding studies, animal efficacy studies, and PK studies. Compound ready for IND enabling studies.
RP1208	Obesity	Completed pre-clinical development studies, including in vitro receptor binding studies and PK studies. Compound ready for animal efficacy studies.

** Reviva completed the phase 1 clinical study for RP5063 prior starting the phase 2 study in schizophrenia and schizoaffective disorder. Reviva collected safety data for RP5063 in over 200 patients, including healthy subjects and patients with stable schizophrenia, acute schizophrenia and schizoaffective disorder. Generally, no separate phase 1 study is required for conducting a phase 2 study for an additional indication, provided the treatment doses in the phase 2 study for an additional indication are within the range of doses tested in the previously completed phase 1 study.

The successful development of Reviva’s platform and product candidates is highly uncertain, and Reviva may never succeed in achieving marketing approval for its product candidates RP5063, RP1208, or any future product candidates. At this time, Reviva cannot reasonably estimate the nature, timing, or costs of the efforts necessary to finish developing any of Reviva’s product candidates or the period in which material net cash, if any, from these product candidates may commence. This is due to the numerous risks and uncertainties associated with developing therapeutics, including the uncertainty of:

•	the scope, rate of progress, expense, and results of clinical trials;

•	the scope, rate of progress, and expense of process development and manufacturing;

•	preclinical and other research activities; and

•	the timing of regulatory approvals.

General and Administrative Expenses

General and administrative expenses consist primarily of payroll and related costs for employees in executive, business development, finance, and administrative functions. Other significant general and administrative expenses include professional fees for accounting and legal services.

Reviva expects general and administrative expenses to increase as it expands infrastructure and continues the development of its clinical programs. Other increases could potentially include increased costs for director and officer liability insurance, costs related to the hiring of additional personnel, and increased fees for directors, outside consultants, lawyers, and accountants. Reviva expects to incur significant costs to comply with corporate governance, internal controls, and similar requirements applicable to public companies.

Interest Expense

Interest expense consists primarily of interest associated with Reviva’s promissory notes.

Interest Income

Interest income consists of interest earned on Reviva’s cash & cash equivalents.

Critical Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding Reviva’s financial statements. Such financial statements and accompanying notes are the representations of Reviva’s management, who is responsible for their integrity and objectivity.

Principals of consolidation

The accompanying consolidated financial statements include the accounts of the Reviva Pharmaceuticals, Inc. and its wholly owned subsidiary Reviva Pharmaceuticals, India Pvt Ltd. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All transactions and balances between the parent and its subsidiary have been eliminated in consolidation.

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Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of expenses during the reporting periods covered by the financial statements and accompanying notes. Significant areas requiring the use of management estimates include, but are not limited to, depreciative and amortization useful lives, assumptions used to calculate the fair value of the contingent share consideration, stock based compensation, beneficial conversion features, warrant values, deferred taxes and the assumptions used to calculate derivative liabilities. Actual results could differ materially from such estimates under different assumptions or circumstances.

Concentration of credit risk and other risks and uncertainties

Financial instruments that potentially subject Reviva to a concentration of credit risk consist of cash. All of Reviva’s cash is held in demand deposit form at two financial institutions. Reviva has not experienced any losses on its deposits of cash.

Reviva is subject to all of the risks inherent in an early stage company developing new pharmaceutical products. These risks include, but are not limited to, limited management resources, dependence upon medical acceptance of the product in development, regulatory approvals, successful clinical trials, availability and willingness of patients to participate in human trials, and competition in the pharmaceutical industry. Reviva’s operating results may be materially affected by the foregoing factors.

Cash

Reviva considers all highly liquid investments purchased with an original maturity at the date of purchase of three months or less to be cash equivalents. As of December 31, 2019, and 2018, Reviva's cash was maintained in demand deposit forms at two financial institutions. Deposits in financial institutions may, from time to time, have exceed federally insured limits.

Property and equipment

Reviva capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs are expensed as incurred. Assets classified as property and equipment are stated at cost less accumulated depreciation and are depreciated using the straight-line method over the estimated useful lives of the assets, generally between three and five years, or the lease term of the respective assets, whichever is less. When assets are retired or otherwise disposed, their original cost and related accumulated depreciation are removed from the consolidated balance sheet, and any resulting gain or loss is reflected in related operating expense.

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Leases

In February 2016, the FASB issued ASU 2016-2 for leases. The ASU introduces a new lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in the current accounting guidance as well as the FASB’s new revenue recognition standard. However, the ASU eliminates the use of bright-line tests in determining lease classification as required in the current guidance. The ASU also requires additional qualitative disclosures along with specific quantitative disclosures to better enable users of consolidated financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. Reviva adopted this standard and determined that there is no material impact that the new accounting guidance will have on its financial statements and related disclosures.

Research and development costs

Research and development costs are charged to operating expenses as incurred. Research and development costs include, but are not limited to, payroll and personnel expenses, laboratory supplies, consulting costs, and allocated overhead, including rent, equipment depreciation, and utilities.

General and Administrative costs

General and administrative costs are charged to operating expenses as incurred. General and administrative costs include, but are not limited to, payroll and personnel expenses, travel and entertainment, consulting costs, conference and meeting costs, legal expenses and allocated overhead, including rent depreciation, and utilities.

Income taxes

Reviva utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Reviva accounts for income taxes using the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Reviva provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

In evaluating the ability recover its deferred income tax assets, Reviva considers all available positive and negative evidence, including its opening results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Reviva generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of Reviva’s realization of the net operating loss carry forward prior to its expiration. In the event Reviva determines that it would be able to realize its deferred income tax assets in the future in excess of their net recorded amount, it would make an adjustment to the valuation allowance that would reduce the provision for income taxes. Conversely, in the event that all or part of the net deferred tax assets are determined not to be realizable in the future, an adjustment to the valuation allowance would be charged to earnings in the period such determination is made.

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Stock based compensation

Stock-based compensation is calculated based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Reviva accounts for equity instruments issued to non-employees in accordance with the provisions of ASC Topic 505, subtopic 50, Equity-Based Payments to Non-Employees based upon the fair-value of the underlying instrument.

The fair value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. The determination of the fair value of stock-based payment awards on the date of grant is affected by the stock price as well as assumptions regarding a number of complex and subjective variables. These variables include expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rates, and expected dividends as under:

•	Expected term - Reviva’s expected term represents the period that Reviva’s stock-based awards are expected to be outstanding and is determined using the simplified method.

•	Expected volatility - Expected volatility is estimated using comparable public companies' volatility for similar terms.

•	Expected dividend - The Black-Scholes-Merton valuation model calls for a single expected dividend yield as an input. Reviva has never paid dividends and has no plans to pay dividends.

•	Risk-free interest rate - The risk-free interest rate used in the Black-Scholes-Merton valuation method is based on the U.S. Treasury zero-coupon issues in effect at the time of grant for periods corresponding with the expected term of option.

As of January 1, 2019, Reviva adopted ASU No. 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which aligns the accounting of share-based payment awards issued to employees and nonemployees. The adoption did not materially impact our consolidated financial statements. Reviva recognizes fair value of stock options granted to non-employees as a stock-based compensation expense over the period in which the related services are received. Non-employee option grants that do not vest immediately upon grant are recorded as an expense over the vesting period. At the end of each financial reporting period, the value of these options, as calculated using the Black-Scholes-Merton option-pricing model, is determined, and compensation expense recognized during the period is adjusted accordingly.

Fair Value of Financial Instruments

Due to their short maturities, the carrying amounts for cash and cash equivalents, accounts payable, and accrued expenses approximate their fair value. Non-current assets are primarily related to certain advances with carrying values that approximate their fair values.

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Fair Value Measurements of Warrants

ASC 820 “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy under ASC 820 are described below:

•	Level 1 - Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

•	Level 2 - Directly or indirectly observable inputs as of the reporting date through correlation with market data, including quoted prices for similar assets and liabilities in active markets and quoted prices in markets that are not active. Level 2 also includes assets and liabilities that are valued using models or other pricing methodologies that do not require significant judgment since the input assumptions used in the models, such as interest rates and volatility factors, are corroborated by readily observable data from actively quoted markets for substantially the full term of the financial instrument.

•	Level 3 - Unobservable inputs that are supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions.

In determining the fair value of warrants, Reviva utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value.

Beneficial Conversion Features

In accordance with FASB ASC 470-20, “Debt with Conversion and Other Options” Reviva records a beneficial conversion feature (“BCF”) related to the issuance of convertible debt or preferred stock instruments that have conversion features at fixed rates that are in-the-money when issued. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The intrinsic value is generally calculated at the commitment date as the difference between the conversion price and the fair value of the common stock or other securities into which the security is convertible, multiplied by the number of shares into which the security is convertible. If certain other securities are issued with the convertible security, the proceeds are allocated among the different components. The portion of the proceeds allocated to the convertible security is divided by the contractual number of the conversion shares to determine the effective conversion price, which is used to measure the BCF. The effective conversion price is used to compute the intrinsic value. The value of the BCF is limited to the basis that is initially allocated to the convertible security.

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Results of Operations

Comparison of the three-month and six-month periods ended June 30, 2020 and 2019:

The following table summarizes Reviva’s results of operation for the three and six months ended June 30, 2020 and 2019:

	Three-Months ended June 30		Six-Months ended June 30
Operating expenses	2020	2019	2020	2019
Research and development	$36,471	$21,694	$294,195	$53,377
General and administrative	740,913	105,815	1,101,467	244,965
Loss from operations	(777,384)	(127,509)	(1,395,662)	(298,342)
Total other income (expense)	(74,049)	(145,747)	(203,933)	(289,304)
Net loss	$(851,433)	$(273,256)	$(1,600,395)	$(588,446)

Research & Development expenses

Reviva incurred approximately $36,000 and $22,000 in research and development expenses for three-months ended June 30, 2020 and 2019, respectively. Reviva incurred approximately $294,000 and $53,000 in research and development expenses for six-months ended June 30, 2020 and 2019, respectively. The primary increase for both periods was driven by salary expenditures. Reviva’s research and development expenses could increase for the foreseeable future as Reviva continues to advance its platform and product candidates.

General and Administrative Expenses

For the three-months ended June 30, 2020 and 2019 Reviva incurred approximately $741,000 and $106,000 in general and administrative expenses. For the six-months ended June 30, 2020 and 2019 Reviva incurred approximately $1,101,000 and $245,000 in general and administrative expenses. The increased general and administrative expenses in both periods were due to higher salary expenditures, higher professional service fees for legal, audit and accounting activities.

Interest Expense

Interest expense for the three-months ended June 30, 2020 and 2019 was approximately $99,000 and $146,000 respectively. Interest expense for the six-months ended June 30, 2020 and 2019 was approximately $229,000 and $289,000 respectively. The reduction in interest expense for both periods were due to the elimination of interest expense associated with an investor note due to its reclassification in the fourth quarter of 2019 as an accrued liability pursuant to a legal judgement and true-up of over accrued interest expenses.

Interest & Other Income

Interest income consists of interest earned on our cash & cash equivalents. Other income of $25,000, recognized in the three and six-month periods ending on June 30,2020. This item relates to the non-refundable transaction payment made by Tenzing Acquisition Corporation.

Net Loss

Net Loss for the three-months ended June 30, 2020 and 2019 were approximately $851,000 and $273,000 respectively. The primary driver of the increased net loss was higher General & Administrative expenses due to higher salary expenditures and professional fees. The Net Loss for the six-months ended June 30, 2020 and 2019 were approximately $1,600,000 and $588,000 respectively. The increased Net Loss for the six-months ended June 30, 2020 was primarily a reflection of higher compensation expenses and higher professional fees.

Comparison of Year ended December 31, 2019 and 2018:

The following table summarizes Reviva’s results of operation for the year ended December 31, 2019 and 2018:

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	Year ended December 31
	2019	2018
Operating expenses
Research and development	195,744	946,301
General and administrative	181,116	175,579
Loss from operations	(376,860)	(1,121,880)
Total other income (expense)	(469,172)	(557,675)
Net loss	$(846,832)	$(1,680,355)

Research & Development expenses

Reviva incurred approximately $195,000 and $946,000 in research and development expenses for the year ended December 31, 2019 and 2018, respectively. The primary decrease was driven by reduction in payroll and clinical program related expenses due to reduction in clinical activities in 2019 due to limitations on availability of funding to pursue such activities. Reviva’s research and development expenses could increase for the foreseeable future with further funding as Reviva continues to develop its platform and product candidates.

General and Administrative Expenses

For the year ended December 31, 2019 and 2018 Reviva incurred approximately $181,000 and $175,000 in general and administrative expenses. The increased general and administrative expenses are due to higher legal expenses partially offset by reduction in other administrative expenses driven by lower operational activities in Reviva.

Interest Expense

Interest expense for the year ended December 31, 2019 and 2018 was approximately $469,000 and $559,000 respectively. The reduction in interest expense was due to the reduction of interest expense associated with an investor note due on December 31st, 2019 pursuant to a legal judgement.

Interest Income

Interest income consists of interest earned on Reviva’s cash & cash equivalents and amounted to approximately $200 and $1,400 in the fiscal years ended December 31, 2019 and December 31, 2018 respectively.

Net Loss

The Net Loss for the year ended December 31, 2019 and 2018 was approximately $847,000 and $1,680,000 respectively. The decrease in net loss was primarily a reflection of lower R&D expenditures offset partially by higher G&A expenditures.

Liquidity and Capital Resources

As of June 30, 2020, Reviva had cash and cash equivalents of approximately $195,000. Reviva has incurred operating losses since inception. Reviva expects to continue to incur significant expenses and operating losses for the foreseeable future as Reviva continues its research and preclinical and clinical development of its product candidates; expands the scope of its current studies for its product candidates; initiates additional preclinical, clinical or other studies for its product candidates; changes or adds additional manufacturers or suppliers; seeks regulatory and marketing approvals for any of its product candidates that successfully complete clinical studies; seeks to identify, evaluate and validate additional product candidates; acquires or in-licenses other product candidates and technologies; maintains, protects and expands its intellectual property portfolio; attracts and retains skilled personnel; and experiences any delays or encounters issues with any of the above.

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Until such time as Reviva can generate substantial product revenue, if ever, Reviva expects to finance its cash needs through a combination of equity or debt financings and collaboration agreements. Reviva does not currently have any committed external sources of capital.

To the extent that Reviva raises additional capital through the future sale of equity or debt, the ownership interest of its stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of Reviva’s existing stockholders. If Reviva raises additional funds through collaboration agreements in the future, it may have to relinquish valuable rights to our technologies, future revenue streams or product candidates or grant licenses on terms that may not be favorable to Reviva.

If Reviva is unable to raise additional funds through equity or debt financings when needed, Reviva may be required to delay, limit, reduce or terminate its product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

The table below sets forth selected cash flow data for the periods presented:

	Six-Months Ended
	June 30, 2020	June 30, 2019
Net cash from
Operating activities	$(415,395)	$(205,021)
Investing activities	-	-
Financing activities	$610,000	$100,000
Net increase (decrease) in cash and cash equivalents	$194,605	$(105,021)

Stock Options

Shares outstanding under the stock option plan are as follows as of June 30, 2020:

Options Outstanding	Weighted average remaining contractual life (years)	Shares Exercisable	Weighted Average Exercise Price Per Share
320,000	2.29	320,000	$1.81
110,000	4.44	110,000	$4.77
430,000	2.89	430,000	$2.57

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Off-Balance Sheet Arrangements

Reviva did not have during the periods presented, and does not currently have, any off-balance sheet arrangements, as defined under SEC rules.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the risk of loss that may impact Reviva’s operating results, financial position or liquidity due to adverse changes in market prices and rates. Reviva has an immaterial exposure to changes in interest rates & foreign currency exchange rates.

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EXECUTIVE OFFICERS AND DIRECTORS OF REVIVA

The following table sets forth certain information regarding Reviva’s executive officers and directors as of the date of this proxy statement/prospectus:

Name	Age	Position
Laxminarayan Bhat	55	Director, President & Chief Executive Officer
Marc Cantillon	62	Chief Medical Officer
Purav Patel	38	Director

Executive Officers

Laxminarayan Bhat has served as the Founder, President, Chief Executive Officer and as a Director of Reviva Pharmaceuticals, Inc. since 2006. From 2000 to 2004, Dr. Bhat served as research scientist at XenoPort, Inc., now a part of Arbor Pharmaceuticals, LLC (NYSE: ABR), a public company engaged in the pharmaceuticals business. Dr. Bhat also served as a research scientist, from 2004 to 2006, at ARYx Therapeutics Inc, (previously trading under OTCM: ARYX), a former public company that focused on the development of pharmaceutical products. From 1997 to 2000, Dr. Bhat served as a post-doctoral researcher in the Drug Discovery Program at the Higuchi Biosciences Center, a biomedical research center at the University of Kansas. He has over twenty years of experience in drug discovery and development. Dr. Bhat received his Ph.D. in synthetic organic chemistry from Central University (NEHU), in India, and has received post-doctoral training at the University of Kansas, the Georg-August-Universität, in Göttingen, Germany and the Université du Maine, in France. In 1995, he was selected for the Alexander von Humboldt Fellowship to pursue advanced research in Germany.

Reviva believes Dr. Bhat’s history as the founder of Reviva and his experience in drug discovery and development qualifies him to serve on the Company Board.

Marc Cantillon has served as Chief Medical Officer of Reviva since 2013, and previously served as Consulting Medical Director of Reviva from 2008 to 2013. From 1995 to 1997, Dr. Cantillon served as Sr. Director at AnstraZeneca plc, (NYSE: AZN), a public company engaged in the biopharmaceuticals business. From 1997 to 1999, he served as US Lead at Sanofi- Aventis S.A. (Nasdaq: SNY), also a publicly-traded biopharmaceuticals company. From 2000 to 2002, he served as Global CNS Lead Medical Affairs at Wyeth/Pfizer (NYSE: PFE), another publicly-traded biopharmaceuticals company, and, from 2006 to 2010, served as AVP at Schering-Plough/Merck Sharp & Dohme Corp., now Merck & Co., Inc. (NYSE: MRK), another public company engaged in the biopharmaceuticals business. Dr. Cantillon has over 25 years of experience in translational Proof-of-Mechanism (POM), Proof-of-Concept (POC) and Phases 1 through IV trials and development in multiple therapeutics areas. Dr. Cantillon earned his MD from the Karolinska Institute of Medicine. He is board certified by the American Board of Neurology and Psychiatry.

Non-Employee Directors

Purav Patel has served as a director of Reviva since 2017. Since January 2014, Mr. Patel has also been Founder and Managing Partner of Buena Vista Fund I, a company engaged in the business of startup investments. Mr. Patel has over 14 years of experience in business operations and scaling startups. Mr. Patel serves on the Board of Pratham, a charitable organization with the mission to vastly improve the quality of education for underprivileged children and youth across India. Mr. Patel holds a Bachelor’s Degree in Biology and Business from the University of Texas. Mr. Patel is skilled at financial analysis, business operations and fundraising.

Reviva believes Mr. Patel’s 12 years of knowledge of Reviva’s history, team, investors and product candidates qualifies him to serve on the Company Board.

EXECUTIVE COMPENSATION OF REVIVA

Reviva is eligible for, and has opted to comply with, the executive compensation disclosure rules applicable to “smaller reporting companies.” The scaled down disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, require compensation disclosure for Reviva’s principal executive officer and its two most highly compensated executive officers other than the principal executive officer whose total compensation for the fiscal year ended December 31, 2019 exceeded $100,000.

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Reviva’s named executive officers, consisting of its principal executive officer and the next most highly compensated executive officer, for the year ended December 31, 2019, were:

•	Laxminarayan Bhat, its Chief Executive Officer and President; and

•	Marc Cantillon, its Chief Medical Officer

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to Reviva’s named executive officers during the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)(3)	Total ($)
Laxminarayan Bhat, PhD (1)	2019	240,000	240,000
Chief Executive Officer and President	2018	240,000	240,000

Marc Cantillon, MD (2)	2019	-	-
Chief Medical Officer	2018	-	-

(1) Laxminarayan Bhat has served as Chief Executive Officer and President since the formation of Reviva in May 2006.

(2) Marc Cantillon has served as Reviva’s Chief Medical Officer since 2013. Total compensation earned by Dr. Cantillon did not exceed $100,000 during the fiscal years ended December 31, 2019 and 2018. Executive compensation and outstanding equity award disclosures are not provided for Dr. Cantillon because his total compensation for the fiscal year ended December 31, 2019 did not exceed the $100,000 reporting threshold established by SEC rules for “smaller reporting companies.”

(3) The “Salary ($)” column includes salary amounts earned but deferred for each named executive officer during the fiscal year ended December 31, 2019 and 2018. The total salary amounts paid to Dr. Bhat during the fiscal year ended December 31, 2019 and 2018 were approximately $70,000 and $240,000, respectively.

Narrative Disclosure to Summary Compensation Table

Offer Letters with Reviva’s Named Executive Officers

Laxminarayan Bhat. Dr. Bhat is not currently party to an employment agreement or offer letter with Reviva. Dr. Bhat’s employment with Reviva is at-will. Dr. Bhat is eligible to participate in any executive benefit plan or program Reviva has adopted, and is eligible for a bonus at the discretion of Reviva’s board of directors. Prior to October 2015, Dr. Bhat’s base annual salary was $300,000. In October 2015, Dr. Bhat entered into a letter agreement with Reviva pursuant to which Dr. Bhat agreed to a reduction in his base annual salary to $240,000 for an indefinite period of time. Effective since April 2019, Dr. Bhat has agreed to the deferral of his past salary as necessary, without interest. As of July 20, 2020, there is a deferred salary balance of approximately $220,000 owing to Dr. Bhat. While there is no formal agreement for the repayment of the deferred salary balance, it is intended that Reviva will issue a number of shares of Reviva Common Stock, with a value approximately equal to the deferred salary balance, to Dr. Bhat prior to the Closing of the Business Combination transaction in full satisfaction of the deferred salary obligation.

Upon the Closing of the Business Combination, the Company intends to enter into a customary employment agreement with Dr. Bhat (the “Bhat Employment Agreement”), in substantially the form attached to the Merger Agreement. The Bhat Employment Agreement provides for Dr. Bhat to serve as Chief Executive Officer reporting to the Company Board and provides for an annual base salary of $400,000 (the “Base Salary”). In addition, Dr. Bhat will be eligible to receive an annual bonus of up to fifty percent (50%) of his then-Base Salary (the “Target Bonus”), subject to the satisfaction of certain subjective or objective criteria established and approved by the Compensation Committee. Pursuant to the terms of the Bhat Employment Agreement, Dr. Bhat will be eligible to receive equity awards under the Company’s equity incentive plan. The Bhat Employment Agreement contains customary confidentiality and assignment of inventions provisions. In addition, the Company will indemnify and hold Dr. Bhat harmless, to the maximum extent permitted under applicable law, from and against any liabilities, costs, claims and expenses incurred in defense of any Proceeding (as defined in the Bhat Employment Agreement) that Dr. Bhat is made a party to.

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If the Company terminates Dr. Bhat’s employment without Cause or Dr. Bhat terminates his employment for Good Reason (each as defined in the Bhat Employment Agreement), Dr. Bhat will be entitled to receive (i) the Accrued Amounts (as defined in the Bhat Employment Agreement), and subject to Dr. Bhat’s execution and nonrevocation of a release of claims, (ii) eighteen (18) months of his Base Salary plus one and one-half times his annual Target Bonus (reduced to six (6) months of Base Salary and one-half of his annual Target Bonus if Dr. Bhat’s employment is terminated after the third anniversary of the effective date of the Bhat Employment Agreement) payable in equal installments in accordance with the Company’s normal payroll practices, (iii) twelve (12) months of service credit under all outstanding unvested equity incentive awards granted during Dr. Bhat’s employment (reduced to six (6) months of service credit if Dr. Bhat’s employment is terminated after the third anniversary of the effective date of the Bhat Employment Agreement) and (iv) reimbursement of COBRA coverage for up to eighteen (18) months. If Dr. Bhat’s employment is terminated on account of his death or Disability (as defined in the Bhat Employment Agreement), Dr. Bhat will be entitled to receive the Accrued Amounts and a lump sum payment equal to eighteen (18) months Base Salary and Target Bonus. In addition, if the Company terminates Dr. Bhat’s employment without Cause or Dr. Bhat terminates his employment for Good Reason within twelve (12) months following a Change in Control (as defined in the Bhat Employment Agreement), Dr. Bhat will be entitled to receive (i) the Accrued Amounts and, subject to Dr. Bhat’s execution and nonrevocation of a release of claims, (ii) a lump sum payment equal to 1.5 times his Base Salary and Target Bonus for the year in which the termination occurs, (iii) accelerated vesting of all of his outstanding equity incentive awards and cash incentive payments and (iv) reimbursement of COBRA coverage for up to eighteen (18) months.

Simultaneously with the execution of the Merger Agreement, Dr. Bhat entered into non-competition and non-solicitation agreement, to become effective at the Closing, pursuant to which Dr. Bhat agreed not to compete with Tenzing, Reviva and their respective affiliates during the three (3) year period following the Closing in North America, Europe or India or in any other markets in which Tenzing and Reviva are engaged.  Dr. Bhat also agreed that during such three (3) year restricted period to not solicit employees or customers of such entities.  The Non-Competition Agreement also contains customary confidential and mutual non-disparagement provisions.

Outstanding Equity Awards at Fiscal Year-End – 2019

As of December 31, 2019, Reviva’s principal executive officer did not hold any outstanding equity awards. Executive compensation and outstanding equity award disclosures are not provided for Dr. Cantillon because his total compensation for the fiscal year ended December 31, 2019 did not exceed the $100,000 reporting threshold established by SEC rules for “smaller reporting companies.”

2006 Equity Incentive Plan

Reviva’s board of directors adopted, and Reviva’s stockholders approved, the Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) effective as of August 2006. The 2006 Plan provided for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code, to Reviva’s employees, and for the grant of nonstatutory stock options, or NSOs, and restricted stock awards to Reviva’s employees, officers, directors and consultants; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. As of 2016, no new grants of awards are permitted under the 2006 Plan. There are outstanding options under the 2006 plan exercisable for an aggregate of 430,000 shares of Reviva Common Stock. Upon the Closing of the Business Combination, the 2006 Plan and each outstanding option to acquire Reviva Common Stock (whether vested or unvested) under the 2006 Plan will be assumed by the Company in the Business Combination and automatically converted into an option to acquire shares of Company common stock, with its price and number of shares equitably adjusted based on the conversion of the shares of common stock of Reviva into the Stockholder Merger Consideration.

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Non-Employee Director Compensation

Reviva does not maintain a non-employee director compensation policy. There was no cash compensation paid to Reviva’s two non-employee directors (Purav Patel, a current director of Reviva, and Bradley Thompson, a former director of Reviva) during the fiscal years ended December 31, 2019 and 2018. On November 5, 2018, in connection with their appointments to, and service on, the board of directors of Reviva, the board of directors of Reviva proposed approving the grant of options to purchase up to 100,000 shares of common stock of Reviva to each of Purav Patel and Bradley Thompson, to be approved by subsequent action of the board of directors of Reviva (the “Promised Options”). Contingent upon the completion of the Business Combination, and subject to the approval of the 2020 Equity Incentive Plan Proposal, the compensation committee of the Company will determine the number of shares of Company common stock for which Mr. Patel will be granted an option to purchase shares, which number is anticipated to be approximately 15,374, and the terms of such option grant under the 2020 Equity Incentive Plan, in satisfaction of the obligation to issue the Promised Options for Mr. Patel. If the 2020 Equity Incentive Plan Proposal is not approved by the shareholders of Tenzing, the parties will negotiate in good faith to provide alternative benefits to Mr. Patel. Prior to the completion of the Business Combination, Reviva intends to issue Mr. Thompson a Former Service Provider Warrant for 100,000 shares of common stock of Reviva, in satisfaction of the obligation to issue the Promised Options to Mr. Thompson. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The Reviva Former Service Provider Warrants” for a description of the terms of the proposed Former Service Provider Warrants.

PRINCIPAL STOCKHOLDERS OF REVIVA

The following table sets forth information with respect to the beneficial ownership of Reviva common stock and preferred stock as of September 30, 2020 by:

•	each person, entity or group of affiliated persons, known by Reviva to beneficially own more than 5% of any class of its voting securities;

•	each of Reviva’s named executive officers;

•	each of Reviva’s directors; and

•	all of Reviva’s current executive officers and directors as a group.

The percentage of shares beneficially owned is based on 18,180,748 shares of common stock and 3,852,881 shares of preferred stock outstanding as of September 30, 2020. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable or convertible within 60 days of September 30, 2020. Shares of Reviva common stock issuable pursuant to securities that are exercisable or convertible are deemed outstanding for computing the percentage of the person holding such securities and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, Reviva believes, based on the information furnished to it, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Reviva Pharmaceuticals Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, California, 95014.

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Name of Beneficial Owner	Common Stock	Percent of Class	Preferred Stock	Percent of Class	Total Voting Power †
Greater than 5% Stockholders:
Entities affiliated with Firdos Sheikh (1)	--	--	310,145	8.1%	1.4%
Entities affiliated with Pankaj Thaker (2)	--	--	254,961	6.6%	1.2%
Current Executive Officers and Directors:
Laxminarayan Bhat (3)	16,187,058	88.9%	--	--	73.3%
Marc Cantillon (4)	350,000	1.9%	24,918	*	1.7%
Purav Patel (5)	--	--	100,204	2.6%	*
All current executive officers and directors as a group (3 persons)	16,537,058	89.1%	125,122	3.3%	74.3%

Beneficial ownership representing less than 1% is denoted with an asterisk (*).

†	Represents the voting power with respect to all shares of Reviva’s common stock and preferred stock voting together as a single class. Each share of common stock is entitled to one vote per share and each share of preferred stock if entitled to one vote per share.

(1)	Consists of (i) an aggregate of 148,164 shares of preferred stock held by The Firdos S Sheikh Family Trust, of which Dr. Sheikh is the Trustee; (ii) an aggregate of 132,328 shares of preferred stock held by Equity Trust Company, d.b.a. Sterling Trust Custodian FBO: Firdos Sheikh and (iii) an aggregate of 29,653 shares of preferred stock held by South Sacramento Neurology Medical Associates, of which Dr. Sheikh is the sole director and sole owner. Does not include shares of Reviva capital stock that may become issuable upon conversion of a 2016 Note issued to the Firdos S Sheikh Family Trust, of which Dr. Sheikh is the Trustee with an aggregate principal balance of $100,000.00, which 2016 Note is not currently convertible within 60 days of September 30, 2020, but which Reviva anticipates will be amended to provide for conversion into shares of common stock of Reviva immediately prior to, and in connection with, the consummation of the Business Combination transaction; and (ii) shares of Reviva capital stock that may become issuable upon conversion of a 2020 Note issued to the Firdos S Sheikh Family Trust, of which Dr. Sheikh is the Trustee with an aggregate principal balance of $100,000, which 2020 Note is not currently convertible within 60 days of September 30, 2020, but which Reviva anticipates will be amended to provide for conversion into shares of common stock of Reviva immediately prior to, and in connection with, the consummation of the Business Combination transaction. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The 2016 Convertible Promissory Notes” and “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The 2020 Convertible Promissory Notes” for a description of the terms of the 2016 Notes and the 2020 Notes, and a summary of Reviva’s intention to seek an amendment to the terms of the 2016 Notes and the 2020 Notes prior to the Closing.The address of Dr. Sheikh is 10454 Menlo Oak Court, Elk Grove, CA 95624.

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(2)

Consists of 86,934 shares of preferred stock held by Thaker Family LP, of which Dr. Thaker is the General Partner; (ii) 130,934 shares of preferred stock held by Dr. Thaker, M.D., P.C. Profit Sharing Plan and Trust, of which Dr. Thaker is the Trustee ; and (iii) 37,093 shares of preferred stock held by Satyen P. Thaker, as Trustee of the 2012 Satyen P. Thaker Revocable Trust dated December 7, 2012 of which Sayten P. Thaker, Dr. Thaker’s daughter, is the Trustee. Does not include (i) shares of Reviva capital stock that may become issuable upon conversion of a 2016 Note issued to Thaker Family LP, of which Dr. Thaker is the General Partner with an aggregate principal balance of $25,000.00, which 2016 Note is not currently convertible within 60 days of September 30, 2020, but which Reviva anticipates will be amended to provide for conversion of the principal and accumulated interest balance of the 2016 Note into shares of common stock of Reviva immediately prior to, and in connection with, the consummation of the Business Combination transaction; and (ii) shares of Reviva capital stock that may become issuable upon conversion of a 2016 Note issued to Satyen P. Thaker, as Trustee of the 2012 Satyen P. Thaker Revocable Trust dated December 7, 2012 of which Sayten P. Thaker, Dr. Thaker’s daughter, is the Trustee with an aggregate principal balance of $25,000.00, which 2016 Note is not currently convertible within 60 days of September 30, 2020, but which Reviva anticipates will be amended to provide for conversion of the principal and accumulated interest balance of the 2016 into shares of common stock of Reviva immediately prior to, and in connection with, the consummation of the Business Combination transaction. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The 2016 Convertible Promissory Notes” for a description of the terms of the 2016 Notes and a summary of Reviva’s intention to seek an amendment to the terms of the 2016 Notes prior to the Closing.The address of Dr. Thaker is 3955 Spyglass Ct., Stockton, CA 95219.

(3)	Consists of (i) 16,000,000 shares of common stock held individually by Dr. Bhat; (ii) 147,058 shares of common stock held jointly by Dr. Bhat and Seema Rani Bhat, Dr. Bhat’s spouse; and (iii) 40,000 shares of common stock issuable upon the exercise of stock options held by Seema Rani Bhat, Dr. Bhat’s spouse, that are exercisable or will be exercisable within 60 days of September 30, 2020.

(4)	Consists of (i) 24,918 shares of preferred stock held by The Marc Cantillon Revocable Living Trust, of which Dr. Cantillon is the Trustee; and (ii) 350,000 shares of common stock subject to options that are exercisable within 60 days of September 30, 2020 held individually by Dr. Cantillon.

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(5)	Consists of (i) 24,918 shares of preferred stock held individually by Mr. Patel; (ii) 5,968 shares of preferred stock held jointly by Mr. Patel and Aarti Garehgrat, Mr. Patel’s spouse; and (iii) 69,318 shares of preferred stock held by Segura Fund, LLC of which Mr. Patel is the Manager. Does not include (i) shares of Reviva capital stock that may become issuable upon conversion of a 2016 Note issued to Purav Patel in the name of PENSCO Trust Company, Custodian, FBO Purav Patel IRA with an aggregate principal balance of $50,000.00, which 2016 Note is not currently convertible within 60 days of September 30, 2020, but which Reviva anticipates will be amended to provide for conversion of the principal and accumulated interest balance of the 2016 Note into shares of common stock of Reviva immediately prior to, and in connection with, the consummation of the Business Combination transaction; (ii) shares of Reviva capital stock that may become issuable upon conversion of a 2016 Note issued to Purav Patel with an aggregate principal balance of $50,000.00, which 2016 Note is not currently convertible within 60 days of September 30, 2020, but which Reviva anticipates will be amended to provide for conversion of the principal and accumulated interest balance of the 2016 Note into shares of common stock of Reviva immediately prior to, and in connection with, the consummation of the Business Combination transaction; (iii) shares of Reviva capital stock that may become issuable upon conversion of a 2018 Note issued to Purav Patel with an aggregate principal balance of $50,000.00, which 2018 Note is not currently convertible within 60 days of September 30, 2020, but which Reviva anticipates will be amended to provide for conversion of the principal and accumulated interest balance of the 2018 Note into shares of common stock of Reviva immediately prior to, and in connection with, the consummation of the Business Combination transaction; and (iv) shares of Reviva capital stock that may become issuable upon conversion of a 2018 Note issued to Buena Vista Fund II, LLC of which Purav Patel is Managing Member with an aggregate principal balance of $25,000.00, which 2018 Note is not currently convertible within 60 days of September 30, 2020, but which Reviva anticipates will be amended to provide for conversion of the principal and accumulated interest balance of the 2018 Note into shares of common stock of Reviva immediately prior to, and in connection with, the consummation of the Business Combination transaction. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The 2016 Convertible Promissory Notes” for a description of the terms of the 2016 Notes and a summary of Reviva’s intention to seek an amendment to the terms of the 2016 Notes prior to the Closing. See the section titled “Description of Reviva’s, Tenzing’s and the Company’s Securities– Description of Reviva’s Securities Prior to the Business Combination — The 2018 Convertible Promissory Notes” for a description of the terms of the 2018 Notes and a summary of Reviva’s intention to seek an amendment to the terms of the 2018 Notes prior to the Closing.

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MANAGEMENT OF THE COMPANY FOLLOWING THE BUSINESS COMBINATION

The Company Board following the Business Combination is expected to be comprised of the following five directors: Parag Saxena, Laxminarayan Bhat, Richard Margolin, Purav Patel and Les Funtleyder.

Each director will hold office until his or her term expires at the next annual meeting of stockholders for such director’s class or until his or her death, resignation, removal or the earlier termination of his or her term of office.

Currently, Reviva’s management team is comprised of the following individuals and will remain unchanged following the Business Combination:

Name	Position
Laxminarayan Bhat	Chief Executive Officer
Marc Cantillon, MD	Chief Medical Officer

The officers of the Company and the Company Board following the Business Combination are well qualified as leaders. Certain of the Company’s directors following the Business Combination also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.

Each of Reviva and Tenzing believes that the above-mentioned attributes, along with the leadership skills and other experiences of the officers and board members described below, will provide the Company with a diverse range of perspectives and judgment necessary to facilitate the goals of the Company and be good stewards of capital.

For executive compensation information for each of Laxminarayan Bhat and Marc Cantillon, see the section entitled “Executive Compensation of Reviva.”

The following table sets forth certain information, as of the date of this proxy statement/prospectus, concerning the persons who are expected to serve as directors, officers and significant employees following the completion of the Business Combination.

Name	Age	Position
Laxminarayan Bhat	55	President Chief Executive Officer, Director
Marc Cantillon, MD	62	Chief Medical Officer
Parag Saxena	63	Chairman of the Board
Richard Margolin	69	Director
Purav Patel	38	Director
Les Funtleyder	51	Director

Officers, Directors and Key Employees

For more information about Parag Saxena, see the section entitled “Directors, Officers, Executive Compensation and Corporate Governance of Tenzing.”

For more information about Laxminarayan Bhat, Marc Cantillon and Purav Patel, see the section entitled “Executive Officers and Directors of Reviva.”

Richard Margolin is expected to serve on the Company Board at the effective time of the Business Combination. Since February 2020, Dr. Margolin has served as Senior Vice President, Translational Sciences and Clinical Development at TauC3 Biologics Ltd., a privately held British biopharmaceutical company. Dr. Margolin also currently serves as the Chief Medical Officer of Eikonizo Therapeutics, Inc., a biotechnology company since January 2020, and he is the Founder and Principal Consultant of CNS Research Solutions LLC, a consulting firm supporting the development of novel therapeutics for CNS disorders since May 2018. From December 2016 to April 2018, Dr. Margolin served as Executive Director, Internal Medicine Research Unit at Pfizer, Inc. (NYSE: PFE), a publicly-traded pharmaceutical company. From November 2013 to December 2016, Dr. Margolin served as the Vice President, Clinical Development at CereSpir, Inc., a biotechnology company. Previously, he held positions in two major pharmaceutical companies, and earlier in his career he held leadership positions in psychiatry departments of two major U.S. medical schools. Dr. Margolin earned his AB from Harvard College and his MD from the University of California, Irvine and received research training at the National Institutes of Health.

Reviva and Tenzing believe Dr. Margolin’s 30 years of experience in pharmaceutical research and development qualifies him to serve on the Company Board.

Les Funtleyder is expected to serve on the Company Board at the effective time of the Business Combination. Mr. Funtleyder has served as a member of the board of directors of Applied Therapeutics Inc. (NASDAQ: APLT), a clinical-stage biopharmaceutical company, since June 2016 and served as its interim Chief Financial Officer from December 2018 to April 2019. Mr. Funtleyder has also served as a healthcare portfolio manager at E Squared Capital Management, LLC since January 2014, a senior external advisor with McKinsey and Co. since June 2017, and a consulting partner at Bluecloud Health, a private equity healthcare fund, since December 2013. Mr. Funtleyder previously served as the director of strategic investments and communications of OPKO Health Inc. (NASDAQ: OPK), a publicly traded healthcare company, from April 2014 to June 2016. Mr. Funtleyder currently serves on the board of directors of several private healthcare companies and foundations. Mr. Funtleyder is also an adjunct professor at Columbia University Medical Center. Mr. Funtleyder received his B.A. from Tulane University and MPH from Columbia University Mailman School of Public Health.

Reviva and Tenzing believe Mr. Funtleyder’s extensive experience managing and investing in the healthcare industry and his experience serving as the CFO of another publicly-traded pharmaceutical company qualifies him to serve on the Company Board.

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Code of Business Conduct

The Company Board will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of the Company’s Code of Business Conduct and Ethics will be posted on the Corporate Governance portion of the Company’s website. The Company will post amendments to its Code of Business Conduct and Ethics or waivers of its Code of Business Conduct and Ethics for directors and officers on the same website or in a current report on Form 8-K.

Board Composition

The Company’s business affairs will be managed under the direction of the Company Board. The Company Board will consist of five members, four of whom will qualify as independent within the meaning of the independent director guidelines of Nasdaq. Dr. Bhat will not be considered independent.

Director Independence

In connection with the Business Combination, the Company’s common stock will be listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 of the Exchange Act and the rules of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Tenzing Board has undertaken a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, Tenzing anticipates that Mr. Saxena, Dr. Margolin, Mr. Patel and Mr. Funtleyder will be considered “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act.

Board Leadership Structure

Tenzing believes that the structure of the Company Board and its committees will provide strong overall management of the Company.

Committees of the Company Board

The Company Board will have an audit committee, compensation committee and nominating and corporate governance committee. All of the committees will comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations as further described below. The responsibilities of each of the committees of the Company Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by the Company Board.

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Audit Committee

Upon the completion of the Business Transaction, the Company Board will have an audit committee. Each of the members of the Company’s audit committee will satisfy the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and rules of Nasdaq. The Company will also determine that a member of the audit committee will qualify as an “audit committee financial expert” as defined in the SEC rules and will satisfy the financial sophistication requirements of Nasdaq. The Company’s audit committee will be responsible for, among other things:

•	appointing (and recommending that the Company Board submit for stockholder ratification, if applicable) compensate, retain and oversee the work performed by the independent auditor retained for the purpose of preparing or issuing an audit report or performing other audit or audit-related services;

•	reviewing the performance and independence of the independent auditor;

•	pre-approving all audit, review, and non-audit services (including any internal control-related services) to be provided to the Company or its subsidiaries by the independent auditor;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, the Company’s interim and year-end financial statements;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing the Company’s policies on and oversees risk assessment and risk management, including enterprise risk management; and

•	reviewing the adequacy and effectiveness of internal control policies and procedures and the Company’s disclosure controls and procedures.

The Company Board will adopt a written charter for the audit committee which will be available on the Company’s website upon the completion of the Business Combination.

Compensation Committee

Upon the completion of the Business Transaction, the Company Board will have a compensation committee. Each of the members of the Company’s compensation committee will meet the requirements for independence under the under the applicable rules and regulations of the SEC and rules of Nasdaq. The Company’s compensation committee will be responsible for, among other things:

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•	developing and reviewing compensation policies and practices applicable to executive officers;

•	determining bases for and fixing compensation levels executive officers;

•	reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Company Board or any committee thereof;

•	supervising, administering and evaluating incentive, equity-based and other compensatory plans of the Company in which executive officers and key employees participate; and

•	reviewing, approving and making recommendations to the Company Board regarding incentive compensation and equity compensation plans.

The Company Board will adopt a written charter for the compensation committee which will be available on its website upon the completion of the Business Combination.

Nominating and Corporate Governance Committee

Upon the completion of the Business Transaction, the Company Board will have a nominating and corporate governance committee. Each of the members of the nominating and corporate governance committee will meet the requirements for independence under the applicable rules and regulations of the SEC and rules of Nasdaq. The nominating and corporate governance committee is responsible for, among other things:

•

making recommendations to the Company Board regarding, the size of the Company Board, the composition of the Company Board, the process for filling vacancies on the Company Board and the tenure of Company Board members;

•	making recommendations to the Company Board regarding the criteria for Company Board and committee membership;

•	developing, reviewing and overseeing the Company’s corporate governance practices and procedures; and

•	making recommendations to the Company Board regarding corporate governance guidelines and matters.

The Company Board will adopt a written charter for the nominating and corporate governance committee which will be available on its website upon the completion of the Business Combination.

Compensation Committee Interlocks and Insider Participation

None of the Company’s officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on the Company’s compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on the Company Board.

Related Person Policy of the Company

The Company will adopt a formal written policy that will be effective upon the Business Combination providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Company’s audit committee.

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A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company (including any of its subsidiaries) was, is or will be a participant and the aggregate amount involved will or may be expected to exceed $100,000, and in which any related person had, has or will have a direct or indirect material interest.

Under the policy, the Company will collect information that the Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder, to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

The policy will require that, in determining whether to approve, ratify or reject a related person transaction, the Company’s audit committee, or other independent body of the Company Board, must consider all of the relevant facts and circumstances available to them, including (if applicable) but not limited to: (a) the benefits to the Company; (b) the impact on a director’s independence in the event the related person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; (c) the availability of other sources for comparable products or services; (d) the terms of the transaction; and (e) the terms available to unrelated third parties.

Combined Company Non-Employee Director Compensation Policy

The Company Board will adopt a director compensation policy for its non-employee directors to be in effect after the completion of the Business Combination. Reviva anticipates that such policy will include an annual cash retainer of $48,000 for all non-employee directors, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings.

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SECURITIES ACT RESTRICTIONS ON RESALE OF THE COMPANY’S SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Company common stock or Company warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Company common stock or Company warrants for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of Company common stock then outstanding (as of the date of this proxy statement/prospectus, Tenzing has [●] ordinary shares outstanding); or

•	the average weekly reported trading volume of the Company common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale

Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the Sponsor will be able to sell its Founder Shares pursuant to Rule 144 without registration one year after Tenzing has completed its initial business combination.

Tenzing anticipates that following the completion of the Business Combination, the Company will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

See the section entitled “Description of Tenzing’s and the Company Securities — Registration Rights” above.

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APPRAISAL RIGHTS

Tenzing’s shareholders do not have appraisal rights under the Companies Act or otherwise in connection with the Business Combination Proposal or the other Proposals. If the Business Combination is completed, Reviva stockholders who do not deliver a written consent approving the Business Combination are entitled to appraisal rights under Section 262 of the DGCL (“Section 262”) provided that they comply with the conditions established by Section 262. For more information about such rights, see the provisions of Section 262 of the DGCL, attached hereto as Annex F, and the section entitled “Shareholders Meeting—Appraisal Rights.”

OTHER SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with the Tenzing Board, any committee chairperson or the non-management directors as a group by writing to the Tenzing Board or committee chairperson at Tenzing Acquisition Corp., 250 West 55th Street, New York, NY 10019 (if sent before the Business Combination) or with the Company Board or any committee chairperson or the non-management directors as a group, to 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014 (if sent after the Business Combination). Each communication will be forwarded, depending on the subject matter, to the applicable board, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP will pass upon the validity of the securities of the Company to be issued in connection with the Business Combination and upon certain U.S. federal income tax consequences to Tenzing’s shareholders as a result of the Business Combination and the Domestication and certain other legal matters related to this proxy statement/prospectus.

EXPERTS

The audited financial statements of Tenzing Acquisition Corp. as of February 29, 2020 and February 28, 2019 and for the year ended February 29, 2020 and for the period from March 20, 2018 (inception) through February 28, 2019 included in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Tenzing Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

The consolidated financial statements of Reviva Pharmaceuticals, Inc. and Subsidiary at December 31, 2019 and 2018 and for the years ended December 31, 2018 and 2019 appearing in this proxy statement/prospectus have been audited by Armanino LLP, independent registered public accounting firm, as set forth in their report thereon and are included in reliance on such report given on the authority of such firm as an expert in auditing and accounting.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Tenzing and the services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of Tenzing’s annual report to shareholders and Tenzing’s proxy statement/prospectus. Upon written or oral request, Tenzing will deliver a separate copy of the annual report to shareholders and/or proxy statement/prospectus to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that Tenzing deliver single copies of such documents in the future. Shareholders may notify Tenzing of their requests by calling or writing Tenzing at 250 West 55th Street, New York, NY 10019 (if before the Business Combination) or Reviva Pharmaceuticals Holdings, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014 (if after the Business Combination).

TRANSFER AGENT AND REGISTRAR

The transfer agent for Tenzing’s securities is Continental Stock Transfer & Trust Company.

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SUBMISSION OF PROPOSALS

The Tenzing Board is aware of no other matter that may be brought before the Shareholders Meeting. If any matter other than the Proposals or related matters should properly come before such meetings, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

Under the laws of the British Virgin Islands, only business stated in the notice of an extraordinary general meeting may be transacted at such meeting.

FUTURE STOCKHOLDER PROPOSALS

If the Business Combination is completed, you will be entitled to attend and participate in Company’s annual meetings of stockholders. If the Company holds a 2021 annual meeting of stockholders, it will provide notice of or otherwise publicly disclose the date on which the 2021 annual meeting will be held. If the 2021 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for the Company’s 2021 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

Tenzing files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by Tenzing with the SEC at the SEC web site, which contains reports, proxy statements and other information, at: http://www.sec.gov.

This proxy statement/prospectus is available without charge to shareholders of Tenzing upon written or oral request. If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the Proposals to be presented at the Shareholders Meeting, you should contact Tenzing in writing at Rahul Nayar, Tenzing Acquisition Corp., 250 W. 55th Street, Suite 13D, New York, New York 10019 or by telephone at (212) 710-5220.

If you have questions about the Proposals or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, please contact Karen Smith, the proxy solicitor for Tenzing, toll-free at (800) 870-8565 or collect at (206) 870-8565, or email at ksmith@advantageproxy.com. You will not be charged for any of the documents that you request.

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the meetings, or no later than [●], 2020.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to Tenzing has been supplied by Tenzing and all such information relating to Reviva has been supplied by Reviva. Information provided by Tenzing or Reviva does not constitute any representation, estimate or projection of the other.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
Tenzing Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Tenzing Acquisition Corp. (the “Company”) as of February 29, 2020 and February 28, 2019, the related statements of operations, changes in shareholders’ equity and cash flows for the year ended February 29, 2020 and for the period from March 20, 2018 (inception) through February 28, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 29, 2020 and February 28, 2019, and the results of its operations and its cash flows for the year ended February 29, 2020 and for the period from March 20, 2018 (inception) through February 28, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of February 29, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2018.

New York, NY

May 1, 2020

TENZING ACQUISITION CORP.

BALANCE SHEETS

	February 29,	February 28,
	2020	2019
ASSETS
Current Assets
Cash	$69,276	$313,049
Prepaid expenses and other current assets	69,584	91,130
Total Current Assets	138,860	404,179

Marketable securities held in Trust Account	60,882,949	65,241,920
Total Assets	$61,021,809	$65,646,099

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$299,653	23,050
Total Current Liabilities	299,653	23,050

Convertible promissory note – related party	750,000	—
Deferred underwriting fee payable	2,213,750	2,213,750
Total Liabilities	3,263,403	2,236,800

Commitments

Ordinary shares subject to possible redemption, 4,964,590 and 5,662,598 shares at redemption value at February 29, 2020 and February 28, 2019, respectively	52,758,399	58,409,291

Shareholders’ Equity
Preferred shares, no par value; unlimited shares authorized, none issued and outstanding	—	—
Ordinary shares, no par value; unlimited shares authorized; 2,704,587 and 2,602,465 shares issued and outstanding (excluding 4,964,590 and 5,662,598 shares subject to possible redemption) at February 29, 2020 and February 28, 2019, respectively	3,807,973	4,425,877
Retained earnings	1,192,034	574,131
Total Shareholders’ equity	5,000,007	5,000,008
Total Liabilities and Shareholders’ Equity	$61,021,809	$65,646,099

The accompanying notes are an integral part of the financial statements.

TENZING ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	Year Ended February 29,	For the Period from March 20, 2018 (inception) Through February 28,
	2020	2019
Operating costs	$724,740	$152,789
Loss from operations	(724,740)	(152,789)

Other income:
Interest income	1,323,935	729,499
Unrealized gain (loss) on marketable securities held in Trust Account	18,708	(2,579)
Net income	$617,903	$574,131

Weighted average ordinary shares outstanding, basic and diluted (1)	2,610,315	2,039,690

Basic and diluted net loss per ordinary share (2)	$(0.21)	$(0.04)

(1)	Excludes an aggregate of up to 4,964,590 and 5,662,598 shares subject to possible redemption at February 29, 2020 and February 28, 2019, respectively.
(2)	Excludes interest income of $1,163,534 and $650,811 attributable to shares subject to possible redemption for the year ended February 29, 2020 and for the period from March 20, 2018 (inception) through February 28, 2019, respectively (see Note 3).

The accompanying notes are an integral part of the financial statements.

TENZING ACQUISITION CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares		Retained	Total Shareholders’
	Shares	Amount	Earnings	Equity
Balance – March 20, 2018 (inception)	—	$—	$—	$—

Issuance of ordinary shares to initial shareholder	1,581,250	25,000	—	25,000

Sale of 6,325,000 Units, net of underwriting discounts and offering expenses	6,325,000	59,222,038	—	59,222,038

Sale of 358,813 Private Units	358,813	3,588,130	—	3,588,130

Ordinary shares subject to redemption	(5,662,598)	(58,409,291)	—	(58,409,291)

Net income	—	—	574,131	574,131
Balance – February 28, 2019	2,602,465	4,425,877	574,131	5,000,008

Change in value of ordinary shares subject to possible redemption	102,122	(617,904)	—	(617,.904)

Net income	—	—	617,903	617,903
Balance – February 29, 2020	2,704,587	$3,807,973	$1,192,034	$5,000,007

The accompanying notes are an integral part of the financial statements.

TENZING ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	Three Months Ended	For the Period from March 20, 2018 (inception) Through
	February 29,	February 28,
	2020	2019
Cash Flows from Operating Activities:
Net income	$617,903	$574,131
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(1,323,935)	(729,499)
Unrealized (gain) loss on marketable securities held in Trust Account	(18,708)	2,579
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	21,546	(91,130)
Accounts payable and accrued expenses	276,603	23.050
Net cash used in operating activities	(426,591)	(220,869)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(567,182)	(64,515,000)
Cash withdrawn from Trust Account for redemptions	6,268,796	—
Net cash provided by (used in) investing activities	5,701,614	(64,515,000)

Cash Flows from Financing Activities:
Proceeds from convertible promissory note – related party	750,000	—
Redemption of ordinary shares	(6,268,796)	—
Proceeds from issuance of ordinary shares to initial shareholder	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	—	61,826,875
Proceeds from sale of Private Units	—	3,588,130
Payment of offering costs	—	(391,087)
Advances from related party	—	363,436
Repayment of advances from related party	—	(363,436)
Net cash (used in) provided by financing activities	(5,518,796)	65,048,918

Net Change in Cash	(243,773)	313,049
Cash – Beginning	313,049	—
Cash – Ending	$69,276	$313,049

Non-Cash investing and financing activities:
Initial classification of ordinary shares subject to possible redemption	$—	$57,821,015
Change in value of ordinary shares subject to possible redemption	$617,904	$588,276
Deferred underwriting fee payable	$—	$2,213,750

The accompanying notes are an integral part of the financial statements.

TENZING ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 29, 2020

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Tenzing Acquisition Corp. (the “Company”) is a blank check company incorporated in the British Virgin Islands on March 20, 2018. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses that operate in India.

At February 29, 2020, the Company had not yet commenced any operations other than seeking a Business Combination. All activity through February 29, 2020 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, and seeking to identify a target company for a Business Combination.

The registration statement for the Initial Public Offering was declared effective on August 20, 2018. On August 23, 2018 the Company consummated the Initial Public Offering of 5,500,000 units (“Units” and, with respect to the ordinary shares included in the Units offered, the “Public Shares”) at $10.00 per Unit, generating total gross proceeds of $55,000,000, which is described in Note 4. Each Unit consists of one ordinary share of the Company and one warrant of the Company (which is redeemable under certain circumstances) (the “Public Warrants”), with each Public Warrant entitling the holder thereof to purchase one ordinary share of the Company for $11.50 per share.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 323,750 units (the “Private Units”) at a price of $10.00 per unit in a private placement to the Company’s sponsor, Tenzing LLC, a Delaware limited liability company (the managing members of which are the Company’s Chairman and Chief Executive Officer) (the “Sponsor”), and the underwriter of the Initial Public Offering, generating total gross proceeds of $3,237,500, which is described in Note 5.

Following the closing of the Initial Public Offering on August 23, 2018, an amount of $56,100,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (“Trust Account”) which will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

On August 30, 2018, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company consummated the sale of an additional 825,000 Units and the sale of an additional 35,063 Private Units, each at $10.00 per unit, generating total gross proceeds of $8,600,630. Following the closing, an additional $8,415,000 of net proceeds ($10.20 per Unit) was deposited in the Trust Account, resulting in $64,515,000 held in the Trust Account.

Transaction costs amounted to $4,027,962, consisting of $1,423,125 of underwriting fees, $2,213,750 of deferred underwriting fees and $391,087 of offering costs. As of February 29, 2020, there was $69,276 of cash held outside of the Trust Account and available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and interest released to pay taxes payable) at the time of signing a definitive agreement in connection with a Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

TENZING ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 29, 2020

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. For so long as the Company is deemed to be a foreign private issuer, it will conduct redemptions in accordance with the tender offer rules of the Securities and Exchange Commission (“SEC”). In connection with a proposed Business Combination, unless the Company is deemed to be a foreign private issuer at such time, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 20% or more of the Public Shares without the Company’s prior written consent.

The shareholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account ($10.299 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, or if the Company is deemed to be a foreign private issuer at such time, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the SEC’s tender offer rules, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s Sponsor has agreed (a) to vote its founder shares, the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any ordinary shares (including the founder shares) and Private Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any ordinary shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the founder shares and Private Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company initially had until February 23, 2020 to complete a Business Combination. On February 18, 2020, the Company’s shareholders approved an amendment to its Amended and Restated Memorandum and Articles of Association to extend the period of time for which the Company was required to consummate a Business Combination from February 23, 2020 to May 26, 2020 (the “Combination Period”). In connection with the approval of the extension, shareholders elected to redeem an aggregate of 595,886 ordinary shares, of which the Company paid cash in the aggregate amount of $6,268,796, or approximately $10.52 per share, to redeeming shareholders. In connection with the extension, the Company deposited into the Trust Account $0.099 for each public share that was not redeemed in connection with the extension, or an aggregate of approximately $567,182, for such extension. The amount deposited into the Trust Account was loaned to the Company by the Sponsor. The loan is non-interest bearing and due to be paid upon the earlier of (i) the consummation of a Business Combination and (ii) the date of the winding up of the Company (see Note 6).

TENZING ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 29, 2020

The Company intends to hold a meeting of shareholders on or prior to May 26, 2020 in order to provide shareholders with the ability to vote to extend the date by which the Company must consummate a Business Combination (the “Second Extension”) from May 26, 2020 (or June 23, 2020 if the Company has executed a definitive agreement for a Business Combination by May 26, 2020) to July 27, 2020 (or September 28, 2020 if the Company has executed a definitive agreement for a Business Combination by July 27, 2020). There is no assurance that the Company’s shareholders will vote to approve the extension of time with which the Company has to complete a Business Combination. If the Company does not obtain shareholder approval, the Company would wind up its affairs and liquidate.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less up to $50,000 of interest to pay liquidation expenses), which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.20).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.20 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. LIQUIDITY AND GOING CONCERN

As of February 29, 2020, the Company had $69,276 in its operating bank accounts, $60,882,949 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its Public Shares in connection therewith and working capital deficit of $160,793. As of February 29, 2020, approximately $1,879,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations, if any.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account primarily to identify and evaluate prospective acquisition candidates, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses, review corporate documents and material agreements of prospective target businesses, select the target business to acquire and structure, negotiate and complete a Business Combination.

TENZING ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 29, 2020

On February 10, 2020, the Company issued the Sponsor a convertible promissory note, pursuant to which the Company borrowed an aggregate amount of $750,000. Of such amount, $567,182 used to fund the extension loan into the Trust Account and the balance will be used to finance transaction costs in connection with a Business Combination. The loan is non-interest bearing and due to be paid upon the earlier of (i) the consummation of a Business Combination and (ii) the date of the winding up of the Company (see Note 6). The loan is convertible into units at a purchase price of $10.00 per unit. The units would be identical to the Private Units. As of February 29, 2020, there was $750,000 outstanding under the convertible promissory note.

The Company will need to raise additional capital through loans or additional investments from its Sponsor, an affiliate of the Sponsor, or the Company’s officer and directors. The Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officer and directors may, but are not obligated to, loan the Company funds as may be required. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a potential transaction. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through May 26, 2020, which is the date the Company is required to cease all operations except for the purpose of winding up if it has not completed a Business Combination. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

TENZING ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 29, 2020

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of February 29, 2020 and February 28, 2019.

Marketable securities held in Trust Account

At February 29, 2020 and February 28, 2019, the assets held in the Trust Account were substantially held in U.S. Treasury Bills.

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of February 29, 2020 and February 28, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

TENZING ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 29, 2020

The Company’s tax provision is zero and it has no deferred tax assets. The Company is considered to be an exempted British Virgin Islands Company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

Net loss per ordinary share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption at February 29, 2020 and February 28, 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such ordinary shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 6,683,813 ordinary shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods.

Reconciliation of net loss per ordinary share

The Company’s net income is adjusted for the portion of income that is attributable to ordinary shares subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per ordinary share is calculated as follows:

	Year Ended February 29,	For the Period from March 20, 2018 (inception) through February 28,
	2020	2019
Net income	$617,903	$574,131
Less: Income attributable to ordinary shares subject to possible redemption	(1,163,534)	(650,811)
Adjusted net loss	$(545,631)	$(76,680)

Weighted average ordinary shares outstanding, basic and diluted	2,610,315	2,039,690

Basic and diluted net loss per ordinary share	$(0.21)	$(0.04)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

TENZING ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 29, 2020

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 6,325,000 Units at a purchase price of $10.00 per Unit, inclusive of 825,000 Units sold to the underwriters on August 30, 2018 upon the underwriters’ election to fully exercise their over-allotment option. Each Unit consists of one ordinary share and one Public Warrant. Each Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share and is redeemable by the Company under certain circumstances (see Note 8).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the underwriter of the Initial Public Offering (and its designees) purchased an aggregate of 323,750 Private Units at a price of $10.00 per Private Unit, of which 310,000 Private Units were purchased by the Sponsor and 13,750 Private Units were purchased by the underwriter ($3,237,500 in the aggregate). On August 30, 2018, the Company consummated the sale of an additional 35,063 Private Units at a price of $10.00 per Private Unit, of which 33,000 Private Units were sold to the Sponsor and 2,063 Private Units were sold to the underwriter, generating gross proceeds of $350,630. Each Private Unit consists of one Private Share and one redeemable warrant (each, a “Private Warrant”). Each Private Warrant is exercisable to purchase one ordinary share at a price of $11.50 per share. The proceeds from the sale of the Private Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

In June 2018, the Company issued an aggregate of 1,437,500 founder shares to the Sponsor for an aggregate purchase price of $25,000 in cash. On August 20, 2018, the Company effectuated a 1.1-for-1 share dividend resulting in an aggregate of 1,581,250 founder shares outstanding. The founder shares included an aggregate of up to 206,250 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On August 30, 2018, as a result of the underwriters’ election to fully exercise their over-allotment option, 206,250 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of  (i) one year after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days after a Business Combination.

Convertible Promissory Note – Related Party

On February 10, 2020, the Company entered into a convertible promissory note with the Sponsor, pursuant to which the Company borrowed an aggregate amount of $750,000. Of such amount, $567,182 used to fund the extension loan into the Trust Account and the balance will be used to finance transaction costs in connection with a Business Combination. The loan is non-interest bearing and due to be paid upon the earlier of (i) the consummation of a Business Combination and (ii) the date of the winding up of the Company. The loan is convertible into units at a purchase price of $10.00 per unit. The units would be identical to the Private Units. As of February 29, 2020, there was $750,000 outstanding under the convertible promissory note.

TENZING ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 29, 2020

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

NOTE 7. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on August 20, 2018, the holders of the founder shares, Private Units (and their underlying securities) and any Units that may be issued upon conversion of the Working Capital Loans (and underlying securities) are entitled to registration rights. The holders of 25% of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of 3.50% of the gross proceeds of the Initial Public Offering, or $2,213,750. The deferred fee will be paid in cash only upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

NOTE 8. SHAREHOLDERS’ EQUITY

Ordinary Shares — The Company is authorized to issue an unlimited number of ordinary shares at no par value. Holders of the Company’s ordinary shares are entitled to one vote for each share. At February 29, 2020 and February 28, 2019, there were 2,704,587 and 2,602,465 ordinary shares issued and outstanding, respectively, excluding 4,964,590 and 5,662,598 ordinary shares subject to possible redemption, respectively.

Preferred Shares — The Company is authorized to issue an unlimited number of preferred shares at no par value, divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Amended and Restated Memorandum and Articles of Association to create such designations, rights and preferences. The Company has five classes of preferred shares to give the Company flexibility as to the terms on which each Class is issued. All shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow the Company to issue shares at different times on different terms. At February 29, 2020 and February 28, 2019, there are no preferred shares designated, issued or outstanding.

Warrants — The Public Warrants will become exercisable on the later of (a) the consummation of a Business Combination or (b) 12 months from the effective date of the registration statement relating to the Initial Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

TENZING ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 29, 2020

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the Public Warrants are exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,
•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $21.00 per share, for any 20 trading days within a 30-trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and
•	if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

TENZING ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 29, 2020

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at February 29, 2020 and February 28, 2019, indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	February 29, 2020	February 28, 2019
Assets:
Marketable securities held in Trust Account	1	$60,882,949	$65,241,920

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

TENZING ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	May 31,	February 29,
	2020	2020
	(unaudited)
ASSETS
Current Assets
Cash	$197,983	$69,276
Prepaid expenses and other current assets	41,708	69,584
Total Current Assets	239,691	138,860

Marketable securities held in Trust Account	34,219,205	60,882,949
Total Assets	$34,458,896	$61,021,809

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$501,261	299,653
Total Current Liabilities	501,261	299,653

Convertible promissory notes – related party	1,125,000	750,000
Deferred underwriting fee payable	2,213,750	2,213,750
Total Liabilities	3,840,011	3,263,403

Commitments (Note 7)

Ordinary shares subject to possible redemption, 2,391,618 and 4,964,590 shares at redemption value at May 31, 2020 and February 29, 2020, respectively	25,618,883	52,758,399

Shareholders’ Equity
Preferred shares, no par value; unlimited shares authorized, none issued and outstanding	—	—
Ordinary shares, no par value; unlimited shares authorized; 2,742,935 and 2,704,587 shares issued and outstanding (excluding 2,391,618 and 4,964,590 shares subject to possible redemption) at May 31, 2020 and February 29, 2020, respectively	3,963,734	3,807,973
Retained earnings	1,036,268	1,192,034
Total Shareholders’ equity	5,000,002	5,000,007
Total Liabilities and Shareholders’ Equity	$34,458,896	$61,021,809

The accompanying notes are an integral part of the unaudited condensed financial statements.

TENZING ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended May 31,
	2020	2019
Operating costs	$264,941	$71,135
Loss from operations	(264,941)	(71,135)

Other income:
Interest income	109,175	398,746
Unrealized gain on marketable securities held in Trust Account	—	10,815
Net (loss) income	$(155,766)	$338,426

Weighted average ordinary shares outstanding, basic and diluted (1)	2,704,587	2,602,465

Basic and diluted net loss per ordinary share (2)	$(0.09)	$(0.01)

(1)	Excludes an aggregate of up to 2,391,618 and 5,659,877 shares subject to possible redemption at May 31, 2020 and 2019.
(2)	Excludes interest income of $81,739 and $366,475 attributable to shares subject to possible redemption for the three months ended May 31, 2020 and 2019, respectively (see Note 3).

The accompanying notes are an integral part of the unaudited condensed financial statements.

TENZING ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Unaudited)

THREE MONTHS ENDED MAY 31, 2020

	Ordinary Shares		Retained	Total Shareholders’
	Shares	Amount	Earnings	Equity
Balance – March 1, 2020	2,704,587	$3,807,973	$1,192,034	$5,000,007

Change in value of ordinary shares subject to possible redemption	38,348	155,761	—	155,761

Net loss	—	—	(155,766)	(155,766)
Balance – May 31, 2020	2,742,935	$3,963,734	$1,036,268	$5,000,002

THREE MONTHS ENDED MAY 31, 2019

	Ordinary Shares		Retained	Total Shareholders’
	Shares	Amount	Earnings	Equity
Balance – March 1, 2019	2,602,465	$4,425,877	$574,131	$5,000,008

Change in value of ordinary shares subject to possible redemption	2,721	(338,425)	—	(338,425)

Net income	—	—	338,426	338,426
Balance – May 31, 2019	2,605,186	$4,087,452	$912,557	$5,000,009

The accompanying notes are an integral part of the unaudited condensed financial statements.

TENZING ACQUISITION CORP.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended May 31,
	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(155,766)	$338,426
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(109,175)	(398,746)
Unrealized gain on marketable securities held in Trust Account	—	(10,815)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	27,876	27,138
Accounts payable and accrued expenses	201,608	4,634
Net cash used in operating activities	(35,457)	(39,363)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(210,836)	—
Cash withdrawn from Trust Account for redemptions	26,983,755	—
Net cash provided by investing activities	26,772,919	—

Cash Flows from Financing Activities:
Proceeds from convertible promissory note – related party	375,000	—
Redemption of ordinary shares	(26,983,755)	—
Net cash used in financing activities	(26,608,755)	—

Net Change in Cash	128,707	(39,363)
Cash – Beginning	69,276	313,049
Cash – Ending	$197,983	$273,686

Non-Cash investing and financing activities:
Change in value of ordinary shares subject to possible redemption	$(155,761)	$338,425

The accompanying notes are an integral part of the unaudited condensed financial statements.

TENZING ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MAY 31, 2020

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Tenzing Acquisition Corp. (the “Company”) is a blank check company incorporated in the British Virgin Islands on March 20, 2018. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination.

At May 31, 2020, the Company had not yet commenced any operations other than seeking a Business Combination. All activity through May 31, 2020 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, and, following the Initial Public Offering, seeking to identify a target company for a Business Combination.

The registration statement for the Initial Public Offering was declared effective on August 20, 2018. On August 23, 2018 the Company consummated the Initial Public Offering of 5,500,000 units (“Units” and, with respect to the ordinary shares included in the Units offered, the “Public Shares”) at $10.00 per Unit, generating total gross proceeds of $55,000,000, which is described in Note 4. Each Unit consists of one ordinary share of the Company and one warrant of the Company (which is redeemable under certain circumstances) (the “Public Warrants”), with each Public Warrant entitling the holder thereof to purchase one ordinary share of the Company for $11.50 per share.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 323,750 units (the “Private Units”) at a price of $10.00 per unit in a private placement to the Company’s sponsor, Tenzing LLC, a Delaware limited liability company (the managing members of which are the Company’s Chairman and Chief Executive Officer) (the “Sponsor”), and the underwriter of the Initial Public Offering, generating total gross proceeds of $3,237,500, which is described in Note 5.

Following the closing of the Initial Public Offering on August 23, 2018, an amount of $56,100,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

On August 30, 2018, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company consummated the sale of an additional 825,000 Units and the sale of an additional 35,063 Private Units, each at $10.00 per unit, generating total gross proceeds of $8,600,630. Following the closing, an additional $8,415,000 of net proceeds ($10.20 per Unit) was deposited in the Trust Account, resulting in $64,515,000 held in the Trust Account.

Transaction costs amounted to $4,027,962, consisting of $1,423,125 of underwriting fees, $2,213,750 of deferred underwriting fees and $391,087 of offering costs. As of May 31, 2020, there was $197,983 of cash held outside of the Trust Account and available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and interest released to pay taxes payable) at the time of signing a definitive agreement in connection with a Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

TENZING ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MAY 31, 2020

(Unaudited)

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. For so long as the Company is deemed to be a foreign private issuer, it will conduct redemptions in accordance with the tender offer rules of the Securities and Exchange Commission (“SEC”). In connection with a proposed Business Combination, unless the Company is deemed to be a foreign private issuer at such time, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 20% or more of the Public Shares without the Company’s prior written consent.

The shareholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account ($10.365 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, or if the Company is deemed to be a foreign private issuer at such time, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the SEC’s tender offer rules, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s Sponsor has agreed (a) to vote its founder shares, the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any ordinary shares (including the founder shares) and Private Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any ordinary shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the founder shares and Private Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company initially had until February 23, 2020 to complete a Business Combination. On February 18, 2020, the Company’s shareholders approved an amendment to its Amended and Restated Memorandum and Articles of Association to extend the period of time for which the Company was required to consummate a Business Combination from February 23, 2020 to May 26, 2020. In connection with the approval of the extension, shareholders elected to redeem an aggregate of 595,886 ordinary shares, of which the Company paid cash in the aggregate amount of $6,268,796, or approximately $10.52 per share, to redeeming shareholders. In connection with the extension, the Company deposited into the Trust Account $0.099 for each public share that was not redeemed in connection with the extension, or an aggregate of $567,182, for such extension. The amount deposited into the Trust Account was loaned to the Company by the Sponsor. The loan is non-interest bearing and due upon the earlier of (i) the consummation of a Business Combination and (ii) the date of the winding up of the Company (see Note 6).

TENZING ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MAY 31, 2020

(Unaudited)

On May 21, 2020, the Company’s shareholders approved an amendment to its Amended and Restated Memorandum and Articles of Association to extend the period of time for which the Company is required to consummate a Business Combination (the “Second Extension”) from May 26, 2020 to July 27, 2020 (or September 28, 2020 if the Company has executed a definitive agreement for a Business Combination by July 27, 2020) (the “Combination Period”). In connection with the approval of the Second Extension, shareholders elected to redeem an aggregate of 2,534,624 ordinary shares, of which the Company paid cash in the aggregate amount of $26,983,755, or approximately $10.65 per share, to redeeming shareholders. In connection with the Second Extension, the Company deposited into the Trust Account $0.066 for each public share that was not redeemed in connection with the Second Extension, or an aggregate of $210,836, for such extension. The amount deposited into the Trust Account was loaned to the Company by the Sponsor. The loan is non-interest bearing and due upon the earlier of (i) the consummation of a Business Combination and (ii) the date the winding up of the Company (see Note 6).

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less up to $50,000 of interest to pay liquidation expenses), which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.20 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. LIQUIDITY AND GOING CONCERN

As of May 31, 2020, the Company had $197,983 in its operating bank accounts, $34,219,205 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem the Public Shares in connection therewith and working capital deficit of $261,570. As of May 31, 2020, approximately $1,108,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations, if any.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account primarily to identify and evaluate prospective acquisition candidates, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses, review corporate documents and material agreements of prospective target businesses, select the target business to acquire and structure, negotiate and complete a Business Combination.

On February 10, 2020 and May 21, 2020, the Company issued the Sponsor a convertible promissory note, pursuant to which the Company borrowed an aggregate amount of $750,000 and $375,000, respectively. Of such amounts, $567,182 and $210,836, respectively, were used to fund the extension loans into the Trust Account and the balance will be used to finance transaction costs in connection with a Business Combination. The loans are non-interest bearing and due to be paid upon the earlier of (i) the consummation of a Business Combination and (ii) the date of the winding up of the Company (see Note 6). The loans are convertible into units at a purchase price of $10.00 per unit. The units would be identical to the Private Units. As of May 31, 2020, there was $1,125,000 outstanding under the convertible promissory notes.

TENZING ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MAY 31, 2020

(Unaudited)

The Company will need to raise additional capital through loans or additional investments from its Sponsor, an affiliate of the Sponsor, or the Company’s officer and directors. The Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officer and directors may, but are not obligated to, loan the Company funds as may be required. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a potential transaction. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through July 27, 2020, which is the date the Company is required to cease all operations except for the purpose of winding up if it has not completed a Business Combination. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended February 29, 2020 as filed with the SEC on May 4, 2020, which contains the audited financial statements and notes thereto. The financial information as of February 29, 2020 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended February 29, 2020. The interim results for the three months ended May 31, 2020 are not necessarily indicative of the results to be expected for the year ending February 28, 2021 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period, and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company, and which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

TENZING ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MAY 31, 2020

(Unaudited)

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of May 31, 2020 and February 29, 2020.

Marketable Securities Held in Trust Account

At May 31, 2020 and February 29, 2020, the assets held in the Trust Account were substantially held in U.S. Treasury Bills.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of May 31, 2020 and February 29, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company is considered to be an exempted British Virgin Islands Company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States. As such, the Company's tax provision was zero for the periods presented.

TENZING ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MAY 31, 2020

(Unaudited)

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption at May 31, 2020 and 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such ordinary shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 6,683,813 ordinary shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods.

Reconciliation of Net Loss Per Ordinary Share

The Company’s net (loss) income is adjusted for the portion of income that is attributable to ordinary shares subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per ordinary share is calculated as follows:

	Three Months Ended May 31,
	2020	2019
Net (loss) income	$(155,766)	$338,426
Less: Income attributable to ordinary shares subject to possible redemption	(81,739)	(366,475)
Adjusted net loss	$(237,505)	$(28,049)

Weighted average ordinary shares outstanding, basic and diluted	2,704,587	2,602,465

Basic and diluted net loss per ordinary share	$(0.09)	$(0.01)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 6,325,000 Units at a purchase price of $10.00 per Unit, inclusive of 825,000 Units sold to the underwriters on August 30, 2018 upon the underwriters’ election to fully exercise their over-allotment option. Each Unit consists of one ordinary share and one Public Warrant. Each Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share and is redeemable by the Company under certain circumstances (see Note 8).

TENZING ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MAY 31, 2020

(Unaudited)

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the underwriter of the Initial Public Offering (and its designees) purchased an aggregate of 323,750 Private Units at a price of $10.00 per Private Unit, of which 310,000 Private Units were purchased by the Sponsor and 13,750 Private Units were purchased by the underwriter ($3,237,500 in the aggregate). On August 30, 2018, the Company consummated the sale of an additional 35,063 Private Units at a price of $10.00 per Private Unit, of which 33,000 Private Units were sold to the Sponsor and 2,063 Private Units were sold to the underwriter, generating gross proceeds of $350,630. Each Private Unit consists of one Private Share and one redeemable warrant (each, a “Private Warrant”). Each Private Warrant is exercisable to purchase one ordinary share at a price of $11.50 per share. The proceeds from the sale of the Private Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

In June 2018, the Company issued an aggregate of 1,437,500 founder shares to the Sponsor for an aggregate purchase price of $25,000 in cash. On August 20, 2018, the Company effectuated a 1.1-for-1 share dividend resulting in an aggregate of 1,581,250 founder shares outstanding. The founder shares included an aggregate of up to 206,250 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On August 30, 2018, as a result of the underwriters’ election to fully exercise their over-allotment option, 206,250 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of  (i) one year after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days after a Business Combination.

Convertible Promissory Notes – Related Party

On February 10, 2020, the Company entered into a convertible promissory note with the Sponsor, pursuant to which the Company borrowed an aggregate amount of $750,000. Of such amount, $567,182 was used to fund the extension loan into the Trust Account and the balance will be used to finance transaction costs in connection with a Business Combination. The loan is non-interest bearing and due to be paid upon the earlier of (i) the consummation of a Business Combination and (ii) the date of the winding up of the Company. The loan is convertible into units at a purchase price of $10.00 per unit. The units would be identical to the Private Units.

On May 21, 2020, the Company entered into a convertible promissory note with the Sponsor, pursuant to which the Company borrowed an aggregate amount of $375,000. Of such amount, $210,836 was used to fund the Second Extension loan into the Trust Account and the balance will be used to finance transaction costs in connection with a Business Combination. The loan is non-interest bearing and due to be paid upon the earlier of (i) the consummation of a Business Combination and (ii) the date of the winding up of the Company. The loan is convertible into units at a purchase price of $10.00 per unit. The units would be identical to the Private Units.

As of May 31, 2020, there was $1,125,000 outstanding under the convertible promissory notes.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

TENZING ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MAY 31, 2020

(Unaudited)

NOTE 7. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on August 20, 2018, the holders of the founder shares, Private Units (and their underlying securities) and any Units that may be issued upon conversion of the Working Capital Loans (and underlying securities) are entitled to registration rights. The holders of 25% of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of 3.50% of the gross proceeds of the Initial Public Offering, or $2,213,750. The deferred fee will be paid in cash only upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

NOTE 8. SHAREHOLDERS’ EQUITY

Ordinary Shares — The Company is authorized to issue an unlimited number of ordinary shares at no par value. Holders of the Company’s ordinary shares are entitled to one vote for each share. At May 31, 2020 and February 29, 2020, there were 2,742,935 and 2,704,587 ordinary shares issued and outstanding, respectively, excluding 2,391,618 and 4,964,590 ordinary shares subject to possible redemption, respectively.

Preferred Shares — The Company is authorized to issue an unlimited number of preferred shares at no par value, divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Amended and Restated Memorandum and Articles of Association to create such designations, rights and preferences. The Company has five classes of preferred shares to give the Company flexibility as to the terms on which each Class is issued. All shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow the Company to issue shares at different times on different terms. At May 31, 2020 and February 29, 2020, there are no preferred shares designated, issued or outstanding.

Warrants — The Public Warrants will become exercisable on the later of (a) the consummation of a Business Combination or (b) 12 months from the effective date of the registration statement relating to the Initial Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the Public Warrants are exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,
•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $21.00 per share, for any 20 trading days within a 30-trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and
•	if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

TENZING ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MAY 31, 2020

(Unaudited)

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company's assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at May 31, 2020 and February 29, 2020, indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	May 31, 2020	February 29, 2020
Assets:
Marketable securities held in Trust Account	1	$34,219,205	$60,882,949

 NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

Reviva Pharmaceuticals, Inc.

Consolidated Financial Statements

December 31, 2019 and 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Reviva Pharmaceuticals Inc.

Cupertino, California

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Reviva Pharmaceuticals Inc. and subsidiary (collectively the "Company") as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for each of the two years in the two-year period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

The Company's ability to continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's significant recurring losses and accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

F-1

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter- COVID-19

As described in Note 10 to the consolidated financial statements, the World Health Organization has declared COVID-19 a global pandemic leading to broader global economic uncertainties. The measures taken by government agencies to slow the progression of the disease is uncertain and may adversely affect the Company's result of operations, cash flow and financial position. Our opinion is not modified with respect to this matter.

We have served as the Company's auditor since 2016.

/s/ ArmaninoLLP

San Ramon, California

July 23, 2020

F-2

Reviva Pharmaceuticals, Inc.

Consolidated Balance Sheets

December 31, 2019 and 2018

	2019	2018
ASSETS
Cash	$193	$118,637
Property and equipment, net	591	1,236
Non-current assets	1,816	1,816
Total assets	$2,600	$121,689
LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities
Accounts payable	$224,543	$66,371
Accrued expenses and other current liabilities	2,722,875	1,046,895
Contingent warrant, net	101,525	107,934
Convertible promissory notes, net	3,765,087	4,865,087
Total liabilities	6,814,030	6,086,287
Stockholders’ deficit
Preferred stock, par value $0.0001, 13,625,237 shares authorized, 5,802,350 undesignated
Series 1 convertible preferred stock, 625,237 shares designated; 625,237 shares issued and outstanding (liquidation preference of $3,069,913)	3,069,913	3,069,913
Series 2 convertible preferred stock, 1,245,889 shares designated; 1,245,889 shares issued and outstanding (liquidation preference of $7,624,841)	7,624,841	7,624,841
Series 3 convertible preferred stock, 951,761 shares designated; 951,761 shares issued and outstanding (liquidation preference of $12,039,777)	7,973,720	7,973,720
Series 4 convertible preferred stock, 5,000,000 shares designated; 1,029,994 shares issued and outstanding (liquidation preference $15,861,892)	10,401,500	10,401,500
Common stock, par value of $0.0001; 35,000,000 shares authorized; 18,180,748 shares issued and outstanding	618	618
Additional paid-in capital	18,644,683	18,644,683
Accumulated deficit	(54,526,705)	(53,679,873)
Total stockholders' deficit	(6,811,430)	(5,964,598)
Total Liabilities and Stockholders' deficit	$2,600	$121,689

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Reviva Pharmaceuticals, Inc.

Consolidated Statements of Operations

For the Years Ended December 31, 2019 and 2018

	2019	2018
Operating expenses
Research and development	$195,744	$946,301
General and administrative	181,116	175,579
Total operating expenses	376,860	1,121,880
Loss from operations	(376,860)	(1,121,880)
Other income (expense)
Interest income	201	1,365
Interest expense	(469,373)	(559,040)
Total other income (expense)	(469,172)	(557,675)
Loss before provision for income taxes	(846,032)	(1,679,555)
Provision for income taxes	800	800
Net loss	$(846,832)	$(1,680,355)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Reviva Pharmaceuticals, Inc.

Consolidated Statements of Stockholders’ Deficit

For the Years Ended December 31, 2019 and 2018

	Series 1,2,3,4 Convertible Preferred Stock		Common Stock		Additional	Accumulated	Total
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Stockholders’ Deficit
Balance, December 31, 2017	3,852,881	$29,069,974	18,180,748	$618	$18,623,629	($51,999,518)	($4,305,297)
Stock-based compensation expense	-	-	-	-	21,054	-	21,054
Net loss	-	-	-	-	-	(1,680,355)	(1,680,355)
Balance, December 31, 2018	3,852,881	29,069,974	18,180,748	618	18,644,683	(53,679,873)	(5,964,598)
Net loss	-	-	-	-	-	(846,832)	(846,832)
Balance, December 31, 2019	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	($54,526,705)	($6,811,430)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Reviva Pharmaceuticals, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

	2019	2018
Cash flows from operating activities
Net loss	$(846,832)	$(1,680,355)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	645	1,017
Amortization of warrant expenses	-	34,895
Amortization of debt discount	-	16,701
Stock-based compensation expense	-	21,054
Mark-to-market of warrant liability	(6,409)	-
Changes in operating assets and liabilities	-	-
Non-current assets	-	7,262
Accounts payable	158,172	(6,654)
Accrued interest	226,312	542,339
Accrued expenses and other current liabilities	249,668	(7,622)
Net cash flow provided by (used in) operating activities	(218,444)	(1,071,363)
Cash flows from financing activities
Proceeds from issuance of convertible promissory notes	100,000	175,000
Net cash provided by (used in) financing activities	100,000	175,000
Net decrease in cash	(118,444)	(896,363)
Cash, beginning of year	118,637	1,015,000
Cash, end of year	$193	$118,637
Supplementary information:
Cash paid for taxes	$800	$800
Non cash transactions:
Conversion of convertible promissory notes into accrued legal liability	$1,200,000	-
Discount due to warrants issued with debt	-	$34,895
Debt discount on issuance of convertible promissory notes	-	$16,701

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Reviva Pharmaceuticals, Inc.

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

8.	NATURE OF OPERATIONS

Reviva Pharmaceuticals, Inc. (the "Parent") was incorporated in the state of Delaware and registered in California, and commenced operations on May 1, 2006 and its Indian subsidiary, Reviva Pharmaceuticals India Pvt. Ltd., was incorporated in 2014 (referred herein as "the Company"). The Company is an emerging research based pharmaceutical company focused on developing a portfolio of internally discovered next generation safe and effective therapeutic drugs by using an integrated chemical genomics technology platform and proprietary chemistries. The Company is currently focused on developing drugs for the central nervous system (CNS), cardiovascular (CV), metabolic and inflammatory diseases.

9.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of Company’s management, who is responsible for their integrity and objectivity.

Principals of consolidation

The accompanying consolidated financial statements include the accounts of the Reviva Pharmaceuticals, Inc. and its wholly owned subsidiary Reviva Pharmaceuticals, India Pvt Ltd. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All transactions and balances between the parent and its subsidiary have been eliminated in consolidation.

Going concern

The Company has incurred operating losses and negative cash flows since inception. The Company has a limited history of operations and its prospects are subject to risks, expenses, and uncertainties frequently encountered by companies in pharmaceutical industry. These risks include, but are not limited to, the uncertainty of successfully developing its products, availability of additional financing, obtaining regulatory approvals and the uncertainty of achieving future profitability. The Company has a limited operating history and has yet to generate material revenues from commercial operations. To date, the Company has been funded primarily by equity financings and convertible promissory notes. The Company's ultimate success is dependent upon its ability to raise additional capital, to obtain necessary regulatory approvals for its products, and to successfully develop and market its products.

F-7

The accompanying consolidated financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern. As of December 31, 2019, the Company had had a cash and cash equivalents of $193. During the year ended December 31, 2019, the Company incurred a net loss of $846,832 and had negative cash flows from operating activities of $218,444, net of accrued legal liability due to settlement of convertible notes with a face value of $1,200,000. In addition, the Company had an accumulated deficit of $54,526,705 at December 31, 2019. Management intends to continue its clinical trials and research efforts and to finance operations of the Company through convertible promissory notes or equity financings. There can be no assurance that the Company will be successful in obtaining additional financing on favorable terms or at all.

These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of expenses during the reporting periods covered by the financial statements and accompanying notes. Significant areas requiring the use of management estimates include, but are not limited to, valuation of intangible assets, depreciative and amortization useful lives, assumptions used to calculate the fair value of the contingent share consideration, stock based compensation, beneficial conversion features, warrant values, deferred taxes and the assumptions used to calculate derivative liabilities. Actual results could differ materially from such estimates under different assumptions or circumstances.

F-8

Concentration of credit risk and other risks and uncertainties

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash. Substantially, all the Company's cash are held in demand deposit form by one financial institution. The Company has not experienced any losses on its deposits of cash.

The Company is subject to all of the risks inherent in an early stage company developing new pharmaceutical products. These risks include, but are not limited to, limited management resources, dependence upon medical acceptance of the product in development, regulatory approvals, successful clinical trials, availability and willingness of patients to participate in human trials, and competition in the pharmaceutical industry. The Company's operating results may be materially affected by the foregoing factors.

Cash

The Company considers all highly liquid investments purchased with an original maturity at the date of purchase of three months or less to be cash equivalents. As of December 31, 2019, and 2018, the Company's cash was maintained in demand deposit forms at two financial institutions. Deposits in financial institutions may, from time to time, have exceed federally insured limits.

Property and equipment

The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs are expensed as incurred. Assets classified as property and equipment are stated at cost less accumulated depreciation and are depreciated using the straight-line method over the estimated useful lives of the assets, generally between three and five years, or the lease term of the respective assets, whichever is less. When assets are retired or otherwise disposed, their original cost and related accumulated depreciation are removed from the consolidated balance sheet, and any resulting gain or loss is reflected in related operating expense.

Leases

In February 2016, the FASB issued ASU 2016-2 for leases. The ASU introduces a new lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in the current accounting guidance as well as the FASB’s new revenue recognition standard. However, the ASU eliminates the use of bright-line tests in determining lease classification as required in the current guidance. The ASU also requires additional qualitative disclosures along with specific quantitative disclosures to better enable users of consolidated financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted this standard and determined that there is no material impact that the new accounting guidance will have on its financial statements and related disclosures.

F-9

Research and development costs

Research and development costs are charged to operating expenses as incurred. Research and development costs include, but are not limited to, payroll and personnel expenses, laboratory supplies, consulting costs, and allocated overhead, including rent, equipment depreciation, and utilities.

General and Administrative costs

General and administrative costs are charged to operating expenses as incurred. General and administrative costs include, but are not limited to, payroll and personnel expenses, travel and entertainment, consulting costs, conference and meeting costs, legal expenses and allocated overhead, including rent depreciation, and utilities.

Income taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company accounts for income taxes using the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

F-10

In evaluating the ability recover its deferred income tax assets, the Company considers all available positive and negative evidence, including its opening results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration. In the event the Company determines that it would be able to realize its deferred income tax assets in the future in excess of their net recorded amount, it would make an adjustment to the valuation allowance that would reduce the provision for income taxes. Conversely, in the event that all or part of the net deferred tax assets are determined not to be realizable in the future, an adjustment to the valuation allowance would be charged to earnings in the period such determination is made.

Stock based compensation

Stock-based compensation is calculated based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of ASC Topic 505, subtopic 50,

Equity-Based Payments to Non-Employees based upon the fair-value of the underlying instrument.

The fair value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. The determination of the fair value of stock-based payment awards on the date of grant is affected by the stock price as well as assumptions regarding a number of complex and subjective variables. These variables include expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rates, and expected dividends as under:

•	Expected term - The Company's expected term represents the period that the Company's stock-based awards are expected to be outstanding and is determined using the simplified method.

•	Expected volatility - Expected volatility is estimated using comparable public companies' volatility for similar terms.

F-11

•	Expected dividend - The Black-Scholes-Merton valuation model calls for a single expected dividend yield as an input. The Company has never paid dividends and has no plans to pay dividends.

•	Risk-free interest rate - The risk-free interest rate used in the Black-Scholes-Merton valuation method is based on the U.S. Treasury zero-coupon issues in effect at the time of grant for periods corresponding with the expected term of option.

As of January 1, 2019, the Company adopted ASU No. 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which aligns the accounting of share-based payment awards issued to employees and nonemployees. The adoption did not materially impact our consolidated financial statements. The Company recognizes fair value of stock options granted to non-employees as a stock-based compensation expense over the period in which the related services are received. Non-employee option grants that do not vest immediately upon grant are recorded as an expense over the vesting period. At the end of each financial reporting period, the value of these options, as calculated using the Black-Scholes-Merton option-pricing model, is determined, and compensation expense recognized during the period is adjusted accordingly.

Fair Value of Financial Instruments

Due to their short maturities, the carrying amounts for cash and cash equivalents, accounts payable, and accrued expenses approximate their fair value. Non-current assets are primarily related to certain advances with carrying values that approximate their fair values.

Fair Value Measurements of Warrants

ASC 820 “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy under ASC 820 are described below:

F-12

•	Level 1 - Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

•	Level 2 - Directly or indirectly observable inputs as of the reporting date through correlation with market data, including quoted prices for similar assets and liabilities in active markets and quoted prices in markets that are not active. Level 2 also includes assets and liabilities that are valued using models or other pricing methodologies that do not require significant judgment since the input assumptions used in the models, such as interest rates and volatility factors, are corroborated by readily observable data from actively quoted markets for substantially the full term of the financial instrument.

•	Level 3 - Unobservable inputs that are supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions.

In determining the fair value of warrants, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value.

Beneficial Conversion Features

In accordance with FASB ASC 470-20, “Debt with Conversion and Other Options” the Company records a beneficial conversion feature (“BCF”) related to the issuance of convertible debt or preferred stock instruments that have conversion features at fixed rates that are in-the-money when issued. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The intrinsic value is generally calculated at the commitment date as the difference between the conversion price and the fair value of the common stock or other securities into which the security is convertible, multiplied by the number of shares into which the security is convertible. If certain other securities are issued with the convertible security, the proceeds are allocated among the different components. The portion of the proceeds allocated to the convertible security is divided by the contractual number of the conversion shares to determine the effective conversion price, which is used to measure the BCF. The effective conversion price is used to compute the intrinsic value. The value of the BCF is limited to the basis that is initially allocated to the convertible security.

F-13

10.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	2019	2018
Computer equipment	$32,500	$32,500
Furniture and fixtures	9,208	9,208
Accumulated depreciation	(41,117)	(40,472)
Property and equipment, net	$591	$1,236

Depreciation expense for the years ended December 31, 2019 and 2018 was $645 and $1,017 respectively.

11.	EMPLOYEE BENEFIT PLAN

In 2014, the Company implemented a tax deferred savings plan, commonly referred to as a 401(k) plan. Employee's contributions are withheld from standard payroll checks and are automatically withdrawn from the Company checking account and deposited into individual employee retirement accounts a few days following each payroll period. Employees can defer or contribute the statutory legal limits. There has been no Company matching of employee contributions to the plan through December 31, 2019.

12.	COMMITMENTS AND CONTINGENCIES

Clinical trials

Since 2010, the Company has entered into multiple clinical trial agreements with medical institutions in the United States, Europe and Asia for the purpose of enrolling patients into various clinical trials. The agreements are substantially similar by trial and include a detailed listing of the clinical trial services for which the Company will pay, how much will be paid for each service, a set-up charge (if any), Investigational Review Board fees, contractual term, and other provisions. The clinical trial services provided by each site generally include the screening of prospective patients and, for those patients to be enrolled in the study, administration of the Company's investigation drug according to the trial protocol, any required hospitalization, ancillary medical supplies, and 2-week patient follow-up. Further, each agreement requires the Company to indemnify each respective clinical site against any and all liability, loss, or damage it may suffer as a result of third-party claims; the Company maintains general product liability insurance of not less than $5 million in conjunction with this indemnification. The agreements may be terminated upon 30 days' written notice, subject to conditions of paying all liabilities incurred through the date of termination. Additionally, with each screened patient, the Company incurs expense with other entities engaged to provide independent review of patient medical records.

F-14

Indemnification

From time to time, in its normal course of business, the Company may indemnify other parties, with whom it enters into contractual relationships, including lessors and parties to other transactions with the Company. The Company may agree to hold other parties harmless against specific losses, such as those that could arise from a breach of representation, covenant or third-party infringement claims. It may not be possible to determine the maximum potential amount of liability under such indemnification obligations due to the unique facts and circumstances that are likely to be involved in each particular claim and indemnification provision. Historically, there have been no such indemnification claims. The Company has also indemnified its directors and executive officers, to the extent legally permissible, against all liabilities reasonably incurred in connection with any action in which such individual may be involved by reason of such individual being or having been a director or executive officer.

Operating Leases

The Company has adopted ASC 842 to our existing leases. The Company has elected to apply the short-term lease exception to leases of one year or less. Presently, the Company has a single twelve-month lease on its Corporate Office located at 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014. The monthly lease payment is approximately $1,500 and the lease expires on January 31, 2021 at which point the Company will renew for another 12-month term.

13.	CONVERTIBLE PROMISSORY NOTES

From June 2016 through April 2017, the Company issued an aggregate of $4,795,088 in convertible promissory notes to various investors ("2016 Notes"). The Company received $4,647,235 net of placement fees of $147,853. Upon next equity financing close of at least $5,000,000, (“Qualified Financing”), the 2016 Notes can be converted if the entire balance has not been paid, at which time the then outstanding balance and accrued interest shall automatically be cancelled and converted into that number of conversion shares at a price equal to the lower of either (i) a 20% discount to the price paid by investors in the qualified financing (“Qualified Financing Event Share Price”), or (ii) an $85,000,000 pre-offering valuation divided by the number of shares of the Company's common stock outstanding on a fully diluted basis immediately prior to the closing of such a qualified financing event.

F-15

Additionally, the Company is obliged to issue a warrant for 38,200 shares of common stock at an exercise price equal to the Qualified Financing Event Share Price and a maturity of 5-years (“2016 Contingent Warrants”) to the broker/placement agent. Placement fees and fair value of the 2016 Contingent Warrants were recognized as a debt discount and amortized over the initial 12-month term of the 2016 Notes.

The interest was initially accrued at 8% per annum and was scheduled to be paid in cash at maturity date. The 2016 Notes were scheduled to mature twelve months from the dates of issue. The 2016 Notes were neither converted nor paid back, and therefore have been in default since 2017 and are accruing interest at a default rate of 12% per annum. As of December 31, 2019, the Company owes $3,490,087 and $1,192,496 as principle and accrued interest, respectively.

The stated conversion term for the 2016 Notes creates a contingent BCF that is not measurable due to a contingency in the conversion mechanics that would allow a conversion to take place at the lower of either a 20% discount to the Qualified Financing Event Share Price or a $85 million valuation. Consequently, the BCF will be recognized as additional interest expense when the conversion takes place.

From November 2018 through January 2019, the Company issued an aggregate of $275,000 in convertible promissory notes to various investors (“2018 notes”). Upon a Qualified Financing, the 2018 Notes can be converted if the entire balance has not been paid. The principal and accrued interest of the 2018 notes shall automatically be converted into that number of shares at a price equal to a 20% discount to the Qualified Financing event price (price paid by investors in the Qualified Financing).

Additionally, the holders of the 2018 notes are also eligible for an equivalent number of warrants (i.e. as the number of converted shares), to purchase common stock (“2018 Contingent Warrants”) with a strike price equal to the Qualified Financing event price with a maturity of 5 years from the date of such a conversion event.

Interest on the 2018 Notes accrues at 8% per annum and was scheduled to be paid in cash at maturity unless converted. The 2018 Notes were scheduled to mature six months from the date of issue with an option to extend the maturity by an additional six months with certain additional conversion privileges. Pursuant to the option, the maturity dates of all 2018 notes were extended an additional six months. The 2018 Notes were neither converted nor paid back and continue to accrue interest at a default rate of 8% per annum.

The Company is obliged to issue an additional 82,500 shares of common stock (“2019 Contingent stock”) the 2018 note holders when the 2018 notes are converted into preferred shares in a Qualified Financing. As of December 31, 2019, the Company owes $275,000 and $23,293 in principal and accrued interest. The stated conversion term for the 2018 Notes creates a contingent BCF of $68,750 which will be recognized as additional interest expense when the conversion takes place.

F-16

A summary table of the convertible notes by year is presented below:

Year	Note Description	Amount
2016	2016 Notes	$2,120,087
2017	2016 Notes	2,570,000
2018	2018 Notes	175,000
2019	2018 Notes	100,000
2019	2016 Notes - reclass to Accrued Legal liability (see Note 10)	(1,200,000)
	Total Balance	$3,765,087

14.	INCOME TAXES

The Company’s provision for income taxes differs from the amount computed by applying the statutory U.S. federal income tax rate to loss before taxes as follows for the years ending December 31, 2019 and December 31, 2018:

	December 31, 2019	December 31, 2018
Statutory federal income tax	$(177,562)	$(352,548)
State income taxes, net of federal tax benefits	(79,258)	800
Stock based compensation	27,940	-
Other permanent differences	474	2,280
Valuation allowance	229,206	350,268
Tax provision	$800	$800

Deferred tax assets and liabilities at December 31, 2019 and December 31, 2018 consist of the following:

F-17

	December 31, 2019	December 31, 2018
NOL carryforwards	$8,711,765	$8,479,781
Credit carryforwards	-	-
Accruals and reserves	14,402	9,800
Stock compensation	83,472	90,581
Fixed assets/capitalized start-up costs	3,589	3,722
Total deferred tax assets	8,813,228	8,583,884
Valuation allowance	(8,813,228)	(8,583,884)
Net deferred tax assets	-	-

Realization of the deferred tax asset is dependent upon future taxable income, if any, the amount and time of which are uncertain. Accordingly, a full valuation allowance has been established, as the generation of future taxable income is uncertain.

As of December 31, 2019, and December 31, 2018, the Company had federal net operating loss carryforwards of $37,861,540 and 37,017,700. As of December 31, 2019, and December 31, 2018, the Company had California net operating loss carryforwards of $10,894,690 and $10,110,300. If unused, the federal and state net operating loss carryforwards begin expiring in 2030.

F-18

7.	INCOME TAXES - Continued

Utilization of the net operating loss carry forward may be subject to an annual limitation due to the ownership percentage change limitations provided by the Section 382 of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of the net operating loss before utilization. As of December 31, 2019, no complete study has been completed.

The company files US and state income tax returns with varying statues of limitations. The federal statue remains open for three years after a return is filed, however is re-opened if tax attributes from that year are used. The company is not currently under audit.

As of December 31, 2019, the Company had $0 in unrecognized tax benefits and does not anticipate any significant changes to its unrecognized tax benefits within the next 12 months. The company's policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. There was no interest and penalties accrued as of December 31, 2019 and 2018.

Balance as of December 31, 2018	$0
Gross amount of increases in unrecognized tax benefits for tax positions taken in current year	-
Gross amount of decreases in unrecognized tax benefits for tax positions taken in prior year	-
Balance as of December 31, 2019	$0

The Company does not anticipate that its total unrecognized tax benefits will significantly change due to settlement of examination or the expiration of statute of limitations during the next 12 months.

The Company has not provided for U.S. income taxes on undistributed earnings of its foreign subsidiaries, because it intends to permanently re-invest these earnings outside the United States. Undistributed earnings of foreign subsidiaries is immaterial for all periods presented.

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security (“CARES”) Act was enacted and signed into law. Certain provisions of the CARES Act impact the 2019 income tax provision computations of the Company and will be reflected in the first quarter of 2020, or the period of enactment. The CARES Act contains modifications on the limitation of business interest for tax years beginning in 2019 and 2020. The modifications to Section 163(j) increase the allowable business interest deduction from 30% of adjusted taxable income to 50% of adjusted taxable income. As the company is in losses, there is no modification for the current year.

F-19

8.	STOCKHOLDERS' DEFICIT

Convertible preferred stock

•	Voting - The holders of each share of the Series 1, 2, 3, and 4 convertible preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to the shareholders for a vote. Each preferred shareholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

•	Dividends - The holders of shares of the Series 1, 2, 3, and 4 convertible preferred stock are not entitled to receive dividends.

•	Conversion - Each share of Series 1, 2, 3, and 4 convertible preferred stock is convertible into common stock, at the option of the holder, according to a conversion ratio. The initial conversion price of the Series 1, 2, 3, and 4 convertible preferred stock is $1.57, $1.81, $3.92, and $4.77 per share, respectively, subject to adjustment in accordance with anti-dilution provisions contained in the Company's certificate of incorporation, as amended. The conversion ratios are 1.0:1.0 for Series 1, 2, 3, and 4. Each share of Series 1, 2, 3, and 4 will automatically convert into shares of common stock at the then-effective conversion price for each such share immediately upon the earlier of (i) the Company's sale of its common stock in a firm commitment of an underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than the public offering price per share of $5.00, and which results in aggregate gross proceeds to the Company of $25,000,000 or (ii) the date specified by the written consent or agreement of at least a majority of the holders of the then- outstanding shares of convertible preferred stock.

•	Liquidation preference - In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of Series 1, 2, 3, and 4 are entitled to receive, on a pari-passu basis and prior and in preference to any distribution to the holders of common stock based on the available funds will be distributed ratably to the holders of convertible preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive. Any remaining assets of the Company will be distributed ratably among the holders of common stock.

Common stock

Each share of common stock is entitled to one vote. The holders of common stock, voting as a class, are entitled to elect one member to the Company's board of directors. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when and if declared by the board of directors, subject to the prior rights of holders of all series of preferred stock outstanding.

F-20

8.	STOCKHOLDERS' DEFICIT - Continued

The Company has 18,180,748 shares of common stock issued and outstanding and has reserved additional shares of common stock for issuance for the following purposes at December 31, 2019:

Conversion of Series 1 convertible preferred stock	625,237
Conversion of Series 2 convertible preferred stock	1,245,889
Conversion of Series 3 convertible preferred stock	951,761
Conversion of Series 4 convertible preferred stock	1,029,994
2016 Contingent Warrants	38,200
2019 Contingent Stock	82,500
Options to purchase common stock	741,666
Shares available for grant	2,258,334
6,973,581

The Company expects to issue preferred stock and contingent warrants on completion of Qualified Financing Event with respect to conversion of 2016 Notes and 2018 Notes. These preferred stock and contingent warrants can be converted to common stock under certain circumstances as detailed above. The Company’s available authorized preferred stock and common stock are sufficient to accommodate these conversions.

Common stock warrants

During 2014, in connection with the 2014 Notes, the Company issued warrants to purchase 138,500 shares of common stock at $5.00 per share to certain investors ("2014 Warrants"). The 2014 Warrants were exercisable immediately and expired in 2019. The Company estimated the fair value of the 2014 Warrants to be $426,383, using the Black-Scholes- Merton option-pricing model with the following assumptions:

Assumptions
Common stock value	$5.00
Expected life	4.5-4.7 years
Risk-free interest rate	1.33-1.52%
Expected dividend yields	0%
Volatility	86.5%

F-21

Using the relative fair values allocation, the 2014 Warrants value of $407,578 was recorded as a discount to the 2014 Notes and an increase to additional paid-in capital. Upon conversion of the 2014 Notes into Series 4 Preferred Stock in June 2014, the corresponding debt discount was immediately amortized to interest expense.

Contingent Warrants

During 2017, in connection with the 2016 Notes, the Company was contractually obliged to issue (“2016 Contingent warrants”) to purchase 38,200 shares of common stock and by agreement these warrants expire on May 31, 2022.

The Company analyzed the 2016 Contingent Warrants and determined that they were to be classified as a liability, which are required to be re-measured at fair value (“marked-to-market”) each reporting period.

The Company estimated the fair value of the 2016 Contingent Warrants using the Black-Scholes-Merton option-pricing model with the following assumptions:

	2018	2019
Common stock value	$3.86	$3.63
Expected life	3 years	3 years
Risk-free interest rate	1.76%	1.76%
Expected dividend yields	0%	0%
Volatility	126%	126%

The value of the 2016 Contingent Warrants was recognized as a debt discount and amortized over the initial 12-month term of the 2016 Notes.

F-22

The following table summarizes fair value measurements by level at December 31, 2019 for assets and liabilities measured at fair value on a recurring basis:

	Total Value	Level 1	Level 2	Level 3
2016 Contingent Warrants	$101,525			$101,525

The following table summarizes fair value measurements by level at December 31, 2018 for assets and liabilities measured at fair value on a recurring basis:

	Total Value	Level 1	Level 2	Level 3
2016 Contingent Warrants	$107,934			$107,934

In connection with the 2018 notes, the Company will issue 2018 Contingent Warrants equivalent to the number of converted shares to be determined at the Qualified Financing Event with a strike price equal to the qualified financing event price and with a maturity of 5 years from the date of such a conversion event.

A summary of warrant activity for the periods ended December 31, 2019 and 2018 is as follows:

	Number of Shares	Range of Exercise Prices	Weighted- Average Exercise Prices	Weighted- Average Remaining Life
Outstanding at January 1, 2018	186,700	$3.86 - 5.00	$4.77	1.5
Cancelled	(10,000)	5.00	5.00	—
Outstanding at December 31, 2018	176,700	$3.86 – 5.00	$4.75	0.5
Cancelled	(138,500)	5.00	5.00	—
Outstanding at December 31, 2019	38,200	$3.86	$3.86	3.5

9.	STOCK OPTION PLAN AND STOCK-BASED COMPENSATION

Option activity

In 2006, the Company established its 2006 Equity Incentive Plan (the "Plan"), which provides for the granting of stock options and stock purchase rights to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options (ISOs) or nonqualified stock options (NSOs). ISOs may be granted only to Company employees (including officers and directors who are also employees). NSO may be granted to Company employees and consultants.

Options under the Plan may be granted for periods of up to 10 years. The exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, as determined by the board of directors. The exercise price of an ISO and NSO granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, as determined by the board of directors. Options generally vest over four years whereas 25% vest upon the first anniversary of the issuance date and 1/48th per month there-after.

Under the Plan, in the event of the termination of a participant's employment or the proposed transfer of such shares to a third party, the Company has the right to repurchase the stock under terms specified in the Plan agreement.

F-23

9.	STOCK OPTION PLAN AND STOCK-BASED COMPENSATION - Continued

Activity under the stock option plan are as follows for the years ended December 31, 2019 and 2018:

	Shares available for Grant	Number of Shares Outstanding	Weighted average exercise price per share
Balance, December 31, 2017	2,055,834	944,166	$2.24
Options cancelled	105,000	(105,000)	-
Balance, December 31, 2018	2,160,834	839,166	$2.34
Options cancelled	97,500	(97,500)	-
Balance, December 31, 2019	2,258,334	741,666	$2.34
Vested, December 31, 2019	-	741,666	$2.43
Vested and expected to vest, December 31, 2019	-	741,666	$2.43

Shares outstanding under the stock option plan are as follows as of December 31, 2019:

Options Outstanding	Exercise price Per Share	Weighted average remaining contractual life (years)	Shares Exercisable	Weighted Average Exercise Prices
190,000	$1.45	0.40	190,000	$1.45
50,000	$1.57	1.67	50,000	$1.57
320,000	$1.81	2.79	320,000	$1.81
181,666	$4.77	4.18	181,666	$4.77
741,666		2.44	741,666	$2.43

F-24

9.	STOCK OPTION PLAN AND STOCK-BASED COMPENSATION - Continued

Stock-based compensation associated with awards to employees

During the years ended December 31, 2019 and 2018, the Company granted no stock options to employees.

During the years ended December 31, 2019 and 2018, stock-based employee compensation expense was $0 and $21,054, respectively, which was recorded as general and administrative expense. As of December 31, 2019, the Company had no unrecognized compensation expense, net of estimated forfeitures, related to stock option awards to employees. No income tax benefit has been recognized relating to stock-based compensation expense, and no tax benefits have been realized from exercised stock options.

10.	SUBSEQUENT EVENTS

On January 2, 2020, there was a judgement issued by the District Court of Harris County, Texas, pursuant to an agreement reached between the Company and an investor in the 2016 Notes. Under the terms of the judgements, the Company is obligated to repay an investor of the 2016 Notes, the principal investment of $1,200,000, accrued interest of $242,000, and legal fees of $5,000. The $1,447,000 obligatory payment is currently accruing interest at 5.5% per annum.

Between March and May 2020, the Company received $610,000 in gross and net proceeds via a bridge loan whose terms are similar to the 2018 Notes.

On July 20, 2020, the Company entered into a definitive agreement and plan of merger for a business combination with Tenzing Acquisition Corp., a special purpose acquisition company incorporated in the British Virgin Islands (NASDAQ: TZAC).

As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which may impact operating activities, though such potential impact is unknown at this time. Management has determined that there are no other subsequent events to be reported.

The Company has evaluated subsequent events through July 23, 2020, the date the consolidated financial statements were available for general release, for appropriate accounting and financial statement disclosures.

F-25

Reviva Pharmaceuticals, Inc.

Condensed Consolidated Financial Statements

As of and for the Three and Six Months ended

June 30, 2020 and 2019

(Unaudited)

F-1

Reviva Pharmaceuticals, Inc.

ITEM 1. FINANCIAL STATEMENTS (UNAUDITED)

Condensed Consolidated Balance Sheets

	June 30, 2020 (unaudited)	December 31, 2019*
ASSETS
Cash	$194,798	$193
Property and equipment, net	269	591
Prepaid	7,019	-
Non-current assets	1,816	1,816
Total assets	$203,902	$2,600
LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities
Accounts payable	$730,146	$224,543
Accrued expenses and other current liabilities	3,462,008	2,722,875
Contingent warrants, net	48,486	101,525
Convertible promissory notes, net	4,375,087	3,765,087
Total liabilities	$8,615,727	$6,814,030
Stockholders' deficit
Convertible Preferred stock, par value $0.0001, 13,625,237 shares authorized
Series 1	$3,069,913	$3,069,913
Series 2	7,624,841	7,624,841
Series 3	7,973,720	7,973,720
Series 4	10,401,500	10,401,500
Common stock	618	618
Additional paid-in capital	18,644,683	18,644,683
Accumulated deficit	(56,127,100)	(54,526,705)
Total stockholders' deficit	(8,411,825)	(6,811,430)
Total Liabilities and Stockholders' deficit	$203,902	$2,600

*Derived from Audited Financial Statements as of December 31, 2019

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

Reviva Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

	Three Months ended		Six Months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	(unaudited)		(unaudited)
Operating expenses
Research and development	$36,471	$21,694	$294,195	$53,377
General and administrative	740,913	105,815	1,101,467	244,965
Total operating expenses	777,384	127,509	1,395,662	298,342
Loss from operations	(777,384)	(127,509)	(1,395,662)	(298,342)
Other income (expense)
Interest and other income	25,004	55	25,004	194
Interest expense	(99,053)	(145,802)	(228,937)	(289,498)
Total other expense	(74,049)	(145,747)	(203,933)	(289,304)
Loss before provision for income taxes	(851,433)	(273,256)	(1,599,595)	(587,646)
Provision for income taxes	-	-	800	800
Net loss	$(851,433)	$(273,256)	$(1,600,395)	$(588,446)
Basic and Diluted net loss per share attributable to common stockholders	$(0.05)	$(0.02)	$(0.09)	$(0.03)
Weighted-average shares used to compute basic and diluted net loss per share	18,180,748	18,180,748	18,180,748	18,180,748

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

Reviva Pharmaceuticals, Inc.

Condensed Consolidated Statements of Stockholders’ Deficit

	Series 1,2,3,4 Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Three-months ended June 30, 2020
Balance, March 31, 2020	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	$(55,275,667)	$7,560,392)
Net loss (Unaudited)	-	-	-	-	-	(851,433)	$(851,433)
Balance, June 30, 2020	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	$(56,127,100)	$(8,411,825)

Three-months ended June 30, 2019
Balance, March 31, 2019	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	$(53,995,063)	$(6,279,788)
Net loss (Unaudited)	-	-	-	-	-	(273,256)	($273,256)
Balance, June 30, 2019	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	$(54,268,319)	$(6,553,044)

Six-months ended June 30, 2020
Balance, December 31, 2019	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	$(54,526,705)	$(6,811,430)
Net loss (Unaudited)	-	-	-	-	-	(1,600,395)	$(1,600,395)
Balance, June 30, 2020	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	$(56,127,100)	$(8,411,825)

Six-months ended June 30, 2019
Balance, December 31, 2018	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	$(53,679,873)	$(5,964,598)
Net loss (Unaudited)	-	-	-	-	-	(588,446)	$(588,446)
Balance, June 30, 2019	3,852,881	$29,069,974	18,180,748	$618	$18,644,683	$(54,268,319)	$(6,553,044)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

Reviva Pharmaceuticals, Inc.

Condensed Consolidated Statements of Cash Flows

	Six Months ended
	30 June, 2020	30 June 2019
	(unaudited)
Cash flows from operating activities
Net loss	$(1,600,395)	$(588,446)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	322	323
Mark-to-market of warrant liability	(53,039)	-
Changes in operating assets and liabilities
Prepaid	(7,019)	-
Accounts payable	505,603	99,940
Accrued interest	228,937	289,498
Accrued expenses and other current liabilities	510,196	(6,336)
Cash flows used in operating activities	$(415,395)	$(205,021)
Cash flows from financing activities
Proceeds from issuance of convertible promissory notes	610,000	100,000
Net cash from financing activities	610,000	100,000
Net increase (decrease) in cash	194,605	(105,021)
Cash, beginning of period	193	118,637
Cash, end of period	$194,798	$13,616

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

Reviva Pharmaceuticals, Inc.

Notes to Condensed Consolidated Financial Statements (UNAUDITED)

(Information as of June 30, 2020 and for the three and six months ended June 30, 2020 and 2019)

1.	NATURE OF OPERATIONS

Reviva Pharmaceuticals, Inc. (the "Parent") was incorporated in the state of Delaware and registered in California, and commenced operations on May 1, 2006 and its Indian subsidiary, Reviva Pharmaceuticals India Pvt. Ltd., was incorporated in 2014 (referred herein as "the Company"). The Company is an emerging research based pharmaceutical company focused on developing a portfolio of internally discovered next generation safe and effective therapeutic drugs by using an integrated chemical genomics technology platform and proprietary chemistries. The Company is currently focused on developing drugs for the central nervous system (CNS), cardiovascular (CV), metabolic and inflammatory diseases.

2.	SIGNIFICANT ACCOUNTING POLICIES

This Quarterly Report should be read in conjunction with the Company’s audited consolidated financial statements which was included in Form S-4 with the Securities and Exchange Commission (“SEC”) on August 12, 2020. The Company’s significant accounting policies are described in Note 2 to its audited 2019 Consolidated Financial Statements. There have been no significant changes to these policies during the six months ended June 30, 2020.

3.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of
	June 30, 2020	December 31, 2019
Computer equipment	$32,500	$32,500
Furniture and fixtures	9,208	9,208
Accumulated depreciation	(41,439)	(41,117)
Property and equipment, net	$269	$591

Depreciation expense for the six months ended June 30, 2020 and 2019 was $322 and $323 respectively.

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4.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company adopted ASC 842 for its existing operating leases effective January 1, 2019. The Company has elected to apply the short-term lease exception to leases of one year or less. Presently, the Company has a single twelve-month lease on its Corporate Office located at 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014. The monthly lease payment is approximately $1,500 and the lease expires on January 31, 2021 at which point the Company will renew for another 12-month term.

5.	CONVERTIBLE PROMISSORY NOTES

From March through May 2020, the Company issued an aggregate of $610,000 in convertible promissory notes to various investors (“2020 Notes”). Upon a Qualified Financing, the 2020 Notes can be converted if the entire balance has not been paid. The principal and accrued interest of the 2020 notes shall automatically be converted into that number of shares at a price equal to a 20% discount to the Qualified Financing event price (price paid by investors in the Qualified Financing).

Additionally, the holders of the 2020 Notes are also eligible for an equivalent number of warrants (i.e. as the number of converted shares), to purchase common stock (“2020 Contingent Warrants”) with a strike price equal to the Qualified Financing event price with a maturity of 5 years from the date of such a conversion event. The holders of the 2020 Notes, for entering into the Notes agreement, are also eligible to receive common stock when the 2020 Notes are converted into preferred shares in a Qualified Financing event (“2020 Contingent Stock”).

Interest on the 2020 Notes accrues at 8% per annum and is scheduled to be paid in cash at maturity unless converted. The 2020 Notes are scheduled to mature six months from the date of issue with an option to extend the maturity by an additional six months. The extension triggers an added conversion privilege wherein the holders of 2018 Notes are eligible to receive additional common stock when the 2020 Notes are converted into preferred shares in a Qualified Financing event (“2020 Contingent Stock”). The 2020 Notes are still within the initial term of maturity.

The Company is obligated to issue 110,000 shares of common stock (“2020 Contingent stock”) to the 2020 note holders when the 2020 notes are converted into preferred shares in a Qualified Financing. As of June 30, 2020, the Company owes $610,000 and $10,979 in principal and accrued interest. The stated conversion term for the 2020 Notes resulted in the measurement of contingent beneficial conversion feature of $152,500 which will be recognized as additional interest expense when the conversion takes place.

F-7

6.	CONVERTIBLE PROMISSORY NOTES – Continued

A summary table of the convertible notes by year of issuance is presented below:

Year of Issuance	Note Description	Amount
2016	2016 Notes	$2,120,087
2017	2016 Notes	2,570,000
2018	2018 Notes	175,000
2019	2018 Notes	100,000
2019	2016 Notes - reclass to Accrued Legal liability	(1,200,000)
2020	2020 Notes	610,000
	Total Balance	$4,375,087

7.	INCOME TAXES

The Company accounts for income taxes using the asset and liability method as codified in Topic 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards.

The Company recorded $800 income tax expense for the six months ended June 30, 2020 and $800 income tax expense for the six months ended June 30, 2019.

As of June 30, 2020, the Company did not have any unrecognized tax benefits related to uncertain tax positions. The Company does not expect the liability for unrecognized tax benefits to change materially within the next 12 months.

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security (“CARES”) Act was enacted and signed into law. Certain provisions of the CARES Act impact the 2019 income tax provision computations of the Company and will be reflected in the first quarter of 2020, or the period of enactment. The CARES Act contains modifications on the limitation of business interest for tax years beginning in 2019 and 2020. The modifications to Section 163(j) increase the allowable business interest deduction from 30% of adjusted taxable income to 50% of adjusted taxable income. The tax impacts of the CARES Act are not material to the financial statements as a whole.

The Company is not currently under examination by the IRS or other state taxing authorities.

F-8

8.	STOCKHOLDERS' DEFICIT

The Company expects to issue preferred stock and warrants upon completion of a Qualified Financing Event with respect to conversion of 2016 Notes, 2018 Notes and 2020 Notes. A summary of the conversion mechanics is presented in the table below:

Notes Issued	Initial Term	Interest Rate Per Annum	Issue Date	Conversion Price Determination	Conversion Price	Conversion Instruments	Principal Amount
2016 Notes	12 months	8% increasing to 12%	June 2016 to April 2017	Lower of $85 Million enterprise valuation or price per share paid at a Qualified Financing Event (of at least $5 Million)	20% discount	Preferred stock & common stock warrants	$3,490,087
2018 Notes	6 months extendable to 12 months	8%	Nov 2018 to Jan 2019	Price per share paid at the next equity financing event (of at least $5 Million)	20% discount	Preferred stock & common stock warrants	$275,000
2020 Notes	6 months extendable to 12 months	8%	Mar 2020 to present	Price per share paid at the next equity financing event (of at least $5 Million)	20% discount	Preferred stock, common stock warrants & common stock	$610,000
Total							$4,375,087

Common stock warrants

During 2014, in connection with the 2014 Notes, the Company issued warrants with a five-year term to purchase 138,500 shares of common stock at $5.00 per share to certain investors ("2014 Warrants"). The 2014 Warrants were exercisable immediately and were unexercised and expired in 2019. The Company estimated the fair value of the 2014 Warrants to be $426,383, using the Black-Scholes-Merton option-pricing model with the following assumptions:

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8.	STOCKHOLDERS' DEFICIT - Continued

Assumptions
Common stock value	$5.00
Expected life	4.5-4.7 years
Risk-free interest rate	1.33-1.52%
Expected dividend yields	0%
Volatility	86.5%

Using the relative fair values allocation, the 2014 Warrants value of $407,578 was recorded as a discount to the 2014 Notes and an increase to additional paid-in capital. Upon conversion of the 2014 Notes into Series 4 Preferred Stock in June 2014, the corresponding debt discount was immediately amortized to interest expense.

Contingent Warrants

During 2017, in connection with the 2016 Notes, the Company was contractually obliged to issue warrants (“2016 Contingent warrants”) to purchase 38,200 shares of common stock which expire on April 28, 2022. These warrants were issued in July 2020 with effective date of April 29, 2017

The Company analyzed the 2016 Contingent Warrants and determined that they should be classified as a liability and re-measured at fair value each reporting period.

The Company estimated the fair value of the 2016 Contingent Warrants using the Black-Scholes-Merton option-pricing model with the following assumptions:

	June 30, 2020	December 31, 2019
Common stock value	$2.25	$3.63
Expected life	3 years	3 years
Risk-free interest rate	0.37%	1.76%
Expected dividend yields	0%	0%
Volatility	126%	126%

The initial fair value of the 2016 Contingent Warrants was recognized as a debt discount and amortized over the original 12-month term of the 2016 Notes.

The following table summarizes fair value measurements by level at June 30, 2020 for assets and liabilities measured at fair value on a recurring basis:

	Total Value	Level 1	Level 2	Level 3
2016 Contingent Warrants	$48,486	-	-	$48,486

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8.	STOCKHOLDERS' DEFICIT- Continued

The following table summarizes fair value measurements by level at December 31, 2019 for assets and liabilities measured at fair value on a recurring basis:

	Total Value	Level 1	Level 2	Level 3
2016 Contingent Warrants	$101,525	-	-	$101,525

In connection with the 2018 notes, the Company will issue 2018 Contingent Warrants equivalent to the number of converted shares to be determined at the Qualified Financing Event with a strike price equal to the qualified financing event price and with a maturity of 5 years from the date of such a conversion event.

A summary of warrant activity for the six months ended June 30, 2020 is as follows:

	Number of Shares	Range of Exercise Prices	Weighted-Average Exercise Prices	Weighted-Average Remaining Life
Outstanding at December 31, 2019	38,200	$6.44	$6.44	2.5
Cancelled	-	-	-	-
Outstanding at June 30, 2020	38,200	$6.44	$6.44	2.0

9.	STOCK OPTION PLAN AND STOCK-BASED COMPENSATION

Activity under the stock option plan for the six months ended June 30, 2020 is as follows:

	Shares available for Grant	Number of Shares Outstanding	Weighted average exercise price per share
Balance, December 31, 2019	2,258,334	741,666	$2.43
Cancelled	311,666	(311,666)	-
Balance, June 30, 2020	2,570,000	430,000	$2.57
Vested, June 30, 2020	-	430,000	$2.57
Vested and expected to vest, June 30, 2020	-	430,000	$2.57

F-11

9.	STOCK OPTION PLAN AND STOCK-BASED COMPENSATION - Continued

Shares outstanding under the stock option plan as of June 30, 2020 are as follows:

Options Outstanding	Weighted average remaining contractual life (years)	Shares Exercisable	Weighted Average Exercise Price Per Share
320,000	2.35	320,000	$1.81
110,000	4.44	110,000	$4.77

Stock-based compensation associated with awards to employees

During the six months ended June 30, 2020 and 2019, the Company granted no stock options to employees.

During the six months ended June 30, 2020 and 2019, no stock-based employee compensation expense was recorded. As of June 30, 2020, the Company had no unrecognized compensation expense, net of estimated forfeitures, related to stock option awards to employees. No income tax benefit has been recognized relating to stock-based compensation expense, and no tax benefits have been realized from exercised stock options.

10.	Net Loss Per Share

The Company computes net loss per share attributable to common stockholders using the two-class method required for participating securities. The Company considers its convertible preferred stock to be participating securities. In accordance with the two-class method, earnings allocated to these participating securities, which include participation rights in undistributed earnings, are subtracted from net income to determine total undistributed earnings to be allocated to common stockholders.

Basic net loss per share attributable to common stockholders is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. All participating securities are excluded from basic weighted-average common shares outstanding. Diluted net loss per share attributable to common stockholders excludes any dilutive effect from outstanding stock options and warrants using the treasury stock method.

F-12

10.	Net Loss Per Share - Continued

The following table details the shares excluded in the calculation of Net Loss Per Share:

	June 30, 2020	June 30, 2019
Convertible Preferred Stock
Series 1	625,237	625,237
Series 2	1,245,889	1,245,889
Series 3	951,761	951,761
Series 4	1,029,994	1,029,994
2016 Contingent Warrant	38,200	38,200
Options Outstanding	430,000	769,166
Total	4,321,081	4,660,247

11.	SUBSEQUENT EVENTS

On July 20, 2020, the Company entered into a definitive agreement and plan of merger (the “Merger Agreement”) for a business combination (the “Business Combination”) with Tenzing Acquisition Corp. (“Tenzing”), a special purpose acquisition company incorporated in the British Virgin Islands (NASDAQ: TZAC). As part of this Business Combination, Tenzing will reincorporate from the British Virgin Islands to the State of Delaware, changes its name to “Reviva Pharmaceutical Holdings, Inc.”, and a newly formed Delaware subsidiary of Tenzing will merge with and into Reviva Pharmaceuticals, Inc., with Reviva continuing as the surviving corporation and a wholly-owned subsidiary of Tenzing. Following the closing of the Business Combination, Reviva Pharmaceutical Holdings, Inc. will be led by Reviva’s management team, with Dr. Laxminarayan Bhat as Chief Executive Officer, and Marc Cantillon, MD, as the Chief Medical Officer. Parag Saxena from Tenzing will serve as the Chairman of the Board of Directors of Reviva Pharmaceutical Holdings, Inc. post-closing. The Board of Directors, subject to shareholder approval, will have a total of five individuals with a majority meeting the requirement of independent directors in accordance with NASDAQ requirements.

On July 19, 2020, the company issued 615,540 warrants to certain current and former service providers at a strike price of $3.50 with a 5-year term.

Between August 27, 2020 and September 16, 2020, Reviva issued and received an aggregate principal amount of $350,000 in unsecured convertible promissory note to certain investors who agreed to purchase at least $50,000 principal amount of such notes pursuant to a subscription agreement (the “Reviva Interim Period Notes”) to finance its ordinary course of administrative costs and expenses and other expenses incurred in connection with the consummation of the Business Combination and the other transactions contemplated by the Merger Agreement. Each of the Reviva Interim Period Notes ranks equally without preference or priority of any kind over one another, and all other series of outstanding notes of Reviva.

F-13

11.	SUBSEQUENT EVENTS – Continued

The Reviva Interim Period Notes contain customary representations and warranties and events of default. Each of the Reviva Interim Period Notes are scheduled to mature six months from the dates of issuance, with an option to extend the maturity by an additional six months. The Reviva Interim Period Notes bear no interest and have been issued free of interest. The Reviva Interim Period Notes provide that the Reviva Interim Period Notes will automatically convert, immediately prior to consummation of the Business Combination, into a number of shares of Reviva Common Stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal under the Reviva Interim Period Notes on a date that is no more than five (5) days prior to Closing by (B) a conversion price equal to $0.831063.

As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which may impact operating activities, though such potential impact is unknown at this time. Management has determined that there are no other subsequent events to be reported.

The Company included its annual audited financial statements for the years ending December 31, 2019 and 2018 and the first quarter unaudited financial statement for the three-months ending March 31, 2020 as part of a S-4 registration statement under Tenzing Acquisition Corp.

The Company has evaluated subsequent events through September 16, 2020, the date the consolidated financial statements were available for general release, for appropriate accounting and financial statement disclosures.

F-14

Annex A

CERTIFICATE OF INCORPORATION

OF

TENZING ACQUSITION CORP.

Article I. NAME OF CORPORATION

Section 1.01 The name of the corporation is Tenzing Acquisition Corp. (the “Corporation”).

Article II. PURPOSE

Section 2.01 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation including, but not limited to, effecting a Business Combination.

Article III. REGISTERED AGENT

Section 3.01 The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

Section 3.02 The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors (the “Board”), and may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the corporation may require.

Article IV. CAPITALIZATION

Section 4.01 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 125,000,000 shares, consisting of (a) 115,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Section 4.02 Preferred Stock. Subject to Article IX hereof, without prejudice to any special rights previously conferred on the holders of any existing Preferred Stock, the Board is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.03 Common Stock.

(a)	The Board is hereby expressly authorized to provide for the issuance of shares of Common Stock from time to time. Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section 4.02), each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Except as otherwise required by law or this Certificate of Incorporation, or in any Preferred Stock Designation, at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate of Incorporation, or in a Preferred Stock Designation, the holders of the Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation or any amendment to any Preferred Stock Designation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or any Preferred Stock Designation.

A-1

(b)	Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX and any other provisions of this Certificate of Incorporation (as amended), the holders of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(c)	Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX and any other provisions of this Certificate of Incorporation (as amended), in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

Section 4.04 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options or convertible securities entitling the holders thereof to subscribe for, purchase or receive shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is hereby expressly authorized to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Section 4.05 Variation of Rights.

(a)	Unless the proposed variation is for the purposes of approving, or in conjunction with, the consummation of a Business Combination, prior to a Business Combination but subject always to the limitations set out in Article XI, the rights attached to the Common Stock as specified in Section 4.03 may only, whether or not the Corporation is being wound up, be varied by a resolution passed at a duly convened and constituted meeting of the stockholders of the Corporation holding Common Stock by the holders of at least sixty-five percent (65%) of the total number of shares of Common Stock that are present and have voted (and are entitled to vote thereon) in relation to such resolution at such meeting (or alternatively by a resolution consented to in writing by holders of sixty-five percent (65%) of the votes of all shares of Common Stock entitled to vote thereon), unless otherwise provided by the terms of issue of such class.

(b)	In the case of a proposed variation that (a) is for the purposes of approving, or in conjunction with, the consummation of a Business Combination; or (b) is after the consummation of a Business Combination, the rights attached to the Common Stock as specified in Section 4.03 may only, whether or not the Corporation is being wound up, be varied by a resolution passed at a duly convened and constituted meeting of the stockholder of the Corporation holding stockholders of Common Stock by the holders of more than fifty percent (50%) of the total number of shares of Common Stock that are present and have voted (and are entitled to vote thereon) in relation to such resolution at such meeting (or alternatively by a resolution consented to in writing by holders of more than fifty percent (50%) of the votes of all shares of Common Stock entitled to vote thereon), unless otherwise provided by the terms of issue of such class.

(c)	The rights attached to any class of Preferred Stock in issue as specified in Section 4.01 may only, whether or not the Corporation is being wound up, be varied by a resolution passed at a duly convened and constituted meeting of the stockholders of the Corporation holding shares of Preferred Stock in such class by the holders of more than fifty percent (50%) of the shares of Preferred Stock of that same class present and voting (and entitled to vote thereon) in relation to such resolution at such meeting (or alternatively by a resolution consented to in writing by holders of more than fifty percent (50%) of the votes of all shares of Preferred Stock of the relevant class entitled to vote thereon), unless otherwise provided by the terms of issue of such class.

A-2

(d)	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Section 4.06 Fractional Shares. The Corporation may at the discretion of the Board, but shall not otherwise be obliged to, issue fractional shares or round up or down fractional holdings of shares to its nearest whole number and a fractional share (if authorized by the Board) may have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

Article V. BOARD OF DIRECTORS

Section 5.01 Powers of the Board. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate of Incorporation or the Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the stockholders.

Section 5.02 Number, Election and Term.

(a)	The minimum number of directors of the Corporation shall be one and there shall be no maximum number of directors. The number of directors, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time pursuant to a resolution adopted by a majority of the Board.

(b)	Subject to Section 5.05 hereof, the directors of the Corporation shall be divided into two classes designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board. The Board may assign members of the Board already in office at the time of effectiveness of this Certificate of Incorporation (the “Effective Time”) to such classes. The Class I directors shall stand elected for a term expiring at the Corporation’s first annual stockholder meeting following the Effective Time and the Class II directors shall stand elected for a term expiring at the Corporation’s second annual stockholder meeting following the Effective Time. At each annual meeting of the stockholders of the Corporation following the Effective Time, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the second annual stockholder meeting following their election, subject to their earlier death, resignation or removal. Except as DGCL or any applicable law may otherwise require, in the interim between an annual stockholder meeting or general meeting called for the election of directors and/or the removal of one or more directors any vacancy on the Board, may be filled by the majority vote of the remaining directors.

(c)	Subject to Section 5.05 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal (provided that no director may be removed by majority of the stockholders prior to the consummation of the initial Business Combination).

(d)	Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

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Section 5.03 Newly Created Directorships and Vacancies. Subject to Section 5.05 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.04 Removal. Subject to Section 5.05 hereof, any or all of the directors may be removed from office with or without cause by: (a) following the consummation of the initial Business Combination, but not at any time before, but only for cause and only by the affirmative vote of holders of a majority of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.05 Preferred Stock—Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate of Incorporation or any Preferred Stock Designation and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

Article VI. BYLAWS

Section 6.01 Bylaws. In furtherance and not in limitation of the powers conferred upon it by law, the Board and the stockholders shall have the power to adopt, amend, alter or repeal the Bylaws as set out at Article XI below.

Article VII. MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.01 Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the chairman of the Board, chief executive officer or president of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the stockholders shall have no right to call a special meeting.

Section 7.02 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.03 Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected by written consent of the stockholders holding the requisite number of shares required to approve such action.

Article VIII. LIMITED LIABILITY; INDEMNIFICATION

Section 8.01 Limitation of Director Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

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Section 8.02 Indemnification and Advancement of Expenses.

(a)	To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.02 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.02 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.02(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)	The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.02 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)	Any repeal or amendment of this Section 8.02 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.02, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)	This Section 8.02 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnity and to advance expenses to persons other than indemnitees.

Article IX. BUSINESS COMBINATION

Section 9.01 General.

(a)	The provisions of this Article IX shall apply during the period commencing upon the Effective Time and terminating upon the consummation of the Corporation’s initial Business Combination and no amendment to this Article IX shall be effective prior to the consummation of the initial Business Combination.

(b)	Unless a stockholder vote is required by law or the rules of the Nasdaq Capital Market, or, at the sole discretion of the Board, the Board determines to hold a stockholder vote for business or other reasons, the Corporation may enter into a Business Combination without submitting such Business Combination to its stockholders for approval.

(c)	Although not required, in the event that a stockholder vote is held, and a majority of the votes of the shares entitled to vote thereon which were present at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination.

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Section 9.02 Redemption Rights.

(a)	In the event that the Corporation fails to consummate a Business Combination by December 28, 2020 (such date or later date, as applicable, being referred to as the “Termination Date”), such failure shall trigger an automatic redemption of the Public Shares (an “Automatic Redemption Event”) and the Directors of the Corporation shall take all such action necessary (i) as promptly as reasonably possible but no more than five (5) business days thereafter to redeem the Public Shares or distribute the Trust Account to the holders of Public Shares, on a pro rata basis, in cash at a per-share amount equal to the applicable Per-Share Redemption Price; and (ii) as promptly as practicable, to cease all operations except for the purpose of making such distribution and any subsequent winding up of the Corporation’s affairs. In the event of an Automatic Redemption Event, only the holders of Public Shares shall be entitled to receive pro rata redeeming distributions from the Trust Account with respect to their Public Shares.

(b)	In the event that a Business Combination is consummated by the Corporation other than in connection with a stockholder vote under Section 9.01, the Corporation will, subject to as provided below, offer to redeem the Public Shares for cash in accordance with Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934 (the “Exchange Act”) and subject to any limitations (including but not limited to cash requirements) set forth in the definitive transaction agreements related to the initial Business Combination (the “Tender Redemption Offer”), provided however that the Corporation shall not redeem those Shares held by the Initial Stockholders or their affiliates or the directors or officers of the Corporation pursuant to such Tender Redemption Offer, whether or not such holders accept such Tender Redemption Offer. The Corporation will file tender offer documents with the SEC prior to consummating the Business Combination which contain substantially the same financial and other information about the Business Combination and the redemption rights as would be required in a proxy solicitation pursuant to Regulation 14A of the Exchange Act. In accordance with the Exchange Act, the Tender Redemption Offer will remain open for a minimum of 20 business days and the Corporation will not be permitted to consummate its Business Combination until the expiry of such period. If in the event a stockholder holding Public Shares accepts the Tender Redemption Offer and the Corporation has not otherwise withdrawn the tender offer, the Corporation shall, promptly after the consummation of the Business Combination, pay such redeeming stockholder, on a pro rata basis, cash equal to the applicable Per-Share Redemption Price.

(c)	In the event that a stockholder vote is held to approve the Business Combination, then the Corporation will in connection with a Business Combination either:

(i)	notwithstanding any proxy solicitation in connection with any stockholder vote (to the extent one is required or determined to be held), conduct any required or agreed redemptions in connection with any proposed Business Combination solely pursuant to a Tender Redemption Offer on the same basis as is set out under Section 9.02(b) and on no other basis; or

if the Board at its sole discretion elects, or if the Corporation is required to do so by any applicable law or the rules of the Nasdaq Capital Market (whether or not the Corporation is also conducting or required to conduct a Tender Redemption Offer in respect of the Business Combination), in connection with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, offer to redeem the Public Shares (the “Proxy Redemption Offer”), other than those shares held by the Initial Stockholders or their affiliates or the directors or officers of the Corporation, regardless of whether such shares are voted for or against the Business Combination, for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price; provided, that any such redeeming stockholder who either individually or together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as such term is defined under Section 13 of the Exchange Act) shall not be permitted to redeem more than fifteen percent (15%) of the total Public Shares sold in the IPO.

(d)	In the event the Board proposes any amendment to Article IX or to any of the other rights of the Common Stock as set out in Section 4.04, but not for the purposes of approving or in conjunction with the consummation of, a Business Combination that would affect the substance or timing of the Corporation’s obligations as described in this Article IX to pay or to offer to pay the Per-Share Redemption Price to any holder of the Public Shares (an “Amendment”) and such Amendment is (i) duly approved by a Resolution of Stockholders; and (ii) the amended Certificate of Incorporation reflecting such amendment are filed at the Secretary of State of Delaware, the Corporation will offer to redeem the Public Shares (other than those shares held by the Initial Stockholders or their affiliates or the directors or officers of the Corporation) to any stockholder for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price (an “Amendment Redemption Event”).

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In no event will the Corporation consummate the Tender Redemption Offer or the Proxy Redemption Offer under Section 9.02(b) or 9.02(c)(ii) or an Amendment Redemption Event under Section 9.02(d) if such redemptions would cause the Corporation to have net tangible assets to be less than US$5,000,001 upon consummation of a Business Combination.

Section 9.03 Distributions from the Trust Account.

(a)	A holder of Public Shares shall be entitled to receive distributions from the Trust Account only in the event of an Automatic Redemption Event, an Amendment Redemption Event or in the event he accepts a Tender Redemption Offer or a Proxy Redemption Offer where the Business Combination is consummated. In no other circumstances shall a holder of Public Shares have any right or interest of any kind in or to the Trust Account. A holder of Public Shares that is an Initial Stockholder or its affiliate or a director or officer of the Corporation shall be entitled to receive distributions upon an Automatic Redemption Event. A holder of Public Shares shall be entitled to receive distributions from the Trust Account only as provided in Section 9.02. In no other circumstances shall a holder of Public Shares have any right or interest of any kind in or to distributions from the Trust Account.

(b)	Neither the Corporation nor any officer, director or employee of the Corporation will disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Combination, or (ii) an Automatic Redemption Event or in payment of the acquisition price for any shares which the Corporation elects to purchase, redeem or otherwise acquire in accordance with this Article IX, in each case in accordance with the trust agreement governing the Trust Account; provided that interest earned on the Trust Account (as described in the Registration Statement) may be released from time to time to the Corporation to pay the Corporation’s tax obligations and up to US$ 50,000 of such interest may also be released from the Trust Account to pay any liquidation expenses of the Corporation if applicable.

(c)	Provided that in the event that the Corporation enters liquidation prior to or without having consummated a Business Combination then, in such circumstances, in the event that any surplus assets (the “Residual Assets”) of the Corporation remain following the Corporation’s having complied with its applicable obligations to redeem Public Shares and distribute the funds held in the Trust Account in respect of such redemptions, the Public Shares shall not have any right to receive any share of those Residual Assets which are held outside the Trust Account and such Residual Assets shall be distributed (on a pro rata basis) only in respect of those shares of Common Stock that are not Public Shares.

Section 9.04 Issuance of Shares or Debt Securities. Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation or any debt securities that would entitle the holders thereof to receive funds from the Trust Account or vote on any Business Combination proposal.

Section 9.05 Transactions with Affiliates. The Business Combination must be approved by a majority of the independent members of the Board. In the event the Corporation enters into a Business Combination with a company that is affiliated with the Sponsor or any of the directors or officers of the Corporation, the Corporation will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions on the type of Target Business the Corporation is seeking to acquire that such a Business Combination is fair to the holders of the Public Shares from a financial point of view.

Section 9.06 No Transactions with Other Blank Check Companies. The Corporation shall not enter into a Business Combination with another blank check company, as such term is defined in Rule 419 of the Securities Act of 1933, or a similar company with nominal operations.

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ARTICLE X. CORPORATE OPPORTUNITY

The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors or in circumstances where the application of any such doctrine would conflict with any of his or her current or future fiduciary duties or contractual obligations.

ARTICLE XI. AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

Section 11.01 No Amendment by Board. The Corporation may amend its Certificate of Incorporation or Bylaws by a Resolution of Stockholders or by a resolution adopted by a majority of the Board, provided that no amendment may be made by the Board:

(a)	to restrict the rights or powers of the stockholders to amend the Certificate of Incorporation or Bylaws;

(b)	to change the percentage of stockholders required to pass a Resolution of Stockholders to amend the Certificate of Incorporation or Bylaws;

(c)	in circumstances where the Certificate of Incorporation or Bylaws cannot be amended by the stockholders; or

(d)	to change Sections 4.02, 4.03, Article IX and this Section 11.01.

Section 10.02 No Amendment by Resolution of Stockholders. Notwithstanding Section 11.01, no amendment may be made to the Certificate of Incorporation or Bylaws by a Resolution of Stockholders to amend:

(a)	Article IX prior to the initial Business Combination that would affect the substance or timing of the Corporation’s obligations as described in Article IX to pay or to offer to pay the Per-Share Redemption Price to any holder of the Public Shares unless the holders of the Public Shares are provided with the opportunity to redeem their Public Shares upon the approval of any such amendment in the manner and for the price as set forth in Article IX; or

(b)	This Section 11.02 during the Target Business Acquisition Period.

ARTICLE XII. DEFINITIONS AND INTERPRETATION

Business Combination means the initial acquisition by the Corporation, whether through a merger, share reconstruction or amalgamation, asset or share acquisition, exchangeable share transaction, contractual control arrangement or other similar type of transaction, with a Target Business at Fair Value.

Domestication means the re-domicile of the Corporation as a Delaware corporation in accordance with Section 388 of DGCL, and Section 184 of the BVI Companies Act and shall no longer be considered a company incorporated in the British Virgin Islands which takes effectiveness upon the filing of this Certificate of Incorporation and the Certificate of Domestication with the Secretary of the State of Delaware.

Fair Value means a value that is equal to at least 80% of the balance in the Trust Account (excluding any taxes payable thereon) at the time of the execution of a definitive agreement for a Business Combination.

Initial Stockholder means the Sponsor, the directors and officers of the Corporation or their respective affiliates who hold shares prior to the IPO.

IPO means the initial public offering of securities of the Corporation, which offering closed on June 23, 2017.

Per-Share Redemption Price means:

(a)	with respect to an Automatic Redemption Event or an Amendment Redemption Event, the aggregate amount on deposit in the Trust Account (including interest but net of taxes payable) divided by the number of then outstanding Public Shares; and

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(b)	with respect to either a Tender Redemption Offer or a Proxy Redemption Offer, the aggregate amount then on deposit in the Trust Account on the date that is two business days prior to the consummation of the Business Combination (including interest but net of taxes payable and excluding up to US$50,000 of any interest earned to pay liquidation expenses), divided by the number of then outstanding Public Shares.

Public Shares means the ordinary shares of the Corporation issued in the IPO which are automatically converted into shares of Common Stock of the Corporation upon the effectiveness of Domestication.

Registration Statement means the Corporation’s registration statement on Form S-1 filed with the SEC as declared effective on August 20, 2018.

Resolution of Stockholders means:

(a)	prior to the consummation of a Business Combination in relation to any resolution seeking to amend or vary the rights of Common Stock (unless such amendment or variation is for the purposes or approving, or in conjunction with, the consummation of a Business Combination), either (x) a resolution approved at a duly convened and constituted meeting of the stockholders of the Corporation by the affirmative vote of the holders of at least sixty-five percent (65%) of the votes of the shares entitled to vote thereon which were present at the meeting and were voted, or (y) a resolution consented to in writing by holders of sixty-five percent of the votes of all shares entitled to vote thereon; or

(b)	in all other cases (including in relation to any resolution seeking to amend or vary the rights of Common Stock where such amendment or variation is for the purposes or approving, or in conjunction with, the consummation of a Business Combination), either (x) a resolution approved at a duly convened and constituted meeting of the stockholders of the Corporation by the affirmative vote of a majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted, or (y) a resolution consented to in writing by holders of a majority of the votes of all the shares entitled to vote thereon.

SEC means the United States Securities and Exchange Commission.

Sponsor means Tenzing LLC, a Delaware limited liability company.

Target Business means any business or entity with whom the Corporation wishes to undertake a Business Combination.

Target Business Acquisition Period means the period commencing from the effectiveness of the registration statement filed with the SEC in connection with the IPO up to and including the first to occur of (i) a Business Combination or (ii) the Termination Date.

Trust Account means mean the trust account established by the Corporation prior to the IPO and into which a certain amount of the IPO net proceeds and the net proceeds from a simultaneous private placement of like units comprising like securities to those in included in the IPO by the Corporation are deposited, interest on the balance of which may be released to the Corporation from to time to time to pay the Corporation’s tax obligations, and up to US$50,000 of such interest on the balance of the Trust Account may also be released to pay the liquidation expenses of the Corporation if applicable.

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IN WITNESS WHEREOF, Tenzing Acquisition Corp. has caused this Certificate of Incorporation to be duly executed in its name and on its behalf as of the [ ] day of [ ], 2020.

TENZING ACQUISITION CORP.

By:
	Name:	Wei Wang
	Title:	Incorporator

[Signature Page to Certificate of Incorporation]

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ANNEX B

 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Reviva Pharmaceuticals Holdings, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Reviva Pharmaceuticals Holdings, Inc. and that this corporation was originally incorporated pursuant to the DGCL on [_], under the name Tenzing Acquisition Corp.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, as amended, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefore, which resolution setting fort the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation, as amended, be amended and restated in its entirety as follows:

ARTICLE I

The name of the Corporation is Reviva Pharmaceuticals Holdings, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company. The Corporation shall have the authority to designate other registered offices and registered agents both in the State of Delaware and in other jurisdictions.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

A.        CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Twenty Five Million (125,000,000), of which (i) One Hundred Fifteen Million (115,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares shall be a class designated as preferred stock, par value $0.0001 per share (the “Preferred Stock”).

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The number of authorized shares of Common Stock or Preferred Stock may from time to time be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate (including pursuant to any certificate of designation of any series of Preferred Stock).

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

B.        COMMON STOCK

1.                  Voting. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

2.                  Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof.

3.                  Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

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C.        PREFERRED STOCK

The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the authorized, unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, and the powers (including voting powers, if any), preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series of Preferred Stock. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Certificate (including any certificate of designation relating to such series of Preferred Stock).

ARTICLE V

STOCKHOLDER ACTION

1.                  Written Consent of Stockholders in Lieu of Meeting. Subject to the rights, if any, of the holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

2.                  Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Board of Directors to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

ARTICLE VI

DIRECTORS

1.                  General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2.                  Election of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation (the “Bylaws”) shall so provide.

3.                  Number of Directors; Term of Office. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate (including any certificate of designation of any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be elected at each annual meeting of stockholders for a term of one year. Each Director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent Director.

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During any period when the holders of any series of Preferred Stock have the right to elect additional Directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director’s successor shall have been duly elected and qualified, or until such Director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

4.                  Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the Director for which the vacancy was created or occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

5.                  Removal. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) with cause or without cause and (ii) only by the affirmative vote of the holders of at least a majority in voting power of the shares then entitled to vote at an election of Directors.

ARTICLE VII

LIMITATION OF LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

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Any repeal or modification of this Article VII, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

ARTICLE VIII

AMENDMENT OF BYLAWS

1.                  Amendment by Directors. Except as otherwise provided by law, the Bylaws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Board.

2.                  Amendment by Stockholders. The Bylaws of the Corporation may be amended or repealed by the stockholders at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the Bylaws, by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any other vote required by law or this Certificate, the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment or repeal, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate.

ARTICLE X

EXCLUSIVE JURISDICTION

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents; (iii) any action asserting a claim against the Corporation or any Director or officer of the Corporation arising pursuant to, or a claim against the Corporation or any Director or officer of the Corporation with respect to the interpretation or application of any provision of, the DGCL, this Certificate or the Bylaws of the Corporation; or (iv) any action asserting a claim governed by the internal affairs doctrine in each such case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware.

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Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.  The provisions of this Article X will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the DGCL.

FOURTH: That said Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, as amended, has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this [_]th day of [MONTH], [YEAR].

Name:	[____]
Title:	[____]

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ANNEX C

BYLAWS

OF

REVIVA PHARMACEUTICALS HOLDINGS, INC.

(the “Corporation”)

ARTICLE I
Stockholders

SECTION 1.

(a)            Annual Meeting. The annual meeting of stockholders (any such meeting being referred to in these Bylaws as an “Annual Meeting”) shall be held at the hour, date and place, if any, within or without the United States which is fixed by the Board of Directors of the Corporation (the “Board of Directors”) which time, date and place, if any, may subsequently be changed at any time by vote of the Board of Directors.

(b)            Registered Office. The address of the registered office of the Corporation in the State of Delaware shall be as stated in the Corporation’s Certificate of Incorporation, as may be changed from time to time as provided by law. The Corporation may have other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

(c)            Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

SECTION 2.      Notice of Stockholder Business and Nominations.

(a)            Annual Meetings of Stockholders.

(1)            Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be brought before an Annual Meeting only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Bylaw as to such nomination or business. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (with the rules and regulations promulgated thereunder, the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Section 2 of this Bylaw to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in this Bylaw, for any proposal of business (other than the nomination of persons for election to the Board of Directors) to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.

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(2)            For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (iii) of Article I, Section 2(a)(1) of this Bylaw, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this Bylaw and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this Bylaw. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Notwithstanding anything to the contrary provided herein, for the first Annual Meeting following the effective date of the Corporation’s registration statement submitted with the U.S. Securities and Exchange Commission, a stockholder’s notice shall be timely if received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting is first made or sent by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s Timely Notice shall set forth:

(A)            as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) provided, further, that the Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.;

(B)            as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of each Proposing Person (as defined below);

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(C)            (i) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”), (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation and (iv) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(D)            (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

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(E)            a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will (i) deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and/or (ii) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination (such statement, the “Solicitation Statement”).

For purposes of this Article I of these Bylaws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 2 of Article I of these Bylaws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

(3)            A stockholder providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Bylaw shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(4)            Notwithstanding anything in the second sentence of Article I, Section 2(a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an Annual Meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 2(a)(2), a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

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(5)            Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations for persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 2 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b)            General.

(1)            Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the provisions of this Bylaw shall be eligible for election and to serve as directors and only such business shall be conducted at a meeting as shall have been brought before the meeting in accordance with the provisions of this Bylaw. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Bylaw. If prior to the meeting neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of this Bylaw, the presiding officer of the meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of this Bylaw. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of this Bylaw, such proposal or nomination shall be disregarded and shall not be presented for action at the meeting.

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(2)            Except as otherwise required by any applicable law or rule or regulation promulgated under the Exchange Act, nothing in this Article I, Section 2 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.

(3)            Notwithstanding the foregoing provisions of this Article I, Section 2, if the proposing stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 2, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.

(4)            For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(5)            Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of (i) stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an Annual Meeting or (ii) the holders of any series of Preferred Stock as specified in the Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Certificate”) (including any certificate of designation relating to any series of Preferred Stock).

(6)            In addition to the requirements set forth elsewhere in these Bylaws, to be eligible to be a nominee for election or re-election as a director of the Corporation pursuant to a nomination under clause (iii) of Article I, Section 2(a)(1) and under clause (ii) of Article I, Section 2(a)(5) of this Bylaw, such proposed nominee or a person on such proposed nominee’s behalf must deliver, in accordance with the time periods for delivery of Timely Notice under Section 2(a)(2) of Article 1 and under clause (ii) of Article I, Section 2(a)(5) of this Bylaw, to the Secretary of the Corporation at the principal executive offices of the Corporation a completed and signed questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) in such proposed nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors.

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SECTION 3.     Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Board of Directors to be held at such date, time and place, if any, either within or without the State of Delaware as may be stated in the notice of the meeting. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

SECTION 4.     Notice of Meetings; Adjournments.

(a)            A notice of each Annual Meeting stating the hour, date and place, if any, of such Annual Meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) shall be given not less than ten (10) days nor more than sixty (60) days before the Annual Meeting, to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (“DGCL”).

(b)            Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

(c)            Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed, or waiver of notice by electronic transmission is provided, before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

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(d)            The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I of these Bylaws or otherwise.

(e)            When any meeting is convened, the presiding officer may adjourn the meeting. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, if any, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting, or, if after the adjournment a new record date is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

SECTION 5.     Quorum. A majority in voting power of the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 6.     Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation as of the record date, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by Section 212(c) of the DGCL. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by Section 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment or postponement of such meeting, but they shall not be valid after final adjournment of such meeting.

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SECTION 7.     Action at Meeting. When a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast on such matter, except where a different vote is required by law, by the Certificate, by these Bylaws, by the rules or regulations of any stock exchange applicable to the Corporation, or pursuant to any regulation applicable to the Corporation or its securities, in which case, such different vote shall apply. For purposes of this Section 7, a majority of votes cast shall mean that the number of votes cast “for” a matter exceeds the number of votes cast “against” the matter (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” the matter). Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.

SECTION 8.     Stockholder Lists. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 8 or to vote in person or by proxy at any meeting of stockholders.

SECTION 9.     Conduct of Meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders (referred to herein as the “presiding officer”) shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding officer shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the presiding officer, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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SECTION 10.     Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

ARTICLE II
Directors

SECTION 1.     Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law.

SECTION 2.     Number and Terms. The number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate.

SECTION 3.     Qualification. No director need be a stockholder of the Corporation.

SECTION 4.     Vacancies. Vacancies in the Board of Directors shall be filled in the manner provided in the Certificate.

SECTION 5.     Removal. Directors may be removed from office only in the manner provided in the Certificate.

SECTION 6.     Resignation. A director may resign at any time by giving written notice, or notice by electronic transmission, to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

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SECTION 7.       Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without notice other than this Section 7, on the same date and at the same place, if any, as the Annual Meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place, if any, as the Board of Directors may by resolution from time to time determine and publicized among all directors.

SECTION 8.       Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing or by electronic transmission, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place, if any, thereof.

SECTION 9.       Notice of Meetings. Notice of the hour, date and place, if any, of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least three (3) business days in advance of the meeting. Such notice shall be deemed to be delivered when hand-delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if sent by facsimile transmission or by electronic mail or other form of electronic communications. A written waiver of notice signed, or an electronic waiver given, before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 10.     Quorum. At any meeting of the Board of Directors, a majority of the Board of Directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

SECTION 11.     Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these Bylaws.

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SECTION 12.     Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.

SECTION 13.     Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

SECTION 14.     Presiding Director. The Board of Directors shall designate a representative to preside over all meetings of the Board of Directors, provided that if the Board of Directors does not so designate such a presiding director or such designated presiding director is unable to so preside or is absent, then the Chairman of the Board, if one is elected, shall preside over all meetings of the Board of Directors. If both the designated presiding director, if one is so designated, and the Chairman of the Board, if one is elected, are unable to preside or are absent, the Board of Directors shall designate an alternate representative to preside over a meeting of the Board of Directors.

SECTION 15.     Committees. The Board of Directors may designate one or more committees, including, without limitation, a Compensation Committee, a Nominating & Corporate Governance Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 16.     Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by the Board of Directors, or a designated committee thereof, provided that directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation.

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ARTICLE III

Officers

SECTION 1.       Enumeration. The officers of the Corporation shall consist of a President, a Chief Executive Officer, a Secretary, a Treasurer and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Financial Officer, and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents and Assistant Secretaries, as the Board of Directors may determine.

SECTION 2.       Election. At the regular annual meeting of the Board of Directors following the Annual Meeting, the Board of Directors shall elect the President, the Chief Executive Officer, the Secretary and the Treasurer. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

SECTION 3.       Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time.

SECTION 4.       Tenure. Except as otherwise provided by the Certificate or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

SECTION 5.       Resignation. Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt, unless the resignation otherwise provides.

SECTION 6.       Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.

SECTION 7.       Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

SECTION 8.       Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 9.       Chairman of the Board. The Chairman of the Board, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 10.     Chief Executive Officer. The Chief Executive Officer shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 11.     President. The President shall, subject to the direction of the Board of Directors, have such powers and shall perform such duties as the Board of Directors may from time to time designate.

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SECTION 12.     Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 13.     Chief Financial Officer. The Chief Financial Officer, if one is elected, shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

SECTION 14.     Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 15.     Treasurer and Assistant Treasurers. The Treasurer shall have custody of all moneys and securities of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the officer of Treasurer, or as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Treasurer, any Assistant Treasurer may perform his or her duties and responsibilities. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 16.     Other Powers and Duties. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

ARTICLE IV

Capital Stock

SECTION 1.       Certificates of Stock. The shares of the Corporation shall be represented by certificates in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these Bylaws, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these Bylaws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.

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SECTION 2.       Transfers. Subject to any restrictions on transfer pursuant to applicable federal or state securities law or as otherwise agreed to in writing and unless otherwise provided by the Board of Directors, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.

SECTION 3.       Record Holders. Except as may otherwise be required by law, by the Certificate or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

SECTION 4.       Record Date.

(a)          In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

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(b)          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5.       Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock of the Corporation, a duplicate certificate may be issued in place thereof, upon such terms as the Corporation may prescribe.

ARTICLE V

Indemnification and Advancement

SECTION 1.       Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except with respect to proceedings to enforce rights to indemnification or an advancement of expenses or as otherwise required by law, the Corporation shall not be required to indemnify or advance expenses to any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors.

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SECTION 2.       Right to Advancement of Expenses. In addition to the right to indemnification conferred in Article V, Section 1 of this Bylaw, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

SECTION 3.       Right of Indemnitees to Bring Suit. If a claim under Article V, Section 1 or 2 of this Bylaw is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or if a claim for an advancement of expense is not paid in full within thirty (30) days after a statement or statements requesting such amounts to be advanced has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

SECTION 4.       Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

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SECTION 5.       Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate as amended from time to time, these Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

SECTION 6.       Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 7.       Indemnity Agreements. The Corporation may enter into indemnity agreements with any director or officer of the Corporation, with any employee or agent of the Corporation as the Board of Directors may designate and with any officer, director, employee or agent of subsidiaries as the Board of Directors may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such persons as contemplated by this Article V, and to include any other substantive or procedural provisions regarding indemnification as are not inconsistent with the DGCL.

SECTION 8.       Nature of Rights. The rights conferred upon Indemnitees in this Article V shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee, agent or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article V that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

SECTION 9.       Severability. If any word, clause, provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article V (including, without limitation, each portion of any section of this Article V containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article V (including, without limitation, each such portion of any section of this Article V containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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ARTICLE VI
Miscellaneous Provisions

SECTION 1.       Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 2.       Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

SECTION 3.       Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President, the Chief Executive Officer, the Chief Financial Officer, if one is elected, the Secretary, the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or appropriate committee of the Board may authorize.

SECTION 4.       Voting of Securities. Unless the Board of Directors otherwise provides, Chairman of the Board, if one is elected, the President, the Chief Executive Officer, the Chief Financial Officer, if one is elected, the Secretary or the Treasurer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by the Corporation. The power so conferred upon such officers or other persons shall include, without limitation, the voting of any securities of any other entity held by the Corporation, including executing and delivery written consents with respect to such securities.

SECTION 5.       Corporate Records. The original or attested copies of the Certificate, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at an office of its counsel, at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

SECTION 6.       Amendment of Bylaws.

(a)          Amendment by Directors. Except as provided otherwise by law, these Bylaws may be amended or repealed by the Board of Directors.

(b)          Amendment by Stockholders. These Bylaws may be amended or repealed at any Annual Meeting, or special meeting of stockholders called for such purpose in accordance with these By-Laws, by the affirmative vote of holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate or other applicable law.

SECTION 7.       Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Adopted and effective as of [MONTH] [DAY], [YEAR].

C-19

ANNEX D

Execution Version

CONFIDENTIAL

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

by and among

TENZING ACQUISITION CORP.,
as the Purchaser,

TENZING MERGER SUBSIDIARY INC.,
as Merger Sub,

TENZING LLC,
in the capacity as the Purchaser Representative,

LAXMINARAYAN BHAT,
in the capacity as the Seller Representative,

and

REVIVA PHARMACEUTICALS, INC.,
as the Company,

Dated as of July 20, 2020

D-1

D-2

Iv. representations and warranties of THE COMPANY	21
4.1. Organization and Standing	21
4.2. Authorization; Binding Agreement	21
4.3. Capitalization	22
4.4. Subsidiaries	23
4.5. Governmental Approvals	24
4.6. Non-Contravention	24
4.7. Financial Statements	25
4.8. Absence of Certain Changes	26
4.9. Compliance with Laws	26
4.10. Company Permits	27
4.11. Litigation	27
4.12. Material Contracts	28
4.13. Intellectual Property	29
4.14. Taxes and Returns	32
4.15. Real Property	33
4.16. Personal Property	33
4.17. Title to and Sufficiency of Assets	34
4.18. Employee Matters	34
4.19. Benefit Plans	35
4.20. Environmental Matters	37
4.21. Transactions with Related Persons	38
4.22. Insurance	38
4.23. Books and Records	38
4.24. Top Vendors	38
4.25 Certain Business Practices	39
4.26 Investment Company Act	40
4.27. Finders and Brokers	40
4.28. Independent Investigation	40
4.29. Information Supplied	41
V. COVENANTS	41
5.1. Access and Information	41
5.2. Conduct of Business of the Company	42
5.3. Conduct of Business of the Purchaser	45
5.4. Annual and Interim Financial Statements	47
5.5. Purchaser Public Filings	47
5.6. No Solicitation	47
5.7. No Trading	48
5.8. Notification of Certain Matters	48
5.9. Efforts	49
5.10. Tax Matters	51
5.11. CFIUS Matters	51
5.12. Further Assurances	52
5.13. The Registration Statement	52
5.14. Company Stockholder Meeting	54
5.15. Public Announcements	54
5.16. Confidential Information	55
5.17. Documents and Information	56
5.18. Post-Closing Board of Directors and Executive Officers	56
5.19. Indemnification of Officers and Directors; Tail Insurance	56
5.20. Trust Account Proceeds	57
5.21. PIPE Investment; Company Equity Financing	57
5.22. Company Charter Amendment	58
5.23. Convertible Note Amendment	58

D-3

vI. survival and indemnification	58
6.1. Survival	58
6.2. Indemnification	59
6.3. Limitations and General Indemnification Provisions	59
6.4. Indemnification Procedures	61
6.5. Indemnification Payments	62
6.6. Exclusive Remedy	62
VII. Closing conditions	63
7.1. Conditions of Each Party’s Obligations	63
7.2. Conditions to Obligations of the Company	64
7.3. Conditions to Obligations of the Purchaser	65
7.4. Frustration of Conditions	67
VIII. TERMINATION AND EXPENSES	67
8.1. Termination	67
8.2. Effect of Termination	69
8.3. Fees and Expenses	69
8.4. Termination Fee	70
Ix. WAIVERS and releases	71
9.1. Waiver of Claims Against Trust	71
x. MISCELLANEOUS	72
10.1. Notices	72
10.2. Binding Effect; Assignment	73
10.3. Third Parties	73
10.4. Arbitration	73
10.5. Governing Law; Jurisdiction	74
10.6. WAIVER OF JURY TRIAL	74
10.7. Specific Performance	75
10.8. Severability	75
10.9. Amendment	75
10.10. Waiver	75
10.11. Entire Agreement	75
10.12. Interpretation	76
10.13. Counterparts	76
10.14. Purchaser Representative	77
10.15. Seller Representative	78
10.16. Legal Representation	80
XI DEFINITIONS	80
11.1. Certain Definitions	80
11.2. Section References	92

D-4

INDEX OF SCHEDULES

Schedule I	Interim Period Company Warrant Schedule

INDEX OF EXHIBITS

Exhibit	Description

Exhibit A	Form of Voting Agreement
Exhibit B	Form of Lock-Up Agreement
Exhibit C	Form of Non-Competition Agreement
Exhibit D	Form of Conversion Organizational Documents
Exhibit E	Form of Letter of Transmittal
Exhibit F	[RESERVED]
Exhibit G	[RESERVED]
Exhibit H-1	Form of Non-Contingent Company Interim Period Note and Note Purchase Agreement
Exhibit H-2	Form of Contingent Company Interim Period Note and Note Purchase Agreement
Exhibit I	Form of Incentive Plan
Exhibit J	Form of Convertible Note Amendment
Exhibit K	Form of Bhat Employment Agreement

D-5

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of July 20, 2020 by and among (i) Tenzing Acquisition Corp, a company incorporated in the British Virgin Islands (together with its successors, including after the Conversion (as defined below), the “Purchaser”), (ii) Tenzing Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Tenzing LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined below) for the stockholders of the Purchaser (other than the Company Security Holders (as defined below) as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (iv) Laxminarayan Bhat in the capacity as the representative from and after the Effective Time for the Company Stockholders (as defined below) as of immediately prior to the Effective Time in accordance with the terms and conditions of this Agreement (the “Seller Representative”), and (v) Reviva Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The Purchaser, Merger Sub, the Purchaser Representative, the Seller Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

A.       The Company, directly and indirectly through its subsidiaries, develops and provides chemical genomics driven platform therapies focusing on central nervous system, inflammatory and cardiometabolic diseases;

B.       The Purchaser owns all of the issued and outstanding capital stock of Merger Sub, which was formed for the sole purpose of the Merger (as defined below);

C.       Prior to the consummation of the Merger (as defined below), the Purchaser shall continue out of the British Virgin Islands and into the State of Delaware as to re-domicile as and become a Delaware corporation pursuant to Section 184 of the BVI Business Companies Act (as amended, the “BVI Act”) and the applicable provisions of the Delaware General Corporation Law (as amended, the “DGCL”);

D.       The Parties intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”), as a result of which (i) all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each Company Stockholder to receive its portion of the Merger Consideration (as defined herein) as set forth in Section 1.9, (ii) the Company Options (as defined herein) shall be assumed (with equitable adjustments to the number and exercise price of such assumed Company Options) by Purchaser with the result that such assumed Company Options shall be replaced with Assumed Options (as defined herein) exercisable into shares of Purchaser Common Stock, all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, all in accordance with the terms of this Agreement, and (iii) the Company Warrants (as defined herein) shall be assumed (with equitable adjustments to the number and exercise price of such assumed Company Warrants) by Purchaser with the result that such assumed Company Warrants shall be replaced with Assumed Warrants (as defined herein) exercisable into shares of Purchaser Common Stock, all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, all in accordance with the terms of this Agreement;

D-6

E.       The boards of directors of the Company, the Purchaser and Merger Sub have each (i) determined that the Merger (preceded by the Conversion) is fair, advisable and in the best interests of their respective companies and stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Conversion and the Merger, upon the terms and subject to the conditions set forth herein, and (iii) determined to recommend to their respective stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Conversion and the Merger;

F.       The Purchaser has received the voting and support agreement in the form attached as Exhibit A hereto (collectively, the “Voting Agreements”) signed by the Company and Laxminarayan Bhat;

G.       Simultaneously with the execution and delivery of this Agreement, the Significant Company Holders (as defined herein) have each entered into a Lock-Up Agreement with Purchaser and the Purchaser Representative, the form of which is attached as Exhibit B hereto (each, a “Lock-Up Agreement”), each of which will become effective as of the Closing;

H.       Simultaneously with the execution and delivery of this Agreement, Laxminarayan Bhat has entered into a Non-Competition and Non-Solicitation Agreement in favor of Purchaser and the Company, the form of which is attached as Exhibit C hereto (the “Non-Competition Agreement”), which will become effective as of the Closing;

J.       The Parties intend that the Merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code (as defined herein); and

K.       Certain capitalized terms used herein are defined in Article XI hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I
MERGER

1.1               Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DGCL, Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company, following which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation” (provided, that references to the Company for periods after the Effective Time shall include the Surviving Corporation).

1.2               Effective Time. The Parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger for the merger of Merger Sub with and into the Company (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of such filing, or such later time as may be specified in the Certificate of Merger, being the “Effective Time”).

D-7

1.3               Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

1.4               Tax Treatment. For federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368 of the Code and the United States Treasury Regulations promulgated thereunder. This Agreement is intended to be, and the Parties hereby adopt this Agreement to be, a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.5               Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation and Bylaws of the Company, each as in effect immediately prior to the Effective Time, shall automatically be amended and restated in their entirety to read identically to the Certificate of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, and such amended and restated Certificate of Incorporation and Bylaws shall become the respective Certificate of Incorporation and Bylaws of the Surviving Corporation, except that the name of the Surviving Corporation in such Certificate of Incorporation and Bylaws shall be amended to be “Reviva Pharmaceuticals, Inc.”.

1.6               Directors and Officers of the Surviving Corporation. At the Effective Time, the board of directors and executive officers of the Surviving Corporation shall be the board of directors and executive officers of the Purchaser, after giving effect to Section 5.18, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

1.7               [INTENTIONALLY OMITTED]

1.8               Conversion of the Purchaser. Prior to the Effective Time, the Purchaser shall continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation pursuant to Section 184 of the BVI Act and the applicable provisions of the DGCL (the “Conversion”), and subject to the receipt of the approval of the shareholders of the Purchaser to the Conversion and its terms, the Purchaser shall adopt Delaware Organizational Documents in substantially the form attached as Exhibit D hereto (the “Conversion Organizational Documents”), including providing that the name of the Purchaser shall be amended to be “Reviva Pharmaceuticals Holdings, Inc.”. In connection with the Conversion, all of the issued and outstanding Purchaser Securities shall remain outstanding and become substantially identical securities of the Purchaser as a Delaware corporation. The Conversion is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes under Section 368(a) of the Code and Purchaser shall consummate the Conversion in a manner consistent with such intent.

D-8

1.9             Merger Consideration. As consideration for the Merger, the Company Stockholders (including for the avoidance of doubt, (i) the holders of any Convertible Promissory Notes (as amended by the Convertible Note Amendment) or Company Interim Period Notes that are converted into shares of Company Common Stock at or prior to the Closing, and (ii) the holders of any Company Stock issued in satisfaction of the success fees contemplated by Item 1 on Schedule 4.27) collectively shall be entitled to receive from the Purchaser, in the aggregate, a number of shares of Purchaser Common Stock (the “Merger Consideration”) with an aggregate value equal to Sixty-Two Million Four Hundred Thousand Dollars ($62,400,000). Upon the terms and subject to the conditions of this Agreement, at the Effective Time, and without any action on the part of Purchaser, Merger Sub, Company or any Company Stockholder, each share of Company Stock that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares), shall, by virtue of the Merger, be treated as follows: (i) each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall be canceled and extinguished and shall cease to exist, and shall be converted into the right to receive the Company Preferred Consideration and (ii) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be canceled and extinguished and shall cease to exist, and shall be converted into the right to receive the Company Common Consideration; provided, that the Merger Consideration otherwise payable to the Company Stockholders is subject to the withholding of the Escrow Shares deposited in the Escrow Account in accordance with Section 1.17, and after the Closing is subject to reduction for the indemnification obligations of the Indemnifying Parties set forth in Article VI. The holders of Company Options shall receive such number of Assumed Options as described in Section 1.10(d) with such terms and conditions as described in Section 1.10(d). The holders of Company Warrants shall receive such number of Assumed Warrants as described in Section 1.10(e) with such terms and conditions as described in Section 1.10(e). Additionally, after the Closing, the Company Preferred Stockholders and the Company Stockholders shall have the contingent right to receive the Earnout Shares from the Purchaser subject to and in accordance with the provisions of Section 1.18 hereof.

1.10           Effect of Merger on Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any Company Securities or the holders of any shares of capital stock of the Purchaser or Merger Sub:

(a)                Company Stock. Subject to clause (b) below, all shares of Company Stock issued and outstanding immediately prior to the Effective Time (including for the avoidance of doubt, (i) shares issued upon the conversion of any Convertible Promissory Notes (as amended by the Convertible Note Amendment) or Company Interim Period Notes that are converted into shares of Company Common Stock at or prior to the Closing, and (ii) any shares of Company Stock issued in satisfaction of the success fees contemplated by Item 1 on Schedule 4.27) will automatically be cancelled and cease to exist in exchange for the right to receive the Merger Consideration (subject to the withholding of the Escrow Shares), with each Company Stockholder being entitled to receive its portion of the Merger Consideration as set forth in Section 1.9, without interest, upon delivery of the Transmittal Documents in accordance with Section 1.11. As of the Effective Time, each Company Stockholder shall cease to have any other rights in and to the Company or the Surviving Corporation (other than the rights set forth in Section 1.16 below).

(b)                Treasury Stock. Notwithstanding clause (a) above or any other provision of this Agreement to the contrary, at the Effective Time, if there are any Company Securities that are owned by the Company as treasury shares or any Company Securities owned by any direct or indirect Subsidiary of the Company immediately prior to the Effective Time, such Company Securities shall be canceled and shall cease to exist without any conversion thereof or payment therefor.

(c)                Dissenting Shares. Each of the Dissenting Shares issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist in accordance with Section 1.16 and shall thereafter represent only the right to receive the applicable payments set forth in Section 1.16.

D-9

(d)                Company Options. Each outstanding Company Option (whether vested or unvested) shall be assumed by Purchaser and automatically converted into an option for shares of Purchaser Common Stock (each, an “Assumed Option”). Subject to the subsequent sentence, each Assumed Option will be subject to the terms and conditions set forth in the Company Equity Plan (except any references therein to the Company or Company Common Stock will instead mean the Purchaser and Purchaser Common Stock, respectively). Each Assumed Option shall: (i) have the right to acquire a number of shares of Purchaser Common Stock equal to (as rounded down to the nearest whole number) the product of (A) the number of shares of Company Common Stock (with any Company Preferred Stock treated on an as-converted to Company Common Stock basis in accordance with the Company Charter) which the Company Option had the right to acquire immediately prior to the Effective Time, multiplied by (B) the Conversion Ratio; (ii) have an exercise price equal to (as rounded up to the nearest whole cent) the quotient of (A) the exercise price of the Company Option (in U.S. Dollars), divided by (B) the Conversion Ratio; and (iii) be subject to the same vesting schedule as the applicable Company Option. The Purchaser shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Assumed Options remain outstanding, a sufficient number of shares of Purchaser Common Stock for delivery upon the exercise of such Assumed Option. From and after the Closing, the Company and the Purchaser shall not issue any new awards under the Company Equity Plan.

(e)                Company Warrants. Each outstanding Company Warrant, including those to be issued prior to Closing as set forth on Schedule I hereto, shall be assumed by Purchaser and automatically converted into a warrant for shares of Purchaser Common Stock (each, an “Assumed Warrant”). Each Assumed Warrant shall: (i) have the right to acquire a number of shares of Purchaser Common Stock equal to (as rounded down to the nearest whole number) the product of (A) the number of shares of Company Common Stock (with any Company Preferred Stock treated on an as-converted to Company Common Stock basis in accordance with the Company Charter) which the Company Warrant had the right to acquire immediately prior to the Effective Time, multiplied by (B) the Conversion Ratio; and (ii) have an exercise price equal to (as rounded up to the nearest whole cent) the quotient of (A) the exercise price of the Company Warrant (in U.S. Dollars), divided by (B) the Conversion Ratio. The Purchaser shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Assumed Warrants remain outstanding, a sufficient number of shares of Purchaser Common Stock for delivery upon the exercise of such Assumed Warrant.

(f)                 Other Company Convertible Securities. Any other Company Convertible Security other than a Company Option or Company Warrant, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into shares of Company Stock.

1.11         Surrender of Company Securities and Disbursement of Merger Consideration.

(a)                Prior to the Effective Time, the Purchaser shall appoint its transfer agent, Continental Stock Transfer & Trust Company, or another agent reasonably acceptable to the Company (the “Exchange Agent”), for the purpose of exchanging the certificates representing Company Stock (“Company Certificates”). At or prior to the Effective Time, the Purchaser shall deposit, or cause to be deposited, with the Exchange Agent the Merger Consideration (less the Escrow Shares, which will be deposited in the Escrow Account in accordance with Section 1.17). At or prior to the Effective Time, the Purchaser shall send, or shall cause the Exchange Agent to send, to each Company Stockholder, a letter of transmittal for use in such exchange, in the form attached hereto as Exhibit E (a “Letter of Transmittal”) (which shall specify that the delivery of Company Certificates in respect of the Merger Consideration shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Company Certificates to the Exchange Agent (or a Lost Certificate Affidavit)) for use in such exchange. In consideration of, among other things, the entry into this Agreement by the Company, Purchaser and Merger Sub and the consummation of the transactions contemplated hereby and each Company Stockholder’s entitlement to receive the Merger Consideration payable pursuant to this Agreement, each Company Stockholder shall execute and deliver to the Company a release in the form set forth in the Letter of Transmittal, which obligation may be satisfied by the execution and delivery of the Letter of Transmittal in accordance with this Section 1.11 (the “LOT Release”). The LOT Release shall be effective as of the Effective Time and shall be a condition precedent to such Company Stockholder’s receipt of the Merger Consideration pursuant to this Agreement.

D-10

(b)                Each Company Stockholder shall be entitled to receive its portion of the Merger Consideration as set forth in Section 1.9 (less the Escrow Shares) in respect of the Company Stock represented by the Company Certificate(s) (excluding any Company Securities described in Sections 1.10(b) or 1.10(c)), as soon as reasonably practicable after the Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto (collectively, the “Transmittal Documents”): (i) the Company Certificate(s) for its Company Stock (or a Lost Certificate Affidavit), together with a properly completed and duly executed Letter of Transmittal and (ii) such other documents as may be reasonably requested by the Exchange Agent or the Purchaser. Until so surrendered, each Company Certificate shall represent after the Effective Time for all purposes only the right to receive such portion of the Merger Consideration (subject to the withholding of the Escrow Shares) attributable to such Company Certificate.

(c)                If any portion of the Merger Consideration is to be delivered or issued to a Person other than the Person in whose name the surrendered Company Certificate is registered immediately prior to the Effective Time, it shall be a condition to such delivery that (i) the transfer of such Company Stock shall have been permitted in accordance with the terms of the Company’s Organizational Documents and any stockholders agreement with respect to the Company, each as in effect immediately prior to the Effective Time, (ii) such Company Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and, (iii) the recipient of such portion of the Merger Consideration, or the Person in whose name such portion of the Merger Consideration is delivered or issued, shall have already executed and delivered, if a Significant Company Holder, counterparts to a Lock-Up Agreement, and such other Transmittal Documents as are reasonably deemed necessary by the Exchange Agent or the Purchaser and (iv) the Person requesting such delivery shall pay to the Exchange Agent any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such Company Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d)                Notwithstanding anything to the contrary contained herein, in the event that any Company Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Company Certificate to the Exchange Agent, the Company Stockholder may instead deliver to the Exchange Agent an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to the Purchaser (a “Lost Certificate Affidavit”), which at the reasonable discretion of the Purchaser may include a requirement that the owner of such lost, stolen or destroyed Company Certificate deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Purchaser or the Surviving Corporation with respect to the shares of Company Stock represented by the Company Certificates alleged to have been lost, stolen or destroyed. Any Lost Certificate Affidavit properly delivered in accordance with this Section 1.11(d) shall be treated as a Company Certificate for all purposes of this Agreement.

(e)                After the Effective Time, there shall be no further registration of transfers of Company Stock. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation, the Purchaser or the Exchange Agent, they shall be canceled and exchanged for the applicable portion of the Merger Consideration provided for, and in accordance with the procedures set forth in this Section 1.11. No dividends or other distributions declared or made after the date of this Agreement with respect to Purchaser Common Stock with a record date after the Effective Time will be paid to the holders of any Company Certificates that have not yet been surrendered with respect to the Purchaser Common Stock to be issued upon surrender thereof until the holders of record of such Company Certificates shall surrender such certificates (or provide a Lost Certificate Affidavit), if applicable, and provide the other Transmittal Documents. Subject to applicable Law, following surrender of any such Company Certificates (or delivery of a Lost Certificate Affidavit), if applicable, and delivery of the other Transmittal Documents, Purchaser shall promptly deliver to the record holders thereof, without interest, the certificates representing the Purchaser Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Purchaser Common Stock.

D-11

(f)                 All securities issued upon the surrender of Company Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.11(a) and any Escrowed Property disbursed to the Escrow Agent in accordance with the Escrow Agreement that remains unclaimed by Company Stockholders two (2) years after the Effective Time shall be returned to the Purchaser, upon demand, and any such Company Stockholder who has not exchanged its Company Stock for the applicable portion of the Merger Consideration in accordance with this Section 1.11 prior to that time shall thereafter look only to the Purchaser for payment of the portion of the Merger Consideration in respect of such shares of Company Stock without any interest thereon (but with any dividends paid with respect thereto). Notwithstanding the foregoing, none of the Surviving Corporation, the Purchaser or any Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g)                Notwithstanding anything to the contrary contained herein, no fraction of a share of Purchaser Common Stock will be issued by virtue of the Merger or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of Purchaser Common Stock (after aggregating all fractional shares of Purchaser Common Stock that otherwise would be received by such holder) shall instead have the number of shares of Purchaser Common Stock issued to such Person rounded down in the aggregate to the nearest whole share of Purchaser Common Stock.

1.12         Effect of Transaction on Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any Company Securities or the holders of any shares of capital stock of the Purchaser or Merger Sub, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

1.13        Closing Calculations. At least three (3) Business Days prior to the Closing Date, the Company shall deliver to the Purchaser a statement certified by the Company’s chief executive officer (the “Closing Statement”) setting forth a good faith calculation of the Company Preferred Consideration and the Company Common Consideration. Promptly upon delivering the Closing Statement to the Purchaser, if requested by the Purchaser, the Company will meet with the Purchaser to review and discuss the Closing Statement and the Company will consider in good faith the Purchaser’s comments to the Closing Statement and make any appropriate adjustments to the Closing Statement prior to the Closing, which adjusted Closing Statement, as mutually approved by the Company and the Purchaser both acting reasonably and in good faith, shall thereafter become the Closing Statement for all purposes of this Agreement.

1.14         INTENTIONALLY OMITTED.

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1.15         Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.16         Appraisal and Dissenter’s Rights. No Company Stockholder who has validly exercised its appraisal rights pursuant to Section 262 of the DGCL (a “Dissenting Stockholder”) with respect to its Company Stock (such shares, “Dissenting Shares”) shall be entitled to receive any portion of the Merger Consideration with respect to the Dissenting Shares owned by such Dissenting Stockholder unless and until such Dissenting Stockholder shall have effectively withdrawn or lost its appraisal rights under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment resulting from the procedure set forth in Section 262 of the DGCL with respect to the Dissenting Shares owned by such Dissenting Stockholder. The Company shall give the Purchaser and the Purchaser Representative (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by the Company relating to any Dissenting Stockholder’s rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Purchaser and the Purchaser Representative, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands. Notwithstanding anything to the contrary contained in this Agreement, for all purposes of this Agreement, the Merger Consideration (including Escrow Shares) shall be reduced by the portion of the Merger Consideration that would otherwise be due to any Dissenting Stockholders pursuant to Section 1.9 attributable to any Dissenting Shares, and the Dissenting Stockholders shall have no rights to any portion of the Merger Consideration (or Escrow Shares) with respect to any Dissenting Shares.

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1.17         Escrow.

(a)                At or prior to the Closing, the Purchaser Representative, the Seller Representative and Continental Stock Transfer & Trust Company (or such other escrow agent mutually acceptable to the Purchaser and the Company), as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement, effective as of the Effective Time, in form and substance reasonably satisfactory to the Purchaser and the Company (the “Escrow Agreement”), pursuant to which the Purchaser shall issue to the Escrow Agent a number of shares of Purchaser Common Stock (with each share valued at the Redemption Price) equal to ten percent (10%) of the Merger Consideration (the “Escrow Amount”) (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) to be held, along with any other dividends, distributions or other income on the Escrow Shares (together with the Escrow Shares, the “Escrow Property”), in a segregated escrow account (the “Escrow Account”) and disbursed therefrom in accordance with the terms of Article VI hereof and the Escrow Agreement. The Escrow Property shall be allocated among and transferred to the Company Stockholders pro rata based on their respective portions of the Merger Consideration as set forth in Section 1.9. The Escrow Property shall serve as the sole source of payment for the obligations of the Company Stockholders pursuant to Article VI (other than for Consent Claims and Fraud Claims). Pursuant to the Escrow Agreement, the Escrow Agent, as the record holder of the Escrow Shares, shall grant each of the Company Stockholders a proxy to vote such Company Stockholder’s Pro Rata Share of the Escrow Shares and, until and unless the Escrow Shares are forfeited in satisfaction of an indemnification claim pursuant to Article VI hereof, each Company Stockholder shall control the voting power with respect to such Company Stockholder’s Pro Rata Share of the Escrow Shares as of the Effective Time and during the time such Escrow Shares are held in the Escrow Account. Unless otherwise required by Law, all distributions made from the Escrow Account shall be treated by the Parties as an adjustment to the number of shares of Merger Consideration received by the Company Stockholders pursuant to Article I hereof.

(b)                The Escrow Property shall not be subject to any indemnification claim to the extent made after the date which is twelve (12) months after the Closing Date (the “Expiration Date”); provided, however, with respect to any indemnification claims made in accordance with Article VI hereof on or prior to the Expiration Date that remain unresolved at the time of the Expiration Date (“Pending Claims”), all or a portion of the Escrow Property reasonably necessary to satisfy such Pending Claims (as determined based on the amount of the indemnification claim included in the Claim Notice provided by the Purchaser Representative under Article VI and the Purchaser Share Price as of the Expiration Date) shall remain in the Escrow Account until such time as such Pending Claim shall have been finally resolved and paid pursuant to the provisions of Article VI. After the Expiration Date, any Escrow Property remaining in the Escrow Account that is not subject to Pending Claims, if any, and not subject to resolved but unpaid claims in favor of an Indemnified Party, shall be transferred by the Escrow Agent to the Company Stockholders that have previously delivered the Transmittal Documents in accordance with Section 1.11, with each such Company Stockholder receiving its Pro Rata Share of such Escrow Property. Promptly after the final resolution of all Pending Claims and payment of all indemnification obligations in connection therewith, the Escrow Agent shall transfer any remaining Escrow Property remaining in the Escrow Account to the Company Stockholders that have previously delivered the Transmittal Documents in accordance with Section 1.11, with each such Company Stockholder receiving its Pro Rata Share of such Escrow Property.

1.18         Earnout.

(a)                After the Closing, subject to the terms and conditions set forth herein, the Company Stockholders shall have the contingent right to receive an additional One Million (1,000,000) shares of Purchaser Common Stock (subject to equitable adjustment for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted) (the “Earnout Shares”) based on both the performance of the Purchaser Common Stock and the Company achieving certain development milestones during the three (3) year period after the Closing (the “Earnout Period”). The Company Stockholders shall have the right to receive the Earnout Shares if, during the Earnout Period, both (i) the closing price of the Purchaser Common Stock on the principal securities exchange or securities market on which the Purchaser Common Stock is then traded equals or exceeds $15.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing) for any twenty (20) Trading Days within any thirty (30) Trading Day period (the “Price Earnout Milestone”), and (ii) the Company receives Positive Data from (A) the Company’s first phase 3 trial in Acute Schizophrenia and (B) either a phase 2 clinical trial in pulmonary arterial hypertension (“PAH”) or idiopathic pulmonary fibrosis (“IPF”) (the “Development Earnout Milestone” and together with the Price Earnout Milestone, the “Earnout Milestones”). For purposes of the Development Earnout Milestone, “Positive Data” shall mean data that either (x) meets the primary end points for the relevant clinical trial, or (y) upon which the FDA bases its consent to initiate: (I) the second phase 3 trial in Acute Schizophrenia upon completion of the first phase 3 trial in Acute Schizophrenia, and (II) a phase 3 trial in one of PAH or IPF upon completion of a phase 2 clinical trial in either of PAH or IPF, respectively. In the event that either Earnout Milestone is not met, the Company Stockholders shall not be entitled to receive the Earnout Shares.

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(b)                The Purchaser’s Chief Financial Officer (the “CFO”) will monitor the closing price of the Purchaser Common Stock on the principal securities exchange or securities market on which the Purchaser Common Stock is then traded on each Trading Day during the Earnout Period, and as soon as practicable (and in any event within ten (10) Business Days) after the end of each monthly anniversary of the Closing during the Earnout Period, the CFO will prepare and deliver to each of the Purchaser Representative and the Seller Representative (each, a “Representative Party”) a written statement (each, a “Price Earnout Statement”) that sets forth (i) the closing price of the Purchaser Common Stock on the principal securities exchange or securities market on which the Purchaser Common Stock is then traded on each Trading Day for such monthly anniversary period then ended and the preceding monthly periods during the Earnout Period and (ii) whether the Price Earnout Milestone has been achieved during the Earnout Period. Each Representative Party will have ten (10) Business Days after its receipt of a Price Earnout Statement to review it. The Seller Representative and the Purchaser Representative, and their respective Representatives on their behalves, may make inquiries of the CFO and related Purchaser and Company personnel and advisors regarding questions concerning or disagreements with the Price Earnout Statement arising in the course of their review thereof, and Purchaser and the Company shall provide reasonable cooperation in connection therewith. If either Representative Party has any objections to a Price Earnout Statement, such Representative Party shall deliver to the Company (to the attention of the CFO) and the other Representative Party a statement setting forth its objections thereto (in reasonable detail). If such written statement is not delivered by a Representative Party within ten (10) Business Days following the date of delivery of each Price Earnout Statement, then such Representative Party will have waived its right to contest such Price Earnout Statement and the calculation of the closing price of the Purchaser Common Stock during the applicable portion of the Earnout Period (and whether the Price Earnout Milestone has been achieved) as set forth therein. If such written statement is delivered by a Representative Party within such ten (10) Business Day period, then the Seller Representative and the Purchaser Representative shall negotiate in good faith to resolve any such objections for a period of ten (10) Business Day thereafter. If the Seller Representative and the Purchaser Representative do not reach a final resolution within such ten (10) Business Day period, then upon the written request of either Representative Party, the Representative Parties will refer the dispute to the Independent Expert for final resolution of the dispute in accordance with the procedures set forth in Section 1.18(e).

(c)                Within ten (10) Business Days after the date on which the Seller Representative reasonably believes that the Company has achieved the Development Earnout Milestone, the Seller Representative shall deliver a written statement to the Purchaser Representative (the “Development Earnout Statement”, and together with the Price Earnout Statements, the “Earnout Statements”) that sets forth in reasonable detail the evidence supporting its belief that the Development Earnout Milestone has been achieved during the Earnout Period, along with copies of relevant supporting documentation. The Purchaser Representative will have twenty (20) days after its receipt of the Development Earnout Statement to review it. The Purchaser Representative, and its Representatives on its behalf, may make inquiries of the Seller Representative and related Purchaser and Company personnel and advisors regarding questions concerning or disagreements with the Development Earnout Statement arising in the course of their review thereof, and the Seller Representative, Purchaser and the Company shall provide reasonable cooperation in connection therewith. If the Purchaser Representative objects to the Development Earnout Statement, it shall deliver to the Seller Representative a statement setting forth its objections thereto (in reasonable detail). If such written statement is not delivered by the Purchaser Representative within twenty (20) days following the date of delivery of the Development Earnout Statement, then the Purchaser Representative will have waived its right to contest the Development Earnout Statement and whether the Development Earnout Milestone has been achieved as set forth therein. If such written statement is delivered by the Purchaser Representative within such twenty (20) day period, then the Seller Representative and the Purchaser Representative shall negotiate in good faith to resolve any such objections for a period of ten (10) Business Day thereafter. If the Seller Representative and the Purchaser Representative do not reach a final resolution within such ten (10) Business Day period, then upon the written request of either Representative Party, the Representative Parties will refer the dispute to the Independent Expert for final resolution of the dispute in accordance with the procedures set forth in Section 1.18(e).

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(d)                 For purposes hereof, the “Independent Expert” shall mean a mutually acceptable independent (i.e., no prior material business relationship with any party for the prior two (2) years) expert (with respect to any dispute under Section 1.18(b), an accounting or investment banking firm, and with respect to any dispute under Section 1.18(c), an FDA regulatory consulting firm) appointed by the Purchaser Representative and the Seller Representative, which appointment will be made no later than ten (10) days after the date a Representative Party receives written notice under Section 1.18(b) or Section 1.18(c), as applicable, from the other Representative Party referring such dispute to the Independent Expert (the “Independent Expert Notice Date”); provided, that if the Independent Expert does not accept its appointment or if the Purchaser Representative and the Seller Representative cannot agree on the Independent Expert, in either case within twenty (20) days after the Independent Expert Notice Date, either Representative Party may require, by written notice to the other Representative Party, that the Independent Expert be selected by the New York City Regional Office of the AAA in accordance with the AAA’s procedures. The parties agree that the Independent Expert will be deemed to be independent even though a Party or its Affiliates may, in the future, designate the Independent Expert to resolve disputes of the types described in this Section 1.18. The Parties acknowledge that any information provided pursuant to this Section 1.18 will be subject to the confidentiality obligations of Section 5.16.

(e)                 If a dispute with respect an Earnout Statement is submitted in accordance with this Section 1.18 to the Independent Expert for final resolution, the Parties will follow the procedures set forth in this Section 1.18(e). Each of the Seller Representative and the Purchaser Representative agrees to execute, if requested by the Independent Expert, a reasonable engagement letter with respect to the determination to be made by the Independent Expert. All fees and expenses of the Independent Expert will be borne by the Purchaser. Except as provided in the preceding sentence, all other costs and expenses incurred by the Seller Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by the Company Stockholders, and all other costs and expenses incurred by the Purchaser Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by the Purchaser. The Independent Expert will determine only those issues still in dispute as of the Independent Expert Notice Date and the Independent Expert’s determination will be based solely upon and consistent with the terms and conditions of this Agreement. Each of the Seller Representative and the Purchaser Representative will use their reasonable efforts to make their respective presentations as promptly as practicable following submission to the Independent Expert of the disputed items, and each such Representative Party will be entitled, as part of its presentation, to respond to the presentation of the other Representative Party and any questions and requests of the Independent Expert. In deciding any matter, the Independent Expert will be bound by the provisions of this Agreement, including this Section 1.18(e). It is the intent of the parties hereto that the activities of the Independent Expert in connection herewith are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). The Seller Representative and the Purchaser Representative will request that the Independent Expert’s determination be made within forty-five (45) days after its engagement, or as soon thereafter as possible, will be set forth in a written statement delivered to the Purchaser Representative and the Seller Representative and will be final, conclusive, non-appealable and binding for all purposes hereunder (other than for fraud or manifest error).

(f)                  If there is a final determination in accordance with this Section 1.18 that the Company Stockholders are entitled to receive the Earnout Shares for having achieved both Earnout Milestones, then such Earnout Shares will be due upon such final determination and Purchaser will issue and deliver such shares to the Company Stockholders within ten (10) Business Days thereafter, with one-half (½) of the Earnout Shares allocated to the Company Preferred Stockholders, with each Company Preferred Stockholder receiving its Preferred Pro Rata Share of such Earnout Shares, and (ii) the remaining one-half (½) of the Earnout Shares allocated to the Company Stockholders, with each Company Stockholder receiving its Earnout Pro Rata Share of such Earnout Shares.

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(g)                Following the Closing, the Purchaser and its Subsidiaries, including the Target Companies, will be entitled to operate their respective businesses based upon the business requirements of the Purchaser and its Subsidiaries. Each of the Purchaser and its Subsidiaries, including the Target Companies, will be permitted, following the Closing to make changes at its sole discretion to its operations, organization, personnel, accounting practices and other aspects of its business, including actions that may have an impact on the closing price of the Purchaser Common Stock and the ability of the Company Stockholders to earn the Earnout Shares, and the Company Stockholders will not have any right to claim the loss of all or any portion of any Earnout Shares or other damages as a result of such decisions. Notwithstanding the foregoing, Purchaser shall not, and shall cause its Subsidiaries, including the Target Companies, not to, take or omit to take any action that is in bad faith and has the primary purpose of avoiding, reducing or preventing the achievement or attainment of the Earnout Milestones.

Article II
CLOSING

2.1             Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Ellenoff Grossman & Schole, LLP (“EGS”), counsel to the Purchaser, 1345 Avenue of the Americas, New York, NY 10105, on a date and at a time to be agreed upon by Purchaser and the Company, which date shall be no later than the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived, or at such other date, time or place as the Purchaser and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

Article III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Except as set forth in (i) the disclosure schedules delivered by the Purchaser to the Company on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR, the Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing, as follows:

3.1             Organization and Standing. The Purchaser is a company duly incorporated, validly existing and in good standing under the Laws of the British Virgin Islands. The Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. The Purchaser has heretofore made available to the Company accurate and complete copies of its Organizational Documents, as currently in effect. The Purchaser is not in violation of any provision of its Organizational Documents in any material respect.

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3.2             Authorization; Binding Agreement. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform the Purchaser’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Purchaser Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of the Purchaser, and (b) other than the Required Purchaser Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Purchaser is a party shall be when delivered, duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”). The board of directors of the Purchaser, by resolutions duly adopted at a meeting duly called and held or by action by unanimous written consent in accordance with its Organizational Documents, (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are advisable, fair to, and in the best interests of the Purchaser and its equity owners, (ii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement in accordance with the BVI Act, (iii) directed that this Agreement be submitted to its equity owners for adoption and (iv) resolved to recommend that such equity owners adopt this Agreement. Within one (1) Business Day after the date of this Agreement, the sole stockholder of Merger Sub, by resolutions duly adopted at a meeting duly called and held or by action by written consent in accordance with Merger Sub’s Organizational Documents, shall have (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, Merger Sub and its equity owners, and (ii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement in accordance with the DGCL.

3.3              Governmental Approvals. Except as otherwise described in Schedule 3.3, no Consent of or with any Governmental Authority, on the part of the Purchaser is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by the Purchaser of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

3.4              Non-Contravention. Except as otherwise described in Schedule 3.4, the execution and delivery by the Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by the Purchaser of the transactions contemplated hereby and thereby, and compliance by the Purchaser with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Purchaser’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

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3.5              Capitalization.

(a)                 Purchaser is authorized to issue an unlimited number of Purchaser Ordinary Shares and Purchaser Preferred Shares. The issued and outstanding Purchaser Securities as of the date of this Agreement are set forth on Schedule 3.5(a). As of the date of this Agreement, there are no issued or outstanding Purchaser Preferred Shares. All outstanding Purchaser Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the BVI Act, Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. None of the outstanding Purchaser Securities has been issued in violation of any applicable securities Laws.

(b)                 Prior to giving effect to the merger, Merger Sub is authorized to issue 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding, and all of which are duly authorized, validly issued to Purchaser, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Merger Sub’s Organizational Documents or any Contract to which Purchaser or Merger Sub is a party. No Person other than Purchaser has any rights with respect to such equity securities of Merger Sub. Prior to giving effect to the transactions contemplated by this Agreement, other than Merger Sub, Purchaser does not have any Subsidiaries or own any equity interests in any other Person.

(c)                 Except as set forth in Schedule 3.5(a) or Schedule 3.5(c) there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of Purchaser or (B) obligating Purchaser to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 3.5(c), there are no shareholders agreements, voting trusts or other agreements or understandings to which Purchaser is a party with respect to the voting of any shares of Purchaser.

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(d)                 All Indebtedness of Purchaser as of the date of this Agreement is disclosed on Schedule 3.5(d). No Indebtedness of Purchaser contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser or (iii) the ability of Purchaser to grant any Lien on its properties or assets.

(e)                 Since the date of formation of Purchaser, and except as contemplated by this Agreement, Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.

3.6             SEC Filings and Purchaser Financials.

(a)                 The Purchaser, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, the Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) the Purchaser’s annual reports on Form 10-K for each fiscal year of the Purchaser beginning with the first year the Purchaser was required to file such a form, (ii) the Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that the Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of the Purchaser referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the Purchaser Public Units, the Purchaser Ordinary Shares and the Purchaser Public Warrants are listed on Nasdaq, (B) the Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of the Purchaser, threatened against the Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq and (D) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

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(b)                 The financial statements and notes of the Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c)                 Except as and to the extent reflected or reserved against in the Purchaser Financials, the Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since the Purchaser’s formation in the ordinary course of business.

(d)                 Purchaser has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Purchaser is made known to Purchaser’s principal executive officer and its principal financial and accounting officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Purchaser’s principal executive officer and principal financial and accounting officer to material information required to be included in Purchaser’s periodic reports required under the Exchange Act.

(e)                 Purchaser has established and maintained a system of internal controls sufficient to provide reasonable assurance regarding the reliability of Purchaser’s financial reporting and the preparation of the Purchaser’s financial statements for external purposes in accordance with GAAP.

(f)                  Purchaser has heretofore furnished to the Company complete and correct copies of all material amendments and modifications that have not been filed by Purchaser with the SEC to all agreements, documents and other instruments that previously had been filed by Purchaser with the SEC and are currently in effect.

(g)                 To Purchaser’s Knowledge, as of the date hereof, each director and executive officer of Purchaser has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

3.7             Absence of Certain Changes. As of the date of this Agreement, except as set forth in Schedule 3.7, the Purchaser has, (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities, (b) since February 29, 2020, not been subject to a Material Adverse Effect on the Purchaser and (c) since February 29, 2020, not taken any action or committed or agreed to take any action that would be prohibited by Section 5.3 (without giving effect to Schedule 5.3) if such action were taken on or after the date hereof without the consent of the Company.

3.8             Compliance with Laws. The Purchaser is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on the Purchaser, and the Purchaser has not received written notice alleging any violation of applicable Law in any material respect by the Purchaser.

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3.9             Actions; Orders; Permits. There is no pending or, to the Knowledge of the Purchaser, threatened material Action to which the Purchaser is subject which would reasonably be expected to have a Material Adverse Effect on the Purchaser. There is no material Action that the Purchaser has pending against any other Person. The Purchaser is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. The Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

3.10           Taxes and Returns.

(a)                 The Purchaser has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which such Tax Returns are accurate and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. The Purchaser has complied in all material respects with all applicable Laws relating to Taxes. Schedule 3.10(a) sets forth each jurisdiction where the Purchaser is required to file a Tax Return. There are no audits, examinations, investigations or other proceedings pending against the Purchaser in respect of any Tax, and the Purchaser has not been notified in writing of any proposed Tax claims or assessments against the Purchaser (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of the Purchaser’s assets, other than Permitted Liens. The Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b)                 Since the date of its formation, the Purchaser has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

(c)                 There is no Action currently pending or, to the Knowledge of Purchaser, threatened against Purchaser or Merger Sub by a Governmental Authority in a jurisdiction where such Party does not file Tax Returns that it is or may be subject to taxation by that jurisdiction or that it is or may be required to file Tax Returns in such jurisdiction.

(d)                To the Purchaser’s Knowledge, there are no facts, agreements, plans or other circumstances, and neither the Purchaser nor Merger Sub or any of their Affiliates has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(e)                 The Purchaser has no plan or intention after the Closing to: (i) liquidate the Company or to cause the Company to merge into another corporation; (ii) cause the Company to sell, transfer or otherwise dispose of any of the Company's assets, except for dispositions made in the ordinary course of business and transfers described in Section 368(a)(2)(C) of the Code and the Treasury Regulations issued thereunder; (iii) sell or otherwise dispose of any stock of the Company acquired in the Merger, except for transfers described in Section 368(a)(2)(C) of the Code and the Treasury Regulations issued thereunder; or (iv) cause the Company to issue additional shares that will result in the Purchaser losing control of the Company within the meaning of Section 368(c) of the Code.

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3.11           Employees and Employee Benefit Plans. The Purchaser does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

3.12           Properties. The Purchaser does not own, license or otherwise have any right, title or interest in any material Intellectual Property. The Purchaser does not own or lease any material real property or material Personal Property.

3.13           Material Contracts.

(a)                 Except as set forth on Schedule 3.13(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which the Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by the Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of the Purchaser as its business is currently conducted, any acquisition of material property by the Purchaser, or restricts in any material respect the ability of the Purchaser to engage in business as currently conducted by it or compete with any other Person (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b)                 With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against the Purchaser and, to the Knowledge of the Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) the Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by the Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of the Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Purchaser under any Purchaser Material Contract.

3.14           Transactions with Affiliates. Schedule 3.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between the Purchaser and any (a) present or former director, officer or employee or Affiliate of the Purchaser, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the Purchaser’s outstanding capital stock as of the date hereof.

3.15           Merger Sub Activities. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Since its formation, Merger Sub has not engaged in any business activities other than as contemplated by this Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which it is a party, Merger Sub is not party to or bound by any Contract.

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3.16           Investment Company Act. The Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

3.17           Finders and Brokers. Except as set forth on Schedule 3.17, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchaser, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

3.18           Ownership of Merger Consideration. All shares of Purchaser Common Stock to be issued and delivered to the Company Stockholders as Merger Consideration in accordance with Article I shall be, upon issuance and delivery of such Purchaser Common Stock, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, any applicable Lock-Up Agreement, the Escrow Agreement, and any Liens incurred by any Company Stockholder, and the issuance and sale of such Purchaser Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

3.19           Certain Business Practices.

(a)                 Neither the Purchaser, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of the Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist it in connection with any actual or proposed transaction.

(b)                 The operations of the Purchaser are and have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving the Purchaser with respect to any of the foregoing is pending or, to the Knowledge of the Purchaser, threatened.

(c)                 None of the Purchaser or any of its directors or officers, or, to the Knowledge of the Purchaser, any other Representative acting on behalf of the Purchaser is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Purchaser has not, in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

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3.20           Insurance. Schedule 3.20 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Purchaser relating to the Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and the Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of the Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by the Purchaser. The Purchaser has each reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on the Purchaser.

3.21           Purchaser Trust Account. As of the Business Day immediately preceding the date of this Agreement, the Trust Account has a rounded off balance of no less than $34,225,000. Such monies are invested solely in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, and held in trust by Continental Stock Transfer & Trust Company pursuant to the Trust Agreement. The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms (subject to the Enforceability Exceptions) and has not been amended or modified. There are no separate agreements, side letters or other agreements that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect and/or that would entitle any Person (other than the underwriters of the IPO, Public Shareholders who shall have elected to redeem their Purchaser Ordinary Shares pursuant to Purchaser’s Organizational Documents (or in connection with an extension of Purchaser’s deadline to consummate a Business Combination) or Governmental Authorities for Taxes) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except as described in the first sentence of Section 9.1.

3.22           Independent Investigation. Without limiting Section 6.3(e) hereof, the Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Target Companies, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies for such purpose. The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to Purchaser pursuant hereto, and the information provided by or on behalf of the Company for the Registration Statement; and (b) none of the Company nor its respective Representatives have made any representation or warranty as to the Target Companies, or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to Purchaser pursuant hereto, or with respect to the information provided by or on behalf of the Company for the Registration Statement.

3.23           Information Supplied. None of the information supplied or to be supplied by the Purchaser expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange, in any case, with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to the Purchaser’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Purchaser expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Purchaser makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company, any Company Security Holder or their respective Affiliates.

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Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Purchaser on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing, as follows:

4.1              Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the DGCL and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. Schedule 4.1 lists all jurisdictions in which any Target Company is qualified to conduct business and all names other than its legal name under which any Target Company does business. The Company has provided to the Purchaser accurate and complete copies of its Organizational Documents and the Organizational Documents of each of its Subsidiaries, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents in any material respect.

4.2              Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Company Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Company’s board of directors in accordance with the Company’s Organizational Documents, the DGCL, any other applicable Law or any Contract to which the Company or any of its shareholders is a party or by which it or its securities are bound and (b) other than the Required Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company’s board of directors, by resolutions duly adopted at a meeting duly called and held (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement in accordance with the DGCL, (iii) directed that this Agreement be submitted to the Company’s stockholders for adoption and (iv) resolved to recommend that the Company stockholders adopt this Agreement. The Voting Agreement delivered by the Company include holders of Company Stock representing at least the Required Company Stockholder Approval, and such Voting Agreement is in full force and effect.

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4.3              Capitalization.

(a)                 The Company is authorized to issue (i) 35,000,000 shares of Company Common Stock, 18,180,748 of which shares are issued and outstanding as of the date hereof, and (ii) 13,625,237 shares of Company Preferred Stock, 6,645,134 of which shares are issued and outstanding as of the date hereof. With respect to the Company Preferred Stock, as of the date hereof, the Company has designated (A) 625,237 shares as Series 1 Preferred Stock, all of which are issued and outstanding, (B) 1,245,889 shares as Series 2 Preferred Stock, all of which are issued and outstanding, (C) 951,761 shares as Series 3 Preferred Stock, all of which are issued and outstanding, (D) 5,000,000 shares as Series 4 Preferred Stock, 1,029,994 shares of which are issued and outstanding, and (E) 5,802,350 shares are undesignated. Prior to giving effect to the transactions contemplated by this Agreement, all of the issued and outstanding Company Stock and other equity interests of the Company are set forth on Schedule 4.3(a), along with the record owners thereof, all of which shares and other equity interests are owned free and clear of any Liens other than those imposed under the Company Charter. All of the outstanding shares and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, any other applicable Law, the Company Charter or any Contract to which the Company is a party or by which it or its securities are bound. The Company holds no shares or other equity interests of the Company in its treasury. None of the outstanding shares or other equity interests of the Company were issued in violation of any applicable securities Laws. The rights, privileges and preferences of the Company Preferred Stock are as stated in the Company Charter and as provided by the DGCL. The consummation of the transactions contemplated by this Agreement shall not constitute, or result in, a Deemed Liquidation Event, as such term is defined in the Company Charter (as amended by the Company Charter Amendment if effected).

(b)                The Company has reserved 3,000,000 shares of Company Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the Company Equity Plan, which was duly adopted by the Company’s board of directors and approved by the Company’s stockholders. Of such shares of Company Common Stock reserved for issuance under the Company Equity Plan, (x) 430,000 of such shares are reserved for issuance upon exercise of currently outstanding Company Options, (y) none of such shares are currently issued and outstanding that were issued upon exercise of Company Options previously granted under the Company Equity Plan, and (z) 2,570,000 shares reserved for issuance were not granted under the Company Equity Plan. The Company has furnished to the Purchaser complete and accurate copies of the Company Equity Plan and forms of agreements used thereunder. Schedule 4.3(b) sets forth the owners of all outstanding Company Options (including the grant date, number and type of shares issuable thereunder, the exercise price, the expiration date and any vesting schedule). Other than as set forth on Schedule 4.3(b), there are no Company Convertible Securities, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its stockholders is a party or bound relating to any equity securities of the Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Except as set forth on Schedule 4.3(b), there are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in the Company Charter, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or securities of the Company, nor has the Company granted any registration rights to any Person with respect to the Company’s equity securities. All of the Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

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(c)                 Each Company Option intended to qualify as an “incentive stock option” under the Code so qualifies. Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective by all necessary corporate action, and: (i) the stock option agreement governing such grant was duly executed and delivered by each party thereto; (ii) each such grant was made in accordance with the terms of the Company Equity Plan and all other applicable Laws; (iii) the per share exercise price of each Company Option was equal or greater than the fair market value of a share of Company Common Stock on the applicable grant date; and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

(d)                 Except as disclosed in the Company Financials, since January 1, 2019, the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the board of directors of the Company has not authorized any of the foregoing.

4.4              Subsidiaries. Schedule 4.4 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary (a) its jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof and (d) its Tax election to be treated as a corporate or a disregarded entity under the Code and any state or applicable non-U.S. Tax laws, if any. Except as set forth on Schedule 4.4, all of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by one or more of the Company or its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. No Subsidiary of the Company has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distributions or dividends to its equity holders or repay any debt owed to another Target Company. Except for the equity interests of the Subsidiaries listed on Schedule 4.4, the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. None of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

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4.5              Governmental Approvals. Except as otherwise described in Schedule 4.5, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as are expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws or (c) where the failure to obtain or make such Consents or to make such filings or notifications, would not individually or in the aggregate, reasonably be expected to be material to a Target Company or materially impair the ability of the Company on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder.

4.6              Non-Contravention. Except as otherwise described in Schedule 4.6, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party or otherwise bound, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any Target Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not, individually or in the aggregate, reasonably be expected to be material to a Target Company or materially impair the ability of the Company on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder.

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4.7               Financial Statements.

(a)                As used herein, the term “Company Financials” means the (i) audited consolidated financial statements of the Target Companies (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of the Target Companies as of December 31, 2019 and December 31, 2018, and the related consolidated audited income statements, changes in stockholder equity and statements of cash flows for the fiscal years then ended, each audited by a PCAOB qualified auditor in accordance with GAAP and PCAOB standards (the “Audited Company Financials”), (ii) the Company prepared and auditor reviewed financial statements, consisting of the consolidated balance sheet of the Target Companies as of March 30, 2020 (the “Interim Balance Sheet Date”) and the related consolidated income statement, changes in stockholder equity and statement of cash flows for the three (3) months then ended and (iii) the unaudited consolidated monthly management financial reports of the Target Companies for each of the calendar months of April, May and June 2020 (the “Management Reports”). True and correct copies of the Company Financials have been provided to the Purchaser. The Company Financials (i) accurately reflect the books and records of the Target Companies as of the times and for the periods referred to therein, (ii) other than the Management Reports, were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for GAAP and exclude year-end adjustments which will not be material in amount), (iii) other than the Management Reports, comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder, and (iv) other than the Management Reports, fairly present in all material respects the consolidated financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Companies for the periods indicated. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b)                Each Target Company maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) such Target Company does not maintain any off-the-book accounts and that such Target Company’s assets are used only in accordance with such Target Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iv) access to such Target Company’s assets is permitted only in accordance with management’s authorization, (v) the reporting of such Target Company’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. In the past five (5) years, no Target Company or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

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(c)                The Target Companies do not have any Indebtedness other than the Indebtedness set forth on Schedule 4.7(c), which schedule sets for the amounts (including principal and any accrued but unpaid interest or other obligations) with respect to such Indebtedness. Except as disclosed on Schedule 4.7(c), no Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.

(d)                Except as set forth on Schedule 4.7(d), no Target Company is subject to any Liabilities or obligations required to be reflected on a balance sheet prepared in accordance with GAAP, except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Company and its Subsidiaries as of the Interim Balance Sheet Date contained in the Company Financials or (ii) not material and that were incurred after the Interim Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

(e)                All material financial projections with respect to the Target Companies that were delivered by or on behalf of the Company to the Purchaser or its Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.

4.8               Absence of Certain Changes. Except as set forth on Schedule 4.8, since December 31, 2019, each Target Company has (a) conducted its business only in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 5.2(b) (without giving effect to Schedule 5.2) if such action were taken on or after the date hereof without the consent of the Purchaser.

4.9               Compliance with Laws.

(a)                No Target Company is or has been in material conflict or material non-compliance with, or in material default or violation of, nor has any Target Company received, since January 1, 2016, any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

(b)                Without limiting the generality of Section 4.9(a), as to each product or product candidate of any Target Company subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and the regulations promulgated thereunder (“FDCA”) that is or is proposed to be manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company (each such product or product candidate, a “Company Product”), such Company Product is being or will be manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance in all material respects with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports. There is no pending, completed or, to the Company’s Knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against any Target Company, and the Company has not received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Company Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Company Product, (iii) imposes a clinical hold on any clinical investigation by any Target Company, (iv) enjoins production at any facility of or contracted with any Target Company, (v) enters or proposes to enter into a consent decree of permanent injunction with any Target Company, or (vi) otherwise alleges any violation of any laws, rules or regulations by any Target Company, and which, either individually or in the aggregate, is or would reasonably be expected to be material to the Target Companies.

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(c)                In addition, and also without limiting the generality of Section 4.9(a), the Target Companies are, and at all times have been, in compliance in all material respects with all applicable statutes, rules and regulations applicable to the Health Care Laws (as defined below). No Target Company has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s Knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. No Target Company, and none of its officers, directors or employees or, to the Company’s Knowledge, contractors or agents, is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, no Target Company nor any of its officers, directors or employees or, to the Company’s Knowledge, contractors or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion. The Target Companies have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by the Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were timely, complete, accurate and not misleading on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).

4.10           Company Permits. Each Target Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company), holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted and as currently contemplated to be conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”), and all such Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened, except where the failure to hold such Permits or for such Permits to be in full force and effect would not, individually or in the aggregate, reasonably be expected to be material to a Target Company or materially impair the ability of the Company on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder. The Company has made available to the Purchaser true, correct and complete copies of all material Company Permits, all of which material Company Permits are listed on Schedule 4.10. No Target Company is in violation in any material respect of the terms of any Company Permit, and no Target Company has received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any Company Permit.

4.11           Litigation. Except as described on Schedule 4.11, there is no (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened (and no such Action has been brought or, to the Company’s Knowledge, threatened in the past five (5) years); or (b) Order now pending or outstanding or that was rendered by a Governmental Authority in the past five (5) years, in either case of (a) or (b) by or against any Target Company, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of a Target Company must be related to the Target Company’s business, equity securities or assets), its business, equity securities or assets. The items listed on Schedule 4.11, if finally determined adversely to the Target Companies, will not have, either individually or in the aggregate, a Material Adverse Effect upon any Target Company. In the past five (5) years, to the Knowledge of the Company, none of the current or former officers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

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4.12           Material Contracts.

(a)                Schedule 4.12(a) sets forth a true, correct and complete list of, and the Company has made available to the Purchaser (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound or affected (each Contract required to be set forth on Schedule 4.12(a), a “Company Material Contract”) that:

(i)              contains covenants that limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii)             involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii)            involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv)            evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $250,000;

(v)             involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $250,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;

(vi)            relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;

(vii)           by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $250,000 per year or $500,000 in the aggregate;

(viii)          is with any Top Vendor;

(ix)             obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $100,000;

(x)              is between any Target Company and any directors, officers or employees of a Target Company (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person;

(xi)             obligates the Target Companies to make any capital commitment or expenditure in excess of $100,000 (including pursuant to any joint venture);

(xii)            relates to a material settlement entered into within three (3) years prior to the date of this Agreement under which any Target Company has outstanding obligations that are either in excess of $100,000 or otherwise material to a Target Company;

(xiii)          provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney;

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(xiv)          relates to the development, ownership, licensing or use of any Intellectual Property by, to or from any Target Company, other than Off-the-Shelf Software; or

(xv)            that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant.

(b)                Except as disclosed in Schedule 4.12(b), with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) no Target Company is in breach or default in any material respect, and to the Knowledge of the Company no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (v) no Target Company has received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect any Target Company in any material respect; and (vi) no Target Company has waived any material rights under any such Company Material Contract.

4.13           Intellectual Property.

(a)                Schedule 4.13(a)(i) sets forth: (i) all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications owned or licensed by a Target Company or otherwise used or held for use by a Target Company in which a Target Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or purported to be owned by a Target Company. Schedule 4.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $20,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from a Target Company, if any. Each Target Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by such Target Company, and previously used or licensed by such Target Company, except for the Intellectual Property that is the subject of the Company IP Licenses or where the lack of such rights would not, individually or in the aggregate, reasonably be expected to be material to a Target Company. No item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Company Registered IP, the Target Companies have obtained valid assignments of inventions from each inventor. Except as set forth on Schedule 4.13(a)(iii), all Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and such Target Company has recorded assignments of all Company Registered IP.

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(b)                Each Target Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. The Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the Target Companies as presently conducted. Each Target Company has performed all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Target Companies of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of any Target Company. Except as set forth on Schedule 4.13(b), all registrations for Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to any Target Company are valid, in force and in good standing with all required fees and maintenance fees having been paid with no Actions pending, and all applications to register any Copyrights, Patents and Trademarks are pending and in good standing, all without challenge, except for challenges by patent, trademark, and copyright examiners during examination. No Target Company is party to any Contract that requires a Target Company to assign to any Person all of its rights in any Intellectual Property developed by a Target Company under such Contract.

(c)                Schedule 4.13(c) sets forth all licenses, sublicenses and other agreements or permissions under which a Target Company is the licensor (each, an “Outbound IP License”), and for each such Outbound IP License, describes (i) the applicable Intellectual Property licensed, (ii) the licensee under such Outbound IP License, and (iii) any royalties, license fees or other compensation due to a Target Company, if any. Each Target Company has performed all obligations imposed on it in the Outbound IP Licenses, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.

(d)                No Action is pending or, to the Company’s Knowledge, threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any registered Patents, Trademarks, Copyrights or Internet Assets currently owned, licensed, used or held for use by the Target Companies, nor, to the Knowledge of the Company, is there any reasonable basis for any such Action. No Target Company has received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of any Target Company, nor to the Knowledge of the Company is there a reasonable basis therefor. There are no Orders to which any Target Company is a party or its otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by a Target Company. No Target Company is currently infringing, or has, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect in connection with the ownership, use or license of any Intellectual Property owned or purported to be owned by a Target Company or, to the Knowledge of the Company, otherwise in connection with the conduct of the respective businesses of the Target Companies. To the Company’s Knowledge, no third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by any Target Company (“Company IP”) in any material respect.

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(e)                All officers, directors, employees and independent contractors of a Target Company (and each of their respective Affiliates) have assigned to the Target Companies all Intellectual Property arising from their status as employees of the Target Companies or the services performed for a Target Company by such Persons and all such assignments of Company Registered IP have been recorded. No current or former officers, employees or independent contractors of a Target Company have claimed any ownership interest in any Intellectual Property owned by a Target Company. To the Knowledge of the Company, there has been no violation of a Target Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by a Target Company. The Company has made available to the Purchaser true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their Intellectual Property to a Target Company. To the Company’s Knowledge, none of the employees of any Target Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of the Target Companies, or that would materially conflict with the business of any Target Company as presently conducted or contemplated to be conducted. Each Target Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

(f)                 To the Knowledge of the Company, no Person has obtained unauthorized access to third party information and data (including personally identifiable information) in the possession of a Target Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the Knowledge of the Company, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by a Target Company. Each Target Company has complied in all material respects with all applicable Laws and Contract requirements relating to privacy, personal data protection, and the collection, processing, storage, disclosure, sale and use of personal information and its own privacy policies and guidelines. The operation of the business of the Target Companies has not and does not violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

(g)                The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by a Target Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under such Contracts or Company IP Licenses to the same extent that the Target Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

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4.14           Taxes and Returns.

(a)                Each Target Company has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are accurate and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes not yet due and payable or for which adequate reserves in the Company Financials have been established in accordance with GAAP.

(b)                There are no audits, examinations, investigations or other proceedings presently pending against any Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against a Target Company (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established in accordance with GAAP or are immaterial in amount).

(c)                There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(d)                No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(e)                No Target Company has been a party to any “listed transaction,” as defined in U.S. Treasury Regulation section 1.6011-4.

(f)                 No Target Company has any Liability for the Taxes of another Person (other than such Target Company or another Target Company) that are not adequately reflected in the Company Financials (i) under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), (ii) as a transferee or successor, or (ii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not related to Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not related to Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on any Target Company with respect to any period following the Closing Date.

(g)                No Target Company has requested, or is currently the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(h)                No Target Company: (i) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two-year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; or (ii) is or has ever been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

(i)                 To the Company’s Knowledge, there are no facts, agreements, plans or other circumstances, and no Target Company has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

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4.15           Real Property. Schedule 4.15 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents related thereto as of the date of this Agreement, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to the Purchaser a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect, subject to the Enforceability Exceptions. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received notice of any such condition. No Target Company owns or has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

4.16           Personal Property. Each item of Personal Property which is currently owned, used or leased by a Target Company with a book value or fair market value of greater than Fifty Thousand Dollars ($50,000) is set forth on Schedule 4.16, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 4.16, all such items of Personal Property are in good operating condition and repair in all material respects (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted or presently proposed to be conducted is not in any material respect dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by or otherwise contracted to a Target Company. The Company has provided to the Purchaser a true and complete copy of each of the material Company Personal Property Leases, and in the case of any oral material Company Personal Property Lease, a written summary of the material terms of such Company Personal Property Lease. The material Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect, subject to the Enforceability Exceptions. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the material Company Personal Property Leases, and no Target Company has received notice of any such condition.

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4.17           Title to and Sufficiency of Assets. Each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, and with respect to assets owned by any Target Company, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the Interim Balance Sheet and (d) Liens set forth on Schedule 4.17. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the assets, rights and properties that are used in the operation of the businesses of the Target Companies as it is now conducted or that are used or held by the Target Companies for use in the operation of the businesses of the Target Companies, and taken together, are adequate and sufficient for the operation of the businesses of the Target Companies as currently conducted.

4.18           Employee Matters.

(a)                Except as set forth in Schedule 4.18(a), no Target Company is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of any Target Company, and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred within the past three (3) years or, to the Knowledge of the Company, been threatened within the past three (3) years any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 4.18(a) sets forth all unresolved material labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between any Target Company and Persons employed by or providing services as independent contractors to a Target Company. No current officer or employee of a Target Company has provided any Target Company written or, to the Knowledge of the Company, oral notice of his or her plan to terminate his or her employment with any Target Company.

(b)                Except as set forth in Schedule 4.18(b), each Target Company (i) is and has been for the past three (3) years in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no material Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c)                Schedule 4.18(c) hereto sets forth a complete and accurate list as of the date hereof of all employees of the Target Companies showing for each as of such date (i) the employee’s name, job title or description, employer, location, and salary level. Except as set forth on Schedule 4.18(c), the Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth in Schedule 4.18(c), each Target Company employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with a Target Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to the Purchaser by the Company.

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(d)                Schedule 4.18(d) contains a list of all independent contractors (including consultants) currently engaged by any Target Company, along with the position, the entity engaging such Person, date of retention and rate of remuneration, for each such Person. Except as set forth on Schedule 4.18(d), each such independent contractor has entered into customary covenants regarding confidentiality and assignment of inventions and copyrights in such Person’s agreement with a Target Company, a copy of which has been provided to the Purchaser by the Company. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last six (6) years have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company.

(e)                All grantees of Company Options, whether the grants are to employees, directors, independent contractors or advisors, have signed a written award agreement specifically stating the terms of such grants.

4.19           Benefit Plans.

(a)                Set forth on Schedule 4.19(a) is a true and complete list of each material Benefit Plan of a Target Company (each, a “Company Benefit Plan”). With respect to each Company Benefit Plan, there are no material funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Company Financials. No Target Company is or has in the past been a member of a “controlled group” for purposes of Section 414(b), (c), (m) or (o) of the Code, nor does any Target Company have any Liability with respect to any collectively-bargained for plans, whether or not subject to the provisions of ERISA. No statement, either written or oral, has been made by any Target Company to any Person with regard to any Company Benefit Plan that was not in accordance with the Company Benefit Plan in any material respect.

(b)                Each material Company Benefit Plan is and has been operated at all times in compliance with all applicable Laws in all material respects, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion letter) during the period from its adoption to the date of this Agreement and (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code or the Target Companies have requested an initial favorable IRS determination of qualification and/or exemption within the period permitted by applicable Law. To the Company’s Knowledge, no fact exists which would reasonably be expected to materially and adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.

(c)                With respect to each Company Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of a Target Company, the Company has provided to Purchaser accurate and complete copies, if applicable, of: (i) the current Company Benefit Plan and related currently effective trust agreement or annuity Contract (including any amendments, modifications or supplements thereto); (ii) the most recent summary plan descriptions and material modifications thereto; (iii) the three (3) most recent Forms 5500, if applicable, and annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination letter received from the IRS, if any; (vii) the most recent actuarial valuation; and (viii) all material communications with any Governmental Authority during the past three (3) years.

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(d)                With respect to each material Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms, the Code and ERISA; (ii) to the Company’s Knowledge no breach of fiduciary duty has occurred; (iii) no Action is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) to the Company’s Knowledge no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption; and (v) all contributions and premiums due through the Closing Date have been made in all material respects as required under ERISA or have been fully accrued in all material respects on the Company Financials.

(e)                No Company Benefit Plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and no Target Company has any outstanding Liability under Title IV of ERISA and no condition presently exists that is expected to cause such Liability to be incurred. No Company Benefit Plan will become a multiple employer plan with respect to any Target Company immediately after the Closing Date. No Target Company currently maintains or is required currently to participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.

(f)                 There is no arrangement under any Company Benefit Plan with respect to any employee that would result in the payment of any amount that by operation of Sections 280G or 162(m) of the Code would not be deductible by the Target Companies and no arrangement exists pursuant to which a Target Company will be required to “gross up” or otherwise compensate any person because of the imposition of any excise tax on a payment to such person

(g)                With respect to each Company Benefit Plan which is a “welfare plan” (as described in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of a Target Company beyond their termination of employment (other than (A) coverage mandated by Law, which is paid solely by such employees, (B) benefits through the end of the month of termination of employment, to the extent provided under the terms of the applicable Company Benefit Plan and underlying insurance policy, (C) death or disability benefits attributable to deaths or disabilities occurring at or prior to termination of employment, and (D) conversion rights); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. Each Target Company has complied with the provisions of Section 601 et seq. of ERISA and Section 4980B of the Code in all material respects.

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(h)                The consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; or (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code. No Target Company has incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (l) of ERISA.

(i)                 Except to the extent required by Section 4980B of the Code or similar state Law, no Target Company provides health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

(j)                 All material Company Benefit Plans can be terminated at any time as of or after the Closing Date without resulting in any material Liability, excluding normal administrative costs, to the Surviving Corporation or Purchaser or their respective Affiliates.

(k)                Each Company Benefit Plan that is subject to Section 409A of the Code (each, a “Section 409A Plan”) as of the Closing Date is indicated as such on Schedule 4.19(k). No Company Options or other equity-based awards have been issued or granted by the Company that are, or are subject to, a Section 409A Plan. Each Section 409A Plan has been administered in compliance, and is in documentary compliance, with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder. No Target Company has any obligation to any employee or other service provider with respect to any Section 409A Plan that may be subject to any Tax under Section 409A of the Code. No payment to be made under any Section 409A Plan is, or to the Knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code. There is no Contract or plan to which any Target Company is a party or by which it is bound to compensate any employee, consultant or director for penalty taxes paid pursuant to Section 409A of the Code.

4.20           Environmental Matters. Except as set forth in Schedule 4.20:

(a)                Each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), except where the failure to hold such Environmental Permits or for such Environmental Permits to be in full force and effect would not, individually or in the aggregate, reasonably be expected to be material to a Target Company or materially impair the ability of the Company on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder. No material Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b)                No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. No Target Company has assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws. No Action has been made or is pending, or to the Company’s Knowledge, threatened against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(c)                No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of any Target Company or any property currently or formerly owned, operated, or leased by any Target Company or any property to which a Target Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in a Target Company incurring any material Environmental Liabilities.

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4.21           Transactions with Related Persons. Except as set forth on Schedule 4.21, no Target Company nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past three (3) years, has been, a party to any transaction with a Target Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 4.21, no Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. The assets of the Target Companies do not include any receivable or other obligation from a Related Person, and the liabilities of the Target Companies do not include any payable or other obligation or commitment to any Related Person.

4.22           Insurance.

(a)                Schedule 4.22(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Target Company relating to a Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. No Target Company has any self-insurance or co-insurance programs. In the past three (3) years, no Target Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b)                Schedule 4.22(b) identifies each individual insurance claim in excess of $50,000 made by a Target Company in the past three (3) years. Each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. No Target Company has made any claim against an insurance policy as to which the insurer is denying coverage.

4.23           Books and Records. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws in all material respects.

4.24           Top Vendors. Schedule 4.24 lists, by dollar volume paid, for each of (a) the twelve (12) months ended on December 31, 2019 and (b) the period from January 1, 2020 through the Interim Balance Sheet Date, the ten (10) largest suppliers of goods or services to the Target Companies (the “Top Vendors”), along with the amounts of such dollar volumes. The relationships of each Target Company with such Top Vendors are good commercial working relationships and (i) no Top Vendor within the last twelve (12) months has cancelled or otherwise terminated, or has given a Target Company written notice of its intention to cancel or otherwise terminate, any material relationships of such Person with a Target Company, (ii) no Top Vendor has during the last twelve (12) months decreased materially or, to the Company’s Knowledge, threatened in writing to stop, decrease or limit materially, or modify materially its material relationships with a Target Company or to stop, decrease or limit materially its provision of products or services to any Target Company, and (iii) no Target Company has within the past two (2) years been engaged in any material dispute with any Top Vendor.

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4.25           Certain Business Practices.

(a)                Since January 1, 2016, no Target Company, nor any of their respective Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment. Since January 1, 2016, no Target Company, nor any of their respective Representatives acting on their behalf has directly or knowingly indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

(b)                Since January 1, 2016, the operations of each Target Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions that govern the operations of the Target Companies, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority that has jurisdiction over the Target Companies, and no Action involving a Target Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c)                No Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and no Target Company has in the last five (5) fiscal years, directly or knowingly indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

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4.26           Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

4.27           Finders and Brokers . Except as set forth in Schedule 4.27, no Target Company has incurred or will incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

4.28           Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Purchaser, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Purchaser for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Purchaser set forth in Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto, and the information provided by or on behalf of Purchaser or Merger Sub for the Registration Statement; and (b) neither the Purchaser nor any of its Representatives have made any representation or warranty as to the Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.

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4.29        Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to the Purchaser’s stockholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Purchaser or its Affiliates.

Article V
COVENANTS

5.1           Access and Information.

(a)                During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Closing (the “Interim Period”), subject to Section 5.16, the Company shall give, and shall cause its Representatives to give, the Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies, as the Purchaser or its Representatives may reasonably request regarding the Target Companies and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with the Purchaser and its Representatives in their investigation; provided, however, that the Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies.

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(b)                During the Interim Period, subject to Section 5.16, the Purchaser shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Purchaser or its Subsidiaries, as the Company or its Representatives may reasonably request regarding the Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Purchaser’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Purchaser or any of its Subsidiaries.

5.2            Conduct of Business of the Company.

(a)                 Unless the Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 5.2, the Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Target Companies and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b)                Without limiting the generality of Section 5.2(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents as set forth on Schedule 5.2, during the Interim Period, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries to not:

(i)                 amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law or as required in connection with the Company Charter Amendment;

(ii)                authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii)               split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

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(iv)              incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $250,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $100,000 individually or $250,000 in the aggregate (provided, that this Section 5.2(b)(iv) shall not prevent the Company from borrowing funds necessary to (A) finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, on such terms and conditions as set forth in the note purchase agreement and promissory note (which funding is not contingent upon the Closing) attached as Exhibit H-1 hereto (in each case with the amount of the “Conversion Price” (as defined therein) subject to the prior written consent of the Purchaser, such consent not to be unreasonably withheld, delayed or conditioned) (such promissory note, the “Non-Contingent Company Interim Period Note”), or (B) payoff and satisfy certain obligations of the Target Companies set forth on Schedule 5.2(b)(iv) (the “Payoff Obligations”) on such terms and conditions as set forth in the note purchase agreement and promissory note (which funding is contingent upon the Closing) attached as Exhibit H-2 hereto (in each case with the amount of the “Conversion Price” (as defined therein) subject to the prior written consent of the Purchaser, such consent not to be unreasonably withheld, delayed or conditioned) (such promissory note, the “Contingent Company Interim Period Note” and, together with the Non-Contingent Company Interim Period Note, the “Company Interim Period Notes”) (up to aggregate additional Indebtedness under clauses (A) and (B) during the Interim Period of $2,500,000);

(v)                increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans or in the ordinary course of business consistent with past practice;

(vi)              make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vii)             transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, Company Licensed IP or other Company IP (excluding non-exclusive licenses of Company IP to Target Company customers in the ordinary course of business consistent with past practice), or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(viii)            terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business consistent with past practice;

(ix)               fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

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(x)                establish any Subsidiary or enter into any new line of business;

(xi)               fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xii)             revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with the Company’s outside auditors;

(xiii)            waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, a Target Company or its Affiliates) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

(xiv)            close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

(xv)             acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;

(xvi)            make capital expenditures in excess of $100,000 (individually for any project (or set of related projects) or $250,000 in the aggregate);

(xvii)            adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xviii)          voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate other than pursuant to the terms of a Company Material Contract or Company Benefit Plan;

(xix)            sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xx)             enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company;

(xxi)            take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxii)            accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

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(xxiii)           enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(xxiv)           authorize or agree to do any of the foregoing actions.

5.3           Conduct of Business of the Purchaser.

(a)                 Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 5.3, the Purchaser shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Purchaser and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 5.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending, in accordance with Purchaser’s Organizational Documents and the IPO Prospectus, the deadline by which it must complete its Business Combination (an “Extension”), and no consent of any other Party shall be required in connection therewith.

(b)                Without limiting the generality of Section 5.3(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents (including the Conversion or as contemplated by any PIPE Investment or the Company Equity Financing) or as set forth on Schedule 5.3, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Purchaser shall not, and shall cause its Subsidiaries to not:

(i)                 amend, waive or otherwise change, in any respect, its Organizational Documents except as required by applicable Law;

(ii)               authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii)               split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv)              incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $250,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 5.3(b)(iv) shall not prevent the Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Merger and the other transactions contemplated by this Agreement (including any PIPE Investment, Company Equity Financing and the costs and expenses necessary for an Extension (such expenses, “Extension Expenses”), up to aggregate additional Indebtedness during the Interim Period of $1,000,000);

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(v)                make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi)               amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser;

(vii)              terminate, waive or assign any material right under any Purchaser Material Contract;

(viii)             fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix)               establish any Subsidiary or enter into any new line of business;

(x)                fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xi)               revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting the Purchaser’s outside auditors;

(xii)              waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Purchaser or its Subsidiary) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

(xiii)             acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv)             make capital expenditures in excess of $100,000 individually for any project (or set of related projects) or $250,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

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(xv)              adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

(xvi)             voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 5.3 during the Interim Period;

(xvii)            sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii)           enter into any agreement, understanding or arrangement with respect to the voting of Purchaser Securities;

(xix)             take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx)               authorize or agree to do any of the foregoing actions.

5.4           Annual and Interim Financial Statements. During the Interim Period, within thirty (30) calendar days following the end of each calendar month, each three-month quarterly period and each fiscal year, the Company shall deliver to the Purchaser an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Target Companies for the period from the Interim Balance Sheet Date through the end of such calendar month, quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Target Companies as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, the Company will also promptly deliver to the Purchaser copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue.

5.5           Purchaser Public Filings. During the Interim Period, the Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Closing to maintain the listing of the Purchaser Public Units, the Purchaser Ordinary Shares and the Purchaser Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the Purchaser Common Stock and the Purchaser Public Warrants.

5.6           No Solicitation.

(a)                 For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Target Companies (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Target Companies, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to the Purchaser and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination involving Purchaser.

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(b)                During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and the Purchaser, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c)                 Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

5.7          No Trading. Each Party acknowledges and agrees that it is aware, and that its Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of the Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Each Party hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of the Purchaser (other than to engage in the Merger in accordance with Article I), communicate such information to any third party, take any other action with respect to the Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

5.8           Notification of Certain Matters.

(a)                 During the Interim Period, each Party shall give prompt written notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Closing set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed; (e) discovers any fact or circumstance that, or becomes aware of the occurrence of non-occurrence of any event which, if existing or known on the date hereof, would cause the representations and warranties of such Party or its Affiliates made pursuant to this Agreement not to be true and correct in any material respect; or (f) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 5.8(b) below, no such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

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(b)                With respect to a disclosure made pursuant to clause (e) of Section 5.8(a), by written notice in accordance with the terms of this Agreement, the Company may supplement or amend the Company Disclosure Schedules and the Purchaser may supplement or amend the Purchaser Disclosure Schedules, in each case, in respect of any event, circumstance or matter so disclosed (i) that occurred (or, with respect to any existing circumstance, worsened) during the Interim Period, (ii) as to which to such Party or its Affiliates did not have Knowledge as of the date of this Agreement and (iii) that did not arise as a result of the breach of a covenant of such Party or its Affiliates contained in this Agreement (any disclosure meeting such requirement, a “Supplemental Disclosure”). Except as set forth in the final sentence of this Section 5.8(b), no such Supplemental Disclosure shall be deemed to cure any breach for any purpose of this Agreement, including Section 7.2(a) or 7.3(a), as applicable or any indemnification rights under Article VI. Notwithstanding the foregoing, other than with respect to the matters specified on Schedule 5.8(b), if (x) such Supplemental Disclosures of the Company, on the one hand, or the Purchaser, on the other hand, in the aggregate would result in a Material Adverse Effect with respect to such Party, (y) such Party delivers notice to the other Party no later than ten (10) Business Days prior to the Closing that indicates that such Supplemental Disclosures in the aggregate, have resulted in a Material Adverse Effect with respect to such Party, and (z) the Closing nevertheless occurs, any Supplemental Disclosures will be effective to cure and correct for all purposes any breach of any representation or warranty that would have existed if such Party had not made such Supplemental Disclosures.

5.9           Efforts.

(a)                Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

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(b)                 In furtherance and not in limitation of Section 5.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c)                As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

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(d)                Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

5.10         Tax Matters.

(a)                 Notwithstanding anything herein to the contrary, each of the Parties shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. None of the Parties hereto shall take any Tax position contrary to the intended tax treatment described in Section 1.4 on any Tax Return, or in any proceeding, audit, or examination, except to the extent required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(b)                The Purchaser will cause the Company to continue the Company’s historic business or use a significant portion of the Company’s historic business assets in a business within the meaning of Section 1.368-1(d) of the Treasury Regulations, assuming that the assets of, and the business conducted by, the Company on the Closing Date constitute the Company’s historic business assets and historic business, respectively.

(c)                 The Purchaser shall prepare and timely file or shall cause to be prepared and timely filed all Tax Returns for each Target Company required to be filed after the Closing Date; provided, however, that Purchaser (i) shall provide the Seller Representative with a draft copy of each such Tax Return that could reasonably be expected to give rise to an indemnification claim against an Indemnifying Party pursuant to this Agreement (each, a “Pre-Closing Return”) at least twenty (20) days before the due date for the filing of such Pre-Closing Return (including applicable extensions), (ii) shall consider in good faith any comments provided by the Seller Representative and shall incorporate any reasonable comments made by the Seller Representative, and (iii) shall not file any such Pre-Closing Return without the prior written consent of the Seller Representative (which shall not be unreasonably withheld, conditioned or delayed).

(d)                The Purchaser shall not, and following the Closing shall not permit any of its Affiliates to, without the prior written consent of the Seller Representative (not to be unreasonably withheld, conditioned or delayed) (i) voluntarily approach any Governmental Authority regarding any Taxes or Tax Returns of any Target Company that were originally due on or before the Closing Date, (ii) file or amend any Tax Return of any Target Company with respect to any taxable period (or portion thereof) ending on or before the Closing Date, or (iii) make any Tax election or take any position for Tax purposes that is inconsistent with a position taken on a prior Tax Return of the Company or the historic practice of the Company relating to Taxes effective on or before the Closing Date (other than as expressly contemplated by this Agreement).

5.11         CFIUS Matters. The parties agree to reasonably cooperate with one another to comply with any inquiries or orders from the Committee on Foreign Investment in the United States (“CFIUS”) pursuant to Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder, and to take, or cause to be taken, all action reasonably requested or imposed by CFIUS, including entering into a mitigation agreement, letter of assurance, national security agreement, trust agreement or other similar arrangement or agreement in relation to the business and assets of the Company.

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5.12         Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all reasonably necessary notices, reports and other filings.

5.13         The Registration Statement.

(a)                 As promptly as practicable after the date hereof, the Purchaser shall prepare with the reasonable assistance of the Company, and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of all or a portion (as agreed by the Company and Purchaser in good faith) of the Purchaser Common Stock to be issued under this Agreement as the Merger Consideration, which Registration Statement will also contain a proxy statement (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser stockholders for the matters to be acted upon at the Purchaser Special Meeting and providing the Public Shareholders an opportunity in accordance with the Purchaser’s Organizational Documents and the IPO Prospectus to have their Purchaser Ordinary Shares redeemed (the “Redemption”) in conjunction with the stockholder vote on the Purchaser Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser stockholders to vote, at an extraordinary general meeting of Purchaser stockholders to be called and held for such purpose (the “Purchaser Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the transactions contemplated hereby or referred to herein, including the Merger and the Conversion (and, to the extent required, the issuance of any shares in connection with the PIPE Investment or the Company Equity Financing), by the holders of Purchaser Ordinary Shares in accordance with the Purchaser’s Organizational Documents, the BVI Act, the DCGL and the rules and regulations of the SEC and Nasdaq, (ii) the effecting of the Conversion, (iii) the change of name of the Purchaser and the adoption and approval of the Conversion Organizational Documents, (iv) adoption and approval of (A) a new equity incentive plan in substantially the form attached as Exhibit I hereto (the “Incentive Plan”), and which will provide for awards for a number of shares of Purchaser Common Stock (including those for the Assumed Options) equal to five percent (5%) of the aggregate number of shares of Purchaser Common Stock issued and outstanding immediately after the Closing (giving effect to the Redemption) and (B) the assumption of the Company Equity Plan by Purchaser as a new equity incentive plan of Purchaser for the Assumed Options (which will include the number of shares of Purchaser Common Stock that are subject to the Assumed Options), (v) the appointment of the members of the Post-Closing Purchaser Board in accordance with Section 5.18 hereof, (vi) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (vi), collectively, the “Purchaser Shareholder Approval Matters”), and (vii) the adjournment of the Purchaser Special Meeting, if necessary or desirable in the reasonable determination of Purchaser. If on the date for which the Purchaser Special Meeting is scheduled, Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Shareholder Approval, whether or not a quorum is present, Purchaser may make one or more successive postponements or adjournments of the Purchaser Special Meeting. In connection with the Registration Statement, Purchaser will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the Purchaser’s Organizational Documents, the BVI Act, the DGCL and the rules and regulations of the SEC and Nasdaq. Purchaser shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide Purchaser with such information concerning the Target Companies and their stockholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

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(b)                Purchaser shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Purchaser Special Meeting and the Redemption. Each of Purchaser and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Purchaser and, after the Closing, the Purchaser Representative, and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to Purchaser stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the Purchaser’s Organizational Documents.

(c)                Purchaser and the Company shall each provide to EGS and Lowenstein Sandler LLP representation letters containing such representations as shall be reasonably necessary or appropriate to enable each of EGS and Lowenstein Sandler LLP to render such tax opinions as may be required to satisfy the requirements of Item 601 of Regulation S-K promulgated under the Securities Act (the “Tax Representation Letter”). The Tax Representation Letters shall be dated and executed as of the date the Registration Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the filing of the Registration Statement.

(d)                Purchaser, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Purchaser shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that Purchaser or its Representatives receive from the SEC or its staff with respect to the Registration Statement, the Purchaser Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(e)                As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, Purchaser shall distribute the Registration Statement to Purchaser’s stockholders and the Company Stockholders, and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with the BVI Act for a date no later than thirty (30) days following the effectiveness of the Registration Statement.

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(f)                 Purchaser shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Purchaser Special Meeting and the Redemption.

5.14         Company Stockholder Meeting. As promptly as practicable after the Registration Statement has become effective, the Company will call a meeting of its stockholders in order to obtain the Required Company Stockholder Approval (the “Company Special Meeting”), and the Company shall use its reasonable best efforts to solicit from the Company Stockholders proxies in favor of the Required Company Stockholder Approval prior to such Company Special Meeting, and to take all other actions necessary or advisable to secure the Required Company Stockholder Approval, including enforcing the Voting Agreements.

5.15         Public Announcements.

(a)                The Parties agree that during the Interim Period no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent of the Purchaser and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b)                The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, the Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, the Purchaser shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Seller Representative and the Purchaser Representative shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.

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5.16         Confidential Information.

(a)                The Company and the Seller Representative hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of the Purchaser or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without the Purchaser’s prior written consent; and (ii) in the event that the Company, the Seller Representative or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser to the extent legally permitted with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 5.16(a), and (B) in the event that such protective Order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.16(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company and the Seller Representative shall, and shall cause their respective Representatives to, promptly deliver to the Purchaser or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Company and the Seller Representative and their respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Purchaser Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

(b)                The Purchaser hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that the Purchaser or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 5.16(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 5.16(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Purchaser shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at the Purchaser’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Purchaser and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Company Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, the Purchaser and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.

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5.17           Documents and Information. After the Closing Date, the Purchaser and the Company shall, and shall cause their respective Subsidiaries to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Target Companies in existence on the Closing Date and make the same available for inspection and copying by the Purchaser Representative during normal business hours of the Company and its Subsidiaries, as applicable, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed after the seventh (7th) anniversary of the Closing Date by the Purchaser or its Subsidiaries (including any Target Company) without first advising the Purchaser Representative in writing and giving the Purchaser Representative a reasonable opportunity to obtain possession thereof.

5.18           Post-Closing Board of Directors and Executive Officers.

(a)                The Parties shall take all necessary action, including causing the directors of the Purchaser to resign, so that effective as of the Closing, the Purchaser’s board of directors (the “Post-Closing Purchaser Board”) will consist of five (5) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Purchaser Board (i) the two (2) persons that are designated by the Purchaser prior to the Closing (the “Purchaser Directors”), at least one of whom shall qualify as an independent director under Nasdaq rules, and (ii) the three (3) persons that are designated by the Company prior to the Closing (the “Company Directors”), at least two (2) of whom shall be required to qualify as an independent director under Nasdaq rules. Subject to resignations provided by the Company’s directors, the board of directors of the Surviving Corporation immediately after the Closing shall be the same as the board of directors of the Company immediately prior to the Closing. At or prior to the Closing, the Purchaser will provide each Purchaser Director with a customary director indemnification agreement, in form and substance reasonable acceptable to such Purchaser Director.

(b)               The Parties shall take all action necessary, including causing the executive officers of Purchaser to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Purchaser immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

5.19           Indemnification of Directors and Officers; Tail Insurance.

(a)                The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Purchaser or Merger Sub and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Purchaser or Merger Sub (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the Purchaser or Merger Sub, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, the Purchaser shall cause the Organizational Documents of the Purchaser and the Surviving Corporation to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Purchaser and Merger Sub to the extent permitted by applicable Law. The provisions of this Section 5.19 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

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(b)                For the benefit of the Purchaser’s and Merger Sub’s directors and officers, the Purchaser shall be permitted prior to the Effective Time to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, the Purchaser shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and the Purchaser shall timely pay or caused to be paid all premiums with respect to the D&O Tail Insurance.

5.20           Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, and any proceeds received by Purchaser from any PIPE Investment or the Company Equity Financing shall first be used to pay (i) the Purchaser’s accrued Expenses, (ii) the Purchaser’s deferred Expenses (including cash amounts payable to the IPO Underwriter and any legal fees) of the IPO and (iii) any loans owed by the Purchaser to the Sponsor for any Expenses (including deferred Expenses), other administrative costs and expenses incurred by or on behalf of the Purchaser or Extension Expenses and (iii) any other Liabilities of the Purchaser as of the Closing. Such Expenses, as well as any Expenses that are required to be paid by delivery of the Purchaser’s securities, will be paid at the Closing. Any remaining cash will be used for working capital and general corporate purposes of the Purchaser and the Surviving Corporation.

5.21           PIPE Investment; Company Equity Financing.

(a)                Without limiting anything to the contrary contained herein, during the Interim Period, Purchaser may, but shall not be required to, enter into and consummate subscription agreements with investors relating to a private equity investment in Purchaser to purchase shares of Purchaser in connection with a private placement, and/or enter into backstop arrangements with potential investors, in either case on terms mutually agreeable to the Company and Purchaser, acting reasonably (a “PIPE Investment”), and, if Purchaser elects to seek a PIPE Investment, Purchaser and the Company shall, and shall cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with such PIPE Investment and use their respective commercially reasonable efforts to cause such PIPE Investment to occur (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by Purchaser).

(b)                During the Interim Period, the Company may secure equity financing through the issuance of equity (and not debt or convertible debt) securities of the Company or the Purchaser, which financing may result in net proceeds to the Purchaser and/or the Company (the “Company Equity Financing”). The terms and conditions of the Company Equity Financing shall be subject to the prior approval of the Purchaser, such approval not to be unreasonably withheld, conditioned or delayed.

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5.22           Company Charter Amendment. The Company shall use its best efforts to, as promptly as practicable (but in any event within twenty (20) Business Days) after the effective date of the Registration Statement, (a) obtain (the “Company Charter Amendment Consent”) the written consent of its stockholders, including holders of a majority of the Company Preferred Stock, to amend the Company Charter (the “Company Charter Amendment”) to provide that (i) the distribution of amounts to the Company Stockholders (after taking into account the Escrow Shares), shall be made in accordance with the terms of this Agreement and the Escrow Agreement, and (ii) the calculation by the Company of amounts to be distributed to the Company Stockholders in connection with this Agreement and the Escrow Agreement shall be binding on all of the Company Stockholders, and (b) file the Company Charter Amendment with the Secretary of State of the State of Delaware.

5.23           Convertible Note Amendment. The Company shall use its best efforts to, as promptly as possible (but in any event within twenty (20) Business Days) after the effective date of the Registration Statement, obtain amendments in substantially the form attached as Exhibit J hereto (in each case, with the amount of the “Conversion Price” (as defined therein) subject to the prior written consent of the Purchaser, such consent not to be unreasonably withheld, delayed or conditioned) (the “Convertible Note Amendment”) to each of the Convertible Promissory Notes duly executed by the Company and the holders of a majority of the aggregate principal balances of each of the series of Convertible Promissory Notes then outstanding, on terms and conditions reasonably acceptable to Purchaser, pursuant to which, immediately prior to the Closing, all of the issued and outstanding Convertible Promissory Notes will convert into shares of Company Common Stock.

Article VI
SURVIVAL AND INDEMNIFICATION

6.1            Survival.

(a)                All representations and warranties of the Company contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until and including the Expiration Date; provided, however, that Fraud Claims relating to the Company shall survive indefinitely. If a Claim Notice for a claim of a breach of any representation or warranty has been given before the Expiration Date, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants, obligations and agreements of the Company contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished by the Company pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms.

(b)                The representations and warranties of the Purchaser contained in this Agreement or in any certificate or instrument delivered by or on behalf of Purchaser or the Purchaser Representative pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Purchaser, the Purchaser Representative, and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Purchaser, the Purchaser Representative or their respective Representatives with respect thereto. The covenants and agreements made by the Purchaser and/or the Purchaser Representative in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

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6.2               Indemnification. Subject to the terms and conditions of this Article VI and as acknowledged in the Letter of Transmittal executed by each Company Stockholder, from and after the Closing, the Company Stockholders and their respective successors and assigns (each, with respect to any claim made pursuant to this Agreement, an “Indemnifying Party”) will severally (based on their Pro Rata Share) indemnify, defend and hold harmless the Purchaser, the Purchaser Representative, their respective Affiliates and each of their respective officers, directors, managers, employees, successors and permitted assigns (each, with respect to any claim made pursuant to this Agreement, an “Indemnified Party”) from and against any and all losses, Actions, Orders, Liabilities, damages (including consequential damages either (x) to the extent reasonably foreseeable and reasonably certain and awarded by a Specified Court or (y) awarded to a third party in a Third Party Claim), diminution in value (to the extent awarded by a Specified Court), Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnified Party to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): (a) the breach of any representation or warranty made by the Company set forth in this Agreement or in any certificate delivered by the Company, any Company Stockholder or the Seller Representative; (b) the breach of any covenant or agreement on the part of the Company or, after the Closing, the Purchaser, set forth in this Agreement or in any certificate delivered by the Company, any Company Stockholder or the Seller Representative; (c) any Action by Person(s) who were (i) holders of equity securities of a Target Company, including options, warrants, convertible debt or other convertible securities or other rights to acquire equity securities of a Target Company, prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities or (ii) a director, officer, employee or consultant of a Target Company arising out of or relating to the failure to grant promised Company Securities, except for any Action related to the promised options disclosed as Item 1 on Schedule 4.3(b); or (d) any Action resulting from the Company’s failure to obtain the Company Charter Amendment Consent or the Convertible Note Amendment (any such indemnification claims pursuant to this clause (d), “Consent Claims”).

6.3               Limitations and General Indemnification Provisions.

(a)                Except as otherwise expressly provided in this this Article VI, the Indemnified Parties will not be entitled to receive any indemnification payments under clause (a) of Section 6.2 unless and until the aggregate amount of Losses incurred by the Indemnified Parties for which they are otherwise entitled to indemnification under this Article VI exceeds Six Hundred Thousand U.S. Dollars ($600,000) (the “Deductible”), in which case the Indemnifying Parties shall be obligated to the Indemnified Parties for the amount of all Losses of the Indemnified Parties in excess of the Deductible; provided, however, that the Deductible shall not apply to (i) indemnification claims for breaches of any of the representations and warranties of the Company contained in Sections 4.1 (Organization and Standing), 4.2 (Authorization; Binding Agreement), 4.3 (Capitalization), 4.4 (Subsidiaries), 4.7(c) (Indebtedness) and 4.27 (Finders and Brokers), (ii) Consent Claims or (iii) Fraud Claims.

(b)                The maximum aggregate amount of indemnification payments to which the Indemnifying Parties will be obligated to pay in the aggregate (excluding Fraud Claims and Consent Claims) shall not exceed the amount of the Escrow Property in the Escrow Account at such time, and (i) in the case of Fraud Claims, shall not exceed an amount equal to the Merger Consideration actually paid (based on the Redemption Price) and (ii) in the case of Consent Claims, shall not exceed an amount equal to the sum of (a) the Escrow Property in the Escrow Account at such time plus (b) One Million Dollars ($1,000,000).

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(c)                In no event shall any Indemnified Party be entitled to recover or make a claim for any amounts in respect of, and in no event shall Losses be deemed to include, any punitive, special or exemplary damages except to the extent actually paid to a third party in a Third Party Claim.

(d)                Solely for purposes of determining the amount of Losses under this Article VI (and, for the avoidance of doubt, not for purposes of determining whether there has been a breach giving rise to the indemnification claim), all of the representations, warranties and covenants set forth in this Agreement (including the disclosure schedules hereto) or any Ancillary Document that are qualified by materiality, Material Adverse Effect or words of similar import or effect will be deemed to have been made without any such qualification.

(e)                No investigation or knowledge by an Indemnified Party or the Purchaser Representative or their respective Representatives of a breach of a representation, warranty, covenant or agreement of an Indemnifying Party shall affect the representations, warranties, covenants and agreements of the Indemnifying Party or the recourse available to the Indemnified Parties under any provision of this Agreement, including this Article VI, with respect thereto.

(f)                 An Indemnified Party shall exercise commercially reasonable efforts to reasonably mitigate the amounts of any Losses.

(g)                The amount of any Losses suffered or incurred by any Indemnified Party shall be reduced by (i) any amounts actually recovered by the Indemnified Party pursuant to any indemnification by, or indemnification agreement with, any third party that is not an Indemnified Party, (ii) the amount of any insurance proceeds paid to the Indemnified Party or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), net of the costs of collection and the increases in insurance premiums resulting from such Loss or insurance payment, and (iii) the amount of any Tax savings or benefits actually realized (as determined on a cash with and without basis) by the Indemnified Party and/or its Affiliates by the end of the taxable year in which the circumstances originally giving rise to such Losses occur that is attributable to any deduction, loss, credit or other Tax benefit resulting from or arising out of such Losses (each source of recovery referred to in clauses (i), (ii) and (iii), a “Collateral Source”). If the amount to be netted hereunder in connection with a Collateral Source from any payment required under this Article VI is determined after payment by or on behalf of the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to this Article VI, then the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay or cause to be paid pursuant to this Article VI had such determination been made at the time of such payment, and any excess recovery from a Collateral Source shall be applied to reduce any future payments to be made by or on behalf of the Indemnifying Party pursuant to this Article VI.

(h)                Notwithstanding anything to the contrary in this Agreement, no Indemnified Party will be entitled to indemnification under this Agreement with respect to, or based on, Taxes to the extent such Taxes (i) are attributable to taxable periods (or portions thereof) beginning after the Closing Date, (ii) are due to the unavailability in any taxable period (or portion thereof) beginning after the Closing Date of any net operating losses, credit or other Tax attributes from a taxable period (or portion thereof) ending on or before the Closing Date, (iii) result from transactions or actions taken by Purchaser or any of its Affiliates after the Closing that are not contemplated by this Agreement (including, for the avoidance of doubt, any action in breach of the covenants set forth in Section 5.10), or (iv) do not arise from a Third Party Claim or do not relate to a breach of the representations and warranties set forth in Section 4.14(a) as a result of such Taxes having not been adequately reserved for in the Company Financials in accordance with GAAP.

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6.4               Indemnification Procedures.

(a)                The Purchaser Representative shall have the sole right to act on behalf of the Indemnified Parties with respect to any indemnification claims made pursuant to this Article VI, including bringing and settling any indemnification claims hereunder and receiving any notices on behalf of the Indemnified Parties. The Seller Representative shall have the sole right to act on behalf of the Indemnifying Parties with respect to any indemnification claims made pursuant to this Article VI, including defending and settling any indemnification claims hereunder and receiving any notices on behalf of the Indemnifying Parties.

(b)                In order to make a claim for indemnification hereunder, the Purchaser Representative on behalf of an Indemnified Party must provide written notice (a “Claim Notice”) of such claim to the Seller Representative on behalf of the Indemnifying Parties and to the Escrow Agent, which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable (provided, that the Purchaser Representative may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to the Seller Representative and the Escrow Agent); provided, that the copy of any Claim Notice provided to the Escrow Agent shall be redacted for any confidential or proprietary information of the Indemnifying Party or the Indemnified Party described in clause (i).

(c)                In the case of any claim for indemnification under this Article VI arising from a claim of a third party (including any Governmental Authority) (a “Third Party Claim”), the Purchaser Representative must give a Claim Notice with respect to such Third Party Claim to the Seller Representative promptly (but in no event later than thirty (30) days) after the Indemnified Party’s receipt of notice of such Third Party Claim; provided, that the failure to timely give such notice will not relieve the Indemnifying Party of its indemnification obligations except to the extent that the defense of such Third Party Claim is prejudiced by the failure to timely give such notice. The Seller Representative will have the right to defend and to direct the defense against any such Third Party Claim in its name and at its expense, and with counsel selected by the Seller Representative, unless (i) the Seller Representative fails to acknowledge to the Purchaser Representative the obligations of the Indemnifying Party to the Indemnified Party within twenty (20) days after receiving notice of such Third Party Claim or contests, in whole or in part, its indemnification obligations therefor or (ii) at any time while such Third Party Claim is pending, (A) there is a conflict of interest between the Seller Representative on behalf of the Indemnifying Party and the Purchaser Representative on behalf of the Indemnified Party in the conduct of such defense, (B) the applicable third party alleges a Fraud Claim, (C) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnified Party or (D) the amount of the Third Party Claim exceeds or is reasonably expected to exceed the value of the remaining Escrow Property in the Escrow Account (after deducting any amounts for pending but unresolved indemnification claims and resolved but unpaid indemnification claims). If the Seller Representative on behalf of the Indemnifying Party elects, and is entitled, to compromise or defend such Third Party Claim, it will within twenty (20) days (or sooner, if the nature of the Third Party Claim so requires) notify the Purchaser Representative of its intent to do so, and the Purchaser Representative and the Indemnified Party will, at the request and expense of the Seller Representative, cooperate in the defense of such Third Party Claim. If the Seller Representative on behalf of the Indemnifying Party elects not to, or at any time is not entitled under this Section 6.3(g) to, compromise or defend such Third Party Claim, fails to notify the Purchaser Representative of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the Purchaser Representative on behalf of the Indemnified Party may pay, compromise or defend such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Party will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnified Party or the Purchaser Representative without the prior written consent of the Seller Representative on behalf of the Indemnifying Party (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnified Party will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnified Party or where any delay in payment would cause the Indemnified Party material economic loss. The Seller Representative’s right on behalf of the Indemnifying Party to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, that no such compromise or settlement will obligate the Indemnified Party to agree to any settlement that that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnified Party other than the execution of a release for such Third Party Claim and/or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the Purchaser Representative on behalf of the Indemnified Party (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding the Seller Representative’s right on behalf of the Indemnifying Party to compromise or settle in accordance with the immediately preceding sentence, the Seller Representative on behalf of the Indemnifying Party may not settle or compromise any Third Party Claim over the objection of the Purchaser Representative on behalf of the Indemnified Party; provided, however, that consent by the Purchaser Representative on behalf of the Indemnified Party to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Purchaser Representative on behalf of the Indemnified Party will have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Seller Representative’s right on behalf of the Indemnifying Party to direct the defense. For the avoidance of doubt, the Indemnifying Party shall not be responsible for any attorneys’ fees or other costs or expenses incurred by the Indemnified Party in connection with its participation in the defense of the Third Party Claim during the period in which the Seller Representative on behalf of the Indemnifying Party is controlling the defense pursuant to this Section 6.4.

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(d)                With respect to any direct indemnification claim that is not a Third Party Claim, the Seller Representative on behalf of the Indemnifying Party will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If the Seller Representative on behalf of the Indemnifying Party does not respond within such thirty (30) days, the Seller Representative on behalf of the Indemnifying Party will be deemed to have accepted responsibility for the Losses set forth in such Claim Notice subject to the limitations on indemnification set forth in this Article VI and will have no further right to contest the validity of such Claim Notice. If the Seller Representative responds within such thirty (30) days and rejects such claim in whole or in part, the Purchaser Representative on behalf of the Indemnified Party will be free to pursue such remedies as may be available under this Agreement (subject to Section 10.4), any Ancillary Documents or applicable Law.

6.5               Indemnification Payments. Any indemnification claims against the Indemnifying Parties (other than for Consent Claims or Fraud Claims) shall be satisfied solely by the Escrow Property (with such indemnification first be applied against the Escrow Shares and then against any other Escrow Property), and no Indemnifying Party shall be required to make any out-of-pocket payment for indemnification other than in connection with Consent Claims or Fraud Claims. Any indemnification obligation of an Indemnifying Party under this Article VI will be paid within five (5) Business Days after the determination of such obligation in accordance with Section 6.3(a) (and the Purchaser Representative and the Seller Representative will provide or cause to be provided to the Escrow Agent any written instructions or other information or documents required by the Escrow Agent to do so). Notwithstanding anything to the contrary contained herein, any indemnification payments will be made to Purchaser or its successors. With respect to any indemnification payment, the value of each Escrow Share or any other share of Purchaser Common Stock for purposes of determining the indemnification payment shall be the Purchaser Share Price on the date that the indemnification claim is finally determined in accordance with this Article VI. Any Escrow Shares or other shares of Purchaser Common Stock received by Purchaser as an indemnification payment shall be promptly cancelled by Purchaser after its receipt thereof. Without limiting any of the foregoing or any other rights of the Indemnified Parties under this Agreement or any Ancillary Document or at law or equity, in the event that an Indemnifying Party fails or refuses to promptly indemnify an Indemnified Party as provided herein or otherwise fails or refuses to make any payments required under any Ancillary Document, in either case, where it is established that such Indemnifying Party is obligated to provide such indemnification or to make such payment, the applicable Indemnified Party shall, in its sole discretion, be entitled to claim a portion of the shares of Purchaser Common Stock then owned by such Indemnifying Party up to an amount equal in value (based on the then current Purchaser Share Price) to the amount owed by such Indemnifying Party. In the event that such Indemnifying Party fails to promptly transfer any such shares of Purchaser Common Stock pursuant to this Section 6.5, the Purchaser Representative on behalf of Purchaser shall be and hereby is authorized as the attorney-in-fact for such Indemnifying Party to transfer such shares of Purchaser Common Stock to the proper recipient thereof as required by this Section 6.5, and may transfer such shares of Purchaser Common Stock and cancel the stock certificates for such shares on the books and records of Purchaser and issue new stock certificates to such transferee and may instruct its agents and any exchanges on which Purchaser Common Stock is listed or traded to do the same.

6.6               Exclusive Remedy. From and after the Closing, except with respect to Fraud Claims or claims seeking injunctions, specific performance or other equitable relief (including pursuant to Section 10.7), or claims under the terms of the Letters of Transmittal or other Ancillary Documents, indemnification pursuant to this Article VI shall be the sole and exclusive remedy for the Parties with respect to matters arising under this Agreement of any kind or nature, including for any misrepresentation or breach of any warranty, covenant, or other provision contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or otherwise relating to the subject matter of this Agreement, including the negotiation and discussion thereof.

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Article VII
CLOSING CONDITIONS

7.1               Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Merger and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Company and the Purchaser of the following conditions:

(a)                Required Purchaser Shareholder Approval. The Purchaser Shareholder Approval Matters that are submitted to the vote of the shareholders of the Purchaser at the Purchaser Special Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the shareholders of the Purchaser at the Purchaser Special Meeting in accordance with the Purchaser’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Purchaser Shareholder Approval”).

(b)                Required Company Stockholder Approval. The Company Special Meeting shall have been held in accordance with the DGCL and the Company’s Organizational Documents, and at such meeting, the requisite vote of the Company Stockholders (including any separate class or series vote that is required, whether pursuant to the Company’s Organizational Documents, any stockholder agreement or otherwise) shall have authorized, approved and consented to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the Company is or is required to be a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Merger (the “Required Company Stockholder Approval”).

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(c)                Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(d)                Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(e)                Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 7.1(e) shall have each been obtained or made.

(f)                 No Adverse Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(g)                Net Tangible Assets Test. Upon the Closing, after giving effect to the Redemption and any PIPE Investment or Company Equity Financing, the Purchaser shall have net tangible assets of at least $5,000,001.

(h)                No Litigation. There shall not be any pending Action seeking to enjoin the consummation of the Merger and the other transactions contemplated by this Agreement.

(i)                 Purchaser Conversion. The Conversion shall have been consummated in accordance with Section 1.7.

(j)                 Appointment to the Board. The members of the Post-Closing Purchaser Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 5.18.

(k)                Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.

7.2               Conditions to Obligations of the Company. In addition to the conditions specified in Section 7.1, the obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a)                Representations and Warranties. All of the representations and warranties of the Purchaser set forth in this Agreement and in any certificate delivered by or on behalf of the Purchaser pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date (with “State of Delaware” being substituted for “British Virgin Islands” in Section 3.1 and “DGCL” being substituted for “BVI Act” in Section 3.5(a)), except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Purchaser.

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(b)                Agreements and Covenants. The Purchaser shall have performed in all material respects all of the Purchaser’s obligations and complied in all material respects with all of the Purchaser’s agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)                No Purchaser Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Purchaser since the date of this Agreement which is continuing and uncured.

(d)                Closing Deliveries.

(i)                 Officer Certificate. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of the Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(c).

(ii)               Secretary Certificate. The Purchaser shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Purchaser’s Organizational Documents as in effect as of the Closing Date (after giving effect to the Conversion), (B) the resolutions of the Purchaser’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required Purchaser Shareholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which the Purchaser is or is required to be a party or otherwise bound.

(iii)             Good Standing. The Purchaser shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for the Purchaser certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Purchaser’s jurisdiction of organization and from each other jurisdiction in which the Purchaser is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv)              Escrow Agreement. The Company shall have received a copy of the Escrow Agreement, duly executed by the Purchaser and the Escrow Agent.

(v)                Lock-Up Agreements. The Company shall have received a Lock-Up Agreement for each Significant Company Holder, duly executed by the Purchaser and the Purchaser Representative, and each Lock-Up Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

(vi)              Bhat Employment Agreement. The Company shall have received an employment agreement with Laxminarayan Bhat in substantially the form attached as Exhibit K hereto (the “Bhat Employment Agreement”), duly executed by the Purchaser.

7.3               Conditions to Obligations of the Purchaser. In addition to the conditions specified in Section 7.1, the obligations of the Purchaser and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Purchaser) of the following conditions:

(a)                Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered by or on behalf of the Company pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Target Companies, taken as a whole.

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(b)                Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)                No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Target Companies taken as a whole since the date of this Agreement which is continuing and uncured.

(d)                Company Charter Amendment. The Company shall have received, and delivered to the Purchaser, a copy of the Company Charter Amendment Consent and a copy of the Company Charter Amendment certified by the Secretary of State of the State of Delaware.

(e)                Convertible Note Amendment. The Company shall have received, and delivered to the Purchaser, a copy of the Convertible Note Amendment, and all of the outstanding Convertible Promissory Notes and Company Interim Period Notes shall have been converted into Company Common Stock immediately prior to the Closing.

(f)                 Non-Competition Agreement. The Non-Competition Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

(g)                Closing Deliveries.

(i)                 Officer Certificate. The Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.3(a), 7.3(b) and 7.3(c)

(ii)               Secretary Certificate. The Company shall have delivered to the Purchaser a certificate executed by the Company’s secretary certifying as to the validity and effectiveness of, and attaching, (A) copies of the Company’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the requisite resolutions of the Company’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company is or is required to be a party or bound, and the consummation of the Merger and the other transactions contemplated hereby and thereby, and the adoption of the Surviving Corporation Organizational Documents, and recommending the approval and adoption of the same by the Company Stockholders at a duly called meeting of stockholders, (C) evidence that the Required Company Stockholder Approval has been obtained and (D) the incumbency of officers of the Company authorized to execute this Agreement or any Ancillary Document to which the Company is or is required to be a party or otherwise bound.

(iii)             Good Standing. The Company shall have delivered to the Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for each Target Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Target Company’s jurisdiction of organization and from each other jurisdiction in which the Target Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

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(iv)              Certified Charter. The Company shall have delivered to the Purchaser a copy of the Company Charter, as in effect as of immediately prior to the Effective Time, certified by the Secretary of State of the State of Delaware as of a date no more than ten (10) Business Days prior to the Closing Date.

(v)                Bhat Employment Agreement. The Purchaser shall have received the Bhat Employment Agreement, duly executed by Laxminarayan Bhat.

(vi)              Escrow Agreement. The Purchaser shall have received a copy of the Escrow Agreement, duly executed by the Seller Representative and the Escrow Agent.

(vii)            Resignations. Subject to the requirements of Section 5.18, the Purchaser shall have received written resignations, effective as of the Closing, of each of the directors and officers of the Company as requested by the Purchaser prior to the Closing.

(viii)          Registered Agent Letter. The Purchaser shall receive a copy of the letter, executed by all parties thereto, in the agreed form, to the Delaware registered agent of the Company from the client of record of such registered agent instructing it to take instruction from the Purchaser (or its nominees) from Closing.

(ix)              Lock-Up Agreements. The Purchaser shall have received a Lock-Up Agreement for each Significant Company Holder, duly executed by such Significant Company Holder, and each Lock-Up Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

(x)                Termination of Certain Contracts. The Purchaser shall have received evidence reasonably acceptable to the Purchaser that the Contracts involving the Target Companies and/or Company Security Holders or other Related Persons set forth on Schedule 7.3(g)(x) shall have been terminated with no further obligation or Liability of the Target Companies thereunder.

(xi)              Payoff Obligations. The Purchaser shall have received evidence reasonably acceptable to the Purchaser that the Payoff Obligations have been extinguished and satisfied in full at or prior to the Closing.

7.4               Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company or Company Stockholder) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article VIII
TERMINATION AND EXPENSES

8.1               Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a)                by mutual written consent of the Purchaser and the Company;

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(b)                by written notice by the Purchaser or the Company if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by September 25, 2020 (the “Outside Date”) (provided, that if Purchaser seeks and obtains an Extension, Purchaser shall have the right by providing written notice thereof to the Company to extend the Outside Date for an additional period equal to the shortest of (i) three (3) additional months, (ii) the period ending on the last date for Purchaser to consummate its Business Combination pursuant to such Extension and (iii) such period as determined by Purchaser); provided, however, the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c)                by written notice by either the Purchaser or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d)                by written notice by the Company to Purchaser, if (i) there has been a breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Purchaser or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if at such time the Company is in material uncured breach of this Agreement;

(e)                by written notice by the Purchaser to the Company, if (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Company or (B) the Outside Date; provided, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if at such time the Purchaser is in material uncured breach of this Agreement;

(f)                 by written notice by the Purchaser to the Company, if there shall have been a Material Adverse Effect on the Target Companies taken as a whole following the date of this Agreement which is uncured and continuing;

(g)                by written notice by either the Purchaser or the Company to the other, if the Purchaser Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Purchaser’s stockholders have duly voted, and the Required Purchaser Shareholder Approval was not obtained;

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(h)                by written notice by either the Purchaser or the Company to the other, if the Company Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Company Stockholders have duly voted, and the Required Company Stockholder Approval was not obtained;

(i)                 by written notice by the Purchaser to the Company, if the Company has not received and delivered to the Company the Company Charter Amendment Consent and filed the Company Charter Amendment with the Secretary of State of the State of Delaware on or prior to the twentieth (20th) Business Day after the effective date of the Registration Statement (provided, that upon the Company receiving and delivering to the Company the Company Charter Amendment Consent and filing the Company Charter Amendment with the Secretary of State of the State of Delaware, the Purchaser shall not be permitted thereafter to terminate under this Section 8.1(i)); or

(j)                 by written notice by the Purchaser to the Company, if the Company has not received and delivered to the Company the Convertible Note Amendment on or prior to the twentieth (20th) Business Day after the effective date of the Registration Statement (provided, that upon the Company receiving and delivering to the Purchaser the Convertible Note Amendment, the Purchaser shall not be permitted thereafter to terminate under this Section 8.1(j)).

8.2               Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 8.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 8.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 5.15, 5.16, 8.3, 8.4, 9.1, Article X and this Section 8.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 9.1). Without limiting the foregoing, and except as provided in Sections 8.3 and this Section 8.2 (but subject to Section 9.1) and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 10.7, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 8.1.

8.3               Fees and Expenses. Subject to Sections 8.4, 9.1, 10.14 and 10.15 all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement. With respect to the Purchaser, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination and any Extension Expenses.

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8.4               Termination Fee.

(a)                Notwithstanding Section 8.3 above, in the event that there is a valid and effective termination of this Agreement by Purchaser pursuant to Section 8.1(e) (but only in the case of termination for any uncured willful breaches by the Company of any of its representations, warranties, covenants or obligations under this Agreement or Fraud Claims against the Company), Section 8.1(i) or Section 8.1(j) then the Company shall pay to Purchaser a termination fee equal to One Million U.S. Dollars ($1,000,000) (the “Company Termination Fee”). The Company Termination Fee shall be paid by wire transfer of immediately available funds to an account designated in writing by Purchaser within five (5) Business Days after such termination.

(b)                Notwithstanding Section 8.3 above, but subject to Section 9.1, in the event that there is a valid and effective termination of this Agreement by the Company pursuant to Section 8.1(d) (but only in the case of termination for any uncured willful breaches by the Purchaser of any of its representations, warranties, covenants or obligations under this Agreement or Fraud Claims against the Purchaser), then Purchaser shall pay to the Company a termination fee in cash equal to up to Two Hundred Fifty Thousand U.S. Dollars ($250,000) in Expenses actually incurred by or on behalf of the Company or any of its Affiliates in connection with the authorization, preparation, negotiation, execution or performance of this Agreement or the Ancillary Documents or the Merger or the other transactions contemplated hereby or thereby, including any related SEC filings, the Registration Statement, and any PIPE Investment or Company Equity Financing (such aggregate amount, the “Purchaser Termination Fee”, and each of the Company Termination Fee and the Purchaser Termination Fee, a “Termination Fee”). Notwithstanding the foregoing, the Purchaser Termination Fee shall only be payable by Purchaser upon the earlier of Purchaser’s completion of a Business Combination with another Person thereafter or the dissolution and liquidation of Purchaser (in each case, solely to the extent of funds outside of the Trust Account after payment of the amounts owed to Public Shareholders with respect to their Purchaser Common Stock either in connection with such dissolution and liquidation or pursuant to redemptions in connection with such Business Combination, and without recourse against the Public Shareholders) or, if later, five (5) Business Days after the Company shall have delivered to Purchaser the amount of such Expenses, along with reasonable documentation in connection therewith, by wire transfer of immediately available funds to an account designated in writing by the Company.

(c)                Notwithstanding anything to the contrary in this Agreement, the Parties expressly acknowledge and agree that, with respect to any termination of this Agreement in circumstances where a Termination Fee is payable, the payment of the Termination Fee shall, in light of the difficulty of accurately determining actual damages, constitute liquidated damages with respect to any claim for damages or any other claim which the terminating Party or its Affiliates would otherwise be entitled to assert against the other Party or any of its Affiliates or any of their respective assets, or against any of their respective directors, officers, employees or shareholders with respect to this Agreement and the transactions contemplated hereby and shall constitute the sole and exclusive remedy available to the terminating Party or its Affiliates, provided, that the foregoing shall not limit (x) the other Party or its Affiliates from Liability for any Fraud Claim relating to events occurring prior to termination of this Agreement or (y) the rights of Purchaser of the Company, as applicable, to seek specific performance or other injunctive relief in lieu of terminating this Agreement.

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Article IX
WAIVERS AND RELEASES

9.1               Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company and the Seller Representative each hereby represents and warrants that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public shareholders (including overallotment shares acquired by Purchaser’s underwriters) (the “Public Shareholders”) and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their Purchaser Ordinary Shares in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to Purchaser’s Organizational Documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Shareholders if the Purchaser fails to consummate a Business Combination within eighteen (18) months after the closing of the IPO, which has since been extended by amendment to Purchaser’s Organizational Documents to September 28, 2020 (after giving effect to the execution and delivery of this Agreement), and subject to further extension by amendment to Purchaser’s Organizational Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes, and (d) to Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and the Seller Representative hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company or the Seller Representative nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Purchaser or any of its Representatives, on the one hand, and the Company, the Seller Representative or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each of the Company and the Seller Representative on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company and the Seller Representative each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and each of the Company and the Seller Representative further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent that the Company or the Seller Representative or any of their respective Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Purchaser or its Representatives, each of the Company and the Seller Representative hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company or the Seller Representative or any of their respective Affiliates commences Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, Purchaser and its Representatives, as applicable, shall be entitled to recover from the Company, the Seller Representative and their respective Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event Purchaser or its Representatives, as applicable, prevails in such Action. This Section 9.1 shall survive termination of this Agreement for any reason and continue indefinitely.

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Article X
MISCELLANEOUS

10.1           Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser or Merger Sub at or prior to the Closing, to:

Tenzing Acquisition Corp.
250 W. 55th St., Suite 13D
New York, NY 10019
Attn: Rahul Nayar, CEO
Telephone No.: (212) 710-5220
Email: rnayar@shreecap.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq.

  Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com

   mgray@egsllp.com

If to the Purchaser Representative, to: Tenzing LLC 250 W. 55th St., Suite 13D New York, NY 10019 Attn: Rahul Nayar Telephone No.: (212) 710-5220 Email: rnayar@shreecap.com with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq.

  Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com

   mgray@egsllp.com

If to the Company or the Surviving Corporation, to:

Reviva Pharmaceuticals, Inc.
19925 Stevens Creek Blvd., Suite 100
Cupertino, CA 95014
Attn: Laxminarayan Bhat
Facsimile No.: (408) 904.6270
Telephone No.: (408) 501-8881
Email: lbhat@revivapharma.com

with a copy (which will not constitute notice) to:

Lowenstein Sandler LLP
One Lowenstein Drive
Roseland, New Jersey 07068
Attn: Steven M. Skolnick, Esq.
Facsimile No.: (973) 597-2477
Telephone No.: (973) 597-2476
Email: sskolnick@lowenstein.com

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If to the Seller Representative to: Laxminarayan Bhat 19925 Stevens Creek Blvd., Suite 100 Cupertino, CA 95014 Facsimile No.: (408) 904.6270 Telephone No.: (408) 501-8881 Email: lbhat@revivapharma.com with a copy (which will not constitute notice) to:

Lowenstein Sandler LLP
One Lowenstein Drive
Roseland, New Jersey 07068
Attn: Steven M. Skolnick, Esq.
Facsimile No.: (973) 597-2477
Telephone No.: (973) 597-2476
Email: sskolnick@lowenstein.com

If to the Purchaser after the Closing, to:

Reviva Pharmaceuticals Holdings, Inc.
19925 Stevens Creek Blvd., Suite 100
Cupertino, CA 95014
Attn: Laxminarayan Bhat
Facsimile No.: (408) 904.6270
Telephone No.: (408) 501-8881
Email: lbhat@revivapharma.com

and

the Purchaser Representative

with a copy (which will not constitute notice) to:

Lowenstein Sandler LLP
One Lowenstein Drive
Roseland, New Jersey 07068
Attn: Steven M. Skolnick, Esq.
Facsimile No.: (973) 597-2477
Telephone No.: (973) 597-2476
Email: sskolnick@lowenstein.com

and

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq.
Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com
mgray@egsllp.com

10.2           Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Company (and after the Closing, the Purchaser Representative and the Seller Representative), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

10.3           Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 5.19, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

10.4           Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 10.4, and any dispute to be determined by the Independent Expert in accordance with Section 1.18) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 10.4. A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the state of New York. Time is of the essence. Each party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English.

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10.5           Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Subject to Sections 1.18 and 10.4, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Subject to Sections 1.18 and 10.4, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 10.1. Nothing in this Section 10.5 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

10.6           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

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10.7           Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

10.8           Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

10.9           Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser, the Company, the Purchaser Representative and the Seller Representative.

10.10        Waiver. The Purchaser on behalf of itself and its Affiliates, the Company on behalf of itself and its Affiliates, and the Seller Representative on behalf of itself and the Company Stockholders, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby (including by the Purchaser Representative or the Seller Representative in lieu of such Party to the extent provided in this Agreement). Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Closing shall also require the prior written consent of the Purchaser Representative.

10.11        Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

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10.12        Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Purchaser its stockholders under the BVI Act or DGCL, as then applicable, or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of the Purchaser and its Representatives and the Purchaser and its Representatives have been given access to the electronic folders containing such information.

10.13        Counterparts. This Agreement and each Ancillary Document may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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10.14        Purchaser Representative.

(a)                The Purchaser, on behalf of itself and its Subsidiaries, successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints George Syllantavos, in the capacity as the Purchaser Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) bringing, managing, controlling, defending and settling on behalf of an Indemnified Party any indemnification claims by any of them under Article VI; (ii) controlling and making any determinations with respect to the achievement of the Earnout Milestones under Section 1.18; (iii) acting on behalf of such Person under the Escrow Agreement; (iv) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which the Purchaser Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Purchaser Representative Documents”); (v) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Purchaser Representative Documents; (vi) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Purchaser Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Purchaser Representative and to rely on their advice and counsel; (vii) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable out-of-pocket fees and expenses allocable or in any way relating to such transaction or any indemnification claim; and (viii) otherwise enforcing the rights and obligations of any such Persons under any Purchaser Representative Documents, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that the Parties acknowledge that the Purchaser Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the holders of Purchaser Securities (other than the Company Security Holders immediately prior to the Effective Time and their respective successors and assigns). All decisions and actions by the Purchaser Representative, including any agreement between the Purchaser Representative and the Company, Seller Representative, any Company Stockholders or Indemnifying Party relating to the defense or settlement of any claims for which an Indemnifying Party may be required to indemnify an Indemnified Party pursuant to Article VI, shall be binding upon the Purchaser and its Subsidiaries, successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.14 are irrevocable and coupled with an interest. The Purchaser Representative hereby accepts its appointment and authorization as the Purchaser Representative under this Agreement.

(b)                The Purchaser Representative shall not be liable for any act done or omitted under any Purchaser Representative Document as the Purchaser Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Purchaser shall indemnify, defend and hold harmless the Purchaser Representative from and against any and all Losses incurred without gross negligence, bad faith or willful misconduct on the part of the Purchaser Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Purchaser Representative’s duties under any Purchaser Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Purchaser Representative. In no event shall the Purchaser Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Purchaser Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Purchaser Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Purchaser Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Purchaser, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Purchaser Representative may deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Purchaser Representative under this Section 10.14 shall survive the Closing and continue indefinitely.

(c)                The Person serving as the Purchaser Representative may resign upon ten (10) days’ prior written notice to the Purchaser and the Seller Representative, provided, that the Purchaser Representative appoints in writing a replacement Purchaser Representative. Each successor Purchaser Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Purchaser Representative, and the term “Purchaser Representative” as used herein shall be deemed to include any such successor Purchaser Representatives.

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10.15        Seller Representative.

(a)                Each Company Stockholder, by delivery of a Letter of Transmittal, on behalf of itself and its successors and assigns, hereby irrevocably constitutes and appoints Laxminarayan Bhat, in his capacity as the Seller Representative, as the true and lawful agent and attorney-in-fact of such Persons with full powers of substitution to act in the name, place and stead of thereof with respect to the performance on behalf of such Person under the terms and provisions of this Agreement and the Ancillary Documents to which the Seller Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Seller Representative Documents”), as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents on behalf of such Person, if any, as the Seller Representative will deem necessary or appropriate in connection with any of the transactions contemplated under the Seller Representative Documents, including: (i) managing, controlling, defending and settling on behalf of an Indemnifying Party any indemnification claims against any of them under Article VI, including controlling, defending, managing, settling and participating in any Third Party Claim in accordance with Section 6.3(a); (ii) controlling and making any determinations with respect to the achievement of the Earnout Milestones under Section 1.18; (iii) acting on behalf of such Person under the Escrow Agreement; (iv) terminating, amending or waiving on behalf of such Person any provision of any Seller Representative Document (provided, that any such action, if material to the rights and obligations of the Company Stockholders in the reasonable judgment of the Seller Representative, will be taken in the same manner with respect to all Company Stockholders unless otherwise agreed by each Company Stockholder who is subject to any disparate treatment of a potentially material and adverse nature); (v) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Seller Representative Document; (vi) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Seller Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Seller Representative and to rely on their advice and counsel; (vii) incurring and paying reasonable costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable fees and expenses allocable or in any way relating to such transaction or any indemnification claim, whether incurred prior or subsequent to Closing; (viii) receiving all or any portion of the consideration provided to the Company Stockholders under this Agreement and to distribute the same to the Company Stockholders in accordance with their Pro Rata Share; and (ix) otherwise enforcing the rights and obligations of any such Persons under any Seller Representative Document, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person. All decisions and actions by the Seller Representative, including any agreement between the Seller Representative and the Purchaser Representative, the Purchaser or any Indemnified Party relating to the defense or settlement of any claims for which an Indemnifying Party may be required to indemnify an Indemnified Party pursuant to Article VI, shall be binding upon each Company Stockholder and their respective successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.15 are irrevocable and coupled with an interest. The Seller Representative hereby accepts its appointment and authorization as the Seller Representative under this Agreement.

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(b)                Any other Person, including the Purchaser Representative, the Purchaser, the Company and the Indemnified Parties and the Indemnifying Parties may conclusively and absolutely rely, without inquiry, upon any actions of the Seller Representative as the acts of the Company Stockholders under any Seller Representative Documents. The Purchaser Representative, the Purchaser, the Company and each Indemnified Party and Indemnifying Party shall be entitled to rely conclusively on the instructions and decisions of the Seller Representative as to (i) the settlement of any indemnification claims by an Indemnified Party pursuant to Article VI, (ii) any payment instructions provided by the Seller Representative or (iii) any other actions required or permitted to be taken by the Seller Representative hereunder, and no Company Stockholder nor any Indemnifying Party shall have any cause of action against the Purchaser Representative, the Purchaser, the Company or any other Indemnified Party for any action taken by any of them in reliance upon the instructions or decisions of the Seller Representative. The Purchaser Representative, the Purchaser, the Company and the other Indemnified Parties shall not have any Liability to any Company Stockholder or Indemnifying Party for any allocation or distribution among the Company Stockholders by the Seller Representative of payments made to or at the direction of the Seller Representative. All notices or other communications required to be made or delivered to a Company Stockholder under any Seller Representative Document shall be made to the Seller Representative for the benefit of such Company Stockholder, and any notices so made shall discharge in full all notice requirements of the other parties hereto or thereto to such Company Stockholder with respect thereto. All notices or other communications required to be made or delivered by a Company Stockholder shall be made by the Seller Representative (except for a notice under Section 10.15(d) of the replacement of the Seller Representative).

(c)                The Seller Representative will act for the Company Stockholders on all of the matters set forth in this Agreement in the manner the Seller Representative believes to be in the best interest of the Company Stockholders, but the Seller Representative will not be responsible to the Company Stockholders for any Losses that any Company Stockholder or any Indemnifying Party may suffer by reason of the performance by the Seller Representative of the Seller Representative’s duties under this Agreement, other than Losses arising from the bad faith, gross negligence or willful misconduct by the Seller Representative in the performance of its duties under this Agreement. From and after the Closing, the Company Stockholders shall jointly and severally indemnify, defend and hold the Seller Representative harmless from and against any and all Losses reasonably incurred without gross negligence, bad faith or willful misconduct on the part of the Seller Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Seller Representative’s duties under any Seller Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Seller Representative. In no event shall the Seller Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Seller Representative shall not be liable for any act done or omitted under any Seller Representative Document as the Seller Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Seller Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Seller Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Seller Representative shall have the right at any time and from time to time to select and engage, at the reasonable cost and expense of the Company Stockholders, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other reasonable out-of-pocket expenses, as the Seller Representative may reasonably deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Seller Representative under this Section 10.15 shall survive the Closing and continue indefinitely.

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(d)                If the Seller Representative shall die, become disabled, dissolve, resign or otherwise be unable or unwilling to fulfill its responsibilities as representative and agent of Company Stockholders, then the Company Stockholders shall, within ten (10) days after such death, disability, dissolution, resignation or other event, appoint a successor Seller Representative (by vote or written consent of the Company Stockholders holding in the aggregate a Pro Rata Share in excess of fifty percent (50%)), and promptly thereafter (but in any event within two (2) Business Days after such appointment) notify the Purchaser Representative and the Purchaser in writing of the identity of such successor. Any such successor so appointed shall become the “Seller Representative” for purposes of this Agreement.

10.16        Legal Representation. The Parties agree that, notwithstanding the fact that EGS may have, prior to Closing, jointly represented the Purchaser, Merger Sub, the Purchaser Representative and/or the Sponsor in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the Purchaser and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, EGS will be permitted in the future, after Closing, to represent the Sponsor, the Purchaser Representative or their respective Affiliates in connection with matters in which such Persons are adverse to the Purchaser or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company and the Seller Representative, who are or have the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’s future representation of one or more of the Sponsor, the Purchaser Representative or their respective Affiliates in which the interests of such Person are adverse to the interests of the Purchaser, the Company and/or the Seller Representative or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by EGS of the Purchaser, Merger Sub, any Sponsor, the Purchaser Representative or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor and the Purchaser Representative shall be deemed the clients of EGS with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor and the Purchaser Representative, shall be controlled by the Sponsor and the Purchaser Representative and shall not pass to or be claimed by Purchaser or the Surviving Corporation; provided, further, that nothing contained herein shall be deemed to be a waiver by the Purchaser or any of its Affiliates (including, after the Effective Time, the Surviving Corporation and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

Article XI
DEFINITIONS

11.1           Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.

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“Accounting Principles” means in accordance with GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the latest audited Company Financials.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate or the Purchaser prior to the Closing

“Aggregate Company Common Consideration” means (i) the Total Consideration Shares less (ii) the number of shares of Purchaser Common Stock issued as Company Preferred Consideration on account of such shares of Company Preferred Stock.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Benefit Plans” of any Person means any plan, program, agreement or arrangement providing for deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Capital Stock Per Share Pool” means the quotient of (i) $51,400,000, divided by (ii) Company Stock Share Count.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Charter” means the Certificate of Incorporation of the Company, as amended and effective under the DGCL, prior to the Effective Time.

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“Company Common Consideration” means a number of shares of Purchaser Common Stock equal to the quotient of (i) the Aggregate Company Common Consideration, divided by (ii) the Company Common Share Count.

“Company Common Share Count” means the aggregate number of outstanding shares of the Company Common Stock immediately prior to the Effective Time (including for the avoidance of doubt, (i) shares issued upon the conversion of any Convertible Promissory Notes (as amended by the Convertible Note Amendment) or Company Interim Period Notes that are converted into shares of Company Common Stock at or prior to the Closing, and (ii) any shares of Company Common Stock issued in satisfaction of the success fees contemplated by Item 1 on Schedule 4.27), but excluding any Company Securities described in Section 1.10(b).

“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by the Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company or its Representatives to the Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, the Company Options, the Company Warrants and any other options, warrants or rights to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of the Company.

“Company Equity Plan” means the Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan.

“Company Option” means an option to purchase Company Stock that was granted pursuant to the Company Equity Plan.

“Company Preferred Consideration” means a number of shares of Purchaser Common Stock equal to the quotient of (i) the sum of (A) the Preferred Per Share Pool, plus (B) the Capital Stock Per Share Pool, divided by (ii) the Redemption Price.

“Company Preferred Share Count” means the aggregate number of outstanding shares of the Company Preferred Stock immediately prior to the Effective Time, but excluding any Company Securities described in Section 1.10(b).

“Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.

“Company Preferred Stockholders” means the holders of Company Preferred Stock.

“Company Securities” means, collectively, the Company Stock, the Company Options, the Company Warrants and any other Company Convertible Securities.

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“Company Security Holders” means, collectively, the holders of Company Securities.

“Company Stock” means any shares of the Company Common Stock and the Company Preferred Stock.

“Company Stock Share Count” means the aggregate number of outstanding shares of the Company Stock immediately prior to the Effective Time (including for the avoidance of doubt, (i) shares issued upon the conversion of any Convertible Promissory Notes (as amended by the Convertible Note Amendment) or Company Interim Period Notes that are converted into shares of Company Common Stock at or prior to the Closing, and (ii) any shares of Company Stock issued in satisfaction of the success fees contemplated by Item 1 on Schedule 4.27), but excluding any Company Securities described in Section 1.10(b).

“Company Stockholders” means, collectively, the holders of Company Stock.

“Company Warrant” means a warrant to purchase Company Common Stock.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Conversion Ratio” means the quotient of (i) the Capital Stock Per Share Pool, divided by (ii) the Redemption Price.

“Convertible Promissory Notes” means (i) the series of convertible promissory notes in the aggregate principal amount of $3,595,087.77 issued by the Company between July 11, 2016 and April 28, 2017 pursuant to those certain note purchase agreements, by and among the Company and the holders party thereto, (ii) the series of convertible promissory notes in the aggregate principal amount of $275,000 issued by the Company between November 7, 2018 and January 23, 2019 pursuant to those certain note purchase agreements, by and among the Company and the holders party thereto, and (iii) the series of convertible promissory notes in the aggregate principal amount of $610,000 issued by the Company between March 17, 2020 and April 20, 2020 pursuant to those certain note purchase agreements, by and among the Company and the holders party thereto.

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“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Earnout Pro Rata Share” means, with respect to each Company Stockholder, a fraction expressed as a percentage equal to (i) the aggregate number of shares of Company Stock (with Company Preferred Stock treated on an as-converted to Company Common Stock basis) held by such Company Stockholder immediately prior to the Effective Time, divided by (ii) the aggregate number of shares of Company Stock (with Company Preferred Stock treated on an as-converted to Company Common Stock basis) held by all Company Stockholders immediately prior to the Effective Time (including in each case, for the avoidance of doubt, (i) shares issued upon the conversion of any Convertible Promissory Notes (as amended by the Convertible Note Amendment) or Company Interim Period Notes that are converted into shares of Company Common Stock at or prior to the Closing, and (ii) any shares of Company Stock issued in satisfaction of the success fees contemplated by Item 1 on Schedule 4.27).

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151 et seq., the Clean Air Act, 42 USC. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Section 111 et. seq., Occupational Safety and Health Act, 29 USC. Section 651 et. seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990 and analogous state acts.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fraud Claim” means any claim based in whole or in part on actual and intentional fraud with respect to this Agreement or the transactions contemplated hereby.

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“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Health Care Laws” means: (i) the FDCA; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. False Statements Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. § 3729 et seq.), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287, and the health care fraud criminal provisions under HIPAA, the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the exclusion law (42 U.S.C. § 1320a-7), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes, including but not limited to the coverage and payment provisions of Medicare (Title XVIII of the Social Security Act) and, Medicaid (Title XIX of the Social Security Act); (iii) the Standards for Privacy of Individually Identifiable Health Information, the Security Standards, and the Standards for Electronic Transactions and Code Sets promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; and (iv) any and all other applicable health care laws and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company.

“HIPAA” means the U.S. Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§1320d et seq.), as amended.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

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“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“IPO” means the initial public offering of Purchaser Public Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of the Purchaser, dated as of August 20, 2018, and filed with the SEC on August 22, 2018 (File Nos. 333-226263 and 333-226952).

“IPO Underwriter” means Maxim Group LLC.

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Knowledge” means, with respect to (i) the Company, the actual knowledge of Laxminarayan Bhat, Marc Cantillon or the directors of the Company, after reasonable inquiry or (ii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry, or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

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“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects, condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster, or any material worsening of such conditions threatened or existing as of the date of this Agreement; (v) changes in applicable Law after the date of this Agreement; (vi) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); (vii) the announcement or pendency of this Agreement or the transactions contemplated hereby, or any action taken by a Party that is expressly required by this Agreement and taken in accordance with the requirements of this Agreement; and (viii), with respect to the Purchaser, the consummation and effects of the Redemption (or any redemption in connection with the Extension); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (v) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to the Purchaser, the amount of the Redemption (or any redemption in connection with the Extension, if any) or the failure to obtain the Required Purchaser Shareholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to the Purchaser.

“Merger Sub Common Stock” means the shares of common stock, par value $0.001 per share, of Merger Sub.

“Nasdaq” means the Nasdaq Capital Market.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

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“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Preferred Per Share Pool” means the quotient of (i) $11,000,000, divided by (ii) Company Preferred Share Count.

“Preferred Pro Rata Share” means, with respect to each Company Preferred Stockholder, a fraction expressed as a percentage equal to (i) the aggregate number of shares of Company Preferred Stock held by such Company Preferred Stockholder immediately prior to the Effective Time, divided by (ii) the aggregate number of shares of Company Preferred Stock held by all Company Preferred Stockholders immediately prior to the Effective Time.

“Pro Rata Share” means with respect to each Company Stockholder, a fraction expressed as a percentage equal to (i) the portion of the Merger Consideration payable by the Purchaser to such Company Stockholder in accordance with the terms of this Agreement, divided by (ii) the total Merger Consideration payable by the Purchaser to all Company Stockholders in accordance with the terms of this Agreement.

“Purchaser Common Stock” means the shares of common stock, par value $0.0001 per share, of the Purchaser following the consummation of the Conversion.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning the Purchaser or any of its Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company, the Seller Representative or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Purchaser or its Representatives to the Company, the Seller Representative or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Target Companies.

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“Purchaser Ordinary Shares” means the ordinary shares, with no par value, of Purchaser prior to the Conversion.

“Purchaser Preferred Shares” means preferred shares, with no par value, of Purchaser prior to the Conversion.

“Purchaser Private Units” means the units issued by Purchaser in a private placement to the Sponsor and the IPO Underwriter at the time of the consummation of the IPO consisting of one (1) Purchaser Ordinary Share and one Purchaser Private Warrant.

“Purchaser Private Warrants” means one whole warrant that was included in as part of each Purchaser Private Unit, entitling the holder thereof to purchase one (1) Purchaser Ordinary Share at a purchase price of $11.50 per share.

“Purchaser Public Units” means the units issued in the IPO (including overallotment units acquired by Purchaser’s underwriter) consisting of one (1) Purchaser Ordinary Share and one Purchaser Public Warrant.

“Purchaser Public Warrants” means one whole warrant that was included in as part of each Purchaser Public Unit, entitling the holder thereof to purchase one (1) Purchaser Ordinary Share at a purchase price of $11.50 per share.

“Purchaser Securities” means the Purchaser Units, the Purchaser Ordinary Shares, the Purchaser Preferred Shares and the Purchaser Warrants, collectively.

“Purchaser Share Price” means an amount equal to the VWAP of the Purchaser Common Stock over the twenty (20) Trading Days ending at the close of business on the principal securities exchange or securities market on which the Purchaser Common Stock are then traded immediately prior to the date of determination, as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the date of this Agreement.

“Purchaser Units” means Purchaser Private Units and Purchaser Public Units, collectively.

“Purchaser Warrants” means Purchaser Private Warrants and Purchaser Public Warrants, collectively.

“Redemption Price” means an amount equal to the price at which each share of Purchaser Common Stock is redeemed or converted pursuant to the Redemption (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing).

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

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“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Company Holder” means any Company Stockholder who (i) is an executive officer or director of the Company or (ii) owns more than five percent (5%) of the issued and outstanding shares of the Company (treating any Company Preferred Stock on an as-converted to Company Common Stock basis).

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“Sponsor” means Tenzing LLC, a Delaware limited liability company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Company” means each of the Company and its direct and indirect Subsidiaries.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

D-95

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Total Consideration Shares” means a number of shares of Purchaser Common Stock equal to the quotient of (i) $62,400,000, divided by (ii) the Redemption Price.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which shares of Purchaser Common Stock are actually traded on the principal securities exchange or securities market on which the Purchaser Common Stock are then traded.

“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of August 20, 2018, as it may be amended, by and between the Purchaser and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as determined reasonably and in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

D-96

11.2           Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section
AAA Procedures	10.4
Acquisition Proposal	5.6(a)
Agreement	Preamble
Alternative Transaction	5.6(a)
Antitrust Laws	5.9(b)
Assumed Option	1.10(d)
Assumed Warrant	1.10(e)
Audited Company Financials	4.7(a)
Bhat Employment Agreement	7.2(d)(vi)
Business Combination	9.1
BVI Act	Recitals
Certificate of Merger	1.2
CFIUS	5.11
CFO	1.18(b)
Claim Notice	6.4(b)
Closing	2.1
Closing Date	2.1
Closing Filing	5.15(b)
Closing Press Release	5.15(b)
Closing Statement	1.13
Collateral Source	6.3(g)
Company	Preamble
Company Benefit Plan	4.19(a)
Company Certificates	1.11(a)
Company Charter Amendment	5.22
Company Charter Amendment Consent	5.22
Company Directors	5.18(a)
Company Disclosure Schedules	Article IV
Company Equity Financing	5.21(b)
Company Financials	4.7(a)
Company Interim Period Notes	5.2(b)(iv)
Company IP	4.13(d)
Company IP Licenses	4.13(a)

Term	Section
Company Material Contracts	4.12(a)
Company Permits	4.10
Company Personal Property Leases	4.16
Company Product	4.9(b)
Company Real Property Leases	4.14(a)
Company Registered IP	4.13(a)
Company Special Meeting	5.14
Company Termination Fee	8.4(a)
Consent Claims	6.2
Contingent Company Interim Period Notes	5.2(b)(iv)
Conversion	1.7
Conversion Organizational Documents	1.7
Convertible Note Amendment	5.23
D&O Indemnified Persons	5.19(a)
D&O Tail Insurance	5.19(b)
DCGL	Recitals
Deductible	6.3(a)
Development Earnout Milestone	1.18(a)
Development Earnout Statement	1.18(c)
Dispute	10.4
Dissenting Shares	1.16
Dissenting Stockholder	1.16
Earnout Milestones	1.18(a)
Earnout Period	1.18(a)
Earnout Shares	1.18(a)
Earnout Statements	1.18(c)
Effective Time	1.2
EGS	2.1
Enforceability Exceptions	3.2
Environmental Permits	4.20(a)
Escrow Account	1.17(a)
Escrow Agent	1.17(a)
Escrow Agreement	1.17(a)
Escrow Amount	1.17(a)

D-97

Term	Section
Escrow Property	1.17(a)
Escrow Shares	1.17(a)
Exchange Agent	1.11(a)
Expenses	8.3
Expiration Date	1.17(b)
Extension	5.3(a)
Extension Expenses	5.3(a)(iv)
FDA	4.9(b)
FDCA	4.9(b)
Federal Securities Laws	5.7
Incentive Plan	5.13(a)
Indemnified Party	6.2
Indemnifying Party	6.2
Independent Expert	1.18(d)
Independent Expert Notice Date	1.18(d)
Interim Balance Sheet Date	4.7(a)
Interim Period	5.1(a)
IPF	1.18(a)
Letter of Transmittal	1.11(a)
Lock-Up Agreement	Recitals
Loss	6.2
Lost Certificate Affidavit	1.11(d)
LOT Release	1.11(a)
Management Reports	4.7(a)
Merger	Recitals
Merger Consideration	1.9
Merger Sub	Preamble
Non-Competition Agreement	Recitals
Non-Contingent Company Interim Period Notes	5.2(b)(iv)
OFAC	3.19(c)
Off-the-Shelf Software	4.13(a)
Outbound IP License	4.13(c)
Outside Date	8.1(b)
PAH	1.18(a)
Party(ies)	Preamble
Payoff Obligations	5.2(b)(iv)
Pending Claims	1.17(b)
PIPE Investment	5.21(a)

Term	Section
Positive Data	1.18(a)
Post-Closing Purchaser Board	5.18(a)
Pre-Closing Return	5.10(c)
Price Earnout Milestone	1.18(a)
Price Earnout Statement	1.18(b)
Proxy Statement	5.13(a)
Public Certifications	3.6(a)
Public Shareholders	9.1
Purchaser	Preamble
Purchaser Directors	5.18(a)
Purchaser Disclosure Schedules	Article III
Purchaser Financials	3.6(b)
Purchaser Material Contract	3.13(a)
Purchaser Representative	Preamble
Purchaser Representative Documents	10.14(a)
Purchaser Shareholder Approval Matters	5.13(a)
Purchaser Special Meeting	5.13(a)
Purchaser Termination Fee	8.4(b)
Redemption	5.13(a)
Registration Statement	5.13(a)
Related Person	4.21
Released Claims	9.1
Representative Party	1.18(b)
Required Company Stockholder Approval	7.1(b)
Required Purchaser Shareholder Approval	7.1(a)
Resolution Period	10.4
SEC Reports	3.6(a)
Section 409A Plan	4.19(j)
Seller Representative	Preamble
Seller Representative Documents	10.15(a)
Signing Filing	5.15(b)
Signing Press Release	5.15(b)
Specified Courts	10.5
Supplemental Disclosure	5.8(b)
Surviving Corporation	1.1
Tax Representation Letter	5.13(c)
Termination Fee	8.4(b)
Third Party Claim	6.4(c)
Top Vendors	4.24
Transmittal Documents	1.11(b)
Voting Agreement	Recitals

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS}

D-98

IN WITNESS WHEREOF, each Party hereto has caused this Agreement and Plan of Merger to be signed and delivered as of the date first written above.

The Purchaser:

TENZING ACQUISITION CORP.

By:	/s/ Rahul Nayar
Name: Rahul Nayar
Title: Chief Executive Officer

The Purchaser Representative:

TENZING LLC, solely in the capacity as the Purchaser Representative hereunder

By:	/s/ Rahul Nayar
Name: Rahul Nayar
Title: Managing Member

By:	/s/ Parag Saxena
Name: Parag Saxena
Title: Managing Member

Merger Sub:

TENZING MERGER SUBSIDIARY INC.

By:	/s/ Rahul Nayar
Name: Rahul Nayar
Title: President

The Company:

REVIVA PHARMACEUTICALS, INC.

By:	/s/ Laxminarayan Bhat
Name: Laxminarayan Bhat
Title: Chief Executive Officer

The Seller Representative:

/s/ Laxminarayan Bhat
Laxminarayan Bhat, solely in the capacity as the Seller Representative hereunder

[Signature Page to Merger Agreement]

D-99

ANNEX E

2020 EQUITY INCENTIVE PLAN

REVIVA PHARMACEUTICALS HOLDINGS, INC.

2020 EQUITY INCENTIVE PLAN

1. Establishment and Purpose

The purpose of the Reviva Pharmaceuticals Holdings, Inc. 2020 Equity Incentive Plan (the “Plan”) is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Company, by means of the Plan, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Subsidiaries.

The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Performance Units, Incentive Bonus Awards, Other Cash-Based Awards and Other Stock-Based Awards. This Plan, as amended and restated, shall become effective upon the date set forth in Section 17.1 hereof.

2. Definitions

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

2.1 “Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, such Person.

2.2 “Applicable Law” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Share, Performance Unit, Incentive Bonus Award, Other Cash-Based Award and/or Other Stock-Based Award granted under the Plan.

2.4 “Award Agreement” means either (i) a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his or her employment; (iii) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (v) below) to the Company or its Affiliates (other than due to a Disability), which refusal, if curable, is not cured within 10 days after delivery of written notice thereof; (iv) material breach of any agreement with or duty owed to the Company or any of its Affiliates (other than any breach of the type described in clause (v) below), which breach, if curable, is not cured within 10 days after the delivery of written notice thereof; or (v) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

2.7 “Change in Control” shall be deemed to have occurred if any one of the following events shall occur:

(i) Any Person becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of Common Stock representing more than 50% of the total number of votes that may be cast for the election of directors of the Company;

(ii) The consummation of any merger or other business combination of the Company, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions (a “Transaction”), other than a Transaction involving only the Company and one or more of its subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity;

(iii) Within any 12-month period beginning on or after the Effective Date, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board (or the board of directors of any successor to the Company); provided that any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Rule 14a-11 promulgated under the Exchange Act or any successor provision; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a penalty tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such penalty tax.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9 “Committee” means the committee of the Board delegated with the authority to administer the Plan, or the full Board, as provided in Section 3 of the Plan. With respect to any decision relating to a Reporting Person, the Committee shall consist solely of two or more directors who are disinterested within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision. The fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate an Award if the Award is otherwise validly made under the Plan. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

2.10 “Common Stock” means the Company’s Common Stock, par value $.0001 per share.

2.11 “Company” means Reviva Pharmaceuticals Holdings, Inc., a Delaware corporation, and any successor thereto as provided in Section 15.8.

2.12 “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, or the power to appoint directors of the Company, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

2.13 “Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

2.14 “Disability” means a Participant being considered “disabled” within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-3(i)(4), as well as any successor regulation or interpretation.

2.15 “Effective Date” means the date set forth in Section 17.1 hereof.

2.16 “Eligible Person” means any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary; provided that the Award Agreement for any grant of an Award to a prospective employee, officer, director, consultant, advisor or other individual service provider will contain appropriate forfeiture provisions in the event such individual does not become employed or engaged by the Company or applicable Subsidiary .

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” of a share of Common Stock shall be, as applied to a specific date (i) the closing price of a share of Common Stock as of such date on the principal established stock exchange or national market system on which the Common Stock is then traded (or, if there is no trading in the Common Stock as of such date, the closing price of a share of Common Stock on the most recent date preceding such date on which trades of the Common Stock were recorded), or (ii) if the shares of Common Stock are not then traded on an established stock exchange or national market system but are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market as of such date (or, if there are no closing bid and asked prices for the shares of Common Stock as of such date, the average of the closing bid and the asked prices for the shares of Common Stock on the most recent date preceding such date on which such closing bid and asked prices are available on such over-the-counter market), or (iii) if the shares of Common Stock are not then listed on a national securities exchange or national market system or traded in an over-the-counter market, the price of a share of Common Stock as determined by the Committee in its discretion in a manner consistent with Section 409A of the Code and Treasury Regulation 1.409A-1(b)(5)(iv), as well as any successor regulation or interpretation.

2.19 “Incentive Bonus Award” means an Award granted under Section 12 of the Plan.

2.20 “Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

2.21 “Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

2.22 “Other Cash-Based Award” means a contractual right granted to an Eligible Person under Section 13 hereof entitling such Eligible Person to receive a cash payment at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.23 “Other Stock-Based Award” means a contractual right granted to an Eligible Person under Section 13 representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions as are set forth in the Plan and the applicable Award Agreement.

2.24 “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

2.25 “Performance Shares” means a contractual right granted to an Eligible Person under Section 10 hereof representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.26 “Performance Unit” means a contractual right granted to an Eligible Person under Section 11 hereof representing a notional dollar interest as determined by the Committee to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.27 “Person” shall mean any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Common Stock, such partnership, limited partnership, syndicate or group shall be deemed a “Person”.

2.28 “Plan” means the Reviva Pharmaceuticals Holdings, Inc. 2020 Equity Incentive Plan, as set forth herein and as may be amended from time to time.

2.29 “Reporting Person” means an officer, director or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.30 “Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions and such other conditions as are set forth in the Plan and the applicable Award Agreement.

2.31 “Securities Act” means the Securities Act of 1933, as amended.

2.32 “Service” means a Participant’s employment or other service relationship with the Company or any Subsidiary. A change in the capacity in which a Participant renders service to the Company or a Subsidiary as an employee, director or consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Service with the Company or a Subsidiary, will not terminate a Participant’s Service; provided, however, that if the entity for which a Participant is rendering services ceases to qualify as a Subsidiary, as determined by the Committee in its sole discretion, such Participant’s Service will be considered to have terminated on the date such entity ceases to qualify as a Subsidiary. For example, a change in status from an employee of the Company to a consultant to or director of the Company will not constitute an interruption of Service. To the extent permitted by Applicable Law, the Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether a Participant’s Service will be considered interrupted in the case of (i) any leave of absence approved by the Company or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, a Subsidiary, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s (or a Subsidiary’s) leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by Applicable Law. Unless the Committee provides otherwise, in its discretion, or as otherwise required by Applicable Law, vesting of Options shall be tolled during any unpaid leave of absence by a Participant.

2.33 “Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, upon the exercise of such right, in such amount and at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.34 “Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.35 “Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.36 “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or Controlled, directly or indirectly, by the Company; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3. Administration

Section 3.1 Committee Members. The Plan shall be administered by the Committee; provided that the entire Board may act in lieu of the Committee on any matter, subject to the requirements of Section 2.9 of the Plan with respect to an Award to a Reporting Person. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or employees of the Company or its Subsidiaries.

Section 3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan (including to extend the post-termination exercisability period of Stock Options and Stock Appreciation Rights), provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

Section 3.3 No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Subsidiaries shall pay or reimburse any member of the Committee, as well as any other Person who takes action on behalf of the Plan, for all reasonable expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Company with respect to the Plan. The Company and its Subsidiaries may, but shall not be required to, obtain liability insurance for this purpose.

4. Shares Subject to the Plan

Section 4.1 Share Limitation.

(a)	Subject to adjustment pursuant to Section 4.3 hereof and the automatic increase set forth in Section 4.1(b), the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be [__________][91] shares (the “Initial Limit”), all of which may, but need not, be issued in respect of Incentive Stock Options.

(b)	The number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year commencing with the January 1 following the Effective Date and on each January 1 thereafter until the Expiration Date (as defined in Section 17.2 of the Plan), in an amount equal to the least of (i) ten percent (10%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year or (ii) such number of shares of Common Stock determined by the Board (the “Annual Increase”). Notwithstanding the foregoing and, subject to adjustment as provided in Section 4.3, the maximum number of shares which may be issued in respect of Incentive Stock Options shall be equal to the Initial Limit.

(c)	Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. Any shares of Common Stock subject to Awards that are settled in Common Stock shall be counted against the maximum share limitations of this Section 4.1(a) as one share of Common Stock for every share of Common Stock subject thereto. To the extent that any Award under the Plan payable in shares of Common Stock is forfeited, cancelled, returned to or repurchased by the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Shares of Common Stock that otherwise would have been issued upon the exercise of a Stock Option or Stock Appreciation Right or in payment with respect to any other form of Award, that are surrendered in payment or partial payment of the exercise price thereof and/or taxes withheld with respect to the exercise thereof or the making of such payment, will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

Section 4.2 Individual Participant Limitations. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock with respect to which Awards may be granted during any calendar year to any one Eligible Person who is a non-employee director of the Board shall not exceed a number equal to twenty-five percent (25%) of all shares of Common Stock available for Awards under the Plan.

91 To be populated with that number of shares equal to five percent (5%) of the aggregate number of shares of Company common stock issued and outstanding immediately after the Closing of the Business Combination Transaction, in accordance with Section 5.13(a) of the Merger Agreement.

Section 4.3 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum numbers and kind of shares provided in Sections 4.1 and 4.2 hereof, (ii) the numbers and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the price for each share or unit or other right subject to then outstanding Awards, (iv) the performance measures or goals relating to the vesting of an Award, and (v) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5. Participation and Awards

Section 5.1 Designation of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock, units or other amounts subject to such Awards. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

Section 5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. To the extent deemed appropriate by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 15.1 hereof.

6. Stock Options

Section 6.1 Grants of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

Section 6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.2, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant and may establish an exercise price that is below Fair Market Value on the Date of Grant for Stock Options granted to Participants who are not residents of the U.S if permitted by applicable law and any applicable rules of the principal established stock exchange or national market system on which the Common Stock is traded.

Section 6.3 Vesting of Stock Options. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant for a specified time period (or periods) and/or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Option at any time. The Committee in its sole discretion may allow a Participant to exercise unvested Nonqualified Stock Options, in which case the shares of Common Stock then issued shall be Restricted Stock having analogous vesting restrictions to the unvested Nonqualified Stock Options.

Section 6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 6 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in Service. Notwithstanding the foregoing, unless an Award Agreement provides otherwise:

(a)            If a Participant’s Service terminates by reason of his or her death, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by such Participant’s estate or any person who acquires the right to exercise such Stock Option by bequest or inheritance at any time in accordance with its terms for up to one year after the date of such Participant’s death (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(b)            If a Participant’s Service terminates by reason of his or her Disability, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant or his or her personal representative at any time in accordance with its terms for up to one year after the date of such Participant’s termination of Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(c)            If a Participant’s Service terminates for any reason other than death, Disability or Cause, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant up until ninety (90) days following such termination of Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such 90-day period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(d)            If a Participant’s Service terminates for Cause, any Stock Option held by such Participant, whether vested or unvested, shall be deemed forfeited and canceled on the date of such termination of Service.

(e)            To the extent that a Stock Option of a Participant whose Service terminates is not exercisable, such Stock Option shall be deemed forfeited and canceled on the ninetieth (90th) day after such termination of Service or at such earlier time as the Committee may determine.

Section 6.5 Stock Option Exercise. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, and payment of the aggregate exercise price by certified or bank check, or such other means as the Committee may accept. As set forth in an Award Agreement or otherwise determined by the Committee, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made: (i) in the form of shares of Common Stock that have been held by the Participant for such period as the Committee may deem appropriate for accounting purposes or otherwise, valued at the Fair Market Value of such shares on the date of exercise; (ii) by surrendering to the Company shares of Common Stock otherwise receivable on exercise of the Option; (iii) by a cashless exercise program implemented by the Committee in connection with the Plan; and/or (iv) by such other method as may be approved by the Committee and set forth in an Award Agreement. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment of the exercise price and satisfaction of any applicable tax withholding pursuant to Section 16.5, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or shares of Common Stock, as applicable.

Section 6.6 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee under Treasury Regulation §1.421-7(h) of the Company or any Subsidiary.

(b) Annual Limits. No Incentive Stock Option shall be granted to an Eligible Person as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.

(c) Ten Percent Stockholders. If a Stock Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ten percent or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (A) the Stock Option exercise price per share shall in no event be less than 110 percent of the Fair Market Value of the Common Stock on the date of such grant and (B) such Stock Option shall not be exercisable after the expiration of five (5) years following the date such Stock Option is granted.

(d) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

7. Stock Appreciation Rights

Section 7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.

Section 7.2 Base Price. The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however, that the base price for any grant of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.2.

Section 7.3 Vesting Stock Appreciation Rights. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Appreciation Right at any time.

Section 7.4 Term of Stock Appreciation Rights. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Appreciation Right may be exercised, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. A Stock Appreciation Right may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 7 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Appreciation Right may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Subsidiaries.

Section 7.5 Payment of Stock Appreciation Rights. Subject to such terms and conditions as shall be specified in an Award Agreement, a vested Stock Appreciation Right may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company and payment of any exercise price. Upon the exercise of a Stock Appreciation Right and payment of any applicable exercise price, a Participant shall be entitled to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Payment of the amount determined under the immediately preceding sentence may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements set forth in Section 16.5. If Stock Appreciation Rights are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

8. Restricted Stock Awards

Section 8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award. If any dividends or distributions are paid in stock while a Restricted Stock Award is subject to restrictions under Section 8.3 of the Plan, the dividends or other distributions shares shall be subject to the same restrictions on transferability as the shares of Common Stock to which they were paid unless otherwise set forth in the Award Agreement. The Committee may also subject the grant of any Restricted Stock Award to the execution of a voting agreement with the Company or with any Affiliate of the Company.

Section 8.2 Vesting Requirements. The restrictions imposed on shares of Common Stock granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Upon vesting of a Restricted Stock Award, such Award shall be subject to the tax withholding requirement set forth in Section 14.5. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. In the event that the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) such purchase price and (ii) the Fair Market Value of such shares on the date of forfeiture.

Section 8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

Section 8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant to whom a Restricted Stock Award is made shall have all rights of a stockholder with respect to the shares granted to the Participant under the Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

Section 8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company (directed to the Secretary thereof) and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9. Stock Unit Awards

Section 9.1 Grant of Stock Unit Awards. A Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each Stock Unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Stock Units, as determined by the Committee in its discretion. If any dividend equivalents are paid while a Stock Unit Award is subject to restrictions under Section 9 of the Plan, the dividend equivalents shall be subject to the same restrictions on transferability as the Stock Units to which they were paid, unless otherwise set forth in the Award Agreement.

Section 9.2 Vesting of Stock Unit Awards. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement. The requirements for vesting of a Stock Unit Award may be based on the continued Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Stock Unit Award at any time. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date as may be determined by the Committee or elected by the Participant in accordance with rules established by the Committee.

Section 9.3 Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof as described in the Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, any Stock Unit, whether settled in Common Stock or cash, shall be paid no later than two and one-half months after the later of the calendar year or fiscal year in which the Stock Units vest. If Stock Unit Awards are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

10. Performance Shares

Section 10.1 Grant of Performance Shares. Performance Shares may be granted to any Eligible Person selected by the Committee. A Performance Share Award shall be subject to such restrictions and condition as the Committee shall specify. A Performance Share Award may be granted with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Stock Units, as determined by the Committee in its discretion.

Section 10.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, shall determine the number of Performance Shares that shall be paid to a Participant.

Section 10.3 Earning of Performance Shares. After the applicable time period has ended, the number of Performance Shares earned by the Participant over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its discretion, waive any performance or vesting conditions relating to a Performance Share Award.

Section 10.4 Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, all Performance Shares shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Shares vest. Any shares of Common Stock paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Shares are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

11. Performance Units

Section 11.1 Grant of Performance Units. Performance Units may be granted to any Eligible Person selected by the Committee. A Performance Unit Award shall be subject to such restrictions and condition as the Committee shall specify in a Participant’s Award Agreement.

Section 11.2 Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, will determine the number of Performance Units that shall be settled and paid to the Participant.

Section 11.3 Earning of Performance Units. After the applicable time period has ended, the number of Performance Units earned by the Participant, and the amount payable in cash, in shares or in a combination thereof, over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its discretion, waive any performance or vesting conditions relating to a Performance Unit Award.

Section 11.4 Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, all Performance Units shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Units vest. Any shares of Common Stock paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Units are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

12. Incentive Bonus Awards

Section 12.1 Incentive Bonus Awards. The Committee, at its discretion, may grant Incentive Bonus Awards to such Participants as it may designate from time to time. The terms of a Participant’s Incentive Bonus Award shall be set forth in the Participant’s Award Agreement. Each Award Agreement shall specify such general terms and conditions as the Committee shall determine.

Section 12.2 Incentive Bonus Award Performance Criteria. The determination of Incentive Bonus Awards for a given year or years may be based upon the attainment of specified levels of Company or Subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee. The Committee shall (i) select those Participants who shall be eligible to receive an Incentive Bonus Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Incentive Bonus Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Incentive Bonus Award relates, to the extent applicable, and while the outcome of the performance goals and targets is uncertain.

Section 12.3 Payment of Incentive Bonus Awards.

(a)  Incentive Bonus Awards shall be paid in cash or Common Stock, as set forth in a Participant’s Award Agreement. Payments shall be made following a determination by the Committee that the performance targets were attained and shall be made within two and one-half months after the later of the end of the fiscal or calendar year in which the Incentive Award is no longer subject to a substantial risk of forfeiture.

(b)  The amount of an Incentive Bonus Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.

13. Other Cash-Based Awards and Other Stock-Based Awards

Section 13.1 Other Cash-Based and Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to a Participant, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. In addition, the Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

Section 13.2 Value of Cash-Based Awards and Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee, in its sole discretion. Each Other Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Other Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

Section 13.3 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to Other Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

14. Change in Control

Section 14.1 Effect of Change in Control.

(a)            The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a “Change in Control” on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. To the extent necessary for compliance with Section 409A of the Code, an Award Agreement shall provide that an Award subject to the requirements of Section 409A that would otherwise become payable upon a Change in Control shall only become payable to the extent that the requirements for a “change in control” for purposes of Section 409A have been satisfied.

(b)            Notwithstanding anything to the contrary set forth in the Plan, unless otherwise provided by an Award Agreement, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Stock Options and Stock Appreciation Rights held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock, Stock Units, Performance Shares, Performance Units, Incentive Bonus Award and any other Award held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (iii) cancel any Stock Option or Stock Appreciation Right in exchange for a substitute option in a manner consistent with the requirements of Treasury Regulation §1.424-1(a) or §1.409A-1(b)(5)(v)(D), as applicable (notwithstanding the fact that the original Stock Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Stock Units, Performance Shares or Performance Units held by a Participant in exchange for restricted stock or performance shares of or stock or performance units in respect of the capital stock of any successor corporation; (v) redeem any Restricted Stock held by a Participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted share of Common Stock on the date of the Change in Control; (vi) terminate any Award in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Change in Control (the “Change in Control Consideration”); provided, however that if the Change in Control Consideration with respect to any Option or Stock Appreciation Right does not exceed the exercise price of such Option or Stock Appreciation Right, the Committee may cancel the Option or Stock Appreciation Right without payment of any consideration therefor. Any such Change in Control Consideration may be subject to any escrow, indemnification and similar obligations, contingencies and encumbrances applicable in connection with the Change in Control to holders of Common Stock. Without limitation of the foregoing, if as of the date of the occurrence of the Change in Control the Committee determines that no amount would have been attained upon the realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The Committee may cause the Change in Control Consideration to be subject to vesting conditions (whether or not the same as the vesting conditions applicable to the Award prior to the Change in Control) and/or make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate.

(c)            The Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same or similar post-closing purchase price adjustments, escrow terms, offset rights, holdback terms and similar conditions as the other holders of Common Stock, and (iii) execute and deliver such documents and instruments as the Committee may reasonably require for the Participant to be bound by such obligations. The Committee will endeavor to take action under this Section 14 in a manner that does not cause a violation of Section 409A of the Code with respect to an Award.

15. General Provisions

Section 15.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.

Section 15.2 Forfeiture Events/Representations. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation. Notwithstanding the foregoing, the confidentiality restrictions set forth in an Award Agreement shall not, and shall not be interpreted to, impair a Participant from exercising any legally protected whistleblower rights (including under Rule 21 of the Exchange Act). In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any “clawback” policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing condition.

Section 15.3 No Assignment or Transfer; Beneficiaries.

(a) Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 15.3 to the contrary, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Nonqualified Stock Option, share-settled Stock Appreciation Right, Restricted Stock, Performance Share or share-settled Other Stock-Based Award may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

Section 15.4 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

Section 15.5 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in Service, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or Participant for any reason at any time.

Section 15.6 Fractional Shares. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment.

Section 15.7 Other Compensation and Benefit Plans. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary, including, without limitation, under any bonus, pension, profit-sharing, life insurance, salary continuation or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

Section 15.8 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries. In addition, all obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Section 15.9 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

Section 15.10 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for Awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any shares of Common Stock subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan.

16. Legal Compliance

Section 16.1 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares. All Common Stock issued pursuant to the terms of this Plan shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated pursuant to the Securities Act, and may not be transferred except in compliance herewith and with the registration requirements of the Securities Act or an exemption therefrom. Certificates representing Common Stock acquired pursuant to an Award may bear such legend as the Company may consider appropriate under the circumstances.

Section 16.2 Incentive Arrangement. The Plan is designed to provide an ongoing, pecuniary incentive for Participants to produce their best efforts to increase the value of the Company. The Plan is not intended to provide retirement income or to defer the receipt of payments hereunder to the termination of a Participant’s employment or beyond. The Plan is thus intended not to be a pension or welfare benefit plan that is subject to Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be construed accordingly. All interpretations and determinations hereunder shall be made on a basis consistent with the Plan’s status as not an employee benefit plan subject to ERISA.

Section 16.3 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

Section 16.4 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code or an exemption thereto, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, in the event that any provision of the Plan or an Award Agreement is determined by the Committee, in its sole discretion, to not comply with the requirements of Section 409A of the Code or an exemption thereto, the Committee shall, in its sole discretion, have the authority to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary, regardless of whether such actions, interpretations or changes shall adversely affect a Participant, subject to the limitations, if any, of applicable law. If an Award is subject to Section 409A of the Code, any payment made to a Participant who is a “specified employee” of the Company or any Subsidiary shall not be made before the date that is six months after the Participant’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section 16.4, the terms “separation from service” and “specified employee” shall have the meanings set forth in Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on any Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

Section 16.5 Tax Withholding.

(a) The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan, but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements unless permitted by the Company and such additional withholding amount will not cause adverse accounting consequences and is permitted under Applicable Law. Notwithstanding the foregoing, if a minimum statutory amount of withholding does not apply under the laws of any foreign jurisdiction, the Company may withhold such amount for remittance to the applicable taxing authority of such jurisdiction as the Company determines in its discretion, uniformly applied, to be appropriate.

(b) A Participant may, in order to fulfill the withholding obligation, tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The broker-assisted exercise procedure described in Section 6.5 may also be utilized to satisfy the withholding requirements related to the exercise of a Stock Option.

(c) Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002); or (iii) such withholding would cause adverse accounting consequences for the Company.

Section 16.6 No Guarantee of Tax Consequences. Neither the Company, the Board, the Committee nor any other Person make any commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any Participant or any other person hereunder.

Section 16.7 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

Section 16.8 Stock Certificates; Book Entry Form. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, any obligation set forth in the Plan pertaining to the delivery or issuance of stock certificates evidencing shares of Common Stock may be satisfied by having issuance and/or ownership of such shares recorded on the books and records of the Company (or, as applicable, its transfer agent or stock plan administrator).

Section 16.9 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

17. Effective Date, Amendment and Termination

Section 17.1 Effective Date. The effective date of the Plan shall be the date on which the Plan is approved by the Board; provided, however, that Awards granted under the Plan subsequent to the approval of the Plan by the Board shall be valid only if the Plan is approved by the requisite percentage of the holders of the Common Stock of the Company within one year of the date on which such Board approval occurs. If such stockholder approval is not obtained within one year after the date of the Board’s approval of the Plan, then all Awards previously granted under the Plan shall terminate and cease to be outstanding, and no further Awards shall be granted under the Plan.

Section 17.2 Amendment; Termination. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary; provided, however, that (a) no such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant, (b) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (c) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares of Common Stock available for issuance under the Plan, or (ii) changes the persons or class of persons eligible to receive Awards. The Plan will continue in effect until terminated in accordance with this Section 17.2; provided, however, that no Award will be granted hereunder on or after the 10th anniversary of the date of the adoption of the Plan by the Board (the “Expiration Date”); but provided further, that Awards granted prior to such Expiration Date may extend beyond that date.

ADOPTION AND APPROVAL OF PLAN

Date Plan initially adopted by Board: July 19, 2020

Date Plan approved by Shareholders____________, 2020

Effective Date of Plan: ____________, 2020

ANNEX F

APPRAISAL RIGHTS

Section 262 of the General Corporation Law of the State of Delaware

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

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c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

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(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

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(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, provided that the director or officer in question acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the relevant person had no reasonable cause to believe that his conduct was unlawful. Following the Business Combination, the Certificate of Incorporation and Bylaws will provide for indemnification of its officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Tenzing pursuant to the foregoing provisions, Tenzing has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.

(a)       The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
2.1***+	Agreement and Plan of Merger, dated July 20, 2020, by and among by and among (i) Tenzing, (ii) Merger Sub, (iii) Purchaser Representative, (iv) Seller Representative and (v) Reviva (incorporated by reference to Exhibit 2.1 of Tenzing’s Form 8-K (File No. 001-38634), filed with the SEC on July 24, 2020, and also included as Annex D to the proxy statement/prospectus).

3.1***	Amended and Restated Memorandum and Articles of Association of Tenzing (incorporate by reference to Exhibit 3.1 of Tenzing’s Form 10-Q (File No. 001-38634), filed with the SEC on July 7, 2020).

3.2***	Form of Interim Certificate of Incorporation of the Registrant, to become effective upon the Domestication (included as Annex A to the proxy statement/prospectus)

3.3***	Form of Amended and Restated Certificate of Incorporation of the Registrant (included as Annex B to the proxy statement/prospectus).

3.4***	Form of Bylaws of the Registrant, to become effective upon the Business Combination (included as Annex C to the proxy statement/prospectus).

4.1***	Specimen ordinary share certificate of Tenzing (incorporated by reference to Exhibit 4.2 of Tenzing’s Form S-1 (File No. 333-226263), filed with the SEC on August 16, 2018).

4.2***	Specimen warrant certificate of Tenzing (incorporated by reference to Exhibit 4.3 of Tenzing’s Form S-1 (File No. 333-226263), filed with the SEC on August 16, 2018).

4.3***	Warrant Agreement, dated August 20, 2018, between Tenzing and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of Tenzing’s Form 8-K (File No. 001-38634), filed with the SEC on August 24, 2018).

4.4**	Specimen common stock certificate of the Company.

5.1**	Opinion of Ellenoff Grossman & Schole LLP.

8.1**	Tax Opinion of Ellenoff Grossman & Schole LLP.

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10.1***	Letter Agreement, dated August 20, 2018, by and among Tenzing, its officers, its directors and the Sponsor (incorporated by reference to Exhibit 10.3 of Tenzing’s Form 8-K (File No. 001-38634), filed with the SEC on August 24, 2018).

10.2***	Investment Management Trust Agreement, dated August 20, 2018, by and between Tenzing and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.1 of Tenzing’s Form 8-K (File No. 001-38634), filed with the SEC on August 24, 2018).

10.3***	Registration Rights Agreement, dated August 20, 2018, by and among Tenzing, the Sponsor, Maxim and the holders party thereto (incorporated by reference to Exhibit 10.2 of Tenzing’s Form 8-K (File No. 001-38634), filed with the SEC on August 24, 2018).

10.4***	Securities Purchase Agreement between Tenzing and Tenzing LLC (incorporated by reference to Exhibit 10.3 of Tenzing’s Form S-1 (File No. 333-226263), filed with the SEC on August 16, 2018).

10.5***	Form of Amended and Restated Unit Purchase Agreement between Tenzing and the Sponsor (incorporated by reference to Exhibit 10.4 of Tenzing’s Form S-1 (File No. 333-226263), filed with the SEC on August 16, 2018).

10.6***	Form of Unit Purchase Agreement between Tenzing and Maxim Group LLC (incorporated by reference to Exhibit 10.7 of Tenzing’s Form S-1 (File No. 333-226263), filed with the SEC on August 16, 2018).

10.7***	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.6 of Tenzing’s Form S-1 (File No. 333-226263), filed with the SEC on August 16, 2018).

10.8***	Voting Agreement, dated as of July 20, 2020, by and among Dr. Bhat, Tenzing and Reviva (incorporated by reference to Exhibit 10.1 of Tenzing’s Form 8-K (File No. 001-38634), filed with the SEC on July 24, 2020).

10.9***	Form of Lock-Up Agreement (General) (incorporated by reference to Exhibit 10.2 of Tenzing’s Form 8-K (File No. 001-38634), filed with the SEC on July 24, 2020).

10.10***	Lock-Up Agreement, dated as of July 20, 2020 by and among Dr. Bhat, Tenzing and the Purchaser Representative (incorporated by reference to Exhibit 10.3 of Tenzing’s Form 8-K (File No. 001-38634), filed with the SEC on July 24, 2020).

10.11***	Non-Competition Agreement, dated as of July 20, 2020 by Dr. Bhat in favor of Tenzing, Reviva and their respective affiliates (incorporated by reference to Exhibit 10.4 of Tenzing’s Form 8-K (File No. 001-38634), filed with the SEC on July 24, 2020).

10.12***	Form of Bhat Employment Agreement (incorporated by reference to Exhibit 10.5 of Tenzing’s Form 8-K (File No. 001-38634), filed with the SEC on July 24, 2020).

10.13***	2020 Equity Incentive Plan (included as Annex E to the joint proxy statement/prospectus).

21.1***	List of Subsidiaries.

23.1*	Consent of Marcum LLP.

23.2*	Consent of Armanino LLP.

23.3**	Consent of Ellenoff Grossman & Schole LLP (included as part of Exhibit 5.1).

23.4**	Consent of Ellenoff Grossman & Schole LLP (included as part of Exhibit 8.1).

24.1***	Power of Attorney (contained on the signature page to this registration statement).

99.1*	Form of Proxy Card for Shareholders

99.2***	Consent of Laxminarayan Bhat, to be named as a Director.

99.3***	Consent of Richard Margolin, to be named as a Director.

99.4***	Consent of Purav Patel, to be named as a Director.

99.5*	Consent of Les Funtleyder, to be named as a Director.

101.1NS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definitions Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith

**	To be filed in a subsequent amendment.

***	Previously filed.

+	The exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

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Item 22.	Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of October, 2020.

By:	/s/ Rahul Nayar
Name:	Rahul Nayar
Title:	Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Parag Saxena	Chairman of the Board of Directors	October 5, 2020
Parag Saxena

/s/ Rahul Nayar	Chief Executive Officer and Director	October 5, 2020
Rahul Nayar	(Principal Executive Officer)

/s/ Gonzalo Cordova	Chief Financial Officer	October 5, 2020
Gonzalo Cordova	(Principal Financial Officer)

/s/ Atanuu Agarrwal	Vice President	October 5, 2020
Atanuu Agarrwall

/s/ William Campbell	Director	October 5, 2020
William Campbell

/s/ Vikas Thapar	Director	October 5, 2020
Vikas Thapar

/s/ Nina Shapiro	Director	October 5, 2020
Nina Shapiro

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